As Filed with the Securities and Exchange Commission on June 29, 2022
Registration No. 333-264726

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No.1
to
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HYPEBEAST LIMITED
(Exact name of Registrant as specified in its charter)
Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
40/F, Cable TV Tower, No.9 Hoi Shing Road
Tsuen Wan, New Territories
Hong Kong
Telephone: +852 3563-9035
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Hypebeast Inc
276 Fifth Avenue #704-1453
New York, NY 10001
+1 (929) 243-4448
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of communications to:
Steve Lin, Esq. Daniel Dusek, Esq. Joseph Raymond Casey, Esq. Kirkland & Ellis LLP 26th Floor Gloucester Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300 +852 3761-3301 – Facsimile	Giovanni Caruso, Esq Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 – Facsimile
Approximate date of commencement of proposed sale of the securities to the public:   As soon as practicable after this Registration Statement becomes effective and after all conditions under the proposed Merger described herein are satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this proxy statement/prospectus is not complete and may be changed. The Registrant may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.
Preliminary, Subject to completion dated June 29, 2022
PROXY STATEMENT FOR A MEETING OF STOCKHOLDERS
OF IRON SPARK I INC.
AND PROSPECTUS FOR UP TO
22,040,800 ORDINARY SHARES
OF HYPEBEAST LIMITED
The board of directors of Iron Spark I Inc., a Delaware corporation (“ISAA”), has unanimously approved the Agreement and Plan of Merger, dated as of April 3, 2022 (as it may amended from time to time the “Merger Agreement”), by and among ISAA, Hypebeast Limited, a Cayman Islands exempted company (“Hypebeast”), and Hypebeast WAGMI Inc., a Delaware corporation and wholly-owned subsidiary of Hypebeast (the “Merger Sub”). Pursuant to the Merger Agreement, (i) before closing of the Merger (the “Closing”) and subject to approval by the Hypebeast shareholders, Hypebeast will conduct a consolidation of its ordinary shares such that not less than 30,000,000 ordinary shares of Hypebeast (each a “Consolidated Share”) will remain issued and outstanding immediately after such share consolidation with a nominal value of HK$       per share immediately following such share consolidation (the “Recapitalization”); and (ii) following the Recapitalization, at Closing the Merger Sub will merge with and into ISAA in accordance with the applicable provisions of the Delaware General Corporation Law (the “Merger”), with ISAA being the surviving entity and becoming a wholly-owned subsidiary of Hypebeast (the “Surviving Corporation”). The consolidation factor for the Recapitalization (the “Consolidation Factor”) shall be determined based upon the pre-Merger consolidated equity value of Hypebeast of HK$2,335,500,000 (US$300,000,000) and the total number of issued and outstanding ordinary shares of Hypebeast as of the close of business on the business day immediately before the effective date of the Recapitalization. As of the date of the Merger Agreement and solely for purpose of illustration, the Consolidation Factor was 68.4543077.
The Merger will become effective at the time when a Certificate of Merger to be executed by ISAA and the Merger Sub at Closing becomes effective under the Delaware General Corporation Law (the “Effective Time”).
Concurrently with the execution of the Merger Agreement, each of certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”), pursuant to which the PIPE Investors agreed to make a private investment in Hypebeast in the aggregate amount of US$13,335,000 on the date of Closing (the “Closing Date”) and concurrently with the Closing by way of subscribing for Consolidated Shares in such number and at such price per share as contemplated under the PIPE Subscription Agreements. In addition, Hypebeast may enter into one or more subscription agreements (the “Permitted Equity Subscription Agreements”) for the purchase of Consolidated Shares on the Closing Date and concurrently with the Closing by one or more investors (such investment, a “Permitted Equity Financing”); provided that unless otherwise agreed by ISAA and Hypebeast in writing, (i) each Permitted Equity Subscription Agreement shall be in substantially the same form as the PIPE Subscription Agreements, (ii) no such Permitted Equity Subscription Agreement shall provide for a purchase price per Consolidated Share of less than US$10 (including any discounts, rebates, equity kickers or promote), and (iii) no such Permitted Equity Subscription Agreement shall provide for the issuance of any equity securities of the Hypebeast other than the Consolidated Shares.
Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the meeting of ISAA stockholders scheduled to be held on            , 2022 at Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154:
If the ISAA stockholders approve the Merger Proposal, at the Effective Time, each ISAA share of common stock issued and outstanding immediately prior to the Effective Time (other than the ISAA shares redeemed by stockholders in connection with the Business Combination (the “ISAA Redeeming Shares”)) will be canceled and automatically converted into the right to receive, without interest,       Hypebeast ordinary shares (the “Applicable Per Share Merger Consideration”). Each ISAA stockholder will cease to have any rights with respect to the ISAA shares of common stock except (i) in the case of holders of ISAA shares of common stock that are issued and outstanding as of immediately prior to the Effective Time (other than any ISAA Redeeming Shares), the right to receive the respective portions of the Applicable Per Share Merger Consideration in exchange therefor; and (ii) in the case of any holders of ISAA Redeeming Shares, the right to have their public shares redeemed for cash equal to $10.00 per share (not including dividends previously paid) in connection with the Business Combination. You should read “The Merger Agreement — Consideration to be Received in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
At Closing, ISAA will issue a dividend of $0.05 per public share to ISAA stockholders (the “ISAA Closing Dividend”) that do not elect to redeem their shares of ISAA common stock in connection with the Business Combination (assuming that ISAA did not previously distribute $0.40 per public share in dividends in accordance with its certificate of incorporation). The record date with respect to the ISAA Closing Dividend is on [ ], 2022, and ISAA expects to make the distributions to record date public shareholders at Closing.
At Closing, the Sponsor will receive from ISAA an amount (the “Sponsor Closing Payment Amount”) equal to (a) all amounts in ISAA’s trust account immediately prior to the Closing, minus (b) the amount paid to ISAA Redeeming Shares, minus (c) the ISAA Closing Dividends paid to ISAA Non-Redeeming Shares, minus (d) the product of US$10 multiplied by the aggregate number of all ISAA Non-Redeeming Shares. In other SPAC business combination transactions, the sponsor generally does not receive such funds. The Sponsor agreed, as part of ISAA’s initial public offering and without any separate consideration provided by ISAA for such agreement, not to redeem any ISAA shares of common stock held by it in connection with a stockholder vote to approve the proposed

Business Combination. Accordingly, the Sponsor Closing Payment Amount does not incentivize the Sponsor not to redeem any public shares it holds in connection with the Business Combination.
The shares of ISAA common stock are currently listed on Nasdaq under the symbol “ISAA.” The Surviving Corporation intends to apply to list its ordinary shares on Nasdaq under the symbol “HYPB”in connection with the closing of the Business Combination. ISAA cannot assure you that the Hypebeast ordinary shares will be approved for listing on Nasdaq. While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that Hypebeast ordinary shares will be listed on Nasdaq or that a viable and active trading market will develop.
Immediately following the Business Combination and assuming (i) there are no redemptions of ISAA public shares; (ii) Hypebeast will have a total of 30,000,000 Consolidated Shares issued and outstanding immediately before Closing and (iii) the PIPE Investors will complete their subscription of Consolidated Shares on the Closing Date and concurrently with the Closing pursuant to the respective PIPE Subscription Agreements, ISAA’s current public stockholders will own approximately 31.25% of Hypebeast, ISAA’s current directors, officers and affiliates will own approximately 10.04% of Hypebeast, and the existing shareholders of Hypebeast will own approximately 56.21% of Hypebeast. Immediately following the Business Combination and assuming (i) redemption by holders of 15,014,000 ISAA’s outstanding shares of common stock; (ii) Hypebeast will have a total of 30,000,000 Consolidated Shares issued and outstanding immediately before Closing and (iii) the PIPE Investors will complete their subscription of Consolidated Shares on the Closing Date and concurrently with the Closing pursuant to the respective PIPE Subscription Agreements, ISAA’s current public stockholders will own approximately 4.34% of Hypebeast, ISAA’s current directors, officers and affiliates will own approximately 13.97% of Hypebeast, and the existing shareholders of Hypebeast will own approximately 78.21% of Hypebeast. The forgoing amounts of percentage ownership will change (x) if the actual facts differ from the assumptions set forth above and (y) depending on whether the Permitted Equity Financing is fully subscribed. The minority position of the former ISAA stockholders will give them limited influence over the management and operations of the post-Business Combination company.
The following table summarizes the ownership percentages of the combined company under the two redemption scenarios:
	Share Ownership in Hypebeast(1)(2)(3)
	Assuming No Redemptions (Shares)		Assuming Maximum Redemptions (Shares)
	Number of Ordinary Shares	%	Number of Ordinary Shares	%
Hypebeast shareholders(4)	30,000,000	56.21%	30,000,000	78.21%
ISAA public stockholders	16,680,000	31.25%	1,666,000	4.34%
Founder and Private Placement Shares	5,360,800	10.04%	5,360,800	13.97%
PIPE Investors	1,333,500	2.50%	1,333,500	3.48%
Pro forma Combined Ordinary Shares	53,374,300	100.00%	38,360,300	100.00%

(1)
The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account any outstanding Hypebeast options, vested or unvested, that were assumed by the Company upon the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(2)
For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

(3)
In both the No Redemption Scenario and the Maximum Redemption Scenario, the payment of deferred underwriting fees incurred as part of Iron Spark’s initial public offering will be $5,838,000 (HK$45,515,967).

(4)
The consolidation factor for consolidating ordinary shares of Hypebeast before closing of the Merger (the “Consolidation Factor”) shall be determined based upon the pre-Merger consolidation equity value of Hypebeast of HK$2,335,500,000 (US$300,000,000) and the total number of issued and outstanding ordinary shares of Hypebeast as of the close of business on the business day immediately before the effective date of the share consolidation. As of the date of the Merger Agreement, the Consolidation Factor was 68.4543077.

Hypebeast Limited is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.
Hypebeast Limited is also a “foreign private issuer” as defined in the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Hypebeast Limited’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Hypebeast Limited will not be required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Hypebeast Limited is a Cayman Islands holding company that conducts its operations in mainland China through its PRC subsidiary, namely Beijing Hypebeast Trading Co., Ltd., (“Beijing Hypebeast”), and it’s mainland China-based contractual arrangements with the variable interest entity (the “Contractual Arrangements”), namely Hypebeast Cultural Communication (Beijing) Co., Ltd. (“Hypebeast Cultural” or the “VIE Entity”), a limited liability company established under the PRC law. Hypebeast Limited does not own any equity interest in Hypebeast Cultural. Hypebeast Limited is not an operating company and does not conduct operations directly. PRC laws, regulations, and rules prohibit, restrict and impose conditions on direct foreign investment in certain types of business, and we therefore operate these businesses in China through the VIE structure which provides investors with exposure to foreign investment in the Chinese operating companies. The securities registered herein are securities of Hypebeast Limited, not those of its operating companies. Therefore, investors in Hypebeast Limited will not directly hold any equity interests in its operating companies.
This holding company structure involves unique risks relating to the Contractual Arrangements to investors. The legality and enforceability of such Contractual Arrangements as a whole have not been tested in any PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these Contractual Arrangements. If the PRC government finds these Contractual Arrangements that establish the structure for operation do not comply with the PRC laws, regulations, and rules, or if the relevant PRC laws, regulations, and rules or their interpretation thereof change in the future, it is unclear what impact the PRC government’s actions would have on Hypebeast Limited and its ability to consolidate the financial results of Hypebeast Cultural in its consolidated financial statements. If the imposition of any PRC government actions causes Hypebeast Limited to lose its right to direct the activities of Hypebeast Cultural or its right to receive substantially all of the economic benefits and residual returns from Hypebeast Cultural and Hypebeast Limited is not able to restructure its ownership structure and operations in a satisfactory manner, Hypebeast Limited could be subject to severe penalties or be forced to relinquish the interests in those operations and would no longer be able to consolidate the financial results of Hypebeast Cultural in its consolidated financial statements. The PRC government may disallow Hypebeast’s corporate structure in mainland China completely and limit or hinder Hypebeast’s ability to conduct its business in mainland China, or receive dividends from or transfer funds to the operating companies from its mainland China entities, which may result in a material adverse change in its overall group business operations and cause the value of its securities to significantly decline. Any of these results, or any other penalty that might be imposed in this event may have a material adverse effect on Hypebeast Limited’s financial condition and results of operations and Hypebeast Limited’s ADSs may significantly decline in value. See “Risk Factors — Risks Relating to Corporate Structure.”
Hypebeast Limited faces various legal and operational risks and uncertainties relating to doing business in mainland China. Hypebeast Limited operates a portion of its business in mainland China, and is subject to complex and evolving PRC laws and regulations. Recently, the PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated a series of regulatory actions and made a number of public statements, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. These risks arise from, among other things, PRC governmental authorities’ significant oversight and discretion over the business and financing activities of its PRC subsidiary and the VIE Entity, the complex and evolving PRC legal system, frequent changes in laws, regulations and government policies, uncertainties and inconsistencies regarding the interpretation and enforcement of laws and regulations, uncertainties, difficulties or delays in obtaining regulatory approvals for listing on a foreign stock exchange or conducting certain business activities and increasing oversight on cybersecurity and data privacy related to the PRC government’s recently issued statements and instituted regulatory actions. For risks relating to the oversight of the Cyberspace Administration of China (the “CAC”) and approval from, or the filing with the China Securities Regulatory Commission (the “CSRC”) and other PRC government authorities, please refer to “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — Although Hypebeast believes the permission or approval from, or the filing with, the CSRC, the CAC, or other PRC authorities is not required in connection with this offering under PRC law, Hypebeast cannot assure you that the regulators in China hold the same position with it or will not adopt new laws, regulations and rules or detailed implementations and interpretations or will not subsequently require Hypebeast to undergo the approval procedures and subject Hypebeast to sanctions. Any action by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could result in a material change in Hypebeast’s operation, cause the value of its securities to significantly decline, and significantly limit or completely hinder Hypebeast’s ability to offer or continue to offer its ADSs to investors.” These risks may result in a material change in the post-combination operations of Hypebeast’s PRC subsidiary and the VIE Entity and may limit or hinder Hypebeast’s ability to list on a U.S. or other foreign stock exchange, which might result in a material adverse effect on Hypebeast’s business operations.
Hypebeast Limited, its subsidiaries and the VIE Entity are also subject to various restrictions on intercompany fund transfers and foreign exchange control. To the extent Hypebeast’s cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to Hypebeast’s investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of Hypebeast, its subsidiaries, or the VIE Entity by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Hypebeast’s PRC subsidiary and the VIE Entity receive substantially all revenue in RMB. Hypebeast’s PRC subsidiary may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. If the PRC foreign exchange control system prevents Hypebeast from obtaining sufficient foreign currencies to satisfy the foreign currency demands, Hypebeast may not be able to pay dividends in foreign currencies to our shareholders. Additionally, Hypebeast may make loans to Hypebeast’s PRC subsidiary and the VIE Entity subject to the approval from or registration with governmental authorities and limitation on amount, or Hypebeast may make additional capital contributions to Hypebeast’s PRC subsidiary. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the fund of Hypebeast to make loans or additional capital contributions to Hypebeast’s PRC subsidiary and the VIE Entity, which could materially and adversely affect the liquidity and the ability to fund and expand the business in PRC. Hypebeast cannot assure you that the PRC government will not intervene in or impose restrictions on the ability of Hypebeast, its subsidiaries, and the VIE Entity to transfer cash. For a detailed description of the restrictions and limitations on Hypebeast’s ability to transfer cash between entities, across borders or to U.S. investors, to distribute earnings from its businesses, and to settle amounts owed under the Contractual Arrangements, see “Risk Factors —Risks Relating to Doing Business in Mainland China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the proceeds of this offering to make loans or additional capital contributions to its PRC subsidiary, which could materially and adversely affect Hypebeast’s liquidity and its ability to fund and expand Hypebeast’s business, “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong —

Hypebeast is subject to PRC restrictions on currency exchange.” and “Risk Factors — Risks Relating to Corporate Structure — Hypebeast may rely on dividends and other payments made by its PRC subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of Hypebeast’s PRC subsidiary to make payments to it could have a material and adverse effect on its ability to conduct its business.”
In addition, on December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by local authorities. Hypebeast Limited’s auditors, who are headquartered in Hong Kong, are subject to the determinations announced by the PCAOB. As a result, the PCAOB has been and currently is unable to inspect Hypebeast Limited’s auditors. The Holding Foreign Companies Accountable Act (the “HFCA Act”) has been signed into law on December 18, 2020, pursuant to which the SEC will (i) identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of the position taken by the authority in the foreign jurisdiction and (ii) impose a trading prohibition on the issuer after it is identified as a Commission-Identified Issuer for three consecutive years beginning in 2021. The Accelerating Holding Foreign Companies Accountable Act, which was passed by the U.S. Senate in June 2021, (the “AHFCA Act”), if enacted, would shorten the three-consecutive-year compliance period under the HFCA Act to two consecutive years and, as a result, reduce the time before the potential trading prohibition against or delisting of Hypebeast Limited’s securities. The fact that the PCAOB has been and currently is unable to inspect Hypebeast Limited’s auditors could deprive investors of the benefits of such inspections and cause Hypebeast Limited’s securities to be delisted under the HFCA Act and the AHFCA Act. The delisting of Hypebeast Limited’s securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment. For a detailed description , see the section of this proxy statement/prospectus entitled “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.” and “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The PCAOB is currently unable to inspect Hypebeast’s auditor in relation to their audit work performed for Hypebeast’s financial statements and the inability of the PCAOB to conduct inspections over Hypebeast’s auditor deprives Hypebeast’s investors with the benefits of such inspections.
Cash is transferred among Hypebeast Limited, Beijing Hypebeast, and Hypebeast Cultural, in the following manners:   (i) Hypebeast Cultural may transfer cash to Beijing Hypebeast by paying service fees according to the service agreement. In the fiscal year ended March 31, 2020, 2021 and 2022, the total amount of such service fees that Hypebeast Cultural paid to Beijing Hypebeast under the relevant agreement was RMB2.4 million, RMB17.6 million and RMB25.4 million (US$4.0 million), respectively. As of the date of this proxy statement/prospectus, no additional service fee was settled by Hypebeast Cultural to Beijing Hypebeast; (ii) Hypebeast Limited may fund Beijing Hypebeast through its BVI and/or Hong Kong subsidiaries in the form of capital contributions or loans, as the case may be. As of the date of this proxy statement/prospectus, the aggregate amount of capital contribution by Hypebeast Limited to Beijing Hypebeast was RMB1.9 million; and (iii) Beijing Hypebeast may transfer cash to Hypebeast Limited through its immediate holding company in the form of dividend payouts. As of the date of this proxy statement/prospectus, the total amount of such dividends that Beijing Hypebeast paid to its immediate holding company was RMB21.1 million (US$3.3 million). As of the date of this proxy statement/prospectus, no dividends or distributions have been made to Hypebeast Limited by Hypebeast Cultural. Hypebeast has no plan to settle amounts owed under the Contractual Arrangements. For the VIE consolidation schedule and consolidated financial statements depicting the intragroup results of operations, financial position, and cash flows, see “Selected Historical Combined And Consolidated Financial Data Of Hypebeast” Hypebeast currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers among Hypebeast, the PRC subsidiary, the VIE Entity, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations of PRC.
The accompanying proxy statement/prospectus provides ISAA stockholders with detailed information about the Business Combination and other matters to be considered at the Meeting. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 51 of the accompanying proxy statement/prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated       , 2022 and is first being mailed to Iron Spark I Inc. stockholders on or about       , 2022

HOW TO OBTAIN ADDITIONAL INFORMATION
If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by ISAA with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact ISAA’s proxy solicitor at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 069 02
Telephone: (800) 662 -5200
(Banks and brokers can call: (203) 658-9400)
Email: ISAA.info@investor.morrowsodali.com
If you would like to request documents, please do so no later than            , 2022 to receive them before the Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about ISAA, the Surviving Corporation and Hypebeast. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither ISAA, the Surviving Corporation, nor Hypebeast has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS
Unless otherwise stated in this this proxy statement/prospectus:
•
References to “Additional Agreements” means, collectively, the Registration Rights Agreement, the PIPE Subscription Agreements, the Sponsor Support and Lock-up Agreement, the Hypebeast Shareholder Support and Lock-Up Agreement, the Merger Filing Documents, and any other agreements, documents or certificates entered into or delivered pursuant to the Merger Agreement.

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References to “Articles of Merger” and “Plan of Merger” refer respectively to the statutory articles of merger and the statutory plan of merger to be filed with the Delaware Secretary of State.

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References to “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.

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References to “Cayman Companies Act” refer to the Companies Act (As Revised) of the Cayman Islands.

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References to “China” or “PRC”, in each case, refer to the People’s Republic of China. The term “Chinese” has a correlative meaning for the purpose of this proxy statement/prospectus.

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Reference to the “Closing” refer to the closing of the Merger.

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References to “Closing Date” refers to the date on which the Business Combination is consummated.

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References to the “Company Special Meeting” refers to an extraordinary general meeting of Hypebeast’s shareholders duly convened for approval of the Merger Agreement, the Merger and other transactions contemplated (including any adjournment or postponement thereof taken in accordance with the Merger Agreement).

•
References to the “Computershare HK” refers to the branch share registrar of Hypebeast in Hong Kong, Computershare Hong Kong Investor Services Limited at Shops 1712-1716, 17/F, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong.

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References to the “Computershare US” refers to the share transfer agent of Hypebeast in the United States, Computershare Trust Company N.A. of 150 Royall Street, Canton, MA 02021, the United States

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References to “Continental” refer to Continental Stock Transfer & Trust Company, ISAA’s transfer agent and registrar.

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References to “Exchange Act” refer to the Securities Exchange Act of 1934, as amended.

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References to the “Excluded Shares” refer to ISAA shares of common stock that are owned by Hypebeast (as treasury of otherwise) or any of its direct or indirect controlled entities immediately prior to the Effective Date.

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References to “Effective Time” refer to the effective time of the Merger.

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References to “followers” refer to the total number of persons that follow our social media accounts (e.g. Facebook, Instagram, Twitter, etc.).

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References to “followers and visitors” refer to the total number of social media followers and unique visitors.

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References to “Founder Shares” refer to the ISAA shares of Class B common stock that were issued to the Sponsor for an aggregate purchase price of $25,000 prior to the consummation of the IPO.

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References to “HKD” and “HK$” refer to the legal currency of Hong Kong.

•
References to “Hypebeast” refer to Hypebeast Limited, a Cayman Islands exempted company, and its subsidiaries and variable interest entity, as the context requires.

•
References to “Hypebeast Ordinary Shares” refer to ordinary shares of Hypebeast Limited, with par value and other terms as further described in the memorandum and articles of association of Hypebeast Limited in effect immediately prior to the Effective Time.

•
References to “IFRS” refer to the international financial reporting standards.

References to “HKFRS” refer to the Hong Kong financial reporting standards.
•
References to “IPO” refer to the initial public offering of 15,000,000 ISAA shares of common stock consummated on June 11, 2021, including the exercise of the underwriter’s over-allotment option of 1,680,000 ISAA shares of common stock on June 16, 2021.

•
References to “ISAA,” refer to Iron Spark I Corp.

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References to the “ISAA Board” refer to the board of directors of ISAA.

•
References to “ISAA Closing Dividends” refer to the dividend of $0.05 per Public Share that shall be issued to holders of ISAA Non-Redeeming Shares at Closing (assuming that ISAA did not previously distribute $0.40 per Public Share in dividends).

•
References to “ISAA Non-Redeeming Shares” refer to ISAA shares of Class A common stock with respect to which a holder does not exercise his, her or its Stockholder Redemption Right.

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References to “ISAA Organizational Documents” refer to the Amended and Restated Certificate of Incorporation and the By-Laws of ISAA.

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References to “ISAA Redeeming Shares” refer to ISAA shares of Class A common stock with respect to which an eligible holder validly exercises his, her or its Stockholder Redemption Right.

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References to “Kirkland” refer to Kirkland & Ellis LLP.

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References to “Loeb” refer to Loeb & Loeb LLP.

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References to “LOI” refer to a letter of intent.

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References to “mainland China” refer to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

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References to “Merger” refer to the merger of ISAA and the Merger Sub, Hypebeast being the surviving entity.

•
References to “Merger Agreement” refer to the merger agreement between ISAA, Hypebeast and Merger Sub.

•
References to “MPVs” refer to monthly page views, the number of pages viewed in a month.

•
References to “MUVs” refer to monthly unique visitors, the number of individuals requesting webpages from a website in a month. To the extent that an individual unique user uses the same device, such user would only be counted as one unique visitor despite that they might visit the site through different locations and IP addresses. However, if the individual uses multiple devices to access the website without logging in, each user will be counted as an additional user.

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References to “Hypebeast WAGMI Inc.” refer to the “Merger Sub,” a Delaware corporation and wholly-owned subsidiary of Hypebeast.

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References to “Nasdaq” refer to The Nasdaq Stock Market, LLC and the Nasdaq Capital Market.

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References to “North America”, refer to the continental U.S. and Canada.

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References to “Order” refer to means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

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References to “PCAOB” refer to the Public Company Accounting Oversight Board.

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References to “PIPE Investment” refer to the investment by the PIPE investors pursuant to the PIPE Subscription Agreements.

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References to “PIPE Investors” refer to investors who are party to the PIPE Subscription Agreements.

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References to “PIPE Shares” refer to the             Hypebeast Ordinary Shares issuable pursuant to the PIPE Subscription Agreements.

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References to “PIPE Subscription Agreements” refer to the subscription agreements entered into by the PIPE Investors pursuant to which the PIPE Investors agreed to make a private investment in

Hypebeast in the aggregate amount of US$13,335,000 on the Closing Date by way of subscribing for Hypebeast Ordinary Shares in accordance with the terms of such agreements.
•
References to “Private Placement Shares” refer to the ISAA shares of common stock that were sold in a private placement that closed simultaneously with the IPO.

•
References to “Public Shares” refer to the ISAA shares of common stock that were sold in the IPO.

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Reference to the “Required Company Shareholder Approval” refers to the Merger Agreement and other transactions contemplated by the Merger Agreement in accordance with the Cayman Law and Hypebeast’s Charter shall have been approved by the requisite vote of Hypebeast’s shareholder at such Company Special Meeting in accordance with the Cayman Law, Hypebeast’s Charter and the Listing Rules.

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References to “SEC” refer to the Securities and Exchange Commission.

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References to “Securities Act” refer to the Securities Act of 1933, as amended.

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Reference to “Stockholder Redemption Right” means the right of an eligible holder if ISAA shares of common stock to redeem all or a portion of ISAA shares of common stock held by the holder as set forth in the Amended & Restated Certificate of Incorporation.

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References to “Sponsor” refer to Iron Spark I LLC, a company wholly owned by Mr. Joshua L. Spear and Alexander P. Oxman, ISAA’s Chief Executive Officer and Chief Financial Officer and Chief Operating Officer, respectively.

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Reference to “Transactions” refer to, collectively, the Merger Agreement and each of the other transactions contemplated by the Merger Agreement or any of the Additional Agreements.

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References to “Trust Account” refer to a United States-based account at First Republic, maintained by Continental Stock Transfer & Trust Company, LLC

•
References to “UK” refer to the United Kingdom, including England, Scotland and Wales.

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References to “US Dollars,” “$,”“USD$” and “US$” refer to the legal currency of the United States.

•
References to “VIE Entity” refer to Hypebeast Cultural Communication (Beijing) Co., Ltd, or Hypebeast Cultural.

•
References to “visitors” refer to the total number of unique visitors that visit our platforms. “Unique visitors” have the meaning provided in the term “MUV”.

IRON SPARK I INC.
125 N Cache Street
2nd Floor
Jackson, Wyoming 83001
Telephone: (307) 200-9007
NOTICE OF THE MEETING OF
IRON SPARK I INC. STOCKHOLDERS
To Be Held on            , 2022
To Iron Spark I Inc. (“ISAA”) Stockholders:
A meeting of stockholders of ISAA will be held at Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, on            , 2022, at 10:00 a.m. (the “Meeting”), for the following purposes:
• The Merger Proposal — To approve the Merger Agreement, dated April 3, 2022, by and between Iron Spark I Inc., a Delaware corporation (“ISAA”), Hypebeast Limited, a Cayman Islands exempted company (“Hypebeast”) and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast (the “Merger Sub”) and the Plan of Merger to be entered into by and between ISAA, Hypebeast and Merger Sub, pursuant to which Merger Sub will merge into ISAA with ISAA being the surviving entity and wholly-owned subsidiary of Hypebeast (the “Surviving Corporation”), and the transactions contemplated thereby, including the Merger. On the Effective Date all issued and outstanding shares of ISAA common stock held by the ISAA stockholders immediately prior to the Effective Date (other than the ISAA Redeeming Shares) will automatically be canceled and cease to exist, and ISAA stockholders will receive        Hypebeast ordinary shares in exchange for each ISAA share canceled. The effect of the Merger will be that ISAA stockholders (other than ISAA stockholders who exercise their redemption rights) will become stockholders of the “Surviving Corporation” which will be a “foreign private issuer” under the Exchange Act. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A; and
• The Adjournment Proposal — To approve the adjournment of the Meeting in the event ISAA does not receive the requisite stockholder vote to approve the Business Combination.
All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” It is important for you to note that in the event that either of the Merger Proposal is not approved, then ISAA will not consummate the Business Combination. If ISAA does not consummate the Business Combination and fails to complete an initial business combination by June 11, 2023 (24 months after the consummation of the IPO), ISAA will be required to dissolve and liquidate.
As of [      ], 2022, there were 22,040,800 shares of common stock of ISAA issued and outstanding and entitled to vote, consisting of 17,870,800 shares of Class A common stock and 4,170,000 shares of Class B common stock. Only ISAA stockholders who hold shares of common stock of record as of the close of business on            , 2022 are entitled to vote at the Meeting or any adjournment of the Meeting. This proxy statement/prospectus is first being mailed to ISAA stockholders on or about            , 2022. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock, and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock that are voted at the Meeting or any adjournment thereof; provided, however, that if more than 15,014,000 of the shares of common stock purchased in the IPO demand redemption of their ISAA shares of common stock, then the Business Combination may not be completed. Assuming that a quorum is present, attending the Meeting either in person or by proxy and abstaining from voting will have the same effect as a “No” vote on the Merger Proposal, but will have no effect on any of the Proposals. Similarly, broker non-votes will have the same effect as a “No” vote on the Merger Proposal, but will have no effect on any of the Proposals.
Whether or not you plan to attend the Meeting in person, please submit your proxy card without delay to ISAA’s proxy solicitor, Morrow Sodali LLC, not later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your ISAA shares of common stock in person if you subsequently choose to attend the Meeting. If you fail to return your proxy card and do not attend the Meeting in person, the effect will be that your ISAA shares of common stock will not be counted for purposes of determining whether a quorum is present at the Meeting. You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by attending the Meeting in person and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, Telephone: (800) 662 -5200, that is received by the proxy solicitor before ISAA takes the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.
ISAA’s Board of Directors unanimously recommends that ISAA stockholders vote “FOR” approval of each of the Proposals.
By order of the Board of Directors, /s/ Joshua L. Spear Joshua L. Spear Chief Executive Officer of Iron Spark I Inc. , 2022

i

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed by Hypebeast with the SEC, constitutes a prospectus of Hypebeast under Section 5 of the Securities Act, with respect to the issuance of the Hypebeast Ordinary Shares to ISAA stockholders if the Merger is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Meeting at which ISAA stockholders will be asked to consider and vote upon the Proposals to approve and adopt the Merger Agreement (a copy of which is attached to the accompanying proxy statement/prospectus as Annex A), and the transactions contemplated therein, including the Merger, and to adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to adopt the Merger Agreement.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

INDUSTRY AND MARKET DATA
In this proxy statement/prospectus, Hypebeast relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. Hypebeast has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and Hypebeast management’s best view as to information that is not publicly available. This information appears in “Hypebeast’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of this proxy statement/prospectus. Hypebeast has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

IMPORTANT INFORMATION ABOUT EXCHANGE RATES
Certain information presented in this proxy statement/prospectus has been converted from Hong Kong dollars (“HK$”) to U.S. dollars (“US$”) at a rate of HK$7.7850 to US$1.00, and from Renminbi (“RMB”) to US$ at a rate of RMB6.4434 to US$1.00, the exchange rates set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2021. Exchange rates fluctuate, and such fluctuation can be significant.

WHERE YOU CAN FIND MORE INFORMATION
As a foreign private issuer, after the consummation of the Business Combination, the Surviving Corporation will be required to file its Annual Report on Form 20-F with the SEC no later than 120 days following its fiscal year end. ISAA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read ISAA’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.
If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact ISAA’s proxy solicitor, Morrow Sodali LLC via phone or in writing :
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 069 02
Telephone: (800) 662 -5200
(Banks and brokers can call: (203) 658-9400)
Email: ISAA.info@investor.morrowsodali.com
All information contained in this proxy statement/prospectus relating to ISAA has been supplied by ISAA, and all information relating to Hypebeast and the Merger Sub has been supplied by Hypebeast. Information provided by either of ISAA or Hypebeast does not constitute any representation, estimate or projection of the other party.
Neither ISAA, the Merger Sub, the Surviving Corporation nor Hypebeast has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of the Surviving Corporation, ISAA and/or Hypebeast and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Operating and Financial Review of Hypebeast,” and “Business of Hypebeast.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of ISAA and Hypebeast, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by ISAA and the following:
•
expectations regarding Hypebeast’s strategies and future financial performance, including Hypebeast’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, ability to raise capital, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Hypebeast’s ability to invest in growth initiatives and pursue acquisition opportunities;

•
the inability to complete the Business Combination due to the failure to obtain ISAA stockholder approval;

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the risk that the proposed Business Combination disrupts current plans and operations of Hypebeast as a result of the announcement and consummation of the Business Combination;

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the ability to recognize the anticipated benefits of the Business Combination;

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unexpected costs related to the proposed Business Combination;

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the ability of ISAA to continue as a going concern;

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the amount of any redemptions by existing holders of ISAA shares of common stock being greater than expected;

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the management and board composition of the Surviving Corporation following the proposed Business Combination;

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the ability to list the Surviving Corporation’s securities on Nasdaq;

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limited liquidity and trading of ISAA’s and the Surviving Corporation’s securities;

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geopolitical risk and changes in applicable laws or regulations;

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the possibility that ISAA, the Surviving Corporation and/or Hypebeast may be adversely affected by other economic, business, and/or competitive factors;

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operational risk;

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litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Hypebeast’s resources;

•
fluctuations in exchange rates between the foreign currencies in which Hypebeast typically does business and the United States dollar; and

•
the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of ISAA, Hypebeast and the Surviving Corporation prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Hypebeast, ISAA, the Surviving Corporation or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, the Surviving Corporation, Hypebeast and ISAA undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG
The ISAA shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ISAA shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE MEETING
Q:
What is the purpose of this document?

A:
ISAA is proposing to consummate the Business Combination. The Business Combination consists of the Merger which is described in this proxy statement/prospectus. In addition, the Merger Agreement, and the Articles of Merger and Plan of Merger are attached to this proxy statement/prospectus as Annex A and Annex A-1, respectively, and are incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval of the Merger will require the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock.
Q:
What is being voted on at the Meeting?

A:
Below are the Proposals that the ISAA stockholders are being asked to vote on:

•
The Merger Proposal to approve the Merger Agreement and the Plan of Merger, and the transactions contemplated thereby, including the Merger; and

•
The Adjournment Proposal to approve the adjournment of the Meeting in the event ISAA does not receive the requisite stockholder vote to approve the Merger Proposal.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock, and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock that are voted at the Meeting or any adjournment thereof. As of the record date, 5,360,800 shares held by the Sponsor and the directors and officers of ISAA, or approximately 24.3% of the outstanding ISAA shares of common stock, would be voted in favor of each of the Proposals. As a result, in addition to the 5,360,800 shares held by the Sponsor and the directors and officers of ISAA, ISAA would need only 149,401, or approximately 0.90%, of the 16,680,000 public shares to be voted in favor of the Business Combination (assuming only a quorum is present at the meeting) in order to have the Business Combination approved.
Q.
Are any of the Proposals conditioned on one another?

A:
Yes, the Merger Proposal is dependent upon each other. It is important for you to note that in the event that either of the Merger Proposal is not approved, ISAA will not consummate the Business Combination. If ISAA does not consummate the Business Combination and fails to complete an initial business combination by June 11, 2023 (24 months after the consummation of the IPO), ISAA will be required to dissolve and liquidate. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Q:
Do any of ISAA’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
ISAA’s directors and officers may have interests in the Business Combination that are different from your interests as a stockholder. In February 2021, ISAA issued an aggregate of 5,031,250 Founder Shares for an aggregate purchase price of $25,000. On June 8, 2021, the Sponsor returned 718,750 Founder Shares to ISAA for cancellation, resulting in 4,312,500 Founder Shares being outstanding at a price per share of $0.006. On July 26, 2021, the Sponsor forfeited an additional 142,500 Founder Shares for no consideration, resulting in an aggregate of 4,170,000 Founder Shares outstanding.

Simultaneously with the closing of the IPO, the Sponsor consummated a private placement with ISAA of 1,090,000 shares of its Class A Common Stock (the “Private Placement Shares”) at a price of USD$10.00 per Private Placement Share. Simultaneously with the sale of the over-allotment units in the IPO, ISAA consummated a private sale of an additional 100,800 Private Units to the Sponsor.

If ISAA does not consummate the Business Combination by June 11, 2023 (24 months after the consummation of the IPO), ISAA will be required to dissolve and liquidate and the securities held by the Sponsor and the directors and officers will be worthless because the Sponsor and the directors and officers have agreed to waive their rights to any liquidation distributions.
The exercise of ISAA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in ISAA stockholders’ best interests.
Q:
Did ISAA’s directors obtain a third-party fairness opinion in determining whether or not to proceed with the Business Combination?

A:
No. Unless ISAA completes its initial business combination with an affiliated entity or ISAA directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), ISAA is not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that the price ISAA is paying is fair to its stockholders from a financial point of view.

Q:
When and where is the Meeting?

A:
The Meeting will take place at Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on            , 2022, at 10:00 a.m.

Q:
Who may vote at the Meeting?

A:
Only holders of record of ISAA shares of common stock as of the close of business on            , 2022 (the record date) may vote at the Meeting. As of            , 2022, there were 22,040,800 ISAA shares of common stock outstanding and entitled to vote. Please see the section titled “The Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the Meeting?

A:
Stockholders representing not less than a majority of the votes of the ISAA shares of common stock issued and outstanding as of the record date and entitled to vote at the Meeting must be present in person or represented by proxy in order to hold the Meeting and conduct business. This is called a quorum. ISAA shares of common stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, the Meeting will be adjourned to the next business day at the same time and place or to such other time and place as the directors may determine.

Q:
What vote is required to approve the Proposals?

A:
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock, and the Adjourment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock that are voted at the Meeting or any adjournment thereof. Assuming that a quorum is present, attending the Meeting either in person or by proxy and abstaining from voting will have the same effect as a “No” vote on the Merger Proposal, but no effect on any of the Adjournment Proposal. Similarly, broker non-votes will have the same effect as a “No” vote on the Merger Proposal, but no effect on any of the Adjournment Proposal.

Q:
How will the Initial Stockholders vote?

A:
ISAA’s Sponsor and directors and officers, who as of            , 2022 owned 5,360,800 ISAA shares of common stock, or approximately 24.3% of the outstanding ISAA shares of common stock, have agreed to vote the common stock acquired by them prior to or concurrently with the IPO, and any ISAA shares of common stock purchased in the open market after the IPO, in favor of the Merger Proposal, and intends to vote in favor of the Adjournment Proposal, although there is no agreement in place with respect to voting on the Adjournment Proposal.
Q:
What do I need to do now?

A:
ISAA urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a ISAA stockholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:
Do I need to attend the Meeting to vote my shares?

A:
No. You are invited to attend the Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Meeting to vote your ISAA shares of common stock. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. ISAA shares of common stock encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:
Am I required to vote against the Merger in order to have my shares of common stock redeemed?

A:
No. You are not required to vote against the Merger Proposal in order to have the right to demand that ISAA redeem your ISAA shares of common stock for $10.00 per share. These redemption rights in respect of ISAA shares of common stock are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed holders of ISAA shares of common stock electing to exercise their redemption rights will not be entitled to receive such payments and their ISAA shares of common stock will be returned to them.

Q:
How do I exercise my redemption rights?

A:
If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on            , 2022 (two business days before the Meeting), that ISAA redeem your shares for cash, and (ii) submit your request in writing to Continental Stock Transfer and Trust Company and deliver your shares to Continental Stock Transfer and Trust Company (physically, or electronically using the DWAC system) at least two business days prior to the vote at the Meeting. The contact information for Continental Stock Transfer & Trust Company is as follows:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com
Any corrected or changed written demand of redemption rights must be received by ISAA’s transfer agent two business days prior to the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Meeting.
Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of ISAA shares of common stock as of the record date. Any public stockholder who holds ISAA shares of common stock on or before            , 2022 (two business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for USD$10.00 per share, at the consummation of the Business Combination.
At Closing, ISAA will issue a dividend of $0.05 per public share to ISAA stockholders that do not elect to redeem their shares of ISAA common stock in connection with the Business Combination (assuming that ISAA did not previously distribute $0.40 per public share in dividends in accordance with its certificate of incorporation). The record date with respect to the dividend is on [_], 2022, and ISAA expects to make the distributions to record date public shareholders at Closing.

At Closing, the Sponsor will receive the Sponsor Closing Payment Amount from ISAA. In other SPAC business combination transactions, the sponsor generally does not receive such funds. The Sponsor agreed, as part of ISAA’s initial public offering and without any separate consideration provided by ISAA for such agreement, not to redeem any ISAA shares of common stock held by it in connection with a stockholder vote to approve the proposed Business Combination. Accordingly, the Sponsor Closing Payment Amount does not incentivize the Sponsor not to redeem any public shares it holds in connection with the Business Combination.
Q:
How can I vote?

A:
If you were a holder of record of ISAA shares of common stock on            , 2022, the record date for the Meeting, you may vote with respect to the Proposals in person at the Meeting, or by submitting a proxy by mail so that it is received prior to 10:00 a.m. on            , 2022, in accordance with the instructions provided to you under the section titled “The Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. Under Nasdaq rules, your broker, bank or nominee cannot vote your ISAA shares of common stock with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. ISAA believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your ISAA shares of common stock without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your ISAA shares of common stock; this indication that a bank, broker or nominee is not voting your ISAA shares of common stock is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your ISAA shares of common stock only if you provide instructions on how to vote. You should instruct your broker to vote your ISAA shares of common stock in accordance with directions you provide.

Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
ISAA will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Meeting. Assuming that a quorum is present, attending the Meeting either in person or by proxy and abstaining from voting will have the same effect as a “No” vote on the Merger Proposal, but no effect on any of the other Proposals. Similarly, broker non-votes will have the same effect as a “No” vote on the Merger Proposal, but no effect on any of the Proposals.

Q:
May I seek statutory dissenter rights with respect to my shares?

A:
No. There are no dissenter rights available to holders of ISAA shares of common stock in connection with the Business Combination.

Q:
What happens if I sell my ISAA shares of common stock before the Meeting?

A:
The record date for the Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your ISAA shares of common stock after the record date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Meeting. However, you would not be entitled to receive any Merger Sub shares of common stock following the consummation of the Business Combination because only ISAA shares of common stock at the time of the consummation of the Business Combination will be entitled to receive 16,680,000 Hypebeast Ordinary Share (assuming there are no ISAA stockholders who exercise their redemption rights) in connection with the Business Combination.
Q:
Will I experience dilution as a result of the Business Combination?

A:
Prior to the Business Combination, the ISAA stockholders who hold shares issued in the IPO own approximately 75.2% of ISAA’s issued and outstanding shares of common stock. After giving effect to the Business Combination and to the issuance of the Hypebeast Ordinary Shares to the ISAA stockholders in connection with the Merger (assuming (i) there are no ISAA stockholders who exercise their redemption rights; (ii) Hypebeast will have a total of 30,000,000 Consolidated Shares issued and outstanding immediately before Closing and (iii) the PIPE Investors will complete their subscription of Consolidated Shares on the Closing Date and concurrently with the Closing pursuant to the respective PIPE Subscription Agreements), ISAA’s current stockholders who hold shares issued in the IPO will own approximately 31.25% of Hypebeast. The forgoing amounts of percentage ownership will change (x) if the actual facts differ from the assumptions set forth above and (y) depending on whether the Permitted Equity Financing is fully subscribed.

The following table illustrates estimated ownership levels in the Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by the Public Shareholders and the following additional assumptions and the potential impact of redemptions on the value, on a per-share basis, of the shares owned by non-redeeming Public Shareholders across varying levels of redemptions:
	No Redemptions(1)		10% Redemption(2)		50% Redemption(3)		75% Redemption(4)		Maximum Redemption(5)
	Shares	Value Per Share(6)	Shares	Value Per Share(6)	Shares	Value Per Share(6)	Shares	Value Per Share(6)	Shares	Value Per Share(6)
Base Scenario(7)(10)	53,374,300	HK$43.76	51,706,300	HK$45.17	45,034,300	HK$51.86	40,864,300	HK$57.15	38,360,300	HK$60.88
Exercising Hypebeast Options(8)(9)(10)	54,395,784	HK$42.94	52,727,784	HK$44.29	46,055,784	HK$50.71	41,885,784	HK$55.76	39,381,784	HK$59.30

(1)
Assumes that no Public Shares are redeemed.

(2)
Assumes that 1,668,000 Public Shares are redeemed for aggregate redemption payments of approximately $16,680,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(3)
Assumes that 8,340,000 Public Shares are redeemed for aggregate redemption payments of approximately $83,400,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(4)
Assumes that 12,510,000 Public Shares are redeemed for aggregate redemption payments of approximately $125,100,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(5)
Assumes that 15,014,000 Public Shares are redeemed for aggregate redemption payments of approximately $150,140,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.
(6)
Based on a post-transaction equity value of approximately HK$2.3 billion under the No Redemptions, 10% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption scenarios, respectively.

(7)
Represents the post-Closing share ownership assuming various levels of redemption by ISAA Public Shareholders

(8)
Represents the Base Scenario plus the full exercise of the 1,021,484 Hypebeast options.

(9)
Analysis does not account for exercise prices to be paid in connection with the exercise of Hypebeast options.

(10)
The respective ownership percentages will change depending on whether the Permitted Equity Financing is fully subscribed.

Q:
Is the consummation of the Business Combination subject to any conditions?

A:
Yes. The obligations of each of ISAA, Hypebeast and Merger Sub to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of theProxy Statement/Prospectus — Overview of the Merger Agreement” in this proxy statement/prospectus.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Meeting in person and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that ISAA’s proxy solicitor receives prior to the Meeting. If you hold your ISAA shares of common stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 069 02
Telephone: (800) 662 -5200
(Banks and brokers can call: (203) 658-9400)
Email: ISAA.info@investor.morrowsodali.com
Q:
Should I send in my share certificates now?

A:
Yes. ISAA stockholders who intend to have their shares of common stock redeemed should send their certificates or tender their shares electronically no later than two business days before the Meeting. Please see the section titled “The Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares of common stock for cash.

Q:
When is the Business Combination expected to occur?

A:
Assuming the requisite stockholder approvals are received, ISAA expects that the Business Combination will occur as soon as practicable following the Meeting, but only after Merger Sub holds a statutory meeting of stockholders, which is expected to be held 30 days after the date of this proxy statement/prospectus.

Q:
Who will manage Merger Sub?

A:
Joshua L. Spear, who currently serves as Chief Executive Officer of Merger Sub, and Alexander P. Oxman, who currently serves as Chief Financial Officer of Merger Sub, will serve in those respective roles at Merger Sub following the consummation of the Business Combination. For more information on Merger Sub’s current and anticipated management, see the section titled “Merger Sub’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.
Q:
What happens if the Business Combination is not consummated?

A:
If ISAA does not complete the Merger with Hypebeast for whatever reason, ISAA would search for another target business with which to complete an initial business combination. If ISAA does not complete the Merger with Hypebeast or a business combination with another company by June 11, 2023 (or such later date as may be approved by ISAA stockholders in an amendment to the ISAA certificate of incorporation), ISAA must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (approximately $            per share as of            , 2022). The Sponsors and certain of ISAA’s officers and directors have waived their redemption rights with respect to their ISAA shares of common stock in the event a merger is not effected in the required time period, and, accordingly, their shares will be worthless. If a proposed Business Combination is not completed by June 11, 2023, and ISAA is required to dissolve and liquidate, the Sponsor and its affiliates will lose their entire investment in ISAA, which is worth approximately $[      ] based on the closing price of ISAA shares of common stock of $[      ] on Nasdaq as of [           ], 2022. See the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Q:
What happens to the funds deposited in the Trust Account following the Business Combination?

A:
Following the closing of the Business Combination, holders of ISAA shares of common stock exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to Merger Sub and utilized to fund working capital needs of Merger Sub. As of            , 2022, there was approximately $            in the Trust Account. ISAA estimates that approximately $            per outstanding share issued in ISAA’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
In the event that a U.S. Holder elects to redeem its ISAA shares of common stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the ISAA shares of common stock under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the ISAA shares of common stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the ISAA shares of common stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the ISAA shares of common stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. It is unclear, however, whether the redemption rights with respect to the ISAA shares of common stock have suspended the applicable holding period for this purpose.The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights.”

Q:
Will holders of ISAA shares of common stock be subject to U.S. federal income tax on the Hypebeast ordinary shares received in the Business Combination?

A:
Subject to the limitations and qualifications described in the section of this proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences of the Business Combination,” the parties to the Merger intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, as to U.S. holders (as defined below) of ISAA shares of common stock.. There are many requirements that must be satisfied in order for the Merger to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Merger. One such requirement, among others, is that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as ISAA, we cannot not provide guidance on whether the Merger qualifies as a reorganization. In addition, the treatment of the Merger as a reorganization would depend on whether sufficient stockholders of ISAA exchange their common stock for Hypebeast ordinary shares rather than redeem it for cash. If a significant number of stockholders of ISAA decide to redeem their common stock, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Section 368(a) of the Code may not be satisfied and the requirement that ISAA retain “substantially all” of its assets to qualify as a reorganization under Section 368 of the Code may not be satisfied. Due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business can qualify as a “reorganization” under Section 368(a) of the Code, legal counsel to ISAA on U.S. federal income tax matters is not able to render an opinion that the Merger will qualify as a “reorganization” under Section 368(a) of the Code. No ruling has been, or will be, sought by ISAA or Hypebeast from the IRS with respect to the Business Combination and there can be no assurance that the IRS will not challenge the qualification of the Merger as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge.
Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied in the case of the Business Combination.
Provided that the Merger qualifies as a tax-free reorganization pursuant to Section 368 of the Code and additional requirements for tax-free treatment under Section 367(a) of the Code are satisfied, a U.S. holder will generally not recognize gain or loss with respect to the exchange of ISAA shares of common stock for Hypebeast ordinary shares pursuant to the Merger and such U.S. holder’s (i) tax basis in its Hypebeast ordinary shares received in the Merger will generally equal the adjusted tax basis of the ISAA shares of common stock surrendered in exchange therefor and (ii) holding period for the Hypebeast ordinary shares will generally include the period during which such U.S. holder held ISAA shares of common stock.
The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger, see the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination.” If you are a U.S. holder exchanging ISAA shares of common stock in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.
Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact ISAA’s proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 069 02
Telephone: (800) 662 -5200
(Banks and brokers can call: (203) 658-9400)
Email: ISAA.info@investor.morrowsodali.com
You may also obtain additional information about ISAA from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

DELIVERY OF DOCUMENTS TO ISAA’S STOCKHOLDERS
Pursuant to the rules of the SEC, ISAA and vendors that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus, unless ISAA has received contrary instructions from one or more of such stockholders. Upon written or oral request, ISAA will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that ISAA deliver single copies of this proxy statement/prospectus in the future. Stockholders may notify ISAA of their requests by contacting as follows:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 069 02
Telephone: (800) 662 -5200
(Banks and brokers can call: (203) 658-9400)
Email: ISAA.info@investor.morrowsodali.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, ISAA encourages you to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A, and the Articles of Merger and Plan of Merger attached as Annex A-1. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.
Unless otherwise specified, all share calculations assume no exercise of the redemption rights or dissenter rights by ISAA’s stockholders.
The Parties to the Business Combination
Hypebeast Limited
Hypebeast is a digital media company primarily engaged in (i) the provision of creative advertising services and online advertising for global brands; and (ii) the sale of goods through our online and offline retail platform.
Hypebeast produces and distributes youth-focused digital content centering on fashion, lifestyle, technology, arts and entertainment, culture, music and other topics to visitors and followers. Digital content is distributed via Hypebeast’s media platforms, including Hypebeast, Hypebae and Popbee websites and mobile apps, and popular third-party social media platforms, including but not limited to Facebook, Instagram, Twitter, TikTok, YouTube, WeChat, Weibo, Kakao and Naver. Hypebeast also maintains multi-language versions of its flagship Hypebeast properties across both website and social media platforms, with content available in English, Chinese, Japanese, Korean and Indonesian. Hypebeast delivers bespoke creative solutions through its global creative agency and content distribution network to brand clients, with services including but not limited to creative conceptualization, talent curation, technical production, campaign execution, data intelligence and distribution of digital media advertisement via its digital media platforms.
Hypebeast engages in online retail of footwear, apparel, accessories, homeware and lifestyle goods under its HBX E-Commerce platform and retail shop. The HBX E-Commerce platform focuses on delivering the latest, trend-setting apparel, accessories and lifestyle products to its customers, curating and creating fashion-forward pieces and collaborations to include in its merchandise portfolio. Combining its industry leading followers and visitors, its unique foresight on fashion and youth culture movements, and its longstanding reputation in the industry as a community and cultural leader, Hypebeast is able to source and curate products most desired by its target demographic, thereby generating growing popularity and usage amongst online shoppers.
Hypebeast is an exempted company with limited liability incorporated under the laws of the Cayman Islands. Hypebeast’s ordinary shares are currently traded on the Stock Exchange of Hong Kong, with the stock code 00150.
Corporate Structure
Hypebeast is a Cayman Islands holding company and does not conduct operations directly. Hypebeast conducts operations in multiple jurisdictions through its operating subsidiaries. Particularly, its operations in mainland China are conducted through (i) Hypebeast’s PRC subsidiary, namely Beijing Hypebeast Trading Co., Ltd, (“Beijing Hypebeast”), in which Hypebeast holds equity ownership interests, and (ii) the VIE Entity, namely Hypebeast Cultural Communication (Beijing) Co., Ltd. (“Hypebeast Cultural”) through a series of contractual arrangements. Hypebeast does not own any equity interest in Hypebeast Cultural. Investors are purchasing equity interests in Hypebeast, the Cayman holding company, and are not purchasing, and may never directly hold, equity interests in its operating companies. In August 2019, Beijing Hypebeast entered into a series of contractual arrangements with Hypebeast Cultural and its shareholder (the “Contractual Arrangements”), including (i) a service agreement, which enables Hypebeast to receive substantially all of the economic benefits of Hypebeast Cultural. Pursuant to the service agreement, Hypebeast Cultural is obliged to pay service fees to Beijing Hypebeast for the exclusive management consulting and technical services provided, which shall be reasonably determined by Beijing Hypebeast; (ii) an exclusive option and equity trust agreement, which grants Beijing Hypebeast and its nominee the full power and authority to purchase all or part of the equity interests in and assets of Hypebeast Cultural at the consideration being either RMB1 (or any price mutually agreed by the parties) or the minimum price allowed by applicable laws if such transfer of equity interests is allowed by the applicable PRC laws; (iii) an equity pledge agreement, which provides Hypebeast with control over Hypebeast Cultural; (iv) a loan agreement, pursuant to which Beijing Hypebeast has granted an interest-free loan to Hypebeast Cultural’s shareholder with the sole purpose of investing into the equity interest in Hypebeast Cultural; and (v) a non-competition agreement, pursuant to which Hypebeast Cultural’s shareholder agreed to avoid any direct or indirect competition in the same business with Beijing Hypebeast and Hypebeast Cultural, during the period when Hypebeast Cultural’s shareholder has pledged her interests in Hypebeast Cultural. Pursuant to the equity pledge agreement, Hypebeast Cultural’s shareholder pledged all her equity interests in Hypebeast Cultural as well as all rights and benefits relating to such equity interests to Beijing Hypebeast to secure Hypebeast Cultural and its shareholder’s due performance of their respective obligations under the Contractual Arrangements. Hypebeast’s control over Hypebeast Cultural and Hypebeast’s position of being the primary beneficiary of Hypebeast Cultural for the accounting purposes are limited to the conditions that Hypebeast met for consolidation of Hypebeast Cultural under IFRS. Such conditions include that (i) Hypebeast controls Hypebeast Cultural through power to govern the activities which most significantly impact Hypebeast Cultural’s economic performance, and (ii) Hypebeast is entitled to receive benefits from Hypebeast Cultural that could potentially be significant to Hypebeast Cultural. Only if Hypebeast meets the aforementioned conditions, Hypebeast will be deemed as the primary beneficiary of Hypebeast Cultural, and Hypebeast Cultural will be treated as Hypebeast’s consolidated affiliated entities for the accounting purposes. Hypebeast could face heightened risks and costs in enforcing these Contractual Arrangements, because the legality and enforceability of such Contractual Arrangements as a whole have not been tested in any PRC courts and there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law. In addition, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, Hypebeast could be subject to severe penalties or be forced to relinquish its interests in Hypebeast Cultural or forfeit its rights under the Contractual Arrangements. The PRC regulatory authorities could also disallow this operating structure and limit or hinder Hypebeast’s ability to conduct its business through, receive dividends from or transfer funds to the operating companies or list on a U.S. or other foreign exchange, which could cause the value of Hypebeast’s securities to significantly decline or become worthless. See “Risk Factors — Risks Relating to the Corporate Structure.”

The following diagram illustrates Hypebeast’s corporate structure in mainland China, including its PRC subsidiary and the VIE Entity, as of the date of this proxy statement/prospectus:

Notes
(1)
Na Yu is a PRC natural person who is independent of Hypebeast

As of the date of this proxy statement/prospectus, as advised by Hypebeast’s PRC legal counsel, Hypebeast’s PRC subsidiary and the VIE Entity have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of Hypebeast’s PRC subsidiary and the VIE Entity in the mainland China, including the value-added telecommunications (the “VAT”) business operating license and the Radio and Television Production Operation License. Besides, except for (i) the application of a business registration certificate under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), which our Hong Kong subsidiaries have obtained since incorporation and the commencement of their business operations; and (ii) if Hypebeast conducts follow-on offerings of securities in Hong Kong in the future, the application for listing approval from the HKSE in accordance with the Listing Rules and the requirement to register a prospectus in accordance with the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) to offer securities in Hong Kong unless certain exemptions apply (e.g. offering of securities to professional investors), no permissions or approvals are required by Hypebeast under the applicable laws, rules and regulations of Hong Kong to operate its business in Hong Kong and to offer securities being registered to foreign investors. However, as a listed company on the Main Board of the HKSE, Hypebeast is required to (i) fulfil certain continuing disclosure requirements in relation to the VIE structure in accordance with HKEX Guidance Letter 77-14 (the “Guidance Letter”); and (ii) make disclosure if there is any deviation of the VIE structure from the guidance under the Guidance Letter in order to satisfy HKSE that there is necessary protection for its shareholders. For the material licenses and approvals that Hypebeast’s PRC subsidiary and the VIE Entity are required to obtain for the operations of Hypebeast’s PRC subsidiary and the VIE Entity in China as of the date of this proxy statement/prospectus, see “Business of Hypebeast — Regulation.” However, Hypebeast cannot assure you that Hypebeast’s PRC subsidiary and the VIE Entity historically operated or are operating with proper or adequate approvals, licenses or permits, or are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of Hypebeast’s PRC subsidiary’s and the VIE Entity’s present or future business. If (i) Hypebeast or the VIE Entity does not receive or maintain required permissions or approvals, (ii) governmental authorities deem the historically operations of Hypebeast and the VIE Entity in violation of applicable laws and regulations, (iii) Hypebeast or the VIE Entity inadvertently concludes that such permissions or approvals are not required, or (iv) applicable laws, regulations, or interpretations change and Hypebeast and the VIE Entity are required to obtain such permissions or approvals in the future, Hypebeast could be subject to fines, legal sanctions or an order to suspend Hypebeast’s or the VIE Entity’s business, which may materially and adversely affect the business, financial condition and results of operations of Hypebeast and the VIE Entity. For risks relating to licenses and approvals required for the operations of us and the VIE Entity in China, see “Risk Factors — Risks Relating to Hypebeast’s Business and Operations — Hypebeast faces risks and uncertainties in the licensing and approval requirements for its services. If Hypebeast fails to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment in China, its financial condition and results of operations may be materially and adversely affected.”
On December 28, 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures (the “Measures”), which came into effect on February 15, 2022 and replaces its predecessor regulation, targeting to further restate and expand the applicable scope of the cybersecurity review. Pursuant to the Measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Measures further stipulate that a network platform operator holds more than one million individuals’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before any listing in a foreign country. However, the exact scope of “critical information infrastructure operators” and “network platform operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Regulatory requirements on cybersecurity and data security in the PRC are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard.
Hypebeast’s PRC legal counsel has advised Hypebeast that, if any of the following circumstance exists, Hypebeast and the VIE Entity shall proactively apply with the CAC for cybersecurity review with respect to this offering: (i) Hypebeast, its subsidiaries and/or the VIE Entity are deemed as a network platform operator and hold over one million individuals’ personal information; or (ii) Hypebeast, its subsidiaries and/or the VIE Entity are deemed as critical information infrastructure operators and intend to purchase internet products and services that will or may affect national security. Hypebeast believes Hypebeast and the VIE Entity have none of the aforesaid circumstances and do not need to proactively apply for the cybersecurity review, given that: (i) the personal information held by Hypebeast, its subsidiaries and the VIE Entity from the mainland China operation is less than one million; (ii) Hypebeast and the VIE Entity have not been informed as a critical information infrastructure operator by any mainland China governmental authorities; and (iii) Hypebeast and the VIE Entity do not commit any act that threatens or endangers national security, and the Company has not received any investigation, notice, warning or sanction from any mainland China governmental authority with respect to national security issues arising from the operations or this offering. However, there remains uncertainty as to how the Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures and there is no assurance that PRC regulatory agencies, including the CAC, would take the same view as Hypebeast’s PRC legal counsel does. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, Hypebeast and the VIE Entity will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on Hypebeast. However, Hypebeast cannot assure you that Hypebeast and the VIE Entity can fully or timely comply with such laws. In the event that Hypebeast and the VIE Entity are subject to any mandatory cybersecurity review and other specific actions required by the CAC, Hypebeast and the VIE Entity face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, Hypebeast and the VIE Entity may be further required to suspend Hypebeast’s and the VIE Entity’s relevant business, shut down Hypebeast’s and the VIE Entity’ website, or face other penalties, which could materially and adversely affect Hypebeast’s and the VIE Entity’s business, financial condition, and results of operations, and/or the value of Hypebeast’s securities or could significantly limit or completely hinder Hypebeast’s ability to offer or continue to offer securities to investors. In addition, if any of these events leads to a result that Hypebeast becomes unable to direct the activities of the VIE Entity or lose the right to receive their economic benefits, Hypebeast will not be able to consolidate the VIE

Entity into its consolidated financial statements in accordance with IFRS, which could cause the value of Hypebeast’s securities to significantly decline or become worthless.
On December 24, 2021, the CSRC issued Provisions of the State Council on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) and Administrative Measures on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) (collectively, the “Draft Overseas Listing Rules”) for public consultations, according to which, any direct or indirect offshore listing of domestic enterprises shall be filed with the CSRC. On December 27, 2021, the NDRC and MOFCOM issued the Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Edition) (the “Negative List 2021”), which came into effect on January 1, 2022. According to Negative List 2021 and the NDRC’s later interpretation, if a PRC company engaging in the prohibited business stipulated in the 2021 Negative List seeks an overseas offering and listing by itself as the listing entity (direct overseas listing), it shall obtain the approval from the competent governmental authorities.
As advised by Hypebeast’s PRC legal counsel, considering that (i) Draft Overseas Listing Rules have not come into effect; (ii) no explicit provisions under currently effective PRC laws, regulations and rules clearly classifies indirect listing through contractual arrangements like Hypebeast’s existing corporate structure are required to obtain approvals from PRC authorities, Hypebeast believes that Hypebeast and the VIE Entity are not required to submit applications for the approval of, or the filing with, the CSRC or other equivalent PRC government authorities according to currently effective PRC laws, regulations and rules at this stage. However, as the Draft Overseas Listing Rules have not been formally adopted and the Negative List 2021 was newly published, and due to the lack of further clarifications or detailed rules and regulations, Hypebeast’s PRC legal counsel has further advised that, there are still uncertainties as to how the aforementioned rules will be interpreted or implemented and whether the PRC regulatory agencies may adopt new laws, regulations, rules, or detailed implementation and interpretation and there is no assurance that PRC regulatory agencies, including the CSRC, would take the same view as Hypebeast does. And Hypebeast cannot assure you that it can fully or timely comply with such laws. If it is determined that the approval of the CSRC or other PRC government authorities is required for this offering, or if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that Hypebeast obtain their approvals for this offering, Hypebeast may be unable to obtain a waiver of such approval requirements, and Hypebeast may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining approvals from the CSRC or other PRC regulatory agencies for this offering. These regulatory authorities may impose fines and penalties on Hypebeast’s operations in China, limit Hypebeast’s ability to pay dividends outside of China, limit Hypebeast’s operating privileges in China, delay or restrict the repatriation of the proceeds from Hypebeast’s offshore offerings into China or take other actions that could materially and adversely affect Hypebeast’s business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring Hypebeast, or making it advisable for Hypebeast, to halt this offering before the settlement and delivery of the ADSs that Hypebeast is offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs Hypebeast is offering, you would be doing so at the risk that the settlement and delivery may not occur. For risks related to the oversight of the CAC and approval of, or the filing with, the CSRC and other PRC government authorities, please refer to “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — Although Hypebeast believes the permission or approval from, or the filing with, the CSRC, the CAC, or other PRC authorities is not required in connection with this offering under PRC law, it cannot assure you that the regulators in China hold the same position with Hypebeast or will not adopt new laws, regulations and rules or detailed implementations and interpretations or will not subsequently require Hypebeast to undergo the approval procedures and subject Hypebeast to sanctions. Any action by the PRC government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could result in a material change in Hypebeast’s operation, cause the value of its securities to significantly decline, and significantly limit or completely hinder Hypebeast’s ability to offer or continue to offer its ADSs to investors.” Hypebeast and the VIE Entity have been closely monitoring regulatory developments in China regarding any necessary approvals from or filing with the CSRC, the CAC, or other PRC regulatory authorities required for overseas listings, including this offering.
Cash is transferred among Hypebeast, Beijing Hypebeast, and Hypebeast Cultural, in the following manners: (i) Hypebeast Cultural may transfer cash to Beijing Hypebeast by paying service fees according to the service agreement. In the fiscal years ended March 31, 2020, 2021 and 2022, the total amount of such service fees that Hypebeast Cultural paid to Beijing Hypebeast under the relevant agreement was RMB2.4 million, RMB17.6 million and RMB25.4 million (US$4.0 million), respectively. As of the date of this proxy statement/prospectus, no additional service fee was settled by Hypebeast Cultural to Beijing Hypebeast; (ii) Hypebeast may fund Beijing Hypebeast through its BVI and/or Hong Kong subsidiaries in the form of capital contributions or loans, as the case may be. As of the date of this proxy statement/prospectus, the aggregate amount of capital contribution by Hypebeast to Beijing Hypebeast was RMB1.9 million; and (iii) Beijing Hypebeast may transfer cash to Hypebeast through its immediate holding company in the form of dividend payouts. As of the date of this proxy statement/prospectus, the total amount of such dividends that Beijing Hypebeast paid to its immediate holding company was nil, RMB21.1 million (US$3.3 million).
As of March 31, 2020 and 2021, the total assets of Hypebeast Cultural after eliminating the intra-group balances and transactions were HK$19.5 million and HK$26.4 million (US$3.4 million), respectively, which mainly consisted of bank balances and cash, trade and other receivables, and other assets. As of March 31, 2020 and 2021, the total liabilities of Hypebeast Cultural after eliminating the intra-group transactions were HK$5.7 million and HK$11.0 million (US$1.4 million), respectively, which mainly consisted of trade and other payables. In the fiscal years ended March 31, 2020 and 2021, Hypebeast Cultural recorded net revenues of HK$32.8 million and HK$35.0 million (US$4.5 million), respectively. As of the date of this proxy statement/prospectus, no dividends or distributions have been made to Hypebeast by Hypebeast Cultural. Hypebeast has no plan to settle amounts owed under the Contractual Arrangements.
For the VIE consolidation schedule and consolidated financial statements depicting the intragroup results of operations, financial position, and cash flows, see “Selected Historical Combined And Consolidated Financial Data Of Hypebeast” Hypebeast currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers among Hypebeast, the PRC subsidiary, the VIE Entity, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations of PRC.
Hypebeast and its PRC subsidiary and the VIE Entity are also subject to various restrictions on intercompany fund transfers and foreign exchange control. To the extent Hypebeast’s cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to Hypebeast’s investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of Hypebeast, its subsidiaries, or the VIE Entity by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Hypebeast’s PRC subsidiary and the VIE Entity receive substantially all revenue in RMB. Hypebeast’s PRC subsidiary may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) as long as certain procedural requirements are met. However, if the PRC foreign exchange control system prevents Hypebeast from obtaining sufficient foreign currencies to satisfy the foreign currency demands, Hypebeast may not be able to pay dividends in foreign currencies to our shareholders. Additionally, Hypebeast may make loans to Hypebeast’s PRC subsidiary and the VIE Entity subject to the approval from or registration with governmental authorities and limitation on amount, or Hypebeast may make additional capital contributions to Hypebeast’s PRC subsidiary. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the fund of Hypebeast to make loans or additional capital contributions to Hypebeast’s PRC subsidiary and the VIE Entity, which could materially and adversely affect the liquidity and the ability to fund and expand the business in PRC. For a detailed description of the restrictions and limitations on Hypebeast’s ability to transfer cash between entities, across borders or to U.S. investors, to distribute earnings from its businesses, and to settle amounts owed under the Contractual Arrangements, see “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the proceeds of this offering to make loans or additional capital contributions to its PRC subsidiary, which could materially and adversely affect Hypebeast’s liquidity and its ability to fund and expand Hypebeast’s business, “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — We are subject to PRC restrictions on currency exchange.” and “Risk Factors — Risks Relating to Corporate Structure —  Hypebeast may rely on dividends and other payments made by its PRC subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of Hypebeast’s PRC subsidiary to make payments to it could have a material and adverse effect on its ability to conduct its business.”
In addition, Hypebeast faces various legal and operational risks and uncertainties relating to doing business in mainland China. These risks arise from, among other things, PRC governmental authorities’ significant oversight and discretion over the business and financing activities of its PRC subsidiary, the complex and evolving PRC legal system, frequent changes in laws, regulations and government policies, uncertainties and inconsistencies regarding the interpretation and enforcement of laws and regulations, difficulties or delays in obtaining regulatory approvals for listing on a foreign stock exchange or conducting certain business activities and increasing oversight on cybersecurity and data privacy related to the PRC government’s recently issued statements and instituted regulatory actions. These risks could result in a material change in the post-combination operations of Hypebeast’s PRC subsidiary and significantly limit or completely hinder Hypebeast’s ability to list on a U.S. or other foreign stock exchange, to accept foreign investments and to offer or continue to offer securities to foreign investors, which might result in a material adverse effect on Hypebeast’s business operations, damage its reputation, and further cause its securities to significantly decline in value or become worthless.
In addition, on December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by local authorities. Hypebeast Limited’s auditors, who are headquartered in Hong Kong, are subject to the determinations announced by the PCAOB. As a result, the PCAOB has been and currently is unable to inspect Hypebeast Limited’s auditors. The Holding Foreign Companies Accountable Act (the “HFCA Act”) has been signed into law on December 18, 2020, pursuant to which the SEC will (i) identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of the position taken by the authority in the foreign jurisdiction and (ii) impose a trading prohibition on the issuer after it is identified as a Commission-Identified Issuer for three consecutive years beginning in 2021. The Accelerating Holding Foreign Companies Accountable Act, which was passed by the U.S. Senate in June 2021, (the “AHFCA Act”), if enacted, would shorten the three-consecutive-year compliance period under the HFCA Act to two consecutive years and, as a result, reduce the time before the potential trading prohibition against or delisting of Hypebeast Limited’s securities. The fact that the PCAOB has been and currently is unable to inspect Hypebeast Limited’s auditors could deprive investors of the benefits of such inspections and cause Hypebeast Limited’s securities to be delisted under the HFCA Act and the AHFCA Act. The delisting of Hypebeast Limited’s securities, or the threat of such securities being delisted, may materially and adversely affect the value of your investment. For a detailed description, see the section of this proxy statement/ prospectus entitled “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.” and “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The PCAOB is currently unable to inspect Hypebeast’s auditor in relation to their audit work performed for Hypebeast’s financial statements and the inability of the PCAOB to conduct inspections over Hypebeast’s auditor deprives Hypebeast’s investors with the benefits of such inspections.
Iron Spark I Inc.
ISAA is a blank check company, incorporated as a Delaware corporation on January 22, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which ISAA refers to as a “target business.” ISAA’s effort to identify prospective target businesses were limited to the branded consumer sector. Within this sector, ISAA planned to focus on verticals that aligned with the experiences and core competencies of its management team — Athletics and Sport-Culture, Apparel and Accessories and Food, Wellness and Lifestyle.
The registration statement for the ISAA’s IPO was declared effective on June 8, 2021. On June 11, 2021, ISAA consummated its IPO of 15,000,000 Public Shares. The Public Shares were sold at a price of $10.00 per Public Share, generating gross proceeds to ISAA of $150,000,000.
Simultaneously with the closing of the IPO, ISAA consummated the sale of 1,090,000 Private Placement Shares at a price of $10.00 per Private Placement Share in a private placement to the Sponsor, generating gross proceeds of $10,900,000.
ISAA granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional shares to cover over-allotments, if any. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 shares (the “Over-Allotment Shares”), generating gross proceeds of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
Simultaneously with the closing of the exercise of the over-allotment option, the ISAA consummated the sale of 100,800 shares (the “Over-Allotment Private Placement Shares”) at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.
Following the closing of the IPO on June 11, 2021 and the partial exercise of the over-allotment option on June 16, 2021, an amount of $173,472,000 ($10.40 per Public Share) from the net proceeds of the sale of the Public Shares in the IPO, the sale of the Over-Allotment Private Placement Shares and the sale of the Over-Allotment Shares was placed in a U.S.-based trust account (the “Trust Account”), and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by ISAA, until the earlier of: (i) the completion of a Merger and (ii) the distribution of the funds held in the Trust Account.
As of the date of this proxy statement/prospectus, ISAA has approximately $387,000 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of            , 2022, there was $            held in the Trust Account (including $            of accrued interest which ISAA can withdraw to pay taxes).
In accordance with ISAA’s Amended and Restated Certificate of Incorporation, the amounts held in the Trust Account may only be used by ISAA upon the consummation of a business combination, except for the withdrawal of interest to pay taxes and for the payment of dividends. None of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the public shares if the ISAA is unable to complete its initial Business Combination within 24 months from the closing of the IPO and (iii) the redemption of public shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity. ISAA must liquidate unless a business combination is consummated by the date that is 24 months from the closing of the IPO.
ISAA’s shares of common stock is quoted on Nasdaq, under the symbol “ISAA.” ISAA’s shares of common stock commenced trading on Nasdaq on June 9, 2021.
Merger Sub
Merger Sub is a Delaware corporation and wholly-owned subsidiary of Hypebeast formed solely for the purpose of effecting the Business Combination. Merger Sub owns no material assets and does not operate any business and has not carried on any activities other than those in connection with the transactions contemplated under the Merger Agreement. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Hypebeast.

The Structure of the Business Combination
Simplified Pre-Combination Structure
The following diagram depicts the corporate structures of ISAA and Hypebeast prior to the consummation of the Business Combination:
Simplified Post-Business Combination Structure
The following diagram depicts Hypebeast’s corporate structure following the Business Combination:
Ownership of the Post-Business Combination Company after the Closing
Prior to the Business Combination, the ISAA stockholders who hold shares issued in the IPO own approximately 75.7% of ISAA’s issued and outstanding shares of common stock. After giving effect to the Business Combination and to the issuance of the Hypebeast Ordinary Shares to the ISAA stockholders in connection with the Merger (assuming there are no ISAA stockholders who exercise their redemption rights), ISAA’s current stockholders who hold shares issued in the IPO will own approximately 31.25% of Hypebeast.
The following table shows all possible sources and the extent of dilution, pursuant to the exercise of Hypebeast options, that our shareholders who elect not to redeem their shares may experience in connection with the Business Combination, assuming no redemption, intermediate levels of redemption, and maximum redemption scenarios:
	No Redemptions(1)%		10% Redemption(2)%		50% Redemption(3)%		75% Redemption(4)%		Maximum Redemption(5)%
Hypebeast shareholders(7)	30,000,000	56.21%	30,000,000	58.02%	30,000,000	66.62%	30,000,000	73.41%	30,000,000	78.21%
ISAA public stockholders	16,680,000	31.25%	15,012,000	29.03%	8,340,000	18.52%	4,170,000	10.20%	1,666,000	4.34%
Sponsor and its affiliates(6)	5,360,800	10.04%	5,360,800	10.37%	5,360,800	11.90%	5,360,800	13.12%	5,360,800	13.97%
PIPE Investors(8)	1,333,500	2.50%	1,333,500	2.58%	1,333,500	2.96%	1,333,500	3.26%	1,333,500	3.48%
Pro forma Combined Ordinary Shares	53,374,300	100.0%	51,706,300	100.0%	45,034,300	100.0%	40,864,300	100.0%	38,360,300	100.0%

(1)
Assumes that no Public Shares are redeemed.

(2)
Assumes that 1,668,000 Public Shares are redeemed for aggregate redemption payments of approximately $16,680,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(3)
Assumes that 8,340,000 Public Shares are redeemed for aggregate redemption payments of approximately $83,400,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(4)
Assumes that 12,510,000 Public Shares are redeemed for aggregate redemption payments of approximately $125,100,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(5)
Assumes that 15,014,000 Public Shares are redeemed for aggregate redemption payments of approximately $150,140,000, assuming a $10.00 per share redemption price and based on funds in the Trust Account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing that at the Closing having an amount of available cash from the Private Placement and the Trust Account, following payment to Public Shareholders who have validly elected to redeem their shares, of no less than $35,000,000.

(6)
Includes 5,280,800 Founder Shares held by the Sponsor and an aggregate of 80,000 Founder Shares held by ISAA’s officers and directors. See “Beneficial Ownership of Securities.”

(7)
Excludes 1,021,484 Hypebeast options. If the 1,021,484 Hypebeast options were exercised and converted into Hypebeast Shares, Hypebeast would hold approximately 57.03%, 58.65%, 66.16%, 71.92%, and 78.77% under the No Redemptions, 10% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption scenarios, respectively.

(8)
Assumes the Private Placement is consummated in accordance with its terms for HK$103,812,975 (or $13,335,000) and 1,333,500 Hypebeast Shares will be issued to the PIPE Investors.

(9)
Includes 21,693,302 Hypebeast shares owned by CORE Capital. CORE Capital would hold approximately 40.64%, 41.95%, 48.17%, 53.09%, and 56.55% under the No Redemptions, 10% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption scenarios, respectively.

Overview of the Merger Agreement
The Merger Agreement was entered into by and among ISAA, Hypebeast and Merger Sub on April 3, 2022. Pursuant to the Merger Agreement, (i) before closing of the Merger (the “Closing”) and subject to approval by the Hypebeast shareholders, Hypebeast will conduct a consolidation of its ordinary shares such that not less than 30,000,000 ordinary shares of Hypebeast (each a “Consolidated Share”) will remain issued and outstanding immediately after such share consolidation with a nominal value of HK$            per share immediately following such share consolidation (the “Recapitalization”); and (ii) following the Recapitalization, at Closing the Merger Sub will merge with and into ISAA in accordance with the applicable provisions of the Delaware General Corporation Law (the “Merger”), with ISAA being the surviving entity and becoming a wholly-owned subsidiary of Hypebeast. The consolidation factor for the Recapitalization (the “Consolidation Factor”) shall be determined based upon the pre-Merger consolidated equity value of Hypebeast of HK$2,335,500,000 (US$300,000,000) and the total number of issued and outstanding ordinary shares of Hypebeast as of the close of business on the business day immediately before the effective date of the Recapitalization. As of the date of the Merger Agreement and solely for purpose of illustration, the Consolidation Factor was 68.4543077. The Merger will become effective at the time when a Certificate of Merger to be executed by ISAA and the Merger Sub at Closing becomes effective under the Delaware General Corporation Law (the “Effective Time”). Upon closing of the Business Combination, the Consolidated Shares will be dual listed for trading on both the HKSE and the Nasdaq Capital Market LLC (“Nasdaq”).
The Merger Consideration of the Business Combination
At the Effective Time, each share of Class A common stock of ISAA, par value US$0.0001 per share (each an “ISAA Class A Share”) and each share of Class B common stock of ISAA, par value US$0.0001 per share (each an “ISAA Class B Share;” and each ISAA Class A Share and ISAA Class B Share is referred to as an “ISAA Share”) (other than the ISAA Shares owned by ISAA as treasury shares, the ISAA Shares owned by any of ISAA’s direct or indirect wholly-owned subsidiaries, and any ISAA Redeeming Shares (as defined below)) will cease to be outstanding and will automatically be converted into the right to receive, without interest, one Consolidated Share. The holders of the ISAA Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such ISAA Shares, except as provided by the Merger Agreement or by law. The “ISAA Redeeming Shares” means any ISAA Class A Shares in respect of which the eligible holder (as determined in accordance with the Amended and Restated Certificate of Incorporation and the By-Laws of ISAA (the “ISAA Organizational Documents”), which shall not include Iron Spark I LLC (the “Sponsor”) or any other holder of ISAA Class B Shares) thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its redemption right. Holders of ISAA Redeeming Shares will receive US$10.00 per ISAA Share at the Closing.
If any change in the outstanding ISAA shares of common stock will occur (other than the issuance of additional shares of capital stock of ISAA as permitted by the Merger Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, any amounts payable pursuant to the Merger Agreement shall be appropriately adjusted to reflect such change.
Representation and Warranties
In the Merger Agreement, ISAA makes certain representations and warranties with respect to itself relating to, among other things: (a) corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) Nasdaq listing; (g) SEC filing requirements; (h) no subsidiary; (i) related parties and affiliate agreements; (j) absence of certain changes; (k) litigation; (l) contracts; (m) license and permits; (n) compliance with laws; (o) tax matters; (p) certain business practices; and (q) compliance with money laundering laws.
In the Merger Agreement, Hypebeast makes certain representations and warranties with respect to itself and its subsidiaries relating to, among other things: (a) proper corporate organization of Hypebeast and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property;

(p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.
The representations and warranties are, in certain cases, subject to specified exceptions and materiality, Hypebeast Material Adverse Effect and ISAA Material Adverse Effect (each as defined below) (see “— Material Adverse Effect” below), knowledge and other qualifications contained in the Merger Agreement and may be further modified and limited by the respective disclosure letters of Hypebeast and ISAA to the Merger Agreement.
Material Adverse Effect
With respect to Hypebeast, “Hypebeast Material Adverse Effect” as used in the Merger Agreement means any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, operations or properties of Hypebeast and its subsidiaries, taken as a whole or (ii) the ability of Hypebeast or Merger Sub to consummate the Business Combination; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Hypebeast Material Adverse Effect”:
•
any change in general economic or political conditions;

•
any events generally affecting the industries in which Hypebeast or any of its subsidiaries operates;

•
any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

•
any acts of war (whether or not declared), armed hostilities or terrorism, geopolitical conditions, local, national or international political conditions, riots or insurrections, and any pandemic, epidemics or human health crises, including COVID-19;

•
any action required by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of ISAA;

•
any changes in applicable laws or accounting rules or the enforcement, implementation or interpretation thereof;

•
the announcement, pendency or completion of the Business Combination, including the losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Hypebeast or any of its subsidiaries to the extent proximately caused by such announcement, pendency or completion;

•
any natural or man-made disaster or acts of God;

•
any failure in and of itself of Hypebeast and any of its subsidiaries to meet any projections or forecasts, provided that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Hypebeast Material Adverse Effect;

•
any matter set forth on or incorporated in the disclosure letter of Hypebeast; or

•
any events that are cured by Hypebeast prior to the Closing.

With respect to ISAA, “ISAA Material Adverse Effect” as used in the Merger Agreement means any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of ISAA to consummate the Business Combination; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an “ISAA Material Adverse Effect”:
•
any change in general economic or political conditions;

•
any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

•
any acts of war (whether or not declared), armed hostilities or terrorism, geopolitical conditions, local, national or international political conditions, riots or insurrections, and any pandemic, epidemics or human health crises, including COVID-19;

•
any action required by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Hypebeast;

•
any changes in applicable Laws or accounting rules (including the U.S. GAAP) or the enforcement, implementation or interpretation thereof;

•
any natural or man-made disaster or acts of God;

•
any matter set forth on, or deemed to be incorporated in the disclosure letter of ISAA; or

•
any events that are cured by ISAA prior to the Closing.

Covenants and Conduct of Business Pending Closing
Covenants of Hypebeast
Hypebeast made certain covenants under the Merger Agreement (subject to the terms and conditions set forth therein), including, among others, the following:
•
From the signing date of the Merger Agreement through the earlier of the Closing or valid termination of the Merger Agreement (the “Interim Period”), subject to certain exceptions, Hypebeast (i) shall use commercially reasonable efforts to operate the business of Hypebeast and its subsidiaries in the ordinary course, consistent with past practices, (ii) preserve intact its business relationships with employees, clients, suppliers and other third parties having material business relationship with Hypebeast and its subsidiaries, in each case where commercially reasonable to do so; and (iii) shall not, and shall cause its subsidiaries not to, except as otherwise expressly required or permitted by the Merger Agreement or the other transaction documents or required by law, to:

•
amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise), subject to certain exceptions;

•
except in the ordinary course, enter into any material contract, or amend any such material contract or extend, transfer, terminate or waive any right or entitlement of material value under any material contract, subject to certain exceptions;

•
make any capital expenditures in excess of US$3,000,000 individually or US$12,000,000 in the aggregate, other than in the ordinary course;

•
sell, lease, sublease, license, transfer, abandon, allow to lapse or dispose of any material property or assets in excess of US$2,000,000 individually or US$6,000,000 in the aggregate, subject to certain exceptions;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, other than payments of ordinary course compensation to any shareholder that is an employee or Hypebeast or any of its subsidiaries, or dividends or distributions by any subsidiary of Hypebeast on a pro rata basis to its shareholders;

•
authorize any material salary increase or change the bonus or profit sharing policies of Hypebeast and its subsidiaries, subject to certain exceptions;

•
incur, guarantee or otherwise become liable for any indebtedness in excess of US$10,000,000 individually or US$50,000,000 in the aggregate, subject to certain exceptions;

•
suffer or incur any lien on the assets of Hypebeast and its subsidiaries in excess of US$10,000,000 individually or US$50,000,000 in the aggregate, subject to certain exceptions;

•
merge or consolidate with or acquire any other person or be acquired by any other person, except among Hypebeast and any of its wholly-owned subsidiaries;

•
make any material change in its accounting principles or methods unless required by in accordance with the applicable accounting policies or applicable laws;

•
change the principal place of business or jurisdiction of organization of Hypebeast or the Merger Sub;

•
extend any loans to any person other than to any subsidiaries of Hypebeast;

•
redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its equity securities, except for the redemption of equity securities issued under Hypebeast’s share option schemes or as disclosed in the disclosure letter of Hypebeast;

•
make or change any material tax election or change any annual tax accounting periods;

•
take any action that would reasonably be expected to cause the Merger to fail to qualify for the intended tax treatment; or

•
undertake any legally binding obligation to do any of the foregoing;

•
In connection with any filing ISAA makes with the SEC that requires information about the transactions contemplated by the Merger Agreement to be included, Hypebeast will, and will cause its affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use commercially reasonable efforts to (i) cooperate with ISAA, (ii) respond to questions about Hypebeast or its subsidiaries required in any filing or requested by the SEC, and (iii) provide any information reasonably requested by ISAA in connection with any filing with the SEC;

•
As promptly as reasonably practicable following the date of the Merger Agreement, Hypebeast will deliver to ISAA audited consolidated financial statements of Hypebeast as of and for the fiscal years ended March 31, 2020 and 2021 prepared in conformity with IFRSs. Hypebeast will provide additional financial information as reasonably requested by ISAA in writing to the extent required for inclusion in any filings to be made by ISAA with the SEC. To the extent required by the applicable SEC rules or regulations and upon reasonable request of ISAA in writing, Hypebeast shall use its commercially reasonable efforts to cause such information reviewed or audited by its auditors;

•
Hypebeast shall, or shall cause its affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for the benefit of the respective current or former directors and officers of ISAA (solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of ISAA) for anytime starting from the Closing to the sixth anniversary of the Closing that is substantially equivalent to and in any event not less favorable in the aggregate than ISAA’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall Hypebeast be required to expend for such policies in excess of US$1.6 million;

•
Except as would not reasonably be expected to have a Hypebeast Material Adverse Effect, during the Interim Period, Hypebeast shall, and shall cause its subsidiaries and controlled entities to, duly and timely file all material tax returns required to be filed with the applicable taxing authorities, pay any and all material taxes required by any taxing authority and duly observe and conform in all material respects, to all material applicable laws and orders; and

•
Hypebeast shall use reasonable best efforts to cause its Existing ADR Facility to be terminated before Closing.

Covenants of ISAA
ISAA made certain covenants under the Merger Agreement (subject to the terms and conditions set forth therein), including, among others, the following:
•
During the Interim Period, ISAA (i) shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with the Merger Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated by the Merger Agreement and (ii) shall not:

•
subject to certain exceptions, change, modify or amend the investment management trust agreement made as of June 8, 2021 by and between ISAA and Continental Stock Transfer & Trust Company, LLC, or seek any approval from the ISAA stockholders to with respect to such change, modification or amendment;

•
except as described in the ISAA’s prospectus for the IPO, pay, declare or promise to pay any cash, dividends or other distributions with respect to its share capital, or pay, declare or promise to pay cash or any other payments to any ISAA stockholder;

•
split, combine, subdivide, reclassify or amend any terms of ISAA Shares or its other equity securities, or otherwise acquire any of its equity securities, other than a redemption of ISAA Class A Shares in connection with the exercise of any redemption right of the ISAA stockholder or upon conversion of ISAA Class B Shares in accordance with the ISAA Organizational Documents;

•
merge or consolidate with or acquire any other person or be acquired by any other person;

•
make or change any material tax election or change any annual tax accounting periods;

•
take any action that would reasonably be expected to cause the Merger to fail to qualify for the intended tax treatment;

•
enter into, amend, modify, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any contract or any other right or asset of ISAA which involve payments in excess of US$75,000 individually or US$250,000 in the aggregate, in each case other than in the ordinary course;

•
obtain or incur any loan or other indebtedness in excess of US$75,000 individually or US$250,000 in the aggregate, subject to certain exceptions;

•
make any change in its accounting principles other than in accordance with the applicable accounting policies, accounting principles or methods;

•
issue any equity securities or issue or grant any options, warrants or other rights to purchase or obtain any equity securities of ISAA, other than the issuance of ISAA Class A Shares upon conversion of ISAA Class B Shares in accordance with the ISAA Organizational Documents;

•
form any subsidiary;

•
liquidate, dissolve, reorganize or otherwise wind-up the business and operations of ISAA or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of ISAA; or

•
undertake any legally binding obligation to do any of the foregoing;

•
In connection with any filing Hypebeast makes with the SEC, the HKSE and/or any other authority that requires information about the transactions contemplated by the Merger Agreement to be included, ISAA will, and will cause its affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC, the HKSE and/or such other Authority in connection with the comments by the SEC, the HKSE or such other authority to a filing, use commercially reasonable efforts to (i) cooperate with Hypebeast, (ii) respond to questions about ISAA required in any filing or requested by the SEC, the HKSE or such other authority, and (iii) provide any information (including financial information of ISAA) reasonably requested by Hypebeast in connection with any filing with the SEC, the HKSE and/or any other authority;

•
During the Interim Period, ISAA shall accurately and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws; and

•
Prior to the Closing, ISAA shall take all such steps (to the extent permitted under applicable law) as are reasonably necessary to cause any acquisition or disposition of the ISAA Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each person who is, will be, or may become subject to Section 16 of the Exchange Act with respect to ISAA, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Joint Covenants
During the Interim Period, Hypebeast may enter into the Permitted Equity Financing by executing Permitted Equity Subscription Agreements with one or more investors after the date of the Merger Agreement pursuant to which such investors agree to purchase for cash Consolidated Shares substantially concurrent with the Closing; provided that unless otherwise agreed by Hypebeast and ISAA in writing, (i) each Permitted Equity Subscription Agreement shall be in substantially the same form as the PIPE Subscription Agreements, (ii) no such Permitted Equity Subscription Agreement shall provide for a purchase price of Consolidated Shares at a price per share of less than US$10.00 (including any discounts, rebates, equity kickers or promote), and (iii) no such Permitted Equity Subscription Agreement shall provide for the issuance of any equity securities of Hypebeast other than Consolidated Shares.
During the Interim Period, other than in connection with the transactions contemplated by the Merger Agreement, each of Hypebeast and ISAA shall not, and shall cause their respective representatives not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations or discussions with any person concerning, or make any offers or proposals related to, any alternative acquisition transaction or alternative proposal, (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible alternative acquisition transaction or alternative proposal, (iii) enter into, engage in or continue any discussions or negotiations with respect to any alternative acquisition transaction or alternative proposal with, or provide any non-public information, data or access to employees to, any person that has made, or that is considering making, a proposal with respect to an alternative acquisition transaction or (iv) approve, recommend or enter into any alternative acquisition transaction or any contract related to any alternative acquisition transaction or alternative proposal. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an alternative acquisition transaction, communicated in writing to Hypebeast or ISAA or any of their respective representatives, such party shall as promptly as practicable advise the other parties to the Merger Agreement in writing of such alternative proposal, the material terms and conditions thereof, and the identity of the person making any such alternative proposal. Hypebeast and ISAA shall keep the other parties informed on a reasonably current basis of material developments with respect to any such alternative proposal.
Further, the Merger Agreement also contains additional covenants and agreements among the parties thereto in respect of, among other matters:
•
access to information, properties and personnel;

•
preparing, filing and distributing this proxy statement/prospectus on Form F-4 (including any amendments or supplements thereto);

•
submission and filing by Hypebeast of this proxy statement/prospectus on Form F-4 to the HKSE for registration as a prospectus in Hong Kong, in which connection Hypebeast and ISAA will file with the HKSE financial and other information about the transactions contemplated by the Merger Agreement in accordance with applicable laws, the Rules Governing the Listing of Securities on the HKSE and the memorandum and articles of association of Hypebeast;

•
stockholder litigation matters with respect to the Business Combination;

•
tax matters, including with respect to the intended tax treatment;

•
written notice (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Business Combination not to be satisfied or (ii) of any notice or other communication from any governmental authority which is reasonably likely to have a material adverse effect on the ability of the parties to the Merger Agreement to consummate the Business Combination;

Conditions to Closing
Mutual Conditions
The obligations of Hypebeast, ISAA and Merger Sub to consummate the Closing are subject to the satisfaction of all the following conditions, any one or more of which may be waived (if legally permitted) in writing by the party or parties whose obligations are conditioned thereupon:
•
no provisions of any applicable law, and no order shall prohibit or prevent the consummation of the Closing;

•
there shall not be any action brought by a third party that is not an affiliate of the parties to the Merger Agreement to enjoin or otherwise restrict the consummation of the Closing;

•
the effectiveness of this Form F-4 and the absence of any issued or pending stop order by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•
this Form F-4 shall have been approved by the HKSE and registered as a prospectus in Hong Kong;

•
the Listing Committee of the HKSE shall have granted the approval for the listing of and the permission to deal in all the Consolidated Shares to be issued as consideration for the Merger and such approval shall remain valid and effective;

•
approval of the Business Combination by stockholders of ISAA and shareholders of Hypebeast;

•
Hypebeast’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved;

•
the Consolidated Shares to be issued as consideration for the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;

•
after deducting the aggregate amount payable to all ISAA Redeeming Shares, ISAA shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act);

•
completion of the Recapitalization; and

•
termination of Hypebeast’s Existing ADR Facility.

Conditions to Hypebeast’s Closing Obligations
The obligations of Hypebeast to consummate the Closing is subject to the satisfaction, or the waiver at Hypebeast’s sole and absolute discretion, of all of the following further conditions:
•
ISAA shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects;

•
the accuracy of the representations and warranties of ISAA, except as provided in the disclosure letter of ISAA, subject to qualification of the ISAA Material Adverse Effect, as of the date of the Merger Agreement and the date of Closing;

•
no ISAA Material Adverse Effect shall have occurred since the date of the Merger Agreement which is continuing;

•
from the date of the Merger Agreement until the Closing, ISAA shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to ISAA;

•
ISAA shall remain listed on Nasdaq through the Closing; and

•
the aggregate amount equal to the sum of (a) the lower of (x) all amounts available in the Trust Account immediately prior to the Closing or (y) the product of US$10.00 multiplied by the aggregate number of all ISAA Class A Shares (other than the ISAA Redeeming Shares) issued and outstanding immediately before Closing that were originally issued in the ISAA, plus (b) the aggregate amount of cash that has been funded to, or that will be funded immediately prior to or concurrently with the Closing to, Hypebeast in the PIPE Investment shall be no less than US$35,000,000.
Conditions to ISAA’s Closing Obligations
The obligation of ISAA to consummate the Closing is subject to the satisfaction, or the waiver at ISAA’s sole and absolute discretion, of all the following further conditions:
•
Hypebeast and Merger Sub shall have duly performed all of their respective obligations hereunder required to be performed by it at or prior to the Closing in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects;

•
the accuracy of the representations and warranties of Hypebeast, except as provided in the disclosure letter of Hypebeast, subject to qualification of the Hypebeast Material Adverse Effect, as of the date of the Merger Agreement and the date of Closing; and

•
No Hypebeast Material Adverse Effect shall have occurred since the date of the Merger Agreement which is continuing.

Termination
The Merger Agreement may be terminated at any time prior to the Closing:
•
by mutual written consent of ISAA and Hypebeast;

•
by written notice from Hypebeast or ISAA to the other if any authority shall have enacted, issued, promulgated, enforced or entered any order which has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

•
by written notice from Hypebeast or ISAA to the other if the Closing has not occurred by January 3, 2023 (subject to extension upon mutual consent of Hypebeast and ISAA), and the delay in Closing beyond such long stop date is not due to the breach of the Merger Agreement by the party seeking to terminate;

•
by written notice from Hypebeast to ISAA, if ISAA shall have materially breached any of its covenants, agreements, representations and warranties to be performed on or prior to the Closing and such breach shall not be cured within 15 days following receipt by ISAA of a notice describing in reasonable detail the nature of such breach, which termination right shall not be exercisable by Hypebeast if Hypebeast is then in material breach of any of its representations, warranties, covenants or agreements;

•
by written notice from Hypebeast to ISAA, if the required approval by stockholders of ISAA for the Business Combination shall not have been obtained;

•
by Hypebeast if the ISAA Board has changed or withdrawn its recommendation to public stockholders of ISAA of the Merger;

•
by written notice from ISAA to Hypebeast if Hypebeast or Merger Sub shall have materially breached any of its representations, warranties, agreements or covenants to be performed on or prior to the Closing and such breach shall not be cured within 15 days following receipt by Hypebeast of a notice describing in reasonable detail the nature of such breach, which termination right shall not be exercisable by ISAA if ISAA is then in material breach of any of its representations, warranties, covenants or agreements; or

•
by written notice from ISAA to Hypebeast if the required approval by shareholder of Hypebeast for the Business Combination shall not have been obtained.

In the event of a valid termination of the Merger Agreement, the Merger Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its affiliates, or its and its affiliates’ representatives, other than liability of any party for any fraud or any intentional and willful breach of the Merger Agreement by such party occurring prior to such termination; provided that the non-disclosure and confidentiality agreement dated as of September 8, 2021 by and between Hypebeast and ISAA and certain provisions of the Merger Agreement shall survive the termination of the Merger Agreement.
Enforcement
Parties to the Merger Agreement are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific enforcement of the terms and provisions of the Merger Agreement, in addition to any other remedy to which any party is entitled at law or in equity.
Non-Recourse
All claims or causes of action that are based upon, arising out of, or related to the Merger Agreement or the Business Combination contemplated therein may only be brought against the entities expressly named as parties to the Merger Agreement, and then only with respect to the specific obligations set forth therein with respect to such party.
Hypebeast also agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with ISAA.
Non-Survival of Representations, Warranties and Covenants
Except for those covenants and agreements contained in the Merger Agreement that by their terms expressly apply in whole or in part after the Closing, and then only with respect to any breaches occurring after the Closing or as otherwise contemplated by provisions relating to effect of termination, the representations, warranties, covenants, obligations or other agreements in the Merger Agreement or in any certificate, statement or instrument delivered pursuant to the Merger Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing and shall terminate and expire upon the occurrence of the Closing, and there shall be no liability after the Closing in respect thereof.
Governing Law and Jurisdiction
The Merger Agreement and all actions that may be based upon, arise out of or relate to the Merger Agreement or the negotiation, execution or performance thereof shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state, without regard to the conflict of laws principles thereof that would apply the laws of any other jurisdiction.
Other Agreements Relating to the Business Combination
PIPE Subscription Agreements
On April 3, 2022 and concurrently with the execution of the Merger Agreement, Hypebeast entered into subscription agreements (the “PIPE Subscription Agreements”) with certain third-party investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, severally and not jointly, and Hypebeast agreed to issue, allot and credit as fully paid-up to PIPE Investors, upon the payment of the subscription price, 1,333,500 Consolidated Shares (the “PIPE Shares”) at a price of US$10.00 per share (such subscription and issuance, the “PIPE Subscription”). The consummation of the PIPE Subscription is contingent upon the substantially simultaneous occurrence of the Closing.
The PIPE Subscription Agreements provide certain registration rights for PIPE Investors. In particular, Hypebeast is required to file with the SEC, within forty-five (45) calendar days after the consummation of the transactions contemplated by the Merger Agreement, a registration statement covering the resale of the PIPE Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof. Hypebeast must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) two (2) years from the date of effectiveness of the registration statement; (ii) the date the PIPE Investors no longer hold any registrable shares; and (iii) the date all registrable shares held by the PIPE Investors may be sold without restriction under Rule 144.

Additionally, pursuant to the PIPE Subscription Agreements, the PIPE Investors agreed to waive any claims that they may have at the closing of the PIPE Investment, or in the future, as a result of, or arising out of, the PIPE Subscription Agreements against ISAA, including with respect to the monies held in the Trust Account. The PIPE Subscription Agreements will terminate, and be of no further force and effect upon the earliest to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) the mutual written agreement of each of the parties to the respective PIPE Subscription Agreements, and (iii) thirty (30) days after the Long-Stop Date if closing of the PIPE Investment has not occurred by such date and the terminating party’s breach was not the primary reason such closing failed to occur by such date.
Sponsor Support Agreement
On April 3, 2022 and concurrently with the execution of the Merger Agreement, Hypebeast entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Sponsor, ISAA and the directors of ISAA who hold the ISAA Shares, pursuant to which, among other things, and subject to the terms and conditions set forth therein, the Sponsor agreed to vote to approve the Merger Agreement, the ancillary agreements and the Business Combination, including (i) if a meeting is held, to appear at such meeting or otherwise cause the ISAA Shares held by Sponsor to be counted as present at such meeting for purposes of establishing a quorum; (ii) to vote or cause to be voted (including by class vote and/or written consent, if applicable) the ISAA shares held by Sponsor in favor of granting the required approval by stockholders of ISAA for the Business Combination or, if there are insufficient votes in favor of granting such required approval, in favor of the adjournment of such meeting of the stockholders of ISAA to a later date; (iii) to vote against any other alternative transactions that would impede, interfere with, delay or attempt to discourage, frustrate the purpose of or result in a breach by ISAA of, prevent or nullify any provision of the Merger Agreement or any other ancillary transaction documents, or any transactions contemplated thereby; and (iv) to unconditionally and irrevocably waive the appraisal rights under Section 262 of the Delaware General Corporation Law in respect to all ISAA Shares held by Sponsor with respect to the Merger, to the extent applicable.
Sponsor Lock-Up Agreement
On April 3, 2022 and concurrently with the execution of the Merger Agreement, ISAA, the Sponsor and certain other parties thereto entered into a Sponsor Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, the Sponsor agrees not to transfer, pledge or otherwise dispose of the ISAA shares and the Consolidated Shares into which their ISAA Shares will be converted into or exchanged for upon the Closing (the “Sponsor Lock-Up Shares”) for the applicable lock-up period, subject to certain exceptions. The lock-up period applicable to the Sponsor Lock-Up Shares will be three-year from the date of Closing; provided that (i) one-third of the Sponsor Lock-Up Shares shall be released from such lock-up on the one-year anniversary of the date of Closing; and (ii) the remaining Sponsor Lock-Up Shares shall be released from such lock-up in equal monthly installments over 24 months starting from the first anniversary of the date of Closing.
Shareholder Support Agreement
On April 3, 2022 and concurrently with the execution of the Business Combination Agreement, ISAA also entered into a Company Shareholder Support Agreement (the “Shareholder Support Agreement”) with Hypebeast and CORE Capital Group Limited, a private company incorporated in the British Virgin Islands and a controlling shareholder of Hypebeast (“CORE Capital”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, CORE Capital agreed to vote to approve the Merger Agreement, the ancillary agreements and the Business Combination, including (i) if a meeting is held, to appear at such meeting or otherwise cause the shares of Hypebeast held by CORE Capital to be counted as present at such meeting for purposes of establishing a quorum; (ii) to vote or cause to be voted (including by class vote and/or written consent, if applicable) the shares of Hypebeast held by CORE Capital in favor of granting the required approval by shareholder of Hypebeast for the Business Combination or, if there are insufficient votes in favor of granting such required approval, in favor of the adjournment of such meeting of the shareholders of Hypebeast to a later date; and (iii) to vote against any other alternative transactions that would impede, interfere with, delay or attempt to discourage, frustrate the purpose of or result in a breach by Hypebeast of, prevent or nullify any provision of the Merger Agreement or any other ancillary transaction documents, or any transactions contemplated thereby.
Shareholder Lock-Up Agreement
On April 3, 2022 and concurrently with the execution of the Merger Agreement, Hypebeast and CORE Capital also entered into a Company Shareholder Lock-Up Agreement (the “Shareholder Lock-Up Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, CORE Capital agrees not to transfer, pledge or otherwise dispose of any ordinary share of Hypebeast or Consolidated Shares (as the case may be) held by it (the “CORE Capital Lock-Up Shares”) for the applicable lock-up period, subject to (i) the exceptions that CORE Capital shall be permitted to (x) freely transfer up to 15% of the Consolidated Shares owned by it immediately after Closing and (y) transfer at its sole and absolute discretion any ordinary shares of Hypebeast or any Consolidated Shares to Ms. Lee Yuen Tung Janice; and (ii) other customary exceptions. The lock-up period applicable to the CORE Capital Lock-Up Shares will be one-year from the date of Closing, subject to earlier release if certain criteria are met.
Registration Rights Agreement
On April 3, 2022 and concurrently with the execution of the Merger Agreement, Hypebeast, Sponsor and ISAA entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Hypebeast agreed to file the applicable registration statements following the Closing that includes, among other things and subject to certain exceptions, the relevant portion of the Consolidated Shares issued in consideration of the Merger held by signatories to such Registration Rights Agreement.
The Registration Rights Agreement also provides that Hypebeast will pay certain expenses relating to such registrations and indemnify the relevant holders of ordinary share of Hypebeast against certain liabilities. The rights granted under the Registration Rights Agreement supersede any prior registration, qualification or similar rights of the parties with respect to their ISAA Shares.
The Proposals
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approval of the Merger Agreement and the Plan of Merger and the transactions contemplated thereby, including the Merger; which ISAA refers to as the “Merger Proposal” or “Proposal No. 1;” and

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approval to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed above which ISAA refers to as the “Adjournment Proposal” or “Proposal No. 2” and, together with the Merger Proposal or Proposal No. 1,”, the “Proposals.”

Please see the sections titled “The Meeting” on page 78 for more information on the foregoing Proposals.
Date, Time and Place
The Meeting will be held on            , 2022 at 10:00 a.m., at Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, or such other date, time and place to which such meeting may be adjourned or postponed.
Voting Securities, Record Date
As of            , 2022, there were 22,040,800 shares of common stock of ISAA issued and outstanding and entitled to vote, consisting of 17,870,800 shares of Class A common stock and 4,170,000 shares of Class B common stock. Only ISAA stockholders who hold common stock of record as of the close of business on            , 2022 are entitled to vote at the Meeting or any adjournment of the Meeting. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock, and the Adjourment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock present and entitled to vote and voting at the Meeting.

As of            , 2022, the Sponsor and the directors and officers of ISAA owned and were entitled to vote 5,360,800 ISAA shares of common stock, or approximately 24.3% of ISAA’s outstanding shares of common stock. With respect to the Business Combination, the Sponsor and the directors and officers of ISAA have agreed to vote their ISAA shares of common stock in favor of the Merger Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the Adjournment Proposal.
Redemption Rights
Pursuant to ISAA’s Amended and Restated Certificate of Incorporation, a holder of ISAA shares of common stock has the right to have its public shares redeemed for cash equal to $10.00 per share (not including dividends previously paid) in connection with the Business Combination. At Closing, ISAA will issue a dividend of $0.05 per public share to ISAA Non-Redeeming Shares (assuming that ISAA did not previously distribute $0.40 per public share in dividends in accordance with its certificate of incorporation). The record date with respect to the dividend is on [ ], 2022, and ISAA expects to make the distributions to record date public shareholders at Closing.
See the section of this proxy statement/prospectus titled “The Meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.
The Appraisal Rights
None of ISAA’s stockholders of its common stock have appraisal rights in connection with the Business Combination under Delaware law.
Recommendations of the ISAA Board of Directors to the ISAA Stockholders
After careful consideration of the terms and conditions of the Merger Agreement, the ISAA Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of ISAA and its stockholders. In reaching its decision with respect to the Merger, the ISAA Board reviewed various industry and financial data and the due diligence and evaluation materials provided by Hypebeast. The ISAA Board did not obtain a fairness opinion on which to base its assessment. ISAA’s Board recommends that ISAA stockholders vote:
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FOR the Merger Proposal; and

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FOR the Adjournment Proposal, if presented to the Meeting.

ISAA’s Board of Directors’ Reasons for the Approval of the Business Combination and Recommendations
The ISAA Board, in evaluating the transaction with Hypebeast, consulted with ISAA’s management and its legal counsel. In reaching its resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of ISAA and its stockholders and (ii) to recommend that ISAA’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the ISAA Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the ISAA Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The ISAA Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of ISAA’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.
A potential transaction with Hypebeast was consistent with the ISAA mandate to identify a company of appropriate size, growth prospects, synergies with ISAA management capabilities and likelihood of deal closure. Hypebeast is an attractive target for the following reasons:

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Hypebeast was already an existing public company (0150.HK and a thinly traded US ADR). Management discussed the view that the Company was underappreciated without a US Listing. Relative to comparable companies, both public and private, Hypebeast was trading at a material valuation discount. With just $8mm raised during their 2016 IPO, Hypebeast had grown with 35% CAGR to $100MM+ in revenue on positive EBITDA, representing a 2.6x 2021 multiple. Hypebeast Management had built a robust business organically but had not been able to generate more momentum in the stock or raise funds elsewhere and wanted to accelerate growth. Based on a preliminary understanding of numbers ISAA estimated a post-transaction valuation of $500 to $600 million which was in the target valuation range for ISAA with a $167,600,000 IPO.

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With more than 26 million followers, Hypebeast is an iconic brand and market leader at the center of media, commerce, consumer brands and emerging culture. The opportunity to infuse the Company with additional capital to invest further in a North American expansion and increase revenues is promising.

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Beyond an infusion of capital from Trust assets and a potential PIPE, ISAA believes that it could bring additional corporate governance and leadership to Hypebeast via the inclusion of Board members to the a US publicly listed entity. The ISAA skill set and connections would be important in completing the Hypebeast listing process, communicating with investors and identifying new investors for the Company.

ISAA management also reviewed the likelihood of the Merger closing with the ISAA Board. The ISAA Board was sensitive to this topic having seen prior deals disintegrate after the signing of the LOI. Positive attributes of the transaction included:
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A deal size not likely to be dependent on a large PIPE transaction.

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Public company ready management team and infrastructure.

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A large insider ownership of Hypebeast reduced the risk that shareholders would not vote for the transaction.

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Excitement in the space with recent transactions in the space such as large financing rounds of GOAT, StockX, the pending acquisition of Complex, as well as purchases of highly regarded streetwear brand Supreme by VF Corp.

The ISAA Board also reviewed due diligence and deal attribute questions such as:
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Past examples of SPAC business combinations involving an existing public company and dual listing.

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Complexities of working with a HK listed company.

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Need for extensive due diligence.

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Better understanding of why Hypebeast Limited had been unable to raise more funds independently.

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Potential expenses with a deal this size.

The ISAA Board also considered a variety of uncertainties and risks and other potentially negative factors concerning this merger, including but not limited to the following:
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Benefits Not Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of ISAA.    The risks and costs to ISAA if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in ISAA being unable to effect a business combination by June 2023 and force ISAA to liquidate and the warrants to expire worthless.

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Stockholder Vote.    The risk that ISAA’s stockholders may fail to provide the votes necessary to effect the Business Combination.

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Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within ISAA’s control.

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Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

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Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

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Waiver of Corporate Opportunity Doctrine.   ISAA’s certificate of incorporation contains a waiver of the corporate opportunity doctrine, and there could have been business combination targets that have been appropriate for a combination with ISAA but were not offered due to a ISAA director’s duties to another entity. ISAA does not believe that the waiver of the corporate opportunity doctrine in its certificate of incorporation interfered with its ability to identify an acquisition target.

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Other Risks.    Various other risks associated with the Business Combination, the business of ISAA and the business of Hypebeast described under the section entitled “Risk Factors.”

Following a robust discussion, ISAA’s board of directors concluded that the potential benefits that it expected ISAA and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, ISAA’s board of directors determined that the Merger Agreement and the Business Combination contemplated therein were advisable, fair to and in the best interests of ISAA and its stockholders. See the section of this proxy statement/prospectus titled “Proposal One — The Merger Proposal — ISAA’s Board of Directors’ Reasons for the Business Combination and Recommendations.”
Interests of Certain Persons in the Business Combination
In considering the recommendation of ISAA’s board of directors to vote in favor of approval of the Business Combination, ISAA stockholders should keep in mind that ISAA’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of ISAA’s stockholders generally. These interests may have influenced the decision of ISAA’s board of directors to approve the Business Combination and could incentivize ISAA’s officers and directors to pursue a business combination with a less favorable target company or on terms less favorable to ISAA’s public stockholders rather than liquidate. If a proposed Business Combination is not completed by June 11, 2023, and ISAA is required to dissolve and liquidate, the Sponsor and its affiliates will forfeit or lose approximately $[ ] based on the closing price of ISAA shares of common stock of $[ ] on Nasdaq as of [ ], 2022. In particular:
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If the proposed Business Combination is not completed by June 11, 2023, the date that is 24 months from the closing of the IPO, ISAA will be required to liquidate. In such event, the 4,170,000 shares of common stock held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of USD$25,000, will be worthless. Such common stock had an aggregate market value of approximately USD$            based on the closing price of ISAA shares of common stock of USD$            on Nasdaq as of            , 2022;

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If ISAA is unable to complete a business combination within the required time period, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ISAA for services rendered or contracted for or for products sold to ISAA. If ISAA consummates a business combination, on the other hand, ISAA or the combined company will be liable for all such claims.

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The Sponsor and ISAA’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket fees and expenses incurred by them in connection with certain activities on ISAA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ISAA fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, ISAA may not be able to reimburse these fees and expenses if the Business Combination or another business combination is not completed by June 11, 2023 (or such later date as may be approved by ISAA’s stockholders in an amendment to ISAA’s Amended and Restated Certificate of Incorporation). As of the date of this proxy statement/prospectus, the Sponsor and ISAA’s officers and directors and their affiliates had incurred approximately $71,382 of unpaid reimbursable fees and expenses.

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If the proposed Business Combination is not completed by June 11, 2023, the date that is 24 months from the closing of the IPO, the 1,190,800 Private Placement Shares purchased by the Sponsor for a total purchase price of USD$11,908,000, will be worthless. Such Private Placement Shares had an aggregate market value of approximately USD$           , based on the closing price of ISAA’s Private Placement Shares of USD$            on Nasdaq as of            , 2022;

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The exercise of ISAA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in ISAA’s stockholders’ best interest;

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The Merger Agreement provides for the continued indemnification of ISAA’s current directors and officers and the continuation of directors and officers liability insurance covering ISAA’s current directors and officers;

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Iron Spark Opportunity, LLC, an entity controlled by Joshua L. Spear, the Chief Executive Officer and Director of ISAA and a managing member of the Sponsor, participated in the PIPE Investment; and

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Joshua L. Spear, the Chief Executive Officer and a director of ISAA and a managing member of the Sponsor, and Trevor A. Edwards, a director of ISAA, will be members of the board of directors of Hypebeast following the closing of the Business Combination and, therefore, in the future Mr. Spear and Mr. Edwards could receive cash fees, share options or share-based awards that Hypebeast’s board of directors determines to pay to its non-executive directors.

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Following the consummation of the business combination, Hypebeast will continue to indemnify ISAA’s directors and officers and maintain a directors’ and officers’ liability insurance policy for a period of six years from the Closing Date to the extent permitted by applicable law.

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Given the differential in purchase price that the ISAA initial stockholders paid for the Founder Shares as compared to the price of the shares of ISAA common stock sold in the IPO and the substantial number of ordinary shares of Hypebeast that will be issued in connection with the Business Combination, the ISAA initial stockholders may realize a positive rate of return on such investments even if other ISAA stockholders experience a negative rate of return following the Business Combination.

Certain Engagements in connection with the Business Combination and Related Transactions
In connection with the proposed Business Combination, (i) Morgan Stanley & Co. LLC (“Morgan Stanley”) is acting as the exclusive financial advisor to ISAA whereby ISAA shall pay Morgan Stanley a financial advisory fee of US$4,250,000 that is contingent upon the consummation of the Business Combination; (ii) BTIG is acting as the capital markets advisor to ISAA, whereby ISAA shall pay BTIG an advisory fee of US$2,000,000 upon the consummation of the Business Combination, provided that (x) such fee will not become due and payable if BTIG receives a fee in connection with its role as a lead placement agent to Hypebeast in the PIPE Investment and (y) ISAA shall reimburse BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its services of up to US$25,000; (iii) BTIG is also acting as the placement agent to Hypebeast in the PIPE Investment, in which connection Hypebeast shall pay BTIG a placement fee equal to 4% of the gross proceeds actually received by Hypebeast from the PIPE Investment introduced by BTIG, subject to an minimum amount of US$2,000,000 and certain other exceptions, provided that (x) such placement fee shall be offset against any advisory fee received by BTIG in its engagement as ISAA’s capital markets advisor and (y) Hypebeast shall reimburse BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its services of up to US$100,000; and (iv) Cowen is acting as the exclusive financial advisor to Hypebeast to provide strategic and financial advisory to Hypebeast mainly on evaluating and structuring any potential Permitted Equity Financing after the Merger Agreement was entered into on April 3, 2022, whereby Hypebeast shall pay Cowen a transaction fee equal to the sum of (i) US$3,000,000, plus (ii) 1% of any proceeds received by Hypebeast from that certain specific potential investor in connection with the closing of the Merger (to the extent such potential investor participates in the PIPE Investment and subscribes for shares of Hypebeast), plus (iii) 2% of the incremental gross proceeds above the PIPE Investment that is received by Hypebeast at the closing of the Merger either from ISAA’s trust account or any other financing conducted by Hypebeast prior to the closing of the Merger. In addition,

Hypebeast will reimburse all of Cowen’s reasonable out-of-pocket costs and expenses incurred in connection with its activities, which shall not exceed US$10,000 in aggregate without Hypebeast’s consent. Cowen was not involved in Hypebeast’s negotiation with ISAA for the Merger Agreement.
Morgan Stanley previously also acted as an underwriter in the IPO and will receive from ISAA the deferred underwriting compensation in the amount of US$3,892,000, if the Business Combination is completed. US$1,946,000 of the deferred underwriting compensation that would otherwise have been due to Morgan Stanley if the Business Combination is completed will be re-allocated and paid to Cowen, as a financial advisor to Hypebeast, if the Business Combination is completed, in accordance with the terms of the underwriting agreement entered into between ISAA and Morgan Stanley in connection with the ISAA IPO.
The aggregate fees payable to Morgan Stanley, Cowen, and BTIG (in addition to any expense reimbursements) are approximately US$11,478,000, US$4,946,000 and US$2,000,000, respectively.
Morgan Stanley also provided ISAA with a relationship disclosure letter describing its role with ISAA and any other material relationships that it had with ISAA.
In addition, Morgan Stanley (together with its affiliates) is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, wealth management, investment research, principal investing, lending, financing, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, Morgan Stanley and its affiliates may provide investment banking and other commercial dealings to ISAA, Hypebeast, and their respective affiliates in the future, for which they would expect to receive customary compensation. In addition, in the ordinary course of its business activities, Morgan Stanley and its affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ISAA, Hypebeast or their respective affiliates. Morgan Stanley and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Anticipated Accounting Treatment
ISAA will be treated as the “acquired” company for financial reporting purposes. The Merger will be treated as an acquisition of ISAA by Hypebeast in the way of Hypebeast issuing equity instruments for the net assets of ISAA as of the closing date. The net assets of ISAA will be stated at pre-combination amount, with no goodwill or other intangible assets recorded.
Hypebeast has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
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Hypebeast’s shareholders will have the largest voting interest in Hypebeast under both the no redemption and maximum redemption scenarios;

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Hypebeast shareholders will have the ability to nominate at least a majority of the members of the Board of Directors of the combined entity; and

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Hypebeast’s senior management is the senior management of the post-combination company.

The Merger, which is not within the scope of IFRS 3 — Business Combinations (“IFRS 3”) since ISAA does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2 — Share-based Payment (“IFRS 2”). The net assets of Hypebeast will be stated at their pre-combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of equity instruments issued by Hypebeast to ISAA shareholders over the pre-combination carrying value of ISAA’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Comparison of Rights of Hypebeast Shareholders and ISAA Stockholders
If the Business Combination is successfully completed, holders of ISAA shares of common stock will become holders of Hypebeast Ordinary Shares and their rights as shareholders will be governed by Hypebeast’s constitutional documents. Please see “Comparison of Rights of Hypebeast Shareholders and ISAA Stockholders” on page 198 for more information.
Regulatory Matters
The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the Business Combination.
Emerging Growth Company
Hypebeast is, and consequently, following the Business Combination, will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.
The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the ISAA IPO, (b) in which Hypebeast has total annual gross revenue of at least $1.07 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
Hypebeast is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, Hypebeast is permitted to follow the corporate governance practices of its home country in lieu of the corporate governance standards of Nasdaq Stock Market LLC applicable to U.S. domestic companies. For example, Hypebeast is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. While Hypebeast does not currently intend to follow home country practice in lieu of the above requirements, Hypebeast could decide in the future to follow home country practice. As a result, Hypebeast’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, Hypebeast is also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.
Risk Factors
In evaluating the Business Combination and the Proposals to be considered and voted on at the Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 45 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) ISAA’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the Merger Sub following consummation of the Business Combination. Such risks include, but are not limited to:
Risks Relating to Hypebeast’s Business and Operations
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Hypebeast’s business depends on its ability to offer digital media content and online retail products that attract visitors and online shoppers.

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Hypebeast depends on the Internet traffic to its websites for the operation of its business.

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Hypebeast relies on its e-commerce suppliers to supply goods for sale on its e-commerce platform.

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Hypebeast’s business depends on its ability to maintain existing relationship with brand owners and advertising agencies and its ability to attract new digital media customers to place advertisements with it.

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Hypebeast relies on customers in the fashion industry.

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Hypebeast’s business depends on a strong brand, which it might not be able to maintain or enhance; unfavorable customer feedback or negative publicity could adversely affect its brand.

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Any unauthorized use of Hypebeast’s brand name or any other intellectual property infringements by third parties, and the expenses incurred in protecting such intellectual property rights, may adversely affect Hypebeast’s business and reputation.

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Hypebeast faces risks and uncertainties in the licensing and approval requirements for its services. If Hypebeast fails to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment in China, its financial condition and results of operations may be materially and adversely affected.

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Hypebeast is exposed to the risk of infringement of intellectual property rights owned by third parties.

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Hypebeast may not be able to sustain the growth of revenue and profitability that it experienced historically.

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If Hypebeast fails to achieve the marketing objectives of the brand owners and advertising agencies, it could lose customers.

Risks Relating to the Corporate Structure
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If the PRC government deems that the contractual arrangements that establish the structure for operating our operations in mainland China (the “Contractual Arrangements”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, Hypebeast could be subject to severe penalties or be forced to relinquish its interests in those operations.

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The Contractual Arrangements may not be as effective as direct ownership in providing control over Hypebeast Cultural.

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The shareholder of Hypebeast Cultural may potentially have a conflict of interests with Hypebeast.

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The Contractual Arrangements may be subject to scrutiny of the PRC tax authorities and transfer pricing adjustments and additional tax may be imposed.

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A substantial amount of costs and time may be involved in transferring the ownership of Hypebeast Cultural to Beijing Hypebeast under the Exclusive Option and Equity Trust Agreement.

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Any failure by Hypebeast Cultural or its shareholder to perform their obligations under the Contractual Arrangements with them would have a material and adverse effect on the business of Hypebeast.

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Hypebeast does not have any insurance which covers the risks relating to the Contractual Arrangements and the transactions contemplated thereunder.

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Hypebeast would be adversely affected if Hypebeast Cultural suffers losses.

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Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Regulations and how they may impact the viability of Hypebeast’s current corporate structure, corporate governance and business operations.

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Hypebeast may rely on dividends and other distributions on equity paid by its PRC subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of Hypebeast’s PRC subsidiary to make payments to it could have a material and adverse effect on its ability to conduct its business.

Risks Relating to Doing Business in Mainland China and Hong Kong
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Hypebeast is subject to risks relating to the PRC government’s significant authority to intervene in or influence on its mainland China operations. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The PRC government has significant authority to intervene or influence in a company’s operations in mainland China, such as Hypebeast’s, at any time. The PRC government may exert more control over offerings conducted overseas by and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers and Hypebeast were to be subject to such oversight and control, it may result in a material adverse change to Hypebeast’s business operations, including its Hong Kong operations, significantly limit or completely hinder its ability to offer or continue to offer securities to investors, and cause its shares to significantly decline in value or become worthless.”

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Hypebeast is subject to risks relating to the uncertainties arising from the legal system in mainland China. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong —
Uncertainties arising from the legal system in mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder Hypebeast’s ability to offer or continue to offer shares , result in a material adverse change to its business operations, and damage Hypebeast’s reputation, which would materially and adversely affect its financial condition and results of operations and cause its shares to significantly decline in value or become worthless.”

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Hypebeast is subject to risks relating to the Holding Foreign Companies Accountable Act. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

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Hypebeast is subject to risks relating toPCAOB’s inability to inspect Hypebeast’s auditor. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — The PCAOB is currently unable to inspect Hypebeast’s auditor in relation to their audit work performed for Hypebeast’s financial statements and the inability of the PCAOB to conduct inspections over Hypebeast’s auditor deprives Hypebeast’s investors with the benefits of such inspections.”

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Hypebeast is subject to risks relating to cybersecurity. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect Hypebeast’s business, financial condition, and results of operations.”

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Hypebeast is subject to risks relating to the permission or approval from, or the filing with, the CSRC, the CAC, or other PRC authorities in connection with this offering. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — If Hypebeast were to be required to obtain any permission or approval from, or the filing with, the CSRC, the CAC, or other PRC authorities in connection with this offering under PRC law, it cannot predict whether or for how long it will be able to obtain such approval or complete such filing.”

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Hypebeast is subject to risks relating to PRC restrictions on currency exchange. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — Hypebeast is subject to PRC restrictions on currency exchange.”

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Hypebeast is subject to risks relating to RC regulation of loans to and direct investment in PRC entities. See “Risk Factors — Risks Relating to Doing Business in Mainland China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the proceeds of Hypebeas’s public offering to make loans or additional capital contributions to its PRC subsidiary, which could materially and adversely affect Hypebeast’s liquidity and its ability to fund and expand Hypebeast’s business.”

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination Agreement (the “Business Combination”). ISAA will be treated as the “acquired” company for financial reporting purposes. The Business Combination, which is not within the scope of IFRS 3 since ISAA does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2. The net assets of ISAA will be stated at their pre-combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of consideration transferred to ISAA’s shareholders over the pre-combination carrying value of ISAA’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
The unaudited pro forma condensed combined statement of financial position are shown as of September 30, 2021, which gives effect to the Transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statement of financial position includes ISAA’s audited balance sheet as of December 31, 2021 and Hypebeast’s unaudited condensed consolidated statement of financial position as of September 30, 2021. The summary unaudited pro forma condensed combined statements of profit or loss and other comprehensive income give effect to the Transactions as if they had occurred on April 1, 2020. The summary unaudited pro forma condensed combined statements of profit or loss and other comprehensive income include ISAA’s unaudited statement of operations for the period from (i) January 22, 2021 (inception) to March 31, 2021 and (ii) six months ended December 31, 2021, as well as Hypebeast’s (i) audited consolidated statement of operations for the year ended March 31, 2021 and (ii) unaudited results of operations for the six months ended September 30, 2021.
The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of ISAA and Hypebeast for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what Hypebeast’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of Hypebeast following the Business Combination.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:
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Assuming No Redemptions:    This presentation assumes that no Public Shareholders of ISAA exercise redemption rights respect to their Public Shares for a pro rata share of cash in the Trust Account.

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Assuming Maximum Redemptions:    This presentation assumes that 15,014,000 ISAA Public Shares are redeemed for their pro rata share of the cash in the Trust Account, which is the maximum amount that can be redeemed. This scenario gives effect to ISAA share redemptions for aggregate redemption payments of $150,146,812 USD (HK$1,170,619,620) at a redemption price of approximately $10.00 USD (HK$77.97) based on the investments held in the Trust Account as of December 31, 2021. The Merger Agreement includes as a condition to closing the Business Combination that, at Closing, must be at least $35,000,000 USD (HK$272,877,500) comprising (i) the cash held in the Trust Account after giving effect to the ISAA shareholder redemption and (ii) aggregate proceeds from the PIPE Financing (the “Available Closing Cash Amount”).

	Pro Forma Combined
(in thousands, except share and per share amounts)	Assuming No Redemptions		Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data For the Year Ended March 31, 2021
Net loss for the period	HK$	(311,893)	HK$	(409,901)
Net loss per share, ordinary shares – basic	HK$	(5.84)	HK$	(10.69)
Weighted average shares outstanding, ordinary shares – basic		53,374,300		38,360,300
Net loss per share, ordinary shares – diluted	HK$	(5.84)	HK$	(10.69)
Weighted average shares outstanding, ordinary shares – diluted		54,395,784		39,381,784
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data For the Six Months Ended September 30, 2021
Net income for the period	HK$	56,227	HK$	56,227
Net earnings per share, ordinary shares – basic	HK$	1.05	HK$	1.47
Weighted average shares outstanding, ordinary shares – basic		53,374,300		38,360,300
Net earnings per share, ordinary shares – diluted	HK$	1.03	HK$	1.43
Weighted average shares outstanding, ordinary shares – diluted		54,395,784		39,381,784
Summary Unaudited Pro Forma Condensed Combined Statement of Financial Position Data as of September 30, 2021
Total assets	HK$	1,939,659	HK$	792,360
Total liabilities	HK$	250,278	HK$	250,278
Total equity	HK$	1,689,381	HK$	542,082

TRADING MARKETS AND DIVIDENDS
Market of ISAA Securities
ISAA shares of Class A common stock are traded on Nasdaq under the symbols “ISAA”. ISAA shares of Class A common stock commenced public trading on July 9, 2021. The following table shows, for the periods indicated, the high and low bid information per ISAA shares of Class A common stock as reported on Nasdaq:
Quarter Ended	High	Low
2022
March 31	$10.04	$9.90
2021
December 31	$10.08	$9.92
July 9 to September 30	$10.06	$9.85
Holders
On the Record Date, there were 2 holders of record of ISAA shares of Class A common stock.
Dividends
ISAA’s Amended and Restated Certificate of Incorporation requires ISAA to make quarterly dividends of $0.05 per share of Class A common stock. ISAA’s Board will meet to officially fix the record date with respect to the dividend and ISAA will announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 8-K. ISAA expects the record date to be on or shortly following the fifth business day following the end of the prior quarter and, as provided in its Amended and Restated Articles of Incorporation, to make the distributions to record date public stockholders within 15 days of the end of the prior quarter, which in any event will be in accordance with ISAA’s bylaws and the Delaware General Corporation Law, which requires that a record date not be more than sixty days prior to the date of such distribution. In accordance with ISAA’s instructions, its transfer agent, Continental Stock Transfer & Trust Company, will identify the stockholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then stockholders of record. ISAA expects the costs incurred in connection with the above-described quarterly dividends to be in the range of $10,000 to $15,000 per quarter. Such expenses will be paid from funds available to ISAA outside the trust account for working capital purposes.
The payment of any cash dividends subsequent to the Business Combination will be at the discretion of Hypebeast’s board of directors and subject to the company having funds lawfully available for distribution at such time.

Market of Hypebeast Securities
The following table shows, for the periods indicated, the high and low bid information per Hypebeast Ordinary Share as reported on the HKSE. Hypebeast Ordinary Shares commenced public trading on April 11, 2016.
Interim Period Ended	High		Low
2021
December 31	HK$	1.94	HK$	0.74
September 30	HK$	1.94	HK$	0.74
2020
December 31	HK$	1.33	HK$	0.60
September 30	HK$	1.33	HK$	0.60
Holders
On the Record Date, there were        holders of record of Hypebeast Ordinary Shares.

RISK FACTORS
If the Business Combination is completed, the combined company will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, the combined company’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Hypebeast Ordinary Shares or, if the Business Combination is not consummated, ISAA Class A common stock could decline, and you may lose part or all of the value of any Hypebeast Ordinary Shares or ISAA Class A common stock that you hold.
Risks Relating to Hypebeast’s Business and Operations
Hypebeast’s business depends on its ability to offer digital media content and online retail products that attract visitors and online shoppers.
Hypebeast’s future growth depends on its ability to retain visitors to its websites and social media platforms, as well as its ability to continue attracting new online shoppers and gaining new purchases from its e-commerce platform. Constantly changing fashion trend and consumer preferences have affected and will continue to affect Hypebeast’s business. To maintain its attractiveness, Hypebeast’s websites and social media platforms are constantly updated to provide latest trend in fashion, lifestyle, culture and music. If Hypebeast fails to update its websites and social media platforms regularly, readers may lose interest in its online platforms and may not return again to look for information on new products and latest trend contents.
Hypebeast attempts to analyze visitors’ and online shoppers’ preference using data and determine its product selection and marketing strategy for its e-commerce platform accordingly. It cannot guarantee that its prediction on consumer behavior could be accurate. In addition, while visitors and followers of Hypebeast’s integrated digital platforms are mostly from the male demographic, its online shoppers’ gender ratio are near equal, which exposes Hypebeast to risks of disproportionate and unpredictable online conversion rates between its digital websites and social media platforms, with its e-commerce platform leading to missed targeted segments. There can be no guarantee or assurance that the number of either gender’s online shoppers will continue to grow at the same rate as the future growth rate of Hypebeast’s digital media content readership. If Hypebeast’s prediction deviates further from the online retail shoppers’ actual preference and it fails to offer products that are attractive to retail consumers at its e-commerce platform, the sales at its e-commerce platform may be adversely affected.
Further, privacy concerns and tightening regulatory restrictions will prevent Hypebeast from collecting or using data it collected in the course of its business to analyze consumer preference in a meaningful way or if there are any defects in its data analytic model, Hypebeast’s prediction on consumer behavior may not be accurate. With regard to the accuracy of its data, Hypebeast relies on the information provided by its registered users or online shoppers as well as information obtained by monitoring its visitors’ browsing behavior. Hypebeast does not verify the authenticity of all such data. If the information that Hypebeast collects is materially inaccurate or false, or there are increasing regulatory requirements over user consent in the absence of which prevents Hypebeast to capture and analyze such consumer preference data, its prediction on market trends as well as its business implementation and monetization strategies may be adversely affected.
Hypebeast must stay abreast of constantly changing consumer preferences and anticipate product trends that will appeal to existing and potential visitors and online shoppers, and any failure to identify and respond to such trends could result in decreased number of visitors and online shoppers and reduced attractiveness of its websites as a marketing platform for advertisers. This may in turn lead to significant adverse effects on its business, financial condition and results of operations.
Hypebeast depends on the Internet traffic to its websites for the operation of its business.
The Hypebeast, Hypebae and Popbee websites, together with Hypebeast’s social media platforms, attract a large number of young adult readers by featuring up-to-date fashion, lifestyle, culture and music trends that are appealing to millennials. Through the Internet, Hypebeast’s websites as well as the advertisements on these websites are delivered to its followers and visitors around the globe. Its digital media customers choose Hypebeast for its ability to deliver the advertising materials to their target viewers. As such, the revenue from its digital media business depends on Hypebeast’s ability to attract Internet traffic to its websites. In addition, sales of its e-commerce segment also depend heavily on the number of Internet users browsing its e-commerce platform.
In view of the importance of Internet traffic to Hypebeast’s websites and e-commerce platform, should there be (i) any reduction in the number of followers and visitors in its websites and its e-commerce platform; (ii) any decrease in the popularity of its websites and its e-commerce platform in the markets where it operates; (iii) any failure by Hypebeast or third parties to make improvement, upgrades or enhancement to its websites and its e-commerce platform in a timely manner; (iv) any lasting or prolonged server interruption due to network failures or other factors; or (v) any other adverse developments specific to its websites and its e-commerce platform, Hypebeast’s business, financial condition and results of operations could be adversely affected.
Hypebeast relies on its e-commerce suppliers to supply goods for sale on its e-commerce platform.
Hypebeast plans its procurement for the e-commerce platform at least 3 to 6 months before the commencement of each fashion season. Generally, Hypebeast does not enter into any long-term contracts with suppliers of its e-commerce platform. Such arrangement gives Hypebeast flexibility in deciding the brands and the type of products to procure for the next season, which involves consideration on the forthcoming market trends and the popularity of the brands as revealed by its market analysis. Further, due to Hypebeast’s brand recognition and relationship with suppliers, favorable terms were being offered by some of its suppliers such as consignment sale arrangements and extended credit periods.
Hypebeast may also experience shipment delays in delivering popular items to its e-commerce warehouse located in Hong Kong, or not be able to replenish such items if they are sold out quickly. Hypebeast cannot guarantee that its suppliers will continue to provide goods to it and will provide the goods in an amount and lead time that is sufficient to meet the demand of its e-commerce customers. Hypebeast’s agreements typically do not restrict its suppliers from selling products to other buyers or distributors. It also cannot assure you that the suppliers will continue to offer products to it on commercially attractive terms. Even if Hypebeast maintains good relationships with its suppliers, it may be unable to remain in business due to economic conditions, labor actions, regulatory or legal decisions, natural disasters or other causes. In the event that Hypebeast is unable to source products at all or at favorable terms, the revenue and operation of its e-commerce segment may be materially affected.
Hypebeast’s business depends on its ability to maintain existing relationship with brand owners and advertising agencies and its ability to attract new digital media customers to place advertisements with it.
Hypebeast provides advertisement spaces and services to high-profile international brand owners and their advertising agencies. Hypebeast’s ability to continue to grow its revenue and profit will depend in large part on expanding business with its current digital media customers and attracting new ones. Hypebeast relies on its reputation in the industry as well as its websites’ viewing statistics to attract brand owners and advertising agencies to place advertisements with it. Hypebeast cannot guarantee that its digital media platforms will remain attractive. Further, the number of Hypebeast’s current digital media customers may not expand further and may even decline. As Hypebeast’s contracts with its digital media customers are generally on individual project basis, it generally does not enter into any long-term business contracts with its digital media customers. Accordingly, Hypebeast may have limited visibility as to its future revenue streams and there is no assurance that it will maintain or increase the level of its business with existing or potential customers. Should Hypebeast’s digital media customers decide to reallocate their budgets and choose its competitors due to the market conditions or it fails to provide attractive digital media content and pricing structures to attract or retain customers or any other factors, the demand for its services may not grow or even decline and its business, results of operations and financial condition may be materially and adversely affected. Hypebeast also cannot guarantee that it would secure new digital media customers to advertise in its platforms.
If Hypebeast is unable to attract new visitors and maintain or increase consumer traffic to Hypebeast’s websites or various digital media platforms, Hypebeast’s potential digital media customers may not use, and existing digital media customers may not continue to use Hypebeast’s solutions for their promotional campaigns, then Hypebeast’s sales will decrease and Hypebeast’s operating results will be adversely affected.
Hypebeast relies on customers in the fashion industry.
Some of Hypebeast’s digital media customers are from the fashion industries, including producers of apparel, accessory and footwear. The revenue and growth of the fashion industry is highly sensitive to the general economic performance regionally and globally. Should the fashion industry suffer a downturn or be affected by fluctuations in the macroeconomic conditions, the branding and marketing budgets of brand owners conducting business with Hypebeast may be adversely affected. Hypebeast’s sales of branded products via its e-commerce platform would also be adversely affected if consumers are less willing to spend money on fashionable items due to economic downturn. This would have an impact on Hypebeast’s business and financial performance.
Hypebeast does not enter into any long term contracts with its e-commerce customers. Should Hypebeast’s e-commerce customers change their shopping behavior or it fails to offer goods which are appealing to its customers for sale on the e-commerce platform, its business results of operations and financial condition may be materially and adversely affected.
Hypebeast’s business depends on a strong brand, which it might not be able to maintain or enhance; unfavorable customer feedback or negative publicity could adversely affect its brand.
Hypebeast believes that its Hypebeast brand under which it operates has significantly contributed to the growth of its business. It also believes that the strong awareness of the Hypebeast brand contributes to higher organic traffic on its websites and lower marketing costs. Therefore, Hypebeast believes that maintaining and enhancing its Hypebeast brand, whilst building and maintaining its other vertical brands, is critical to expand and retain its base of visitors, customers and suppliers.
Hypebeast’s brand may be adversely affected if its public image or reputation is tarnished by negative publicity. Customer complaints or negative publicity about its websites, products, delivery times, product returns procedures, customer data handling and security practices, or customer support on its Internet-based platforms such as blogs and social media websites or on other platforms could have a significant negative impact on its reputation and on the popularity of its websites.
Hypebeast cannot guarantee that negative reports about its business or its brand will not occur in the future and serious damage to its brand, public image, reputation and business may follow as a result. If Hypebeast is unable to maintain or enhance its brand image, or if its brand image is damaged by negative publicity or if its brand is not accepted by followers and visitors, this could have a material adverse effect on its business, financial condition and results of operations.
Any unauthorized use of Hypebeast’s brand name or any other intellectual property infringements by third parties, and the expenses incurred in protecting such intellectual property rights, may adversely affect Hypebeast’s business and reputation.
Hypebeast regards its brand, trademarks, copyright in the digital content and other intellectual property rights as critical to its success. It has developed Hypebeast into a strong and well-recognised brand in the digital media and fashion industry. Hypebeast believes that many digital media customers approached it for its advertising services because of the reputation and strong brand image. It also believes that the followers and visitors of its platforms are attracted to the digital media platforms because of the quality digital content created by the its editorial teams. These visitors and followers may access the HBX E-Commerce platform via the link on the Hypebeast website and become Hypebeast’s e-commerce customers. Hypebeast’s continuing success and growth of both the digital media and e-commerce segments therefore depend on the its ability to protect and promote its brand, trademarks, copyright and other intellectual property rights.
As of September 30, 2021, Hypebeast owned certain copyrights in relation to its digital media content and advertising materials, including artistic works (such as artworks and photos), films (such as videos) or literary works (such as text) and a total of 231 trademarks registrations and 119 domain names (amongst which 2 domain names are awaiting verification for registration). Unauthorized use of the intellectual properties by third parties may adversely affect the business and reputation of Hypebeast. For example, competitors and other third parties may imitate Hypebeast’s brand or infringe its trademark by using an identical brand name or trademark or by creating brand names or inventing keywords that are confusingly similar to those owned by Hypebeast. It may also be possible for third parties to obtain and use Hypebeast’s copyrighted materials, such as articles and blog posts on its digital media platforms, without authorization. Preventing such unauthorized use of intellectual property is inherently difficult. If Hypebeast is unable to prevent such unauthorized use, competitors and other third parties may drive visitors and followers away from Hypebeast, which could harm its reputation and materially and adversely affect its results of operations.
Hypebeast generally relies on trademark and copyright laws to protect its intellectual property rights. However, the validity, viability, enforceability and scope of protection of intellectual property in Internet-related industries could be uncertain. In particular, the laws in certain other countries may not offer intellectual property protection to the same extent as the laws of Hong Kong, and the laws in certain jurisdictions where Hypebeast hold intellectual property protection rights may not be extendable to certain other locations where infringement has taken place. In the future, if suspected infringement arises, litigation may be necessary to enforce Hypebeast’s intellectual property rights and to protect its intellectual properties. Future litigation could result in substantial costs and diversion of resources. As of the date of this proxy statement/prospectus, Hypebeast has applied for the trademark registration of 180 trademarks in Hong Kong, the U.S., mainland China, the EU, Japan, the United Kingdom, Canada, South Korea and other countries and regions. However, there is no assurance that these applications for trademark registration will eventually be approved or that Hypebeast would be granted exclusive rights to use these marks as registered trademarks. If the trademarks cannot be registered, or if the registration process is delayed, such trademarks may be infringed, which may materially and adversely affect Hypebeast’s business, prospects, results of operations and financial condition. In addition, there is no assurance that the use of the trademarks by Hypebeast will not infringe the intellectual property rights of any other third party or in breach of the laws of Hong Kong, the US, mainland China or other jurisdictions (whether stated above or otherwise newly identified) before the registration process has commenced and/or is completed. Any claim in relation to the use of trademark by Hypebeast, made or threatened to be made against it, in the future, regardless of merits, could result in litigation and could adversely and materially affect its business, results of operations and financial conditions.
Hypebeast faces risks and uncertainties in the licensing and approval requirements for its services. If Hypebeast fails to obtain and maintain the requisite licenses and approvals required under the complex regulatory environment in China, its financial condition and results of operations may be materially and adversely affected.
The online marketing industry, the VAT industry and the video production industry in China are highly regulated by the PRC government. Hypebeast is required to obtain and maintain various licenses and permits and fulfill registration and filing requirements in order to conduct and operate Hypebeast’s business currently carried out. Hypebeast cannot assure you that Hypebeast historically operated, or is operating with proper or adequate approvals, licenses or permits, or is able to successfully update or renew the licenses or permits required for its business in a timely manner or that these licenses or permits are sufficient to conduct all of the its present or future business.
Hypebeast may be required to obtain additional licenses or permits for its services. Regulations in China with respect to the online marketing industry, the VAT industry and the video production industry are still in its nascent stage. The relevant laws and regulations are relatively new and still evolving, and their interpretation and enforcement involve significant uncertainty and ambiguity. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Any failure to obtain additional licenses or permits for Hypebeast’s services may subject Hypebeast to fines, legal sanctions or an order to suspend Hypebeast services in China.
Hypebeast is exposed to the risk of infringement of intellectual property rights owned by third parties.
Hypebeast’s digital media platforms report the latest trend in fashion, lifestyle, culture and music. The articles written by its editorial teams and posted on its digital media platforms include updates, event reports and product reviews. Its editorial teams gather information from various sources to create digital content and may include artworks, photos or videos in the articles. Where possible, Hypebeast endeavors to create original artworks, photos or videos or use materials provided to it by brand owners or their advertising agencies. In other situations, Hypebeast acknowledges the sources of these artworks, photos and/or videos.
The copyright of the artworks, photos and videos Hypebeast used on its digital media platforms may be owned by third parties. Hypebeast cannot guarantee the copyright owner will not object to the use of the relevant copyrighted materials on its digital media platforms. Hypebeast may incur legal liability for infringing intellectual property rights in the pictures or videos that it posts on its digital media platforms.
Hypebeast cannot assure that in the future it will not be threatened or sued upon in relation to infringement of intellectual property rights of others. Any such claims, if arise and regardless of their merits, could be time-consuming and costly to defend, and may result in litigation and divert management’s attention and resources. Furthermore, an adverse determination in any such litigation or proceedings to which Hypebeast may become a party could cause Hypebeast to pay substantial damages, may result in harm to its reputation or may require it to pay ongoing royalties or may subject it to injunctions requiring Hypebeast to remove content or take other steps to prevent infringement, each of which could prevent Hypebeast from pursuing some or all of its business and result in its users and advertising customers or potential users and advertising customers deferring or limiting their use of its services, which could materially adversely affect its financial condition and results of operations.
Hypebeast may not be able to sustain the growth of revenue and profitability that it experienced historically.
Hypebeast experienced fluctuations in its revenue and gross profit margin during the recent fiscal years and will implement plans to sustain the growth momentum of its business. Hypebeast’s revenue decreased from HK$751.4 million in the fiscal year ended March 31, 2020 to HK$674.2 million (US$86.6 million) in the fiscal year ended March 31, 2021 due to the impact of the COVID-19 pandemic. Its revenue increased from HK$285.5 million for the six months ended September 30, 2020 to HK$440.8 million (US$56.6 million) for the six months ended September 30, 2021, in line with the recovery in Hypebeast’s business during the post-COVID-19 pandemic period. Similarly, Hypebeast’s gross profit margin decreased from 50.5% in the fiscal year ended March 31, 2020 to 49.6% in the fiscal year ended March 31, 2021. Its gross profit margin increased from 44.8% for the six months ended September 30, 2020 to 58.6% for the six months ended September 30, 2021.
External factors affecting the development of, and which may add uncertainty to, Hypebeast’s business include but are not limited to the economic conditions of the US, the EU, Asia and Hong Kong, the general industry trend, the consumption behavior of consumers and government policies. In order to sustain the growth momentum, Hypebeast plans to, among others, increase the traffic to its digital media platforms which it may monetize into its revenue and profitability.
Hypebeast intends to introduce additional localized websites in different languages for different regions of the world. Hypebeast also has to recruit additional employees with the necessary skills and knowledge in relation to its business. Its content production team requires staff who are proficient in multimedia design and its marketing team looks for sales talents who are able to solicit business from brand owners and advertising agencies. Hypebeast cannot guarantee that it could recruit the required skilled persons for the growth of its business.
In addition, the growth and expansion of Hypebeast’s business will require significant managerial, financial and human resources and may result in significant expenditures incurred by Hypebeast, which may or may not be recoverable, and may divert management’s attention from other business concerns. There is no assurance that Hypebeast will successfully implement its strategies or that its strategies, even if implemented, will result in the achievement of its objectives.
In the event that Hypebeast fails to implement efficiently the aforementioned measures to sustain the growth of its revenue and profitability or it fails to secure recurring business from its media service and e-commerce customers, its business operations and financial conditions may be adversely affected.
If Hypebeast fails to achieve the marketing objectives of the brand owners and advertising agencies, it could lose customers.
Hypebeast offers services to digital media customers depending on the individual needs and marketing objectives of the brand owners and advertising agencies. In general, the marketing objectives of an advertiser or marketer, such as the number of impression of an advertisement, will be set out in the relevant agreement with the customer before the commencement of a project and may be revised throughout the project, and Hypebeast’s digital media services may be fine-tuned with reference to the feedback from the customer.
Most of Hypebeast’s digital media customers assess its performance mainly based on its effectiveness in achieving their marketing objectives. As a result, Hypebeast is expected to provide effective digital media services that can achieve the desired marketing objectives (such as reaching a specific number of impressions within a given time frame). If Hypebeast’s digital media services are not able to achieve the desired marketing objectives, its relationships with digital media customers, reputation and revenue will be adversely affected.
Hypebeast’s international footprint exposes it to a variety of different local legal, regulatory, tax, payment, and cultural standards which it might fail to comply with.
While Hypebeast’s physical presence is largely concentrated in Hong Kong, its websites and social media platforms can be viewed by Internet users around the world. For its e-commerce platform, Hypebeast sources its offering of fashion products from various countries including US, Germany, France and Japan and Hypebeast had sold its goods to customers globally in the past. Therefore, the international scope of Hypebeast’s operations exposes it to several types of complexities that increase the risks associated with its business, including but not limited to:
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the need to serve its overseas customers with different cultural background and time zones resulting in difficulties in maintaining relationship with them;

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the need to effectively adjust its business to target the local markets, including the offering of country-specific websites in foreign languages (the Hypebeast website is available in traditional and simplified Chinese, Japanese, Korean, Indonesia and English language);

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different local laws and regulations, including relating to consumer protection, data privacy, labor, intellectual property, licensing, tax, trade, and customs duties or other trade restrictions;

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the potential for unexpected changes in legal, political or economic conditions in the countries from which Hypebeast sources or into which it sells;

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exposure to liabilities under various anti-corruption and anti-money laundering laws; and

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fluctuations in foreign exchange rates against the Hong Kong dollar.

If Hypebeast fails to manage these risks adequately, or if one or more of these risks materializes, this could have a material adverse effect on its reputation, business, financial condition and results of operations.
Hypebeast relies on third-party courier to deliver goods to e-commerce customers and third-party suppliers for technical and payment services.
Hypebeast uses a number of third-party couriers to deliver goods ordered by its e-commerce customers at the e-commerce platform. Interruptions to or failures in these third parties’ delivery services could prevent the timely or proper delivery of the goods to customers. These interruptions may be due to events that are beyond Hypebeast’s control or the control of these delivery companies, such as inclement weather, natural disasters, transportation disruptions or labor unrest. If these third-party couriers fail to deliver the goods, Hypebeast may not be able to find alternative delivery companies to provide delivery services in a timely and reliable manner, or at all. If the goods are not delivered in proper condition or on a timely basis to its customers, Hypebeast’s business and reputation could suffer.
Hypebeast relies on online payment service providers for the settlement of sales transacted on its e-commerce platform. Hypebeast also relies on third-party technical service providers for the operation of its integrated digital platforms. Any technical interruption in the functions provided by its third-party service providers could have a material adverse effect on the financial condition of Hypebeast.
Hypebeast’s e-commerce business is subject to seasonality risk.
Hypebeast’s e-commerce business is seasonal and it typically records higher sales during the months between October and January and also between May and July. Its sales may be affected by a change in weather in different countries. Historically, the fourth quarter of each year generally contributes the largest portion of the annual revenues of its e-commerce business as a result of increased advertising and promotion activities, which is primarily because (i) shoppers traditionally increase their spending on warm clothes and other fashion items during the winter season; and (ii) a number of promotions of its e-commerce platform typically occur in the winter season, such as Thanksgiving sale and Cyber Monday sale which are followed by the Christmas and New Year sales. Festive shopping, with customers shopping for gifts and treats, is an important driver for sales on Hypebeast’s e-commerce business. In addition, the festive ambience, as well as holiday promotions, also make impulse spending more likely. Therefore, historically revenue performance has seen a greater spike during the winter months, where there are numerous holiday celebrations such as Thanksgiving or Christmas. In addition, as a result of seasonal fluctuations, comparisons of sales and operating results between different quarters within a single year are not necessarily meaningful and should not be relied on as indicators of Hypebeast’s full-year performance.
Hypebeast’s business operations could be significantly disrupted by information technology system failures or undetected programming errors or other defects of its platforms.
Hypebeast’s business operations and success depend on the stable performance of its information technology system, which it utilizes to, among other things:
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host its integrated digital platforms comprising Hypebeast, Hypebae, Popbee and HBX store;

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analyze consumer preference;

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communicate with its digital media customers;

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design, execute and place advertisements; and

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monitor its inventory level.

Any system failure that interrupts Hypebeast’s ability to provide services to digital media customers and sell its products to consumers through the e-commerce platform could significantly reduce the attractiveness of its services and reduce its revenue. Hypebeast’s systems are vulnerable to a variety of events, including telecommunications failures, power shortages, computer virus infection, malicious human acts and natural disasters. In addition, any steps to increase the reliability and to avoid the redundancy of its information technology system may not be effective and may not be successful in preventing system failures.
Hypebeast’s integrated digital platforms may contain undetected programming errors or other defects and it faces the challenge of external interruptions. For example, parties unrelated to Hypebeast may develop programs to interrupt the operation of its websites and online store. Users may also develop programs or use other means to infringe content of its integrated digital platforms. The occurrence of undetected errors or defects in its integrated digital platforms, and Hypebeast’s failure to discover and stop the external interruptions could disrupt its operations, damage its reputation and weaken its users’ experience. As a result, such errors, defects and external interruptions could adversely affect Hypebeast’s business, financial condition and results of operations.
Hypebeast may be liable for its users’ privacy being compromised which may materially and adversely affect its reputation and business.
Hypebeast collects, receives, stores and processes personal information and other data from users of its websites. In addition to standard data security measures such as passwords and firewalls, Hypebeast seeks to protect users’ information and accounts by employing comprehensive content filters, such as auto-detecting and blocking the appearance of phone numbers or bank account numbers to ensure that content posted by its users on its webpages are screened to prevent disclosure of personal information. As of the date of this proxy statement/prospectus, there has been no material users’ privacy breach.
Hypebeast collects various personal data in the operation of its business. For example, visitors may register for an account on its integrated digital platforms. Similarly Hypebeast also collects its online shoppers’ personal details such as name and address for the delivery of the goods. In addition, its information technology system monitors visitors’ activities on its webpages so as to collect data on consumer preference.

Hypebeast collects personal data from registered users with their prior consent. Hypebeast’s privacy policy is stated at the webpages of its integrated digital platforms. Its internal control procedure aims to ensure compliance with the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong or other applicable laws) in relation to the proper collection, use and storage of the personal data it collected.
Despite its efforts to employ security features to safeguard user information, there is no guarantee that Hypebeast can successfully keep its users free from inappropriate behavior, offensive contact or other acts of third parties that violate the privacy of its users. Similar to other providers of Internet content services and operators of Internet platforms, Hypebeast is subject to risks of hacking. Unauthorized users may gain access to or control of other users’ personal accounts and their personal data for malicious purposes. Any failure or perceived failure by Hypebeast to (i) prevent its users’ exposure to such infiltration and (ii) comply with its privacy policies, its privacy-related obligations to users or other third parties, or any privacy laws or regulations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or users’ personal data, may result in governmental enforcement actions, litigation or public statements against Hypebeast by its users, consumer advocacy groups or others, which would detrimentally affect its reputation, and materially and adversely affect its business.
Hypebeast is subject to product liability risk for the goods sold on its e-commerce platform.
In recent fiscal years, Hypebeast primarily sold clothing, shoes and accessories to its e-commerce customers worldwide through the e-commerce platform. Hypebeast cannot guarantee that the goods shipped to its customers are free of any patent or latent defects. If defective or sub-standard goods cause damage or injury to its customers or persons who deal with the goods, Hypebeast may be liable for the damage or injury.
In addition, any defects in the products could result in material and adverse customer reaction towards Hypebeast, resulting in negative publicity and additional time, effort and expenditures to correct the problems and settle or defend the claims against Hypebeast. Hypebeast maintains limited insurance policies covering losses related to potential product liabilities. Nonetheless, any litigation in relation to product liability claims may result in substantial costs and diversion of its resources.
There is no assurance that Hypebeast will not encounter any of the abovementioned claims in the future. Any such claims may have an adverse monetary impact. Even if such claims are found meritless, the resulting negative publicity may cause significant damage to Hypebeast’s reputation.
Hypebeast relies on the availability of social media platforms for the promotion of its business.
Hypebeast makes use of various social media platforms, such as Facebook, Instagram, Twitter, Pinterest, YouTube, Weibo and Snapchat to promote its business. For instance, its Hypebeast accounts on Facebook, Instagram and Twitter recorded approximately 29,488,773 followers as of February 28, 2022. Hypebeast also put its articles on Facebook so that its viewers may like or share its posts, thereby allowing the post to reach a broader followers and visitors.
While Hypebeast has internal control policies in place to monitor the content it uploads to the above social media platforms and ensure compliance with these social media platforms’ policies, Hypebeast cannot guarantee that these social media platforms will continue to allow it to operate its accounts. If its accounts are blocked or banned, Hypebeast will lose a channel for communicating with its viewers and its popularity may be adversely impacted. Hypebeast may also as a result fail to attract viewers to its other websites through these social media platforms, leading to decreased monthly page views or monthly unique visitors and losing both advertising and retail customers.
If Hypebeast’s digital content is not viewed by its visitors and followers, Hypebeast’s digital media customers may not engage it for advertising services and its financial results will be adversely impacted.
Further, such social media platforms do not charge Hypebeast fees for its corporate user accounts. If these social media platforms demand payment of fees for its corporate user accounts, Hypebeast’s financial performance may be adversely affected.

Rapid changes in fashion trends, consumer preference and spending patterns may affect Hypebeast’s e-commerce business and result in obsolete or slow-moving inventories.
The sale of Hypebeast’s products on the e-commerce platform is subject to fashion trends, consumer preferences and spending patterns which may change rapidly. Hypebeast’s ability to analyze and predict fashion trends precisely as well as its ability to respond in a timely manner will determine the level of success of its e-commerce business and its growth rate. In addition, demand for products can change between the time when inventories are ordered and they are sold. As such, Hypebeast’s customers may not order its products in the quantities that it expects. As at March 31, 2020 and 2021 and September 30, 2021, Hypebeast’s inventories amounted to HK$71.4 million, HK$42.4 million (US$5.4 million) and HK$54.3 million (US$7.0 million), respectively. Its inventory turnover days in the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021were approximately 160, 159 and 178 days, respectively. If Hypebeast fails to anticipate, identify or respond to changes in consumer preferences in a timely manner, it may experience a reduced demand for its products, a lower level of revenue and an increased level of inventory turnover days as well as inventory obsolescence. Further, if Hypebeast fails to manage its inventories effectively, it may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, Hypebeast may be required to lower sale prices in order to reduce inventory level, which may lead to lower gross margins or a loss. High inventory levels may also require Hypebeast to commit substantial capital resources, preventing it from using that capital for other important purposes. As such, Hypebeast’s results of operations, financial performance and business could be materially and adversely affected.
As a result of being a public company, Hypebeast is obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in Hypebeast and, as a result, the value of its securities.
Hypebeast will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting as of the end of the fiscal year that coincides with the filing of its second annual report on Form 20-F. This assessment will need to include disclosure of any material weaknesses identified by Hypebeast’s management in its internal control over financial reporting. In addition, Hypebeast’s independent registered public accounting firm will be required to attest to the effectiveness of its internal control over financial reporting in its first annual report required to be filed with the SEC following the date Hypebeast is no longer an “emerging growth company.”
Hypebeast’s current internal controls and any new controls that it develops may become inadequate because of changes in conditions in its business. In addition, changes in accounting principles or interpretations could also challenge its internal controls and require that it establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that Hypebeast expects or do not operate as intended, it could materially and adversely affect its financial reporting systems and processes, its ability to produce timely and accurate financial reports or the effectiveness of its internal control over financial reporting. Moreover, Hypebeast’s business may be harmed if it experiences problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.
During the evaluation and testing process of Hypebeast’s internal controls, if it identifies one or more material weaknesses in its internal control over financial reporting, it will be unable to certify that its internal control over financial reporting is effective. Hypebeast cannot assure you that there will not be material weaknesses or significant deficiencies in its internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit its ability to accurately report its financial condition or results of operations. If Hypebeast is unable to conclude that its internal control over financial reporting is effective, or if its independent registered public accounting firm determines that it has a material weakness or significant deficiency in its internal control over financial reporting, Hypebeast could lose investor confidence in the accuracy and completeness of its financial reports, the market price of its securities could decline, and Hypebeast could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in its internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict its future access to the capital markets.
The growth and expansion of Hypebeast’s business places a continuous, significant strain on its operational and financial resources, and its internal controls and procedures may not be adequate to support its operations. As Hypebeast continues to grow, it may not be able to successfully implement requisite improvements to these systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Hypebeast’s failure to improve its systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of Hypebeast’s business or otherwise, may result in its inability to accurately forecast its revenue and expenses, or to prevent certain losses. Moreover, the failure of Hypebeast’s systems and processes could undermine its ability to provide accurate, timely and reliable reports on its financial and operating results and could impact the effectiveness of its internal control over financial reporting. In addition, Hypebeast’s systems and processes may not prevent or detect all errors, omissions or fraud.
Hypebeast has identified significant deficiencies in its internal controls over financial reporting, which, if not corrected, could affect the reliability of Hypeneast’s financial statements and have other adverse consequences.
In connection with the audit of Hypebeast’s consolidated financial statements as of and for the years ended March 31, 2020 and 2021, Hypebeast and Hypebeast’s independent registered public accounting firm have identified significant deficiencies in Hypebeast’s internal controls over financial reporting, which Hypebeast has begun to address and have a plan to further address. A significant deficiency is a deficiency, or a combination of deficiencies, in internal controls over financial reporting that is less severe than a material weakness but important enough to merit attention by those responsible for oversight of the company's financial reporting.
The significant deficiencies identified relate to (i) Hypebeast’s insufficient accounting personnel with appropriate knowledge of SEC reporting, and (ii) Hypebeast’s lack of formal, comprehensive accounting policies and procedures relating to the application and compliance with SEC reporting.
Neither Hypebeast nor its independent registered public accounting firm undertook a comprehensive assessment of Hypebeast’s internal controls under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in Hypebeast’s internal controls over financial reporting. Had Hypebeast performed a formal assessment of its internal controls over financial reporting, or had Hypebeast’s independent registered public accounting firm performed an audit of Hypebeast’s internal control over financial reporting, additional internal control deficiencies may have been identified.
Hypebeast has begun remediation and will continue to implement several measures, including, among others: (i) hiring a chief accounting officer with appropriate knowledge and experience in SEC reporting. The chief accounting officer, together with other experienced accountants, would support Hypebeast’s chief financial officer to continue build up a stronger accounting and finance team with a greater understanding of SEC reporting requirements; (ii) organizing regular training for Hypebeast’s accounting staff, especially trainings related to SEC reporting requirements. These staff would be kept current with the SEC reporting requirements via various means, such as attending external SEC reporting seminar as well as the getting access of the most updated SEC technical information; (iii) formulating comprehensive accounting policies and procedures that’s tailored to Hypebeast’s business. Such policies would include but not limited to (a) compliance reporting checklist for annual report and other SEC filings; and (b) processes to monitor new SEC reporting requirements; (iv) implementing internal controls over financial reporting policies to ensure accounting policies and procedures are operating effectively; and (v) creating relevant SEC reporting policies and procedures manual, which will be maintained, regularly reviewed, updated and readily accessible to accounting personnel. However, the implementation of these measures may not fully address these deficiencies in Hypebeast’s internal control over financial reporting, and Hypebeast cannot conclude that they have been fully remediated. Hypebeast’s failure to correct these deficiencies or failure to discover and address any other deficiencies could result in inaccuracies in Hypebeast’s financial statements and impair Hypebeast’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder Hypebeast’s ability to prevent fraud.

Hypebeast’s historical outstanding accounts receivable have been high. Inability to collect the accounts receivable on a timely basis, if at all, could materially and adversely affect Hypebeast’s financial condition, liquidity and results of operations.
As of March 31, 2020 and 2021 and September 30, 2021, Hypebeast’s traded and outstanding unbilled accounts receivables were HK$188.3 million, HK$172.7 million (US$22.2 million) and HK$200.5 million (US$25.8 million), respectively. Although Hypebeast conducts credit evaluations of its customers, it generally does not require collateral or other security from its customers. In addition, Hypebeast has had a relatively high customer concentration. As a result, an extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of its accounts receivable. Hypebeast’s inability to collect its accounts receivable on a timely basis, if at all, could materially and adversely affect its financial condition, liquidity and results of operations.
Fluctuations in foreign currency exchange rates may result in foreign currency exchange losses.
Hypebeast undertakes certain operating transactions in foreign currency, mainly in USD and Euro, which exposes Hypebest to foreign currency risk. In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, revenue received from its digital media customers denominated in USD was approximately USD34.0 million, USD39.3 million and USD48.8 million, representing approximately 46.1%, 40.0% and 50.3% of total digital media income, respectively; and those denominated in Euro was approximately EUR5.8 million, EUR6.7 million and EUR3.5 million, representing approximately 10.5%, 9.5% and 9.8% of total digital media income, respectively. Other major currencies and revenue received from its e-commerce customers was dominated in USD. In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, payments made by Hypebeast for settlement of purchases from its suppliers denominated in USD were approximately USD4.8 million, USD3.3 million and USD2.2 million, representing approximately 23.4%, 21.3% and 21.6% of total purchase, respectively; and those denominated in Euro were approximately EUR7.1 million, EUR6.1 million and EUR3.5 million representing approximately 42.0%, 48.0% and 42.4% of total purchase, respectively.
The value of HK$ against USD, Euro and other currencies may fluctuate and Hypebeast’s cash flows, revenues, earnings and financial position may be materially and adversely affected if there is any severe fluctuation in exchange rates among HK$, USD and Euro. Hypebeast has not used and at present does not intend to use any derivative instruments in foreign currency to hedge the risk against foreign currency exchange fluctuations. Accordingly, Hypebeast is exposed to exchange rate fluctuations and such exposure may adversely affect the financial position and performance of Hypebeast.
If Hypebeast fails to attract, recruit or retain its key personnel including its executive directors, senior management and key employees, its ongoing operations and growth could be affected.
Hypebeast’s success depends to a large extent on the efforts of its key personnel including its executive directors, senior management and key employees. For instance, its chairman, chief executive officer and executive director, Mr. Ma is the founder of Hypebeast and is responsible for the overall business development and financial and strategic planning of Hypebeast. There is no assurance that Mr. Ma or other key personnel will not voluntarily terminate their employment with Hypebeast. The loss of any of its key personnel could be detrimental to Hypebeast’s ongoing operations. Hypebeast’s success will also depend on its ability to attract and retain qualified personnel in order to manage its existing operations as well as its future growth. Hypebeast may not be able to successfully attract, recruit or retain key personnel and this could adversely impact its growth.
Adverse changes in Hong Kong’s or global economic and political policies could materially and adversely affect Hypebeast’s business, financial condition and results of operations.
Any prolonged slowdown in the global or Hong Kong economy or changes in political conditions may have a negative impact on Hypebeast’s business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect Hypebeast’s ability to access the capital markets to meet potential liquidity needs. The global spread of COVID-19 in a significant number of countries around the world and the traveling restrictions due to COVID-19 have resulted in, and may intensify, global economic distress, and the extent to which it may affect Hypebeast’s business and results of operations will depend on the Hypebeast’s future developments, which are highly uncertain and cannot be predicted.
In addition, Hypebeast’s results of operations may also be affected by geopolitical events and other developments beyond Hypebeast’s control, which may in turn adversely affect the economic and market conditions in Hong Kong and globally. There have been concerns over unrest, terrorist threats and the potential for war in the Middle East, Europe and elsewhere, as well as over the conflicts involving Ukraine, Syria and North Korea. For example, the military conflict between Russia and Ukraine has resulted in an escalated regional instability, amplified the existing geopolitical tension among Russia and other countries in the region and in the west, as well as adversely affected commodity and other financial markets or economic conditions. The United States, European Union, the United Kingdom, Switzerland and other countries have imposed, and may further impose, financial and economic sanctions and export controls targeting certain Russian entities and/or individuals, which could adversely affect the global economy and financial markets, even though Hypebeast does not have any direct exposure to Russia. The duration of such military conflict and the related sanctions, as well as their impact on the global financial markets, cannot be predicted. In addition, political unrest such as protests or demonstrations could disrupt economic activities and adversely affect Hypebeast’s business. The unrest in Hong Kong in recent years led to decreased consumer spending and an overall negative impact on Hong Kong’s economy. There can be no assurance that these protests and other economic, social, or political unrest in the future will not have a material adverse effect on Hypebeast’s financial conditions and results of operations. Furthermore, there is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by central banks and financial authorities in some of the world’s leading economies, including the United States and China.
Hypebeast may face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.
Hypebeast’s business may be materially and adversely affected by the effects of natural disasters, health epidemics or other public safety concerns. For example, the outbreak of a novel strain of coronavirus (COVID-19), first reported in December 2019, has spread rapidly throughout the world. On March 11, 2020, the World Health Organization declared the outbreak a “global pandemic”. The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders and business shutdowns. These measures may adversely impact Hypebeast’s employees and operations and the operations of its customers, suppliers and business partners, and may negatively impact demands for digital media and e-commerce services. In 2020, Hypebeast experienced decrease in its revenue as a result of the COVID-19 pandemic. In 2021, its business operation had substantially returned to normal levels. Recently, there has been an increasing number of COVID-19 cases, including the COVID-19 Delta and Omicron variant cases, in multiple countries and regions. As a result, various measures, including travel restrictions and stay-at-home orders, have been reinstated and Hypebeast may have to adjust various aspects of its operations. Concerns about the transmission of COVID-19 and mandates or orders from government authorities could continue to affect consumer behaviors, leading to changes in consumer spending. There remain significant uncertainties surrounding COVID-19, including the existing and new variants of COVID-19, and its further development as a global pandemic, including the effectiveness of vaccine programs against existing and any new variants of COVID-19. The extent to which the COVID-19 outbreak may continue to adversely affect the macro-economic environment as well as Hypebeast’s business, results of operations and financial condition remains uncertain, and will depend on future developments, including the duration, severity and reach of the COVID-19 outbreak, and actions taken to contain the outbreak or treat its impacts.
Hypebeast’s headquarters is located in Hong Kong, where most of its management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Hong Kong and other locations where Hypebeast’s offices reside in, its operation may experience material disruptions, which may materially and adversely affect its business, financial condition and results of operations. It is also vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server or service interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware, as well as adversely affect its ability to provide products and services. Hypebeast’s business operation could also be disrupted if any of its employees are suspected of having contracted any contagious disease or condition, since it could require its employees to be quarantined or its offices to be closed down and disinfected. All of these may have a material adverse effect on Hypebeast’s results of operations and financial condition in the near terms. Additionally, if the outbreak persists or escalates, it may be subject to further negative impact on its business operations or financial condition.
Risks Relating to the Industry
If Hypebeast fails to successfully develop and introduce new services, and keep up with the rapidly changing technology, its competitive position and ability to generate revenue and growth could be affected.
Internet is a fast changing and evolving platform. In order to adapt to this environment, Hypebeast has to continuously develop new services for its business, such as customized websites for its viewers in different regions of the world. The introduction of new services is subject to risks and uncertainties. Unexpected technical, operational, distribution or other problems could delay or prevent the introduction of its new services. Moreover, there can be no assurance that any of Hypebeast’s new features and services will achieve widespread market acceptance.
Hypebeast’s success also depends on its ability to adapt to rapidly changing technologies and to enhance the quality of its existing services. Hypebeast may experience difficulties that could delay or prevent the successful design, development, introduction or marketing of its new services or products. Any new service or product Hypebeast develops will need to meet the requirements of its existing and potential customers and may not achieve significant market acceptance. If Hypebeast fails to keep pace with changing technologies and to introduce successful and well-accepted products or services for its existing or potential customers, it could lose its customers and its revenue and growth could be adversely affected.
Intense competition in the media segment.
The online marketing industry is intensely competitive. In the highly competitive online marketing industry, Hypebeast may not be able to compete successfully and this could reduce its market share and adversely affect its financial performance.
There are numerous companies that specialize in the provision of online marketing and advertising services. Hypebeast competes with other competitors in Hong Kong, US and worldwide primarily on the following bases:
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brand recognition;

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quality of services;

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effectiveness of sales and marketing efforts;

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creativity in design and content of its websites;

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price;

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strategic relationships with brand owners and advertising agencies;

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hiring and retention of talented staff; and

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quality and volume of traffic of its websites.

Increased competition may result in price reductions for advertising space, reduced margins and loss of Hypebeast’s market share. Hypebeast’s existing competitors may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that are superior to those offered by Hypebeast in terms of any of the above areas, Hypebeast’s business, results of operations and financial conditions would be negatively affected. Hypebeast also competes with traditional forms of media, such as newspapers, magazines, radio and television broadcast, for brand owners and advertising agencies and advertising revenue.

Its existing and potential competitors may enjoy competitive advantages over it, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on popular websites, apps and mobile sites, and significantly greater financial, technical and marketing resources. If Hypebeast fails to compete successfully, it could lose customers. Hypebeast also cannot assure you that its strategies will remain competitive or that they will continue to be successful in the future. Increasing competition could result in pricing pressure and loss of its market share, either of which could have a material adverse effect on its financial conditions and results of operations.
Further, Hypebeast’s ability to generate and maintain certain level of revenue in the digital media services segment will depend on a number of factors, many of which are beyond its control, including but not limited to:
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intensified competition in the marketing and advertising industry and potential downward pressure on advertising prices;

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the acceptance and/or attractiveness of online digital media and social media platforms as an effective way for advertisers to place advertisements;

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availability of quality advertising space;

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the effectiveness of its marketing strategy, delivery, tracking and reporting systems;

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the development of software that blocks digital advertisements and the expansion of advertisement blocking on digital media and social media platforms, which might affect the delivery, display or tracking of digital advertisements; and

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implementation of government policy that promotes Internet and e-commence industries.

Intense competition in the e-commerce business.
In the e-commerce business Hypebeast competes with its competitors for customer orders and brand owners who supply their goods for Hypebeast to sell. Hypebeast’s current or potential competitors include major online retailers in US and worldwide that offer a wide range of general or fashionable merchandise product categories, major traditional retailers that are moving into online retailing and major Internet companies that have commenced e-commerce businesses and physical retail stores.
In addition, new and enhanced technologies may increase the competition in the e-commerce industry. New competitive business models may appear, for example, based on new forms of social media or social commerce. Increased competition may reduce Hypebeast’s margins, market share and brand recognition, or result in significant losses. Some of its current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships, larger customer bases or greater financial, technical or marketing resources than Hypebeast does. Those smaller companies or new entrants may be acquired by, receive investment from or enter into strategic relationships with well-established and well-financed companies or investors which would help enhance their competitive positions.
Some of Hypebeast’s competitors may be able to secure more favorable terms from brand owners, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies and devote substantially more resources to their websites, mobile apps and systems development than us.
Hypebeast cannot assure you that it will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on its business, financial condition and results of operations.
Hypebeast’s revenue growth depends on the continuous growth of Internet usage and infrastructure.
If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support its growth, Hypebeast’s revenue and growth could be adversely affected.
Hypebeast’s business and financial results depend heavily on the continuous growth in the use of Internet, whether through computers or other mobile connected devices. Internet usage may be inhibited for a number of reasons, many of which are beyond Hypebeast’s control, including but not limited to:

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security concerns;

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unavailability of inexpensive and high speed service;

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inconsistent quality of service; and

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inadequate network infrastructure.

If Internet infrastructure is unable to support the growing use of the Internet, the performance, usability and reliability of the Internet may be hindered and may decline. In addition, websites, apps and mobile sites may experience interruptions in their service as a result of sabotage and other delays occurring throughout the Internet network infrastructure. The Internet could lose its viability as a commercial medium due to delays in the development or adoption of new technology required to accommodate increased levels of Internet activity. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support its growth, Hypebeast’s revenue and growth could be adversely affected.
The PRC’s regulation and censorship of information distributed over the Internet in the PRC may adversely affect Hypebeast’s business and Hypebeast may be liable for information contained on its website.
The PRC Government has enacted laws and regulations governing Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. The PRC Government prohibits the distribution of information through the Internet that it deems to be in violation of PRC laws and regulations. If any of the content on Hypebeast’s, its PRC subsidiary’ or the VIE Entity’s digital media platform were deemed to violate any content restrictions by the PRC Government, it would not be able to continue to display such content and could become subject to penalties which could materially and adversely affect its business, financial condition and results of operations. Hypebeast may also be subject to potential liability for any unlawful actions.
Risks Relating to the Corporate Structure
If the PRC government deems that the contractual arrangements that establish the structure for operating the operations in mainland China (the “Contractual Arrangements”) do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, Hypebeast could be subject to severe penalties or be forced to relinquish its interests in those operations.
The PRC government regulates certain businesses through strict business licensing requirements and laws and regulations including restrictions on foreign investment. For instance, foreign investors are not allowed to own more than 50% equity interests in any PRC company engaging in VAT services with certain exceptions relating to online retail and mobile commerce, domestic multi-party communications, store-and-forward, call centers business. In addition, foreign investments in the video production business are prohibited. Because Hypebeast is an exempted company incorporated in the Cayman Islands, it is classified as a foreign enterprise under PRC laws and regulations, and its wholly-owned PRC subsidiary, Beijing Hypebeast Trading Co., Ltd (“Beijing Hypebeast”), is a foreign-invested enterprise (“FIE”). To comply with PRC laws and regulations, Hypebeast relies on the Contractual Arrangements with Hypebeast Cultural Communication (Beijing) Co., Ltd (“Hypebeast Cultural”) and its shareholder to conduct VAT services and video production services in mainland China. Hypebeast’s control over Hypebeast Cultural and Hypebeast’s position of being the primary beneficiary of Hypebeast Cultural for the accounting purposes are limited to the conditions that Hypebeast met for consolidation of Hypebeast Cultural under IFRS. Such conditions include that (i) Hypebeast controls Hypebeast Cultural through power to govern the activities which most significantly impact Hypebeast Cultural’s economic performance, and (ii) Hypebeast is entitled to receive benefits from Hypebeast Cultural that could potentially be significant to Hypebeast Cultural. Only if Hypebeast meets the aforementioned conditions, Hypebeast will be deemed as the primary beneficiary of Hypebeast Cultural, and Hypebeast Cultural will be treated as Hypebeast’s consolidated affiliated entities for the accounting purposes.
Hypebeast believes that the ownership structures of Hypebeast Cultural and Beijing Hypebeast comply with all existing PRC laws and regulations, and the Contractual Arrangements between Beijing Hypebeast,

Hypebeast Cultural and its shareholder governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, the legality and enforceability of such Contractual Arrangements as a whole have not been tested in any PRC courts and there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. If Hypebeast or Hypebeast Cultural is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
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revoking the business licenses of such entities;

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discontinuing or restricting the conduct of any transactions between Hypebeast and Hypebeast Cultural;

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imposing fines, confiscating the income from Hypebeast Cultural, or imposing other requirements with which Hypebeast or Hypebeast Cultural may not be able to comply;

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requiring Hypebeast to restructure its ownership structure or operations, including terminating the Contractual Arrangements with Hypebeast Cultural and deregistering the equity pledges of Hypebeast Cultural, which in turn would affect Hypebeast’s ability to consolidate, derive economic interests from, or exert control over Hypebeast Cultural; or

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restricting or prohibiting Hypebeast’s use of the proceeds of any of its financing outside PRC to finance Hypebeast’s business and operations in PRC.

The imposition of any of these penalties would result in a material and adverse effect on Hypebeast’s ability to conduct its business. In addition, it is unclear what impact the PRC government actions would have on Hypebeast and on its ability to consolidate the financial results of Hypebeast Cultural in its consolidated financial statements, if the PRC government authorities were to find the legal structure and the Contractual Arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes Hypebeast to lose its right to direct the activities of Hypebeast Cultural or its right to receive substantially all the economic benefits and residual returns from Hypebeast Cultural and Hypebeast is not able to restructure its ownership structure and operations in a satisfactory manner, Hypebeast would no longer be able to consolidate the financial results of Hypebeast Cultural in its consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on Hypebeast in this event, would have a material adverse effect on its financial condition and results of operations and cause the value of its securities to significantly decline.
Furthermore, it is uncertain whether any new PRC laws, rules or regulations relating to Contractual Arrangements will be adopted or if adopted, what they would provide. For example, the National People’s Congress approved the PRC Foreign Investment Law on March 15, 2019 (the “Foreign Investment Law”) and the State Council approved the Regulation on Implementing the Foreign Investment Law (the “Implementation Regulations”) on December 12, 2019, effective from January 1, 2020. The Supreme People’s Court of China issued a judicial interpretation on the Foreign Investment Law on December 26, 2019, effective from January 1, 2020. The Foreign Investment Law and the Implementation Regulations do not touch upon the relevant concepts and regulatory regimes that were historically suggested for the regulation of the variable interest entity structures, and thus this regulatory topic remains unclear under the Foreign Investment Law. Since the Foreign Investment Law and the Implementation Regulations are new, there are substantial uncertainties exist with respect to its implementation and interpretation and it is also possible that variable interest entities will be deemed as foreign invested enterprises and be subject to restrictions in the future. Such restrictions may cause interruptions to Hypebeast’s operations, products and services and may incur additional compliance cost, which may in turn materially and adversely affect our business, financial condition and results of operations and cause the value of its securities to significantly decline.
Any of these events could cause significant disruption to our business operations and severely damage Hypebeast’s reputation, which would in turn materially and adversely affect Hypebeast’s business, financial condition and results of operations and cause the value of its securities to significantly decline. If occurrences of any of these events results in Hypebeast’s inability to direct the activities of the VIE Entity in mainland China that most significantly impact their economic performance, or Hypebeast’s failure to receive the economic benefits from the VIE Entity, Hypebeast may not be able to consolidate the entity in its consolidated financial statements in accordance with IFRS.
The Contractual Arrangements may not be as effective as direct ownership in providing control over Hypebeast Cultural.
Hypebeast relies on the Contractual Arrangements to operate our business in mainland China. Such Contractual Arrangement may not be as effective in providing Beijing Hypebeast with control over Hypebeast Cultural as direct ownership. Hypebeast’s control over Hypebeast Cultural and Hypebeast’s position of being the primary beneficiary of Hypebeast Cultural for the accounting purposes are limited to the conditions that Hypebeast met for consolidation of Hypebeast Cultural under IFRS. Such conditions include that (i) Hypebeast controls Hypebeast Cultural through power to govern the activities which most significantly impact Hypebeast Cultural’s economic performance, and (ii) Hypebeast is entitled to receive benefits from Hypebeast Cultural that could potentially be significant to Hypebeast Cultural. Only if Hypebeast meets the aforementioned conditions, Hypebeast will be deemed as the primary beneficiary of Hypebeast Cultural, and Hypebeast Cultural will be treated as Hypebeast’s consolidated affiliated entities for the accounting purposes. If Beijing Hypebeast has direct ownership of Hypebeast Cultural, it will be able to exercise its rights as a shareholder to effect changes in the board of directors of Hypebeast Cultural, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the Contractual Arrangements, Hypebeast relies on the performance by the shareholder of Hypebeast Cultural of her obligations under the Contractual Arrangements to exercise control over Hypebeast Cultural. Such risks exist throughout the period in which Hypebeast intends to operate its business through the Contractual Arrangements with Hypebeast Cultural. Hypebeast may replace the shareholder of Hypebeast Cultural at any time pursuant to the Contractual Arrangements with Hypebeast Cultural and its shareholder. However, if any dispute relating to these contracts remains unresolved, Hypebeast will have to enforce its rights under the Contractual Arrangements through the operations of PRC law and courts and therefore will be subject to uncertainties in the PRC legal system. Therefore, the Contractual Arrangements with the shareholder of Hypebeast Cultural may not be as effective in ensuring Beijing Hypebeast’s control over Hypebeast Cultural as direct ownership would be.
The shareholder of Hypebeast Cultural may potentially have a conflict of interests with Hypebeast.
Hypebeast’s control over Hypebeast Cultural and Hypebeast’s position of being the primary beneficiary of Hypebeast Cultural for the accounting purposes are limited to the conditions that Hypebeast met for consolidation of Hypebeast Cultural under IFRS. Such conditions include that (i) Hypebeast controls Hypebeast Cultural through power to govern the activities which most significantly impact Hypebeast Cultural’s economic performance, and (ii) Hypebeast is entitled to receive benefits from Hypebeast Cultural that could potentially be significant to Hypebeast Cultural. Only if Hypebeast meets the aforementioned conditions, Hypebeast will be deemed as the primary beneficiary of Hypebeast Cultural, and Hypebeast Cultural will be treated as Hypebeast’s consolidated affiliated entities for the accounting purposes. Therefore, conflict of interests of the shareholder of Hypebeast Cultural will adversely affect the interests of Hypebeast. Pursuant to the Exclusive Option and Equity Trust Agreement, the shareholder of Hypebeast Cultural will irrevocably appoint any person as designated by Beijing Hypebeast as their representative to exercise the voting rights of such shareholder of Hypebeast Cultural. Therefore, it is unlikely that there will be potential conflict of interests between Hypebeast and the shareholder of Hypebeast Cultural. However, in the unlikely event that conflict of interests arises and cannot be resolved, Hypebeast will consider removing and replacing the shareholder of Hypebeast.
The Contractual Arrangements may be subject to scrutiny of the PRC tax authorities and transfer pricing adjustments and additional tax may be imposed
Hypebeast could face material adverse tax consequences if the PRC tax authorities determine that the Contractual Arrangements were not entered into based on arm’s length negotiations. If the PRC tax authorities determine that these agreements were not entered into on an arm’s length basis, they may adjust income and expenses of Beijing Hypebeast and/or Hypebeast Cultural for PRC tax purposes, which could result in higher tax liabilities on Beijing Hypebeast and/or Hypebeast Cultural. The operating and financial results of Hypebeast may be materially and adversely affected if the tax liabilities of Hypebeast Cultural or those of Beijing Hypebeast increase significantly or if they are required to pay interest on late payments and other penalties.
A substantial amount of costs and time may be involved in transferring the ownership of Hypebeast Cultural to Beijing Hypebeast under the Exclusive Option and Equity Trust Agreement.
In case Beijing Hypebeast exercises its option to acquire all or part of the equity interests in Hypebeast Cultural under the Exclusive Option and Equity Trust Agreement, such acquisition may only be conducted to the extent as permitted by the applicable PRC laws and will be subject to necessary approvals and relevant procedures under the applicable PRC laws. In addition, the abovementioned acquisitions may be subject to a minimum price limitation (such as an appraised value for the equity interests in Hypebeast Cultural) or other limitations as imposed by the applicable PRC laws. Further, a substantial amount of taxes, other necessary costs (if any), expenses and time may be involved in transferring the ownership of Hypebeast Cultural, which may have a material adverse impact on the business, prospects and results of operation of Hypebeast.
Any failure by Hypebeast Cultural or its shareholder to perform their obligations under the Contractual Arrangements with them would have a material and adverse effect on the business of Hypebeast.
If Hypebeast Cultural or its shareholder fail to perform their respective obligations under the Contractual Arrangements, Hypebeast may have to incur substantial costs and expend additional resources to enforce such arrangements. Hypebeast may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, the effectiveness of which cannot be assured. For example, if the shareholder of Hypebeast Cultural was to refuse to transfer her equity interest in Hypebeast Cultural to Beijing Hypebeast or its designee when Beijing Hypebeast exercises the purchase option pursuant to the Contractual Arrangements, or if they were otherwise to act in bad faith towards Hypebeast, Hypebeast may have to take legal actions to compel them to perform its contractual obligations. All the Contractual Arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit Hypebeast’s ability to enforce these Contractual Arrangements. Additionally, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would contain uncertainty and require additional expenses and delay. Hypebeast Cultural holds the necessary licenses and permits of Hypebeast. In the event Hypebeast is unable to enforce the Contractual Arrangements, Hypebeast may not be able to exert control over Hypebeast Cultural, and its ability to conduct these businesses may be negatively affected.
Hypebeast does not have any insurance which covers the risks relating to the Contractual Arrangements and the transactions contemplated thereunder.
The insurance of Hypebeast does not cover the risks relating to the Contractual Arrangements and the transactions contemplated thereunder. If any risk arises from the Contractual Arrangementsin the future, such as those affecting the enforceability of the Contractual Arrangements and the relevant agreements for the transactions contemplated thereunder and the operation of the Contractual Arrangements, the results of Hypebeast may be adversely affected. However, Hypebeast will monitor the relevant legal and operational environment from time to time to comply with the applicable laws and regulations. Hypebeast will continue evaluating the feasibility, the cost and the benefit of insuring the transactions contemplated under the Contractual Arrangements.
Hypebeast would be adversely affected if Hypebeast Cultural suffers losses.
Beijing Hypebeast is not required to share the losses of, or provide financial support to Hypebeast Cultural under the Contractual Arrangements. Further, Hypebeast Cultural is a limited liability company and shall be solely liable for its own debts and losses with assets and properties owned by it. However, given that (i) the business operations of Hypebeast Cultural is an important part of the PRC business conducted by Hypebeast, (ii) Hypebeast Cultural holds the requisite PRC operational licenses and approvals, and (iii) the financial position and results of operations of Hypebeast Cultural are consolidated into Hypebeast’s financial statements under the applicable accounting principles, Hypebeast’s business, financial position and results of operations would be adversely affected if Hypebeast Cultural suffers losses.
Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its Implementation Regulations and how they may impact the viability of Hypebeast’s current corporate structure, corporate governance and business operations.
The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since the Foreign Investment Law and the Implementation Regulations are relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in mainland China. Though it does not explicitly classify the Contractual Arrangements as a form of foreign investment, there is no assurance that foreign investment via the Contractual Arrangements would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for the Contractual Arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether the Contractual Arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing Contractual Arrangements, Hypebeast may face substantial uncertainties as to whether it can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect Hypebeast’s current corporate structure, corporate governance and business operations.
Hypebeast may rely on dividends and other payments made by its PRC subsidiary to fund any cash and financing requirements it may have, and any limitation on the ability of Hypebeast’s PRC subsidiary to make payments to it could have a material and adverse effect on its ability to conduct its business.
Hypebeast is a holding company incorporated under the laws of the Cayman Islands and as such relies on dividends and other payments made by its PRC subsidiary to satisfy part of its liquidity requirements. If Hypebeast’s PRC subsidiary incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to Hypebeast. In addition, the income of Hypebeast’s PRC subsidiary in turn depends on the service fees paid by the VIE Entity and the PRC tax authorities may require us to adjust the taxable income under the Contractual Arrangements in a manner that would materially and adversely affect the ability of Hypebeast’s PRC subsidiary to pay dividends and make other payments to Hypebeast.
In addition, Hypebeast’s PRC subsidiary are required to maintain certain statutory reserves and may also allocate a portion of their after-tax profits to statutory reserves, which in each case are not distributable as cash dividends except in the event of liquidation. Any limitation on the ability of Hypebeast’s PRC subsidiary to pay dividends or make other payments to it could materially and adversely limit Hypebeast’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business. For example,relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their accumulated after-tax profits, if any, as determined in accordance with PRC accounting standards and regulations and Hypebeast’s PRC subsidiary shall make up its losses of previous years when conducting outward remittance. Additionally, Hypebeast’s PRC subsidiary can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. For the restriction of loans or advances, see “Risk Factors — Risks

Relating to Doing Business in Mainland China and Hong Kong — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the proceeds of Hypebeast’s public offering to make loans or additional capital contributions to its PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” As a result of these and other restrictions under the PRC laws and regulations, Hypebeast’s PRC subsidiary are restricted to transfer a portion of their net assets to Hypebeast either in the form of dividends, loans or advances.
Risks Relating to Doing Business in Mainland China and Hong Kong
The PRC government has significant authority to intervene or influence in a company’s operations in mainland China, such as Hypebeast’s, at any time. The PRC government may exert more control over offerings conducted overseas by and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers and Hypebeast were to be subject to such oversight and control, it may result in a material adverse change to Hypebeast’s business operations, including its Hong Kong operations, significantly limit or completely hinder its ability to offer or continue to offer securities to investors, and cause its shares to significantly decline in value or become worthless.
Hypebeast conducts its operations in mainland China through its PRC subsidiary and the VIE Entity. Hypebeast’s operations in mainland China are governed by PRC laws and regulations. The PRC government may intervene or influence its business operations at any time, or may extend such oversight and control to Hypebeast’s Hong Kong operations, which could result in a material change in Hypebeast’s operations and/or the value of its shares. In addition, the PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in China-based issuers. Hypebeast cannot assure you that the oversight will not be extended to companies operating in Hong Kong like it and any such action may hinder its ability to offer or continue to offer its securities to investors, result in a material adverse change to its business operations, including its Hong Kong operations, and damage its reputation, which could cause its shares to significantly decline in value or become worthless. See also “— Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect its business, financial condition, and results of operations.”
Uncertainties arising from the legal system in mainland China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder Hypebeast’s ability to offer or continue to offer shares, result in a material adverse change to its business operations, and damage Hypebeast’s reputation, which would materially and adversely affect its financial condition and results of operations and cause its shares to significantly decline in value or become worthless.
Hypebeast may be affected directly or indirectly by PRC laws and regulations. The legal system in mainland China is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases may be cited for reference but have less precedential value. The laws, regulations, and legal requirements in mainland China are quickly evolving and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to you and Hypebeast. In addition, Hypebeast cannot predict the effect of future developments in the PRC legal system, particularly with regard to new economies, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, Hypebeast may not be aware of its potential violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.
New laws and regulations may be enacted from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to Hypebeast’s businesses. In particular, the PRC government authorities may continue to promulgate new laws, regulations, rules and guidelines governing new economy companies with respect to a wide range of issues, such as intellectual property, unfair competition and antitrust, privacy and data protection, and other matters. Compliance with these laws, regulations, rules, guidelines, and implementations may be costly, and any incompliance or associated inquiries, investigations, and other governmental actions may divert significant management time and attention and Hypebeast’s financial resources, bring negative publicity, subject it to liabilities or administrative penalties, or materially and adversely affect its business, financial condition, results of operations, and the value of its shares.
The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
The HFCAA was signed into law on December 18, 2020. The HFCAA states that if the SEC determines that Hypebeast has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit Hypebeast’s shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong. The PCAOB identified Hypebeast’s auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely, and therefore, Hypebeast’s auditor is subject to the abovementioned PCAOB’s determination. In March 2022, the SEC issued its first list of issuers identified under the HFCAA indicating that the companies on the list are now formally subject to the delisting provisions if they remain on the list for three consecutive years.
Whether the PCAOB will be able to conduct inspections of Hypebeast’s auditor before the issuance of Hypebeast’s financial statements on Form 20-F for the year ending December 31, 2023, which is due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of Hypebeast’s, and Hypebeast’s auditor’s, control. If the ADSs are prohibited from trading in the United States, there is no certainty that Hypebeast will be able to list on a non-U.S. exchange or that a market for the ADSs will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase the ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the ADSs. Also, such a prohibition would significantly affect Hypebeast’s ability to raise capital on terms acceptable to Hypebeast, or at all, which would have a material adverse impact on Hypebeast’s business, financial condition, results of operations, and prospects.
On June 22, 2021, the U.S. Senate passed a bill, which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill, which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then the ADSs could be prohibited from trading in the United States as early as 2023.
The PCAOB is currently unable to inspect Hypebeast’s auditor in relation to their audit work performed for Hypebeast’s financial statements and the inability of the PCAOB to conduct inspections over Hypebeast’s auditor deprives Hypebeast’s investors with the benefits of such inspections.
Hypebeast’s auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Hypebeast’s auditor is included on a list of audit firms the PCAOB determined it is unable to inspect or investigate completely because of a position taken by one or more authorities in those jurisdictions, and is therefore subject to the PCAOB’s determination announced by the PCAOB on December 16, 2021 and currently not inspected by the PCAOB.

Inspections of other audit firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections or full investigations of Hypebeast’s auditor would deprive investors in Hypebeast securities of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of Hypebeast’s financial statements.
Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect Hypebeast’s business, financial condition, and results of operations.
Hypebeast may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within its organization.
These laws and regulations may restrict Hypebeast’s business activities and require it to incur increased costs and efforts to comply, and any breach or noncompliance may subject Hypebeast to proceedings against it, damage its reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect its business, financial condition, and results of operations.
In some jurisdictions, including mainland China, the cybersecurity, data privacy, data protection, or other data-related laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain. For example, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Furthermore, the recently issued Opinions on Strictly Cracking Down on Illegal Securities Activities require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. The PRC Personal Information Protection Law, which was promulgated by the Standing Committee of the National People’s Congress on August 20, 2021 and took effect on November 1, 2021, integrates the scattered rules with respect to personal information rights and privacy protection and applies to the processing of personal information within mainland China as well as certain personal information processing activities outside mainland China, including those for the provision of products and services to natural persons within China or for the analysis and assessment of acts of natural persons within mainland China. Although as of the date of this proxy statement/prospectus, Hypebeast, its PRC subsidiary and the VIE Entity had not collected, stored, or managed any personal information in mainland China, given that there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, Hypebeast cannot assure you that it will be compliant with all relevant laws and regulations in all respects, and it may be ordered to rectify and terminate any actions that are deemed illegal by the government authorities and become subject to fines and other government sanctions, which may materially and adversely affect its business, financial condition, and results of operations.
The Regulations on Network Data Security Management (Draft for Comments), or the Draft Network Data Regulations, was released by the CAC on November 14, 2021. According to the Draft Network Data Regulations, data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) listing abroad of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; or (iv) other data processing activities that affect or may affect national security. The Draft Network Data Regulations also provide that operators of large internet platforms that set up headquarters, operation centers or research and development centers overseas shall report to the national cyberspace administration and competent authorities. In addition, the Draft Network Data Regulations also require that data processors processing important data or listed overseas shall conduct an annual data security self-assessment or entrust a data security service institution to do so, and submit the data security assessment report of the previous year to the local branch of CAC before January 31 each year. As of the date of this proxy statement/prospectus, the Network Data Regulations had not yet been formally adopted and there is no timetable as to when it will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation, and Hypebeast cannot assure that relevant governmental authorities will not interpret the laws and regulations in ways that may negatively affect it. On December 28, 2021, Measures for Cybersecurity Review was issued by CAC jointly with other governmental authorities, which took effect on February 15, 2022. Under the Measures for Cybersecurity Review, critical information infrastructure operators procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Measures further stipulate that network platform operators holding personal information of more than one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any listing in a foreign country. However, the exact scope of “critical information infrastructure operators” and “network platform operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Regulatory requirements on cybersecurity and data security in the PRC are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard.
Given that: (i) the personal information held by Hypebeast, its subsidiaries and the VIE Entity from the mainland China operation is less than one million; (ii) Hypebeast and the VIE Entity have not been informed as a critical information infrastructure operator by any governmental authorities; and (iii) Hypebeast and the VIE Entity do not commit any act that threatens or endangers national security, and the Company has not received any investigation, notice, warning or sanction from any governmental authority with respect to national security issues arising from the operations or this offering, as of the date of this proxy statement/prospectus, Hypebeast believes that Hypebeast and the VIE Entity do not need to proactively apply for the cybersecurity review required by the CAC for this offering. However, there remains uncertainty as to how the Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures and there is no assurance that PRC regulatory agencies, including the CAC, would take the same view as Hypebeast does. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, Hypebeast and the VIE Entity will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on Hypebeast. However, Hypebeast cannot assure you that Hypebeast and the VIE Entity can fully or timely comply with such laws. In the event that Hypebeast and the VIE Entity are subject to any mandatory cybersecurity review and other specifications required by the CAC, Hypebeast and the VIE Entity face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, Hypebeast and the VIE Entity may be further required to suspend Hypebeast’s and the VIE Entity’s relevant business, shut down Hypebeast’s and the VIE Entity’ website, or face other penalties, which could materially and adversely affect Hypebeast’s and the VIE Entity’s business, financial condition, and results of operations, and/or the value of Hypebeast’s securities or could significantly limit or completely hinder Hypebeast’s ability to offer or continue to offer securities to investors. In addition, if any of these events leads to a result that Hypebeast becomes unable to direct the activities of the VIE Entity or lose the right to receive their economic benefits, Hypebeast will not be able to consolidate the VIE Entity into its consolidated financial statements in accordance with IFRS, which could cause the value of Hypebeast’s securities to significantly decline or become worthless.

Although Hypebeast believes the permission or approval from, or the filing with, the CSRC, the CAC, or other PRC authorities is not required in connection with this offering under PRC law, it cannot assure you that the regulators in mainland China hold the same position with Hypebeast or will not adopt new laws, regulations and rules or detailed implementations and interpretations or will not subsequently require Hypebeast to undergo the approval procedures and subject Hypebeast to sanctions. Any action by the PRC government to exert moreover sight and control over offerings that are conducted overseas and foreign investment in China-based issuers could result in a material change in Hypebeast’s operation, cause the value of its securities to significantly decline, and significantly limit or completely hinder Hypebeast’s ability to offer or continue to offer its ADSs to investors.
The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, purport to require offshore special purpose vehicles that are controlled by PRC domestic companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing and trading their securities on an overseas stock exchange. The interpretation and implementation of the regulations remain unclear.
In addition, the PRC government authorities may strengthen oversight over offerings that are conducted overseas. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by PRC companies. Effective measures, such as promoting the construction of relevant regulatory systems, are to be taken to deal with the risks and incidents of China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. On November 14, 2021, the CAC publicly solicited opinions on the Draft Network Data Regulations, according to which, data processors listing abroad processing over one million users’ personal information shall apply for cybersecurity review. On December 28, 2021, the Revised Cybersecurity Review Measures was released, which stipulate, among others, that any network platform operator holding more than one million individuals’ personal information that intends to apply for listing in a foreign country shall apply for a cybersecurity review. See also “— Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect Hypebeast’s business, financial condition, and results of operations.” These statements and regulations are recently issued and there remain substantial uncertainties about their interpretation and implementation.
On December 24, 2021, the CSRC issued Provisions of the State Council on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) and Administrative Measures on the Management of the Overseas Listing and Issuance of Domestic Enterprises (Draft for Comments) (collectively, the “Draft Overseas Listing Rules”) for public consultations. Under the Draft Overseas Listing Rules, issuers that intend to list or offer securities on foreign stock exchanges through direct offshore listing (i.e., the listing of a PRC-incorporated company) or indirect offshore listing (i.e., the listing of an overseas company that meets the following conditions: (a) more than 50% of the revenue, profit, gross assets or net assets of the issuer in the last fiscal year originated from a PRC-incorporated company or companies, (b) a majority of the issuer’s senior executives in charge of its business operations are PRC citizens or habitually reside in the PRC and the issuer’s business operations are mainly conducted or located in the PRC) shall complete a filing with the CSRC within three business days upon the issuer’s initial filing of its listing application documents with the foreign stock exchange. The relevant filing materials include but are not limited to: (i) the filing report and relevant undertakings; (ii) regulatory opinions issued by, filings with or approvals from competent authorities of our industry, if applicable; (iii) cybersecurity assessment review opinions issued by competent authorities, if applicable; (iv) opinions issued by a PRC legal counsel; and (iv) the prospectus used for the overseas listing. If the filing documents submitted to the CSRC are complete and in compliance with the applicable requirements, the CSRC will issue a notice of record within 20 business days. It is uncertain whether, when and in what form the Draft Overseas Listing Rules will be enacted.
As advised by Hypebeast’s PRC legal counsel, considering that (i) Draft Overseas Listing Rules have not come into effect; (ii) no explicit provisions under currently effective PRC laws, regulations and rules clearly classifies indirect listing through contractual arrangements like Hypebeast’s existing corporate structure are required to obtain approvals from PRC authorities, Hypebeast believes that Hypebeast and the VIE

Entity are not required to submit applications for the approval of, or the filing with, the CSRC or other equivalent PRC government authorities according to currently effective PRC laws, regulations and rules at this stage. However, as the Draft Overseas Listing Rules have not been formally adopted and the Negative List 2021 was newly published, and due to the lack of further clarifications or detailed rules and regulations, there are still uncertainties as to how the aforementioned rules will be interpreted or implemented and whether the PRC regulatory agencies may adopt new laws, regulations, rules, or detailed implementation and interpretation and there is no assurance that PRC regulatory agencies, including the CSRC, would take the same view as Hypebeast dose. And Hypebeast cannot assure you that it can fully or timely comply with such laws. If it is determined that the approval of the CSRC or other PRC government authorities is required for this offering, or if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that Hypebeast obtain their approvals for this offering, Hypebeast may be unable to obtain a waiver of such approval requirements, and Hypebeast may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining approvals from the CSRC or other PRC regulatory agencies for this offering. These regulatory authorities may impose fines and penalties on Hypebeast’s operations in China, limit Hypebeast’s ability to pay dividends outside of China, limit Hypebeast’s operating privileges in China, delay or restrict the repatriation of the proceeds from Hypebeast’s offshore offerings into China or take other actions that could materially and adversely affect Hypebeast’s business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring Hypebeast, or making it advisable for Hypebeast, to halt this offering before the settlement and delivery of the ADSs that Hypebeast is offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs Hypebeast is offering, you would be doing so at the risk that the settlement and delivery may not occur. Hypebeast and the VIE Entity have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC regulatory authorities required for overseas listings, including this offering.
Hypebeast is subject to PRC restrictions on currency exchange.
Some of Hypebeast’s expenses and a portion of its revenues are denominated in Renminbi. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under Hypebeast’s current corporate structure, it may rely on dividend payments from its PRC subsidiary to fund any cash and financing requirements it may have. Under existing PRC foreign exchange control regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, Hypebeast’s PRC subsidiary are currently able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. However, approval from or filing, registration with or report to appropriate government authorities or designated banks is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, Hypebeast Cultural needs to obtain and complete SAFE approval or registration to use cash generated from its operations to pay off its respective debt in a currency other than Renminbi owed to entities outside mainland China (if any), or to make other capital expenditure payments outside mainland China in a currency other than Renminbi. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Since a part of Hypebeast’s future net income and cash flow will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit its ability to utilize cash generated in Renminbi to fund its business activities outside of the PRC or pay dividends in foreign currencies to its shareholders, and may limit its ability to obtain foreign currency through debt or equity financing for its PRC subsidiary and the VIE Entity.
Hypebeast may be affected by the currency peg system in Hong Kong
Since 1983, Hong Kong dollars have been pegged to the US dollars at the rate of approximately HK$7.80 to US$1.00. There is no assurance that this policy will not be changed in the near future. If the pegging system collapses and the value of the Hong Kong dollars rises against the US dollar, Hypebeast’s sale in US or other US currency based regions may be adversely affected.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Hypebeast from using the proceeds of Hypebeast’s public offering to make loans or additional capital contributions to its PRC subsidiary, which could materially and adversely affect Hypebeast’s liquidity and its ability to fund and expand Hypebeast’s business.
Hypebeast is an offshore holding company conducting its operations in mainland China through its PRC subsidiary and the VIE Entity. Hypebeast may make loans to its PRC subsidiary and the VIE Entity subject to the approval or registration from governmental authorities and limitation on amount, or Hypebeast may make additional capital contributions to its wholly foreign-owned subsidiaries in mainland China. Any loans to its wholly foreign-owned subsidiary in mainland China, which are treated as foreign investment enterprise (the “FIE”) under PRC law, are subject to foreign exchange loan registrations. In addition, a FIE, shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).
SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015 and amended on December 2019, in replacement of a former regulation. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans (unless otherwise permitted in the business license), the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit Hypebeast’s ability to transfer any foreign currency Hypebeast holds, including the net proceeds from this offering, to Hypebeast’s PRC subsidiary, which may adversely affect its liquidity and ability to fund and expand Hypebeast’s business in China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. On April 10, 2020, the SAFE issued the Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or the SAFE Circular 8. The SAFE Circular 8 provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment. However, since the SAFE Circular 28 and SAFE Circular 8 are relatively new, it is unclear how SAFE and competent banks will carry these out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, Hypebeast cannot assure you that the PRC government will not intervene in or impose restrictions on the ability of Hypebeast, Hypebeast’s subsidiaries, and the VIE Entity to transfer cash and that Hypebeast, Hypebeast’s subsidiaries, and the VIE Entity will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by Hypebeast to its PRC subsidiary or the VIE Entity or with respect to future capital contributions. If Hypebeast, Hypebeast’s subsidiaries, and the VIE Entity fail to complete such registrations or obtain such approvals, their ability to use the proceeds from its public offering and to capitalize or otherwise fund Hypebeast’s PRC operations may be negatively affected, which could materially and adversely affect Hypebeast’s liquidity and its ability to fund and expand its business.
Costs of conducting business in Hong Kong
The costs of doing business in Hong Kong is high as compared to its surrounding regions. Hypebeast rents office space and warehouse in Hong Kong. The majority of its workforce is also based in Hong Kong. In view of the high rental price and high labour cost in Hong Kong, Hypebeast needs to exercise careful control over its expenditures in these areas. Should Hypebeast fail to control its costs, the financial performance of Hypebeast may be adversely affected.
Risk Factors Relating to ISAA’s Business
ISAA will be forced to liquidate the trust account if it cannot consummate a business combination within 24 months from the closing of the IPO, ISAA’s public stockholders will receive USD $10.00 per share.
If ISAA is unable to complete a business combination within 24 months from the closing of the IPO, and is forced to liquidate, the per-share liquidation distribution will be USD$10.00 (not including dividends previously paid), plus interest earned on amounts held in trust that have not been used to pay for taxes.
ISAA’s independent registered public accounting firm, Marcum LLP’s, report contains an explanatory paragraph that expresses substantial doubt about ISAA’s ability to continue as a going concern.
As of December 31, 2021, ISAA had $494,693 in cash held outside of the Trust Account and working capital of $391,964. ISAA has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Marcum LLP’s report on ISAA’s financial statements includes an explanatory paragraph stating that there is substantial doubt regarding ISAA’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that ISAA’s plans to raise capital or to consummate a Business Combination will be successful. ISAA’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.
You must tender your ISAA shares of common stock in order to validly seek redemption at the Meeting.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to ISAA’s transfer agent by two (2) business days before the Meeting, or deliver your shares of common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of common stock. The requirement for physical or electronic delivery by two (2) business days before the Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.
If third parties bring claims against ISAA, the proceeds held in trust could be reduced and the per-share liquidation price received by ISAA’s stockholders may be less than USD$10.00.
ISAA’s placing of funds in trust may not protect those funds from third party claims against ISAA. Although ISAA has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of ISAA’s public stockholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of ISAA’s public stockholders. The Sponsor has agreed that it will be liable to ISAA if and to the extent any claims by a third party for services rendered or products sold to ISAA, or a prospective target business with which ISAA has entered into a written letter of intent, confidentiality or similar agreement or Merger Agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.40 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.40 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, ISAA cannot assure you that the Sponsor will be able to meet such obligation.
Additionally, if ISAA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in ISAA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, ISAA may not be able to return USD$10.00 to ISAA’s public stockholders.
If ISAA’s due diligence investigation of Hypebeast was inadequate, then stockholders of ISAA following the Business Combination could lose some or all of their investment.
Even though ISAA conducted a due diligence investigation of Hypebeast, it cannot be sure that this diligence uncovered all material issues that may be present inside Hypebeast or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Hypebeast and its business and outside of its control will not later arise.
The Sponsor and officers and certain officers and directors of ISAA own ISAA shares of common stock and will not participate in liquidation distributions and, therefore, the Sponsor and the officer and directors of ISAA may have a conflict of interest in determining whether the Business Combination is appropriate.
As of            , 2022, ISAA’s Sponsor and directors and officers owned 5,360,800 ISAA shares of common stock, or approximately 24.3% of the outstanding ISAA shares of common stock. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if ISAA is unable to consummate a business combination. Accordingly, the ISAA shares of common stock held by the Sponsor and the directors and officer of ISAA will be worthless if ISAA does not consummate a business combination. As a result, the Sponsor and ISAA’s directors and officers may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. Consequently, ISAA’s directors’ and officers’ discretion in identifying and selecting Hypebeast as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in ISAA’s stockholders’ best interest. ISAA’s board of directors was aware of and considered these interests, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to the ISAA’s stockholders that they approve the Business Combination.
ISAA is requiring stockholders who wish to redeem their shares of common stock in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
ISAA is requiring public stockholders who wish to redeem their shares of common stock to either tender their certificates to ISAA’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System two (2) business days before the Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and ISAA’s transfer agent will need to act to facilitate this request. It is ISAA’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because ISAA does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While ISAA has been advised that it takes a short time to deliver shares through the DWAC System, ISAA cannot assure you of this fact. Accordingly, if it takes longer than ISAA anticipates for stockholders to deliver their shares of common stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares of common stock.
ISAA will require its public stockholders who wish to redeem their shares of common stock in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If ISAA requires public stockholders who wish to redeem their shares of common stock in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, ISAA will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their shares of common stock in such a circumstance will be unable to sell their securities after the failed acquisition until ISAA has returned their securities to them. The market price for ISAA’s shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.
The Sponsor controls a substantial interest in ISAA and thus may influence certain actions requiring a stockholder vote.
As of            , 2022, ISAA’s Sponsor and directors and officers owned 5,360,800 ISAA shares of common stock, or approximately 24.3% of the outstanding ISAA shares of common stock. However, if a significant number of ISAA stockholders vote, or indicate an intention to vote, against the Business Combination, the Sponsor or its affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. The Sponsor and its affiliates, have agreed to vote any shares they own in favor of the Business Combination.
If the current ISAA’s security holders exercise their registration rights with respect to their securities after the Business Combination, it may have an adverse effect on the market price of Hypebeast’s securities.
As a condition to the closing of the Business Combination, Hypebeast, ISAA, and the Sponsor agreed that the Hypebeast will execute an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, Hypebeast will assume all the rights, duties, obligations, benefits, interest, duties and liabilities of ISAA in, to and under the Sponsor Registration Rights Agreement. Holders of a majority of the Sponsor Registrable Securities are entitled to make up to two demands that Hypebeast register the Sponsor Registrable Securities. Holders of a majority of the Founder Shares can elect to exercise these registration rights at any time in accordance with the terms of the Amended and Restated Registration Rights Agreement. The presence of additional shares of common stock trading in the public market may have an adverse effect on the market price of Hypebeast’s shares after the consummation of the Business Combination.
ISAA will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.
ISAA is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public stockholders from a financial point of view. ISAA’s public stockholders therefore, must rely solely on the judgment of ISAA’s Board.
If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Hypebeast’s securities may decline after the Business Combination.
The market price of Hypebeast’s securities may decline as a result of the Business Combination if:
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Hypebeast does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

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The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.
ISAA’s directors and officers may have certain conflicts in determining to recommend the acquisition of Hypebeast, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.
ISAA’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the ISAA’s shares of common stock owned by ISAA’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and ISAA otherwise fails to consummate a Business Combination prior to its liquidation.
In connection with the restatement of ISAA’s financial statements in November 2021, ISAA’s management has concluded that ISAA’s disclosure controls and procedures were not effective as of December 31, 2021 due to a material weakness in internal control over financial reporting solely related to ISAA’s accounting for complex financial instruments. If ISAA is unable to maintain an effective system of disclosure controls and procedures and internal control over financial reporting, ISAA may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in ISAA and materially and adversely affect its business and financial results.
As previously disclosed in ISAA’s Current Report on Form 8-K filed with the SEC on November 17, 2021, after consultation with its independent registered public accounting firm, ISAA’s management team and audit committee concluded that it was appropriate to restate ISAA’s June 11, 2021 8-K Balance Sheet and unaudited financial statements as of and for the period ended June 30, 2021 to reclassify ISAA’s redeemable common stock. As part of such process, ISAA identified a material weakness in its internal control over financial reporting, solely related to ISAA’s accounting for complex financial instruments.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We expect to take steps to remediate the material weakness, but there is no assurance that any remediation efforts will ultimately have the intended effects.
If ISAA identifies any new material weaknesses in the future, any such newly identified material weakness could limit its ability to prevent or detect a misstatement of its accounts or disclosures that could result in a material misstatement of its annual or interim consolidated financial statements. In such case, ISAA may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in ISAA’s financial reporting and its stock price may decline as a result. ISAA cannot assure you that the measures ISAA has taken to date, or any measures ISAA may take in the future, will be sufficient to avoid potential future material weaknesses.
Risk Factors Relating to the Business Combination
In the event that a significant number of ISAA’s shares of common stock are redeemed, the Hypebeast’s ordinary shares may become less liquid following the Business Combination.
If a significant number of ISAA’s shares of common stock are redeemed, Hypebeast may be left with a significantly smaller number of stockholders. As a result, trading in the shares of Hypebeast following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected.

ISAA may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.
ISAA may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The ISAA Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the ISAA Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, ISAA has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to ISAA’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Hypebeast’s conduct of its business, however, if the ISAA Board determines that any such order or injunction is not material to the business of Hypebeast, then the ISAA Board may elect to waive that condition and close the Business Combination.
There will be a substantial number of Hypebeast ordinary shares available for sale in the future that may adversely affect the market price of Hypebeast’s ordinary shares.
Hypebeast may issue such number of shares as may be approved by its shareholders and authorized by its directors, in accordance with the terms of its constitution. The shares to be issued to the Sponsor and officers and directors of ISAA will be subject to lock-up restrictions for a period of up to three-years from the date of closing of the Business Combination, subject to the early release provisions set forth in the Sponsor Lock-up Agreement. After the expiration of the lock-up restrictions, there will then be an additional 5,360,800 shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Hypebeast’s ordinary shares.
ISAA’s stockholders will experience immediate dilution as a consequence of the issuance of Hypebeast’s ordinary shares as consideration in the Business Combination. Having a minority share position may reduce the influence that ISAA’s current stockholders have on the management of ISAA.
Immediately following the Business Combination and assuming (i) there are no redemptions of ISAA public shares; (ii) Hypebeast will have a total of 30,000,000 Consolidated Shares issued and outstanding immediately before Closing and (iii) the PIPE Investors will complete their subscription of Consolidated Shares on the Closing Date and concurrently with the Closing pursuant to the respective PIPE Subscription Agreements, ISAA’s current public stockholders will own approximately 31.25% of Hypebeast, ISAA’s current directors, officers and affiliates will own approximately 10.04% of Hypebeast, and the existing shareholders of Hypebeast will own approximately 56.21% of Hypebeast. Immediately following the Business Combination and assuming (i) redemption by holders of 15,014,000 ISAA’s outstanding shares of common stock; (ii) Hypebeast will have a total of 30,000,000 Consolidated Shares issued and outstanding immediately before Closing and (iii) the PIPE Investors will complete their subscription of Consolidated Shares on the Closing Date and concurrently with the Closing pursuant to the respective PIPE Subscription Agreements, ISAA’s current public stockholders will own approximately 4.34% of Hypebeast, ISAA’s current directors, officers and affiliates will own approximately 13.97% of Hypebeast, and the existing shareholders of Hypebeast will own approximately 78.21% of Hypebeast. The forgoing amounts of percentage ownership will change (x) if the actual facts differ from the assumptions set forth above and (y) depending on whether the Permitted Equity Financing is fully subscribed. The minority position of the former ISAA stockholders will give them limited influence over the management and operations of the post-Business Combination company.
ISAA and Hypebeast have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Hypebeast if the Business Combination is completed or by ISAA if the Business Combination is not completed.
ISAA and Hypebeast expect to incur significant costs in connection with consummating the Business Combination. and operating as a public company following the consummation of the Business Combination. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.
ISAA’s and Hypebeast’s transaction expenses are currently estimated at approximately $[•], including a cash underwriting fee of $3,336,000 paid to the underwriter at completion of ISAA’s IPO and $5,838,000 in additional underwriting commissions payable to the underwriter of ISAA’s IPO upon consummation of the Business Combination. The amount of these deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with the Business Combination. The per share amount to be distributed to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions, and after such redemptions, the per share value of shares held by non-redeeming stockholders will reflect ISAA’s obligation to pay the deferred underwriting commissions. Assuming no redemptions, these deferred underwriting commissions represent an effective underwriting fee percentage of approximately 2.3%, assuming a value of $166,800,000, in addition to the underwriting commissions paid at the closing of ISAA’s IPO. Assuming 10% redemption of shares, these deferred underwriting commissions represent an effective underwriting fee percentage of approximately 2.6%, assuming a value of $150,120,000 (which assumes redemptions at $10.00 per share), in addition to the underwriting commissions paid at the closing of ISAA’s IPO. Assuming 50% redemption of shares, these deferred underwriting commissions represent an effective underwriting fee percentage of approximately 4.7%, assuming a value of $83,400,000 (which assumes redemptions at $10.00 per share), in addition to the underwriting commissions paid at the closing of ISAA’s IPO. Assuming 75% redemption of shares, these deferred underwriting commissions represent an effective underwriting fee percentage of approximately 9.3%, assuming a value of $41,700,000 (which assumes redemptions at $10.00 per share), in addition to the underwriting commissions paid at the closing of ISAA’s IPO. Assuming the maximum redemptions scenario, these deferred underwriting commissions represent an effective underwriting fee percentage of approximately 23.4%, assuming a value of $16,660,000 (which assumes redemptions at $10.00 per share), in addition to the underwriting commissions paid at the closing of ISAA’s IPO.
Whether or not the Business Combination is completed, ISAA expects to incur approximately USD$[1] million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Hypebeast if the Business Combination is completed or by ISAA if the Business Combination is not completed.
Risks Relating to the Combined Company’s Securities Following the Business Combination
The price of Hypebeast Ordinary Shares may be volatile, and the value of Hypebeast Ordinary Shares may decline.
Hypebeast cannot predict the prices at which Hypebeast Ordinary Shares will trade. The price of Hypebeast Ordinary Shares may not bear any relationship to the market price at which Hypebeast Ordinary Shares will trade after the Transactions or to any other established criteria of the value of Hypebeast’s business and prospects, and the market price of Hypebeast Ordinary Shares following the Business Combination may fluctuate substantially and may be lower than the price agreed by ISAA and Hypebeast in connection with the Transactions. In addition, the trading price of Hypebeast Ordinary Shares following the Business Combination could be subject to fluctuations in response to various factors, some of which are beyond Hypebeast’s control. These fluctuations could cause you to lose all or part of your investment in Hypebeast Ordinary Shares as you might be unable to sell these securities at or above the price you paid in the Transactions. Factors that could cause fluctuations in the trading price of Hypebeast Ordinary Shares include the following:
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actual or anticipated fluctuations in Hypebeast’s financial condition or results of operations;

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variance in Hypebeast’s financial performance from expectations of securities analysts;

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changes in Hypebeast’s projected operating and financial results;

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changes in laws or regulations applicable to Hypebeast’s business;

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announcements by Hypebeast or its competitors of significant business developments, acquisitions or new offerings;

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sales of Hypebeast Ordinary Shares by Hypebeast, its shareholders or its warrant holders, as well as the anticipation of lockup releases;

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significant breaches of, disruptions to or other incidents involving Hypebeast’s information technology systems or those of its business partners;

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Hypebeast’s involvement in litigation;

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conditions or developments affecting the digital advertising and online retail industries in Hong Kong;

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changes in Hypebeast’s senior management or key personnel;

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the trading volume of Hypebeast’s securities;

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changes in the anticipated future size and growth rate of Hypebeast’s markets;

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publication of research reports or news stories about Hypebeast, its competitors or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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general economic and market conditions; and

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other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an IPO and may create risks for Hypebeast’s unaffiliated investors.
An IPO involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an IPO company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company (“SPAC”), such as ISAA, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.
In addition, going public via a business combination with a SPAC does not involve a bookbuilding process as is the case in an IPO. In any IPO, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company and the SPAC. The process of establishing the value of a target company in a SPAC business combination may be less effective than an IPO bookbuilding process and also does not reflect events that may have occurred between the date of the Merger Agreement and the closing of the transaction. In addition, while IPOs are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an IPO, there is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, which may result in lower demand for the combined company’s securities after closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility.
An active trading market for Hypebeast Ordinary Shares may not develop or be sustained, which would adversely affect the liquidity and price of Hypebeast Ordinary Shares.
Following the Business Combination, the price of Hypebeast Ordinary Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for Hypebeast’s ordinary shares following the Business Combination may never develop or, if developed, may not be sustained. The trading price or liquidity for Hypebeast Ordinary Shares on the Hong Kong Stock Exchange might not be indicative of those of Hypebeast Ordinary Shares on Nasdaq following the completion of the Business Combination. In addition, the price of Hypebeast Ordinary Shares after the Business Combination may vary due to general economic conditions and forecasts, Hypebeast’s general business condition and the release of Hypebeast’s financial reports. Additionally, if the combined company’s securities are not listed on Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange)], the liquidity and price of Hypebeast Ordinary Shares may be more limited than if Hypebeast were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If Hypebeast does not meet the expectations of equity research analysts, if they do not publish research reports about Hypebeast’s business or if they issue unfavorable commentary or downgrade Hypebeast Ordinary Shares, the price of Hypebeast Ordinary Shares could decline.
The trading market for Hypebeast Ordinary Shares will rely in part on the research reports that equity research analysts publish about Hypebeast and its business. The analysts’ estimates are based upon their own opinions and are often different from Hypebeast’s estimates or expectations. If its results of operations are below the estimates or expectations of equity research analysts and investors, the price of Hypebeast Ordinary Shares could decline. Moreover, the price of Hypebeast Ordinary Shares could decline if one or more equity research analysts downgrade Hypebeast Ordinary Shares or if those analysts issue other unfavorable commentary or cease publishing reports about Hypebeast or its business.
Hypebeast’s issuance of additional share capital in connection with financings, acquisitions, investments, Hypebeast’s equity incentive plans or otherwise will dilute all other shareholders.
Hypebeast expects to issue additional share capital in the future that will result in dilution to all other shareholders. Hypebeast expects to grant equity awards to key employees under its equity incentive plans. Hypebeast may also raise capital through equity financings in the future. As part of its business strategy, Hypebeast may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of Hypebeast Ordinary Shares to decline.
Hypebeast does not intend to pay dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of Hypebeast Ordinary Shares.
Hypebeast does not intend to pay any cash dividends in the foreseeable future, and any determination to pay dividends in the future will be at the discretion of its board of directors. Accordingly, you may need to rely on sales of Hypebeast Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.
Hypebeast is an “emerging growth company,” and it cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make Hypebeast Ordinary Shares less attractive to investors.
Hypebeast is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.
The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the consummation of this offering, (b) in which the combined company has total annual gross revenue of at least $1.07 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Hypebeast cannot predict if investors will find Hypebeast Ordinary Shares less attractive if Hypebeast chooses to rely on these exemptions. If some investors find Hypebeast Ordinary Shares less attractive as a result, there may be a less active trading market for Hypebeast Ordinary Shares, and the price of Hypebeast Ordinary Shares may be more volatile.
Hypebeast will be a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
Upon the closing of the Transactions, Hypebeast will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Hypebeast qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
As Hypebeast is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
As a foreign private issuer, Hypebeast has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describe the home country practices it is following. If Hypebeast chooses to follow home country practices in the future, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
Hypebeast may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.
As discussed above, Hypebeast is a foreign private issuer, and therefore, it is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to Hypebeast on June 30, 2022. In the future, Hypebeast would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, a majority of its assets are located in the U.S., or its business is administered principally in the U.S. If Hypebeast loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. It will also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, Hypebeast will lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. A U.S.-listed public company that is not a foreign private issuer will incur significant additional legal, accounting and other expenses that a foreign private issuer will not incur.
Hypebeast does not intend to make any determinations on whether it or its subsidiaries are CFCs for U.S. federal income tax purposes.
Hypebeast does not intend to make any determinations on whether it or any of its subsidiaries are treated as “controlled foreign corporations” within the meaning of Section 957(a) of the Code (“CFCs”), or whether any U.S. Holder of Hypebeast Ordinary Shares is treated as a “United States shareholder” within the meaning of Section 951(b) of the Code with respect to any such CFC. Hypebeast does not expect to furnish to any U.S. Holder of Hypebeast Ordinary Shares information that may be necessary to comply with applicable reporting and tax paying obligations with respect to CFCs. The Internal Revenue Service, or the IRS, has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. U.S. Holders of Hypebeast Ordinary Shares should consult their tax advisors regarding the potential application of these rules to their particular circumstances.
If Hypebeast or any of its subsidiaries are characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, U.S. Holders may suffer adverse U.S. federal income tax consequences.
A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the 2021 composition of the income, assets and operations of Hypebeast and its subsidiaries, Hypebeast does not believe it will be treated as a PFIC for the taxable year that includes the Business Combination, however there can be no assurances in this regard or any assurances that Hypebeast will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Hypebeast cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
Whether Hypebeast or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of Hypebeast’s income and assets, its market value and the market value of its subsidiaries’ shares and assets. Changes in Hypebeast’s composition, the composition of its income or the composition of any of its subsidiaries assets may cause it to be or become a PFIC for the current or subsequent taxable years. Whether Hypebeast is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.
If Hypebeast is a PFIC for any taxable year, a U.S. Holder of Hypebeast Ordinary Shares may be subject to adverse tax consequences and may incur certain information reporting obligations. U.S. Holders of Hypebeast Ordinary Shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to Hypebeast and the ownership of Hypebeast Ordinary Shares.
The Business Combination may be a taxable event for U.S. Holders of ISAA Shares of Common Stock.
It is intended that the Merger qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined below) would not recognize gain or loss on the exchange of ISAA shares of common stock for Hypebeast ordinary shares pursuant to the Business Combination.
However, there are many requirements that must be satisfied in order for the Merger to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Merger. One such requirement, among others, is that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as ISAA, the qualification of the Merger as a reorganization is not free from doubt. In addition, the treatment of the Merger as a reorganization would depend on whether sufficient stockholders of ISAA exchange their common stock for Hypebeast ordinary shares rather than redeem it for cash. If a significant number of stockholders of ISAA decide to redeem their common stock, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Section 368(a) of the Code may not be satisfied and the requirement that ISAA retain “substantially all” of its assets to qualify as a reorganization under Section 368 of the Code may not be satisfied. Due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business can qualify as a “reorganization” under Section 368(a) of the Code, legal counsel to ISAA on U.S. federal income tax matters is not rendering an opinion regarding the qualification of the Merger as a “reorganization” under Section 368(a) of the Code. No ruling has been, or will be, sought by ISAA or Hypebeast from the IRS with respect to the Business Combination and there can be no assurance that the IRS will not challenge the qualification of the Merger as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge. Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied in the case of the Business Combination.
If the Merger does not qualify as a reorganization for a reason other than the application of Section 367(a) of the Code, a U.S. Holder that exchanges its ISAA shares of common stock for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the Hypebeast ordinary shares received and (ii) the U.S. Holder’s adjusted tax basis in the ISAA shares of common stock exchanged.

THE MEETING
General
ISAA is furnishing this proxy statement/prospectus to the ISAA stockholders as part of the solicitation of proxies by ISAA Board for use at the Meeting to be held on            , 2022 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to ISAA’s stockholders on or about            , 2022 in connection with the vote on the Merger Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Meeting.
Date, Time and Place
The Meeting will be held on            , 2022 at 10:00 a.m., at Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, or such other date, time and place to which such meeting may be adjourned or postponed.
Purpose of the Meeting
At the Meeting, ISAA is asking holders of ISAA shares of common stock to approve the following Proposals:
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FOR the Merger Proposal; and

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FOR the Adjournment Proposal, if presented at the Meeting.

Recommendation of ISAA’s Board of Directors
ISAA’s Board :
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has determined that the Merger Proposal is fair to, and in the best interests of, ISAA and its stockholders;

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has approved the Merger Proposal; and

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recommends that the ISAA stockholders vote “FOR” the Merger Proposal.

ISAA’s directors have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.
Record Date; Who is Entitled to Vote
ISAA has fixed the close of business on            , 2022, as the record date for determining those ISAA stockholders entitled to notice of and to vote at the Meeting. As of the close of business on            , 2022, there were 22,040,800 ISAA shares of common stock outstanding and entitled to vote. Each holder of ISAA shares of common stock is entitled to one vote per share on the Merger Proposal.
As of            , 2022, the Sponsor and the directors and officers of ISAA owned and were entitled to vote 5,360,800 ISAA shares of common stock, or approximately 24.3% of ISAA’s issued and outstanding common stock. With respect to the Business Combination, the Sponsor and the directors and officers of ISAA have agreed to vote their ISAA shares of common stock acquired by it in favor of the Merger Proposal. The Sponsor and the director and officers have indicated that they intend to vote they shares, as applicable, “FOR” the other Proposals, although there is no agreement in place with respect to such Proposals.
Quorum and Required Vote for Stockholder Proposals
A quorum of ISAA stockholders is necessary to hold a valid meeting. A quorum will be present at the Meeting if not less than a majority of the votes of the shares of common stock issued and outstanding and entitled to vote at the Meeting is represented in person or by proxy. An ISAA holder present in person or by proxy and abstaining from voting at the Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding ISAA shares of common stock, and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding common stock of ISAA present and entitled to vote and voting at the Meeting.
Voting Your Shares
Each ISAA share of common stock that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Meeting. Your proxy card shows the number of ISAA shares of common stock that you own.
There are two ways to ensure that your ISAA shares of common stock are voted at the Meeting:
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You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the ISAA board of directors, “FOR” the adoption of the Merger Proposal. Votes received after a matter has been voted upon at the Meeting will not be counted.

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You can attend the Meeting and vote in person. ISAA will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way ISAA can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO ISAA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH.
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
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you may send another proxy card with a later date;

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if you are a record holder, you may notify ISAA’s proxy solicitor, Morrow Sodali LLC, in writing before the Meeting that you have revoked your proxy; or

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you may attend the Meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Morrow Sodali LLC, ISAA’s proxy solicitor, at (800) 662 -5200.
No Additional Matters May Be Presented at the Meeting
This Meeting has been called only to consider the approval of the Proposals.
Redemption Rights
Pursuant to ISAA’s Amended and Restated Certificate of Incorporation, a holder of ISAA shares of common stock has the right to have its public shares redeemed for cash equal to $10.00 per share (not including dividends previously paid) in connection with the Business Combination.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on            , 2022 (two (2) business days before the Meeting), that ISAA redeem your shares into cash; and (ii) submit your request in writing to ISAA’s transfer agent, at the address listed at the end of this section and deliver your shares to ISAA’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the Meeting.
You may tender the ISAA shares of common stock for which you are electing redemption by two (2) business days before the Meeting by either:
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Delivering certificates representing ISAA’s shares of common stock to ISAA’s transfer agent, or

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Delivering the ISAA shares of common stock electronically through the DWAC system.

ISAA stockholders will be offered the option to redeem their ISAA shares of common stock USD$10.00 per share).
Any corrected or changed written demand of redemption rights must be received by ISAA’s transfer agent two (2) business days prior to the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the Meeting.
Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of ISAA shares of common stock as of the record date. Any public stockholder who holds ISAA shares of common stock on or before            , 2022 (two (2) business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for USD$10.00 (not including dividends previously paid) at the consummation of the Business Combination.
At Closing, ISAA will issue a dividend of $0.05 per public share to ISAA Non-Redeeming Shares (assuming that ISAA did not previously distribute $0.40 per public share in dividends in accordance with its certificate of incorporation). The record date with respect to the dividend is on [           ], 2022, and ISAA expects to make the distributions to record date public shareholders at Closing.
At Closing, the Sponsor will receive the Sponsor Closing Payment Amount from ISAA. In other SPAC business combination transactions, the sponsor generally does not receive such funds. The Sponsor agreed, as part of ISAA’s initial public offering and without any separate consideration provided by ISAA for such agreement, not to redeem any ISAA shares of common stock held by it in connection with a stockholder vote to approve the proposed Business Combination. Accordingly, the Sponsor Closing Payment Amount does not incentivize the Sponsor not to redeem any public shares it holds in connection with the Business Combination.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to ISAA’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, two (2) business days before the Meeting.
Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and ISAA’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker USD$            and the broker would determine whether or not to pass this cost on to the redeeming holder. It is ISAA’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. ISAA does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their common stock before exercising their redemption rights and thus will be unable to redeem their common stock.

In the event that a stockholder tenders its common stock and decides prior to the consummation of the Business Combination that it does not want to redeem its common stock, the stockholder may withdraw the tender. In the event that a stockholder tenders common stock and the Business Combination is not completed, these common stock will not be redeemed for cash and the physical certificates representing these common stock will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. ISAA anticipates that a stockholder who tenders common stock for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such common stock soon after the completion of the Business Combination.
If properly demanded by ISAA’s public stockholders, ISAA will redeem each such share into USD$10.00 per share (not including dividends previously paid). If you exercise your redemption rights, you will be exchanging your ISAA shares of common stock for cash and will no longer own the common stock. If ISAA is unable to complete the Business Combination by June 11, 2023 (24 months after the consummation of the IPO), as previously described herein), it will liquidate and dissolve and public stockholders would be entitled to receive approximately USD$            per share upon such liquidation based on the balance of the trust account on            , 2022.
Proxies and Proxy Solicitation Costs
ISAA is soliciting proxies on behalf of the ISAA board of directors. This solicitation is being made by mail but also may be made by telephone or in person. ISAA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. ISAA will bear the cost of the solicitation. Morrow Sodali LLC, a proxy solicitation firm that ISAA has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately USD$27,500 and out-of-pocket expenses.
ISAA will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ISAA will reimburse them for their reasonable expenses.
If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the Meeting.

PROPOSAL NO. 1
THE MERGER PROPOSAL
The following is a discussion of the proposed Business Combination and the Merger Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. ISAA’s stockholders are urged to read this entire proxy statement/prospectus carefully, including the Merger Agreement, for a more complete understanding of the Business Combination.
General
Merger Agreement
On April 3, 2022, ISAA entered into an Agreement and Plan of Merger with Hypebeast Limited, a Cayman Islands exempted company with its shares publicly traded with stock code “00150” on the Main Board of The Stock Exchange of Hong Kong Limited (the “HKSE”) and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), which provides the Merger and other transactions in connection therewith (collectively, the “Business Combination”).
Pro Forma Capitalization
The pro forma equity valuation of the Company upon consummation of the Transactions is estimated to be approximately $534 million. We estimate that, upon consummation of the Transactions, assuming none of the ISAA’s public stockholders demand redemption pursuant to ISAA’s Amended and Restated Certificate of Incorporation, the shareholders of Hypebeast will own approximately 56.2% of Hypebeast Ordinary Shares, the shareholders of ISAA (including ISAA’s initial stockholders) will own approximately 41.3% of the outstanding Hypebeast Ordinary Shares and the PIPE Investors will own approximately 2.5% of the outstanding Hypebeast Ordinary Shares.
The Merger Consideration of the Business Combination
At the Effective Time, each ISAA share of common stock issued and outstanding immediately prior to the Effective Time (other than the ISAA Redeeming Shares) will be canceled and automatically converted into the right to receive, without interest,       Hypebeast ordinary shares (the “Applicable Per Share Merger Consideration”). Each ISAA stockholder will cease to have any rights with respect to the ISAA shares of common stock except (i) in the case of holders of ISAA shares of common stock that are issued and outstanding as of immediately prior to the Effective Time (other than any ISAA Redeeming Shares), the right to receive the respective portions of the Applicable Per Share Merger Consideration in exchange therefor; and (ii) in the case of any holders of ISAA Redeeming Shares, the right to have their public shares redeemed for cash equal to $10.00 per share (not including dividends previously paid) in connection with the Business Combination.
If any change in the outstanding ISAA shares of common stock will occur (other than the issuance of additional shares of capital stock of the ISAA as permitted by the Merger Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, any amounts payable pursuant to the Merger Agreement shall be appropriately adjusted to reflect such change.
Background of the Business Combination
The terms of the Merger Agreement and related ancillary documents are the result of extensive negotiations between ISAA, Hypebeast and their respective representatives. The following is a brief description of ISAA’s formation, the background of ISAA’s previous attempts at a business combination, its negotiations with and evaluation of Hypebeast, the Merger Agreement, the Merger, and the related transactions. The following is not intended to be a list of all opportunities initially evaluated or explored or discussions held by ISAA, but rather summarizes the key meetings and events that led to the signing of the Merger Agreement with Hypebeast and includes all information that ISAA and Hypebeast consider material regarding the negotiation of the Merger. All dates and times referred to in the following chronology are Eastern Standard Time in the United States unless otherwise indicated.
ISAA is a blank check company incorporated as a Delaware corporation on January 22, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more target businesses. The proposed Merger was the result of an extensive search for potential initial business combinations utilizing the network of ISAA’s management team, the ISAA Board and ISAA’s advisors.
On June 11, 2021, ISAA consummated its initial public offering of 15,000,000 Public Shares at HK$77.85 (US$10.00) per share (the “IPO”), generating gross proceeds of HK$1,167,750,000 (US$150,000,000). Simultaneously with the IPO, ISAA also consummated the sale of 1,090,000 Private Placement Shares to its Sponsor generating total proceeds of HK$84,856,500 (US$10,900,000).
On June 16, 2021, ISAA closed the partial exercise of the over-allotment option resulting in additional gross proceeds of HK$130,788,000 (US$16,800,000). Simultaneously with the closing of the over-allotment option, ISAA consummated the sale of 100,800 Over-Allotment Private Placement Shares generating gross proceeds of HK$7,847,280 (US$1,008,000).
On July 26, 2021, the Sponsor forfeited 142,500 ISAA Class B Shares upon the expiration of the underwriters’ over-allotment option, resulting in an aggregate of 4,170,000 ISAA Class B Shares outstanding in ISAA.
Prior to the consummation of the IPO, neither ISAA, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target regarding a business combination with ISAA.
Promptly following its IPO, ISAA commenced consideration and evaluation of potential target businesses with the objective of consummating a business combination. ISAA focused its search for potential target businesses by utilizing internal research and the networks of relationships of its management, board of directors and with professional service providers (including lawyers, accountants, consultants, and investment bankers). ISAA educated these parties on its structure as a special purpose acquisition company (“SPAC”) and its criteria for an acquisition. ISAA also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in either a sale or financing process. On a regular basis, ISAA’s directors were updated with respect to the status of the search for a potential target for the business combination. Input received from ISAA’s directors was material to its management’s evaluation of a potential business combination.
From the closing of the IPO through the signing of the Merger Agreement with Hypebeast on April 3, 2022, representatives of ISAA contacted and were contacted by numerous individuals and entities with respect to business combination opportunities and engaged in discussions with several possible targets with respect to a potential business combination. In all, prior to the execution of the Merger Agreement, representatives of ISAA evaluated over 25 potential initial business combinations. ISAA executed 5 non-disclosure agreements on standard terms during the course, in addition to its non-disclosure and confidentiality agreement with Hypebeast dated as of September 8, 2021 (the “NDA”). ISAA had active discussions with 3 target companies in addition to Hypebeast.
One of the potential targets which ISAA considered, Company A, was an ag-tech business. Representatives of ISAA were contacted by an Investment Banker with regard to a potential business combination with Company A on June 16, 2021, after which ISAA determined to execute a non-disclosure agreement with Company A to continue discussions. The parties subsequently signed an LOI on July 21, 2021. ISAA conducted due diligence on Company A, including review of historic and budgeted projected statements. Representatives of ISAA met with representatives of Company A on over 20 occasions via conference call and in person. ISAA ultimately determined not to pursue Company A due to differences around valuation and minimum cash requirements. The last correspondence between ISAA and Company A was on August 11, 2021, and there was no further communication, negotiation, or diligence conducted after that date.

Another potential target, Company B, was a manufacturing technology business. Representatives of ISAA were contacted by representatives of Company B with regard to a potential business combination with Company B in June, 2021, after which ISAA determined to execute a non-disclosure agreement with Company B to continue discussions. ISAA conducted conference calls and virtual meetings with representatives of Company B on more than three occasions and engaged in due diligence on Company B. As a result of the discussions with Company B and ISAA’s due diligence, ISAA determined to end its pursuit of Company B as a potential target because Company B did not meet ISAA’s objective of partnering with a branded-consumer company. The last correspondence between ISAA and Company B was on September 28, 2021, and there was no further communication, negotiation, or diligence conducted after that date.
ISAA’s third potential target, Company C, was a branded snack business. Representatives of ISAA were contacted by an Investment Banker with regard to a potential business combination with Company C in July, 2021, after which ISAA determined to execute a non-disclosure agreement with Company C to continue discussions. Representatives of ISAA conducted due diligence conference calls with representatives of Company C and reviewed documents and data provided by Company C. ISAA ultimately ceased discussions with Company C following the determination that Company C was too far from public market readiness. The last correspondence between ISAA and Company C was on September 10, 2021, and there was no further communication, negotiation, or diligence conducted after that date.
On August 24, 2021, Mr. Joshua L. Spear, Chief Executive Officer of ISAA and a member of the ISAA Board, contacted Mr. Kevin Ma, Chairman and Chief Executive Officer of Hypebeast, via teleconference, with regard to a potential business combination between ISAA and Hypebeast. They discussed Mr. Ma’s goals for Hypebeast and if these could be accelerated through a potential business combination. Mr. Ma and Mr. Spear had no personal relationship, and had never met each other before August 24, 2021, although they had a shared interest in streetwear culture and had several friends and professional relationships in common within the industry through which they have been acquainted with each other’s entrepreneurial and business accomplishments for years..
Between August 24, 2021 and August 31, 2021, a number of discussions between ISAA management and Hypebeast management took place regarding Hypebeast’s business goals, and places that ISAA could be value added in addition to delivering capital. These discussions included Mr. Spear, Mr. Ma, Mr. Alexander P. Oxman (“Mr. Oxman”), Chief Financial Officer and Chief Operating Officer of ISAA and Mr. Wong Kar Hang Patrick (“Mr. Wong”), the Chief Financial Officer of Hypebeast. Scheduled meetings via teleconference with all four parties occurred on August 26, 2021 and August 31, 2021 along with ad hoc communication via email and messaging. These early discussions focused primarily on Hypebeast’s strategic objectives and the impact that a business combination with ISAA could have on reaching them, rather than valuation or specific deal terms.
On September 8, 2021, the NDA was executed between ISAA and Hypebeast to facilitate further discussions and diligence related to a potential business combination. Such non-disclosure and confidentiality agreement did not contain a standstill provision.
On September 20, 2021, Ms. Olivia Deferchereux Dejah (“Ms. Deferchereux Dejah”), an ISAA Senior Associate, electronically updated the ISAA Board and Mr. Oxman to advise them that ISAA was preparing a draft letter of intent (“LOI”) regarding the Merger.
Also on September 20, 2021, Loeb & Loeb LLP (“Loeb & Loeb”), ISAA’s counsel, was introduced to Hypebeast electronically, and representatives of Loeb & Loeb, ISAA, Hypebeast and Deacons (Hypebeast’s Hong Kong compliance counsel) discussed via teleconference the laws and regulations of Hong Kong applicable to a potential business combination of ISAA and Hypebeast.
On September 27, 2021, Hypebeast engaged Kirkland & Ellis LLP (“Kirkland & Ellis”) to serve as legal counsel to Hypebeast in relation to the Merger.
On September 28, 2021, representatives of Loeb & Loeb contacted representatives of Kirkland & Ellis to discuss potential deal structures and questions related to Hypebeast’s status as a publicly traded company in Hong Kong. Subsequent to this initial communication, representatives of Loeb & Loeb and Kirkland & Ellis had numerous exchanges and discussions, including with representatives of Hypebeast, to discuss technical requirements specific to this transaction, including filing requirements with The Stock Exchange of Hong Kong Limited (the “HKSE”), Hong Kong regulatory requirements and potential transaction structures.
On September 29, 2021, Mr. Spear sent a draft LOI to Mr. Ma for review and comments which reflected a proposed pre-Merger consolidated enterprise value of the Company of HK$2,140,875,000 (US$275,000,000) to HK$2,530,125,000 (US$325,000,000), as compared to Hypebeast’s market cap in the range of approximately HK$1,930,411,477 (US$247,488,651) and HK$2,197,383,277 (US$281,715,804) based on the closing price of its shares in August 2021. The LOI outlined the proposed terms for the Merger for discussion purposes, including, among other things, structuring considerations, sources and uses of capital and an exclusivity arrangement. In terms of post-closing governance of the combined company, the LOI proposed that two nominees of Iron Spark will be appointed to the seven-member board of the combined company for at least two years after closing of the Business Combination. The LOI also provided for key terms regarding lock-up arrangements with respect to securities of the combined entity after the Merger to be held by the Sponsor and the controlling shareholder of Hypebeast, closing conditions, and the initial size and composition of the board of directors of the combined entity. Also on the same day, Mr. Spear, Mr. Oxman, and Ms. Deferchereux Dejah communicated via teleconference with Mr. Ma and the Hypebeast management regarding the Merger.
Between September 29, 2021 and October 7, 2021, Mr. Ma and Mr. Wong of Hypebeast and Mr. Oxman of ISAA had several telephonic discussions mainly about the management structure of the combined company, the strategic opportunities for business growth to the combined company, and how the existing management and directors of ISAA can be value-added to the combined company potentially in their capacities as consultants or advisors, in each case after closing of the proposed Business Combination. During such discussions, Hypebeast and ISAA also reviewed and discussed the proposed valuation of Hypebeast in the Business Combination based upon the historical trading price of Hypebeast’s shares over the past 6-12 months. Following such discussions, Hypebeast and ISAA were aligned and agreed that (i) it is fair to Hypebeast and ISAA that a pre-Merger enterprise value of HK $2,335,500,000 (US $300,000,000) would be the valuation of Hypebeast in the Business Combination; and (ii) after closing of the proposed Business Combination, Hypebeast’s existing management team will continue to manage the businesses and daily operations of the combined company.
ISAA sent Hypebeast a revised draft of the LOI which included, among other changes, (i) a pre-Merger enterprise value of Hypebeast of HK$2,335,500,000 (US$300,000,000); (ii) a proposed structure where ISAA would merge with a subsidiary of Hypebeast and stockholders of ISAA would become shareholders of Hypebeast as a result of such merger (as opposed to the original LOI which did not specify the legal form of the transaction); (iii) eliminating restrictions on Hypebeast’s ability to declare dividends or make other distributions before closing; and (iv) adding a provision that up to 10% of the net proceeds available to Hypebeast at closing that are in excess of HK$389,250,000 (US$50,000,000) may be used to purchase shares from existing shareholders of Hypebeast.
On October 11, 2021, representatives of Kirkland & Ellis sent Loeb & Loeb a revised draft of the LOI which included, among other changes, requirements for filings with regulators in the US and Hong Kong, structuring updates, a proposed consolidation of shares of Hypebeast before closing of the Merger for purpose of satisfying listing and trading requirements on Nasdaq, financing requirements and the expected PIPE Investment, post-closing lock-up arrangements and closing conditions. In terms of post-closing governance of the combined company, this revised LOI also reflected the aligned arrangement between Hypebeast and ISAA that (i) the board of directors of the combined company will consist of seven members which will include all directors of Hypebeast immediately before Closing and two nominees of Iron Spark, and (ii) Hypebeast’s management team before Closing will continue to be the management team of the combined company after Closing.
Between October 11, 2022 and October 12, 2021, discussions were held among ISAA and Hypebeast and their respective advisors to finalize the LOI.
On October 12, 2021, ISAA and Hypebeast executed the LOI. The LOI set forth key terms of the Merger as well as standard confidentiality and exclusivity terms. The LOI contemplated a business combination which would value Hypebeast at a fully-diluted pre-Merger enterprise value of

HK$2,335,500,000 (US$300,000,000). The LOI also stated that no less than HK$389,250,000 (US$50,000,000) of gross proceeds would be available to the combined company at closing of the Merger, which would be financed by proceeds from the Trust Account and up to an additional HK$389,250,000 (US$50,000,000) to be generated by the PIPE Investment. Hypebeast and ISAA determined that a PIPE Investment in the size of US$50,000,000 was suitable to Hypebeast after they considered a number of factors including Hypebeast’s cash needs for future business growth, structure of the proposed Business Combination transaction and the effect of dilution to the existing shareholders of Hypebeast in the Business Combination (including the PIPE Investment). Pursuant to the LOI, each of Hypebeast and ISAA also agreed to be subject to an exclusivity period from the date of the LOI and ending by the earliest of (a) 11:59 p.m., Hong Kong time, on the 30th day following the date of the LOI, (b) the date that the Hypebeast and ISAA mutually agree in writing that they do not wish to pursue the Merger and (c) the date the definitive business combination agreement is entered into for the Merger (the “Exclusivity Period”). During the Exclusivity Period, each of Hypebeast, on the one hand, and ISAA, on the other hand, agreed that it would not (i) initiate, solicit or encourage (including by means of furnishing or disclosing information), facilitate, negotiate or discuss any proposal, inquiry or offer with any person or entity, relating to or concerning, (x) with respect to Hypebeast, any transaction similar to or having the same effect as, the Merger or any other transaction pursuant to which the control of Hypebeast is directly or indirectly transferred to a third party or all or a substantial portion of Hypebeast’s assets are sold or otherwise transferred to a third party, in each case subject to certain exceptions; and (y) with respect to ISAA, any “initial business combination” as described in the prospectus of ISAA’s IPO or any other transaction involving ISAA or a material portion of its assets or equity securities, in each case other than the Merger. The LOI was non-binding and subject to execution of a definitive agreement signed by all parties with respect to the Merger, except for provisions relating to due diligence, exclusivity, confidentiality, transaction expenses, governing law, waiver of jury trial and the waiver of claims against the Trust Account.
On October 20, 2021, Mr. Spear introduced Mr. Ma to Mr. Trevor Edwards, a director of ISAA, via e-mail.
Also on October 20, 2021, representatives of Loeb & Loeb and Kirkland & Ellis discussed next steps on the Merger via teleconference, including, among other things, the proposed timeline for the Merger and ISAA’s expectation that before the parties enter into definitive agreements for the Merger, Hypebeast would initiate the termination process of its American depositary receipt facilities established with The Bank of New York Mellon for the American depositary shares (“ADSs”) representing the ordinary shares of Hypebeast, which ADSs were traded on the US over-the-counter market (such American depositary receipt facilities of Hypebeast, the “Existing ADR Facility”).
On October 24, 2021, ISAA, Hypebeast, Loeb & Loeb and Kirkland & Ellis discussed and reviewed the draft of the investor presentation for potential investors in the PIPE Investment and the next steps in the PIPE process and the Merger.
On October 25, 2021, representatives of Hypebeast, ISAA, Morgan Stanley & Co. LLC (“Morgan Stanley”), Loeb & Loeb and Kirkland & Ellis met via video teleconference, during which Morgan Stanley was introduced to the working group as a financial advisor to ISAA, in connection with the potential business combination with Hypebeast. In this capacity as financial advisor, Morgan Stanley’s role is to provide ISAA with financial advice and assistance as appropriate and reasonably requested by ISAA. Morgan Stanley did not act as a placement agent in the PIPE Investment nor does it act as a placement agent for Hypebeast. At the same meeting, the parties also discussed proposed structure and next steps for the Merger.
On October 26, 2021, Mr. Edwards and Mr. Ma discussed the Merger via teleconference, including post-closing governance and business prospect of the combined company following the Merger.
On November 3, 2021, Morgan Stanley, Debevoise & Plimpton LLP (“Debevoise & Plimpton”), bank counsel, Loeb & Loeb and Kirkland & Ellis further discussed via teleconference the proposed structure and next steps for the PIPE and the Merger. Kirkland & Ellis confirmed during this meeting that, due to Hypebeast’s status as a publicly listed company in Hong Kong and limitations on profit forecasts under the Listing Rules in Hong Kong, Hypebeast would be unable to provide any financial projections beyond the projected revenue figure for the financial year ended March 31, 2022 for consideration by the ISAA Board or in the investor presentation for potential investors in the PIPE Investment. Please also refer to the sub-section headed “— Selected Comparable Public Company Analysis” below in this proxy statement/prospectus for additional information about the selected comparable public company analysis prepared ISAA management and reviewed by the ISAA Board with reference to Hypebeast’s projected revenue figure for the financial year ended March 31, 2022.
On November 9, 2021, representatives of Kirkland & Ellis sent Loeb & Loeb an initial draft of the form of PIPE Subscription Agreement.
On November 10, 2021, representatives of Loeb & Loeb sent Kirkland & Ellis an initial draft of the Merger Agreement. Subsequently and until the execution of the Merger Agreement on April 3, 2022, representatives of Loeb & Loeb and Kirkland & Ellis exchanged multiple drafts of the Merger Agreement and related ancillary documents (the most significant exchanges of which are summarized in more detail below), in which connection they also engaged in multiple conversations and communications. The principal terms of the Merger Agreement and related ancillary documents being negotiated during such time related to, among other things, (i) the structure and terms of the Merger, (ii) the scope of representations, warranties and covenants being made by each of Hypebeast and ISAA, (iii) the closing conditions and approvals required to consummate the Merger, (iv) certain provisions related to the PIPE Investment, (v) the scope of the terms of the Sponsor Support Agreement, Sponsor Lock-up Agreement, Company Shareholder Support Agreement, Company Shareholder Lock-up Agreement, Registration Rights Agreement and other ancillary documents relating to the Merger, and (vi) corporate governance of the combined company following the Merger. Given there will be no pre-Closing or post-Closing adjustments to Hypebeast’s debt or cash for purpose of determining the number of Consolidated Shares to be issued by Hypebeast in the Merger, the draft Merger Agreement also proposed to define the valuation of HK$2,335,500,000 (US$300,000,000) as Hypebeast’s pre-Merger consolidated equity value (instead of “pre-Merger enterprise value” as originally proposed in the LOI).
Also on November 10, 2021, representatives of Loeb & Loeb sent Kirkland & Ellis initial comments on the form of PIPE Subscription Agreement, which primarily related to the PIPE investors’ registration rights.
On November 23, 2021, representatives of Kirkland & Ellis sent Loeb & Loeb a revised draft of the Merger Agreement with comments on the structure of the Merger, scope of representations, warranties and covenants to be provided by each party under the Merger Agreement, and certain closing conditions of the transactions contemplated under the Merger Agreement. In particular, the revised draft provided for (i) revisions to the structure of the Merger whereby the Merger Sub would merge with and into ISAA, with ISAA continuing as the surviving entity and becoming a wholly-owned subsidiary of Hypebeast; (ii) revisions to the form of merger consideration to be issued by Hypebeast to ISAA stockholders at closing of the Merger to be in the form of ADSs that represent ordinary shares of Hypebeast rather than ordinary shares of Hypebeast; (iii) inclusion of a condition precedent to Hypebeast’s obligation to consummate the Merger that the sum of cash available in the Trust Account immediately before closing of the Merger (after deduction of redemption payments to the redeeming ISAA public stockholders) and gross proceeds from the PIPE Investment be at least HK$389,250,000 (US$50,000,000); (iv) revisions to the representations and warranties by Hypebeast and ISAA, respectively; (v) revisions to the scope of interim operating covenants of Hypebeast and ISAA, respectively, including with respect to the interim operations of Hypebeast between signing and closing; (vi) revisions to the parties’ covenants with respect to the preparation and filing of registration statement and proxy statement in connection with the Merger; (vii) revisions to the closing conditions related to required approvals and filings to be obtained and made by Hypebeast from the HKSE in connection with the Merger; and (viii) upgrading of the Existing ADR Facility before closing of the Merger for the purpose of issuing and listing the ADSs by Hypebeast in connection with the Merger rather than termination of such facility.
Also on November 23, 2021, representatives of Kirkland & Ellis sent Loeb & Loeb a revised draft of the form of PIPE Subscription Agreement which mainly reflected conforming changes related to the structure of the Merger based upon the updated draft of the Merger Agreement.
During the period between November 25, 2021 and December 25, 2021, the respective management members of Hypebeast and ISAA had multiple telephonic discussions around the form of merger consideration (i.e., American depositary shares versus ordinary shares) to be issued by Hypebeast to ISAA stockholders at closing of the Merger. ISAA considered ordinary shares to be the preferred form of merger consideration because (i) they are essentially the same type of securities as the Public Shares, which would make it easier for ISAA’s public stockholders and the market to understand the Business Combination; and (ii) in the US market the overall trading volume of shares (or shares of common stock) is generally higher than American depositary shares. Hypebeast originally considered using American depositary shares as merger consideration because they already had the Existing ADR Facility in place. Accordingly, Hypebeast can simply upgrade the Existing ADR Facility to issue additional American depositary shares. This might be more cost-efficient and might also streamline the coordination between Hypebeast’s share registrar and transfer agent/depositary in Hong Kong and the US for purpose of Hypebeast’ dual-listing structure upon closing of the Business Combination. Through these discussions, Hypebeast and ISAA also considered which form of the merger consideration would likely to receive better market reception, the benefits to Hypebeast of maximizing the potential investor base in the US by issuing ordinary shares, and the ongoing costs for maintaining the Existing ADR Facility. After careful consideration of these factors.
On January 1, 2022, representatives of Loeb & Loeb sent Kirkland & Ellis a revised draft of the Merger Agreement that reflected certain changes to provisions concerning, among other things, the respective representations, warranties and covenants of Hypebeast and ISAA, including Hypebeast’s covenant of not amending any PIPE Subscription Agreements that would adversely affect the availability of the PIPE Investment. On the same day, representatives of Loeb & Loeb also sent Kirkland & Ellis certain drafting comments on the form of PIPE Subscription Agreement.
On January 3, 2022, ISAA entered into an arrangement letter to confirm that it had retained Morgan Stanley as its financial advisor to provide financial advisory services in connection with a potential business combination since October 1, 2021. For additional details about this engagement and Morgan Stanley’s compensation in connection therewith, see the section entitled “Certain Engagements in connection with the Business Combination and Related Transactions” in this proxy statement/prospectus.
On January 4, 2022, BTIG, LLC (“BTIG”) was engaged by ISAA as its capital markets advisor in connection with the Merger pursuant to a letter agreement dated as of such date. For additional details about this engagement and BTIG’s compensation in connection therewith, see the section entitled “Certain Engagements in connection with the Business Combination and Related Transactions” in this proxy statement/prospectus.
From January 4, 2022 through March 31, 2022, representatives of ISAA, Hypebeast and their respective advisors engaged in bi-weekly discussions via teleconference to update status of the negotiations about the Merger, discuss open items in the Merger Agreement and other transaction documents, and on-going outreach efforts in connection with the PIPE Investment.
On January 8, 2022, representatives of Loeb & Loeb sent Kirkland & Ellis an initial draft of the Sponsor Support Agreement. Loeb & Loeb and Kirkland & Ellis subsequently engaged in multiple discussions and exchanged multiple drafts of such agreement until such agreement was finalized prior to signing of the Merger Agreement.
On January 9, 2022, representatives of Debevoise & Plimpton sent Kirkland & Ellis comments on the form of PIPE Subscription Agreement which were mainly related to the representations, warranties and acknowledgements of the PIPE investors. On the same day, representatives of Kirkland & Ellis circulated a revised draft of the form of PIPE Subscription Agreement to Debevoise & Plimpton and Loeb & Loeb which incorporated comments from Debevoise & Plimpton and reflected BTIG’s engagement as placement agent.
On January 10, 2022 BTIG entered into an engagement letter with Hypebeast to serve as the placement agent to Hypebeast in connection with the PIPE Investment pursuant to a letter agreement dated as of such date. For additional details about this engagement and BTIG’s compensation in connection therewith, see the section entitled “Certain Engagements in connection with the Business Combination and Related Transactions” in this proxy statement/prospectus.
On January 11, 2022, Mr. Oxman and Mr. Wong discussed the transaction telephonically, during which both parties confirmed their aligned position that Hypebeast would issue ordinary shares (rather than American depositary shares) as consideration in the Merger. Both parties noted that, although American depositary shares might provide a less technically cumbersome path to providing exposure to US investors, based on their discussions during the period between November 25, 2021 and December 25, 2021,ISAA and Hypebeast ultimately agreed that listing ordinary shares on a US stock exchange was an important aspect of the transaction to maximize the potential investor base in the US, and therefore Hypebeast will issue ordinary shares (rathen than American depositary shares) as merger consideration in the Business Combination.
Between January 12, 2022 and February 4, 2022, representatives of BTIG and ISAA held a number of teleconference calls with potential investors in the PIPE Investment under non-disclosure arrangements, and had follow-up conversations and further correspondence with such potential investors as necessary. Representatives of ISAA, Hypebeast, and BTIG also held frequent conference calls to review feedback from potential investors and the progress of the PIPE Investment.
On January 15, 2022, representatives of Kirkland & Ellis sent Loeb & Loeb an initial draft of the Registration Rights Agreement. Loeb & Loeb and Kirkland & Ellis subsequently engaged in multiple discussions and exchanged multiple drafts of such agreement until such agreement was finalized prior to signing of the Merger Agreement.
On January 18, 2022, Mr. Spear and Mr. Oxman of ISAA met with Ms. Lee Yuen Tung Janice, an Executive Director of Hypebeast, to discuss her role with Hypebeast.
On January 19, 2022, ISAA management met with all members of the ISAA Board by teleconference to provide a status update on the Merger. After discussing the draft Merger Agreement, the diligence conducted and the prospects for Hypebeast, the ISAA Board unanimously agreed that ISAA management should continue to proceed with the Merger.
On January 21, 2022 and January 24, 2022, Mr. Oxman and Ms. Deferchereux Dejah of ISAA met with K2 Integrity Holdings, Inc (“K2 Integrity”), a risk, compliance and investigations firm engaged by ISAA on October 16, 2021, to discuss key personnel due diligence.
Also on January 21, 2022, representatives of Kirkland & Ellis circulated to ISAA and Hypebeast and their respective advisors a further revised draft of the Merger Agreement. The revised draft reflected, among other things, (i) revisions to the structure of the Merger whereby Hypebeast will issue ordinary shares (rather than ADSs) as consideration in the Merger, and Hypebeast will undergo a share consolidation before closing of the Merger at a consolidation factor to be further discussed and agreed by the parties for purpose of satisfying the requirements of listing and trading on Nasdaq; (ii) further revisions to the scope of representations, warranties and covenants to be provided by each party under the Merger Agreement, including Hypebeast’s covenant to deliver audited and unaudited financial statements to ISAA after signing of the Merger Agreement for inclusion in ISAA’s proxy statement for the Merger; (iii) that Hypebeast shall terminate the Existing ADR Facility before closing of the Merger; (iv) the right of ISAA Board to change its recommendation of the Merger to ISAA stockholders if any material event that was not known or reasonably foreseeable to ISAA as of the date of the Merger Agreement becomes known to ISAA after the date of the Merger Agreement and prior to the receipt of the ISAA stockholders’ approval, where the failure to change its recommendation would be inconsistent with its fiduciary duties; and (v) the right of Hypebeast to terminate the Merger Agreement if the ISAA Board was to change its recommendation as described in the foregoing sub-clause (iv). Given Hypebeast will issue ordinary shares (rather than ADSs) as consideration in the Merger, the revised draft of the Merger Agreement also provides that Hypebeast will use reasonable best efforts to cause termination of the Existing ADR Facility before Closing. The termination of such Existing ADR Facility may not be completed before signing of the Merger Agreement because pursuant to the terms of such Existing ADR Facility, the official termination date shall be at least 90 days after The Bank of New York Mellon receives a termination notice from Hypebeast and disseminates a notice to all ADSs holders.
On January 23, 2022, representatives of Kirkland & Ellis sent Loeb & Loeb an initial draft of the Hypebeast disclosure letter to the Merger Agreement. Loeb & Loeb and Kirkland & Ellis subsequently engaged in multiple discussions and exchanged multiple drafts of such agreement until such agreement was finalized prior to signing of the Merger Agreement.
On January 25, 2022, Ms. Buttte, Mr. Spear, Mr. Oxman and Ms. Deferchereux Dejah of ISAA met with representatives of Morgan Stanley and BTIG to discuss general SPAC market conditions including the PIPE market and trust redemption trends.

On January 27, 2022, Mr. Spear of ISAA met Ms. Sujean Lee, the Global Strategy Advisor of Hypebeast, to discuss marketing matters related to the Merger.
On the same day, Mr. Oxman of ISAA and Mr. Wong of Hypebeast met with Pearl Meyer to discuss executive compensation strategy in connection with the Merger. Pearl Meyer was formally engaged by ISAA the same day to assist with a compensation plan for Hypebeast’s executives as Hypebeast plans to, in connection with the Business Combination, review and adjust the compensation of its executives and employees in recognition of their contributions to the growth of Hypebeast’s business and to incentivize their long-term commitments to Hypebeast.
On January 31, 2022, representatives of ISAA, Hypebeast and Brunswick Group LLC (“Brunswick”), the public relationship advisor engaged by Hypebeast for the Merger, met via video teleconference to discuss key marketing messages in connection with announcing the Merger.
Also on January 31, 2022, representatives of Kirkland & Ellis sent Loeb & Loeb an initial draft of the Company Shareholder Support Agreement. Loeb & Loeb and Kirkland & Ellis subsequently engaged in multiple discussions and exchanged multiple drafts of such agreement until such agreement was finalized prior to signing of the Merger Agreement.
On February 1, 2022, representatives of Loeb & Loeb circulated to Kirkland & Ellis an initial draft of the ISAA disclosure letter to the Merger Agreement. Loeb & Loeb and Kirkland & Ellis subsequently engaged in multiple discussions and exchanged multiple drafts of such agreement until such agreement was finalized prior to signing of the Merger Agreement.
On February 2, 2022, representatives of ISAA met with representatives of Morgan Stanley and BTIG to evaluate proposed term sheets received from potential investors in the PIPE Investment. ISAA and Hypebeast determined that, given Hypebeast’s capital requirements and the market conditions at the time, a relatively small PIPE Investment was preferable to a larger one that may carry additional dilution, potential dilution, covenants, or other constraints (the “Alternative Structure”). In connection therewith, and after considering the general conditions and latest development of the PIPE market at that time, Hypebeast and ISAA determined that reducing the target size of the PIPE Investment may facilitate the progress, certainty and market reception of the Business Combination. On this basis, Hypebeast and ISAA agreed to explore the PIPE Investment with a target size lower than HK$389,250,000 (US$50,000,000) as originally proposed in the LOI. Accordingly, term sheets that proposed some form of Alternative Structure were rejected by Hypebeast and ISAA. Between December 1, 2021 and March 18, 2022, Hypebeast and ISAA, with the assistance of BTIG, also considered many types of prospective investors that may be interested in participating in the PIPE Investment, including existing ISAA investors, traditional PIPE investors that were known to be active in the market, as well as strategic investors. In addition to Iron Spark Opportunity, LLC, an affiliate of the Sponsor and Mr. Spear, which has agreed to purchase shares in the PIPE Investment, Telemark Fund, LP., which is an investor in the Sponsor and an ISAA shareholder, also agreed to participate in the PIPE Investment.No deference, however was given to any pre-existing relationships that potential PIPE Investors have with ISAA, Hypebeast or BTIG; and Hypebeast had no prior business or other relationship with any of the PIPE Investors. In connection with discussions of the PIPE Investment, Hypebeast and ISAA also agreed to include the Permitted Equity Financing provision in the Merger Agreement, which provision allows Hypebeast to enter into one or more Permitted Equity Subscription Agreements for the subscription of Consolidated Shares on the Closing Date and concurrently with the Closing by one or more investors on terms substantially the same as those in the PIPE Subscription Agreements, including a purchase price per Consolidated Share of not less than US$10. Hypebeast and ISAA considered that the provision of Permitted Equity Financing will provide flexibility in meeting Hypebeast’s financing requirements relating to the Business Combination and is advantageous to ISAA and Hypebeast.
On February 3, 2022, representatives of Kirkland & Ellis circulated to ISAA and Hypebeast and their respective advisors a further revised draft of the Merger Agreement mainly reflecting comments that after the Merger Agreement is signed and before closing of the Merger, (i) Hypebeast shall be permitted to enter into a Permitted Equity Financing; and (ii) in connection with Hypebeast’s review and potential adjustment to the compensation of Hypebeast’s executives and employees, Hypebeast may adopt a share award scheme and make other changes to compensation arrangements for executive officers. On the same day, representatives of Kirkland & Ellis circulated to ISAA and Hypebeast and their respective advisors a further revised draft of the form of PIPE Subscription Agreement mainly reflecting a few drafting comments to mirror the latest draft of the Merger Agreement.
On February 4, 2022, Ms. Butte met with Brunswick to discuss the press release and related marketing matters in connection with announcing the execution of the Merger Agreement.
On February 7, ISAA management met with the ISAA Board by teleconference to provide a status update on the Merger. The ISAA Board unanimously agreed that ISAA management should continue to execute upon the Merger. On the same day, ISAA met with representatives of Morgan Stanley and BTIG to discuss the timeline and next steps for the Merger.
On February 8, 2022, representatives of ISAA, Hypebeast and Brunswick met by teleconference to review the draft press release and other investor relations materials in connection with announcing the execution of the Merger Agreement.
On the same day, representatives of Loeb & Loeb circulated to Kirkland & Ellis an initial draft of the Sponsor Lock-up Agreement. Loeb & Loeb and Kirkland & Ellis subsequently engaged in multiple discussions and exchanged multiple drafts of such agreement until such agreement was finalized prior to signing of the Merger Agreement.
On February 8, 2022, Pearl Meyer sent a report of research on executive compensation to Mr. Oxman of ISAA and Mr. Wong of Hypebeast. This report mainly covered compensation analyses of the chief executive officers and other executives of Hypebeast’s peer companies who became public by way of traditional initial public offerings or de-SPAC transactions in the US market, as a reference for the management and board of directors of Hypebeast in their review and assessment of any potential adjustments to the compensation package of Hypebeast’s executives in connection with the Business Combination.
On February 8, 2022 and February 9, 2022, ISAA met with representatives of Morgan Stanley to discuss structure of the Merger, including the exchange ratio of ISAA Shares to the Consolidated Shares.
Also on February 9, 2022, representatives of ISAA, BTIG, Morgan Stanley and Loeb & Loeb met to discuss forward purchase arrangements and current guidance of the SEC with respect to such structures and whether such arrangements would result in a tender offer filing by ISAA. On the same day, Mr. Spear and Mr. Oxman met with Mr. Ma to discuss progress of the negotiation about the Merger, risk factors and market conditions in order to determine optimal path forward.
On February 10, 2022, K2 Integrity interviewed, via teleconference, Mr. Wong and Ms. Cheung Nga Man, the Senior Director of Finance and Company Secretary of Hypebeast, as part of ISAA’s due diligence on Hypebeast.
On February 24, 2022, ISAA and K2 Integrity met via teleconference to discuss progress of financial due diligence on Hypebeast.
Later on the same day, Mr. Spear electronically communicated updated results of due diligence conducted to date on Hypebeast with the ISAA Board. ISAA’s due diligence process did not result in any adverse findings and as such did not impact the terms of the transaction.
Also on the same day, Mr. Oxman met with Mr. Wong and Centri Business Consulting, LLC via teleconference to discuss the submission of financial information of ISAA to the HKSE in connection with the required filings to be made by Hypebeast to the HKSE for the Merger.
On February 28, representatives of Loeb & Loeb sent Kirkland & Ellis a revised draft of the Merger Agreement which mainly reflected, among other things, that (i) the consolidation factor for consolidating ordinary shares of Hypebeast before closing of the Merger (the “Consolidation Factor”) would be fixed at 68.5928; and (ii) at closing of the Merger all outstanding shares of common stock of ISAA (excluding dissenting shares, redeeming shares and treasury shares) will be canceled in exchange for post-consolidated ordinary shares of Hypebeast on a one-for-one basis rather than pursuant to another exchange ratio.

On March 1, 2022, ISAA met with K2 Integrity via teleconference to discuss diligence findings of the Level 1 diligence report on the backgrounds of Hypebeast and its certain key personnel. The background report revealed no material adverse findings.
On March 1, 2022, representatives of Kirkland & Ellis circulated to representatives of Loeb & Loeb and Morgan Stanley a further revised draft of the Merger Agreement mainly reflecting comments that the Consolidation Factor shall be determined based upon pre-Merger consolidated equity value of Hypebeast of HK$2,335,500,000 (US$300,000,000) and the total number of issued and outstanding ordinary shares of Hypebeast as of the close of business on the business day immediately before the effective date of the share consolidation, and that for illustrative purpose such Consolidation Factor would be 68.5928 assuming such share consolidation were to take effect on March 2, 2022.
On March 9, 2022, Mr. Spear and Mr. Oxman met with Mr. Ma and Mr. Wong via teleconference to discuss revising commercial terms about the Merger, which included, among other things, Sponsor lock-up and minimum cash considerations.
On March 11, 2022, Mr. Oxman and Mr. Wong had a teleconference to review and discuss the report of research on executive compensation provided by Pearl Meyer on February 8, 2022. Based upon such review and discussion, Hypebeast and ISAA agreed that the management and board of directors of Hypebeast will continue to review and consider any potential adjustments to the compensation package of Hypebeast’s executives, including a proposed increase in Mr. Ma’s annual remuneration and the adoption of a new share award scheme as incentives to Hypebeast’s employees.
On March 14, 2022, Mr. Oxman met with Hypebeast management via teleconference to further discuss the planning of executive compensation to Hypebeast management and employees before and after closing of the Merger. Following such discussions, Hypebeast and ISAA agreed that during the interim period between signing of the Merger Agreement and Closing, Hypebeast would be permitted (but not obligated) to (i) amend Mr. Ma’s executive director service agreement with Hypebeast to increase Mr. Ma’s annual remuneration to US$1-1.5 million; and (ii) adopt a new share award scheme with an aggregate pool size of no more than 5% of the total issued and outstanding shares of Hypebeast as of signing of the Merger Agreement for grants to Hypebeast’s employees. These proposals were reflected in the revised draft of the Hypebeast disclosure letter circulated by representatives of Kirkland & Ellis to Loeb & Loeb on March 27, 2022 and were accepted by ISAA, although as of signing of the Merger Agreement on April 3, 2022, Hypebeast has not made final determinations with respect to the terms of any new share award scheme or amendments to the terms of compensation of Mr. Ma.
On March 15, 2022, Mr. Spear met with Mr. Ma and Mr. Wong to continue negotiating deal terms, which mainly include, among other things, the minimum cash condition in connection with the Merger.
Between March 19, 2022 and March 22, 2022, Mr. Spear had ongoing conversations with Mr. Ma and Mr. Wong to negotiate deal terms about the Merger, including, among other things, the sponsor lock up, the size of PIPE Investment as of signing of the Merger Agreement and the threshold of minimum cash condition in the Merger Agreement. During these conversations, Hypebeast revisited Hypebeast’s estimated cash requirements after closing of the Business Combination, the effect of dilution to the existing shareholders of Hypebeast in the Business Combination (including the PIPE Investment), the transaction timetable and efficiency of the financing relative to the estimated transaction costs, and the market perception in light of a smaller PIPE size and lower threshold of minimum cash condition. ISAA addressed these issues by reviewing the status of PIPE Investment, feedback from the prospective investors in the PIPE Investment, recent market conditions (including the generally high level of redemptions in other recent de-SPAC transactions), and the impact on marketing and communication efforts based upon a relatively smaller PIPE size and lower threshold of minimum cash condition. On this basis, ISAA suggested setting US$35 million as the target size of the PIPE Investment and reducing the minimum available cash requirement to the same level. After considering the proposed minimum cash condition of US$35 million relative to Hypebeast’s cash requirements, the strategic intent of the Business Combination, and the benefits of moving the transaction forward with greater certainty,Hypebeast and ISAA aligned on reducing both the target PIPE size and the minimum cash condition from HK$389,250,000 (US$50,000,000) to HK$272,475,000 (US$35,000,000).

On March 22, 2022, representatives of Loeb & Loeb sent Kirkland & Ellis a revised draft of the Merger Agreement where the minimum available cash requirement as a condition precedent to Hypebeast’s obligation to consummate the Merger was reduced from HK$389,250,000 (US$50,000,000) to HK$272,475,000 (US$35,000,000).
On March 23, 2022, representatives of Kirkland & Ellis sent Loeb & Loeb a further revised draft of the Merger Agreement to clarify payments from the Trust Account at closing of the Merger in accordance with ISAA’s charter documents and IPO prospectus, including, among other things, to reflect that (i) eligible stockholders of ISAA (which shall not include Sponsor or any other holder of ISAA Class B Shares) who have not exercised their redemption rights shall receive the ISAA Closing Dividends; and (ii) following the payment of ISAA Closing Dividends, the Sponsor shall receive an amount in cash equal to all amounts in the Trust Account in excess of HK$77.85 (US$10.00) per ISAA Non-Redeeming Share prior to the payment of any transaction expenses (without taking into account any proceeds from the PIPE Investment).
Also on March 23, 2022, Mr. Spear electronically provided an update on status of the negotiations and discussions about the Merger to the ISAA Board.
On March 27, 2022, representatives of Kirkland & Ellis sent Loeb & Loeb an initial draft of the Company Shareholder Lock-up Agreement. Since then, several revised drafts of such Company Shareholder Lock-up Agreement were exchanged until such agreement was finalized prior to signing of the Merger Agreement.
On March 28, 2022, ISAA management and representatives of Loeb & Loeb and representatives of Morgan Stanley met with all members of the ISAA Board by teleconference. During this meeting ISAA management updated the ISAA Board on the status of the PIPE Investment process and level of investor interest in Hypebeast. Representatives of Loeb & Loeb and Morgan Stanley participated the discussion with the ISAA Board about the terms of the Merger. After discussion of the information presented, the ISAA Board unanimously approved the Merger, the Merger Agreement, the ancillary documents, and other corporate matters in connection with the Merger, and authorized ISAA to execute the Merger Agreement and ancillary documents.
On March 29, 2022, representatives of ISAA, Hypebeast and Brunswick discussed the timeline and planning for announcing the execution of the Merger Agreement.
On the same day, representatives of ISAA, Hypebeast, Loeb & Loeb and Kirkland & Ellis discussed via teleconference the publicity guidelines in connection with the Merger.
Also on March 30, 2022, the Hypebeast Board unanimously approved Hypebeast’s entry into the Merger Agreement and ancillary documents, as well as other corporate matters in connection with the Merger.
Subsequently on March 30, 2022, representatives of Kirkland & Ellis sent BTIG a final execution version of the PIPE Subscription Agreement for execution by the PIPE Investors.
On March 31, 2022, the sole director and sole shareholder of Merger Sub adopted the respective written resolutions approving the Merger Agreement and the transactions contemplated therein (including the Merger), as well as other corporate matters in connection with the Merger.
On April 3, 2022 Cowen and Company, LLC (‘‘Cowen’’) entered into an engagement letter with Hypebeast to serve as the exclusive financial advisor to Hypebeast in connection with the Merger pursuant to a letter agreement dated as of such date. Cowen is acting as the exclusive financial advisor to Hypebeast to provide strategic and financial advisory to Hypebeast mainly on evaluating and structuring any potential Permitted Equity Financing after the Merger Agreement was entered into on April 3, 2022, in which connection Hypebeast shall pay Cowen a transaction fee equal to the sum of (i) US$3,000,000, plus (ii) 1% of any proceeds received by Hypebeast from that certain specific potential investor in connection with the closing of the Merger (to the extent such potential investor participates in the PIPE Investment and subscribes for shares of Hypebeast), plus (iii) 2% of the incremental gross proceeds above the PIPE Investment that is received by Hypebeast at the closing of the Merger either from ISAA’s trust account or any other financing conducted by Hypebeast prior to the closing of the Merger. In addition, Hypebeast will reimburse all of Cowen’s reasonable out-of-pocket costs and expenses incurred in connection with its activities, which shall not exceed US$10,000 in aggregate without Hypebeast’s consent. Cowen was not involved in Hypebeast’s negotiation with ISAA for the Merger Agreement. For additional details about this engagement and Cowen’s compensation in connection therewith, see the section entitled “Certain Engagements in connection with the Business Combination and Related Transactions” in this proxy statement/prospectus.
Later on April 3, 2022, ISAA, Hypebeast and the Merger Sub executed the Merger Agreement. Additionally and substantially concurrently with the execution and delivery of the Merger Agreement and the ancillary agreements, Hypebeast and the PIPE Investors entered into the PIPE Subscription Agreements, pursuant to which the PIPE Investors committed to subscribe for and purchase, in the aggregate, 1,333,500 Consolidated Shares for HK$77.85 (US$10.00) per share and an aggregate purchase price equal to HK$103,812,975 (US$13,335,000).
On April 4, 2022 (Hong Kong time) and before the market opens at the HKSE, Hypebeast made an announcement at the HKSE announcing the execution of the Merger Agreement. Also on April 4, 2022 (New York time) and before the market opens at Nasdaq, Hypebeast and ISAA issued a joint press release announcing the execution of the Merger Agreement. On the same day ISAA also filed with the SEC a Current Report on Form 8-K announcing execution of the Merger Agreement.
The ISAA Board’s Reasons for the Approval of the Business Combination and Recommendations
The ISAA Board, in evaluating the transaction with Hypebeast, consulted with ISAA’s management and its legal counsel and financial advisors. In reaching its resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of ISAA and its stockholders and (ii) to recommend that ISAA’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the ISAA Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the ISAA Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The ISAA Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of ISAA Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.
A potential transaction with Hypebeast was consistent with ISAA’s mandate to identify a company of appropriate size, growth prospects, synergies with ISAA’s management capabilities and likelihood of deal closure. Hypebeast is an attractive target for the following reasons:
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Attractive Valuation.   Hypebeast was already a listed company with its shares publicly traded with stock code “00150” on the Main Board of the HKSE and thinly traded ADRs in the United States. ISAA’s management discussed and considered that Hypebeast was underappreciated without a listing on a major exchange in the United States. Relative to comparable companies, both public and private, Hypebeast was trading at a material valuation discount. With just US$8 million raised during its initial public offering on the HKSE in 2016, Hypebeast had grown at a CAGR of 35% to over US$100 million in revenue on positive EBITDA, representing a 2.6x 2021 multiple. Hypebeast’s management had built a robust business organically but had not been able to generate more momentum in its stock or raise funds elsewhere and wanted to accelerate growth. Based on a preliminary understanding of numbers ISAA estimated a post-transaction equity valuation of US$500 million to US$600 million which was in the target valuation range for ISAA with a US$167,600,000 IPO. See the section entitled “Summary of Hypebeast Financial Analysis” in this proxy statement/prospectus for additional details.

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Platform for Future Development and Expansion.   With more than 26 million followers worldwide, Hypebeast is an iconic brand and market leader at the center of media, commerce, consumer brands and emerging culture. The opportunity to infuse Hypebeast with additional capital to invest further in a North American expansion and increase revenues is promising.
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Strong Sponsorship.   Beyond an infusion of capital from ISAA’s trust assets and the PIPE Investment, ISAA believes that it could bring additional corporate governance and leadership to Hypebeast via the inclusion of board members from the US-listed ISAA. The skill set and connections of the ISAA Board and ISAA management would also be helpful in completing the Hypebeast listing process, communicating with investors and identifying new investors for Hypebeast.

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Due Diligence.   ISAA has conducted extensive due diligence review of Hypebeast’s business, industry dynamics, financial results, projected growth, material contracts, regulatory compliance, among others, including hiring K2 Integrity to conduct key personnel background checks, and held discussions with Hypebeast’s management and financial and legal advisors.

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Negotiated Transaction.   The financial and other terms of the Merger Agreement were the product of arm’s-length negotiations between ISAA and Hypebeast.

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Shareholder Approval.   The ISAA Board considered the fact that in connection with the Business Combination, public stockholders of ISAA have the option to (i) remain shareholders of the combined company, (ii) sell their shares on the open market or (iii) redeem their ISAA Shares for the per share amount held in the trust account.

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Other Alternatives.   The ISAA Board believed, after a review of other business combination opportunities reasonably available to ISAA, that the Business Combination represents the best potential business combination reasonably available to ISAA and an attractive opportunity for ISAA’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential combination targets, and the ISAA Board believed that such process has not presented a better alternative.

The ISAA management also reviewed with the ISAA Board the likelihood of consummating the Merger. The ISAA Board was sensitive to this topic having seen prior deals disintegrate after the signing of the LOI. Positive attributes of the Merger included:
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A deal size not likely to be dependent on a large PIPE transaction.

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Hypebeast has a dedicated management team and infrastructure that the ISAA Board believes is ready to be public in the United States.

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CORE Capital, being a controlling shareholder of Hypebeast and an entity controlled by Mr. Ma, owns approximately 73.7% of Hypebeast’s outstanding share capital as of the date of the Merger Agreement. Such a large insider ownership of Hypebeast reduces the risk that Hypebeast fails to secure approval of the Merger by its shareholders.

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Existing Hypebeast shareholders would not be receiving any cash consideration at closing of the Merger and that CORE Capital had agreed to post-closing lock-up arrangements and will continue to own over 40% of the combined company (assuming no redemptions). The ISAA Board considered these to be strong signs of CORE Capital’s confidence in the combined company and the benefits to be realized as a result of the Business Combination.

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Excitement in the space with recent transactions in the space such as large financing rounds of GOAT, StockX, the pending acquisition of Complex, as well as purchases of highly regarded streetwear brand “Supreme” by VF Corp.

The ISAA Board also reviewed due diligence and deal attribute questions such as:
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Past examples of SPAC business combinations involving an existing public company and dual listing.

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Complexities of working with a target company having its shares already listed in Hong Kong.

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Need for extensive due diligence.

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Better understanding of why Hypebeast had been unable to raise more funds independently.

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Potential expenses with a deal of this size.

Before reaching its decision to approve the Business Combination, the ISAA Board also reviewed the results of due diligence conducted by ISAA’s management and by ISAA’s legal and financial advisors, which included, among other things:
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participation in multiple meetings with Hypebeast’s management team and representatives regarding operations, business development, intellectual property, regulatory compliance and financial prospects, among other customary due diligence matters;

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reviewing industry-related financial information and consultation with industry experts;

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reviewing Hypebeast’s business model and historical audited and unaudited financial statements, among other financial information;

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reviewing Hypebeast’s material business contracts and certain other legal and commercial diligence; and

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reviewing other financial aspects of Hypebeast and the Business Combination.

The ISAA Board also considered a variety of uncertainties and risks and other potentially negative factors concerning this merger, including but not limited to the following:
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Benefits Not Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of ISAA.   The risks and costs to ISAA if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in ISAA being unable to effect a business combination by June 2023 and force ISAA to liquidate and the warrants to expire worthless.

•
Stockholder Vote.   The risk that ISAA’s stockholders may fail to provide the votes necessary to effect the Business Combination.

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Redemptions.   The risk that ISAA’s current public stockholders may redeem their ISAA Shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to ISAA and potentially resulting in an inability to consummate the Business Combination if ISAA’s total cash proceeds, after giving effect to the PIPE Investment and Permitted Equity Financing prior to the Closing, does not equal to or exceed US$35,000,000.

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Closing Conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within ISAA’s control.

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No Survival of Remedies for Breach of Representations, Warranties or Covenants of Hypebeast.   The risk that ISAA will not have any surviving remedies against Hypebeast after the closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of Hypebeast’s representations, warranties or covenants set forth in the Merger Agreement. As a result, stockholders of ISAA could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Hypebeast prior to the closing of the Business Combination without any ability to reduce the number of ordinary shares of Hypebeast to be issued in the Business Combination or recover for the amount of any damages. The ISAA Board determined that this structure was appropriate and customary in light of the fact that similar transactions include similar terms.

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Fairness Opinion.   The fact that the ISAA Board did not receive a fairness opinion from a bank stating that the consideration to be paid in the Business Combination was fair to ISAA from a financial point of view.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

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Fees and Expenses.   The fees and expenses associated with completing the Business Combination.

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Waiver of Corporate Opportunity Doctrine.   ISAA’s certificate of incorporation contains a waiver of the corporate opportunity doctrine, and there could have been business combination targets that have been appropriate for a combination with ISAA but were not offered due to a ISAA director’s duties to another entity. ISAA does not believe that the waiver of the corporate opportunity doctrine in its certificate of incorporation interfered with its ability to identify an acquisition target.

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Other Risks.   Various other risks associated with the Business Combination, the business of ISAA and the business of Hypebeast described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the ISAA Board also considered that certain directors and officers of ISAA may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of stockholders of ISAA as described further under the section entitled “Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. The ISAA Board reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving the Merger Agreement and the transactions contemplated therein, including the Business Combination.
Following a robust discussion, the ISAA Board concluded that the potential benefits that it expected ISAA and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the ISAA Board determined that the Merger Agreement and the Business Combination contemplated therein were advisable, fair to and in the best interests of ISAA and its stockholders.
Summary of Hypebeast Financial Analysis
The following is a summary of the financial analyses prepared by ISAA management and reviewed by the ISAA Board in connection with the valuation of Hypebeast. The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by ISAA nor does the order of the financial analysis described represent the relative importance or weight given to those financial analysis by the ISAA Board. We may have deemed various assumptions more or less probable than other assumptions, so the valuations implied by the analysis summarized below should not be taken to be ISAA’s view of the actual value of Hypebeast.
While presented with numerical specificity, the financial analyses prepared by ISAA management are forward-looking and reflect numerous estimates and assumptions including, but not limited to, future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the business of Hypebeast, all of which are inherently uncertain and difficult to predict and many of which are beyond the preparing parties’ control including, among other things, that Hypebeast:
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Will continue to be able to operate profitably without reliance on future outside investment;

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Will continue to have well diversified revenue streams across its three primary business units: media,agency services and ecommerce;

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Will continue to be geographically diversified it terms of revenue from each of its three primarybusiness units;

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Will continue to have a diversified client base for its media and agency services business units, mitigating concentration risk from specific industries and/or specific clients;

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Will maintain a consistent pace of new client acquisitions and continue to grow its market share;

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Will enter into new license or collaboration agreements; and

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Will continue to be subject to matters described in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Further, the ISAA management specifically assumed:
•
Hypebeast will be able to continuously execute on its business plan, both in terms of existing operations and opportunities for future expansion; and

•
the cash delivered to Hypebeast at the closing of the Business Combination will be sufficient to finance Hypebeast for the next several years, allowing for the achievement of meaningful catalysts and value creation as a result of the closing of the Business Combination.

None of Hypebeast, ISAA, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Hypebeast do not purport to be appraisals or reflect the prices at which Hypebeast shares may actually be valued upon closing of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following analysis, to the extent that it is based on market data, is based on market data as it existed on or before January 8, 2022 and is not necessarily indicative of current market conditions.
Selected Comparable Public Company Analysis
ISAA reviewed certain financial information of Hypebeast and compared it to certain comparable disruptive, tech-enabled media and ecommerce companies, selected based on ISAA’s experience and the professional judgment of its management team. ISAA identified the following criteria as significant in determining whether a company was considered to be comparable:
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Digital Media Businesses:   Hypebeast operates within the digital media industry, and generates significant revenue through advertising contracts with clients. Other companies with similar profiles in terms of clientele and service offerings share a number of characteristics with respect to market opportunity and revenue cycle, among others.

•
Inventory eCommerce and Marketplace Companies:   Hypebeast operates a robust eCommerce website shipping to a worldwide customer base across fashion verticals that include streetwear, casual wear, high fashion, lifestyle and accessories. A small percentage of Hypebeast’s eCommerce offerings are considered to be used and ISAA believes a significant opportunity for further investment into Marketplace and ReCommerce exists.

•
Luxury Fashion and Streetwear Brands:   Hypebeast generates revenue from both luxury fashion and streetwear brands by both contract-based advertising and eCommerce activities, through inventory eCommerce and ReCommerce.

None of the selected companies has characteristics identical to Hypebeast. Some of the companies have greater resources than does Hypebeast, and their businesses may be more mature than Hypebeast. An analysis of selected publicly traded companies is not purely quantitative; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. ISAA believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, ISAA also made qualitative judgments, based on its experience and the professional judgment of its management team, concerning differences between the operational, business and/or financial characteristics of Hypebeast and the selected companies to provide a context in which to consider the results of the quantitative analysis.

FY2021 Metrics	Rev. Growth	EBITDA Margin	EV / Revenue	EV / EBITDA
Hypebeast	34.9%*	21.6%**	2.6x*	11.8x**
Media
Buzzfeed	23.8%	10.9%	2.0x	18.7x
NY Times	17.4%	15.3%	3.3x	21.7x
Warner Music	17.8%	19.6%	4.7x	23.7x
S4 Capital	90.1%	15.8%	4.8x	30.0x
Playboy	59.3%	13.1%	5.3x	40.1x
Inventory eCommerce
Mytheresa	42.0%	9.7%	2.6x	26.6x
Revolve	49.9%	11.5%	4.5x	39.4x
Stitch Fix	21.5%	nm	0.9x	nm
Marketplace & ReCommerce
TheRealReal	52.1%	nm	2.6x	nm
Poshmark	23.2%	1.1%	2.1x	nm
1stdibs.com	25.5%	nm	2.7x	nm
ThredUp	34.0%	nm	4.0x	nm
Farfetch	35.0%	0.1%	5.2x	nm
Luxury
Moncler	27.4%	40.8%	9.1x	22.2x
Richemont	nm	20.9%	5.7x	27.4x
V.F. Corp	nm	11.1%	3.8x	34.6x
Medians
Media	23.8%	15.3%	4.7x	23.7x
Inventory E-Comm	42.0%	10.6%	2.6x	33.0x
Marketplace & Re-Comm	34.0%	0.6%	2.7x	—
Luxury	27.4%	20.9%	5.7x	27.4x

*
Based upon Hypebeast projected revenue of not less than US$117 million for the financial year ended March 31, 2022. ISAA did not believe that the subsequent revision to Hypebeast projected revenue to not less than US$112 million materially affected the valuation analysis.

**
Implied based on H1 FY2021 actual EBITDA margin.

Hypebeast compares favorably to the selected companies across all categories in terms of both operational benchmarking and valuation. Operationally Hypebeast has revenue growth at the top end of the range across all of the selected companies while maintaining an EBITDA margin that is well above the median across all but luxury comps, where it still slightly above at the median. In terms of valuation Hypebeast compares very favorably across all of the selected companies as a both a multiple of 2021 revenue and EBITDA. For example, using a 2021 EV/EBITDA of 23.7 (the median for media companies), results in Hypebeast having a valuation of US$584 million.
In addition to ISAA’s analysis of comparable public companies, ISAA also considered the market cap and pre-Merger consolidated equity value implied by Hypebeast’s share price on the HKSE, where it has seen in significant appreciation since listing in 2016. In 2021 Hypebeast had a high market cap of over US$500 million based on the closing price of its shares on February 16, 2021 at the HKSE (assuming a US$/HK$ exchange rate of 1:7.8, as of the same date). As of January 10, 2022 Hypebeast’s market cap was approximately US$280 million (assuming a US$/HK$ exchange rate of 1:7.8, as of the same date). ISAA believes that Hypebeast is undervalued on the HKSE due to limited exposure and sub-optimal access for US investors, it’s largest market from a business perspective. Furthermore, ISAA’s management believes that the proceeds from this transaction and ISAA’s involvement will significantly accelerate Hypebeast’s organic growth trajectory. Accordingly, and in addition to ISAA’s fundamental and comparative analysis, ISAA believes that a modest implied pre-Merger consolidated equity value premium to the HKSE market cap is justified.
Interests of Certain Persons in the Business Combination
In considering the recommendation of ISAA’s board of directors to vote in favor of approval of the Business Combination, ISAA stockholders should keep in mind that ISAA’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of ISAA’s stockholders generally. These interests may have influenced the decision of ISAA’s board of directors to approve the Business Combination and could incentivize ISAA’s officers and directors to pursue a business combination with a less favorable target company or on terms less favorable to ISAA’s public stockholders rather than liquidate. If a proposed Business Combination is not completed by June 11, 2023, and ISAA is required to dissolve and liquidate, the Sponsor and its affiliates will lose their entire investment in ISAA, which is worth approximately $[   ] based on the closing price of ISAA shares of common stock of $[   ] on Nasdaq as of [   ], 2022. In particular:
•
If the proposed Business Combination is not completed by June 11, 2023, the date that is 24 months from the closing of the IPO, ISAA will be required to liquidate. In such event, the 4,170,000 shares of common stock held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of USD$25,000, will be worthless. Such common stock had an aggregate market value of approximately USD$            based on the closing price of ISAA shares of common stock of USD$           on Nasdaq as of            , 2022;

•
If ISAA is unable to complete a business combination within the required time period, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by ISAA for services rendered or contracted for or for products sold to ISAA. If ISAA consummates a business combination, on the other hand, ISAA or the combined company will be liable for all such claims.

•
The Sponsor and ISAA’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket fees and expenses incurred by them in connection with certain activities on ISAA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if ISAA fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, ISAA may not be able to reimburse these fees and expenses if the Business Combination or another business combination is not completed by June 11, 2023 (or such later date as may be approved by ISAA’s stockholders in an amendment to ISAA’s Amended and Restated Certificate of Incorporation). As of the date of this proxy statement/prospectus, the Sponsor and ISAA’s officers and directors and their affiliates had incurred approximately $71,382 of unpaid reimbursable fees and expenses.

•
If the proposed Business Combination is not completed by June 11, 2023, the date that is 24 months from the closing of the IPO, the 1,190,800 Private Placement Shares purchased by the Sponsor for a total purchase price of USD$11,908,000, will be worthless. Such Private Placement Shares had an aggregate market value of approximately USD$           , based on the closing price of ISAA’s Private Placement Shares of USD$            on Nasdaq as of            , 2022;

•
The exercise of ISAA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in ISAA’s stockholders’ best interest;

•
The Merger Agreement provides for the continued indemnification of ISAA’s current directors and officers and the continuation of directors and officers liability insurance covering ISAA’s current directors and officers;

•
Iron Spark Opportunity, LLC, an entity controlled by Joshua L. Spear, the Chief Executive Officer and Director of ISAA and a managing member of the Sponsor, participated in the PIPE Investment; and

•
Joshua L. Spear, the Chief Executive Officer and a director of ISAA and a managing member of the Sponsor, and Trevor A Edwards, a director of ISAA, will be members of the board of directors of Hypebeast following the closing of the Business Combination and, therefore, in the future Mr. Spear and Mr. Edwards could receive cash fees, share options or share-based awards that Hypebeast’s board of directors determines to pay to its non-executive directors.

•
Following the consummation of the business combination, Hypebeast will continue to indemnify ISAA’s directors and officers and maintain a directors’ and officers’ liability insurance policy for a period of six years from the Closing Date to the extent permitted by applicable law.

•
Given the differential in purchase price that the ISAA initial stockholders paid for the Founder Shares as compared to the price of the shares of ISAA common stock sold in the IPO and the substantial number of ordinary shares of Hypebeast that will be issued in connection with the Business Combination, the ISAA initial stockholders may realize a positive rate of return on such investments even if other ISAA stockholders experience a negative rate of return following the Business Combination.

Anticipated Accounting Treatment
ISAA will be treated as the “acquired” company and Hypebeast will be treated as the “accounting acquirer” for financial reporting purposes. The Merger will be treated as an acquisition of ISAA by Hypebeast in the way of Hypebeast issuing equity instruments for the net assets of ISAA as of the closing date.
Hypebeast has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Hypebeast’s shareholders will have the largest voting interest in Hypebeast under both the no redemption and maximum redemption scenarios;

•
Hypebeast’s designees are expected to comprise a majority of the governing body of the combined company; and

•
Hypebeast’s senior management is the senior management of the post-combination company.

The Merger will be accounted for as an acquisition of assets (in exchange for shares) as the underlying transactions do not result in a business combination in accordance with IFRS 3 as ISAA does not constitute a business as defined under IFRS 3. Consequently, the Merger will be accounted for under IFRS 2, Share-Based Payment. In the accompanying pro forma information, the net assets of ISAA were recognized at its fair value, which was approximated by its carrying value, and no goodwill or other intangible assets were recorded. All direct costs of the Merger will be expensed. Any difference between the fair value of Hypebeast Ordinary Shares issued and the fair value of ISAA’s identifiable net assets are recorded as a listing fee.
Regulatory Matters
The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the Business Combination.
Vote Required for Approval
The approval of the Merger Proposal will require the affirmative vote of the holders of the issued and outstanding ISAA shares of common stock. Abstentions will have the same effect as a vote “against” the Merger Proposal. Brokers are not entitled to vote on the Merger Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have the effect of voting against the Merger Proposal. The Transactions will not be consummated if ISAA has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.

The approval of the Merger Proposal is a condition to the consummation of the Transactions. If the Merger Proposal is not approved, the other proposals (except an Adjournment Proposal, as described below) will not be presented to the ISAA stockholders for a vote.
Recommendation of ISAA’s Board of Directors
ISAA’S BOARD OF DIRECTORS RECOMMENDS THAT ISAA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.
No Appraisal Rights
Under Section 262 of the DGCL, the holders of ISAA will not have appraisal rights in connection with the Business Combination.
Resale of Hypebeast Ordinary Shares
The Hypebeast Ordinary Shares to be issued to stockholders of ISAA in connection with the Business Combination will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed for purposes of Rule 144 under the Securities Act an “affiliate” of ISAA immediately prior to the Effective Time or an “affiliate” of Hypebeast following the Business Combination. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Hypebeast or ISAA (as appropriate) and may include the executive officers, directors and significant shareholders of Hypebeast or ISAA (as appropriate).
Stock Exchange Listing of Hypebeast Ordinary Shares
Hypebeast will use reasonable best efforts to cause, prior to the Effective Time, the Hypebeast Ordinary Shares issuable pursuant to the Merger Agreement to be approved for listing on the Nasdaq Capital Market under the symbol “HYPB”, subject to official notice of issuance. Approval of the listing on the Nasdaq Capital Market of the Hypebeast Ordinary Shares (subject to official notice of issuance) is a condition to each party’s obligation to complete the Business Combination.
Delisting and Deregistration of ISAA Ordinary Shares
If the Business Combination is completed, the ISAA shares of common stock will be delisted from the Nasdaq Capital Market and will be deregistered under the Exchange Act.
Combined Company Status as a Foreign Private Issuer under the Exchange Act
Hypebeast expects to remain a “foreign private issuer” (under SEC rules). Consequently, upon consummation of the Business Combination, the combined company will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. The combined company will be required to file its annual report on Form 20-F for the year ending March 31, 2022 with the SEC by July 31, 2022. In addition, the combined company will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by the combined company in the Cayman Islands or that is distributed or required to be distributed by the combined company to its shareholders.
Based on its foreign private issuer status, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. The combined company will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, the combined company officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the Hypebeast Ordinary Shares.
Despite its initial exemption due to its foreign private issuer status, Hypebeast, and following the consummation of the Business Combination, the combined company, nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Combined Company Status as an Emerging Growth Company under U.S. Federal Securities Laws and Related Implications
Each of ISAA and Hypebeast is, and, following the Business Combination, the combined company will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.
The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the ISAA IPO, (b) in which the combined company’s has total annual gross revenue of at least $1.07 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

PROPOSAL NO. 2
THE ADJOURNMENT PROPOSAL
Purpose of the Adjournment Proposal
In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Merger and the Share Exchange Agreement, ISAA’s board of directors may adjourn the Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will ISAA seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after June 11, 2023 (the date that is within 24 months from the closing of the IPO).
Required Vote
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the ISAA common stock as of the record date represented in person or by proxy at the Meeting and entitled to vote and voting thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.
Recommendation of ISAA’s Board of Directors
The ISAA board of directors recommends a vote “FOR” adoption of the Adjournment Proposal.

BUSINESS OF HYPEBEAST
In this section, references to “we,” “us” and “our” are intended to refer to Hypebeast Limited and its subsidiaries, unless the context clearly indicates otherwise.
OVERVIEW
We are a global digital media and retail company primarily engaged in (i) the provision of digital media content, creative agency services and online advertising for global brands; and (ii) the sale of goods through our online and offline retail platforms.
We are a valuable media brand with more than 15 years of experience in the digital media industry, and we possess strong brand recognition in the digital media and fashion industries and have amassed a large base of globally engaged followers on our digital media platforms. With over 47.4 million followers and visitors worldwide as of March 31, 2022, we produce and distribute youth-focused digital content centering on fashion, lifestyle, technology, arts and entertainment, culture, music and other topics to our followers and visitors. Digital content is distributed via our media platforms, including our Hypebeast, Hypebae and Popbee websites and mobile apps, and popular third-party social media platforms, including but not limited to Facebook, Instagram, Twitter, TikTok, Youtube, Wechat, Weibo, Kakao and Naver. Our global readership community spans across Asia Pacific, the Americas and Europe, and their engagement is supported via multi-language versions of our flagship Hypebeast, Hypebae and Popbee website and social media properties, with content available in English, Chinese, Japanese, Korean and Indonesian. Our community of engaged followers and consumers of lifestyle and culture are attracted to our digital ecosystem by virtue of our content, our offerings, our brand and our opinion leadership in the space. This community is also a coveted target consumer base for our digital advertising and creative agency brand partners, who engage in services with us in order to directly access our group of engaged followers and our unique ability to develop marketing campaigns that resonates with our followers and visitors. Our global creative agency and content distribution network delivers bespoke creative and media distribution solutions to brand clients, with services including but not limited to creative conceptualization, talent curation, technical production, campaign execution, data intelligence and distribution of digital media advertisement via our digital media platforms.
Our HBX E-Commerce platform is a global retail destination distributing more than 250 up-and-coming and established lifestyle brands to customers worldwide. Combined with our flagship shop in Hong Kong and our upcoming physical location in New York City, our HBX E-Commerce platform and retail outlets focus on offering a curated shopping experience by delivering trend-setting apparel, footwear, accessories and lifestyle products to our customers. Combining our industry leading followers and visitors base, our unique foresight on fashion and youth culture movements and our longstanding reputation in the industry as a community and cultural leader, we have the ability to source and curate products most desired by our current and prospective customers, thereby generating growing popularity and usage amongst online shoppers.
We have a track record of steady and profitable revenue growth over the past few years. Our total revenue was HK$751.4 million in the fiscal year ended March 31, 2020, and decreased to HK$674.2 million (US$86.6 million) in the fiscal year ended March 31, 2021 due to the impact of the COVID-19 pandemic. Our revenue increased from HK$285.5 million for the six months ended September 30, 2020 to HK$440.8 million (US$56.6 million) for the six months ended September 30, 2021, in line with the recovery in our business during the post-COVID-19 pandemic period. Our profit for the year showed a robust growth over the same period, which increased from HK$65.8 million in the fiscal year ended March 31, 2020 to HK$70.6 million (US$9.1 million) in the fiscal year ended March 31, 2021. Further, our profit for the year increased from HK$20.9 million for the six months ended September 30, 2020 to HK$63.0 million (US$8.1 million) for the six months ended September 30, 2021.
CORPORATE HISTORY
Our business began in April 2005 when our founder and current chief executive officer, Mr. Ma, established our flagship digital platform, Hypebeast, as a passion and a hobby. Leveraging our first-mover advantages in the digital media industry and Mr. Ma’s unique take on cultural and lifestyle news, trends and insights, Hypebeast quickly became an industry leader and established a strong and engaged community of followers and visitors. This engaged visitor base also in turn led to our first commercial digital media advertising contracts with brand partners.
Taking advantage of growth opportunities in the intervening years and supported by our ever-growing base of engaged followers and visitors, our business has diversified and evolved into a global digital media, creative agency and commerce business as it is today.
The key milestones of our key business development are as follows:
Year	Major Business Achievement
2005	Our Hypebeast website was launched by Mr. Ma as a passion and hobby
2007	HBHK (formerly known as 101 Media Lab Limited) was incorporated in Hong Kong
2008	Popbee, our Chinese language, female-driven fashion and lifestyle platform focused on contemporary Asian women, was launched
2012	Our HBX E-Commerce platform was launched
2015	Hypebeast’s New York office was established
2016	Hypebeast Limited became a listed company on the GEM Board of The Stock Exchange of Hong Kong Limited
Hypebae, our English language, female-driven lifestyle, culture and fashion platform focused on a young and empowered global followers and visitors, was launched
Hypebeast’s London and Shanghai offices were established
2017	Hypemaker, our global creative studio dedicated to providing creative solutions for brands worldwide, was launched
HBX flagship retail store opened at The Landmark, Hong Kong.
2018	Hypefest, a 2-day cultural festival with over 10,000 attendees and over 50 brands, was hosted by Hypebeast in Brooklyn, New York.
2019	Hypebeast Limited successfully transferred from GEM to the Main Board of The Stock Exchange of Hong Kong Limited
2020	Hypebeans, a communal destination serving quality coffee, was launched
OUR STRENGTHS
We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:
We possess a valuable brand name in the digital media industry that drives growth of our business, and our leadership in youth culture allows us to attract international brand owners for our advertising services and to supply their branded products to our e-commerce platform.
As an early entrant into digital media with respect to culture and lifestyle at the time when the industry had few well-established players, we possess strong brand recognition in the digital media and fashion industries and have amassed a large base of globally engaged followers on our digital media platforms. Our followers and visitors recognize and respect our brand, our opinion and our community leadership in the cultural space and consistently engage with our content through our digital content network. Our community of followers and visitors reads and shares our content and updates, engages with our editorial and advertising features and shares and connects via our social media platforms, all of which provides exponential exposure to any editorial or brand-driven content distributed to target followers and visitors within our digital media network. Attracted by our ability to deliver bespoke advertising content to our large followers and visitors base, brand owners and other advertisers consistently engage with us as partners for advertising and creative media services.
We are a valuable media brand with more than fifteen years of experience in the digital media industry with a profound understanding of cultural and lifestyle trends and deep knowledge of media and retail consumption patterns of our users and shoppers. Combining these insights with our ability to deliver continuous updates to our global digital content, we are an iconic international online media platform with an accurately positioned target market which builds upon our loyal community of unique followers and visitors. Our customers partner with us as an advertising and creative agency service provider owing to our industry and followers and visitors insight, strong reputation and brand image as well as our engaged and well-established follower and visitor base.
Our brand partnerships also in turn empower our e-commerce business. We benefit from our well-established relationships with our digital media customers with respect to product procurement for our HBX E-Commerce platform and physical retail stores, as certain of our digital media customers are also suppliers of our e-commerce business, including coveted brands which are sought after by our e-commerce customers.
Our integrated digital platforms attract millions of followers all over the world.
Our media platforms had an average 16.4 million MUVs in the fiscal year ended March 31, 2022, and recorded an aggregate of approximately 6.0 million and 19.0 million followers on Facebook and Instagram, respectively, as of March 31, 2022. Our community comprises culturally-engaged, Generation Z and Millennials between the ages of 18 to 35 across the Asia Pacific, the Americas and Europe, with particularly strong engagement from the United States, the United Kingdom, Canada, Australia, Hong Kong, mainland China, Korea, Japan and Southeast Asia.
We attribute our ability to consistently reach and resonate with a global followers and visitors to our capabilities in staying ahead of cultural trends and movements, which is empowered by our strong brand relationships established through the Hypebeast network, our experience and presence as an industry leader, as well as the deep knowledge of our followers’ and visitors’ media and product consumption patterns obtained from the engagement with our community. These in turn augment our ability to (i) identify and report the latest and newsworthy trends and information in fashion, lifestyle, culture and music that suit our followers’ and visitors’ interests; (ii) curate products coveted by the fashion-conscious followers and visitors of our digital media platforms; (iii) produce engaging editorial and branded creative agency content that are Generation Z and Millennial-focused and appeal to our followers’ and visitors’ needs and desires; and (iv) provide tailored, multi-language content with localized insights to suit our regional followers’ and visitors’ preferences and tastes.
The quality of our digital content attracts a large base of followers and visitors which we are able to capitalize and generate revenue.
Our business model thrives on our ability to attract millions of followers and visitors. Whilst social media platforms and the sharing of articles by our followers bring additional visitors to our integrated digital platforms, our wide range of articles and videos on topics such as fashion, lifestyle, culture and music extends the time our visitors spend on viewing our articles and videos, and the quality of our articles and videos strengthens our brand image, which attracts our visitors to come back to our digital media platforms.
Our global community of followers and visitors empowers our business growth and acts in a virtuous cycle in tandem with our media, creative agency and e-commerce businesses. Our followers and visitors are a natural target audience for brand advertisers’ content and products, with our creative agency services and our digital media platforms combining as a one-stop shop delivering bespoke media production and distribution services directly to our 44.7 million strong followers and visitors base worldwide. Further, our community is also a low acquisition cost customer base for our HBX E-Commerce and physical retail platforms. Followers and visitors view our editorial and social media platforms as destinations for product and brand focused content, and our followers and visitors have a strong intent to purchase coveted brands and products on our retail platforms.
Our websites and mobile apps developed by our in-house developers are designed to be customer-experience focused and user-friendly resulting in a compelling user experience which supports our business growth.
We design and develop our websites and mobile apps with a customer-experience focused and user-friendly interface, which can support products from over 700 brand partners for sale and millions of visitors on our HBX E-Commerce platform. We engage third-party service providers to ensure that our system is secured and easy-to-maintain with minimal downtime. Our developers also make use of data analytics software to track the popularity of our editorial and branded content as well as transaction and inventory data of our e-commerce products on our integrated digital platforms, which allows us to cater our digital and product marketing strategies according to the prevailing market trends and develop a deeper understanding of the preferences of our visitors, followers and online shoppers. Our targeted data analytics allow us to create and deliver content that is more focused, curated and appealing to our target followers and visitors and thereby enhances our visitors’ experience and engagement with our digital media platforms. As readers become more receptive to our content, our advertisements and marketing campaigns become more effective, interesting and compelling. Further, our data analytics allow our management and our procurement team to gain valuable insights into our online shoppers’ preferences and potential customer demand prior to ordering products for up-coming seasons, thereby optimizing our inventory quantities and selection and increasing sales on our e-commerce platform.
We have an experienced senior management team with a proven track record in operating our business.
We have a professional and experienced senior management team with a proven track record. Mr. Ma, our founder, chairman and Chief Executive Officer, has been in the digital media and culture business since 2005. His standing in the industry, the close connections and networks he has developed in the market and his unique vision and insight into culture are all instrumental to the development of our company into the industry leader and cultural driver it is today.
Ms. Janice Lee, our director and Editor-in-Chief of Popbee, possesses over 13 years of experience in digital media industry. As the founder of the Popbee platform and brand, she is instrumental in formulating our strategies in reaching our Asia-focused female followers and visitors. She also assists in the growth and development of our company’s mainland China and Hong Kong based media business.
Our senior management team has also contributed immensely to the success of our company. Mr. Patrick Wong, our Chief Financial Officer, has been with our company since 2016 and is responsible for the financial management of our company, in addition to his responsibilities in strategic and operational management in support of the directors. Mr. Wong has more than 15 years of finance and leadership experience working with top-tier, global enterprises in Canada, the United Kingdom and Hong Kong. Ms. Irene Cheung, our Senior Director of Finance and Company Secretary, is primarily responsible for supervising the company’s finance activities and accounting operations, overseeing the company’s financial planning, budgeting and forecasting and managing the company’s corporate secretarial duties. Mr. Huan Nguyen, our Chief Revenue Officer, leads the global development, growth and performance of all processes that generate revenue across our media, agency, and all business franchises and verticals outside of HBX E-Commerce platform. Ms. Sujean Lee, our Chief Experience Officer, oversees Hypebeast’s overall brand experience and leads our Global Communications and Public Relations departments to deliver effective and insightful communications to our internal and external stakeholders.
By combining our management’s capability in implementing growth strategies and our in-depth knowledge in the digital media industry, our management team is confident that our company is poised to capture potential market opportunities in both digital media and e-commerce segments.
OUR STRATEGIES
We plan to implement the following strategies:
We will continue the integration of editorial, digital media, creative agency and e-commerce businesses to drive conversion of customers.
We have a synergistic platform whereby our engaged community of followers and visitors form a natural audience for our editorial and branded content and are also a latent customer base with strong potential intent to purchase via our e-commerce platform. We plan to drive the continued conversion of our community to become customers through investment in building an integrated editorial-e-commerce digital customer experience and ecosystem, through omni-channel and cross platform promotion strategies, and through exerting Hypebeast’s unique ability to identify and curate appealing experiences throughout our editorial to e-commerce funnel. A larger follower and visitor base and in turn an increased number of potential target followers and visitors for brand campaigns extend our opportunities for brand partnership revenue growth.
We will continue to strengthen our business by increasing our sales and marketing efforts.
We plan to continue our targeted marketing efforts to further enhance our brand awareness and recognition and to promote our campaigns, products and initiatives. This may include social media marketing, placement of advertisements, as well as search engine marketing and search engine optimization. We plan to allocate resources to enhance our brand image, to boost customer and user spending and to further extend our followers, visitors and consumers. We plan on investing in content and campaign ideation and production, brand positioning and communication, brand awareness campaigns and digital and performance marketing, as well as other forms of marketing and promotional tactics to expand and broaden our user-customer base and drive conversion of user-customers on our HBX E-Commerce platform.
We will enhance the content of our digital media platforms to retain and expand our base of followers and visitors.
To retain and expand our base of followers and visitors, we intend to enhance our digital media platforms to reach more global users who are interested in the latest trends in fashion, lifestyle, culture, music and other topics in the following ways:
•
Enrich our original digital media content by developing further capabilities in video, editorial and other content production;

•
Expand our topical coverage into adjacent categories such as sports, art, crypto-currency, to expand the variety of the content and as a focus of readership expansion;

•
Expand our regional offerings to promote, establish and monetize the Hypebeast platforms and brand in regions with high opportunities; and

•
Enhance our data analytics capabilities in researching and analyzing the preferences, behaviors and needs of our followers and visitors through recruiting additional data scientists and analysts.

We may expand by opportunistic and strategic acquisitions of business and/or companies.
Although we will continue to focus on the organic growth of our business, should opportunities arise for the strategic growth through acquisition of other players in the digital media industry, we would consider consolidating their business with us. We may consider to acquire online digital media company having a broad visitor base to further enhance our global followers and visitors, as well as media and advertising companies with strong advertising platforms and advertising production capabilities. In identifying suitable acquisition targets, we will take into account factors including their reputation, popularity, statistics on MUVs, geographical location, information technology, revenue and customer base, our financial capability and whether the target company’s business is complementary to our business. As of the date of this proxy statement/prospectus, we have not identified any acquisition targets.
We will enhance our e-commerce platform by improving our services and expanding our product portfolio.
We intend to enhance our online shoppers’ experience on our e-commerce platform and thereby promoting the loyalty of our online shoppers with us by the following ways:
•
Improve our data analytics capabilities through upgrading our database and IT systems to analyze the preferences and therefore the demand of our customers so as to plan for the purchase in the following season;

•
Enhance the time and cost efficiencies of our e-commerce business by investing in upgrades and improvements to our global logistics and warehousing infrastructures;

•
Continue leveraging brand relationships established through the Hypebeast network as well as unique consumer insight derived from our editorial community in curating and delivering brands and products coveted by our target followers and visitors;

•
Enhance our customer service to serve our overseas customers in different time zones through recruiting additional customer service personnel; and

•
Enhance our inventory system by the addition of automated features.

OUR BUSINESS SEGMENTS
We are a global digital media and retail company primarily engaged in (i) the provision of digital media content, creative agency services and online advertising for global brands; and (ii) the sale of goods through our online and offline retail platforms. Our community of followers and visitors are a coveted target market for our digital media and agency brand partners and also a natural customer base for our e-commerce segment. Our editorial, digital media, creative agency and e-commerce offerings work in tandem and provide synergistic impact on our digital platform following, our digital media and creative agency revenue expansion as well as e-commerce growth. This flywheel effect is shown in the diagram below:
Media Segment
Our digital media business integrates our community of followers and visitors, who are engaged via our free-to-view editorial and social media content across our digital media platforms and popular third-party social media platforms, with our digital advertising and creative agency business which provides advertising and agency services to our customers. Our platforms continue to demonstrate resonance with our expansive community of readers and subscribers through unique, culture-driving content across the globe on our multilingual channels. In the fiscal year ended March 31, 2022, our website platforms recorded an average MUVs of 16.4 million and as of March 31, 2022, our website platforms recorded an aggregate 29.0 million followers on our social media platforms, both representing an increase of approximately 5.1% and 11.1% compared to the same period in 2021.
Central to our digital media strategy is the enhancement and expansion of content on our digital media platforms to reach a wider group of users and followers both demographically and geographically. We have established and promoted various platforms containing content on cultural, fashion and lifestyle trends for diverse user segments, such as Hypebae, a digital media platform which targets female followers and visitors and is expanding into adjacent content categories such as watches, sports and crypto-currency. Digital content distributed on our platforms is generated either by us or third party content creators, or though our cooperation with third party content creators. We enter into standardized work-for-hire agreements with third party content creators. Under such agreements, we typically pay content creators a fixed amount of commission and obtain ownership of the work products. The content creators are obligated to deliver agreed work products following the milestones specified in the agreements. In addition, certain sales campaigns will instead be arranged where clients provide the creative content, and we act as publisher to distribute such content on our platform. Under such agreements, we typically charge a fixed amount of commission and the clients hold intellectual property rights in the content that they provided. Our clients bear indemnification obligations related to any third-party claims arising from the content that they provided.
The average MUVs across the Hypebeast, Hypebae and Popbee platforms in the fiscal years ended March 31, 2019, 2020 and 2021 were approximately 15.5 million, 15.6 million and 16.4 million, respectively. We also launched multiple language versions of our flagship Hypebeast platform for its website, app and various social media platforms, with content now available in English, Chinese, Japanese, Korean and Indonesian. We believe that this expansion in the breadth of scope of our target followers and visitors as well as the enrichment and enhancement of our digital media content support substantial growth in the number of followers and visitors of our platforms, thereby increasing the appeal of our digital media services to brands and advertising partners globally. The number of MUVs who visit our language-specific websites (i.e. non-English websites), which currently deliver localized content in Chinese, Japanese, Korean and Indonesian, was approximately 3.0 million, 3.0 million and 4.1 million in the fiscal years ended March 31, 2020, 2021 and 2022. We aim to continue to solidify our position as a leading advertising partner for global brands that need to reach a growing Millennial and Generation Z demographic globally. Set forth below are the demographics of our visitors in the fiscal year ended March 31, 2022.
In the fiscal year ended March 31, 2020 and 2021 and the six months ended September 30, 2021, revenue of our media segment reached HK$473.5 million, HK$447.4 million (US$57.5 million) and HK$326.9 million (US$42.0 million), respectively. The following table presents the media segment revenue contribution by geographic region for the years/periods indicated.
	For the Year Ended March 31,			For the Six Months Ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
Geographic region
Hong Kong	41,020	36,729	4,718	17,186	16,444	2,112
PRC	100,844	141,166	8,133	51,886	71,724	9,213
US	187,015	117,875	15,141	34,996	117,804	15,132
UK	27,882	16,668	2,141	9,854	23,138	2,972
Italy	29,166	22,797	2,928	3,208	18,379	2,361
South Korea	32,764	39,401	5,061	26,121	22,895	2,941
Other countries	54,829	72,744	9,344	29,386	56,517	7,260
Total	473,519	447,379	57,467	172,637	326,901	41,991

Our Digital Advertising Services
We offer a portfolio of integrated services to our customers such as brand owners and advertising agencies, including the provision of advertisement spaces and services on our digital media platforms as well as creative agency services. The number of media agreements, including advertising service contracts and creative agency contracts, with our customers and in the fiscal year ended March 31, 2020 and 2021 and the six months ended September 30, 2021 was 1,117, 1,207 and 782, and the aggregate contract value during the same period was US$54.4 million, US$65.5 million and US$45.7 million, respectively.
Provision of advertisement services and spaces
We provide a range of advertising services from production of advertising materials in graphical, video and photo format to leasing advertisement spaces on our digital media platforms. We utilize advertisement spaces on our digital media platforms to promote products of our brand customers. Our digital advertising services agreements are customary in the industry, according to which we are responsible for content creation. and own such content. We hold intellectual property rights in the content with our marks embedded while clients hold intellectual property rights in the content we produced without references to any of our marks. Clients pay us a fixed amount of commission for the use of such content. We indemnify clients for any losses resulting from such content. Our agreements for advertising leasing space are industry standard contracts as well, under which we charge the clients for a fixed amount of commission for the display of the clients’ content on our platforms.
The income generated from the provision of advertisement services and spaces is the major source of income for our digital media business segment. In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, revenue generated from the provision of advertisement space and services represented 56.5%, 48.2% and 57.7% of the revenue of our digital media business, respectively.
Provision of magazines
In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, revenue generated from publication of magazines represented 0.5%, 0.05% and nil, of the revenue of our digital media business, respectively.
Provision of services for creative agency projects
As part of our media segment, we also deliver bespoke creative agency services to brands, including but not limited to creative conceptualization, technical production and campaign execution in the development and creation of media based content. The combination of industry and cultural knowledge, renowned creative and technical talent and respected aesthetic sense help to promote our creative agency services amongst brands and advertisers, thereby helping us develop various creative services into a focused suite of deliverables to bring to market.
In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, revenue generated from the provision of services for creative agency projects represented 43.0%, 51.8% and 42.3% of the revenue of our digital media business, respectively.
E-Commerce and Retail Segment
We are engaged in online retail of mainly footwear, apparel, accessories, homeware and lifestyle goods under our HBX E-Commerce platform and retail shop. The HBX E-Commerce platform, which commenced operations in 2012, has focused on delivering the latest third-party branded apparel, footwear, accessories and lifestyle products to our customers. We believe that we have unique insights into streetwear and youth-focused fashion, and is able to deliver products appealing to our target demographic, as evidenced by the growing number of online shoppers at our e-commerce platform. We are also dedicated to enhancing the customers’ online retail experience and driving improvements on areas from website usability to order processing as well as shipping and delivery.
Our HBX E-Commerce platform continues to be a leading online destination for cultural enthusiasts, and our product offerings expanded into homeware, toys, and other lifestyle products to positive reception from customers. In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, the average order value on our HBX E-Commerce platform increased by approximately 13.3%, 11.8% and 5.6%, respectively. In addition to our online retail business, our HBX physical retail shop located in Central, Hong Kong and the Hypebeans coffee shops remain a strong marketing window and attraction point to introduce new customers to the world of culture. In particular, HBX physical retail store and cafe revenues in the six months ended September 30, 2021 increased by 35.1% and 168.5% compared to the same period in 2020, respectively.
Over time, we have established strong relationships with a number of digital media customers who are also brand owners, enabling us to source certain branded products on a priority basis for our e-commerce platform and physical retail stores in certain circumstances.
In order to boost our presence and brand awareness in mainland China, we launched our HBX online flagship store on Tmall Global, China’s largest cross-border e-commerce platform, in September 2021. The online flagship store has been well-received by local customers and gained approximately 40,000 followers and visitors in less than two months since its launch. We anticipate customers to be converted to HBX.com as product offering expands.
We sources all of the merchandises we sell on our HBX E-Commerce platform from third parties. We entered into industry standard wholesale or consignment agreements, as the case may be, with third party suppliers. Under wholesale agreements, we pay suppliers the quoted price for the merchandises we purchased. Our suppliers are typically responsible for the arrangement of the delivery of the merchandises. Suppliers would remain the exclusive owner of the intellectual property and the owner of the legal title of the merchandises until they receive the full payment of the ontract price. Under consignment agreements, we sell the merchandises on behalf of the suppliers and charge a fix rate from the total sales revenue generated from the merchandises’ sale. Similar to the wholesale agreements, consignment suppliers are also typically responsible for the arrangement of the delivery of the merchandises.
In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, revenue of our e-commerce and retail business reached HK$277.8 million, HK$226.8 million (US$29.1 million) and HK$113.9 million (US$14.6 million), respectively.
The following table presents the e-commerce and retail segment revenue contribution by geographic region for the years/periods indicated.
	For the Year Ended March 31,			For the Six Months Ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
Geographical market
Hong Kong	43,014	32,017	4,113	13,963	17,919	2,302
PRC	17,750	17,060	2,191	6,222	11,750	1,509
US	61,124	58,680	7,538	34,601	28,819	3,702
South Korea	27,596	18,523	2,379	9,314	8,600	1,105
Japan	21,820	15,078	1,937	8,894	6,388	821
Taiwan	21,872	39,562	5,082	16,166	19,650	2,524
Other countries	84,671	45,912	5,899	23,655	20,810	2,673
Total	277,848	226,833	29,137	112,815	113,936	14,635
The following table sets forth the e-commerce and retail segment net sales of each of the key product category traded on our platform for the years/periods indicated

	For the Year Ended March 31,			For the Six Months Ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
Product Category
Men	191,715	137,439	17,654	71,723	66,313	8,518
Women	86,133	79,439	10,204	38,625	37,915	4,870
Lifestyle	—	9,955	1,279	2,467	9,708	1,247
Total	277,848	226,833	29,137	112,815	113,936	14,635
OUR PLATFORMS
Our award-winning digital media content that showcases the latest trends in fashion, lifestyle, culture, music and other topics by publishing articles, features, videos, news and editorials are primarily delivered over our digital media platforms. Our digital media platforms consist of (i) multi-language versions of Hypebeast.com, Hypebae.com and Popbee.com websites and some dedicated social media platforms for topics such as cars, watches, golf, art and more; and (ii) the related mobile apps. Our HBX E-Commerce platform consists of (i) HBX store website hbx.com and accounts on social media platforms; and (ii) HBX store app, primarily selling third-party branded clothing, shoes and accessories to end-users.
Our Websites
Hypebeast.com
In April 2005, our flagship website Hypebeast.com commenced publication of news and articles that brings to our followers and visitors the latest trends in fashion, lifestyle, culture, music and other topics. Since then, Hypebeast.com has attracted a large number of followers and visitors who are interested in reading articles or watching videos about fashion, footwear, entertainment, music, lifestyle, technology and design. Our content is updated on a continuous basis. In the fiscal year ended March 31, 2022, Hypebeast.com recorded average MUVs of approximately 13.3 million and average MPVs of 35.2 million. Hypebeast.com visitors are between the age of 18 to 34, approximately 65% and 35% of them are male and female respectively.
Hypebeast has millions of followers and visitors worldwide among social media platforms. For instance, as of March 31, 2022, Hypebeast accounts on social media platforms recorded approximately 23.6 million followers, among which 16.2 million are Instagram followers.
Hypebae.com
In February 2016, Hypebae.com, our digital media property aimed at female followers and visitors, was launched. Hypebae mainly distributes female-focused content inspired by fashion, lifestyle, music and beauty. For the year ended March 31, 2022, 56% of Hypebae users are female. Hypebae recorded approximately 1.6 million average MUVs and 2.6 million average MPVs in the fiscal year ended March 31, 2022. As of March 31, 2022, Hypebae attracted 1.6 million social media followers, among which 1.1 million are followers on Instagram.
Popbee.com
Popbee.com is a digital content provider of women’s fashion and beauty targeting markets in Hong Kong, mainland China, Taiwan and other Asian countries and regions. Popbee visitors are between the age of 25 to 44, 70% of them are female. Popbee recorded approximately 1.5 million average MUVs and 3.4 million average MPVs in the fiscal year ended March 31, 2022, Popbee attracted 0.4 million followers on Facebook and 0.1 million followers on Instagram as of March 31, 2022.
HBX.com
HBX E-Commerce platform (previously known as Hypebeast store) was launched in May 2012 and differentiates itself from its competitors by having the latest, most carefully curated shopping experience on offer. As HBX E-Commerce platform greatly expands its product offerings to include lifestyle products, collectibles, homeware and more, it becomes a platform that is not limited to fashion or sneakers, but is rather the supplier for all things culturally-inspired for culture enthusiast. 59% of HBX.com customers are male. In the fiscal year ended March 31, 2022, HBX.com recorded approximately 1.4 million average MUVs, HBX accounts on social media platforms recorded 1.1 million followers and 1.4 million newsletter subscribers, respectively, as of March 31,2022. Please refer to the sub-section headed “E-Commerce and Retail Segment” in this section for further information on our HBX E-Commerce platform.
Our Mobile Apps
Hypebeast, Hypebae and Popbee websites and HBX store website can also be accessed via their related mobile apps. Hypebeast, Hypebae and Popbee mobile apps provide interactive and engaging experience to our users with functions to provide comments and share our articles on social media platforms, while HBX store app was designed to provide a handy and easy-to-use alternative for online shoppers. Our mobile apps are free for download, and support push notifications to notify users of our drops, new arrivals and promotions.
Social Media Platforms
We have established our presence on third-party social media platforms, where our followers are able to access and share our digital content published from time to time. Furthermore, some of these social media platforms provide our followers with an opportunity to share and exchange comments on our contents and products. By following our accounts on social media platforms, followers can easily share our contents with their friends which increases our exposure and expand our like-minded followers and visitors.
As of the date of this proxy statement/prospectus, we maintain our accounts on Facebook, Instagram, Twitter, YouTube, Weibo, WeChat and Naver.
CUSTOMER SERVICES
We offer free return to shoppers of HBX. Our shoppers may return their purchases free of charge within a 30-day return period for products bought on our HBX E-Commerce platform or physical retail shop. We generally do not return or exchange for sale items, including but not limited to underwear and swimwear, electronic products, books and stationeries, body care products (e.g. shampoo, handwash, body lotion) and homeware (e.g. candle, carpet, towels, toys), except where the item received is incorrect, missing or defective. We generally do not refund the courier charge incurred in delivery of the original product to our overseas customers and our overseas customers are also responsible for the shipping expenses in returning the product to us.
Any defective products received by us would be returned to our suppliers and we generally do not incur any loss for product return. To the extent permissible under the relevant law in Hong Kong, we do not generally offer warranties on products sold by us including merchantability and fitness for a particular purpose. In circumstances that our suppliers offer product warranty for defect in materials or workmanship, we may, at our sole discretion, assist our customers to ship the products to the relevant suppliers for repair or exchange. As such, we do not make provisions in our accounts for product return. In the fiscal years ended March 31, 2020 and 2021 and the six months ended September 30, 2021, the return rate of HBX stores, in terms of the percentage of the total number of HBX orders, was approximately 2.4%, 2.5% and 3.0% respectively.
Our customer care consultants will consistently scan for feedbacks across our live shopping channels and e-commerce related social media channels. After receiving feedbacks from our customers, our customer care consultants would respond to such customers’ feedbacks through the e-mail functionality of our e-commerce platform, live shopping functionality, which includes online shopping consulting service and live chat feature on our HBX platform, or the respective social media channel which the customers reached out from. Each of our customer care consultants has his/her own login account which allows us to perform analysis on average response time, average handing time and number of cases resolved, which are reviewed monthly by our customer service manager and periodically by the management.

INFORMATION TECHNOLOGY SYSTEM
We have invested intentionally and intensively in technology to enable us to scale and support our continued expansion. We believe establishing a stable, resilient, secured and up-to-date technology infrastructure is critical to the operations of our online business. As our digital media business generates a large amount of internet traffic from visitors across the world, we utilize a third-party services provider to maintain our servers running continuously. We also employ technologies to improve our content delivery. We have strict policies to ensure the stability, security and robustness of the system for our websites or upgrade of software.
We are committed to safeguard the confidentiality, integrity and availability of all electronic information. Our servers are hosted on one of the leading cloud computing service providers and its data center and network architecture are built to satisfy the requirements of security-sensitive organizations. In addition to our routine security check, we use the tools offered by such computing service provider including firewall and back-up services to assist us in meeting our security and stability objectives. Such measures play a crucial role in mitigating risks posed to our technology infrastructure. We are actively tracking our service level such as the traffic data to maintain stability of our integrated digital platforms. We use software to help us monitor our websites performance and availability. We also perform monthly vulnerability scanning to detect any weakness in the security of our integrated digital platforms.
As of September 30, 2021, there were 32 employees in our information technology team. Our information technology team intends to provide training to our employees when new software features are deployed. Our system is protected by regular back-ups which are carried out by our information technology team and our third-party service providers.
Our software infrastructure and the code we developed based on third-party components allow us to perform data analysis. Key components and highlights of our comprehensive and flexible system architecture highlights includes: (i) Global Content Management System that allows our editors to manage, create and edit posts in the form of article posts across all of our web and app content. This system serves as a centralised hub for our editorial content and allows our editiorial and marketing teams to collaborate globally to create content for our audience; (ii) Global ERP OMS integration platform that supports e-commerce orders at scale, fulfillment and inventory tracking across multiple regional marketplaces. This platform allows our e-commerce operational teams to view and manage the inventory units to be sold to our customers globally. It also serves as the centralised hub to help our teams streamline the process of pick-pack-shipping orders to our customers if placed across multiple channels; (iii) Proprietary eCommerce platform powers worldwide commerce via seamless shopping experience across web + app platforms. Our e-commerce system application helps us to manage the product details (product name, brand, category, pricing, product details) as shown on our platforms across different languages. This platform enables us to manage serving the global marketing content, banners, and messaging on our website and apps. In addition, our e-commerce platform is scalable and our information technology team continuously customizes it by incorporating new features and functions suggested by our editorial, sales, creative agency and e-commerce teams which increase our overall productivity; (iv) Retail technology and POS systems linking back to online systems for full omni-channel experience and support of retail growth. Our retail application system serves as point-of-sale for enabling smooth transactions for our customers in-store. These systems allow for omni-channel features, such as Hong Kong retail in-store pick up services for when orders are placed online, which make it more convenient for our customers to complete transactions.; and (v) Customer Retention Management and Data Management Platforms that support activation of first and third-party data. These platforms are established for managing commerce customer data as part of our retention and loyalty program, where the data collected helps us better understand our customer information and influence the customer marketing funnel strategies and re-targeting purposes, such as via newsletter content. Our data management platform serves as our audience targeting tool to enable our sales and advertising teams to increase the performance of our campaigns as well as to analyze our audience behaivors. What’s more, to increase traffic to our integrated digital platforms, we have adopted a variety of search engine optimization techniques to increase the page views and ranking of our integrated digital platforms in the search engine result page.
PERSONAL DATA PRIVACY
We collect, receive, store and process a variety of personal information of our followers and visitors and e-commerce customers. We also utilize web traffic reporting and tracking systems provided by third parties that allow us to generate daily traffic statistics and visitor demographics. We provide advertising customers only with non-personal information such as the number of times their advertisements have been viewed or clicked. We do not sell, rent or otherwise share the personal information of our follower and visitors and e-commerce customers with any third parties except in limited circumstances, such as when required by regulatory authorities.
We classify our visitors’ and customers’ personal information as “sensitive” or “internal”. Sensitive information includes name, home address, telephone and e-mail address, while internal information includes other personal information, such as our e-commerce customers’ purchase history, our visitors’ browsing history and their demographic information. Different levels of access control are maintained for sensitive and internal information. We do not store any credit card information of our e-commerce customers on our system. We believe we have applied adequate measures for safeguarding our visitors’ and customers’ personal information.
QUALITY CONTROL
Quality Control of Digital Content
We implement various quality control policies with regard to our digital media business, including policies for monitoring the quality of the editorial posts we upload to our digital media platforms and the quality of the photos or videos produced by our production team, as well as policies for monitoring of our visitors’ posts on our discussion forum. Generally, we communicate with brands and industry contacts for content curation and carry out extensive research throughout the Internet by visiting websites that are relevant to our readers’ interests before we determine what articles will be published on our digital media platforms. Once we determine the suitable content for our sites, editors and editorial assistants from our editorial team prepare the articles by composing and editing the text and adding relevant imagery to the articles. We have a dedicated senior editorial team to oversee all digital content and to ensure that all digital content is properly processed and published. The senior editorial team focuses on screening, reviewing and approving the articles, videos and photos before they are posted to ensure that all third-party sourced materials comply with our quality standards. Where practicable, members of the senior editorial team will obtain third-party consent before posting if the author of the original work can be identified. The editorial team of each of Hypebeast, Hypebae and Popbee websites holds meetings from time-to-time to review the most popular articles published in our websites. During the meeting, the senior or chief editors will discuss with editors on the strength of these articles and analyses the reason that these articles attract our followers and visitors. We believe that such discussion is essential in training our junior editors to avoid intellectual property infringement.
Our sales team and production team maintain regular contact with our customers to ensure that the final products satisfy the requirements of our customers. Senior members in the editorial, sales and production teams also review the materials to ensure the quality and the conformance with ethical and moral standards.
Members of our social media team also monitor our discussion forums and will remove any objectionable content.
Our brand partnership team maintains regular communication with our customers. Any feedback of our digital media production is passed to our production, video and editorial teams for consideration. If there is any complaint or specific demand from our customers, our sales personnel will communicate with the relevant customers to understand and resolve the issue.
Quality Control of Our E-Commerce and Retail Business
The main objectives of quality control in our e-commerce and retail business is to ensure the quality of the goods we received from suppliers and minimize incorrectly packed items and hence reduce the cost associated with returning and exchanging these items.
We have a quality control policy in place to check the goods we receive from our suppliers. After the shipment arrives from our suppliers, our inventory officers check for defects, quality as well as quantity in accordance with our quality control policy. If there is any problem with the products, our inventory officers would report to our procurement team to follow up with the suppliers and resolve the issue.
Prior to delivery of each customer’s order, our quality control personnel checks every picking against the customer’s order record as stored in our system. Our quality control personnel scans the label on each product being picked and checks whether the style and size of the products are correct. If there is any mistake, the basket of products picked is returned for re-packing. The mistake would also be logged onto our system for record.
SALES AND MARKETING
Our integrated marketing framework represents a core competency that we regard as essential to the success of our digital media and e-commerce businesses. We principally acquire users and customers through online channels, including paid and organic search, display advertising, app stores and social media channels. To continue to maintain and promote our brand, we organize marketing campaigns including social media marketing, placement of advertisements, and utilizing marketing on search engines to raise the profile of our integrated digital platforms. Over the last three years, we also enhanced our brand partnership department by recruiting additional account service managers, which supports our marketing activities on social media platforms and through offline channels.
Digital Media Business
Our brand and our digital media platforms act as a marketing tool for our company. We continuously post updates on fashion, lifestyle, culture, music and other topics on our digital media platforms and accounts on social media platforms. Many of our digital media customers learn about us through our digital media platforms.
We have a brand partnership team responsible for sales and marketing activities for the promotion of our digital media services, who maintain regular contacts with our existing media customers to understand their marketing needs and keep them updated on our advertising products and services. For potential advertising customers, we inform them of our recent developments and achievements by distributing project portfolios and background materials. Our brand partnership team also attends events organized by brands to broaden the team’s network and provide coverage of these events on our digital media platforms. Our brand partnership team conducts cross-selling of advertisement spaces among our various digital media platforms, as well as cross-selling with other business alliances who are independent digital media platform operators and digital publications. We constantly look for and identify synergy among various digital publications, social media platforms and mobile apps and devise impactful cross advertising opportunities.
E-Commerce and Retail Business
We believe that our brand and digital media platforms also provide a free of charge and highly effective marketing channel for our e-commerce and retail business. Followers and visitors of our digital media platforms and accounts on social media platforms may find an item we report on of particular interest to them and HBX store provides a convenient way for these followers and visitors to purchase the item.
Further, our sales and marketing personnel conduct advertising and marketing for our e-commerce and retail business via online channels, such as through Google and Facebook. We employ various search engine optimization techniques to increase the chances that HBX store appears in search engine results. We also engage the advertising services of Google and Facebook to place advertisements on their platforms to promote HBX store.
Depending on our marketing strategy, the general economic condition and seasonality in the industry, we may offer electronic coupons to our e-commerce customers from time to time to redeem a discount upon checkout at HBX store. We also offer a discount program to our customers who attain a minimum spending. We regularly monitor the turnover of the goods we sold on our e-commerce platform. We offer discounts on slow moving goods except for goods that are on consignment sale.

SEASONALITY
Our e-commerce and retail business is seasonal and we typically record higher sales during the months between October and January and also between May and July. Our sales may be affected by a change in weather in different countries Please refer to the section headed “Risk factors — Hypebeast’s e-commerce and retail business is subject to seasonality risk” in this proxy statement/prospectus.
INTELLECTUAL PROPERTY
We regard our trademarks, copyrights, patents, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on copyright, trademark and patent law and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. As of April 3, 2022, we had registered 231 trademarks, 119 registered domain names with 2 domain names awaiting registration amid verifying submitted documentations.
We seek to protect our technology and associated intellectual property rights through a combination of patent, copyright and trademark laws, as well as license agreements and other contractual protections. In addition, we enter into employment agreements with confidentiality arrangements with our employees, and cooperation agreements with confidentiality arrangements with business partners to protect our proprietary rights. The agreements we enter into with our employees also provide that all patents, software, inventions, developments, works of authorship and trade secrets created by them during the course of their employment with us are our property.
EMPLOYEES
As of September 30, 2021, we had 404 employees. We generally recruit our employees from the open market and enter into employment contracts with our employees. In addition to salaries, our employees who are retained after the probation period are entitled to discretionary performance bonus and medical insurance coverage. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong. Contributions are made based on a percentage of the employee’s basic salaries.
We regularly review the performance of our employees and make reference to such performance reviews in our discretionary performance bonus, salary review and promotional appraisal in order to attract and retain talented employees. In order to promote overall efficiency, employee loyalty and retention, we provide our employees with technical and operational on-the-job training and promotion prospects.
We also engage services of consultants and freelancers. Our consultants extend the reach of our brand partnership team by liaising with our existing and potential digital media customers located within or outside Hong Kong. We consider that these consultants provide a cost-effective channel for us to communicate with overseas digital media customers. We pay our consultants a fixed fee and/or a commission between 3% and 10.5% on the gross profit derived from either existing or new customers based on their performance. We engage freelancers on a project-by-project basis for the production of content to be placed on our digital media platforms. The services rendered by these freelancers include translation of articles and shooting of photos or videos in Hong Kong or abroad. We believe it is more cost efficient to engage freelancers for translation services as compared to hiring a full-time translator. Our consultants and freelancers are independent contractors and there is no employer-employee relationship between them and our Group. Our standard contracts with the consultants and freelancers provide that all intellectual property rights arising out of the course of performance of the freelancers’ duties or obligations under the contract shall be vested with us; in addition, they will also ensure that in delivering their work product, they will ensure no third-party intellectual property rights will be infringed.
FACILITIES
We are headquartered in Hong Kong. We lease properties for our corporate headquarters, offices as well as store and warehouse premises. Our leases have a term between less than one to seven years. We believe that these facilities are generally adequate to meet our current needs, although we expect to seek additional space as needed to accommodate future growth.
INSURANCE
We are headquartered in Hong Kong. We maintain employees’ compensation insurance in compliance with the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) to cover compensation and costs liable by our Group for personal injuries of our employees in Hong Kong in the course of employment with us. We have also taken out and maintained an office insurance for our office premises and office equipment in Hong Kong. The office insurance policy mainly covers loss resulting from burglary, damages made to insured property and increased cost due to business interruptions. We have also maintained an insurance for our warehouse to cover any damage or loss to our stocks and equipment in the warehouse.
We consider that our insurance coverage is sufficient and in line with the general industry practice in Hong Kong. We do not maintain any product liability insurance as we believe it is not the general industry practice in Hong Kong to take out such insurance.
COMPETITION
Both the digital advertising and retail industries are very competitive. For our digital media business, we face competition from digital vertical news media companies that attract readers and subscribers through specialized or even customized news or editorial opinions. Also, we face competition from horizontal e-commerce companies that sell a range of diversified products to a broad base of customers with the primary advantage of convenience, as well as competition from vertical e-commerce companies that focus on industry-specific marketing approach and sell products in certain industry.
The competitive edges of our business include our well-recognized brand, our global followers and visitors of our integrated digital platforms, our ability to attract more followers and visitors as well as our experience management team with in-depth understanding of fashion, music, culture and lifestyle. We believe that we are well-positioned to effectively compete on the basis of these strengths. However, some of our current or future competitors may have longer operating histories, greater brand recognition, better supplier network, larger customer bases or greater financial, technical or marketing resources than we do.
LEGAL PROCEEDINGS AND REGULATORY COMPLIANCE
We are currently not involved in any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.
We are headquartered in Hong Kong and substantially all of our operations are in Hong Kong. All of our employees are located in Hong Kong. During the years ended March 31, 2020 and 2021 and for the six months ended September 30, 2021 and up to the date of this proxy statement/prospectus, we did not experience any incident of non-compliance which, in the opinion of our directors, is likely to materially and adversely affect our business, financial condition or results of operations. During the years ended March 31, 2020 and 2021 and for the six months ended September 30, 2021 and up to the date of this proxy statement/prospectus, we had complied with all applicable material laws and regulations in Hong Kong.
REGULATION
Mainland China
Regulations Relating to VAT Services
Providers of value-added telecommunications services, like the VIE Entity, are required to obtain a license for VAT services. The PRC Telecommunications Regulations, promulgated by the State Council on September 25, 2000 and recently amend with immediate effect on February 6, 2016, provides the regulatory framework for telecommunications service providers in China. The PRC Telecommunications Regulations classify telecommunications services into basic telecommunications services and VAT services. According to the Catalog of Telecommunications Services, attached to the PRC Telecommunications Regulations and recently amended by the PRC Ministry of Industry and Information Technology, or the MIIT, on June 6, 2019, information services provided via public communication network or the internet are VAT services. As a subcategory of the VAT, internet information services are regulated by the Administrative Measures on Internet Information Services, or the Internet Measures, which was promulgated by the State Council on September 25, 2000 and recently amended with immediate effect on January 8, 2011. Internet information services are defined as “services that provide information to online users through the internet”. The Internet Measures classify internet information services into non-commercial internet information services and commercial internet information services. Commercial internet information service providers must obtain a VAT license from appropriate telecommunications authorities. A VAT license has a term of five years and can be renewed within 90 days prior to its expiration, according to the Administrative Measures for Telecommunications Businesses Operating Licensing, which was promulgated by the MIIT on March 1, 2009, recently amended on July 3, 2017, and became effective on September 1, 2017.
The VIE Entity holds a VAT license, covering information service business.
Regulations Related to Video Production
In July 2004, the SARFT promulgated the Regulations on the Administration of Production of Radio and Television Programs (the “Radio and TV Programs Regulations”), as most recently amended on October 29, 2020. Under the Radio and TV Programs Regulations, any entities that engage in the production of radio, video and television programs are required to apply for a license from the National Radio and Television Administration or its provincial level counterparts. Entities shall conduct their business within the permitted scope as provided in their licenses. Entities with the License for Production and Operation of Radio and Television Programs shall conduct their operations strictly in compliance with the approved scope of production and operation.
According to the Negative List 2021, foreign investments in the radio and television program production and operation business, the production of audiovisual products and/or electronic publications and film production and distribution business are prohibited.
The VIE Entity holds a Radio and Television Production Operation License, covering the radio and television programs production and distribution.
Hong Kong
We are subject to the relevant laws and regulations in Hong Kong. Except for the application of a business registration certificate under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), which our Hong Kong subsidiaries have obtained since incorporation and the commencement of their business operations, we are not required to obtain any industry-specific licence, permit, authorisation or qualification for our Group’s operations in Hong Kong.
Regulation of advertising practice
In Hong Kong, there is a number of different ordinances and regulations contain provisions regarding advertising and promotion of products and service, the breach of these provisions may result in criminal offences. Some of the ordinances that are applicable in relation to our digital media operations include the Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong), the Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong), the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong), the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), the Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) and the Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong).
Regulation of printed media
For the years ended March 31, 2020 and 2021, we have published various magazines in Hong Kong and are subject to laws that regulate the publication of printed media such as the Books Registration Ordinance (Chapter 142 of the Laws of Hong Kong).

Regulation of e-commerce and retail business
For the years ended March 31, 2020 and 2021 and the six months ended 30 September 2021, we operated an e-commerce and retail business in Hong Kong. The sale of goods in Hong Kong is regulated by the Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong), the Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) and the Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong). Various other legislations are also relevant to the operations of our e-commerce and retail business, including but not limited to the Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong), the Electronic Transaction Ordinance (Chapter 553 of the Laws of Hong Kong), the Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong), the Trade Mark Ordinance (Chapter 559 of the Laws of Hong Kong), the Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong), the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong), the Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong), the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), and the Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong).
Further details of the aforementioned ordinances are as follows:
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Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (the “TDO”): The aim of the TDO is to prohibit false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of the trade or suppliers of such goods, etc. The definition of trade description under TDO covers a broad range of matters including but not limited to the following aspects of goods: quantity, method of manufacture, composition, fitness for purpose, availability, compliance with a standard, approval by any person, a person by whom the goods have been acquired, and the goods being of the same kind as goods supplied to a person, etc.

The descriptions of goods offered on our e-commerce and retail business is subject to the regulation of TDO. In addition, the TDO stipulates that any reference to a trader in the ordinance includes any person acting in the name of, or on behalf of, a trader. As such, being a digital media service provider for our marketing customers, who may be regarded as traders in their respective business, we may in such way be held liable for the above offences in the operation of our digital media service segment.
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Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (the “SOGO”): SOGO is the main governing law in Hong Kong in relation to sale of goods, which impose certain implied conditions such as the following: (1) where there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description; (2) where a seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality except for certain defined circumstances; and (3) certain implied undertakings on the seller for every contract of sale, unless there appears from the contract or is to be inferred from the circumstances of the contract an intention that the seller should transfer only such title as he or a third person may have.

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Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (the “Consumer Goods Safety Ordinance”): The Consumer Goods Safety Ordinance is enacted to impose a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe and for incidental purposes. The Consumer Goods Safety Ordinance prohibits a person from supplying, manufacturing, or importing into Hong Kong consumer goods unless the consumer goods comply with the general safety requirement or an approved standard for consumer goods. Currently there is no approved standard which has been approved in any regulation to the Consumer Goods Safety Ordinance.

The general safety requirement is that the consumer goods are reasonably safe having regard to all of the circumstances, including (a) the manner in which, and the purpose for which, the consumer goods are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods and instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar body for consumer goods of the description which applies to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means (taking into account the cost, likelihood and extent of any improvement) to make the consumer goods safer.
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Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong) (the “Consumer Goods Safety Regulation”): The Consumer Goods Safety Regulation requires any warning or caution affixed on any consumer goods or their packages to be in both the English and the Chinese languages. The warning or caution shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package.

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Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (the “Supply of Services Ordinance”): We provide advertising services to our digital media customers. The supply of services in Hong Kong is regulated by the Supply of Services Ordinance, which consolidates and amends the law with respect to the terms to be implied in contracts for the supply of services, such as the following: (1) in a contract for the supply of service where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and (2) where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

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Electronic Transaction Ordinance (Chapter 553 of the Laws of Hong Kong) (the “Electronic Transaction Ordinance”): The Electronic Transaction Ordinance was enacted, amongst others, to facilitate the use of electronic transactions for commercial and other purposes. It confirms that in the context of contract formation, unless otherwise agreed by the parties, an offer and acceptance of an offer may be in whole or in part expressed by means of electronic records. An electronic signature shall not be denied legal effect on the sole ground that it is an electronic signature.

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Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (the “CECO”): The CECO aims to limit the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise and to restrict the enforceability of arbitration agreements. Certain of our service contracts with our digital media customers and our contracts for the sale of goods to our e-commerce and retail customers are subject to the provisions of the CECO.

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Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”): The PDPO aims to protect the privacy of individuals in relation to personal data, which is defined as any data (i) relating directly or indirectly to a living individual (data subject); (ii) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (iii) in a form in which access to or processing of the data is practicable. The PDPO regulates the conducts of a data user, i.e. any person who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of personal data.

Visitors of our Hypebeast.com website and HBX store may choose to register as our members. During the registration process we collect our member’s personal information. We also monitor the online behaviour of our readers so as to gather data for market trend analysis. As such, in carrying out our Group’s operations, we need to comply with the PDPO and its six data protection principles.
In the course of our business, our Group has in its possession private and confidential personal data. As such, our operations in relation to personal data are regulated by the PDPO and our Group falls within the definition of “data user” as defined under the PDPO. Hence, we are subject to the principles set out in the PDPO regarding the collection, use, retention, accuracy and security of and access to personal data.
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Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (the “Copyright Ordinance”): The Copyright Ordinance provides comprehensive protection for recognised categories of work such as literary, dramatic, musical and artistic works. Such protection extends to making available to the public such works on the Internet. Certain copyrights may subsist in the works we create in relation to our digital media content and advertising materials, including artistic works (such as artworks and photos), films (such as videos) or literary works (such as text) that qualify for copyright protection without registration.
The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorisation from the copyright owner which, if done, constitutes “primary infringement” of copyright which does not require knowledge of infringement. The Copyright Ordinance permits certain acts that can be done in relation to copyright works without authorisation from the copyright owner, one of which being fair dealing with a copyright work for the purpose of criticism, review or reporting current events if accompanied by a sufficient acknowledgement of such copyright work and its author. Under the Copyright Ordinance, a person may incur civil liability for “secondary infringement” if that person, amongst others, possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies of the work.
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Trade Mark Ordinance (Chapter 559 of the Laws of Hong Kong) (the “Trade Mark Ordinance”): The Trade Mark Ordinance protects registered trademarks. The duration of the registered trademarks is for ten years, which can be further renewed for ten years per renewal. A registered trade mark may be challenged in revocation proceedings if it is not used in Hong Kong for a continuous period of at least three years.

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Subject to certain exemptions, a person infringes a registered trade mark if he uses in the course of trade or business a sign: (1) which is identical to the trade mark in relation to goods or services which are identical to those for which it is registered; (2) which is identical to the trade mark in relation to goods or services which are similar to those for which it is registered, and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; (3) which is similar to the trade mark in relation to goods or services which are identical or similar to those for which it is registered and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or (4) which is identical or similar to the well-known trade mark in relation to any goods or services, and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of the trade mark.

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong) (the “Import and Export Ordinance”), Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) (“Import and Export (General) Regulations”), and Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) (“Import and Export (Registration) Regulations”): The Import and Export Ordinance regulates and controls, inter alia, the import of articles into and the export of articles from Hong Kong. Except under and in accordance with a licence, import and export of the articles listed in Schedules 1 and 2 (respectively) of the Import and Export (General) Regulations are prohibited. The Group does not import or export any such prohibited articles.
•
The Import and Export (Registration) Regulations requires, inter alia, every person who imports or exports any article other than an exempted article to lodge with the Commissioner of Customs and Excise an accurate and complete import declaration within 14 days relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner may specify. Articles exempted from the declaration requirement include, amongst others, (i) any postal packet the contents of which are valued at less than HK$4,000, (ii) any article consisting solely of and marked clearly as a sample of a product intended to be distributed free of charge for the purpose of advertising the product, and (iii) any article consisting solely of and marked clearly as a sample, valued at less than HK$1,000, of a product intended to be used for advertising the product.

•
Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong) (the “Control of Obscene and Indecent Articles Ordinance”): The content we post on our digital media platforms and publish in our magazines are subject to the regulations of the Control of Obscene and Indecent Articles Ordinance, such as the prohibition to publish, possess for the purpose of publication or import for the purpose of the publication, any obscene article (whether or not he knows that it is an obscene article). The Obscene Articles Tribunal is empowered to refuse an application to make a classification of an article, to classify an article as neither obscene nor indecent (Class I), indecent (Class II) or obscene (Class III) or to determine whether articles published in magazines in Hong Kong are obscene or indecent.

SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL DATA
OF HYPEBEAST
The following tables present the summary consolidated financial data of Hypebeast. Hypebeast prepares its consolidated financial statements in accordance with IFRS. Except for numbers in U.S. dollars, which were translated at the exchange rate as stated under “Important Information About Exchange Rates” and presented for the convenience of the readers, the summary consolidated statement of operations data for the years ended March 31, 2021 and 2020, the summary consolidated balance sheet data as at March 31, 2021 and 2020, and the summary consolidated statement of cash flows data for the years ended March 31, 2021 and 2020 have been derived from Hypebeast’s audited consolidated financial statements, which are included elsewhere in this proxy statement/prospectus. The following summary consolidated statement of operations data and statement of cash flows data for the six months ended September 30, 2021 and 2020 and summary consolidated balance sheet data as at September 30, 2021 have been derived from Hypebeast’s unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus. Hypebeast’s historical results for any prior period are not necessarily indicative of results expected in any future period.
The financial data set forth below should be read in conjunction with, and is qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hypebeast” and the consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus.
Summary Consolidated Statements of Operations Data
	For the year ended March 31,			For the six months ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
Revenue	751,367	674,212	86,604	285,452	440,837	56,626
Cost of revenue	(372,089)	(340,085)	(43,685)	(157,556)	(182,475)	(23,439)
Gross profit	379,278	334,127	42,919	127,896	258,362	33,187
Other income, other gains and losses	(4,450)	3,177	408	3,597	219	28
Selling and marketing expenses	(158,831)	(112,791)	(14,488)	(49,695)	(71,427)	(9,175)
Administrative and operating expenses	(125,958)	(125,005)	(16,057)	(53,581)	(93,465)	(12,006)
Impairment losses under expected credit losses model, net of reversal	(973)	(4,795)	(616)	(162)	(11,870)	(1,525)
Finance costs	(1,356)	(1,622)	(208)	(921)	(2,281)	(293)
Share of results of joint ventures	(1,333)	—	—	—	—	—
Profit before tax	86,377	93,091	11,958	27,134	79,538	10,216
Income tax expense	(20,602)	(22,507)	(2,891)	(6,245)	(16,564)	(2,128)
Profit for the year/period	65,775	70,584	9,067	20,889	62,974	8,088
Other comprehensive (expense) income:
Item that may be reclassified subsequently to profit or loss:
Exchange differences arising on translation of foreign operations	(54)	3,934	505	47	901	116
Total comprehensive income for the year/period	65,721	74,518	9,572	20,936	63,875	8,205
Earnings per share
Basic (HK cent)	3.26	3.47		1.03	3.07
Diluted (HK cent)	3.21	3.45		1.02	3.06

Summary Consolidated Balance Sheet Data
	As at March 31,			As at September 30,
	2020	2021		2021
	HK$’000	HK$’000	US$’000	HK$’000	US$’000
Total current assets	377,517	460,390	59,138	560,465	71,993
Total non-current assets	76,648	121,195	15,568	122,329	15,713
Total assets	454,165	581,585	74,706	682,794	87,706
Total current liabilities	147,997	154,326	19,824	187,117	24,036
Total non-current liabilities	30,973	66,016	8,480	60,167	7,729
Total liabilities	178,970	220,342	28,303	247,284	31,764
Capital and reserves	275,195	361,243	46,402	435,510	55,942
Total equity and liabilities	454,165	581,585	74,706	682,794	87,706
Summary Consolidated Statements of Cash Flow Data
	For the year ended March 31,			For the six months ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
Cash flows generated from operating activities	45,645	195,715	25,140	103,643	69,632	8,944
Cash flows used in investing activities	(22,834)	(12,264)	(1,575)	(66)	(22,461)	(2,885)
Cash flows used in financial activities	(11,256)	(43,027)	(5,527)	(26,636)	(2,728)	(350)
Effect of foreign exchange rate changes	(31)	1,900	244	35	701	90
Net increase in cash and cash equivalents	11,555	140,424	18,038	76,941	44,443	5,709
Cash and cash equivalent at beginning of the year/period	55,727	67,251	8,639	67,251	209,575	26,920
Cash and cash equivalent at end of the year/period	67,251	209,575	26,920	144,227	254,719	32,719
VIE Consolidation Schedule
The following tables set forth the summary consolidated balance sheets data as of March 31, 2020 and 2021 and September 30, 2021 of (i) the parent company, Hypebeast Limited, (ii) its subsidiaries, which include Hypebeast Hong Kong Limited, 102 Media Lab Limited, Hypebeast Inc., HBX New York Inc., HBX 41 Division LLC, Hypebeast UK Limited, Hypebeast Japan 株式會社, Hypebeast Asia Pacific Limited, Hypebeast Company SG Pte. Ltd., COREone Limited, CORE two Limited, COREthree Limited, Cravee Limited, and Hype Capital Limited, (iii) its PRC subsidiary, Beijing Hypebeast, and (iv) the variable interest entity, Hypebeast Cultural, and the summary of the consolidated statement of income and cash flows for the years ended March 31, 2020 and 2021 and the six months ended September 30, 2021. Hypebeast’s (including the VIE Entity’s) consolidated financial statements are prepared and presented in accordance with IFRS. Hypebeast’s and the variable interest entity’s historical results are not necessarily indicative of results expected for future periods. You should read this information together with Hypebeast’s (including the VIE Entity’s) consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hypebeast” included elsewhere in this proxy statement/ prospectus.

	As of September 30, 2021
	Parent		Other subsidiaries		PRC subsidiary		The Variable Interest Entity		Eliminations		Consolidated Total
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
	(in thousands)
Bank balances and cash	8,908	1,144	155,360	19,956	65,406	8,402	25,045	3,217	—	—	254,719	32,719
Amounts due from entities within the Group	72,877	9,361	153,649	19,737	32,488	4,173	—	—	(259,014)	(33,271)	—	—
Amount due from VIE	—	—	874	112	13,612	1,749	—	—	(14,486)	(1,861)	—	—
Trade and other receivables	733	94	145,372	18,673	70,136	9,009	19,813	2,545	—	—	236,054	30,321
Investment in subsidiaries and VIE	355,461	45,660	1,913	246	—	—	—	—	(357,374)	(45,906)	—	—
Contract assets	—	—	4,999	642	—	—	430	55	—	—	5,429	697
Inventories	—	—	54,263	6,970	—	—	—	—	—	—	54,263	6,970
Pledged bank deposits	—	—	10,000	1,285	—	—	—	—	—	—	10,000	1,285
Property, plant and equipment	—	—	39,901	5,125	203	26	1	—	—	—	40,105	5,151
Intangible assets	—	—	16	2	906	116	—	—	—	—	922	118
Right-of-use assets	—	—	69,714	8,955	1,318	170	—	—	—	—	71,032	9,125
Non-current rental deposits	—	—	5,517	709	294	38	—	—	—	—	5,811	747
Financial assets at fair value through profit or loss	—	—	3,980	511	—	—	—	—	—	—	3,980	511
Deferred tax assets	—	—	479	62	—	—	—	—	—	—	479	62
Total assets	437,979	56,259	646,037	82,985	184,363	23,683	45,289	5,817	(630,874)	(81,038)	682,794	87,706
Trade and other payables	1,819	234	80,820	10,382	35,959	4,619	18,259	2,345	—	—	136,857	17,580
Contract liabilities	—	—	14,260	1,832	—	—	—	—	—	—	14,260	1,832
Bank borrowings	—	—	8,787	1,129	—	—	—	—	—	—	8,787	1,129
Lease liabilities	—	—	72,819	9,354	1,334	171	—	—	—	—	74,153	9,525
Tax payables	—	—	11,020	1,414	831	107	1,376	177	—	—	13,227	1,698
Amounts due to entities within the Group	650	83	174,743	22,446	80,284	10,313	14,486	1,861	(270,163)	(34,703)	—	—
Total liabilities	2,469	317	362,449	46,557	118,408	15,210	34,121	4,383	(270,163)	(34,703)	247,284	31,764
Total shareholders’ equity	435,510	55,942	283,588	36,428	65,955	8,473	11,168	1,434	(360,711)	(46,335)	435,510	55,942
	For the six months ended September 30, 2021
	Parent		Other subsidiaries		PRC subsidiary		The Variable Interest Entity		Eliminations (Note)		Consolidated Total
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
	(in thousands)
Total revenue	—	—	419,275	53,857	44,267	5,686	32,375	4,159	(55,080)	(7,075)	440,837	56,627
Cost of revenue	18	2	144,204	18,523	23,223	2,984	20,711	2,660	(5,681)	(730)	182,475	23,439
Gross profit	(18)	(2)	275,071	35,334	21,044	2,702	11,664	1,499	(49,399)	(6,345)	258,362	33,188
Share of gain from subsidiaries and VIE	63,425	8,147	—	—	—	—	—	—	(63,425)	(8,147)	—	—
Net income	62,974	8,089	59,054	7,586	8,899	1,143	7,313	939	(75,266)	(9,668)	62,974	8,089

Note:
The elimination includes the intercompany service fee amounting to HK$5.7 million (US$0.7 million) provided by the VIE to the PRC subsidiary.

	For the six months ended September 30, 2021
	Parent		Other subsidiaries		PRC subsidiary		The Variable Interest Entity		Eliminations		Consolidated Total
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
	(in thousands)
Net cash (used in) provided by operating activities	(1,969)	(253)	61,120	7,851	6,236	801	4,245	545	—	—	69,632	8,944
Dividend received from group companies	—	—	11,521	1,480	—	—	—	—	(11,521)	(1,480)	—	—
Change in amount due from group companies	—	—	(5,510)	(708)	—	—	—	—	5,510	708	—	—
Other investing activities	—	—	(28,497)	(3,660)	—	—	25	3	6,011	772	(22,461)	(2,885)
Net cash (used in) provided by investing activities	—	—	(22,486)	(2,888)	—	—	25	3	—	—	(22,461)	(2,885)
Dividend paid to group companies	—	—	—	—	(11,521)	(1,480)	—	—	11,521	1,480	—	—
Change in amount due to group companies	5,510	708	—	—	—	—	—	—	(5,510)	(708)	—	—
Other financing activities	1,968	253	(10,018)	(1,287)	11,333	1,456	—	—	(6,011)	(772)	(2,728)	(350)
Net cash provided by (used in) financing activities	7,478	961	(10,018)	(1,287)	(188)	(24)	—	—	—	—	(2,728)	(350)
	As of March 31, 2021
	Parent		Other subsidiaries		PRC subsidiary		The Variable Interest Entity		Eliminations		Consolidated Total
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
	(in thousands)
Bank balances and cash	3,398	436	162,873	20,921	28,643	3,679	14,661	1,883	—	—	209,575	26,919
Amounts due from entities within the Group	67,980	8,732	69,113	8,878	23,705	3,045	—	—	(160,798)	(20,655)	—	—
Amount due from VIE	—	—	1,061	136	10,512	1,350	—	—	(11,573)	(1,486)	—	—
Trade and other receivables	878	113	78,864	10,130	106,444	13,673	10,756	1,382	—	—	196,942	25,298
Investment in subsidiaries and VIE	291,136	37,397	1,913	246	—	—	—	—	(293,049)	(37,643)	—	—
Contract assets	—	—	514	66	—	—	970	125	—	—	1,484	191
Inventories	—	—	42,389	5,444	—	—	—	—	—	—	42,389	5,444
Pledged bank deposits	—	—	10,000	1,285	—	—	—	—	—	—	10,000	1,285
Property, plant and equipment	—	—	22,456	2,885	132	17	2	—	—	—	22,590	2,902
Intangible assets	—	—	17	2	945	121	—	—	—	—	962	123
Right-of-use assets	—	—	77,168	9,912	1,783	229	—	—	—	—	78,951	10,141
Non-current rental deposits	—	—	7,176	922	289	37	—	—	—	—	7,465	959
Financial assets at fair value through profit or loss	—	—	1,647	212	—	—	—	—	—	—	1,647	212
Amount due from a joint venture	—	—	9,101	1,169	—	—	—	—	—	—	9,101	1,169
Deferred tax assets	—	—	479	62	—	—	—	—	—	—	479	62
Total assets	363,392	46,678	484,771	62,270	172,453	22,151	26,389	3,390	(465,420)	(59,784)	581,585	74,705
Trade and other payables	1,499	193	58,938	7,570	44,684	5,740	12,765	1,639	—	—	117,886	15,142
Contract liabilities	—	—	9,020	1,159	—	—	—	—	—	—	9,020	1,159
Bank borrowings	—	—	5,996	770	—	—	—	—	—	—	5,996	770
Lease liabilities	—	—	79,965	10,272	1,814	233	—	—	—	—	81,779	10,505
Tax payables	—	—	71	9	7,328	941	(1,738)	(223)	—	—	5,661	727
Amounts due to entities within the Group	650	83	106,395	13,667	51,205	6,577	11,573	1,487	(169,823)	(21,814)	—	—
Total liabilities	2,149	276	260,385	33,447	105,031	13,491	22,600	2,903	(169,823)	(21,814)	220,342	28,303
Total shareholders’ equity	361,243	46,402	224,386	28,823	67,422	8,660	3,789	487	(295,597)	(37,970)	361,243	46,402

	For the year ended March 31, 2021
	Parent		Other subsidiaries		PRC subsidiary		The Variable Interest Entity		Eliminations (Note)		Consolidated Total
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
	(in thousands)
Total revenue	—	—	592,425	76,098	126,539	16,254	34,975	4,493	(79,727)	(10,241)	674,212	86,604
Cost of revenue	23	3	259,506	33,334	64,618	8,299	37,162	4,774	(21,224)	(2,726)	340,085	43,684
Gross profit	(23)	(3)	332,919	42,764	61,921	7,955	(2,187)	(281)	(58,503)	(7,515)	334,127	42,920
Share of gain from subsidiaries and VIE	70,592	9,068	—	—	—	—	—	—	(70,592)	(9,068)	—	—
Net income	70,584	9,067	51,142	6,569	36,800	4,727	(4,404)	(566)	(83,538)	(10,730)	70,584	9,067

Note:
The elimination includes the intercompany service fee amounting to HK$21.2 million (US$2.7 million) provide by the VIE to the PRC subsidiary.

	For the year ended March 31, 2021
	Parent		Other subsidiaries		PRC subsidiary		The Variable Interest Entity		Eliminations		Consolidated Total
	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$	HK$	US$
	(in thousands)
Net cash provided by (used in) operating activities	685	88	189,852	24,387	25,002	3,212	(19,824)	(2,546)	—	—	195,715	25,141
Dividend received from group companies	—	—	12,541	1,611	—	—	—	—	(12,541)	(1,611)	—	—
Change in amount due from group companies	—	—	(3,213)	(413)	—	—	—	—	3,213	413	—	—
Other investing activities	(2,000)	(257)	(19,625)	(2,521)	—	—	33	4	9,328	1,198	(12,264)	(1,576)
Net cash (used in) provided by investing activities	(2,000)	(257)	(10,297)	(1,323)	—	—	33	4	—	—	(12,264)	(1,576)
Dividend paid to group companies	—	—	—	—	(12,541)	(1,611)	—	—	12,541	1,611	—	—
Change in amount due to group companies	3,213	413	—	—	—	—	—	—	(3,213)	(413)	—	—
Other financing activities	1,315	169	(48,617)	(6,245)	13,603	1,747	—	—	(9,328)	(1,198)	(43,027)	(5,527)
Net cash provided by (used in) financing activities	4,528	582	(48,617)	(6,245)	1,062	136	—	—	—	—	(43,027)	(5,527)
	As of March 31, 2020
	Parent	Other subsidiaries	PRC subsidiary	The Variable Interest Entity	Eliminations	Consolidated Total
	HK$	HK$	HK$	HK$	HK$	HK$
	(in thousands)
Bank balances and cash	185	54,584	4,615	7,867	—	67,251
Amounts due from entities within the Group	58,850	51,987	13,846	—	(124,683)	—
Amount due from VIE	—	—	5,674	—	(5,674)	—
Trade and other receivables	660	127,758	81,439	11,543	—	221,400
Investment in subsidiaries and VIE	216,610	1,913	—	—	(218,523)	—
Contract assets	—	1,725	—	130	—	1,855
Inventories	—	71,408	—	—	—	71,408
Pledged bank deposits	—	15,603	—	—	—	15,603
Property, plant and equipment	—	12,041	193	4	—	12,238

	As of March 31, 2020
	Parent	Other subsidiaries	PRC subsidiary	The Variable Interest Entity	Eliminations	Consolidated Total
	HK$	HK$	HK$	HK$	HK$	HK$
	(in thousands)
Intangible assets	—	17	971	—	—	988
Right-of-use assets	—	46,254	—	—	—	46,254
Non-current rental deposits	—	5,298	—	—	—	5,298
Amount due from a joint venture	—	11,870	—	—	—	11,870
Deferred tax assets	—	—	—	—	—	—
Total assets	276,305	400,458	106,738	19,544	(348,880)	454,165
Trade and other payables	460	52,254	31,622	4,558	—	88,894
Contract liabilities	—	4,429	—	—	—	4,429
Bank borrowings	—	32,836	—	—	—	32,836
Lease liabilities	—	46,761	—	—	—	46,761
Tax payables	—	(3,053)	7,929	1,100	—	5,976
Deferred tax liabilities	—	74	—	—	—	74
Amounts due to entities within the Group	650	92,107	27,476	5,674	(125,907)	—
Total liabilities	1,110	225,408	67,027	11,332	(125,907)	178,970
Total shareholders’ equity	275,195	175,050	39,711	8,212	(222,973)	275,195

	For the year ended March 31, 2020
	Parent	Other subsidiaries	PRC subsidiary	The Variable Interest Entity	Eliminations (Note)	Consolidated Total
	HK$	HK$	HK$	HK$	HK$	HK$
	(in thousands)
Total revenue	—	731,845	80,204	32,766	(93,448)	751,367
Cost of revenue	17	322,076	34,996	22,780	(7,780)	372,089
Gross profit	(17)	409,769	45,208	9,986	(85,668)	379,278
Share of gain from subsidiaries and VIE	61,666	—	—	—	(61,666)	—
Net income	65,775	27,625	33,636	6,254	(67,515)	65,775

Note:
The elimination includes the intercompany service fee amounting to HK$7.8 million provided by the VIE to the PRC subsidiary.

	For the year ended March 31, 2020
	Parent	Other subsidiaries	PRC subsidiary	The Variable Interest Entity	Eliminations	Consolidated Total
	HK$	HK$	HK$	HK$	HK$	HK$
	(in thousands)
Net cash provided by (used in) operating activities	516	39,226	8,246	(2,343)	—	45,645
Change in amount due from group companies	—	(110)	—	—	110	—
Other investing activities	2,501	(25,231)	—	6	(110)	(22,834)
Net cash provided by (used in) investing activities	2,501	(25,341)	—	6	—	(22,834)
Change in amount due to group companies	110	—	—	—	(110)	—
Other financing activities	(3,017)	(8,349)	—	—	110	(11,256)
Net cash used in financing activities	(2,907)	(8,349)	—	—	—	(11,256)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HYPEBEAST
The following discussion and analysis provides information which Hypebeast’s management believes is relevant to an assessment and understanding of Hypebeast’s results of operations and financial condition. This discussion and analysis should be read together with “Selected Historical Combined and Consolidated Financial Data of Hypebeast” and the audited and unaudited interim condensed historical consolidated financial statements and related notes that are included elsewhere in this proxy statement/prospectus. This discussion and analysis should also be read together with Hypebeast’s pro forma consolidated financial information in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. For more information about forward-looking statements, see the section titled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this proxy statement/prospectus.
Hypebeast’s consolidated financial statements have been prepared in accordance with IFRS. All amounts are in U.S. dollars except as otherwise indicated. For more information about the basis of presentation of Hypebeast’s consolidated financial statements, see the section titled “Basis of Presentation” and Note 3 to Hypebeast’s audited historical consolidated financial statements included elsewhere in this proxy statement/prospectus.
Certain figures, such as interest rates and other percentages included in this section, have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in Hypebeast’s consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.
Throughout this section, unless otherwise noted “we,” “us,” “our” and the “Company” refer to Hypebeast and its consolidated subsidiaries.
Company Overview
We are a global digital media and retail company primarily engaged in (i) the provision of digital media content, creative agency services and online advertising for global brands; and (ii) the sale of goods through our online and offline retail platforms. Our community of followers and visitors are a coveted target market for our digital media and agency brand partners and also a natural customer base for our e-commerce and retail segment. Our editorial, digital media, creative agency and e-commerce offerings work in tandem and provide synergistic impact on our digital platform following, our digital media and creative agency revenue expansion as well as e-commerce and retail growth.
We have a track record of steady and profitable revenue growth during the past few years. Our total revenue was HK$751.4 million in the fiscal year ended March 31, 2020, which decreased to HK$674.2 million (US$86.6 million) in the fiscal year ended March 31, 2021 due to the impact of the COVID-19 pandemic. Our revenue increased from HK$285.5 million for the six months ended September 30, 2020 to HK$440.8 million (US$56.6 million) for the six months ended September 30, 2021, in line with the recovery in our business during the post-COVID-19 pandemic period. Our profit for the year showed robust growth over the same period, which increased from HK$65.8 million in the fiscal year ended March 31, 2020 to HK$70.6 million (US$9.1 million) in the fiscal year ended March 31, 2021. Further, our profit for the year increased from HK$20.9 million for the six months ended September 30, 2020 to HK$63.0 million (US$8.1 million) for the six months ended September 30, 2021.
Current Situation with Regards to COVID-19
On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which we operate.
The COVID-19 outbreak has resulted in suspension of or slowdown in certain businesses in certain countries and regions that we operate in to various extents, including mainland China, Hong Kong, the United States, the United Kingdom, Korea and Japan, which has resulted in disruptions or delays to the delivery of a portion of our planned physical advertising campaigns as well as our customers’ purchases through our online and offline retail platforms. However, the COVID-19 pandemic also accelerated the digitalization of advertising as global brands shifted marketing dollars from traditional marketing channels to digital channels. As such, for the media segment, we forecast positive developments going forward, and for the e-commerce and retail segment, we expect to undergo more rapid expansion after governments lift pandemic-related restrictions and stabilize supply chain disruptions.
Given the impacts of the COVID-19 pandemic, our total revenue decreased from HK$751.4 million in the fiscal year ended March 31, 2020 to HK$674.2 million (US$86.6 million) in the fiscal year ended March 31, 2021. Specifically, our revenue from the media segment decreased from HK$473.5 million in the fiscal year ended March 31, 2020 to HK$447.4 million (US$57.5 million) in the fiscal year ended March 31, 2021, and our revenue from the e-commerce and retail segment decreased from HK$277.8 million to HK$226.8 million (US$29.1 million). As the COVID-19 situation and the corresponding containment measures abated, our revenues increased from HK$285.5 million for the six months ended September 30, 2020 to HK$440.8 million (US$56.6 million) for the six months ended September 30, 2021, during which time our revenue from the media segment increased from HK$172.6 million to HK$326.9 million (US$42.0 million), and our revenue from the e-commerce and retail segment increased from HK$112.8 million to HK$113.9 million (US$14.6 million).
Throughout the pandemic, we have taken temporary precautionary measures intended to help minimize the risk of the virus to our employees, including encouraging employees to utilize the work from home policy, maintaining good personal hygiene and implementing social distancing protocol for all work conducted onsite.
As the COVID-19 pandemic’s intensity wanes and pandemic-related restrictions continue to ease, our events production and offline partnerships under the media segment have already recovered to pre-COVID-19 levels. We expect the demand for offline campaigns and activations to resume and grow as global marketing spend continues to expand. However, concerns about the transmission of COVID-19 and mandates or orders from government authorities could continue to affect consumer behavior, leading to changes in spending. There remain significant uncertainties surrounding COVID-19, including the existing and new variants of COVID-19, and its further development as a global pandemic, including the effectiveness of vaccine programs against existing and any new variants of COVID-19.
As the COVID-19 pandemic continues to evolve, the ultimate extent of the impact on our businesses, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the outbreak, the pandemic’s impact on Hong Kong, mainland China, the United States and global economies and the timing, scope and effectiveness of governmental responses to the pandemic.
Key Factors Affecting Hypebeast’s Performance
We believe that our performance and future success is dependent on multiple factors that both present themselves as significant opportunities and pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “Risk Factors.”
Change of overall economic conditions
Some of our digital media customers are from the fashion, luxury goods and consumer industries. The revenue and growth of these industries are highly sensitive to the general economic performance regionally and globally. Should these industries suffer a downturn or be affected by fluctuations in the macroeconomic conditions, the branding and marketing budgets of brand owners and advertising agencies conducting business with us may be adversely affected. As budgets of brand owners and advertising agencies are closely related to the economic trend, we are indirectly exposed to the economic factors and risks that affect such brand owners and advertising agencies, such as the economic conditions of the United States, European countries, Hong Kong, mainland China and other Asian countries, general industry trends, shift in consumption behavior of consumers and government policies. Our e-commerce platform would also be adversely affected if consumers are less willing to spend money on fashionable or luxury items due to economic downturn. This would have an impact on our business and financial performance.
Our ability to offer digital media content and e-commerce products that attract customers
We believe that our ability to provide services satisfactory to the brand owners and advertising agencies is critical to the success of our media segment. Therefore, we must keep abreast of the emergence of new digital media services in order to keep up with the changing demand of brand owners and advertising agencies. Should we fail to stay ahead of the industry trend and rapidly respond to the latest developments and the needs of our digital media customers in terms of offerings and pricing of our services, the continual growth of our business may be affected. To maintain our competitiveness, our digital media platforms and social media platforms are constantly updated to provide up-to-date information on fashion, lifestyle, technology, art and entertainment, culture, music and other topics that appeals to our followers.
For our e-commerce business, we believe that constantly changing product trends and consumer preferences have affected and will continue to affect the e-commerce industry. We must stay abreast of emerging consumer preferences and anticipate product trends that appeal to existing and potential online shoppers, and any failure to identify and respond to such trends could result in decreased number of shoppers to our e-commerce platform. This may in turn lead to significant adverse effects on our business performance, financial condition and results of operations.
Service and product mix
Our profitability and results of operations are affected by our service and product mix. We mainly provide advertising services under the media segment, including the provision of advertisement services and spaces and creative agency services. Our e-commerce and retail segment includes sales of variety of third-party branded products in our online and offline platforms. Our gross profit margins vary between business segments attributable to our different product and service portfolios. Our service and product mix may change over time and the magnitude of such change has affected, and is expected to continue to affect, our financial performance as different products or services generate different gross profits depending on factors such as cost structures and marketing, promotional and pricing strategies. The fluctuation of our overall gross profit margin was principally attributable to change in sales mix in our services and products. Going forward, we will continue to evaluate and adjust portfolio of our service and product offerings from time to time so as to focus on products with higher profit margins, greater market demand and better potential to maintain or increase our profitability.
Attraction and retention of talented staff and staff costs
We believe our employees are one of our most important assets in order to grow and manage our business successfully. We intend to continue to invest in hiring and retaining talented employees. In the fiscal year ended March 31, 2020 and 2021 and for the six months ended September 30, 2021, we retained a management team with extensive industry experiences and a creative workforce. As of September 30, 2021, we had 404 employees. We expect to grow our headcount in selected functions, particularly in editorial, production and sales and marketing functions.
We believe that it is important to continually develop and train our hired personnel and upskill our key existing employees in order to maintain and improve our businessperformance. As part of our continuing efforts to enhance the quality of our service, we will encourage our staff to attend internal and external training to keep abreast of latest developments in order to support our business growth.
Moreover, we believe that a positive work environment encourages better staff relations and enhanced quality of service by motivated staff, leading to greater employee retention. We are committed to foster a work environment which attracts and inspires people to excel in their work performance by implementing an incentive scheme to align remuneration with performance.

Effectiveness of sales and marketing efforts
We believe attracting visitors to our digital media platforms in a cost-efficient way and converting them into profitable online shoppers of our e-commerce platform is critical to our continued growth. We have incurred and will continue to incur significant expenses in marketing through a broad range of channels to drive website traffic, acquire new customers, grow revenue and enhance our overall brand awareness. Marketing expenses include expenses for online marketing, such as via search engine marketing and social media platform. In addition, we believe that our brand and digital media platforms are highly effective marketing channels for our e-commerce business. Visitors of our digital media platforms and accounts on social media platforms may find an item we reported to be of particular interest and our e-commerce and retail platform to be able to provide a convenient way for them to purchase the item.
Basis of Presentation
Since the listing of the Shares on the Stock Exchange, the Company has been preparing its consolidated financial statements in accordance with HKFRSs. Taking into account the potential dual-listing status of the Company upon completion of the Merger and with a view to ensure transparency of financial information provided to the shareholders and potential investors of the Company, the Company has changed its accounting standards from HKFRSs to IFRSs. HKFRSs have converged with IFRSs. The consolidated financial statements include the accounts of the Company, entities (including the VIE Entity) controlled by the Company, and its wholly owned subsidiaries. Control is achieved when the Company (1) has power over the investee; (2) is exposed, or has rights, to variable returns from its involvement with the investee; and (3) has the ability to use its power to affect its returns.
All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the group are eliminated in full on consolidation. Exchange differences arising on the settlement of monetary items, and on retranslation of monetary items, are recognized in profit or loss in the period in which they arise.
Components of Results of Operations
Revenue
We generate revenue from: (1) the media segment, which includes provision of advertising spaces, provision of services for creative agency projects and publication of magazines and (2) the e-commerce and retail segment, which includes operation of online and offline retail platform for the sale of third-party branded clothing, shoes and accessories and commission fee from consignment sales.
Revenue from the media segment comes from the following channels:
(a)   for the provision of advertising spaces, revenue is recognized based on insertion order agreed by both parties using output method over the period that the advertisement launched. The normal credit term is 30 to 60 days in accordance with the invoice date;
(b)   for provision of services for creative agency projects, we engage in project-based production of advertisement (including photo shooting, video production and editorial work prior to the publishing on advertising spaces) based on customers’ specifications. Revenue from the provision of services for large-scale projects is recognized based on the agreed payment schedule pursuant to the contracts using output method over the period of the projects; revenue from the provision of services for smallscale projects is recognized when the completed advertisement is delivered to customers, being the point when the customer obtains the control of the advertisement and we have present right to payment and collection of the consideration is probable. The normal credit term is 30 to 60 days in accordance with the invoice date for both large-scale and small-scale projects; and
(c)   for publication of magazines, we sell magazines to our customers and will also charge for its corresponding delivery. Magazines are typically offered for sale through our online retail platform.
Revenue from the e-commerce and retail segment comes from the following channels:

(a)   for the sales of goods through online and offline retail platform, we sell branded clothing, shoes, accessories and lifestyle products through our online and offline retail platform to customers in Hong Kong, mainland China, the United States, and other overseas countries. Revenue from sales of goods through online and offline retail platform is recognized when the goods is shipped/delivered to customers, being the point when the customer obtains the control of the goods and we have present right to payment and collection of the consideration is probable. We typically receive payment in full before the sales orders processed; and
(b)   for commission fee from consignment sales, we act as consignee for certain suppliers on selling their clothing, shoes and accessories and lifestyle products to customers through our online retail platform on consignment basis. We are an agent under the consignment sales contracts as our performance obligation is to sell the products supplied by a third party and therefore do not control such products. Accordingly, we recognize revenue in the amount of commission to be received pursuant to the consignment sales contracts when the goods are shipped/delivered to customers, being the point when the customer obtains the control of the goods and we have present right to payment and collection of the consideration is probable. We typically receive payment in full before the consignment sales orders processed.
Cost of Revenue
Our cost of e-commerce and retail revenue consists primarily of procurement costs, shipping and handling costs and digital platform cost.
Our cost of media segment revenue consists primarily of campaign production costs, digital content creation cost, digital platform cost, and headcount related costs, such as salaries and related personnel expenses.
Selling and Marketing Expenses
Our selling and marketing expenses consists of commissions, personnel and operating expenses related to distribution of goods, expenses related to branding and promotional activities, headcount related costs, such as salaries and related personnel expenses.
We expect our selling and marketing expenses to increase steadily for the foreseeable future as we invest to support the growth of our regional expansion and to build out our sales force and marketing capabilities.
Administrative and Operating Expenses
Our administrative and operating expenses consist primarily of personnel-related expenses for employees involved in general corporate functions, including executive and administration, legal, human resources, accounting, finance, tax, and information technology. Personnel-related expenses primarily include salaries and benefits. In addition, general and administrative expenses also include allocated facilities costs, such as office, rent, and depreciation expenses, professional services fees and other general corporate expenses.
We expect our general and administrative expenses to increase as we scale up our headcount with the growth of our business and as a result of operating as a U.S.-listed public company, including compliance with the rules and regulations of the Securities Exchange Commission, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.
Finance Costs
Our finance costs primarily consists of interest on bank borrowings and lease liabilities.
Other Income, other Gains and Losses
Our other income, other gains and losses primarily consists of exchange gains and losses and penalty on customers for overdue settlement.

Income Tax Expense
Our income tax expense primarily consists of current tax expenses. Currently, the Hong Kong Profits Tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million. The basic tax rate of our PRC subsidiary is 25%. Taxation arising in other jurisdictions is calculated at the rates prevailing in the relevant jurisdiction.
Results of Operations
Comparison of Six Months Ended September 30, 2021 to Six Months Ended September 30, 2020
Our unaudited results of operations for the six months ended September 30, 2021 and 2020 are presented below:
	For the six months ended September 30,
	2020		2021
	HK$’000%		HK$’000	US$’000%
	(Unaudited)			(Unaudited)
Revenue	285,452	100.0	440,837	56,626	100.0
Cost of revenue	(157,556)	(55.2)	(182,475)	(23,439)	(41.4)
Gross profit	127,896	44.8	258,362	33,187	58.6
Other income, other gains and losses	3,597	1.3	219	28	0.0
Selling and marketing expenses	(49,695)	(17.4)	(71,427)	(9,175)	(16.2)
Administrative and operating expenses	(53,581)	(18.8)	(93,465)	(12,006)	(21.2)
Impairment losses under expected credit losses model, net of reversal	(162)	(0.1)	(11,870)	(1,525)	(2.7)
Finance costs	(921)	(0.3)	(2,281)	(293)	(0.5)
Profit before tax	27,134	9.5	79,538	10,216	18.0
Income tax expense	(6,245)	(2.2)	(16,564)	(2,128)	(3.8)
Profit for the period	20,889	7.3	62,974	8,088	14.2
Other comprehensive income:
Item that may be reclassified subsequently to profit or loss:
Exchange differences arising on translation of foreign operations	47	0.0	901	116	0.2
Total comprehensive income for the year	20,936	7.3	63,875	8,205	14.4
Earnings per share
Basic (HK cents)	1.03		3.07
Diluted (HK cents)	1.02		3.06
Revenue
Our total revenue of HK$440.8 million (US$56.6 million) for the six months ended September 30, 2021 comprised of HK$326.9 million (US$42.0 million) of revenue from the media segment and HK$113.9 million (US$14.6 million) from the e-commerce and retail segment. Our total revenue of HK$285.5 million for the six months ended September 30, 2020 comprised of HK$172.6 million of revenue from the media segment and HK$112.8 million from the e-commerce and retail segment.
Our revenue increased by HK$155.3 million, or 54.4%, from HK$285.5 million for the six months ended September 30, 2020 to HK$440.8 million (US$56.6 million) for the six months ended September 30, 2021.

The significant increase in revenue was primarily due to the significant increase in revenue from the media segment from HK$172.6 million for the six months ended September 30, 2020 to HK$326.9 million (US$42.0 million) for the six months ended September 30, 2021. This is in turn attributable to (i) the significant increase in the revenue from provision of advertising spaces from HK$72.9 million to HK$188.8 million (US$24.2 million) and (ii) the significant increase in the revenue from provision of services for creative agency projects from HK$99.5 million to HK$138.1 million (US$17.7 million) in the same periods, due to softer comparatives for the six months ended September 30, 2020 due to COVID-19 and record high total signed contract value, which represents an increase of 54.4% as compared to the six months ended September 30, 2020 overall and 148.1% in our core markets.
The revenue from our e-commerce and retail segment increased from HK$112.8 million for the six months ended September 30, 2020 to HK$113.9 million (US$14.6 million) for the six months ended September 30, 2021 primarily due to an increase in proportion of full price items and the improvements in sell-through rates.
Cost of Revenue
Our cost of revenue increased by HK$24.9 million, or 15.8%, from HK$157.6 million for the six months ended September 30, 2020 to HK$182.5 million (US$23.4 million) for the six months ended September 30, 2021, which was primarily due to the increase in cost of revenue from the media segment from HK$85.7 million for the six months ended September 30, 2020 to HK$120.0 million (US$15.4 million) for the six months ended September 30, 2021. This is in turn primarily attributable to the resumption of productions and strong performance in the media segment in the six months ended September 30, 2021, which led to the increase in campaign production costs.
Selling and Marketing Expenses
Our selling and marketing expenses increased by HK$21.7 million, or 43.7%, from HK$49.7 million for the six months ended September 30, 2020 to HK$71.4 million (US$9.2 million) for the six months ended September 30, 2021. The significant increase was primarily due to increase in (i) the new headcounts within our brand partnership team to drive current and future revenue and business growth; (ii) variable commission paid for the respective size of our contracts and the level of production within our contractual pipeline for the relevant period; and (iii) spending in our social media marketing and advertising for digital and e-commerce platforms.
Administrative and Operating Expenses
Our administrative and operating expenses increased by HK$39.9 million, or 74.4%, from HK$53.6 million for the six months ended September 30, 2020 to HK$93.5 million (US$12.1 million) for the six months ended September 30, 2021. The significant increase was primarily due to the fact that, for the six months ended September 30, 2020, we enjoyed more favorable policy from government subsidies and we adopted management-led cost-savings measures during the COVID-19 pandemic.
Finance Costs
Our finance costs increased by HK$1.4 million, or 147.7%, from HK$0.9 million for the six months ended September 30, 2020 to HK$2.3 million (US$0.3 million) for the six months ended September 30, 2021. The significant increase was primarily due to an increase in interest on lease liabilities, partially offset by the decrease in interest on bank borrowings.
Other Income, other Gains and Losses
Our other income, other gains and losses decreased by HK$3.4 million, or 93.9%, from HK$3.6 million for the six months ended September 30, 2020 to HK$0.2 million (US$28.1 thousand) for the six months ended September 30, 2021. The significant decrease was primarily due to fluctuations in foreign currency exchange rates and decrease in penalty on customers for overdue settlement, partially offset by gain on disposal of property, plant and equipment. In the six months ended September 30, 2020 and the six months ended September 30, 2021, we were exposed to foreign exchange differences between the HK$ and US$, Euro and

RMB arising from our foreign currency denominated accounts receivable, accounts payable and cash balances. In addition, to enhance the turnover of our trade receivables and hence financial liquidity, we maintained a late payment fee policy on customers and applied surcharges for overdue settlements with a determined rate over the overdue balances agreed by customers stated on the payment term.
Comparison of Year Ended March 31, 2021 to Year Ended March 31, 2020
Our results of operations for the years ended March 31, 2021 and 2020 are presented below:
	For the year ended March 31,
	2020		2021
	HK$’000%		HK$’000	US$’000%
Revenue	751,367	100.0	674,212	86,604	100.0
Cost of revenue	(372,089)	(49.5)	(340,085)	(43,685)	(50.4)
Gross profit	379,278	50.5	334,127	42,919	49.6
Other income, other gains and losses	(4,450)	(0.6)	3,177	408	0.4
Selling and marketing expenses	(158,831)	(21.1)	(112,791)	(14,488)	(16.7)
Administrative and operating expenses	(125,958)	(16.8)	(125,005)	(16,057)	(18.5)
Impairment losses under expected credit losses model, net of reversal	(973)	(0.1)	(4,795)	(616)	(0.7)
Finance costs	(1,356)	(0.2)	(1,622)	(208)	(0.3)
Share of results of joint ventures	(1,333)	(0.2)	—	—	—
Profit before tax	86,377	11.5	93,091	11,958	13.8
Income tax expense	(20,602)	(2.7)	(22,507)	(2,891)	(3.3)
Profit for the period	65,775	8.8	70,584	9,067	10.5
Other comprehensive (expense) income:
Item that may be reclassified subsequently to profit or loss:
Exchange differences arising on translation of foreign operations	(54)	0.0	3,934	505	0.6
Total comprehensive income for the year	65,721	8.8	74,518	9,572	11.1
Earnings per share
Basic (HK cents)	3.26		3.47
Diluted (HK cents)	3.21		3.45
Revenue
Our total revenue of HK$674.2 million (US$86.6 million) for the year ended March 31, 2021 comprised of HK$447.4 million (US$57.5 million) of revenue from the media segment and HK$226.8 million (US$29.1 million) from the e-commerce and retail segment. Our total revenue of HK$751.4 million for the year ended March 31, 2020 comprised of HK$473.5 million of revenue from the media segment and HK$277.8 million from the e-commerce and retail segment.
Our revenue decreased by HK$77.2 million, or 10.3%, from HK$751.4 million for the year ended March 31, 2020 to HK$674.2 million (US$86.6 million) for the year ended March 31, 2021.
The decrease in revenue was primarily due to the decrease in revenue from the e-commerce and retail segment from HK$277.8 million for the year ended March 31, 2020 to HK$226.8 million (US$29.1 million) for the year ended March 31, 2021. This is in turn primarily attributable to the decrease in the revenue from sales of goods through online retail platform from HK$275.5 million to HK$224.4 million (US$28.8 million) in the same periods due to a management-imposed restriction on the inventory purchases for the Fall/Winter 2020 Season as a measure of risk management to navigate pandemic-related uncertainties during the reporting period, which was lifted in the Spring/Summer 2021 Season to serve demand growth and led to significantly increased inventory sell through rates and partially mitigated by the sale of our highly popular product offerings and the resumption of discounting and sell-through to healthy levels.
The revenue from our media segment also decreased from HK$473.5 million for the year ended March 31, 2020 to HK$447.4 million (US$57.5 million) for the year ended March 31, 2021, primarily attributable to the decrease in revenue from provision of advertising spaces from HK$267.8 million to HK$215.6 million (US$27.7 million) in the same periods. This is due to COVID-related lockdown measures, which led several endemic brand customers in the retail, fashion and luxury industry that were exposed to physical retail lockdowns to adjust their marketing spending in the first half of fiscal year ended March 31, 2021, which experienced resurgence in the second half of fiscal year ended March 31, 2021 and was mitigated by an increased marketing spending from non-endemic brand customers in the alcohol, e-gaming and consumer technology industries that gained traction from stay-at-home and lockdown trends, mitigated by the increase in revenue from provision of services for creative agency projects from HK$203.6 million to HK$231.5 million (US$29.7 million) in the same periods due to the increasing shift from traditional advertising channels to online channels by the brand owners and advertising agencies in anticipation of post-COVID rebound as well as the continued growth of our user base as we continue to solidify ourselves as the go-to destination for cultural enthusiasts who follows the latest trends.
Cost of Revenue
Our cost of revenue decreased by HK$32.0 million, or 8.6%, from HK$372.1 million for the year ended March 31, 2020 to HK$340.1 million (US$43.7 million) for the year ended March 31, 2021. The decrease was primarily due to the impact of the COVID-19 pandemic, which further led to the decrease in (i) cost of revenue from the e-commerce and retail segment from HK$174.7 million for the year ended March 31, 2020 to HK$137.8 million (US$17.7 million) for the year ended March 31, 2021. This is in turn primarily attributable to the decrease in product and inventory related costs of our e-commerce business due to overall lower levels of sales and inventory volume; (ii) direct staff costs with the effect of government subsidies and streamlined team size, despite the increase in campaign production costs due to resume of productions.
Selling and Marketing Expenses
Our selling and marketing expenses decreased by HK$46.0 million, or 29.0%, from HK$158.8 million for the year ended March 31, 2020 to HK$112.8 million (US$14.5 million) for the year ended March 31, 2021. The decrease was primarily due to the impact of COVID-19 pandemic, which led to the decrease in (i) associated distribution charges in our e-commerce business, (ii) spending in our social media marketing and advertising for digital and e-commerce platforms due to a shift to more cost effective channels, and (iii) variable commission paid for the respective size of our contracts and level of production within our contractual pipeline for the year.
Administrative and Operating Expenses
Our administrative and operating expenses kept stable at HK$126.0 million for the year ended March 31, 2020 and HK$125.0 million (US$16.1 million) for the year ended March 31, 2021, primarily due to the impact of COVID-19 pandemic, which led to the decrease in travel expenses for the business trip arrangement, offset by the increase in rental and utilities cost for the new headquarters in Hong Kong and the office and retail premise in the lower East Side neighborhood of Manhattan, which will host our offline retail store alongside our offices in the East Coast in the U.S.
Finance Costs
Our finance costs increased by HK$0.3 million, or 19.6%, from HK$1.4 million for the year ended March 31, 2020 to HK$1.6 million (US$0.2 million) for the year ended March 31, 2021. The increase was primarily due to an increase in lease liabilities related to our office and retail premise expansion, partially offset by a decrease in bank borrowings outstanding.

Other Income, other Gains and Losses
Our other income, other gains and losses was HK$3.2 million (US$0.4 million) for the year ended March 31, 2021, compared with an expense of HK$4.5 million for the year ended March 31, 2020. The change was primarily due to fluctuations in foreign currency exchange rates, penalty on customers for overdue settlement and bank interest income, partially offset by loss on disposal of property, plant and equipment. In the fiscal years ended March 31, 2021 and 2020, we were exposed to foreign exchange differences between the HK$ and US$, Euro and RMB arising from our foreign currency denominated accounts receivable, accounts payable and cash balances. In addition, to enhance the turnover of our trade receivables and hence financial liquidity, we maintained a late payment fee policy on customers and applied surcharges for overdue settlements with a determined rate over the overdue balances agreed by customers stated on the payment term.
Liquidity and Capital Resources
Our primary uses of cash are for operating expenses and capital expenditure, which have been funded through a combination of cash generated from our operations and bank borrowings. As of September 30, 2021, we had current assets of HK$560.5 million (US$72.0 million), trade and other payables of HK$136.9 million (US$17.6 million) and net current assets of HK$373.3 million (US$48.0 million). Our profit for the period was HK$63.0 million (US$8.1 million) for the six months ended September 30, 2021 and HK$20.9 million for the six months ended September 30, 2020. Our total interest-bearing bank borrowings as of September 30, 2021 were approximately HK$8.8 million (US$1.1 million), and current ratio remained at approximately 3.0 times as of September 30, 2021. These bank borrowings were denominated in HK dollar and Pound Sterling, due within one year, and the interest rates applied were primarily subject to floating rate terms. As of September 30, 2021, we had HK$70.5 million (US$9.1 million) available credit facilities comprising of revolving loans, term loan, trade loan, tax loan and bank guarantee. As of September 30, 2021, we had bank balances and cash of HK$254.7 million (US$32.7 million) and pledged bank deposits of HK$10 million (US$1.28 million), which we placed to a bank to secure banking facilities to us that carry interest at prevailing market rates of 1.85% per annum. Our profit for the year was HK$70.6 million (US$9.1 million) in the fiscal year ended March 31, 2021 and HK$65.8 million in the fiscal year ended March 31, 2020.
We believe that our cash on hand following the consummation of the Business Combination, including the net proceeds from ISAA’s cash in trust (assuming no redemptions by ISAA’s stockholders), and the PIPE will be sufficient to meet its working capital and capital expenditure requirements for at least the next 12 months from the date of this proxy statement/prospectus and sufficient to fund its operations. We may, however, need additional cash resources due to changed business conditions or other developments, including disruptions due to the COVID-19 pandemic, uncertainties of market fluctuation and regulatory changes. To the extent that our current resources are insufficient to satisfy its cash requirements, we may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease its level of investment in product development or delay, scale back or abandon all or part of our growth strategy, which could have an adverse impact on our business and financial prospects.
Cash Flows Summary
Presented below is a summary of our operating, investing, and financial cash flows:
	For the year ended March 31,			For the six months ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
				(Unaudited)
Cash flows generated from operating activities	45,645	195,715	25,140	103,643	69,632	8,944
Cash flows used in investing activities	(22,834)	(12,264)	(1,575)	(66)	(22,461)	(2,885)
Cash flows used in financial activities	(11,256)	(43,027)	(5,527)	(26,636)	(2,728)	(350)

	For the year ended March 31,			For the six months ended September 30,
	2020	2021		2020	2021
	HK$’000	HK$’000	US$’000	HK$’000	HK$’000	US$’000
				(Unaudited)
Effect of foreign exchange rate changes	(31)	1,900	244	35	701	90
Net increase in cash and cash equivalents	11,555	140,424	18,038	76,941	44,443	5,709
Cash and cash equivalent at beginning of the year/period	55,727	67,251	8,639	67,251	209,575	26,920
Cash and cash equivalent at end of the year/period	67,251	209,575	26,920	144,227	254,719	32,719

Cash Flows from Operating Activities
During the six months ended September 30, 2021, net cash generated from operating activities was HK$69.6 million (US$8.9 million). The primary factors affecting operating cash flows during this period were a profit before tax of HK$79.5 million (US$10.2 million), after adjusting for (i) non-cash charges of HK$30.4 million (US$3.9 million), consisting primarily of depreciation of right-of-use assets of HK$10.3 million (US$1.3 million) arisen from the existing leases of offices and warehouses and a newly entered lease for the coffee shop in South Korea, impairment losses recognised on amount due from a joint venture of HK$9.1 million (US$1.2 million) due to the collectability of the balance after assessing the financial information of the joint venture and share-based payment expense of HK$3.2 million (US$0.4 million) for the existing share options granted to directors and employees; (ii) net changes in operating assets and liabilities of HK$31.3 million (US$4.0 million), consisting primarily of increase in inventories of HK$12.2 million (US$1.6 million) due to the resume of inventory purchase to the levels of pre-COVID-19 pandemic period, increase in trade and other receivables of HK$39.3 million (US$5.1 million) due to increased trade receivables following the robust strength in recovery in revenue, and increase in trade and other payables of HK$19.0 million (US$2.4 million) due to accrual for staff bonus and commission payable to staff following the increase in media campaigns executed; and (iii) payment of income taxes of HK$9.0 million (US$1.2 million).
During the year ended March 31, 2021, net cash generated from operating activities was HK$195.7 million (US$25.1 million). The primary factors affecting operating cash flows during this period were a profit before tax of HK$93.1 million (US$12.0 million), after adjusting for (i) non-cash charges of HK$42.1 million (US$5.4 million), consisting primarily of depreciation of right-of-use assets of HK$21.3 million (US$2.7 million) arisen from the existing leases of offices and warehouses and commencement of lease of a seven storey building in the United States and share-based payment expense of HK$7.0 million (US$0.9 million) for the existing and new share options granted to directors and employees; (ii) net changes in operating assets and liabilities of HK$83.9 million (US$10.8 million), consisting primarily of decrease in inventories of HK$28.0 million (US$3.6 million) due to the promotion and sell-through of pre-existing inventories throughout first half of the year ended March 31, 2021, increase in trade and other payables of HK$27.5 million (US$3.5 million) due to accrual for campaign cost and commission payable to staff following the strong growth and recovery of revenue in in the second half of fiscal year 2021, and decrease in trade and other receivables of HK$23.5 million (US$3.0 million) due to the collection efforts of trade receivables; and (iii) payment of income taxes of HK$23.4 million (US$3.0 million).
During the year ended March 31, 2020, net cash generated from operating activities was HK$45.6 million. The primary factors affecting operating cash flows during this period were a profit before tax of HK$86.4 million, after adjusting for (i) non-cash charges of HK$29.1 million, consisting primarily of depreciation of right-of-use assets of HK$13.3 million arisen from the existing leases of offices and warehouses and share-based payment expense of HK$6.4 million for the existing and new share options granted to directors and employees; (ii) net changes in operating assets and liabilities of HK$47.8 million, consisting primarily of increase in trade and other receivables of HK$50.7 million due to slowed down collection of trade receivables following the outbreak of COVID-19 pandemic, partially offset by decrease in contract assets of HK$7.1 million due to the completion of contracts during the year ended 31 March, 2020 that implied the unconditional rights for the receivables; and (iii) payment of income taxes of HK$22.0 million.

Cash Flows Used in Investing Activities
Cash used in investing activities primarily relate to placement and withdrawal of pledged bank deposits and purchase of property, plant and equipment, as we continue to invest in our business infrastructure and scale our operations.
Net cash used in investing activities was HK$22.5 million (US$2.9 million) for the six months ended September 30, 2021 and HK$66.0 thousand for the six months ended September 30, 2020. In both periods, this primarily consisted of cash outflows for purchase of property, plant and equipment (mainly consisted of renovation cost for the retail and office premises in the US and for the warehouse in Hong Kong, respectively) amounting to HK$21.3 million (US$2.7 million) and HK$6.3 million, respectively. The proceeds from disposal of property, plant and equipment of HK$1.3 million (US$0.2 million) for the six months ended September 30, 2021 and the withdrawal of pledged bank deposits of HK$5.6 million for the six months ended September 30, 2020 partially offset the cash outflow in the respective periods.
Net cash used in investing activities was HK$12.3 million (US$1.6 million) for the year ended March 31, 2021 and HK$22.8 million for the year ended March 31, 2020. In both periods, this primarily consisted of cash outflows for purchase of property, plant and equipment of HK$16.9 million (US$2.2 million) and HK$7.1 million in the respective periods, and placement of pledged bank deposits of HK$10.0 million (US$1.3 million) and HK$25.6 million in the respective periods. Such cash outflows are partially offset by withdrawal of pledged bank deposits of HK$15.6 million (US$2.0 million) and HK$16.7 million in the respective periods.
Cash Flows from Financial Activities
Net cash used in financial activities was HK$2.7 million (US$0.3 million) for the six months ended September 30, 2021, which primarily related to repayments of lease liabilities of HK$10.4 million (US$1.3 million).
Net cash used in financial activities was HK$43.0 million (US$5.5 million) for the year ended March 31, 2021, which was primarily due to repayments of bank borrowings of HK$34.1 million (US$4.4 million) and repayments of lease liabilities of HK$19.1 million (US$2.5 million), which was partially offset by proceeds from bank borrowings of HK$7.3 million (US$0.9 million).
Net cash used in financial activities was HK$11.3 million for the year ended March 31, 2020, which was primarily due to repayments of bank borrowings of HK$60.1 million and repayments of lease liabilities of HK$12.8 million, which was partially offset by proceeds from bank borrowings HK$66.0 million.
Recent Accounting Pronouncements
For a discussion of our new and amendments to IFRSs in issue but not yet effective, see Note 2 to our consolidated financial statements included elsewhere in this proxy statement/prospectus.
Off-Balance Sheet Commitments and Arrangements
During the periods presented, we did not have any off-balance sheet commitments or arrangements.
Critical Accounting Policies and Estimates
An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.
We prepare our consolidated financial statements in conformity with IFRS issued by the International Accounting Standards Board, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.
The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our consolidated financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.
Revenue Recognition
We recognize revenue in accordance with IFRS 15, Revenue from Contracts with Customers, when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer. A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.
Control is transferred over time and revenue is recognised over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:
•
the customer simultaneously receives and consumes the benefits provided by the our performance as we perform;

•
our performance creates or enhances an asset that the customer controls as we perform; or

•
our performance does not create an asset with an alternative use to us and we have an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognised at a point in time when the customer obtains control of the distinct good or service.
Sales of goods through online and offline retail platform
Revenue from sales of goods through online and offline retail platform is therefore recognised at a point in time when the goods is shipped/delivered to customers, being at the point that the customer obtains the control of the goods and we have present right to payment and collection of the consideration is probable.
Taking into consideration of the relevant contract terms that entered into with customers on sales of goods through online and offline retail platform, we concluded that we do not have an enforceable right to payment prior to the relevant products shipped/delivered to customers.
Commission fee from consignment sales
Commission fee from consignment sales represents commission received us when we act as consignee for certain suppliers on selling their clothing, shoes and accessories to customers through its online retail platform on consignment basis.
We are an agent under the consignment sales contracts as its performance obligation is to sell the products supplied by another party. In this regards, we do not control the products provided by another party before those goods sold and shipped/ delivered to customers. Accordingly, we recognise revenue in the amount of commission to be received pursuant to the consignment sales contracts and is therefore recognised at a point in time when the goods is shipped/delivered to customers, being at the point that the customer obtains the control of the goods and we have present right to payment and collection of the consideration is probable.
Provision of advertising spaces
Revenue from provision of advertising spaces is recognised over time because the customer simultaneously receives and consumes the benefits provided by our performance as we perform. Revenue is recognised for provision of advertising spaces based on insertion order agreed by both parties using output method over the period that the advertisement launched.
Provision of services for creative agency projects
Creative agency projects consist of project-based production of advertisement (including photo shooting, video production and editorial work prior to the publishing on advertising spaces). The relevant deliverables (i.e. completed advertisement) specified in the contracts are based on customer’s specifications with no alternative use. Creative agency projects comprise of large-scale projects and small-scale projects.
For large-scale projects, we will typically sign a service contract with the customer, taking into consideration of the relevant contract terms, we concluded that we have an enforceable right to payment prior to the completion of the relevant services and delivered to customers. Accordingly, revenue from the provision of services for large-scale projects is therefore recognised based on the agreed payment schedule pursuant to the contracts using output method over the period of the projects.
For small-scale projects, we will typically issue the insertion order to the customer. There is no contract terms to mention an enforceable right to payment prior to the completion of relevant services and delivered to customers. Accordingly, revenue from the provision of services for small-scale projects is therefore recognised at a point in time when the completed advertisement is delivered to customers, being at the point that the customer obtains the control of the advertisement and we have present right to payment and collection of the consideration is probable.
Publication of magazines
We publish our own magazine every quarter and delivers to its customers upon subscription made. Taking into consideration of the relevant contract terms that entered into with customers on the subscription of magazines, we conclude that we do not have an enforceable right to payment prior to the magazines published and shipped/delivered to customers. Revenue from publication of magazines is therefore recognised at a point in time when the published magazines is shipped/delivered to customers, being at the point that the customer obtains the control of the magazines and we have present right to payment and collection of the consideration is probable.
Impairment assessment of trade and unbilled receivables
We perform impairment assessment under expected credit loss (“ECL”) model on trade and unbilled receivables and the amount of ECL is remeasured at each reporting date to reflect changes in credit risk since initial recognition.
Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. We always recognise lifetime ECL for trade and unbilled receivables.
Trade and unbilled receivables that with significant balances or credit-impaired are assessed for ECL individually. The amount of the remaining trade and unbilled receivables are estimated based on collective assessment through grouping of various debtors by geographical locations and then further grouped by past due status of respective trade receivables. We also take into consideration the characteristics like the nature, size and industry of debtors and external credit ratings where available when formulating the grouping. The grouping is regularly reviewed to ensure the constituents of each group continue to share similar credit risk characteristics.
The provision of ECL is sensitive to changes in estimates and estimated loss rates are based on historical observed default rates over the expected life of the debtors and forward-looking information that is reasonable and supportable available without undue costs or effort.
As at March 31, 2020 and 2021, trade and unbilled receivables with gross carrying amounts of HK$123.4 million and HK$134.8 million (US$17.3 million) were assessed collectively with average loss rate from 0.4% to 10.0% and from 0.4% to 12.5% respectively. Trade and unbilled receivables with gross carrying amounts of HK$65.9 million and HK$38.9 million (US$5.0 million) were assessed individually with all are classified as low risk and loss rate of 0.16% in 2020 and 0.10% to 0.20% in 2021 were applied. During the year ended March 31, 2020 and 2021, we recognised impairment losses under ECL model, net of reversal, of HK$1.0 million and HK$0.8 million (US$0.1 million), respectively. During the six months ended 30 September 2020 and 2021, we recognised impairment losses under ECL model, net of reversal, of HK$0.2 million and HK$2.8 million (US$0.4 million), respectively.
Consolidation of the VIE Entity
PRC laws and regulations currently restrict foreign ownership of companies involved in the provision of VAT services and video production business. Accordingly, we, through our wholly foreign-owned subsidiary in the PRC, Beijing Hypbeast, has entered into the following contractual arrangements with Hypebeast Cultural, the VIE Entity, and the Legal Owner that enable us to have deemed control the VIE Entity and be the primary beneficiary of VIE Entity for the accounting purposes, subject to the conditions that we met for consolidation of VIE Entity under IFRS. Such conditions include that (i) we control VIE Entity through power to govern the activities which most significantly impact VIE Entity’s economic performance, and (ii) we are entitled to receive benefits from VIE Entity that could potentially be significant to VIE Entity. Only if we meet the aforementioned conditions, we will be deemed as the primary beneficiary of VIE Entity, and VIE Entity will be treated as our consolidated affiliated entities for the accounting purposes.
We believe we have the power to control the VIE Entity. Specifically, we believe that the terms of the Exclusive Option and Equity Trust Agreement are currently exercisable and legally enforceable under PRC laws and regulations. We also believe that the lowest price of consideration permitted by the applicable PRC law to exercise the option does not represent a financial barrier or disincentive for us to exercise our rights under the Exclusive Option and Equity Trust Agreement. To exercise our rights under the Exclusive Option and Equity Trust Agreement does not require the consent of the VIE Entity or the Legal Owner. Therefore, we believe this gives us the power to direct the activities that most significantly impact the economic performance of our affiliated entities. We believe that our ability to exercise control, together with the Service Agreement and the Equity Pledge Agreement, give us the rights to receive substantially all of the economic benefits from the VIE Entity in consideration for the services provided by Beijing Hypebeast. Accordingly, as the primary beneficiary of the VIE and in accordance with IFRS, we consolidate the VIE Entity’s financial results and assets and liabilities in our consolidated financial statements.
As advised by Hypebeast’s PRC legal counsel, the ownership structures of Beijing Hypebeast and Hypebeast Cultural are not in violation of applicable PRC laws or regulations currently in effect; and the contractual arrangements among Beijing Hypebeast, Hypebeast Cultural and the Hypebeast Cultural’s shareholders governed by PRC law are valid, binding and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect.
However, Hypebeast’s PRC legal counsel has also advised us that as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, and we cannot assure you that the PRC government would agree that our corporate structure or any of the above contractual arrangements comply with current or future PRC laws or regulations. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities may have broad discretion in interpreting these laws and regulations.
Equity-settled share-based payment transactions
Equity-settled share-based payments to our directors who have contributed or will contribute are measured at the fair value of the equity instruments at the grant date.
The fair value of the equity-settled share-based payments without taking into consideration all non-market vesting conditions determined at the grant date is expensed on a straight-line basis over the vesting period, based on the our estimate of equity instruments that will eventually vest, with a corresponding increase in equity (share options reserve). At the end of each reporting period, we revise its estimate of the number of equity instruments expected to vest based on assessment of all relevant non-market vesting conditions. The impact of the revision of the original estimates, if any, is recognised in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the share options reserve. For share options that vest immediately at the date of grant, the fair value of the share options granted is expensed immediately to profit or loss.
When share options are exercised, the amount previously recognised in share options reserve will be transferred to share premium. When share options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognised in share options reserve will be transferred to accumulated profits.
Emerging Growth Company Status
As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company (“EGC”). As such, we will be eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the ISAA IPO, (b) in which we have total annual gross revenue of at least US$1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period.
Internal Control over Financial Reporting
In the course of auditing our consolidated financial statements included in this proxy statement/prospectus, we and our independent registered public accounting firm identified two significant deficiencies in our internal control over financial reporting, which we have begun to address and have a plan to further address. As defined in the standards established by the PCAOB, a “significant deficiency” is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness but important enough to merit attention by those responsible for oversight of the company's financial reporting.
The significant deficiencies identified relate to (i) our insufficient accounting personnel with appropriate knowledge of SEC reporting, and (ii) our lack of formal, comprehensive accounting policies and procedures relating to the application and compliance with SEC reporting.
Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.
We have begun remediation and will continue to implement several measures, including, among others: (i) hiring a chief accounting officer with appropriate knowledge and experience in SEC reporting. The chief accounting officer, together with other experienced accountants, would support our chief financial officer to continue build up a stronger accounting and finance team with a greater understanding of SEC reporting requirements; (ii) organizing regular training for our accounting staff, especially trainings related to SEC reporting requirements. These staff would be kept current with the SEC reporting requirements via various means, such as attending external SEC reporting seminar as well as the getting access of the most updated SEC technical information; (iii) formulating comprehensive accounting policies and procedures that’s tailored to our business. Such policies would include but not limited to (a) compliance reporting checklist for annual report and other SEC filings; and (b) processes to monitor new SEC reporting requirements; (iv) implementing internal controls over financial reporting policies to ensure accounting policies and procedures are operating effectively; and (v) creating relevant SEC reporting policies and procedures manual, which will be maintained, regularly reviewed, updated and readily accessible to accounting personnel. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. our failure to correct these deficiencies or failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.
However, we cannot assure you that all these measures will be sufficient to remediate our significant deficiencies in time, or at all.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to various risks in relation to financial instruments. The main types of risks are foreign currency risk and interest rate risk. While we may enter into hedging contracts from time to time, any changes in the fair value of the contracts could be offset by changes in the underlying value of the transactions being hedged. Furthermore, we currently do not enter into any hedging instrument for cash flow interest rate risk, nor do we currently have a foreign currency hedging policy. Our directors monitor foreign exchange exposure and will consider hedging significant foreign currency exposure should such need arise.
Interest Rates Risk
We are exposed to fair value interest rate risk in relation to lease liabilities and cash flow interest rate risk in relation to variable-rate bank borrowings and bank balances, the latter of which is mainly concentrated on the fluctuation of Hong Kong Dollar Best Lending Rate arising from our Hong Kong dollars denominated borrowings.
If interest rates had been 50 basis points higher/lower for variable rate bank borrowings, with all other variables held constant, our post-tax profit for the year ended March 31, 2020 and 2021 would decrease/increase by HK$137,000 and HK$25,000 (US$3,211), respectively.
Foreign Currency Risk
We undertake certain operating transactions in foreign currency, which exposes us to foreign currency risk mainly related to the fluctuation against US$, Euro and RMB during the years ended March 31, 2020 and 2021. As the HK$ is pegged with the US$ under the Linked Exchange Rate System, and our business operations and strategies involve revenues and expenditures in Euro and RMB, our exposure to the US$, Euro and RMB exchange risk is not significant.
We currently do not have a foreign currency hedging policy. However, management closely monitors foreign exchange exposure and will consider and execute the hedging of significant foreign currency exposure should such need arises.
Credit Risk
Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to us. Our credit risk mainly arises from trade and unbilled receivables and contract assets arising from contracts with customers, amount due from a joint venture, and other receivables and deposits, pledged bank deposits and bank balances.
While we do not hold any collateral or other credit enhancements to cover our credit risks associated with our financial assets, we would charge penalty on certain customers for overdue settlement according to the sales agreement. In addition, we limit our credit risk by, among others, performing impairment assessment on a periodic basis and having our management delegate a team responsible for determination of credit limits and credit approvals. Before accepting any new customer, we use an internal credit scoring system to assess the potential customers’ credit quality and define credit limits by customer. Limits and scoring attributed to customers are reviewed once a year.

Liquidity Risk
We manage liquidity risk by monitoring and maintaining a level of cash and cash equivalents as well as undrawn banking facilities deemed adequate by our directors to finance our operations and mitigate the effects of fluctuations in cash flows. In addition, our directors monitor the utilization of bank borrowings.

OTHER INFORMATION RELATED TO ISAA
Overview
ISAA is a blank check company, incorporated as a Delaware corporation on January 22, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which ISAA refers to as a “target business.” ISAA’s effort to identify prospective target businesses were limited to the branded consumer sector. Within this sector, ISAA planned to focus on verticals that aligned with the experiences and core competencies of its management team — Athletics and Sport-Culture, Apparel and Accessories and Food, Wellness and Lifestyle.
ISAA’s Amended & Restated Certificate of Incorporation provide that it will liquidate the trust account and distribute the funds included therein to the holders of common stock sold in its initial public offering and dissolve if it does not consummate a Business Combination within 24 months from the closing of the IPO.
Offering Proceeds Held in Trust
The registration statement for the ISAA’s IPO was declared effective on June 8, 2021. On June 11, 2021, ISAA consummated its IPO of 15,000,000 Public Shares. The Public Shares were sold at a price of $10.00 per Public Share, generating gross proceeds to ISAA of $150,000,000.
Simultaneously with the closing of the IPO, ISAA consummated the sale of 1,090,000 Private Placement Shares at a price of $10.00 per Private Placement Share in a private placement to the Sponsor, generating gross proceeds of $10,900,000.
ISAA granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional shares to cover over-allotments, if any. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 shares (the “Over-Allotment Shares”), generating gross proceeds of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
Simultaneously with the closing of the exercise of the over-allotment option, the ISAA consummated the sale of 100,800 shares (the “Over-Allotment Private Placement Shares”) at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.
Following the closing of the IPO on June 11, 2021 and the partial exercise of the over-allotment option on June 16, 2021, an amount of $173,472,000 ($10.40 per Public Share) from the net proceeds of the sale of the Public Shares in the IPO, the sale of the Over-Allotment Private Placement Shares and the sale of the Over-Allotment Shares was placed in a U.S.-based Trust Account, and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by ISAA, until the earlier of: (i) the completion of a Merger and (ii) the distribution of the funds held in the Trust Account.
As of the date of this proxy statement/prospectus, ISAA has approximately $387,000 of unused net proceeds that were not deposited into the trust account to pay future general and administrative expenses. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of _______________, 2022, there was $_______________ held in the trust account (including $_______________ of accrued interest which ISAA can withdraw to pay taxes).
Fair Market Value of Target Business
The target business or businesses that ISAA acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its initial business combination, although ISAA may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. ISAA’s board of directors determined that this test was met in connection with the proposed Business Combination with Hypebeast.

Stockholder Approval of Business Combination
Under the ISAA Amended and Restated Articles of Incorporation, where ISAA seeks stockholder approval of an initial business combination at a meeting called for such purpose, ISAA stockholders have the right to request that ISAA redeem their public shares, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for ISAA’s IPO. Accordingly, in connection with the Business Combination with Hypebeast, the ISAA stockholders may seek to have their public shares redeemed in accordance with the procedures set forth in this joint proxy statement/prospectus.
Voting Restrictions in Connection with the Meeting
The Sponsor agreed with Hypebeast and ISAA to vote its securities in favor of the Merger Proposal and all other proposals being presented at the ISAA Special Meeting.
No directors or officers of ISAA have purchased any securities of ISAA in any open market transactions. However, at any time prior to the ISAA Special Meeting, during a period when they are not then aware of any material nonpublic information regarding ISAA or its securities, the ISAA initial stockholders, Hypebeast or Hypebeast’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire ISAA shares of common stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the Business Combination be approved where it appears that such requirements would otherwise not be met. The ISAA securities purchased by the ISAA initial stockholders, Hypebeast or Hypebeast’s shareholders and/or their respective affiliates will be purchased at a price no higher than the redemption price of approximately $10.00 USD (HK$77.97). The ISAA initial stockholders, Hypebeast or Hypebeast’s shareholders and/or their respective affiliates waive their redemption rights with respect to any of the ISAA securities. All shares repurchased by ISAA’s affiliates pursuant to such arrangements would not be voted in favor of the proposed Business Combination. ISAA will be required to file a Form 8-K prior to the special meeting to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions providing the information described in Tender Offers and Schedules C&DI Question 166.01. As of the date of this joint proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.
Sponsor Loan
The Sponsor may make working capital loans to ISAA, up to $1,000,000 of which loans may be converted into warrants, at the price of $1.00 per warrant at the option of the Sponsor. ISAA may use a portion of working capital held outside the Trust Account to repay such loaned amounts to the Sponsor or its affiliates in relation to the Business Combination. As of the date hereof, ISAA had no borrowings under the working capital loans.
Liquidation if No Business Combination
If the Business Combination with Hypebeast or another business combination is not consummated by June 11, 2023, ISAA will cease all operations except for the purpose of winding down, redeeming 100% of the outstanding shares of common stock for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In the event of dissolution or liquidation, all the Founder Shares held by ISAA’s initial stockholders which were acquired for an aggregate purchase price of $25,000 prior to the ISAA IPO, would be worthless because the ISAA’s initial stockholders are not entitled to participate in any redemption or liquidation of the Trust Account with respect to Founder Shares. The aggregate market value of ISAA shares of common stock held by the ISAA’s initial stockholders was $       based upon the closing price of $_______________ per share on Nasdaq on the Record Date.
Each of ISAA’s initial stockholder has agreed to waive its rights to participate in any distribution from the Trust Account or other assets with respect to the Founder Shares.

Upon redemption of ISAA’s public shares, if ISAA is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, ISAA will be required to provide for payment of claims of creditors that were not waived that may be brought against ISAA within the 10 years following redemption. Accordingly, the per-share redemption amount received by ISAA public stockholders could be less than the $10.40 per share initially held in the trust account, due to claims of such creditors. ISAA’s Sponsor has agreed that it will be liable to ISAA if and to the extent any claims by a third party for services rendered or products sold to ISAA, or a prospective target business with which ISAA has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.40 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.40 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under ISAA’s indemnity of the underwriter of its initial public offering against certain liabilities, including liabilities under the Securities Act.
Facilities
ISAA’s executive offices are located at 125 N Cache St., 2nd Floor, Jackson, Wyoming 83001 and ISAA’s telephone number is (307) 200-9007. ISAA’s executive offices are provided to ISAA by its sponsor. Commencing on the date of this proxy statement/prospectus, ISAA has agreed to pay an affiliate of its sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. ISAA considers its current office space adequate for its current operations.
Employees
ISAA currently has two officers. These individuals are not obligated to devote any specific number of hours to ISAA’s matters but they are devoting as much of their time as they deem necessary to its affairs until the completion the business combination. ISAA does not have any full-time employees.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ISAA
The following tables present ISAA’s selected historical financial information derived from ISAA’s audited financial statements included elsewhere in this proxy statement/prospectus.
The financial data set forth below should be read in conjunction with, and is qualified by reference to, “ISAA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this proxy statement/prospectus. ISAA’s financial statements are prepared and presented in accordance with U.S. GAAP.
	As of December 31, 2021	As of March 31, 2022
Balance Sheet Data:
Cash	$494,693	$286,895
Investments held in Trust Account	$171,811,812	$170,982,036
Total assets	$172,704,255	$171,636,884
Deferred underwriting fee payable	$5,838,000	$5,838,000
Total liabilities	$6,221,870	$14,089,399
Class A common stock subject to possible redemption	$166,800,000	$166,800,000
Total stockholders’ deficit	$(317,615)	$(9,252,515)
	For the Period from January 22, 2021 (inception) to December 31, 2021	For the Three Months Ended March 31, 2022
Statement of Operations Data:
Loss from operations	$(894,112)	$(8,056,357)
Interest income on Trust Account	7,812	4,224
Franchise taxes expense	(187,945)	(48,767)
Change in fair value of over-allotment option	62,100	—
Net loss	$(1,012,145)	$(8,100,900)
Basic and diluted weighted average shares outstanding	14,672,580	22,040,800
Basic and diluted net loss per share of common stock	$(0.07)	$(0.37)
	For the Period from January 22, 2021 (inception) to December 31, 2021	For the Three Months Ended March 31, 2022
Statement of Cash Flows Data:
Net cash used in operating activities	$(1,088,818)	$(207,798)
Net cash used in investing activities	$(173,472,000)	$—
Net cash provided by financing activities	$175,055,511	$—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ISAA
The following discussion should be read in conjunction with ISAA’s Financial Statements and footnotes thereto contained in this report.
Overview
ISAA is a blank check company, incorporated as a Delaware corporation on January 22, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which ISAA refers to as a “target business.” ISAA’s effort to identify prospective target businesses were limited to the branded consumer sector. Within this sector, ISAA planned to focus on verticals that aligned with the experiences and core competencies of its management team — Athletics and Sport-Culture, Apparel and Accessories and Food, Wellness and Lifestyle.
ISAA presently has no revenue, have had losses since inception from incurring formation costs and have had no operations other than the active solicitation of a target business with which to complete a business combination. ISAA has relied upon the sale of its securities and loans from ISAA’s officers and directors to fund ISAA’s operations.
Offering Proceeds Held in Trust
On June 11, 2021, ISAA consummated its IPO of 15,000,000 Public Shares. The Public Shares were sold at a price of $10.00 per Public Share, generating gross proceeds to ISAA of $150,000,000. ISAA granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional shares to cover over-allotments, if any. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 shares (the “Over-Allotment Shares”), generating gross proceeds of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021. Simultaneously with the closing of the exercise of the over-allotment option, the ISAA consummated the sale of 100,800 shares (the “Over-Allotment Private Placement Shares”) at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.
As of June 16, 2021, after deducting the underwriting discounts, offering expenses, and commissions from the IPO, a total of $173,472,000 of the net proceeds from the IPO (including the exercise of the over-allotment option), the Private Placement Shares, and the Over-allotment Private Placement Shares was deposited into a trust account established for the benefit of its public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.
ISAA’s management has broad discretion with respect to the specific application of the net proceeds of IPO and the Private Placements, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination.
Results of Operations
ISAA has neither engaged in any operations nor generated any operating revenues to date. ISAA’s only activities for the period from January 22, 2021 (inception) through December 31, 2021 and for the three months ended March 31, 2022 were organizational activities, those necessary to prepare for the IPO and, after the IPO, identifying a target company for a business combination. ISAA does not expect to generate any operating revenues until after the completion of its initial business combination. ISAA generates non-operating income in the form of interest income on cash and cash equivalents held after the IPO. ISAA incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the period from January 22, 2021 (inception) through March 31, 2021, ISAA had a net loss of $1,300, which resulted entirely from operating and formation costs.

For the three months ended March 31, 2022, ISAA had a net loss of $8,100,900, which resulted from operating and formation costs of $8,056,357 and franchise tax expense of $48,767, offset in part by interest income on the Trust Account of $4,224.
For the period from January 22, 2021 (inception) through December 31, 2021, ISAA had a net loss of $1,012,145, which resulted from operating and formation costs of $894,112 and franchise tax expense of $187,945, offset in part by interest income on the Trust Account of $7,812 and the change in fair value of the over-allotment option of $62,100.
Proposed Business Combination
On April 3, 2022, ISAA entered in a Business Combination Agreement with Hypebeast Limited, a Cayman Islands exempted company with its shares publicly traded with stock code “00150” on the Main Board of the HKSE and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast Limited.
Liquidity and Capital Resources
For the three months ended March 31, 2022, net cash used in operating activities was $207,798, which was due to our net loss of $8,100,900 and interest income on the Trust Account of $4,224, offset in part by changes in working capital of $7,809,841 and the amortization of prepaid expenses and other assets of $87,485.
For the period from January 22, 2021 (inception) through March 31, 2021, net cash used in operating activities was $2,112, which was due to our net loss of $1,300 and changes in working capital of $812.
For the period from January 22, 2021 (inception) through December 31, 2021, net cash used in operating activities was $1,088,818, which was due to our net loss of $1,012,145, change in fair value of the over-allotment option of $62,100, interest income on the Trust Account of $7,812, and changes in working capital of $185,462, offset in part by the amortization of prepaid expenses and other assets of $171,582 and formation and operating costs of $7,119.
For the period from January 22, 2021 (inception) through December 31, 2021, net cash used in investing activities of $173,472,000 was the result of the amount of net proceeds from the IPO and the sale of Private Placement Shares being deposited to the Trust Account.
For the period from January 22, 2021 (inception) through December 31, 2021, net cash provided by financing activities was $175,055,511, which was comprised of the net proceeds from the initial public offering, net of underwriter’s discount paid of $163,464,000, proceeds from the sale of private placement shares of $11,908,000, and proceeds from the sale of common stock to the Sponsor of $25,000, offset in part by payment of offering costs of $341,489.
As of December 31, 2021 and March 31, 2022, the Company had $494,693 and $286,895, respectively, in cash held outside of the Trust Account. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements for the period ended December 31, 2021 do not include any adjustments that might result from the outcome of this uncertainty.
As of December 31, 2021 and March 31, 2022, ISAA did not have any off-balance sheet arrangements. ISAA has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. ISAA does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. ISAA has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual obligations
Due to Related Party
An affiliate of the Sponsor and the Sponsor have paid $61,837 and $71,382 to cover certain operating costs and offering costs on behalf of ISAA as of March 31, 2022 and December 31, 2021, respectively. As of March 31, 2022 and December 31, 2021, ISAA owed $60,000 to the Sponsor. As of March 31, 2022 and December 31, 2021, ISAA owed $1,837 and $11,382 to an affiliate of the Sponsor, respectively.
Consulting Agreement
ISAA entered into an agreement with a related party on January 26, 2021, to pay the related party a total of $25,000 per month for research, financial analysis, due diligence, bookkeeping and other administrative services from formation through the completed business combination. For the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021, ISAA incurred $75,000 and $55,000 in fees for these services, respectively. As of December 31, 2021, $25,000 related to this agreement is recorded in due to related parties on the condensed balance sheets. As of March 31, 2022, these amounts were fully paid by ISAA.
Administrative Support Agreement
ISAA entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon the completion of the Business Combination or ISAA’s liquidation, ISAA will cease paying these monthly fees. For the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021, ISAA incurred $30,000 and $0 in fees for these services, respectively. As of March 31, 2022 and December 31, 2021, $97,333 and $67,333 related to this agreement is recorded in due to related parties on the condensed balance sheets, respectively.
Registration Rights
The holders of the Sponsor’s shares and Private Placement Shares that may be issued upon conversion of working capital loans will have registration rights to require ISAA to register a sale of any of its securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that ISAA register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination. ISAA will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
ISAA granted the underwriter a 45-day option to purchase up to 2,250,000 additional shares of Class A common stock to cover over-allotments at the IPO price, less the underwriting discounts and commissions. On June 16, 2021, the underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 Over-Allotment Shares for an aggregate purchase price of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
The underwriter was paid a cash underwriting fee of $0.20 per share, or $3,336,000 in the aggregate, upon the closing of the IPO. In addition, $0.35 per share, or $5,838,000 in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that ISAA completes a Merger, subject to the terms of the underwriting agreement.
Controls and Procedures
ISAA is required to evaluate its internal control procedures for the fiscal year ended December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event ISAA is deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will it be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds from the IPO and the sale of the Private Placement Shares held in the trust account are invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, ISAA believes there will be no associated material exposure to interest rate risk.
Commitments and Contractual Obligations; Quarterly Results
As of the date of this proxy statement/prospectus, ISAA did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this proxy statement/prospectus as ISAA has conducted no operations to date.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. ISAA will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. ISAA is electing to delay the adoption of new or revised accounting standards, and as a result, ISAA may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, ISAA’s financial statements may not be comparable to companies that comply with public company effective dates.
Additionally, ISAA is in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” ISAA chooses to rely on such exemptions ISAA may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on ISAA’s system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act,(iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until ISAA are no longer an “emerging growth company,” whichever is earlier.
Related Party Transactions
Founder Shares
On February 3, 2021, the Sponsor paid $25,000 to cover certain offering costs of ISAA in consideration for 5,031,250 shares of Class B common stock (the “Founder Shares”). The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will own 20% of ISAA’s issued and outstanding shares upon the completion of the Initial Public Offering. On June 8, 2021, the Sponsor surrendered 718,750 Founder Shares for no consideration. On June 16, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,680,000 shares (see Note 6). On July 26, 2021, 142,500 Founder Shares were forfeited upon the expiration of the underwriters’ over-allotment option, resulting in an aggregate of 4,170,000 Founder Shares outstanding.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (a) one year after the completion of a Business Combination or (b) the date on which ISAA completes a liquidation, merger, capital stock exchange or other similar transaction after a Business Combination that results in all of ISAA’s stockholders having the right to exchange their Class A common stock for cash, securities or other property.
Notwithstanding the foregoing, if (i) the closing price of ISAA’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) if ISAA consummates a transaction after the Business Combination which results in ISAA’s stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Due to Related Parties
An affiliate of the Sponsor and the Sponsor have paid $71,382 to cover certain operating costs and offering costs on behalf of ISAA. A portion of the outstanding balance was paid on January 20, 2022 in the amount of $11,382. As of December 31, 2021, ISAA owed $60,000 to the Sponsor and $11,382 to an affiliate of the sponsor.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of ISAA’s officers and directors may, but are not obligated to, loan ISAA funds as may be required (“Working Capital Loans”). If the Sponsor makes any Working Capital Loans, such loans may be converted into shares of Class A common stock, at the price of $10.00 per share at the option of the lender. If ISAA completes a Business Combination, ISAA would repay the Working Capital Loans out of the proceeds held in the Trust Account released to ISAA. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, ISAA may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into shares of Class A common stock at a price of $10.00 per share. As of December 31, 2021, ISAA does not have any outstanding related party loans.
Consulting Agreement
ISAA entered into an agreement with a related party on January 26, 2021 (the “Consulting Agreement”), to pay the related party a total of $25,000 per month for research, financial analysis, due diligence, bookkeeping and other administrative services from formation through the completed business combination. For the period from January 22, 2021 (inception) through December 31, 2021, ISAA incurred $280,000 in fees for these services. As of December 31, 2021, $25,000 related to the Consulting Agreement is recorded in due to related parties on the balance sheet.
Administrative Support Agreement
ISAA entered into an agreement (the Administrative Services Agreement”), commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon the completion of the Business Combination or ISAA’s liquidation, ISAA will cease paying these monthly fees. For the period from January 22, 2021 (inception) through December 31, 2021, ISAA incurred $67,333 in fees for these services. As of December 31, 2021, $67,333 related to the Administrative Services Agreement is recorded in due to related parties on the balance sheet.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Iron Spark and Hypebeast adjusted to give effect to the Business Combination and related transactions, and has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
ISAA is a blank check company incorporated in Delaware on January 22, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Hypebeast is an exempted company limited by shares incorporated under the laws of the Cayman Islands. Founded in 2007, Hypebeast is a digital media company primarily engaged in (i) the provision of creative advertising services and online advertising spaces for global brands and (ii) the sale of goods through its online and offline retail platform. The Company produces and distributes youth focused digital content reporting the latest trends on fashion, lifestyle, technology, arts & entertainment, culture and music to its visitors and followers.
The historical financial information of ISAA was derived from the audited financial statements of ISAA as of December 31, 2021, included elsewhere in this proxy statement/prospectus, and from the unaudited condensed financial statements for the period from January 22, 2021 (inception) to March 31, 2021 and for the six month period from July 1, 2021 through December 31, 2021. The historical financial information of Hypebeast was derived from the audited financial statements of Hypebeast as of and for the year ended March 31, 2021 and the unaudited financial statements for the six months ended September 30, 2021 included elsewhere in this proxy statement/prospectus. This information should be read together with ISAA’s and Hypebeast’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ISAA,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hypebeast” and other financial information included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.
Description of the Business Combination
On April 3, 2022, ISAA entered into an Agreement and Plan of Merger with Hypebeast Limited, a Cayman Islands exempted company with its shares publicly traded with stock code “00150” on the Main Board of The Stock Exchange of Hong Kong Limited (the “HKSE”) and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”). At the Effective Time, each ISAA share of common stock issued and outstanding immediately prior to the Effective Time (other than the ISAA Redeeming Shares) will be canceled and automatically converted into the right to receive, without interest, Hypebeast ordinary shares (the “Applicable Per Share Merger Consideration”). Each ISAA stockholder will cease to have any rights with respect to the ISAA shares of common stock except (i) in the case of holders of ISAA shares of common stock that are issued and outstanding as of immediately prior to the Effective Time (other than any ISAA Redeeming Shares), the right to receive the respective portions of the Applicable Per Share Merger Consideration in exchange therefor; and (ii) in the case of any holders of ISAA Redeeming Shares, the right to have their public shares redeemed for cash equal to $10.00 per share (not including dividends previously paid) in connection with the Business Combination.
The cash held in the Trust Accounts will be released to Hypebeast on closing of the Business Combination. Hypebeast’s shares will be listed on the NASDAQ Stock Exchange in the United States from a share consideration to be enacted at the time of the Business Combination, such that the former stockholders of ISAA would become shareholders of Hypebeast (alongside existing shareholders of Hypebeast prior to the Business Combination) as a company dual-listed in Hong Kong and the United States.
The Business Combination is expected to close in the third quarter of 2022, following the receipt of the required approval by ISAA’s stockholders and the fulfillment of other customary closing conditions.
Prior to the closing of the Business Combination and the PIPE Investment, the ordinary shares of Hypebeast, par value HK$0.01 per share (the “Pre-Consolidation Shares”) shall be automatically cancelled, extinguished, and consolidated into a number of ordinary shares of Hypebeast immediately prior to the Business Combination (the “Hypebeast ordinary shares”) equal to the quotient by dividing (i) the number of all Pre-Consolidation Shares that are issued and outstanding immediately prior to the consolidation of Hypebeast ordinary shares (the “Share Consolidation”) by (ii) the Consolidation Factor (as defined below).
The “Consolidation Factor” is a number determined by dividing (i) the Pre-Consolidation Shares by (ii) the Company Equity Value (as defined below) divided by $10.00 USD (HK$77.97). For purposes of this calculation, the Pre-Consolidation Shares is the total number of Hypebeast shares issued and outstanding as of the close of business in Hong Kong on the business day prior to the date in which the Share Consolidation occurs, which was determined to be 2,053,629,231. The Company Equity Value is the pre-Merger consolidated equity value of Hypebeast of $300,000,000 USD (HK$2,338,950,000). As of the date of the Merger Agreement, the Consolidation Factor was 68.4543077.
The valuation of Hypebeast in the Business Combination was determined in the following manners. On September 29, 2021, Mr. Spear sent a draft LOI to Mr. Ma for review and comments which reflected a proposed pre-Merger consolidated equity value of the Company of HK$2,140,875,000 (US$275,000,000) to HK$2,530,125,000 (US$325,000,000), as compared to Hypebeast’s market cap in the range of approximately HK$1,930,411,477 (US$247,488,651) and HK$2,197,383,277 (US$281,715,804) based on the closing price of its shares in August 2021. Between September 29, 2021 and October 7, 2021, Mr. Ma and Mr. Wong of Hypebeast and Mr. Oxman of ISAA had several telephonic discussions. During such discussions, Hypebeast and ISAA reviewed and discussed the proposed valuation of Hypebeast in the Business Combination based upon the historical trading price of Hypebeast’s shares over the past 6 – 12 months. Following such discussions, Hypebeast and ISAA were aligned and agreed that it is fair to Hypebeast and ISAA that a pre-money enterprise value of HK $2,335,500,000 (US $300,000,000) would be the valuation of Hypebeast in the Business Combination. ISAA made numerous material assumptions with respect to, among other things, timing of revenue streams, pace of new client acquisition, characterization of the products, the timing of, and amounts of, any payments from contracts or collaborations, the entry by Hypebeast into license or collaboration agreements, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters. Further, the ISAA management specifically assumed that Hypebeast will be able to continuously execute on its business plan, both in terms of existing operations and opportunities for future expansion; and that the cash delivered to Hypebeast at the closing of the Business Combination will be sufficient to finance Hypebeast for the next several years, allowing for the achievement of meaningful catalysts and value creation as a result of the closing of the Business Combination.
Concurrently with the execution of the Merger Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements, pursuant to which the PIPE Investors have agreed to make a private investment in 1,333,500 Hypebeast shares at $10.00 USD (HK$77.97) per share for an aggregate purchase price of $13,335,000 USD (HK$272,877,500).
For more information about the Business Combination, please see the section entitled “Summary — Overview of the Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement/ prospectus as Annex A.

Anticipated Accounting Treatment
ISAA will be treated as the “acquired” company for financial reporting purposes. The Merger will be treated as an acquisition of ISAA by Hypebeast in the way of Hypebeast issuing equity instruments for the net assets of ISAA as of the closing date. The net assets of ISAA will be stated at pre-combination amount, with no goodwill or other intangible assets recorded.
Hypebeast has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Hypebeast’s shareholders will have the largest voting interest in Hypebeast under both the no redemption and maximum redemption scenarios;

•
Hypebeast shareholders will have the ability to nominate at least a majority of the members of the Board of Directors of the combined entity; and

•
Hypebeast’s senior management is the senior management of the post-combination company.

The Business Combination, which is not within the scope of IFRS 3 — Business Combinations (“IFRS 3”) since ISAA does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2 — Share-based Payment (“IFRS 2”). The net assets of Hypebeast will be stated at their pre-combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of equity instruments issued by Hypebeast to ISAA shareholders over the pre-combination carrying value of ISAA’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
Basis of Pro Forma Presentation
Because ISAA reports its historical financial information in U.S. Dollars (“USD”) and Hypebeast reports its historical financial information in Hong Kong Dollars (“HKD”), for purposes of preparing this presentation, all USD balance sheet amounts have been translated into Hong Kong Dollars using an exchange rate of $1.00 USD to HK$7.80, which was the exchange rate published by the Wall Street Journal as of December 31, 2021. All U.S. Dollar statement of profit or loss and other comprehensive income amount have been translated into Hong Kong Dollars using an exchange rate of $1.00 USD to HK$7.76 and HK$7.78 for the period from January 22, 2021 (inception) to March 31, 2021 and for the six month period from July 1, 2021 through December 31, 2021, respectively.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by ISAA’s public stockholders of ISAA’s public shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account:
•
Assuming No Redemptions:   This presentation assumes that no public stockholders of ISAA exercise redemption rights respect to their public shares for a pro rata share of cash in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that 15,014,000 ISAA public shares are redeemed for their pro rata share of the cash in the Trust Account, which is the maximum amount that can be redeemed. This scenario gives effect to ISAA share redemptions for aggregate redemption payments of $150,146,812 USD (HK$1,170,619,620) at a redemption price of approximately $10.00 USD (HK$77.97) based on the investments held in the Trust Account as of December 31, 2021. The Merger Agreement includes as a condition to closing the Business Combination that, at Closing, must be at least $35,000,000 USD (HK$272,877,500) comprising (i) the cash held in the Trust Account after giving effect to the ISAA stockholder redemption and (ii) aggregate proceeds from the PIPE Financing (the “Available Closing Cash Amount”).

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by ISAA’s public stockholders is uncertain prior to the ISAA shareholder vote with respect to the Business Combination. Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.

The following summarizes the number of shares outstanding of the combined company under the two redemption scenarios:
	Share Ownership in Hypebeast(1)(2)(3)
	Assuming No Redemptions (Shares)		Assuming Maximum Redemptions (Shares)
	Number of Ordinary Shares	%	Number of Ordinary Shares	%
Hypebeast shareholders(4)	30,000,000	56.21%	30,000,000	78.21%
ISAA public stockholders	16,680,000	31.25%	1,666,000	4.34%
Founder and Private Placement Shares	5,360,800	10.04%	5,360,800	13.97%
PIPE Investors	1,333,500	2.50%	1,333,500	3.48%
Pro forma Combined Ordinary Shares	53,374,300	100.00%	38,360,300	100.00%

(1)
The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account any outstanding Hypebeast options, vested or unvested, that were assumed by the Company upon the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(2)
For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

(3)
In both the No Redemption Scenario and the Maximum Redemption Scenario, the payment of deferred underwriting fees incurred as part of Iron Spark’s initial public offering will be $5,838,000 (HK$45,515,967).

(4)
The consolidation factor for consolidating ordinary shares of Hypebeast before closing of the Merger (the “Consolidation Factor”) shall be determined based upon the pre-Merger consolidation equity value of Hypebeast of HK$2,335,500,000 (US$300,000,000) and the total number of issued and outstanding ordinary shares of Hypebeast as of the close of business on the business day immediately before the effective date of the share consolidation. As of the date of the Merger Agreement, the Consolidation Factor was 68.4543077.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
(in thousands, except share and per share amounts)
	As of December 31, 2021		As of September 30, 2021								As of September 30, 2021					As of September 30, 2021
	Iron Spark (U.S. GAAP, Historical)		Hypebeast (IFRS, Historical)		IFRS Conversion and Presentation Alignment (Note 2)			Transaction Accounting Adjustments (No Redemption Scenario)			Pro Forma Combined (No Redemption Scenario)		Transaction Accounting Adjustments (Maximum Redemption Scenario)			Pro Forma Combined (Maximum Redemption Scenario)
ASSETS
Non-current assets:
Property, plant and equipment	HK$	—	HK$	40,105	HK$	—		HK$	—		HK$	40,105	HK$	—		HK$	40,105
Intangible assets		—		922		—			—			922		—			922
Right-of-use assets		—		71,032		—			—			71,032		—			71,032
Rental deposits		—		5,811		—			—			5,811		—			5,811
Financial assets at fair value through profit or loss		—		3,980		—			—			3,980		—			3,980
Deferred tax assets		—		479		—			—			479		—			479
Investments held in trust account		1,339,531		—		—			(1,339,531)	C		—		—			—
Prepaid expenses, non-current		909		—		—			—			909		—			909
Total non-current assets		1,340,440		122,329		—			(1,339,531)			123,238		—			123,238
Current assets:
Inventories		—		54,263		—			—			54,263		—			54,263
Trade and other receivables		—		236,054		2,192	B		—			238,246		—			238,246
Prepaid expenses and other current assets		2,192		—		(2,192)	B		—			—		—			—
Contract assets		—		5,429		—			—			5,429		—			5,429
Pledged bank deposits		—		10,000		—			—			10,000		—			10,000
Bank balances and cash		3,857		254,719		—			1,339,531	C		674,483		(1,170,620)	L		277,884
									103,966	D				23,321	E
									(148,074)	E
									(45,516)	F
									(834,000)	M				750,700
Total current assets		6,049		560,465		—			415,907			982,421		(396,599)			585,822
Total assets		1,346,489		682,794		—			(923,624)			1,105,659		(396,599)			709,060
LIABILITIES AND EQUITY
Non-current liabilities:
Deferred underwriting fee payable		45,516		—		—			(45,516)	F		—		—			—
Lease liabilities		—		60,167		—			—			60,167		—			60,167
Iron Spark ordinary shares subject to redemption		—		—		1,300,456	A		(1,300,456)	G		—		—			—
Total non-current liabilities		45,516		60,167		1,300,456			(1,345,972)			60,167		—			60,167
Current liabilities:
Trade and other payables		—		136,857		1,718	B		—			138,575		—			138,575
Franchise taxes payable		1,465		—		(1,465)	B		—			—		—			—
Due to related parties		1,276		—		—			—			1,276		—			1,276
Accrued expenses		253		—		(253)	B		—			—		—			—
Contract liabilities		—		14,260		—			—			14,260		—			14,260
Lease liabilities		—		13,986		—			—			13,986		—			13,986
Bank borrowings		—		8,787		—			—			8,787		—			8,787
Tax payables		—		13,227		—			—			13,227		—			13,227
Total current liabilities		2,994		187,117		—			—			190,111		—			190,111
Total liabilities		48,510		247,284		1,300,456			(1,345,972)			250,278		—			250,278

	As of December 31, 2021		As of September 30, 2021								As of September 30, 2021					As of September 30, 2021
	Iron Spark (U.S. GAAP, Historical)		Hypebeast (IFRS, Historical)		IFRS Conversion and Presentation Alignment (Note 2)			Transaction Accounting Adjustments (No Redemption Scenario)			Pro Forma Combined (No Redemption Scenario)		Transaction Accounting Adjustments (Maximum Redemption Scenario)			Pro Forma Combined (Maximum Redemption Scenario)
Class A common stock subject to possible redemption		1,300,456		—		(1,300,456)	A		—			—		—			—
Equity:
Iron Spark Preferred stock		—		—		—			—			—		—			—
Iron Spark Class A common stock		1		—		—			(1)	I		—		—			—
Iron Spark Class B common stock		3		—		—			(3)	I		—		—			—
Share capital		—		20,533		—			13	D		534		(150)	L		384
									167	G
									54	I
									(20,233)	J
Reserves		—		414,977		18,415	B		—	K		854,847		(1,170,470)	L		458,398
									(148,074)	E				23,321	E
									1,300,289	G
									103,953	D
									(20,896)	H
									(50)	I
									20,233	J
									(834,000)	M				750,700	M
Additional paid-in capital		18,415		—		(18,415)	B		—			—		—			—
Accumulated deficit		(20,896)		—		—			20,896	H		—		—			—
Total equity		(2,477)		435,510		—			422,348			855,381		(396,599)			458,782
Total liabilities and equity	HK$	1,346,489	HK$	682,794	HK$	—		HK$	(923,624)		HK$	1,105,659	HK$	(396,599)		HK$	709,060

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
(in thousands, except share and per share amounts)
	For the Six Months from July 1, 2021 to December 31, 2021		For the Six Months Ended September 30, 2021								For the Six Months Ended September 30, 2021				For the Six Months Ended September 30, 2021
	Iron Spark (U.S. GAAP, Historical)		Hypebeast (IFRS, Historical)		IFRS Conversion and Presentation Alignment (Note 2)			Transaction Accounting Adjustments (No Redemption Scenario)			Pro Forma Combined (No Redemption Scenario)		Transaction Accounting Adjustments (Maximum Redemption Scenario)		Pro Forma Combined (Maximum Redemption Scenario)
Revenue	HK$	—	HK$	440,837	HK$	—		HK$	—		HK$	440,837	HK$	—	HK$	440,837
Cost of revenue		—		(182,475)		—			—			(182,475)		—		(182,475)
Gross profit		—		258,362		—			—			258,362		—		258,362
Other income, other gains and losses		—		219		483	B		—			702		—		702
Impairment losses under expected credit losses model, net of reversal		—		(11,870)		—			—			(11,870)		—		(11,870)
Selling and marketing expenses		—		(71,427)		—			—			(71,427)		—		(71,427)
Finance costs		—		(2,281)		—			—			(2,281)		—		(2,281)
Administrative and other operating expenses		(5,767)		(93,465)		(1,463)	B		—			(100,695)		—		(100,695)
									—
Income (loss) from operations		(5,767)		79,538		(980)			—			72,791		—		72,791
Interest income on Trust Account		61		—		—			(61)	AA		—		—		—
Franchise taxes expense		(1,463)		—		1,463	B		—			—		—		—
Change in fair value of over-allotment option		483		—		(483)	B		—			—		—		—
Income (loss) before taxation		(6,686)		79,538		—			(61)			72,791		—		72,791
Income tax expense		—		(16,564)		—			—			(16,564)		—		(16,564)
Income (loss) for the period		(6,686)		62,974		—			(61)			56,227		—		56,227
Other comprehensive income for the period		11		901		—			—			912		—		912
Total comprehensive income (loss) for the period	HK$	(6,675)	HK$	63,875	HK$	—		HK$	(61)		HK$	57,139	HK$	—	HK$	57,139
Net earnings (loss) per share (Note 4):
Basic and diluted weighted average shares outstanding		22,060,267
Basic and diluted net loss per share	HK$	(0.30)
Basic weighted average ordinary shares outstanding				2,052,315
Basic earnings per share			HK$	3.07
Diluted weighted average ordinary shares outstanding				2,057,784
Diluted earnings per share			HK$	3.06
Weighted average shares outstanding, ordinary shares – basic												53,374,300				38,360,300
Net earnings per share, ordinary shares – basic											HK$	1.05			HK$	1.47
Weighted average shares outstanding, ordinary shares – diluted												54,395,784				39,381,784
Net earnings per share, ordinary shares – diluted											HK$	1.03			HK$	1.43

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED MARCH 31, 2021
(in thousands, except share and per share amounts)
	For the Period from January 22, 2021 (Inception) Through March 31, 2021		For the Year Ended March 31, 2021							For the Year Ended March 31, 2021					For the Year Ended March 31, 2021
	Iron Spark (U.S. GAAP, Historical)		Hypebeast (IFRS, Historical)		IFRS Conversion and Presentation Alignment (Note 2)		Transaction Accounting Adjustments (No Redemption Scenario)			Pro Forma Combined (No Redemption Scenario)		Transaction Accounting Adjustments (Maximum Redemption Scenario)			Pro Forma Combined (Maximum Redemption Scenario)
Revenue	HK$	—	HK$	674,212	HK$	—	HK$	—		HK$	674,212	HK$	—		HK$	674,212
Cost of revenue		—		(340,085)		—		—			(340,085)		—			(340,085)
Gross profit		—		334,127		—		—			334,127		—			334,127
Other income, other gains and losses		—		3,177		—		—			3,177		—			3,177
Impairment losses under expected credit losses model, net of reversal		—		(4,795)		—		—			(4,795)		—			(4,795)
Selling and marketing expenses		—		(112,791)		—		—			(112,791)		—			(112,791)
Finance costs		—		(1,622)		—		—			(1,622)		—			(1,622)
Administrative and other operating expenses		(10)		(125,005)		—		(141,483)	BB		(507,482)		24,284	BB		(605,490)
								(240,984)	CC				(122,292)	CC
Income (loss) from operations		(10)		93,091		—		(382,467)			(289,386)		(98,008)			(387,394)
Income tax expense		—		(22,507)		—		—			(22,507)		—			(22,507)
Income (loss) for the period		(10)		70,584		—		(382,467)			(311,893)		(98,008)			(409,901)
Other comprehensive income for the period		—		3,934		—		—			3,934		—			3,934
Total comprehensive income (loss) for the period	HK$	(10)	HK$	74,518	HK$	—	HK$	(382,467)		HK$	(307,959)	HK$	(98,008)		HK$	(405,967)
Net earnings (loss) per share (Note 4):
Basic and diluted weighted average shares outstanding		3,750,000
Basic and diluted net loss per share	HK$	(0.00)
Basic weighted average ordinary shares outstanding				2,035,502
Basic earnings per share			HK$	3.47
Diluted weighted average ordinary shares outstanding				2,047,292
Diluted earnings per share			HK$	3.45
Weighted average shares outstanding, ordinary shares – basic											53,374,300					38,360,300
Net earnings per share, ordinary shares – basic										HK$	(5.84)				HK$	(10.69)
Weighted average shares outstanding, ordinary shares – diluted											54,395,784					39,381,784
Net earnings per share, ordinary shares – diluted										HK$	(5.84)				HK$	(10.69)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical consolidated financial statements of Hypebeast have been prepared in accordance with IFRS. The historical financial statements of ISAA have been prepared in accordance with U.S. GAAP.
For accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of Hypebeast with the acquisition being treated as an acquisition of ISAA by Hypebeast in the way of Hypebeast issuing equity instruments for the net assets of ISAA as of the closing date. The net assets of ISAA will be stated at pre-combination carrying amounts, with no goodwill or other intangible assets recorded.
The Business Combination, which is not within the scope of IFRS 3 — Business Combinations (“IFRS 3”) since ISAA does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2 — Share-based Payment (“IFRS 2”). Any excess of the fair value of equity instruments issued by Hypebeast to ISAA shareholders over the pre-combination carrying value of ISAA’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined statement of financial position as  either a direct reduction to the reserves or directly expensed and are assumed to be cash settled.
The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 and the unaudited pro forma condensed combined statements of profit or loss and other comprehensive income for the year ended March 31, 2021 and for the six months ended September 30, 2021 are based on the historical financial statements of ISAA and Hypebeast. The accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination.
Hypebeast and ISAA did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statement of profit or loss and other comprehensive income for the year ended March 31, 2021 and for the six months ended September 30, 2021 presents pro forma effect to the Business Combination as if it had been completed on April 1, 2020.
The unaudited pro forma condensed combined statement of financial position as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Hypebeast’s unaudited condensed consolidated statement of financial position as of September 30, 2021 and the related notes for the six months ended September 30, 2021, included elsewhere in this proxy statement/prospectus; and

•
ISAA’s audited balance sheet as of December 31, 2021 and the related notes for the period from January 22, 2021 (inception) through December 31, 2021, included elsewhere in this proxy statement/prospectus. ISAA was incorporated on January 22, 2021 and consummated its initial public offering on June 11, 2021. ISAA filed an audited balance sheet as of December 31, 2021 on Form 10-K on March 31, 2022.

The unaudited pro forma condensed combined statement of profit or loss and other comprehensive income for the year ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•
Hypebeast’s audited consolidated statement of profit or loss and other comprehensive income for the year ended March 31, 2021 and the related notes, included elsewhere in this proxy statement/prospectus.

•
ISAA’s unaudited statement of operations for the period from January 22, 2021 (inception) to March 31, 2021 and the related notes, included elsewhere in the Form 10-Q filed with the SEC on July 23, 2021. ISAA was incorporated on January 22, 2021 and consummated its initial public offering on June 11, 2021.

The unaudited pro forma condensed combined statement of profit or loss and other comprehensive income for the six months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Hypebeast’s unaudited consolidated statement of profit or loss and other comprehensive income for the six months ended September 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus.

•
Iron Spark I Inc.’s historical unaudited statement of operations for the six month period from July 1, 2021 through December 31, 2021 includes Iron Spark I Inc’s results of operations for the period from January 22, 2021 (inception) through December 31, 2021 less the result of operations for the period from January 22, 2021 (inception) through June 30, 2021. The table below provides a reconciliation of Iron Spark I Inc.’s historical unaudited statement of operations for the six month period from July 1, 2021 through December 31, 2021 as presented for pro forma purposes:

	For the Period from January 22, 2021 (Inception) Through December 31, 2021	For the Period from January 22, 2021 (Inception) Through June 30, 2021	For the Period from July 1, 2021 to December 31, 2021	For the Period from July 1, 2021 to December 31, 2021
Operating and formation costs	$(894,112)	$(153,272)	$(740,840)	HK$	(5,766,780)
Loss from operations	(894,112)	(153,272)	(740,840)		(5,766,780)
Interest income on Trust Account	7,812	—	7,812		60,809
Franchise taxes expense	(187,945)	—	(187,945)		(1,462,985)
Change in fair value of over-allotment option	62,100	—	62,100		483,393
Loss for the period	$(1,012,145)	$(153,272)	$(858,873)	HK$	(6,685,562)
Information has been prepared based on these preliminary estimates, and the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Hypebeast believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Hypebeast believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination had taken place on the dates indicated, nor are they indicative of the future consolidated results of

¾Goperations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Hypebeast and ISAA.
Note 2.   IFRS Conversion and Presentation Alignment
The historical financial information of ISAA has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert ISAA’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to adjust ISAA’s Class A common stock subject to possible redemption to non-current financial liabilities under IFRS.
Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align ISAA’s historical financial information in accordance with the presentation of Hypebeast’s historical financial information.
The IFRS conversion and presentation alignment adjustments included in the unaudited pro forma condensed combined statement of financial position as of September 30, 2021 and unaudited pro forma condensed combined statement of profit or loss and other comprehensive income for the six months ended September 30, 2021 are as follows:
A.
Reflects the adjustment of ISAA’s ordinary shares subject to final redemption to non-current financial liabilities.

B.
Reflects the reclassifications/alignment of ISAA additional paid-in capital, franchise taxes payable and expenses, accrued expenses, prepaid expenses and other current assets, franchise taxes expense and change in fair value of over-allotment option to align ISAA’s historical financial information in accordance with the presentation of Hypebeast’s historical financial information.

Note 3.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:
C.
Represents release of the investments held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

D.
Represents cash proceeds of $13,335,000 USD (HK$103,966,328) from the private placement of 1,333,500 shares of Hypebeast at $10.00 USD (HK$77.97) per share pursuant to the concurrent PIPE Investment.

E.
Represents estimated non-recurring transaction costs of $19,085,394 (HK$148,073,833) under a no redemption scenario and $16,079,594 (HK$124,753,365) under a maximum redemption scenario, inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into reserves. Equity issuance costs of $849,544 (HK$6,591,171) under a no redemption scenario and $973,755 (HK$7,554,861) under a maximum redemption scenario, respectively, are offset to equity through reserves and the remaining balance is expensed through reserves. The costs expensed through reserves are included in the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 as discussed below (see adjustment BB).

F.
Reflects the settlement in deferred underwriting commissions that become payable at the closing of the Business Combination.

G.
Reflects the reclassification of ISAA’s Class A shares of common stock subject to possible redemption to permanent equity.

H.
Reflects the reclassification of ISAA’s historical accumulated deficit to reserves.

I.
Represents the exchange of 1,190,800 ISAA Class A shares of common stock and 4,170,000 ISAA Class B shares of common stock into 5,360,800 Hypebeast Shares.

J.
Represents recapitalization of Hypebeast’s outstanding equity and the issuance of Hypebeast Shares to holders of Pre-Consolidation Hypebeast Shares as part of the recapitalization occurring prior to the Transaction.

K.
Represents the preliminary estimated listing service expense recognized, in accordance with IFRS 2, for the excess of the fair value of Hypebeast shares issued and the pre-combination carrying value of ISAA’s identifiable net assets at the date of the Business Combination, resulting in a HK$241.0 million and HK$363.3 million increase to reserves assuming no redemptions and maximum redemptions, respectively. The fair value of shares issued was estimated based on a market price as of September 30, 2021 of HK$1.02 per share as adjusted for the Consolidation Factor of 68.4543077. The value is preliminary and will change based on fluctuations in the share price of the Hypebeast shares through the closing date. A one percent change in the market price per share would result in a change of HK$15.4 million and HK$4.9 million in the estimated expense assuming no redemptions and maximum redemptions, respectively.

	No Redemption Scenario				Maximum Redemption Scenario
	Shares		(in 000s)		Shares		(in 000s)
Iron Spark Public Shareholders		16,680,000		16,680		1,666,000		1,666
Sponsor		5,360,800		5,361		5,360,800		5,361
Total Iron Spark shares at Closing		22,040,800		22,041		7,026,800		7,027
Market value per Hypebeast share as adjusted by Consolidation Factor at September 30, 2021	HK$	69.82	HK$	69.82	HK$	69.82	HK$	69.82
Fair value of Hypebeast shares issued			HK$	1,538,963			HK$	490,635
Net assets of Iron Spark as of December 31, 2021			HK$	1,297,979			HK$	127,359
Difference – being IFRS 2 charge for listing services			HK$	240,984			HK$	363,276

L.
Reflects the maximum redemption of 15,014,000 shares for aggregate redemption payments to redeeming Public Shareholders of $150,146,812 USD (HK$1,170,619,620) (assuming a redemption price of $10.00 USD (HK$77.97) per share), allocated to share capital and reserves using par value $0.0001 per share. This adjustment is recorded after consideration of the closing condition in which the ISAA Cash Amount may be no less than $35,000,000 USD (HK$272,877,500).

M.
Reflects the dividend of $0.05 USD (HK$0.39) per public share to ISAA stockholders (the “ISAA Closing Dividend”) to be paid at closing to ISAA stockholders that elect not to redeem their shares of ISAA common stock in connection with the Business Combination. The ISAA Closing Dividend will be paid for 16,680,000 and 1,666,000 ISAA public shares under a no-redemption and maximum redemption scenario, respectively.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2021 and for the six months ended September 30, 2021 are as follows:
AA.
Reflects elimination of investment income on the Trust Account.

BB.
Reflects the accrual of additional transaction costs incurred subsequent to September 30, 2021. These costs are in addition to transaction costs incurred by ISAA in the respective historical statement of operations for the period from January 22, 2021 (inception) to March 31, 2021. Additional transaction costs are reflected as if incurred on April 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.
CC.
Represents HK$241.0 million and HK$363.3 million of expense recognized assuming no redemptions and maximum redemptions, respectively, in accordance with IFRS 2, for the difference between the fair value of equity instruments issued and the pre-combination carrying amounts of ISAA’s identifiable net assets, as described in adjustment K. These costs are a nonrecurring item.

Note 4.   Net Earnings (Loss) per Share
Net earnings (loss) per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2020. As the Business Combinatiorelated transactions are beingn andreflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented. If the number of shares of Public Shares described under the “Assuming Maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited pro forma condensed combined financial information has been prepared to present two alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for the year ended March 31, 2021 and for the six months ended September 30, 2021 (amounts in thousands except share and per share amounts):
	For the Year Ended March 31, 2021				For the Six Month Period Ended September 30, 2021
	Assuming No Redemptions		Assuming Maximum Redemptions		Assuming No Redemptions		Assuming Maximum Redemptions
Net earnings (loss)	HK$	(311,893)	HK$	(409,901)	HK$	56,227	HK$	56,227
Weighted average ordinary shares outstanding – basic		53,374,300		38,360,300		53,374,300		38,360,300
Net earnings (loss) per share – basic	HK$	(5.84)	HK$	(10.69)	HK$	1.05	HK$	1.47
Weighted average ordinary shares outstanding – basic		53,374,300		38,360,300		53,374,300		38,360,300
Dilutive effect of Hypebeast share options(1)(2)		1,021,484		1,021,484		1,021,484		1,021,484
Weighted average ordinary shares outstanding – diluted		54,395,784		39,381,784		54,395,784		39,381,784
Net earnings (loss) per share – diluted	HK$	(5.84)	HK$	(10.69)	HK$	1.03	HK$	1.43

(1)
The computation of diluted earnings per share did not assume the exercise of certain share options granted by the Company because the adjusted exercise prices for the computation of diluted earnings per share of those share options were higher than the average market price for shares for the six months ended September 30, 2021.

(2)
Diluted earnings per share for the year ended March 31, 2021 did not assume the exercise of certain share options granted by the Company since the exercise would increase the earnings per share for the respective year.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF ISAA
Current Directors and Executive Officers of ISAA
ISAA’s current directors and executive officers, their ages and positions are as follows:
Name	Age	Position
Amy Butte	54	Chairperson
Joshua L. Spear	37	Chief Executive Officer and Director
Alexander P. Oxman	42	Chief Financial Officer and Chief Operating Officer
Trevor A. Edwards	59	Director
Jay Margolis	73	Director
Ruma Bose	49	Director
Below is a summary of the business experience of each ISAA’s executive officers and directors:
Amy Butte — Chairperson
Ms. Butte has significant experience in leading and advising companies through the initial public offering process as a banker, research analyst, CFO and Board Director. Ms. Butte currently serves on the board of directors of Bain Capital Specialty Finance, Inc., a managed specialty finance company, DigitalOcean Holdings Inc., where she has been audit committee chair since 2018, and BNP Paribas USA, where she has held the role of audit committee chair and a member of the risk management committee since 2016. Ms. Butte is an advisor to several private companies, including the Long-Term Stock Exchange, Inc., a startup marketplace for long-term investors. Ms. Butte was a board member of Tuscan Holdings Corp., a special purpose acquisition vehicle, from 2019 until 2021, an independent trustee for the Fidelity Investments Strategic Advisors Funds from 2011 to 2017, a board member for Accion International from 2008 to 2014 and the founder of TILE Financial, a Fintech startup, from 2008 to 2012.
Previously, Ms. Butte spearheaded two public offerings as Chief Financial Officer, including the public offering of New York Stock Exchange in 2006 and the spin out of Man Financial in 2007. She also served as Chief Financial Officer and Strategist for the Financial Services Division of Credit Suisse First Boston, Inc. and was a highly ranked equity research analyst at Merrill Lynch & Co. and Bear Stearns & Co., where she took part in multiple capital markets transactions.
She was elected to be a Young Global Leader of the World Economic Forum and the French American Foundation. Ms. Butte received a B.A. from Yale University and an M.B.A. from Harvard Business School.
Joshua L. Spear — Chief Executive Officer and Director
A visionary investor, entrepreneur and trend spotter, Mr. Spear has been actively involved in nearly every phase of value creation inside of startups. He participated as an early investor in scores of breakthrough entities, all organized around a disruptive or contrarian thesis. Mr Spear’s early stage investments include Uber, Grand Street (acquired by Etsy), Warby Parker, Justin’s Nut Butter (acquired by Hormel), Makespace, Archer Aviation, June Oven (acquired by Weber), Hipcamp and Styleseat. In addition to identifying Twitter as a major cultural phenomenon, Mr. Spear invested alongside Chris Sacca in Lowercase 140, a pre-IPO affiliate of investors that went on to become the largest owners in the company. Mr. Spear was nominated as a Young Global Leader by the World Economic Forum and served the Chairman of the Global Agenda Council on Social Media. He has been an active and celebrated global speaker about the digital revolution and the companies that are leading that charge. In 2007, Mr. Spear co-founded and formerly worked at Undercurrent, a consulting firm that became world renowned for applying a digital worldview to help solve some of the most complex problems facing today’s corporations and their leaders. Undercurrent has worked with premier consumer branded companies including Ford, GE, IWC, Land Rover, Live Nation and Pepsi.

Mr. Spear has lectured on Digital Strategy and the “Born Digital Generation” to a diverse group of audiences including The World Economic Forum in Davos — as well as educational institutions and universities. He was a visiting professor at KMD, KEIO University Graduate School of Media Design in Japan — where he taught a course on “The Human Brand” through an interactive lecture series.
As part of his commitment to the World Economic Young Global Leader program, Mr. Spear completed a variety of educational courses including executive education modules on Global Leadership and Public Policy for the 21st Century at the Harvard Kennedy School, as well as Foundations for Leadership in the 21st Century at the Jackson Institute for Global Affairs at Yale University. He was enrolled in the University of Colorado, Boulder when he began an early “Trend Spotting” website, which ultimately led him to expand his business and investment interests in lieu of pursuing a degree in Journalism.
Alexander P. Oxman — Chief Financial Officer and Chief Operating Officer
Mr. Oxman is an entrepreneur, operator and fundraiser who has founded, scaled and exited a number of companies including Wiretrust, a Fintech company founded in the pioneering days of electronic payments. Mr. Oxman’s career has centered around using technological innovation to create value in highly regulated markets. Most recently, he served as founding CEO of Winc, a direct-to-consumer wine company which he led from inception in June 2011, to becoming a category defining market leader by production and shipment of wine. Mr. Oxman also served as a member of Winc’s board of directors from August 2013 to July 2020. His experience at Winc included compliance and multi-channel distribution systems, overseeing brand focused campaigns as well as direct response initiatives, and building a best-in-class data and analytics, driven e-commerce practice within the company. He maintains a network with a cohort of founders that built large and disruptive direct-to-consumer brands over the last 10 years. Mr. Oxman has also worked with a number of successful consumer investors across venture and private equity.
Mr. Oxman is a lifelong adventure athlete: an elite rock climber, active skier, snowboarder and surfer. Mr. Oxman is a graduate of the University of Colorado at Boulder, and lives in Jackson Hole, Wyoming.
Ruma Bose — Director
Ms. Bose is an entrepreneur, investor, best-selling author and humanitarian. Ms. Bose is currently the Chief Growth Officer at CLEARCO, the world’s largest e-commerce investor. Previously, Ms. Bose was the President of Chobani Ventures from October 2014 to October 2016. Ms. Bose was Cofounder and Managing Partner at Humanitarian Ventures from 2017 to 2020. Ms. Bose also co-authored the international bestselling book, “Mother Teresa, CEO,” which was translated into eight languages.
Ms. Bose serves on the Governing Board of Directors of Calvert Impact Capital, one of the pioneers in impact investing and gender lens investing, who in the last 25 years have moved over $2 billion into communities; the Refugee Investment Network, the first impact investing and blended finance collaborative dedicated to creating durable solutions to global forced migration and Global Dignity, an initiative of HRH Crown Prince Haakon of Norway. She additionally sits on the advisory board of Teralys Capital, one of the largest fund of venture capital funds with $1.6 Billion assets under management. She is a member of the Young Presidents’ Organization (YPO) and emeritus member of the Global Entrepreneurs’ Council at the United Nations Foundation.
In June 2017, Ms. Bose cofounded and launched the Canadian Entrepreneurship Initiative (CEI), alongside Richard Branson, to help improve the state of entrepreneurship in Canada. She authored their flagship report Entrepreneurship: Canada’s Golden Opportunity.
Ms. Bose is a frequent speaker and keynote at conferences around the world, including the Forbes 100 Most Powerful Women’s Summit, World Humanitarian Summit, World Economic Forum, Banff Forum and the United Nations. She has been featured in publications including The Economist, Wall Street Journal, Fast Company, NY Times, Financial Times, LA Times, Business Insider and Bloomberg.
Trevor A. Edwards — Director
Mr. Edwards spent 25 years, from 1992 to 2018, at Nike Inc. (“NIKE”) where he was instrumental in building the NIKE brand into one of the most innovative and renowned brands around the world. He retired as the President of NIKE in 2018.

Mr. Edwards brings over 30 years of deep global expertise in brand management, product development, marketing, sales, retail, as well as the ability to leverage digital technologies to drive growth. His executive leadership roles at NIKE included strategic visioning, brand management, general, operational and P&L management of NIKE’s business. He oversaw all global geographic, category and direct-to-consumer business units, which included product design, product management, merchandising, marketing, sales, operations, digital technology, retail (physical and e-commerce), finance and human resources.
During his career at NIKE, Mr. Edwards led some of the brand’s most significant innovations, including pioneering NIKE’s Integrated Brand model, driving NIKE’s City Strategies, spearheading the creation of NIKE+, which was an innovative partnership with Apple Inc., and driving NIKE’s accelerated growth through the creation of category management offense (e.g. global football, running, sportswear, women’s, etc.). Mr. Edwards also led NIKE’s direct-to-consumer growth strategy through NIKE.com and NIKE Digital, helping to position NIKE as a leading company in leveraging digital technology. Prior to NIKE, Mr. Edwards worked at Colgate-Palmolive in Global Marketing. Mr. Edwards served Director to Mattel Inc. from 2012 to 2018, Director, NIKE Foundation and a Director, Management Leadership for Tomorrow. He received a BBA and MBA from Bernard Baruch College.
Jay Margolis — Director
Mr. Margolis is Chairman of Intuit Consulting LLC, a consulting firm specializing in retail, fashion and consumer products located in Watermill, New York since January 2008. Mr. Margolis previously served as Chairman and CEO of Cache, Inc., a publicly-held specialty chain of women’s apparel headquartered in New York. From October 2005 through July 2007, Mr. Margolis served as the President and CEO of the Apparel Group for Limited Brands, located in Ohio. Before assuming that position, he had been President and COO of Massachusetts-based Reebok International since 2001, where he also served as a Director. Mr. Margolis serves Bain Capital Specialty Finance, Inc. as a member of the board of directors since September 2016 and Lovepop, Inc. as a member of the board of directors since September 2019. Mr. Margolis has served on numerous boards including: Boston Beer (parent company of Sam Adams), Godiva Chocolatier, and Burlington Coat. He was also an executive officer of other well-known clothing brands, including Esprit, Tommy Hilfiger, Liz Claiborne, Cluett Peabody, Ron Chereskin and Bidermann Industries. Mr. Margolis has significant knowledge in consumer products retailing, merchandising, consumer insights, strategic planning and public company corporate governance. He received a B.A. from Queens College.
Executive Compensation
No executive officer has received any cash compensation for services rendered to ISAA. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of ISAA’s existing stockholders, including ISAA’s directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on ISAA’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than ISAA’s Board of Directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
After the completion of ISAA’s initial business combination, directors or members of ISAA’s management team who remain with ISAA may be paid consulting, management or other fees from the combined company. Any compensation to be paid to ISAA’s executive officers will be determined by a compensation committee constituted solely of independent directors.
ISAA is not party to any agreements with ISAA’s executive officers and directors that provide for benefits upon termination of employment.
Director Independence
Nasdaq requires that a majority of ISAA’s Board of Directors must be composed of “independent directors.” Currently, Ruma Bose, Amy Butte, Trevor A. Edwards and Jay Margolis would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of ISAA’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. ISAA’s independent directors have regularly scheduled meetings at which only independent directors are present.
ISAA will only enter into a business combination if it is approved by a majority of ISAA’s independent directors. Additionally, ISAA will only enter into transactions with its officers and directors and their respective affiliates that are on terms no less favorable to ISAA than could be obtained from independent parties. Any related-party transactions must also be approved by ISAA’s audit committee and a majority of disinterested independent directors.
Audit Committee
Under the Nasdaq listing standards and applicable SEC rules, ISAA is required to have three members of the audit committee all of whom must be independent. The audit committee consists of Ruma Bose, Trevor A. Edwards, and Jay Margolis, each of whom is an independent director under Nasdaq’s listing standards. Trevor A. Edwards is the Chairperson of the audit committee. The audit committee’s duties, which are specified in ISAA’s Audit Committee Charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to ISAA’s Board of Directors whether the audited financial statements should be included in ISAA’s Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of ISAA’s financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management ISAA’s compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by ISAA’s independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by ISAA regarding accounting, internal accounting controls or reports which raise material issues regarding ISAA’s financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by ISAA’s management team in identifying potential target businesses.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, ISAA must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. ISAA’s Board of Directors has determined that Trevor A. Edwards qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Nominating Committee
The Nominating Committee consists of Ruma Bose, Trevor A. Edwards, and Jay Margolis, each of whom is an independent director under Nasdaq’s listing standards. Ruma Bose is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on ISAA’s Board of Directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the ISAA board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the ISAA board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The ISAA board of directors also considers director candidates recommended for nomination by ISAA’s stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a meeting of stockholders). ISAA’s stockholders that wish to nominate a director for election to the ISAA board of directors should follow the procedures set forth in ISAA’s memorandum and articles of association. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
The Compensation Committee consists of Ruma Bose, Trevor A. Edwards, and Jay Margolis, each of whom is an independent director under Nasdaq’s listing standards. Trevor A. Edwards is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in ISAA’s Compensation Committee Charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to ISAA’s Chief Executive Officer’s compensation, evaluating ISAA’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of ISAA’s Chief Executive Officer’s based on such evaluation;

•
reviewing and approving the compensation of all of ISAA’s other executive officers;

•
reviewing ISAA’s executive compensation policies and plans;

•
implementing and administering ISAA’s incentive compensation equity-based remuneration plans;

•
assisting management in complying with ISAA’s proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for ISAA’s executive officers and employees;

•
if required, producing a report on executive compensation to be included in ISAA’s annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of ISAA’s existing stockholders, including ISAA’s directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires ISAA’s executive officers, directors and persons who beneficially own more than 10% of a registered class of ISAA’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of ISAA’s common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish ISAA with copies of all Section 16(a) forms filed by such reporting persons.
Based solely on ISAA’s review of such forms furnished to ISAA and written representations from certain reporting persons, ISAA believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the fiscal year ended December 31, 2021.
Code of Ethics
ISAA adopted a code of conduct and ethics applicable to ISAA’s directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of ISAA’s business.

THE SURVIVING CORPORATION’S DIRECTORS AND EXECUTIVE OFFICERS AFTER THE BUSINESS COMBINATION
The following table sets forth certain information concerning the persons who are expected to serve as directors and executive officers of the combined company following the consummation of the Business Combination:
Directors and Executive Officers	Age	Position/Title
Kevin Ma	39	Chairman of the Board, Director and Chief Executive Officer
Janice Lee	39	Director
Susanna Kwan	54	Director
Carmen Poon	58	Director
Henry Wong	49	Director
Joshua L. Spear	37	Director Nominee
Trevor A. Edwards	59	Director Nominee
Patrick Wong	40	Chief Financial Officer
Irene Cheung	40	Director of Finance and Company Secretary
Huan Nguyen	44	Chief Revenue Officer
Sujean Lee	40	Chief Experience Officer
Executive and Non-executive Directors
Kevin Ma — Upon consummation of the Business Combination, Mr. Ma will continue his role as Chief Executive Officer, Chairman and an Executive Director of the Board. Mr. Ma, who founded Hypebeast in 2007, is also a director of CORE Capital Group Limited, a controlling shareholder of Hypebeast. As Chief Executive Officer, he is primarily responsible for the overall management, business direction and strategies of Hypebeast. Mr. Ma has over 13 years of industry experience in digital media marketing, web business development and social media marketing. Mr. Ma obtained a Bachelor of Arts degree with a major in economics and psychology in May 2005 from the University of British Columbia, Canada.
Janice Lee — Upon consummation of the Business Combination, Ms. Lee will continue her role as Editor-in-Chief of Popbee and as an Executive Director of the Board. Ms. Lee joined Hypebeast on February 14, 2008 and established the Popbee website and brand, which targets Asian female millennials. She is responsible for the day-to-day operations of the Popbee website including leading its editorial team and marketing functions. She also assists in the growth and development of the company’s PRC and Hong Kong based media business. Ms. Lee has over 13 years of experience in the digital media industry. She obtained a Bachelor of Science degree with a major in biochemistry in June 2004 from Simon Fraser University, Canada.
Susanna Kwan — Upon consummation of the Business Combination, Ms. Kwan will serve as an independent non-executive director of the Board. Ms. Kwan has served as an independent non-executive director of Emperor Entertainment Hotel Limited (HKEx stock code: 0296) since August 2015. Ms. Kwan has a legal practice focusing on corporate/commercial and corporate finance matters in Hong Kong for more than 21 years, including mergers and acquisitions, regulatory compliance, public offerings, private placement of securities and open offers, joint ventures and securities related legislation. Ms. Kwan obtained a Bachelor of Laws degree in August 1989 from the London School of Economics and Political Science of the University of London, the United Kingdom.
Carmen Poon — Upon consummation of the Business Combination, Ms. Poon will continue her role as an independent non-executive director of the Board. She has over 19 years of experience in the publishing and media industry. Since September 2007, Ms. Poon has been the shareholder and director of Joyful Books Company Limited, a company that publishes Chinese books in Hong Kong. Ms. Poon commenced operating a public relations and event management business under the business name, Impact Communications Company, in 2012. Ms. Poon served as an arts consultant for the Hong Kong Arts

Development Council from January 2013 until the end of March 2017. Ms. Poon obtained a Bachelor of Arts degree in November 1985 and a Master of Arts degree in November 1991 from the University of Hong Kong.
Henry Wong — Upon consummation of the Business Combination, Mr. Wong will continue his role as an independent non-executive director of the Board. Since April 2019, Mr. Wong has started his own business and investment in the area of both healthcare and AI Education as the founder and managing partner. Mr. Wong held several key executive roles which include chief operating officer, chief human resources and IT officer at Tianda Group Limited in the period of June 2017 to March 2019. From August 2014 to March 2017, Mr. Wong worked for the finance department of Bloomberg L.P., an information technology data services company and was responsible for accounting and finance matters. Mr. Wong has over 16 years of experience in finance and professional accounting, in which he has advanced to a Fellow Certified Practising Accountant (Australia) since March 2015. Mr. Wong is also a director of Eternal Life Music Charity Foundation Limited, a chairman of Hong Kong Girl Guides New Territories Region Association and a director of Hong Kong R&D Centre for Logistics and Supply Chain Management Enabling Technologies since 2015. Mr. Wong obtained a Bachelor of Commerce degree in July 1996 from Monash University, Australia. He obtained a Master of Business Administration degree in August 2005 from Deakin University, Australia through distance learning.
Joshua L. Spear — Upon consummation of the Business Combination, Mr. Spear will serve as an independent non-executive director of the Board. A visionary investor, entrepreneur and trend spotter, Mr. Spear has been actively involved in nearly every phase of value creation inside of startups. He participated as an early investor in scores of breakthrough entities, all organized around a disruptive or contrarian thesis. Mr. Spear’s early stage investments include Uber, Grand Street (acquired by Etsy), Warby Parker, Justin’s Nut Butter (acquired by Hormel), Makespace, Archer Aviation, June Oven (acquired by Weber), Hipcamp and Styleseat. In addition to identifying Twitter as a major cultural phenomenon, Mr. Spear invested alongside Chris Sacca in Lowercase 140, a pre- IPO affiliate of investors that went on to become the largest owners in the company. Mr. Spear was nominated as a Young Global Leader by the World Economic Forum and served the Chairman of the Global Agenda Council on Social Media. He has been an active and celebrated global speaker about the digital revolution and the companies that are leading that charge. In 2007, Mr. Spear co-founded and formerly worked at Undercurrent, a consulting firm that became world renowned for applying a digital worldview to help solve some of the most complex problems facing today’s corporations and their leaders. Undercurrent has worked with premier consumer branded companies including Ford, GE, IWC, Land Rover, Live Nation and Pepsi.
Mr. Spear has lectured on Digital Strategy and the “Born Digital Generation” to a diverse group of audiences including The World Economic Forum in Davos — as well as educational institutions and universities. He was a visiting professor at KMD, KEIO University Graduate School of Media Design in Japan — where he taught a course on “The Human Brand” through an interactive lecture series. As part of his commitment to the World Economic Young Global Leader program, Mr. Spear completed a variety of educational courses including executive education modules on Global Leadership and Public Policy for the 21st Century at the Harvard Kennedy School, as well as Foundations for Leadership in the 21st Century at the Jackson Institute for Global Affairs at Yale University. He was enrolled in the University of Colorado, Boulder when he began an early “Trend Spotting” website, which ultimately led him to expand his business and investment interests in lieu of pursuing a degree in Journalism.
Trevor A. Edwards — Upon consummation of the Business Combination, Mr. Edwards will serve as an independent non-executive director of the Board. Mr. Edwards spent 25 years, from 1992 to 2018, at Nike Inc. (“NIKE”) where he was instrumental in building the NIKE brand into one of the most innovative and renowned brands around the world. He retired as the President of NIKE in 2018.
Mr. Edwards brings over 30 years of deep global expertise in brand management, product development, marketing, sales, retail, as well as the ability to leverage digital technologies to drive growth. His executive leadership roles at NIKE included strategic visioning, brand management, general, operational and P&L management of NIKE’s business. He oversaw all global geographic, category and direct-to-consumer business units, which included product design, product management, merchandising, marketing, sales, operations, digital technology, retail (physical and ecommerce), finance and human resources. During his career at NIKE, Mr. Edwards led some of the brand’s most significant innovations, including pioneering NIKE’s Integrated

Brand model, driving NIKE’s City Strategies, spearheading the creation of NIKE+, which was an innovative partnership with Apple Inc., and driving NIKE’s accelerated growth through the creation of category management offense (e.g. global football, running, sportswear, women’s, etc.).
Mr. Edwards also led NIKE’s direct-to-consumer growth strategy through NIKE.com and NIKE Digital, helping to position NIKE as a leading company in leveraging digital technology. Prior to NIKE, Mr. Edwards worked at Colgate-Palmolive in Global Marketing. Mr. Edwards served Director to Mattel Inc. from 2012 to 2018, Director, NIKE Foundation and a Director, Management Leadership for Tomorrow. He received a BBA and MBA from Bernard Baruch College.
Executive Officers and Senior Management
Patrick Wong — Upon consummation of the Business Combination, Mr. Wong will continue his role as Chief Financial Officer of the company. He is primarily responsible for the financial management of Hypebeast, including accounting, business support, strategic planning and analysis, budgeting and forecasting, mergers and acquisitions and investor relations. Mr. Wong began his professional career with PricewaterhouseCoopers in Vancouver and has more than 15 years of finance and leadership experience working with top-tier, global enterprises in Canada, the United Kingdom and Hong Kong. He obtained a Bachelor of Business Administration degree in October 2005 from Simon Fraser University in Canada, and is a member of both the Chartered Professional Accountants of British Columbia and The Institute of Chartered Accountants in England and Wales.
Irene Cheung — Upon consummation of the Business Combination, Ms. Cheung will continue her role as senior director of finance and Company Secretary. She is primarily responsible for supervising Hypebeast’s finance activities and accounting operations, liaising with external accountants, auditors and lawyers to ensure that all of the Group’s financial practices are in line with statutory regulations and legislation, and providing support to the Group’s strategic planning, budgeting and forecasting. Ms. Cheung has over 15 years of experience in audit and finance. Ms. Cheung obtained a Bachelor of Commerce degree in December 2004 from the University of Melbourne, Australia. She is a Certified Public Accountant and member of the Hong Kong Institute of Certified Public Accountants and a Certified Practising Accountant (Australia).
Huan Nguyen — Mr. Nguyen, our Chief Revenue Officer, will continue in his role upon consummation of the Business Combination. Mr. Ngyuen leads the global development, growth and performance of all processes that generate revenue across our media, agency, and all business franchises and verticals outside of HBX. Mr. Nguyen has been with Hypebeast since 2015, has been instrumental in the extraordinary growth of our North American and global Media and Agency businesses. Mr. Nguyen obtained a Bachelor of Arts degree from the University of California, Los Angeles.
Sujean Lee — Ms. Lee, our company’s Chief Experience Officer, will continue in her role upon consummation of the Business Combination. Ms. Lee oversees Hypebeast’s overall brand experience through the elevation of our consumers’ online and offline journey, accelerating the growth of our business through the direction of omnichannel and marketing strategy and by ensuring the Hypebeast brand is cohesively represented across the company’s various verticals and channels. Ms. Lee also leads our Global Communications and Public Relations departments, working with the team to deliver effective and insightful communications to our internal and external stakeholders. Previously, Ms. Lee served as Chief Operating Officer of Milk Bar (originally Momofuku Milk Bar), and prior to that as Senior Vice President of Corporate Affairs at Chobani. She holds a dual-JD/MBA from Columbia Law School and Columbia Business School, and a BA from Harvard University.
Family Relationships
Mr. Kevin Ma and Ms. Janice Lee are husband and wife.
Independence of Directors
As a result of its ordinary shares being listed on the Nasdaq Capital Market, or the Nasdaq, following consummation of the Business Combination, Hypebeast will adhere to the rules of the Nasdaq in determining whether a director is independent. The board of directors of Hypebeast has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Board Composition
The primary responsibilities of the Board will be to provide oversight, strategic guidance, counseling and directions to Hypebeast’s management. We intend to have           directors upon the consummation of the Business Combination. Kevin Ma will be appointed as Chairman of the Board and Chief Executive Officer of Hypebeast.
Committees of the Board of Directors
Upon consummation of the Business Combination, Hypebeast will establish a separately standing audit committee, compensation committee, nominating and corporate governance committee and special independent committee.
Audit Committee
Effective upon consummation of the Business Combination, Hypebeast will establish an audit committee comprised of           and           , and will be chaired by           .           will satisfy the “independence” requirements of Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act. The Board has also determined that           qualifies as an “audit committee financial expert” within the meaning of the SEC rules. The audit committee will have a written charter. The purpose of the audit committee will be, among other things, to appoint, retain, set compensation of, and supervise Hypebeast’s independent accountants, review and approve related party transactions in accordance with Nasdaq requirements, review the results and scope of the audit and other accounting related services and review Hypebeast’s accounting practices and systems of internal accounting and disclosure controls.
Compensation Committee
Effective upon consummation of the Business Combination, the board of directors of Hypebeast will establish a compensation committee. It is expected that the compensation committee will initially consist of           and           , and will be chaired by           .           will satisfy the “independence” requirements of Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act. The compensation committee will have a written charter. The purpose of the compensation committee will be to review and approve compensation paid to Hypebeast’s officers and directors and to administer Hypebeast’s incentive compensation plans, including authority to make and modify awards under such plans.
The compensation committee assists the board in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the board on Hypebeast’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management below board level.
Nominating and Corporate Governance Committee
Effective upon consummation of the Business Combination, the board of directors of Hypebeast will establish a nominating and corporate governance committee. It is expected that the nominating and corporate governance will initially consist of           and           , and will be chaired by           .           will satisfy the “independence” requirements of Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act. The nominating and corporate governance committee will have a written charter. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

Duties of Directors
Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.
The functions and powers of our Board include, among others:
•
convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•
declaring dividends and distributions;

•
appointing officers and determining the term of office of officers;

•
exercising the borrowing powers of our company and mortgaging the property of our company; and

•
approving the transfer of shares of our company, including the registering of such shares in our register of members.

Code of Ethics
Upon consummation of the Business Combination, the board of directors will adopt a code of ethics and business conduct that applies to all of our executive officers, directors and employees. The code of ethics and business conduct codifies the business and ethical principles that will govern all aspects of Hypebeast’s business.
Corporate Governance Guidelines
Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director independence, director responsibilities, roles of the Chair of the Board and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.
Employment Agreements and Indemnification Agreements
We have entered into employment agreements with each of its executive officers. Each executive officers is employed for a continuous term, or a specified time period which will be automatically extended, unless either we or the executive officer gives prior notice to terminate such employment. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including the commitment of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense other than one which in the opinion of the board does not affect the executive’s position, willful, disobedience of a lawful and reasonable order, misconduct being inconsistent with the due and faithful discharge of the executive officer’s material duties, fraud or dishonesty, or habitual neglect of his or her duties. An executive officer may terminate his or her employment at any time with a prior written notice.

Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information or trade secrets. Each executive officer has also agreed to disclose in confidence to us all inventions, intellectual and industry property rights and trade secrets which they made, discover, conceive, develop or reduce to practice during the executive officer’s employment with us and to assign to our company all of his or her associated titles, interests, patents, patent rights, copyrights, trade secret rights, trademarks, trademark rights, mask work rights and other intellectual property and rights anywhere in the world which the executive officer may solely or jointly conceive, invent, discover, reduce to practice, create, drive, develop or make, or cause to be conceived, invented, discovered, reduced to practice, created, driven, developed or made, during the period of the executive officer’s employment with us that are either related to our business, actual or demonstrably anticipated research or development or any of our products or services being developed, manufactured, marketed, sold, or are related to the scope of the employment or make use of our resources. In addition, all executive officers have agreed to be bound by non-competition and non-solicitation restrictions set forth in their agreements. Each executive officer has agreed to devote all his or her working time and attention to our business and use best efforts to develop our business and interests. Moreover, each executive officer has agreed not to, for a certain period following termination of his or her employment or expiration of the employment agreement: (i) carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with us, (ii) solicit or entice away any of our customer, client, representative or agent, or (iii) employ, solicit or entice away or attempt to employ, solicit or entice away any of our officers, managers, consultants or employees.
We have entered into indemnification agreements with its directors and executive officers, pursuant to which we will agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
Compensation of Directors and Executive Officers
In the fiscal year ended March 31, 2021, Hypebeast paid an aggregate of HKD2.6 million (US$0.3 million) in cash and benefits to its directors and executive officers as a group. Hypebeast has not set aside or accrued any amount to provide pension, retirement or other similar benefits to its executive officers and directors.
Share Option Schemes
On March 18, 2016, the Hypebeast conditionally approved and adopted the pre-HK IPO share option scheme (the “Pre-HK IPO Scheme”) and the post-IPO share option scheme (the “Post-HK IPO Scheme”) where eligible participants may be granted options entitling them to subscribe for the Hypebeast’s shares. The purpose of the share option schemes is to enable the Hypebeast to grant share options to selected participants as incentives or rewards for their contributions. The Pre-HK IPO Scheme has been expired on April 11, 2016. No further options would be granted under the Pre-HK IPO Scheme. The maximum aggregate number of shares that may be issued under the Post-HK IPO Scheme is 169,287,499, and as of the date of this proxy statement/prospectus, 56,558,332 shares are issued and outstanding.
The principal terms of the Post-HK IPO Scheme are summarized below:
Participants.   Any director of Hypebeast, any executive director of, manager of, or other employee holding an executive, managerial, supervisory or similar position in Hypebeast, any proposed employee, any full-time or part-time employee, or a person for the time being seconded to work full-time or part-time for any member of Hypebeast, a consultant, business or joint venture partner, franchisee, contractor, agent or representative of any member of Hypebeast, a person or entity that provides research, development or other technological support or any advisory, consultancy, professional or other services to any member of Hypebeast, or a close associate of any of the foregoing persons.
Maximum entitlement of each participant.   The substantial shareholders or independent non-executive directors are entitled to no more than 0.1% of the issued shares, or an aggregate value not exceeding

HK$5 million in the 12-month period up to and including the date of such grant. The grant to other participants in any 12-month period shall not exceed 1% of the issued shares from time to time.
Vesting Schedule.   As determined by Hypebeast’s board of directors upon the grant of an option.
Exercise of Awards.   Hypebeast’s board of directors shall determine the exercise or purchase price, as applicable, for each award, however such price shall not be less than whichever is the highest of (i) the closing price of the shares as stated in the Hong Kong Stock Exchange’s daily quotations sheet on the date of offer of the grant of options; (ii) the average of the closing prices of the shares as stated in the Hong Kong Stock Exchange’s daily quotations sheets for the five business days immediately preceding the date of offer of the grant of options; and (iii) the nominal value of the share.
Termination.   An option may be exercised within a period to be determined and notified by Hypebeast’s board of directors to each grantee, but shall not be more than 10 years from the date of grant of options subject to the provisions for early termination set out in the share option schemes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ISAA PRIOR TO THE BUSINESS COMBINATION
The following table sets forth information regarding the beneficial ownership of ISAA’s common stock as of _______________, 2022 by:
•
each person known by ISAA to be the beneficial owner of more than 5% of ISAA’s outstanding shares of common stock;

•
each of ISAA’s executive officers and directors that beneficially owns shares of ISAA’s common stock; and

•
all ISAA’s executive officers and directors as a group.

Unless otherwise indicated, ISAA believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The table below represents beneficial ownership of ISAA Class A common stock and Class B common stock voting together as a single class, and is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.
The beneficial ownership of common stock is based on 22,040,800 shares of common stock, consisting of (i) 16,680,000 shares of Class A common stock held by public shareholders, (ii) 1,190,800 shares of Class A common stock held by the Sponsor, and (iii) 4,170,000 shares of Class B common stock held by the Sponsor and directors and officers of ISAA.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Directors and Executive Officers:
Joshua L. Spear(3)	5,280,800	24.0%
Alexander P. Oxman(3)	5,280,800	24.0%
Amy Butte	20,000	*
Ruma Bose	20,000	*
Trevor A. Edwards	20,000	*
Jay Margolis	20,000	*
All directors, and executive officers as a group (six individuals)	5,360,800	24.3%
Five Percent or Greater Holders:
Iron Spark I LLC(4)	5,280,800	24.0%
Kepos Capital LP(5)	1,475,000	6.6%
Mark Carhart(5)	1,475,000	6.6%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 125 N. Cache St., 2nd Floor, Jackson, WY 83001.

(2)
These shares represent the Founder Shares held by ISAA’s initial stockholders. Interests shown consist solely of Founder Shares, classified as Class B common stock. Such shares will automatically convert into Class A common stock concurrently with or immediately following the consummation of ISAA’s initial business combination on a one-for-one basis, subject to adjustment.

(3)
Represents shares owned by Iron Spark I LLC, ISAA’s sponsor.

(4)
Iron Spark I LLC is managed by Joshua L. Spear and Alexander P. Oxman. Each of the directors and officers of ISAA is a member of the sponsor.

(5)
Based on information contained in a Schedule 13G filed on February 4, 2022 by Kepos Capital LP (the

“Investment Manager”), a Delaware limited partnership, and the investment adviser to certain funds and accounts (the “Kepos Funds”), with respect to the shares of Class A common stock directly held by the Kepos Funds. Mr. Mark Carhart (“Mr. Carhart”) is the managing member of Kepos Capital GP LLC, the general partner of the Investment Manager, with respect to the shares of Class A Common Stock directly held by the Kepos Funds.
ISAA’s sponsor, officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.
Restrictions on Transfers of Founder Shares and Private Placement Shares
The Founder Shares, Private Placement Shares and any shares of common stock issued upon conversion thereof are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with ISAA to be entered into by ISAA’s sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of (A) one year after the completion of ISAA’s initial business combination or (B) subsequent to ISAA’s initial business combination, (x) if the last reported sale price of ISAA’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after ISAA’s initial business combination, or (y) the date on which ISAA completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of ISAA’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Private Placement Shares, until 30 days after the completion of ISAA’s initial business combination, except in each case (a) to ISAA’s officers or directors, any affiliates or family members of any of ISAA’s officers or directors, any members of ISAA’s sponsor, or any affiliates of ISAA’s sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of ISAA’s liquidation prior to the completion of ISAA’s initial business combination; or (g) by virtue of the laws of Delaware or ISAA’s sponsor’s limited liability company agreement upon dissolution of ISAA’s sponsor, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by ISAA’s sponsor, officers and directors, as the case may be, with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).
Registration Rights
The holders of the Founder Shares, Private Placement Shares and shares that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring ISAA to register such securities for resale (in the case of the Founder Shares, only after conversion to ISAA’s common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that ISAA registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to ISAA’s completion of ISAA’s initial business combination and rights to require ISAA to register for resale such securities pursuant to Rule 415 under the Securities Act. ISAA will bear the expenses incurred in connection with the filing of any such registration statements.

SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION
The following tables sets forth information regarding the beneficial ownership of Hypebeast as of the date of this proxy statement/prospectus by:
•
each person who is expected by Hypebeast to be the beneficial owner of 5% or more of the outstanding Hypebeast Ordinary Shares immediately following the consummation of the Business Combination;

•
each person who is expected to become an executive officer or a director of Hypebeast upon consummation of the Business Combination; and

•
all of the executive officers and directors of Hypebeast as a group upon consummation of the Business Combination.

Unless otherwise indicated, Hypebeast believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all Hypebeast’s securities beneficially owned by them.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Hypebeast believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Hypebeast Ordinary Shares subject to options exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The expected beneficial ownership of shares of Hypebeast Ordinary Shares post-Business Combination assumes two scenarios:
•
Scenario 1 — Assuming No Redemptions:   This presentation assumes that no holders of ISAA shares exercise redemption rights for a pro rata share of the funds in the Trust Account.

•
Scenario 2 — Assuming Maximum Redemptions:   This presentation assumes that holders of 15,014,000 ISAA Class A common stock will exercise their redemption rights for approximately $150,146,812 of funds in the Trust Account. Hypebeast’s obligations under the Merger Agreement are subject to certain customary closing conditions. Furthermore, Hypebeast will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination (as determined in accordance with Rule 3a51-l(g)(l) of the Exchange Act (or any successor ride)). Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of maximum redemptions. Scenario 2 does not take into account the Minimum Available Cash Condition.

Based on the foregoing assumptions, and including (a) that _______________ Hypebeast Ordinary Shares are issued to the PIPE Investors pursuant to the share subscription agreements dated as of _______________, 2022 (including the _______________ Hypebeast Ordinary Shares issued to certain affiliates of the Sponsor in connection with the PIPE Investment), (b) that none of the investors set forth in the table have purchased or purchases additional shares of ISAA Class A common stock or ISAA Class B Common Stock (pre-Business Combination) or ordinary shares of Hypebeast (pre-Business Combination), and (c) that _______________ Hypebeast Ordinary Shares are issued to persons who are shareholders of Hypebeast. Hypebeast estimates that there would be 53,374,300 Hypebeast Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and that there would be 38,360,300 Hypebeast Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination, in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions and depending on whether the Permitted Equity Financing is fully subscribed, ownership figures in Hypebeast and the columns under Post-Business Combination in the table that follows will be different. Unless otherwise noted, the business address of each of the following beneficial owners is 40/F, Cable TV Tower, No.9 Hoi Shing Road, Tsuen Wan, New Territories, Hong Kong.
Name of Beneficial Owner	Pre-Business Combination and PIPE Investment			Post-Business Combination and PIPE Investment
	Hypebeast Ordinary Shares	% of Class(l)	% of Voting Power(l)	Post-Business Combination (Assuming No Redemption)			Post-Business Combination (Assuming Maximum Redemption)
				Hypebeast Ordinary Shares	% of Class	% of Voting Power	Hypebeast Ordinary Shares	% of Class	% of Voting Power
All 5% or Greater Shareholders
CORE Capital Group Limited(2)	1,485,000,000	72.29%	72.29%
Directors and Executive Officers Post-Business Combination
Kevin Ma(2)	1,485,780,000	72.33%	72.33%
Janice Lee(2)	1,485,780,000	72.33%	72.33%
Susanna Kwan	—	—	—
Carmen Poon	—	—	—
Henry Wong	—	—	—
Patrick Wong	*	*	*
Irene Cheung	*	*	*
Huan Nguyen	*	*	*
Sujean Lee	—	—	—
Joshua L. Spear	—	—	—
Trevor A. Edwards	—	—	—
All executive officers and directors as a group (11 persons)	1,499,942,501	73.03%	73.03%

*
Less than one percent (l%) of Hypebeast Ordinary Shares.

(1)
The pre-Business Combination percentage of beneficial ownership of Hypebeast is based on an aggregate of 2,054,129,231 ordinary shares of Hypebeast to be issued and outstanding.

(2)
Represents 780,000 Hypebeast Ordinary Shares directly held by Mr. Kevin Ma, 1,485,000,000 Hypebeast Ordinary Shares held by CORE Capital Group Limited, a British Virgin Islands company ultimately controlled by Mr. Kevin Ma. Ms. Janice Lee was deemed to be interested in 1,485,780,000 Hypebeast Ordinary Shares through the interest of her spouse, Mr. Kevin Ma. Registered address of CORE Capital Group Limited is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Transactions of ISAA
In February 2021, ISAA issued an aggregate of 5,031,250 Founder Shares to ISAA’s sponsor for an aggregate purchase price of $25,000 in cash. On June 8, 2021, ISAA’s sponsor returned 718,750 shares to ISAA for cancellation, resulting in 4,312,500 shares being outstanding at a price per share of $0.006. On July 26, 2021, ISAA’s sponsor forfeited an additional 142,500 shares for no consideration, resulting in an aggregate of 4,170,000 Founder Shares outstanding. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of this offering. The Founder Shares (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Simultaneously with the closing of the IPO, ISAA consummated the sale of 1,090,000 Private Placement Shares at a price of $10.00 per Private Placement Share in a private placement to the Sponsor, generating gross proceeds of $10,900,000.
ISAA granted the Underwriters in the IPO a 45-day option to purchase up to 2,250,000 additional shares to cover over-allotments, if any. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 Over-Allotment Shares, generating gross proceeds of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
Simultaneously with the closing of the exercise of the over-allotment option, the ISAA consummated the sale of 100,800 shares (the “Over-Allotment Private Placement Shares”) at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.
As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of ISAA’s officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. ISAA’s officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to ISAA.
Commencing on the closing date of the IPO, ISAA agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of ISAA’s initial business combination or ISAA’s liquidation, ISAA will cease paying these monthly fees.
Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, has been, or will be, paid by ISAA to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on ISAA’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. ISAA’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on ISAA’s behalf.
In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of ISAA’s officers and directors may, but are not obligated to, loan ISAA funds as may be required. If ISAA completes an initial business combination, ISAA would repay such loaned amounts. In the event that the initial business combination does not close, ISAA may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into shares of Class A common stock at a price of $10.00 per share at the option of the lender. The terms of such loans by ISAA’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. ISAA does not expect to seek loans from parties other than the Sponsor or affiliates of the Sponsor as ISAA does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in its trust account.

If shares of common stock are purchased by any of ISAA’s directors, officers, or the Sponsor, they will be entitled to funds from the trust account to the same extent as any public stockholder upon ISAA’s liquidation but will not have redemption rights related thereto.
Related Party Policy
ISAA’s Code of Ethics, requires ISAA to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the ISAA board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) ISAA or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of ISAA’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
ISAA also requires each of ISAA’s directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
ISAA’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between ISAA and any of ISAA’s officers and directors or their respective affiliates will be on terms believed by ISAA to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by ISAA’s audit committee and a majority of ISAA’s uninterested “independent” directors, or the members of ISAA’s Board of Directors who do not have an interest in the transaction, in either case who had access, at ISAA’s expense, to ISAA’s attorneys or independent legal counsel. ISAA will not enter into any such transaction unless ISAA’s audit committee and a majority of ISAA’s disinterested “independent” directors determine that the terms of such transaction are no less favorable to ISAA than those that would be available to ISAA with respect to such a transaction from unaffiliated third parties. Additionally, ISAA requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
Certain Transactions of Hypebeast
Related Party Transactions
Since 2011, Hypebeast entered into a series of tenancy agreements with the parents of Ms. Janice Lee, our executive director (the “Landlords”), pursuant to which the Landlords agreed to lease certain property to Hypebeast for residential use purposes. In the fiscal year ended March 31, 2020 and 2021 and for the six months ended September 30, 2021, Hypebeast incurred repayment of lease liabilities of HK$210,000, HK$210,000 (US$26,975) and HK$105,000 (US$13,487), respectively. In the fiscal year ended March 31, 2020 and 2021 and for the six months ended September 30, 2021, Hypebeast incurred an interest expense on lease liabilities of HK$6,000, HK$10,000 (US$1,285) and HK$6,000 (US$771), respectively. As of March 31, 2020, 2021 and September 30, 2021, Hypebeast recorded right-of-use assets of HK$172,000, HK$364,000 (US$46,757) and HK$266,000 (US$34,190), and lease liability of HK$164,000, HK$363,000 (US$46,628) and HK$264,000 (US$33,911), respectively.
Employment Agreements and Indemnification Agreements
See “The Surviving Corporation’s Directors and Executive Officers after the Business Combination —  Employment Agreements and Indemnification Agreements.”
Share Incentives
See “The Surviving Corporation’s Directors and Executive Officers after the Business Combination —  Share Option Schemes.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION
The following is a general discussion of the material U.S. federal income tax consequences (i) of the Business Combination to U.S. Holders (defined below) of ISAA shares of common stock (excluding any redeemed shares), (ii) of the subsequent ownership and disposition of Hypebeast Ordinary Shares received in the Business Combination and (iii) exercise of redemption rights by ISAA stockholders that are U.S. Holders. In addition, the following includes a general discussion of certain U.S. federal income tax consequences of the Business Combination to ISAA and Hypebeast.
This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of Hypebeast Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.
No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary is limited to considerations relevant to U.S. Holders that hold ISAA shares of common stock and, after the completion of the Business Combination, Hypebeast Ordinary Shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
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banks or other financial institutions, underwriters, or insurance companies;

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traders in securities who elect to apply a mark-to-market method of accounting;

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real estate investment trusts and regulated investment companies;

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tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

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expatriates or former long-term residents of the United States;

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subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

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dealers or traders in securities, commodities or currencies;

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grantor trusts;

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persons subject to the alternative minimum tax;

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U.S. persons whose “functional currency” is not the U.S. dollar;

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persons who received ISAA shares of common stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

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persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of ISAA common stock, or, after the Business Combination, the issued Hypebeast ordinary shares (excluding treasury shares); or

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holders holding ISAA shares of common stock, or, after the Business Combination, Hypebeast Ordinary Shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of ISAA shares of common stock, and, after the Business Combination, Hypebeast Ordinary Shares received in the Business Combination, that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds ISAA shares of common stock, and, after the completion of the Business Combination, Hypebeast Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of Hypebeast Ordinary Shares received in the Business Combination.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. ISAA STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF HYPEBEAST ORDINARY SHARES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders
The U.S. federal income tax consequences of the Business Combination to U.S. Holders of shares of ISAA common stock will depend, in part, on whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and whether the requirements of Section 367(a) of the Code are satisfied.
There are many requirements that must be satisfied in order for the Merger to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Merger. One such requirement, among others, is that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as ISAA, we cannot not provide guidance on whether the Merger qualifies as a reorganization. In addition, the treatment of the Merger as a reorganization would depend on whether sufficient stockholders of ISAA exchange their common stock for Hypebeast Ordinary Shares rather than redeem it for cash. If a significant number of stockholders of ISAA decide to redeem their common stock, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Section 368(a) of the Code may not be satisfied and the requirement that ISAA retain “substantially all” of its assets to qualify as a reorganization under Section 368 of the Code may not be satisfied. Due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business can qualify as a “reorganization” under Section 368(a) of the Code, legal counsel to ISAA on U.S. federal income tax matters is not able to render an opinion that the Merger will qualify as a “reorganization” under Section 368(a) of the Code. No ruling has been, or will be, sought by ISAA or Hypebeast from the IRS with respect to the Business Combination and there can be no assurance that the IRS will not challenge the qualification of the Merger as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge.
Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied in the case of the Business Combination. The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are strongly urged to consult their tax advisor concerning the application of these rules to the Merger under their particular circumstances, including whether the U.S. Holder will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.If the Merger Qualifies as a Reorganization
If the Merger qualifies as a reorganization under Section 368 of the Code and Section 367(a) does not apply, a U.S. Holder that exchanges its ISAA shares of common stock pursuant to the Business Combination should not recognize gain or loss on the exchange of ISAA shares of common stock for Hypebeast Ordinary Shares. The aggregate adjusted tax basis of a U.S. Holder in the Hypebeast Ordinary Shares received as a result of the Business Combination should equal the aggregate adjusted tax basis of the ISAA shares of common stock surrendered in the exchange. A U.S. Holder’s holding period for the Hypebeast Ordinary Shares received in the exchange should include the holding period for the ISAA shares of common stock surrendered in the exchange. If Section 367(a) of the Code applies to the Merger, a U.S. Holder may recognize gain (but not loss) as a result of the Merger.
U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of ISAA shares of common stock for Hypebeast Ordinary Shares pursuant to the Business Combination, and the qualification of the Merger as a reorganization, and the potential application of Section 367(a) to the Merger.
If the Merger Does Not Qualify as a Reorganization
If the Merger fails to qualify as a Reorganization for a reason other than the application of Section 367(a) of the Code, a U.S. Holder that exchanges its ISAA shares of common stock for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Hypebeast Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the ISAA shares of common stock exchanged. A U.S. Holder’s aggregate tax basis in the Hypebeast Ordinary Shares received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the Hypebeast Ordinary Shares received pursuant to the Business Combination will begin on the day after the date the U.S. Holder receives such Hypebeast Ordinary Shares.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the ISAA shares of common stock exceeds one year at the time of the Business Combination. Long-term capital gains of non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. It is unclear, however, whether the redemption rights with respect to the ISAA shares of common stock have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.
Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights
In the event that a U.S. Holder elects to redeem its ISAA shares of common stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the ISAA shares of common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the ISAA shares of common stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the ISAA shares of common stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the ISAA shares of common stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. It is unclear, however, whether the redemption rights with respect to the ISAA shares of common stock have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations.
If the redemption does not qualify as a sale or exchange of ISAA shares of common stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from ISAA’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ISAA shares of common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the ISAA shares of common stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of ISAA common stock treated as held by the U.S. Holder relative to all of the shares of ISAA common stock outstanding both before and after the redemption. The redemption of ISAA shares of common stock generally will be treated as a sale or exchange of the ISAA shares of common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in ISAA or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only ISAA shares of common stock actually owned by the U.S. Holder, but also shares of ISAA common stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder. In order to meet the substantially disproportionate test, the percentage of ISAA’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the ISAA shares of common stock must, among other requirements, be less than 80% of the percentage of ISAA’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the ISAA shares of common stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the ISAA common stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other ISAA shares of common stock. The redemption of the ISAA shares of common stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in ISAA. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in ISAA will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining ISAA shares of common stock, or possibly in other ISAA shares of common stock constructively owned by it.
Ownership and Disposition of Hypebeast Ordinary Shares by U.S. Holders
Distributions on Hypebeast Ordinary Shares
If Hypebeast makes distributions of cash or property on the Hypebeast Ordinary Shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of Hypebeast’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Since Hypebeast does not intend to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder generally would be required to treat all such distributions as dividends for U.S. federal income tax purposes. Any dividend generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
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Subject to the discussion below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

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the Hypebeast Ordinary Shares are readily tradable on an established securities market in the United States;

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Hypebeast is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

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the U.S. Holder satisfies certain holding period requirements; and

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the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurance that Hypebeast Ordinary Shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, there can no assurance that Hypebeast will not be treated as a PFIC in any taxable year. See discussion below under “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Hypebeast Ordinary Shares. Subject to certain exceptions, dividends on Hypebeast Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Hypebeast with respect to the Hypebeast Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”
Sale, Exchange, Redemption or Other Taxable Disposition of Hypebeast Ordinary Shares
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally would recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Hypebeast Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Hypebeast Ordinary Shares, as applicable. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Hypebeast Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Hypebeast Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized generally will be treated as U.S. source gain or loss. In the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder’s ability to claim a foreign tax credit for such non-U.S. tax is subject to various limitations and restrictions. U.S. Holders should consult their tax advisors regarding the ability to claim a foreign tax credit.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of the Hypebeast Ordinary Shares could be materially different from that described above, if Hypebeast is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:
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at least 75% of its gross income for such year is passive income; or

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at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Hypebeast will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Hypebeast owns, directly or indirectly, 25% or more (by value) of the stock.
Based on the fiscal year 2021 composition of the income, assets and operations of Hypebeast and its subsidiaries, Hypebeast does not believe it will be treated as a PFIC for the taxable year that includes the Business Combination. However, there can be no assurances in this regard, nor can there be any assurances that Hypebeast will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Hypebeast can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
Whether Hypebeast or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether Hypebeast or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Hypebeast’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of Hypebeast’s or any of its subsidiaries’ income or composition of Hypebeast’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Hypebeast were considered a PFIC at any time that a U.S. Holder owns Hypebeast Ordinary Shares, Hypebeast would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Hypebeast Ordinary Shares at their fair market value on the last day of the last taxable year in which Hypebeast is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Hypebeast Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Hypebeast subsequently becomes a PFIC.

For each taxable year that Hypebeast is treated as a PFIC with respect to a U.S. Holder’s Hypebeast Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Hypebeast Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Hypebeast Ordinary Shares will be treated as excess distributions. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Hypebeast Ordinary Shares;

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the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Hypebeast is a PFIC, will be treated as ordinary income; and

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the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Hypebeast Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds the Hypebeast Ordinary Shares as capital assets.
Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Hypebeast may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Hypebeast does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Hypebeast’s subsidiaries.
If Hypebeast is a PFIC, a U.S. Holder of Hypebeast Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a QEF election. However, a U.S. Holder may make a QEF election with respect to its Hypebeast Ordinary Shares only if Hypebeast provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. Because Hypebeast currently does not intend to provide U.S. Holders with such information on an annual basis, U.S. Holders generally would not be able to make a QEF election with respect to the Hypebeast Ordinary Shares.
A U.S. Holder of Hypebeast Ordinary Shares may also avoid taxation under the Excess Distribution Rules by making a mark-to-market election. The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. The Hypebeast Ordinary Shares, which are expected to be listed on the Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that they will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Hypebeast.
If a U.S. Holder makes a valid mark-to-market election with respect to its Hypebeast Ordinary Shares, such U.S. Holder will include in income for each year that Hypebeast is treated as a PFIC with respect to such Hypebeast Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Hypebeast Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Hypebeast Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Hypebeast Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Hypebeast Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Hypebeast

Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Hypebeast Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Hypebeast Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Hypebeast Ordinary Shares previously included in income. A U.S. Holder’s basis in the Hypebeast Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Hypebeast makes would generally be subject to the rules discussed above under “— Distributions on Hypebeast Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.
A U.S. Holder that is eligible to make a mark-to-market election with respect to its Hypebeast Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.
A U.S. Holder of a PFIC generally is required to file an IRS Form 8621 on an annual basis. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules and the associated reporting requirements to their particular circumstances.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to dividends received by U.S. Holders of Hypebeast Ordinary Shares (including constructive dividends), and the proceeds received on the sale or other taxable disposition of Hypebeast Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of ISAA shares of common stock. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
The preceding discussion of certain material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of ISSA shares of common stock or Hypebeast Ordinary Shares. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of ISSA shares of common stock or Hypebeast Ordinary Shares, including the consequences of any proposed change in applicable law.

SHARES ELIGIBLE FOR FUTURE SALE
Upon completion of this offering, Hypebeast will have a share capital comprised of 38,360,300 Hypebeast Ordinary Shares (assuming redemption by holders of 15,014,000 ISAA’s outstanding shares of common stock). All of the Hypebeast Ordinary Shares issued in connection with the Merger will be freely transferable by persons other than by Hypebeast’s “affiliates” without restriction or further registration under the Securities Act, subject to the restrictions detailed below. Sales of substantial amounts of Hypebeast Ordinary Shares in the public market could adversely affect prevailing market prices of the Hypebeast Ordinary Shares. Prior to the Business Combination, Hypebeast Ordinary Shares were traded on The Stock Exchange of Hong Kong Limited. Hypebeast intends to apply for listing of the Hypebeast Ordinary Shares on Nasdaq in connection with the Business Combination.
Transfer Restrictions
On April 3, 2022, Hypebeast announced its entry into a Sponsor Support Agreement by and among the Sponsor, Hypebeast, ISAA, and officers and directors of ISAA who hold the ISAA shares of common stock. Under the Sponsor Support Agreement, the Sponsor and the officer and directors agreed, with some exclusions, that until the termination of the Merger Agreement, they will not, and will not cause their affiliates not to, without the prior written consent of Hypebeast: (i) (a) offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any securities of ISAA held by them, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c) (collectively, a “Transfer”) or (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of ISAA securities), or enter into any other agreement, with respect to any ISAA securities, in each case, other than as set forth in the Sponsor Support Agreement or the voting and other arrangements under the organizational documents of ISAA.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of ISAA’s common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of ISAA’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) ISAA was subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as ISAA was required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of ISAA’s common stock for at least six months but who are ISAA’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding, which will equal 198,400 shares immediately after this offering (or 227,875 if the underwriters exercise their over-allotment option in full); or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by ISAA’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about ISAA.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, ISAA’s initial stockholders will be able to sell their Founder Shares and Private Placement Shares, as applicable, pursuant to Rule 144 without registration one year after ISAA have completed its initial business combination.
Registration Rights
In connection with the IPO, ISAA entered into a registration rights agreement with the Sponsor (the “Sponsor Registration Rights Agreement”) for the registration for resale under the Securities Act of the Founder Shares and Private Placement Shares (collectively, the “Sponsor Registrable Shares”). The holders of a majority of the Sponsor Registrable Shares are entitled to make up to three demands that ISAA register the Sponsor Registrable Shares. Holders of a majority of the Founder Shares or the Private Placement Shares can elect to exercise these registration rights at any time commencing on or after ISAA consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. ISAA agreed to bear the expenses incurred in connection with the filing of any such registration statement. As a condition to the consummation of the Business Combination, the Merger Sub, ISAA and the Sponsor will execute a Deed of Novation, pursuant to which the Merger Sub will assume all the rights, duties, obligations, benefits, interest, duties and liabilities of ISAA in, to and under the Sponsor Registration Rights Agreement.
As per the Merger Agreement, ISAA, the Sponsor and Hypebeast will enter into a registration rights agreement (the “Surviving Corporation Registration Rights Agreement”) governing the registration for resale under the Securities Act of (i) the Surviving Corporation’s shares of common stock issued to the shareholders of Hypebeast who are not affiliates of Hypebeast or the Surviving Corporation, (ii) all other securities of the Surviving Corporation held by the Surviving Corporation’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates immediately after the Business Combination, and (iii) _______________ of the Surviving Corporation issuable to certain service providers in connection with the closing of the Business Combination (collectively, the “Registrable Securities”). The Hypebeast Registration Rights Agreement will provide that the holders of a majority of the Registrable Securities can, at any time after the consummation of the Business Combination, make up to four demands that the Surviving Corporation register the Registrable Securities. In addition, the holders of the Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The Surviving Corporation will bear the expenses incurred in connection with the filing of any such registration statement.

DESCRIPTION OF SECURITIES
Securities of ISAA
ISAA shares of common stock are quoted on Nasdaq, under the symbols “ISAA.” The ISAA shares of common stock commenced trading on Nasdaq on June 9, 2021.
ISAA’s Amended and Restated Certificate of Incorporation requires ISAA to make quarterly dividends of $0.05 per share of Class A common stock. ISAA’s Board will meet to officially fix the record date with respect to the dividend and ISAA will announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 8-K. ISAA expects the record date to be on or shortly following the fifth business day following the end of the prior quarter and, as provided in its Amended and Restated Articles of Incorporation, to make the distributions to record date public stockholders within 15 days of the end of the prior quarter, which in any event will be in accordance with ISAA’s bylaws and the Delaware General Corporation Law, which requires that a record date not be more than sixty days prior to the date of such distribution. In accordance with ISAA’s instructions, its transfer agent, Continental Stock Transfer & Trust Company, will identify the stockholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then stockholders of record. ISAA expects the costs incurred in connection with the above-described quarterly dividends to be in the range of $10,000 to $15,000 per quarter. Such expenses will be paid from funds available to us outside the trust account for working capital purposes.
Securities of Hypebeast
The following description of the material terms of the share capital of Hypebeast following the Transactions includes a summary of specified provisions of the memorandum of asscociation (the “Memorandum of Association”) and the amended and restated articles of association of Hypebeast (the “Articles of Assocation” and together with the Memorandum of Association,the “Amended and Restated Memorandum and Articles of Association”) that are currently in effect and will remain effective after the completion of the Business Combination. This description is qualified by reference to Hypebeast’s Amended and Restated Memorandum and Articles of Association as will be in effect upon closing of the Transactions. References in this section to “we” or “us” refer to Hypebeast.
General
Hypebeast is a Cayman Islands exempted company and, as of the Closing, its affairs will be governed by the Amended and Restated Memorandum and Articles of Association, the Cayman Companies Act and the common law of the Cayman Islands. Pursuant to the Amended and Restated Memorandum and Articles of Association, Hypebeast is authorized to issue 6,000,000,000 ordinary shares of a par value of HK$0.01 each (“Ordinary Shares”). Hypebeast’s ordinary shares are currently traded on the Stock Exchange of Hong Kong, under the symbol “HYPBY” and with the stock code 00150. Hypebeast is applying to list its ordinary shares on Nasdaq in connection with the Business Combination, after which Hypebeast will be dual listed in the United States and Hong Kong.
Share Capital
All of our issued and outstanding Hypebeast Ordinary Shares are fully paid and non-assessable. The Hypebeast Ordinary Shares are issued in registered form, and are issued when registered in the register of members of Hypebeast. Hypebeast may not issue Hypebeast Ordinary Shares to bearer. Subject to the provisions of the Cayman Companies Act and the Articles of Association and, where applicable, the Listing Rules and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all unissued shares in Hypebeast are at the disposal of the board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times, for such consideration and on such terms and conditions as it in its absolute discretion thinks fit, but so that no shares shall be issued at a discount to their nominal value.
The holders of Hypebeast Ordinary Shares will be entitled to one vote per share on all matters that require a shareholder’s vote.

Subject to the provisions of the Cayman Companies Act and the Amended and Restated Memorandum and Articles of Association and to any special rights conferred on the holders of any shares or class of shares, any share may be issued (a) with or have attached thereto such rights, or such restrictions, whether with regard to dividend, voting, return of capital, or otherwise, as the Directors may determine, or (b) on terms that, at the option of Hypebeast or the holder thereof, it is liable to be redeemed.
Dividends
Hyepbeast in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by the board. The Articles of Association provide dividends may be declared and paid out of the profits of Hypebeast, realised or unrealised, or from any reserve set aside from profits which the directors determine is no longer needed. With the sanction of an ordinary resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Companies Act.
Variation of Rights
Subject to the Cayman Companies Act, if at any time the share capital of Hypebeast is divided into different classes of shares, all or any of the special rights attached to the shares or any class of shares may (unless otherwise provided for by the terms of issue of that class) be varied, modified or abrogated either with the consent in writing of the holders of not less than three fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of the Articles of Association relating to general meetings will mutatis mutandis apply, but so that the necessary quorum (other than at an adjourned or postponed meeting) shall be two persons holding or representing by proxy not less than one third in nominal value of the issued shares of that class and at any adjourned or postponed meeting two holders present in person or by proxy (whatever the number of shares held by them) shall be a quorum. Every holder of shares of the class shall be entitled to one vote for every such share held by him.
Transfer of Shares
Subject to the Amended and Restated Memorandum and Articles of Association, Nasdaq rules and the applicable law, our shareholders may transfer all or any of his or her Hypebeast Ordinary Shares by an instrument of transfer. The board may decline to recognise any instrument of transfer unless a fee (not exceeding the maximum sum as the Stock Exchange may determine to be payable) determined by the Directors is paid to Hypebeast, the instrument of transfer is properly stamped (if applicable), it is in respect of only one class of share and is lodged at the relevant registration office or registered office or such other place at which the principal register is kept accompanied by the relevant share certificate(s) and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).
Liquidation
On a winding-up of our company, subject to any rights or restrictions for the time being attached to any class of shares, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively.
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles of Association permit indemnification of officers and directorsfrom and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Certain Anti-Takeover Provisions
Certain provisions in the Amended and Restated Memorandum and Articles of Association may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for Hypebeast Ordinary Shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Ordinary Shares
The authorized but unissued Hypebeast Ordinary Shares will be available for future issuance by the board of directors on such terms as our board of directors may determine, subject to any limitations in the Amended and Restated Memorandum and Articles of Association. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Hypebeast Ordinary Shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.
Preference Shares
Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of Hypebeast Ordinary Shares may fall and the voting and other rights of the holders of Hypebeast Ordinary Shares may be materially adversely affected. Subject to the provisions of the Cayman Companies Act and the Articles of Association and to any special rights conferred on the holders of any shares or class of shares, any share may be issued (a) with or have attached thereto such rights, or such restrictions, whether with regard to dividend, voting, return of capital, or otherwise, as the Directors may determine, or (b) on terms that, at the option of Hypebeast or the holder thereof, it is liable to be redeemed.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in our best interests.
Board of Directors
Our board of directors shall consist of such number of directors as the shareholders may from time to time determine and there should be a minimum of two directors at all times. Upon the consummation of the Business Combination, our board of directors will consist of up to seven directors.
Appointment of Directors
Our directors shall, be elected by the shareholders by way of any ordinary resolution to either fill a casual vacancy or as an addition to the existing directors. Without prejudice to Hypebeast’s power to appoint a person to be a director pursuant to the Amended and Restated Memorandum and Articles of Association, the board of directors shall have power at any time to appoint any person who is willing to act as a director, either to fill casual vacancy or as an addition to the existing directors.
Any director may in writing appoint another person to be such director’s alternate, with the alternate having the authority to act in the director’s place at any meeting at which the appointing director is unable to be present. A director may, but is not required to, appoint another director to be an alternate.

Removal of Directors
A director may be removed from office by ordinary resolution of Hypebeast before the expiration of his period of office. A director will also cease to be a director if he or she (i) dies or becomes bankrupt or makes any arrangement or composition with such director’s creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns the office of director by notice in writing to the company; (iv) not being present personally or by proxy or represented by an alternate director at meetings of directors for a continuous period of six months without special leave of absence from our board of directors, and our board of directors passes a resolution that he or she has by reason of such absence vacated office; (v) ceases to be a director by virtue of any provision of law or is removed from office pursuant to the Articles of Association; or (vi) is prohibited, by any applicable law, from being a director.
Directors’ Fiduciary Duties
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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duty not to improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of members;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors and officers also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
Meetings of Shareholders
As a Cayman Islands exempted company, Hypebeast is not obliged by law to call annual general meetings. According to the Articles of Association, Hypebeast must hold an annual general meeting of the Company every year within a period of not more than fifteen (15) months after the holding of the last preceding annual general meeting or a period of not more than eighteen (18) months from the date of adoption of the Articles of Association, unless a longer period would not infringe the Listing Rules.
Capitalization of Profits and Reserves
Hyepbeast may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the shareholders or any class of shareholders who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes above, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such shareholders credited as fully paid.

Amended and Restated Memorandum and Articles of Association
The Articles of Association may be rescinded, altered or amended by the Company in general meeting by special resolution. The Articles of Association state that a special resolution shall be required to alter the provisions of the Memorandum of Association, to amend the Articles of Association or to change the name of the Company.
Mergers and Consolidations
Hypebeast may by a special resolution merge or consolidate with one or more constituent companies (as defined in the Cayman Companies Act), upon such terms as our directors may determine subject to the Cayman Companies Act.
Transfer Agent and Registrar
Following the completion of the Business Combination, Continental Stock Transfer & Trust Company will act as the transfer agent and registrar for Hypebeast Ordinary Shares.
Stock Exchange Listing
Hypebeast will apply for listing, to be effective at the time of the closing of the Business Combination, of its Hypebeast Ordinary Shares on the Nasdaq under the symbol “HYPB”. Hypebeast will not have units issued or traded following consummation of the Business Combination.
Enforceability of Civil Liability under Cayman Islands Law
Hypebeast has been advised by its Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.
Anti-Money Laundering
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Cayman Islands Data Protection Regime
We are subject to a data protection regime in the Cayman Islands, contained in The Data Protection Act, 2017 and The Data Protection Regulations, 2018 (collectively, the “DPL”). The Office of the

Ombudsman of the Cayman Islands (the “Ombudsman”) acts as supervisory authority for the DPL. The DPL provides statutory safeguards for the rights of individuals whose personal information is held and processed in the Cayman Islands or by Cayman Islands entities elsewhere. The DPL imposes obligations on Hypebeast as a data controller, in respect of any data it collects from which any living individual (a “data subject”) can be identified (“personal data”). Typically, such personal data will be provided to Hypebeast by potential investors at the time of their subscription, and may relate to individual investors or the officers, controllers and beneficial owners of entity investors. The types of data provided may include an individual’s name, residential address or other contact details, signature, nationality, place and date of birth, tax status, tax ID, bank account details, source of funds and/or source of wealth details.
Hypebeast’s obligations in relation to personal data are set out in eight data protection principles contained in the DPL. These require Hypebeast to process personal data fairly and securely and not to retain it for longer than necessary or to re-use it for other purposes. Any third party that processes data on behalf of Hypebeast must agree in writing to act only on our instructions and to keep such data secure.
The DPL gives data subjects certain rights in respect of their personal data. A data subject may require disclosure of its personal data held by or on behalf of Hypebeast and the reasons it is being processed. A data subject may also require Hypebeast to correct or to stop processing their personal data, again unless certain exemptions apply. Exemptions include, for example, the processing being necessary to comply with applicable laws and regulations. Data subjects have rights to complain to the Ombudsman if they consider that Hypebeast has not complied with the DPL. The Ombudsman has broad powers to enforce the DPL against Hypebeast, which could include monetary penalties of up to US$300,000.
Cayman Islands Privacy Notice
All entities formed or registered in the Cayman Islands, such as Hypebeast, are subject to the DPL. The DPL imposes certain obligations on us as data controllers in respect of any personal data relating to individuals that is provided to us or to any third party on our behalf.
Hypebeast may receive personal data from current and prospective investors (including, for example, personal data on individual directors and beneficial owners or controllers of entities) (“PD”).
The types of PD collected by or on behalf of Hypebeast on any individual may include their name, residential address or other contact details, signature, nationality, place and date of birth, tax status, tax ID, bank account details, source of funds and/or source of wealth details.
PD is collected by or on behalf of Hypebeast for the following purposes:
a.
Compliance with applicable laws and regulations (e.g. anti-money laundering rules requiring verification of identity; and tax transparency reporting under the Foreign Account Tax Compliance Act and Common Reporting Standard).

b.
Processing subscriptions, transfers and distributions.

c.
Risk assessment and management.

d.
Ongoing communication with current and prospective investors.

e.
Fulfilment of contractual and other obligations to Investors and other counterparties.

PD is only retained and used by or on behalf of Hypebeast to the extent reasonably necessary for the purposes stated above. Statutory retention periods may require that PD be retained for a specific period of time after a relationship comes to an end or an incipient relationship is not commenced, and generally it will be prudent for Hypebeast to retain personal data relating to any relationship until the relevant limitation periods for claims have expired.
PD may be provided by current or prospective shareholders directly to Hypebeast’s service provider, such as the transfer agent, or may later be transferred to such service providers by Hypebeast in connection with their provision of services to us.

Hypebeast takes all reasonable steps to identify and safeguard the physical and electronic security of PD that Hypebeast holds, or which is held by service providers on our behalf. PD is only received by or transferred to service providers who have provided written confidentiality and security undertakings.
Individuals who believe that their rights under the DPL have been infringed, have a right to complain to the Office of the Cayman Islands Ombudsman (https://ombudsman.ky).

REPOSITIONING OF SHARES LISTED ON THE HONG KONG STOCK EXCHANGE AND THE NASDAQ
Hypebeast Ordinary Shares are traded on the Hong Kong Stock Exchange. In connection with the listing of Hypebeast Ordinary Shares on the Nasdaq, Hypebeast is arranging for a segment of its register of shareholders to be maintained in the United States, which will be maintained by Hypebeast’s US share transfer agent, Computershare US. The principal segment of Hypebeast’s register of shareholders will be maintained by Hypebeast’s principal share registrar, Computershare HK. Holders of shares registered on United States segment of the share register will be able to reposition these shares to the principal segment of Hypebeast’s register of shareholders in Hong Kong, and vice versa.
Repositioning Shares from the United States to Hong Kong
An investor who holds shares that are registered on the United States segment of the share register (including the shares held through the services of The Depository Trust Company (“DTC”)) and who intends to reposition such shares to the Hong Kong segment of the share register, will be required to submit a register repositioning request to Computershare US together with relevant fees and any supporting documentation (if applicable). Holders within DTC must also, via a delivery order, arrange for the delivery of the shares to the DTC participant account of Computershare US.
A copy of the register repositioning request can be obtained through a written request sent to the address of Computershare US at 150 Royall Street, Canton, MA 02021, United States, or can be requested by email (!USALLGlobalTransactionTeam@computershare.com). The register repositioning request will consist of a templated form requiring the provision of information including the following:
•
the number of Hypebeast Ordinary Shares to be repositioned;

•
the name and address, or DTC participant details and account information, of the holder of shares on the United States segment of the share register from which repositioning of shares is to be processed;

•
the registered account to which the shares need to be moved to on the Hong Kong segment of the share register;

•
a confirmation that the repositioning of shares will not result in a change of beneficial ownership; and

•
the contact details for the party submitting the request in the United States and the party receiving the shares in Hong Kong in case a query with the instruction arises.

Upon receipt, Computershare US will review the instruction, reposition the shares from the United States segment of the share register and liaise with Computershare HK for recording such shares on the Hong Kong segment of the share register and issuing physical share certificate(s) to the investor or delivering securities into the Central Clearing and Settlement System (“CCASS”), in accordance with the request received. The register repositioning process takes a minimum of two business days to complete, once valid documents are provided to Computershare US. Where physical share certificates are being issued by Computershare HK, the investor can then follow the normal share deposit procedures if he/she wishes deposit the shares into CCASS.
Additional support, including the confirmation of register repositioning fees, will be available from Computershare HK and Computershare US from the date when Hypebeast’s Ordinary Shares are listed on the Nasdaq and will be set out in the register repositioning request form.
Repositioning Shares from Hong Kong to the United States
An investor who holds shares that are registered on the Hong Kong segment of the share register (including those held through the services of the CCASS) and who intends to reposition such shares to the United States segment of the share register, will be required to submit a register repositioning request to Computershare HK together with the share certificate(s), relevant fees and any supporting documentation (such as the transfer form (if the shares are deposited with, and are to be withdrawn from, CCASS), power of attorney or specimen signature, if applicable). If shares are deposited with CCASS, the investor will need to either (a) arrange for the withdrawal of the shares from CCASS or (b) arrange for the delivery of the shares to the CCASS participant account of Computershare HK.
A copy of the register repositioning request can be obtained at the address of Computershare HK at 17M, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong, can be requested by phone ((852) 2862 8500) or by Online Feedback, a web-based enquiry form (https://www.computershare.com/hk/en/online_feedback), or be accessed and downloaded from the website of Computershare HK at www.computershare.com/hk. The register repositioning request will consist of a templated form requiring the provision of the information including the following:
•
the number of Hypebeast Ordinary Shares to be repositioned;

•
the name and address of the holder of shares , or CCASS participant details and account information, on the Hong Kong segment of the share register from which repositioning of shares is to be processed;

•
the account to which the shares need to be moved to on the United States segment of the share register (which may be to a book entry recorded directly on the United States share register or to an account within DTC);

•
a confirmation that the repositioning of shares will not result in a change of beneficial ownership; and

•
the contact details for the party submitting the request in Hong Kong and the party receiving the shares in the United States in case a query with the instruction arises.

Upon receipt, Computershare HK will review the instruction, reposition the shares from the Hong Kong segment of the share register and liaise with Computershare US for the onward distribution of the shares and recording on the United States segment of the share register through The Direct Registration System (“DRS”) or the systems of DTC. The register repositioning process takes a minimum of three business days to complete.
Additional support, including confirmation of register repositioning fees, will be available from Computershare HK and Computershare US from the date when Hypebeast’s Ordinary Shares are listed on the Nasdaq and will be set out in the register repositioning request form.

COMPARISON OF RIGHTS OF HYPEBEAST SHAREHOLDERS AND ISAA STOCKHOLDERS
General
ISAA is incorporated under the laws of the State of Delaware and the rights of ISAA stockholders are governed by the laws of the State of Delaware, including the the Delaware General Corporation Law (the “DGCL”), and the ISAA Organizational Documents. Hypebeast is incorporated as a Cayman Islands exempted company and the rights of Hypebeast shareholders will be governed by the laws of the Cayman Islands, including the Cayman Companies Act, and by the Amended and Restated Memorandum and Articles of Association of Hypebeast (the “Hypebeast Articles”). Following the Business Combination, the rights of ISAA stockholders who become Hypebeast shareholders will be governed by Cayman Islands law but will no longer be governed by the ISAA Organizational Documents and instead will be governed by the Hypebeast Articles.
Comparison of Shareholders’ Rights
Set forth below is a summary comparison of material differences between the rights of ISAA stockholders under the ISAA Organizational Documents (left column), and the rights of Hypebeast shareholders under the Hypebeast Articles (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the ISAA, and the Hypebeast Articles, as well as the relevant provisions of DGCL and the Cayman Companies Act.
ISAA	HYPEBEAST
Authorized Share Capital
The total number of shares of all classes of capital stock, each with a par value of US$0.0001 per share, which ISAA is authorized to issue is 111,000,000 shares, consisting of (i) 110,000,000 shares of common stock including 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock and (ii) 1,000,000 shares of preferred stock.	The authorized share capital of Hypebeast as of the effective time of the Business Combination will be HK$60,000,000 divided into 6,000,000,000 shares of a nominal or par value of HK$0.01 each.
Number of Directors
The initial ISAA board of directors shall consist of one or more member. The number of directors of ISAA, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the board of directors.	Unless otherwise determined by shareholders in general meeting, the number of directors shall not be less than two. There shall be no maximum number of directors unless otherwise determined from time to time by the shareholders in general meeting. Shareholders may from time to time in general meeting by ordinary resolution increase or reduce the number of directors but so that the number of directors shall never be less than two.
Election of Directors
Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	Subject to the Hypebeast Articles and the Cayman Companies Act, the shareholders may by ordinary resolution elect any person to be a director either to fill a casual vacancy on the board of directors, or as an addition to the existing board of directors.

ISAA	HYPEBEAST
The directors shall have the power from time to time and at any time to appoint any person as a director either to fill a casual vacancy on the board of directors or as an addition to the existing board of directors.
Alternate Directors
No alternate directors.	Any director may at any time by writing or at a meeting of the directors appoint another person (including another director) to be such director’s alternate director. An alternate director shall, if his appointor so requests, be entitled to receive notices of meetings of the board of directors or of committees of the board of directors to the same extent as, but in lieu of, the director appointing him and shall be entitled to such extent to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate (in addition to his own vote if he is also a director).
Filling Vacancies on the Board of Directors
Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.	The shareholders may by ordinary resolution elect any person to be a director to fill a casual vacancy on the board of directors. The directors shall have the power to appoint any person as a director to fill a casual vacancy on the board of directors.
Any director appointed by the board of directors to fill a casual vacancy shall hold office until the first general meeting of shareholders after his appointment and be subject to re-election at such meeting.
Removal of Directors by Shareholders
Any director may be removed, either for or without cause, at any time by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon, either at a meeting of the holders of such shares or, whenever permitted by law, without a meeting by their written consents thereto.	The shareholders may, at any general meeting convened and held in accordance with the Hypebeast Articles, by ordinary resolution remove a director at any time before the expiration of his period of office notwithstanding anything to the contrary in the Hypebeast Articles or in any agreement between Hypebeast and such director (but without prejudice to any claim for damages under any such agreement)

ISAA	HYPEBEAST
Shareholder Meeting Quorum
Subject to the rights, if any, of the holders of any outstanding series of preferred stock, a director may be removed at any time but only for cause and only by affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.	The necessary quorum for a general meeting of the shareholders (other than at an adjourned meeting) shall be two persons (or in the case of a shareholder being a corporation, its duly authorized representative) holding or representing by proxy not less than one-third in nominal value of the issued shares of that class and at any adjourned meeting of such holders, two holders present in person or (in the case of a shareholder being a corporation) by its duly authorized representative or by proxy (whatever the number of shares held by them) shall be a quorum.
Calling a Special Meeting of Shareholders
Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders may be called only by the Chairperson or Chief Executive Officer of ISAA, or the board of directors pursuant to a resolution adopted by a majority of the board of directors.	The board of directors may whenever it thinks fit call extraordinary general meetings. Any one or more shareholders holding at the date of deposit of the requisition not less than one-tenth of the paid up capital of Hypebeast carrying the right of voting at general meetings of Hypebeast shall at all times have the right, by written requisition to the board of directors or the Secretary of the Company, to require an extraordinary general meeting to be called by the board of directors for the transaction of any business specified in such requisition.
Advance Notice of Meetings
Written or printed notice of the stockholders meeting stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, or by telegram, facsimile or cable or other electronic means, by or at the direction of the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, telex, facsimile or cable or other electronic means.	An annual general meeting must be called by notice of not less than twenty-one clear days and not less than twenty clear business days. All other general meetings (including an extraordinary general meeting) must be called by notice of not less than fourteen clear days and not less than ten clear business days unless otherwise agreed upon.
Restrictions on Outside Compensation of Directors
No restrictions on outside remuneration of directors.	No restrictions on outside remuneration of directors.

ISAA	HYPEBEAST
Shareholder Action by Written Consent
Subject to the rights, if any, of the holders of any outstanding series of preferred stock, any action required or permitted to be taken by the stockholders of ISAA must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.	Unanimous written consent required to pass a resolution without a meeting.
Voting Requirements for Amendments to Amended and Restated Memorandum and Articles of Association

Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding stock entitled to vote is required to approve the amendment of the certificate of incorporation at the stockholders’ meeting.
ISAA reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation of ISAA, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by the Amended and Restated Certificate of Incorporation of ISAA and the DGCL.
Special resolution required to amend the Hypebeast Articles.
The Bylaws of ISAA may be altered, amended, supplemented or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by a resolution adopted by a majority of the whole board of directors at any regular or special meeting of the board of directors. The stockholders shall have authority to change or repeal any by-laws adopted by the directors.
Indemnification of Directors and Officers
ISAA will indemnify any person for any proceeding by reason of being a director or officer of ISAA or, while a director or officer, of ISAA is or was serving at the request of ISAA as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity. ISAA shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred in advance of a final disposition.	The Hypebeast Articles provide for indemnification to directors, Secretary and other officers and every auditor for the time being of Hypebeast and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Hypebeast and everyone of them, and everyone of their heirs, executors and administrators, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

ISAA	HYPEBEAST
Forum Selection Provision
Unless ISAA consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring certain lawsuits.	There is no provision requiring disputes brought on behalf of Hypebeast or against Hypebest (or directors or employees of the corporation in their capacities as such) to be brought in a particular forum.
Corporate Opportunity
To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to ISAA or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Amended and Restated Certificate of Incorporation of ISAA or in the future, and ISAA renounces any expectancy that any of the directors or officers of ISAA will offer any such corporate opportunity of which he or she may become aware to ISAA, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of ISAA with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of ISAA and (i) such opportunity is one ISAA is legally and contractually permitted to undertake and would otherwise be reasonable for ISAA to pursue and (ii) the director or officer is permitted to refer that opportunity to ISAA without violating any legal obligation.	No provision for corporate opportunity.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
Hypebeast is incorporated under the laws of the Cayman Islands. Because substantially all of Hypebeast’s assets are located outside the United States, any judgment obtained in the United States against Hypebeast may not be collectible within the United States.
Hypebeast has been advised by its Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.
Hypebeast has been advised by its Hong Kong legal counsel that the recognition and enforcement of foreign judgments are subject to compliance with Hong Kong laws. The Hong Kong courts may recognize and enforce judgments from courts in other jurisdictions in accordance with Hong Kong laws based either on the ordinances of Hong Kong or common law principles. Currently, except for the arrangement with mainland China, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding recognition and enforcement of foreign court judgments nor is Hong Kong a party to any international treaties/conventions relevant to the enforcement of foreign court judgments, including with the United States or the Cayman Islands. The consequence is that foreign judgments obtained from the United States or the Cayman Islands courts can only be enforced in Hong Kong in accordance with common law principal, which entails issuing fresh proceedings in Hong Kong based on the foreign judgment.

LEGAL MATTERS
The legality of the Hypebeast Ordinary Shares offered hereby and certain other Cayman Islands legal matters will be passed upon for Hypebeast by Conyers Dill & Pearman. Certain legal matters relating to U.S. law will be passed upon for Hypebeast by Kirkland & Ellis LLP. Certain legal matters relating to U.S. law will be passed upon for ISAA by Loeb & Loeb LLP.
EXPERTS
The consolidated financial statements of Hypebeast Limited as of and for the years ended March 31, 2021 and 2020 included in this proxy statement/prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of ISAA as of December 31, 2021 and for the period from January 22, 2021 (inception) through December 31, 2021 appearing in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, to the extent set forth in their report, which includes an explanatory paragraph as to ISAA’s ability to continue as a going concern described in Note 1 to the financial statements, appearing elsewhere in this proxy statement/prospectus and are included herein in reliance on such report given upon the authority of Marcum LLP as experts in accounting and auditing.
STOCKHOLDER PROPOSALS AND OTHER MATTERS
Management of ISAA knows of no other matters which may be brought before the Meeting. If any matter other than the proposed Merger or related matters should properly come before the Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, ISAA and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of ISAA’s proxy statement/prospectus. Upon written or oral request, ISAA will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that ISAA deliver single copies of such documents in the future. Stockholders may notify ISAA of their requests by calling or writing ISAA at its principal executive offices at 125 N Cache St, 2nd Floor, Jackson, Wyoming 8300.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
ISAA is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. You can read ISAA’s SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
PAGE(S)
HYPEBEAST LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-3
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE YEARS ENDED 31 MARCH 2020 AND 2021	F-4
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AS OF 31 MARCH 2020 AND 2021	F-5
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED 31 MARCH 2020 AND 2021	F-6
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED 31 MARCH 2020 AND 2021	F-7
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-9
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021	F-68
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AS OF 31 MARCH 2021 AND 30 SEPTEMBER 2021	F-69
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021	F-70
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021	F-71
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-72
IRON SPARK I CORP
AUDITED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID #688)	F-92
BALANCE SHEET AS OF DECEMBER 31, 2021	F-93
STATEMENT OF OPERATIONS FOR THE PERIOD FROM JANUARY 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021	F-94
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM JANUARY 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021	F-95
STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021	F-96
NOTES TO FINANCIAL STATEMENTS	F-97
UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021 (Audited)	F-110
Condensed Statements of Operations for the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021 (Unaudited)	F-111
Condensed Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021 (Unaudited)	F-112

PAGE(S)
Condensed Statements of Cash Flows for the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021 (Unaudited)	F-113
Notes to Unaudited Condensed Financial Statements	F-114

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF HYPEBEAST LIMITED:
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Hypebeast Limited and its subsidiaries (the “Company”) as of 31 March 2020 and 2021, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended 31 March 2020 and 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 31 March 2020 and 2021, and the results of its operations and its cash flows for the years ended 31 March 2020 and 2021, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong, China
5 May 2022
We have served as the Company’s auditors since 2016.

HYPEBEAST LIMITED
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER
COMPREHENSIVE INCOME
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
		Year ended 31 March
	NOTES	2020	2021
		HK$’000	HK$’000
Revenue	5	751,367	674,212
Cost of revenue		(372,089)	(340,085)
Gross profit		379,278	334,127
Other income, other gains and losses	8	(4,450)	3,177
Selling and marketing expenses		(158,831)	(112,791)
Administrative and operating expenses		(125,958)	(125,005)
Impairment losses under expected credit losses model, net of reversal	4	(973)	(4,795)
Finance costs	7	(1,356)	(1,622)
Share of result of a joint venture		(1,333)	—
Profit before tax		86,377	93,091
Income tax expense	9	(20,602)	(22,507)
Profit for the year	10	65,775	70,584
Other comprehensive (expense) income
Item that may be reclassified subsequently to profit or loss:
Exchange differences arising on translation of foreign operations		(54)	3,934
Total comprehensive income for the year		65,721	74,518
Earnings per share	12
– Basic (HK cent)		3.26	3.47
– Diluted (HK cent)		3.21	3.45
The accompanying notes are an integral part of the consolidated financial statements.

HYPEBEAST LIMITED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS OF 31 MARCH 2020 AND 2021
		As of 31 March
	NOTES	2020	2021
		HK$’000	HK$’000
ASSETS
Non-current assets:
Property, plant and equipment	13	12,238	22,590
Intangible assets	14	988	962
Right-of-use assets	15	46,254	78,951
Rental deposits	20	5,298	7,465
Interest in a joint venture	16	—	—
Financial assets at fair value through profit or loss	17	—	1,647
Amount due from a joint venture	18	11,870	9,101
Deferred tax assets	27	—	479
Total non-current assets		76,648	121,195
Current assets:
Inventories	19	71,408	42,389
Trade and other receivables	20	221,400	196,942
Contract assets	21	1,855	1,484
Pledged bank deposits	22	15,603	10,000
Bank balances and cash	22	67,251	209,575
Total current assets		377,517	460,390
Total assets		454,165	581,585
EQUITY AND LIABILITIES
Current liabilities:
Trade and other payables	23	88,894	117,886
Contract liabilities	24	4,429	9,020
Bank borrowings – due within one year	25	32,836	5,996
Lease liabilities	26	15,862	15,763
Tax payables		5,976	5,661
Total current liabilities		147,997	154,326
Non-current liabilities
Lease liabilities	26	30,899	66,016
Deferred tax liabilities	27	74	—
Total non-current liabilities		30,973	66,016
Total liabilities		178,970	220,342
Capital and reserves
Share capital	28	20,231	20,459
Reserves		254,964	340,784
Total equity		275,195	361,243
Total equity and liabilities		454,165	581,585
The accompanying notes are an integral part of the consolidated financial statements.

HYPEBEAST LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
	Share capital	Share premium	Translation reserve	Share options reserve	Accumulated profits	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
At 1 April 2019	20,000	25,275	12	4,656	156,024	205,967
Profit for the year	—	—	—	—	65,775	65,775
Exchange differences arising on translation of foreign operations	—	—	(54)	—	—	(54)
Total comprehensive (expense) income for the year	—	—	(54)	—	65,775	65,721
Exercise of share options	231	4,304	—	(2,545)	—	1,990
Recognition of share-based payment expense	—	—	—	6,413	—	6,413
Dividend paid	—	—	—	—	(4,896)	(4,896)
At 31 March 2020	20,231	29,579	(42)	8,524	216,903	275,195
Profit for the year	—	—	—	—	70,584	70,584
Exchange differences arising on translation of foreign operations	—	—	3,934	—	—	3,934
Total comprehensive income for the year	—	—	3,934	—	70,584	74,518
Exercise of share options	228	7,194	—	(2,895)	—	4,527
Recognition of share-based payment expense	—	—	—	7,003	—	7,003
At 31 March 2021	20,459	36,773	3,892	12,632	287,487	361,243
The accompanying notes are an integral part of the consolidated financial statements.

HYPEBEAST LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
OPERATING ACTIVITIES
Profit before tax	86,377	93,091
Adjustments for:
Depreciation of property, plant and equipment	4,606	6,525
Depreciation of right-of-use assets	13,347	21,253
Amortisation of intangible assets	25	105
Share-based payment expense	6,413	7,003
Loss on disposal of property, plant and equipment	84	146
Gain on termination of lease	—	(67)
Impairment losses under expected credit loss model net of reversal	973	4,795
Write-down of inventories	1,042	1,038
Share of result of a joint venture	1,333	—
Finance costs	1,356	1,622
Bank interest income	(78)	(361)
Operating cash flows before movements in working capital	115,478	135,150
(Increase) decrease in inventories	(4,648)	27,981
(Increase) decrease in trade and other receivables	(50,719)	23,486
Decrease in contract assets	7,081	371
(Decrease) increase in trade and other payables	(768)	27,511
Increase in contract liabilities	1,214	4,591
Cash generated from operations	67,638	219,090
Income taxes paid	(21,993)	(23,375)
NET CASH FROM OPERATING ACTIVITIES	45,645	195,715
INVESTING ACTIVITIES
Placement of pledged bank deposits	(25,586)	(10,000)
Purchase of property, plant and equipment	(7,135)	(16,932)
Advance to a joint venture	(5,155)	(1,250)
Investment in financial asset at fair value through profit or loss	—	(1,647)
Payments for rental deposits	(750)	(289)
Purchase of intangible assets	(1,013)	—
Withdrawal of pledged bank deposits	16,706	15,603
Proceeds from disposal of property, plant and equipment	21	—
Bank interest received	78	361
Refund of rent deposits	—	1,890
NET CASH USED IN INVESTING ACTIVITIES	(22,834)	(12,264)
The accompanying notes are an integral part of the consolidated financial statements.

	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
FINANCING ACTIVITIES
Repayment of bank borrowings	(60,109)	(34,118)
Proceeds from bank borrowings	65,955	7,278
Repayment of lease liabilities	(12,840)	(19,092)
Proceeds from issuance of shares upon exercise of share options	1,990	4,527
Interest paid for bank borrowings	(947)	(493)
Interest paid for lease liabilities	(409)	(1,129)
Dividend paid	(4,896)	—
NET CASH USED IN FINANCING ACTIVITIES	(11,256)	(43,027)
NET INCREASE IN CASH AND CASH EQUIVALENTS	11,555	140,424
CASH AND CASH EQUIVALENT AT BEGINNING OF THE YEAR	55,727	67,251
EFFECT OF FOREIGN EXCHANGE RATE CHANGES	(31)	1,900
CASH AND CASH EQUIVALENTS AT END OF THE YEAR, representing bank balances and cash	67,251	209,575

The accompanying notes are an integral part of the consolidated financial statements.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
1.
GENERAL

Hypebeast Limited (“the Company”) was incorporated in the Cayman Islands as an exempted company and registered in the Cayman Islands with limited liability under the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands on 25 September 2015. The Company’s shares were listed on Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”).
Its registered office is located at Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands. The address of its principal place of business is 10/F, KC100, 100 Kwai Cheong Road, Kwai Chung, Hong Kong.
The Company is an investment holding company, its subsidiaries and variable interest entity (“VIE”) (hereinafter together with the Company collectively referred to as the “Group”) are principally engaged in the provision of advertising spaces services, provision of services for creative agency projects, publication of magazines and operation of online and offline retail platform. Its parent and ultimate holding company is CORE Capital Group Limited, a private company incorporated in the British Virgin Islands. Its ultimate controlling party is Mr. Ma Pak Wing Kevin (“Mr. Ma”).
The consolidated financial statements are presented in Hong Kong dollars (“HK$”), which are the same as the functional currency of the Company.
As of 31 March 2020 and 2021, the Group’s subsidiaries and VIE are set out below:
Name of subsidiaries and VIE	Place of incorporation / registration	Issued and fully paid-up share	Attributable equity interest held by the Group				Principal activities
			Directly		Indirectly
			2020	2021	2020	2021
			%	%	%	%
Subsidiaries
COREone Limited	The British Virgin Island (“BVI”)	US$1	100%	100%	—	—	Investment holding
COREtwo Limited	BVI	US$1	100%	100%	—	—	Investment holding
COREthree Limited	BVI	US$1	100%	100%	—	—	Investment holding
Hypebeast Hong Kong Limited	Hong Kong	HK$1,000	—	—	100%	100%	Provision of advertising spaces services, services for creative agency projects, operation of online and offline retail platform and publication of magazines
102 Media Lab Limited	Hong Kong	HK$1,000	—	—	100%	100%	Provision of advertising spaces services
Hypebeast UK Limited	UK	GBP1	—	—	100%	100%	Provision of advertising spaces services
Hypebeast Inc.	US	US$5,000	—	—	100%	100%	Investment holding
HBX New York Inc.	US	US$100	—	—	100%	100%	Customer service support of HBX retail operation
HBX 41 Division LLC	US	US$100	—	—	100%	100%	HBX retail operation
Cravee Limited	Hong Kong	HK$1,000	—	—	85%	85%	Inactive
Hype Capital Limited	BVI(1)	US$1	—	—	—	100%	Investment holding

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
1.
GENERAL (continued)

Name of subsidiaries and VIE	Place of incorporation / registration	Issued and fully paid-up share	Attributable equity interest held by the Group				Principal activities
			Directly		Indirectly
			2020	2021	2020	2021
			%	%	%	%
Hypebeast Japan 株式會社	Japan	JPY10,000,000	—	—	100%	100%	Provision of advertising spaces services and services for creative agency projects
北京賀彼貿易有限公司(2) (“北京賀彼” or “Beijing Hypebeast”)	PRC	RMB1,000,000	—	—	100%	100%	Provision of services for creative agency projects
VIE
賀彼文化傳播(北京)有限公司(3) (“賀 彼文化” or “Hypebeast Cultural”)	PRC	RMB383,000	—	—	VIE	VIE	Provision of advertising spaces services

(1)
Hype Capital Limited was newly incorporated on 15 March 2021.

(2)
The entity was registered as a wholly foreign-owned enterprise under PRC law.

(3)
The entity is a limited liability company established under the PRC law and legally owned by an individual (the “Legal Owner”). Under certain agreements (the “VIE Agreements”) entered into among the Legal Owner, Hypebeast Cultural and Beijing Hypebeast, Beijing Hypebeast has the practical ability to direct the relevant activities of Hypebeast Cultural unilaterally and accordingly, the Group was deemed to have control over Hypebeast Cultural.

None of the subsidiaries had issued any debt securities at the end of both reporting periods.
Consolidation of Variable Interest Entity
In order to comply with the PRC laws and regulations which restrict foreign control of companies involved in provision of value-added telecommunications services, which is classified as one of the restricted business, the Group operates its restricted business in the PRC through Hypebeast Cultural, its PRC domestic company, whose equity interests are held by the Legal Owner.
The Group deemed to obtain the control over the finance and operation of Hypebeast Cultural for purpose of accounting and the entire interests and benefits generated by entering into the VIE Agreements on 27 August 2019 among the Legal Owner, Hypebeast Cultural and Beijing Hypebeast. The VIE Agreements include (i) the loan agreement, (ii) the exclusive option and equity trust agreement, (iii) the service agreement, (iv) the equity pledge agreement, and (v) the non-competition agreement. The VIE Agreements can be extended at the Group’s options prior to the expiration date. Management concluded that Hypebeast Cultural is consolidated VIE of the Group, of which the Group is the ultimate primary beneficiary. As such, the Group consolidated the financial results of Hypebeast Cultural in the Group’s consolidated financial statements.
(i)
The Loan Agreement

Pursuant to the Loan Agreement, Beijing Hypebeast has granted an interest-free loan to the Legal Owner of the Hypebeast Cultural with the sole purpose of investing into the equity interest in Hypebeast Cultural. Beijing Hypebeast can require the Legal Owner to settle the loan amount with the equity interest of Hypebeast Cultural, subject to any applicable PRC laws, rules and regulations. The Loan Agreement is renewable upon expiration.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
1.
GENERAL (continued)

(ii)
The Exclusive Option and Equity Trust Agreement

Pursuant to the Exclusive Option and Equity Trust Agreement, the Legal Owner has granted the full power and authority to Beijing Hypebeast or its nominee (i) exercise an option to purchase all or part of the Legal Owner’s equity interests in Hypebeast Cultural at the consideration being either RMB1 (or any price mutually agreed by the parties) or the minimum price allowed by applicable laws if such transfer of equity interests is allowed by the applicable PRC laws (“Exclusive Option”); and (ii) purchase all or part of the assets of Hypebeast Cultural at the minimum price allowed under the applicable PRC laws during the option period, being the period from the effective date of the Exclusive Option and Equity Trust Agreement to the date on which all the equity interest in Hypebeast Cultural having been transferred to Beijing Hypebeast or its nominee. Without the prior written consent of Beijing Hypebeast, Hypebeast Cultural and the Legal Owner shall not engage in any transaction or action which will create any substantive influence to the assets, business, rights or operation management of Hypebeast Cultural and its investment company, controlling or shareholding company. The Legal Owner has executed a power of attorney to grant Beijing Hypebeast the power of attorney to act on its behalf on all matters pertaining Hypebeast Cultural and to exercise all of its rights as a shareholder, including but not limited to convene, attend and vote at shareholders’ meetings, designate and appoint directors and senior management members. The Exclusive Option and Equity Trust Agreement shall remain effective during the exercise period unless terminated by Beijing Hypebeast by written notice.
(iii)
The Service Agreement

Pursuant to the Service Agreement, Beijing Hypebeast shall provide to Hypebeast Cultural certain management consulting and technical services, including but not limited to business and strategic planning, marketing development, clientele management and development, software development and application, etc. at the agreed service fees. The service fee shall be an amount reasonable determined by Beijing Hypebeast, which is based on the management consulting and technical service provided by Beijing Hypebeast to Hypebeast Cultural under the Service Agreement. Beijing Hypebeast has the exclusive proprietary rights to all intellectual property rights created or bought by Hypebeast Cultural. In the absence of prior written prior consent of Beijing Hypebeast, Hypebeast Cultural may not accept any management consulting and technical services provided by any third party.
(iv)
Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, the Legal Owner has pledged all her equity interests in Hypebeast Cultural as well as all rights and benefits relating to such equity interests to Beijing Hypebeast to secure Hypebeast Cultural and Legal Owner’s due performance of their respective obligations under the VIE Agreements. During the term of the pledge, all interests, distributions and dividends arising from the pledged equity shall belong to Beijing Hypebeast. The pledge shall remain valid until the last contract in the VIE Agreements is terminated (including any renewal).
(v)
Non-Competition Agreement

Pursuant to the Non-Competition Agreement, the Legal Owner agreed to avoid any direct or indirect competition in the same business with Beijing Hypebeast and Hypebeast Cultural, during the period that the Legal Owner pledged her respective interests in Hypebeast Cultural. Such businesses include, but are not limited to (i) management consulting, marketing and promotion planning and economic and trade consulting services; technical development, consulting, assignment, services business under type II value-added telecommunication services; and (iii) sales of clothes, apparel accessories and daily necessities, commission agent (excluding auctioning) and the importation and exportation of goods and technology.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
1.
GENERAL (continued)

The Non-Competition Agreement has a term of ten (10) years commencing from the effective date. At the request of Beijing Hypebeast, the Non-competition Agreement may be renewed for a further term of the (10) years for unlimited times. Notwithstanding the above, all obligations of the Legal Owner under the Non-Competition Agreement shall automatically terminate upon the expirations of two (2) years from the date on which the Legal Owner is no longer a shareholder, director or staff of Hypebeast Cultural.
Risks in relation to the VIE structure
The Company believes that the contractual arrangements among Beijing Hypebeast, Hypebeast Cultural and its shareholder are in compliance with the current PRC laws and legally enforceable. However, uncertainties in the interpretation and enforcement of the PRC laws, regulations and policies could limit the Company’s ability to enforce these contractual arrangements. As a result, the Company may be unable to consolidate the Hypebeast Cultural in the consolidated financial statements. The Company’s ability to control the VIE also depends on the authorization by the shareholder of the Hypebeast Cultural to exercise voting rights on all matters requiring shareholder’s approval in the Hypebeast Cultural. The Company believes that the agreements on authorization to exercise shareholder’s voting power are legally enforceable. If the corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:
•
revoking the business licenses of such entities;

•
discontinuing or restricting the conduct of any transactions between the Company and Hypebeast Cultural;

•
imposing fines, confiscating the income from Hypebeast Cultural, or imposing other requirements with which the Company or Hypebeast Cultural may not be able to comply;

•
requiring the Company to restructure its ownership structure or operations, including terminating the Contractual Arrangements with Hypebeast Cultural and deregistering the equity pledges of Hypebeast Cultural, which in turn would affect Company’s ability to consolidate, derive economic interests from, or exert effective control over Hypebeast Cultural; or

•
restricting or prohibiting Company’s use of the proceeds of any of its financing outside PRC to finance Company’s business and operations in PRC.

The following table sets forth the assets, liabilities, results of operations and changes in cash, cash equivalents of the Hypebeast Cultural (the “VIE”) structured by the VIE Agreements, which have eliminated the intercompany transactions:
	As of 31 March
	2020	2021
	HK$’000	HK$$’000
Trade and other receivables	11,543	10,756
Bank balances and cash	7,867	14,661
Other assets	134	972
Total assets	19,544	26,389
	As of 31 March
	2020	2021
	HK$’000	HK$$’000
Trade and other payables	5,658	11,027

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
1.
GENERAL (continued)

	As of 31 March
	2020	2021
	HK$’000	HK$$’000
Total liabilities	5,658	11,027

	For the year ended 31 March
	2020	2021
	HK$’000	HK$$’000
Total revenues	32,766	34,975
Profit for the year	14,034	16,820
	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Net cash generated from operating activities	229	341
Net cash generated from investing activities	6	33
As of 31 March, 2020 and 2021, the total assets of the Group’s consolidated VIE after eliminating the intra-company balances and transactions within the Group were HK$19,544,000 and HK$26,389,000 respectively, which were mainly consisting of bank balance and cash, trade and other receivables, and other assets. As of 31 March, 2020 and 2021, the total liabilities of the consolidated VIE after eliminating the intra-company transactions within the Group were HK$5,658,000 and HK$11,027,000 respectively, which were mainly consisting of trade and other payables.
For the years ended 31 March, 2020 and 2021, the total net revenues of the Group’s consolidated VIE were HK$32,766,000 and HK$34,975,000, respectively, which have been reflected in the Group’s consolidated financial statements with the intra-company transactions within the Group eliminated.
There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests that require the Company to provide financial support to the VIE. However, if the VIE was ever to need financial support, the Company may, at its option and subject to statutory limits and restrictions, provide financial support to the VIE through loans to the shareholders of the VIE or entrustment loans to the VIE.
The Company believes that there are no assets held in the consolidated VIE that can be used only to settle obligations of the VIE, except for registered capital and the PRC statutory reserves. As the consolidated VIE is incorporated as a limited liability company under the PRC Company Law, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the consolidated VIE.
Relevant PRC laws and regulations restrict the VIE from transferring a portion of their net assets, equivalent to the balance of its registered capital and the PRC statutory reserves, to the Company in the form of loans and advances or cash dividends.
2.
ADOPTION OF NEW FINANCIAL REPORTING FRAMEWORK AND NEW AND REVISED STANDARDS IN ISSUE BUT NOT YET EFFECTIVE

For the purpose of preparing and presenting the consolidated financial statements for the years ended 31 March 2020 and 2021, the Group has adopted the relevant new and amendments to International Financial

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
2.
ADOPTION OF NEW FINANCIAL REPORTING FRAMEWORK AND NEW AND REVISED STANDARDS IN ISSUE BUT NOT YET EFFECTIVE (continued)

Reporting Standards (“IFRSs”), and the related interpretations issued by the International Accounting Standards Board (“IASB”), which are effective for the accounting period beginning on 1 or after 1 April 2020.
New and amendments to IFRSs in issue but not yet effective
The Group has not early applied the following new and amendments to IFRSs and International Accounting Standards (“IASs”) that have been issued but are not yet effective:
IFRS 17	Insurance Contracts and the related Amendments(5)
Amendments to IFRS 3	Reference to the Conceptual Framework(4)
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	Interest Rate Benchmark Reform — Phases 2(2)
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture(6)
Amendments to IFRS 16	Covid-19-Related Rent Concessions (1)
Amendment to IFRS 16	Covid-19-Related Rent Concessions beyond 30 June 2021(3)
Amendments to IAS 1	Classification of Liabilities as Current or Non-current(5)
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies(5)
Amendments to IAS 8	Definition of Accounting Estimates(5)
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction(5)
Amendments to IAS 16	Property, Plant and Equipment — Proceeds before Intended Use(4)
Amendments to IAS 37	Onerous Contracts — Cost of Fulfilling a Contract(4)
Amendments to IFRS Standards	Annual Improvements to IFRSs 2018 — 2020(4)

(1)
Effective for annual periods beginning on or after 1 June 2020

(2)
Effective for annual periods beginning on or after 1 January 2021

(3)
Effective for annual periods beginning on or after 1 April 2021

(4)
Effective for annual periods beginning on or after 1 January 2022

(5)
Effective for annual periods beginning on or after 1 January 2023

(6)
Effective for annual periods beginning on or after a date to be determined

The directors of the Company anticipate that the application of all new and amendments to IFRSs will have no material impact on the consolidated financial statements in the foreseeable future.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

3.1
Basis of preparation of consolidated financial statements

The consolidated financial statements have been prepared in accordance with IFRSs issued by the IASB. For the purpose of preparation of the consolidated financial statements, information is considered material if such information is reasonably expected to influence decisions made by primary users.
The directors of the Company have, at the time of approving the consolidated financial statements, a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the consolidated financial statements.
The consolidated financial statements have been prepared on the historical cost basis except for certain financial assets that are measured at fair values at the end of each reporting period, as explained in the accounting policies set out below.
Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.
3.2
Significant accounting policies

(a)
Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including VIE) controlled by the Company and its subsidiaries. Control is achieved when the Company:
•
has power over the investee;

•
is exposed, or has rights, to variable returns from its involvement with the investee; and

•
has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.
Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the reporting periods are included in the consolidated statement of profit or loss and other comprehensive income from the date the Group gains control until the date when the Group ceases to control the subsidiary. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.
All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.
(b)
Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment that are within the scope of the IFRS 2 Share-based Payment, leasing transactions that are accounted for in accordance with IFRS 16 Leases (“IFRS 16”), and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 Inventories (“IAS 2”) or value in use in IAS 36 Impairment of Assets (“IAS 36”).
For financial instruments which are transacted at fair value and a valuation technique that unobservable inputs are to be used to measure fair value in subsequent periods, the valuation technique is calibrated so that at initial recognition the results of the valuation technique equals the transaction price.
In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:
•
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•
Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•
Level 3 inputs are unobservable inputs for the asset or liability.

For assets and liabilities that are recognized at fair value in the consolidated financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.
(c)
Interest in a joint venture

A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.
The results and assets and liabilities of a joint venture are incorporated in these consolidated financial statements using the equity method of accounting. The financial statements of a joint venture used for equity accounting purposes are prepared using uniform accounting policies as those of the Group for like transactions and events in similar circumstances. Under the equity method, an investment in a joint venture is initially recognised in the consolidated statements of financial position at cost and adjusted thereafter to recognise the Group’s share of the profit or loss and other comprehensive income of the joint venture. Changes in net assets of the joint venture other than profit or loss and other comprehensive income are not accounted for unless such changes resulted in changes in ownership interest held by the Group. When the Group’s share of losses of a joint venture exceeds the Group’s interest in that joint venture, the Group discontinues recognising its share of further losses. Additional losses are recognised only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the joint venture.
The Group assesses whether there is an objective evidence that the interest in a joint venture may be impaired. When any objective evidence exists, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs of disposal) with its carrying amount. Any

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

impairment loss recognised is not allocated to any asset, including goodwill, that forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognised in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.
When a group entity transacts with a joint venture of the Group, profits and losses resulting from the transactions with the joint venture are recognised in the Group’s consolidated financial statements only to the extent of interests in the joint venture that are not related to the Group.
(d)
Revenue from contracts with customers

The Group recognises revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer.
A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.
Control is transferred over time and revenue is recognised over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:
•
the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;

•
the Group’s performance creates or enhances an asset that the customer controls as the Group performs; or

•
the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognised at a point in time when the customer obtains control of the distinct good or service.
A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9 Financial Instruments (“IFRS 9”). In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.
A contract liability represents the Group's obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.
A contract asset and a contract liability relating to the same contract are accounted for and presented on a net basis.
Over time revenue recognition: measurement of progress towards complete satisfaction of a performance obligation
Output method
The progress towards complete satisfaction of a performance obligation is measured based on output method, which is to recognise revenue on the basis of direct measurements of the value of the goods or services transferred to the customer to date relative to the remaining goods or services promised under the contract, that best depict the Group’s performance in transferring control of goods or services.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Principal versus agent
When another party is involved in providing goods or services to a customer, the Group determines whether the nature of its promise is a performance obligation to provide the specified goods or services itself (i.e. the Group is a principal) or to arrange for those goods or services to be provided by the other party (i.e. the Group is an agent).
The Group is a principal if it controls the specified good or service before that good or service is transferred to a customer.
The Group is an agent if its performance obligation is to arrange for the provision of the specified good or service by another party. In this case, the Group does not control the specified good or service provided by another party before that good or service is transferred to the customer. When the Group acts as an agent, it recognises revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party.
Contract costs
Incremental costs of obtaining a contract
Incremental costs of obtaining a contract are those costs that the Group incurs to obtain a contract with a customer that it would not have incurred if the contract had not been obtained.
The Group recognises such costs (such as sales commissions) as an asset if it expects to recover these costs. The asset so recognised is subsequently amortised to profit or loss on a systematic basis that is consistent with the transfer to the customer of the goods or services to which the assets relate.
The Group applies the practical expedient of expensing all incremental costs to obtain a contract if these costs would otherwise have been fully amortised to profit or loss within one year.
(e)
Leases

Definition of a lease
A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
For contracts entered into or modified on or after the date of initial application or arising from business combinations, the Group assesses whether a contract is or contains a lease based on the definition under IFRS 16 at inception, modification date or acquisition date, as appropriate. Such contract will not be reassessed unless the terms and conditions of the contract are subsequently changed.
Allocation of consideration to components of a contract
For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.
The Group also applies practical expedient not to separate non-lease components from lease component, and instead account for the lease component and any associated non-lease components as a single lease component.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Short-term leases
The Group applies the short-term lease recognition exemption to leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. Lease payments on short-term leases are recognised as expense on a straight-line basis or another systematic basis over the lease term.
Right-of-use assets
The cost of right-of-use asset includes:
•
the amount of the initial measurement of the lease liability;

•
any lease payments made at or before the commencement date, less any lease incentives received;

•
any initial direct costs incurred by the Group; and

•
an estimate of costs to be incurred by the Group in dismantling and removing the underlying assets, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities.
Right-of-use assets are depreciated on a straight-line basis over the shorter of their estimated useful lives and the lease terms.
The Group presents right-of-use assets as a separate line item on the consolidated statements of financial position.
Refundable rental deposits
Refundable rental deposits paid are accounted under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.
Lease liabilities
At the commencement date of a lease, the Group recognises and measures the lease liability at the present value of lease payments that are unpaid at that date. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable.
The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable.
Variable lease payments that do not depend on an index or a rate are not included in the measurement of lease liabilities and right-of-use assets, and are recognised as expense in the period in which the event or condition that triggers the payment occurs.
When a lease contract contains a specific clause that provides for rent reduction or suspension of rent in the event that the underlying assets (or any part thereof) are affected by adverse events beyond the control of the Group and the lessor so as to render the underlying assets unfit or not available for

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

use, the relevant rent reduction or suspension of rent resulting from the specific clause is accounted for as part of the original lease and not as a lease modification. Such rent reduction or suspension of rent is recognised in profit or loss in the period in which the event or condition that triggers those payments to occur.
After the commencement date, lease liabilities are adjusted by interest accretion and lease payments.
The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever the lease term has changed in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.
The Group presents lease liabilities as a separate line item on the consolidated statements of financial position.
The Group as a lessee
Lease modifications
The Group accounts for a lease modification as a separate lease if:
•
the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

•
the consideration for the leases increases by an amount commensurate with the stand- alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

For a lease modification that is not accounted for as a separate lease, the Group remeasures the lease liability, less any leases incentives receivables, based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.
The Group accounts for the remeasurement of lease liabilities by making corresponding adjustments to the relevant right-of-use asset. When the modified contract contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the modified contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.
(f)
Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognised at the rates of exchange prevailing at the dates of the transactions. At the end of the reporting periods, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that dates. Non- monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.
Exchange differences arising on the settlement of monetary items, and on retranslation of monetary items, are recognised in profit or loss in the period in which they arise.
For the purposes of presenting the consolidated financial statements, the assets and liabilities of the Group’s operations are translated into the presentation currency of the Group (i.e. HK$) using exchange

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

rates prevailing at the end of each reporting period. Income and expenses items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity under the heading of translation reserve (attributed to non-controlling interests as appropriate).
(g)
Borrowing costs

Borrowing costs which are not directly attributable to the acquisition, construction or production of qualifying assets are recognised in profit or loss in the period in which they are incurred.
(h)
Employee benefit

Retirement benefit costs
Payments to state-managed retirement schemes/the Mandatory Provident Fund Scheme (“MPF Scheme”) are recognised as an expense when employees have rendered service entitling them to the contributions.
Short-term employee benefits
Short-term employee benefits are recognised at the undiscounted amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognised as an expense unless another IFRS requires or permits the inclusion of the benefit in the cost of an asset.
A liability is recognised for benefits accruing to employees (such as wages and salaries and annual leave) after deducting any amount already paid.
(i)
Share-based payment

Equity-settled share-based payment transactions
Share options granted to directors and employees
Equity-settled share-based payments to directors of the Company and employees of the Group who have contributed or will contribute to the Group are measured at the fair value of the equity instruments at the grant date.
The fair value of the equity-settled share-based payments without taking into consideration all non-market vesting conditions determined at the grant date is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity (share options reserve). At the end of each reporting period, the Group revises its estimate of the number of equity instruments expected to vest based on assessment of all relevant non-market vesting conditions. The impact of the revision of the original estimates, if any, is recognised in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the share options reserve. For share options that vest immediately at the date of grant, the fair value of the share options granted is expensed immediately to profit or loss.
When share options are exercised, the amount previously recognised in share options reserve will be transferred to share premium. When share options are forfeited after the vesting date or are still not

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

exercised at the expiry date, the amount previously recognised in share options reserve will be transferred to accumulated profits.
(j)
Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.
The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit before tax because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.
Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated statements of financial position and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.
Deferred tax liabilities are recognised for taxable temporary differences associated with investments in subsidiaries and interest in a joint venture, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.
The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.
The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to settle the carrying amount of its liabilities.
For the purposes of measuring deferred tax for leasing transactions in which the Group recognises the right-of-use assets and the related lease liabilities, the Group first determines whether the tax deductions are attributable to the right-of-use assets or the lease liabilities.
For leasing transactions in which the tax deductions are attributable to the lease liabilities, the Group applies IAS 12 Income Taxes requirements to right-of-use assets and lease liabilities separately. Temporary differences on initial recognition of the relevant right-of-use assets and lease liabilities are not recognised due to application of the initial recognition exemption. Temporary differences arising from subsequent revision to the carrying amounts of right-of-use assets and lease liabilities, resulting from remeasurement of lease liabilities and lease modifications, that are not subject to initial recognition exemption are recognised on the date of remeasurement or modification.
Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

tax assets against current tax liabilities and when they relate to income taxes levied to the same taxable entity by the same taxation authority.
Current and deferred tax is recognised in profit or loss.
(k)
Property, plant and equipment

Property, plant and equipment held for use in the supply of goods or services, or for administrative purposes, are stated in the consolidated statements of financial position at cost less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.
Leasehold improvements in the course of construction for production, supply or administrative purposes are carried at cost, less any recognised impairment loss. Costs include any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and, for qualifying assets, borrowing costs capitalised in accordance with the Group’s accounting policy. Depreciation of these assets, on the same basis as other property assets, commences when the assets are ready for their intended use.
Depreciation is recognised so as to write off the cost of items of property, plant and equipment other than leasehold improvements under construction less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.
An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.
(l)
Intangible assets

Intangible assets acquired separately
Intangible assets with finite useful lives represent the website domain names which are acquired separately and carried at costs less accumulated amortisation and any accumulated impairment losses. Amortisation for intangible assets with finite useful lives is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.
An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains and losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognised in profit or loss when the asset is derecognised.
(m)
Impairment on property, plant and equipment, right-of-use assets and intangible assets

At the end of the reporting period, the Group reviews the carrying amounts of its property, plant and equipment, right-of-use assets and intangible assets with finite useful lives to determine whether there is any indication that these assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the relevant asset is estimated in order to determine the extent of the impairment loss (if any).

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The recoverable amount of property, plant and equipment, right-of-use assets and intangible assets with finite useful lives are estimated individually. When it is not possible to estimate the recoverable amount individually, the Group estimates the recoverable amount of the cash- generating unit (“CGU”) to which the asset belongs.
In testing a CGU for impairment, corporate assets are allocated to the relevant CGU when a reasonable and consistent basis of allocation can be established, or otherwise they are allocated to the smallest group of CGUs for which a reasonable and consistent allocation basis can be established. The recoverable amount is determined for the CGU or group of CGUs to which the corporate asset belongs, and is compared with the carrying amount of the relevant CGU or group of CGUs.
Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset (or a CGU) for which the estimates of future cash flows have not been adjusted.
If the recoverable amount of an asset (or a CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or a CGU) is reduced to its recoverable amount. For corporate assets or portion of corporate assets which cannot be allocated on a reasonable and consistent basis to a CGU, the Group compares the carrying amount of a group of CGUs, including the carrying amounts of the corporate assets or portion of corporate assets allocated to that group of CGUs, with the recoverable amount of the group of CGUs. In allocating the impairment loss, the impairment loss is allocated first to reduce the carrying amount of any goodwill (if applicable) and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit or the group of CGUs. The carrying amount of an asset is not reduced below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero. The amount of the impairment loss that would otherwise have been allocated to the asset is allocated pro rata to the other assets of the unit or the group of CGUs. An impairment loss is recognised immediately in profit or loss.
Where an impairment loss subsequently reverses, the carrying amount of the asset (or CGU or a group of CGUs) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or a CGU or a group of CGUs) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss.
(n)
Inventories

Inventories are stated at the lower of cost and net realisable value. Costs of inventories are determined on a first-in-first-out basis. Net realisable value represents the estimated selling price for inventories less all estimated costs necessary to make the sales.
(o)
Financial instruments

Financial assets and financial liabilities are recognised when a group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.
Financial assets and financial liabilities are initially measured at fair value except for trade and unbilled receivables arising from contracts with customers which are initially measured in accordance with

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

IFRS 15 Revenue from Contracts with Customers (“IFRS 15”). Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognised immediately in profit or loss.
The effective interest method is a method of calculating the amortised cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.
Financial assets
Classification and subsequent measurement of financial assets
Financial assets that meet the following conditions are subsequently measured at amortised cost:
•
the financial asset is held within a business model whose objective is to collect contractual cash flows; and

•
the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at FVTPL.
(i)
Amortised cost and interest income

Interest income is recognised using the effective interest method for financial assets measured subsequently at amortised cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognised by applying the effective interest rate to the amortised cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognised by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit-impaired.
(ii)
Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortised cost are measured at FVTPL.
Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognised in profit or loss. The net gain or loss recognised in profit or loss includes any dividend or interest earned on the financial asset and is included in the “other income, other gains and losses” line item.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of financial assets and contract assets
The Group performs impairment assessment under expected credit loss (“ECL”) model on financial assets (including trade and other receivables, amount due from a joint venture, rental deposits, pledged bank deposits and bank balances) and contract assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.
Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessment are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.
The Group always recognises lifetime ECL for trade and unbilled receivables and contract assets.
For all other instruments, the Group measures the loss allowance equal to 12m ECL, unless there has been a significant increase in credit risk since initial recognition, in which case the Group recognises lifetime ECL. The assessment of whether lifetime ECL should be recognised is based on significant increases in the likelihood or risk of a default occurring since initial recognition.
(i)
Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instruments as at the reporting date with the risk of a default occurring on the financial instruments as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.
In particular, the following information is taken into account when assessing whether credit risk has increased significantly:
•
an actual or expected significant deterioration in the financial instruments’ external (if available) or internal credit rating;

•
significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread;

•
existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•
an actual or expected significant deterioration in the operating results of the debtor;

•
an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 30 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.
Despite the aforegoing, the Group assumes that the credit risk on a debt instrument has not increased

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

significantly since initial recognition if the debt instrument is determined to have low credit risk at the reporting date. A debt instrument is determined to have low credit risk if (i) it has a low risk of default, (ii) the borrower has a strong capacity to meet its contractual cash flow obligations in the near term and (iii) adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations. The Group considers a debt instrument to have low credit risk when it has an internal or external credit rating of “investment grade” as per globally understood definitions.
The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.
(ii)
Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).
Irrespective of the above, the Group considers that default has occurred when a financial asset is more than 90 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate.
(iii)
Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:
•
significant financial difficulty of the issuer or the borrower;

•
a breach of contract, such as a default or past due event;

•
the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider; or

•
it is becoming probable that the borrower will enter bankruptcy or other financial reorganisation.

(iv)
Write-off policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, for example, when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. A write-off constitutes a derecognition event. Any subsequent recoveries are recognised in profit or loss.
(v)
Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data and forward- looking information.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default occurring as the weights.
Generally, the ECL is the difference between all contractual cash flows that are due to the Group in accordance with the contract and the cash flows that the Group expects to receive, discounted at the effective interest rate determined at initial recognition.
Lifetime ECL for certain trade and unbilled receivables and contract assets are considered on a collective basis taking into consideration past due information and relevant credit information such as forward looking macroeconomic information.
For collective assessment, the Group takes into consideration the following characteristics when formulating the grouping:
•
Past-due status;

•
Nature, size and industry of debtors; and

•
External credit ratings where available.

The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.
Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit-impaired, in which case interest income is calculated based on amortised cost of the financial asset.
The Group recognises an impairment gain or loss in profit or loss for all financial instruments by adjusting their carrying amount, with the exception of trade and unbilled receivables and contract assets where the corresponding adjustment is recognised through a loss allowance account.
Derecognition of financial assets
The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire.
On derecognition of a financial asset measured at amortised cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognised in profit or loss.
Financial liabilities and equity
Classification as debt or equity
Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.
Equity instruments
An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognised at the proceeds received, net of direct issue costs.
Financial liabilities
Financial liabilities including trade and other payables and bank borrowings are subsequently measured at amortised cost, using the effective interest method.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
3.
BASIS OF PREPARATION AND PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Derecognition of financial liabilities
The Group recognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.
4.
KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies which are described in note 3, the management of the Group is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
The followings are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of each reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets within the next financial year.
Impairment assessment of trade and unbilled receivables
Trade and unbilled receivables that with significant balances or credit-impaired are assessed for ECL individually. The management of the Group estimates the amount of the remaining trade and unbilled receivables based on collective assessment through grouping of various debtors by geographical locations and then further grouped by past due status of respective trade receivables. Estimated loss rates are based on historical observed default rates over the expected life of the debtors and forward-looking information that is reasonable and supportable available without undue costs or effort.
The credit loss allowance of the trade and unbilled receivables is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows.
As at 31 March 2020 and 2021, the carrying amounts of trade and unbilled receivables were HK$188,386,000 and HK$172,741,000 and the Group recognised impairment losses under ECL model, net of reversal of HK$973,000 and HK$776,000 during the year ended 31 March 2020 and 2021, respectively.
The provision of ECL is sensitive to changes in estimates. The information about the ECL and the Group’s trade and unbilled receivables are disclosed in notes 31 and 20, respectively.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
5.
REVENUE

(i)
Disaggregation of revenue from contracts with customers

Segments	Media		E-Commerce and Retail		Total
	2020	2021	2020	2021	2020	2021
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Sales of goods through online and offline retail platform	—	—	275,503	224,432	275,503	224,432
Commission fee from consignment sales	—	—	2,345	2,401	2,345	2,401
Provision of advertising spaces	267,772	215,633	—	—	267,772	215,633
Provision of services for creative agency projects	203,600	231,536	—	—	203,600	231,536
Publication of magazines	2,147	210	—	—	2,147	210
Total revenue from contracts with customers	473,519	447,379	277,848	226,833	751,367	674,212
Geographical markets
Hong Kong	41,020	36,729	43,014	32,017	84,034	68,746
The People’s Republic of China (the “PRC”)	100,844	141,166	17,750	17,060	118,594	158,226
United States (“US”)	187,015	117,875	61,124	58,680	248,139	176,555
Other countries	144,640	151,609	155,960	119,076	300,600	270,685
Total	473,519	447,379	277,848	226,833	751,367	674,212
Timing of revenue recognition
A point in time	151,416	130,513	277,848	226,833	429,264	357,346
Over time	322,103	316,866	—	—	322,103	316,866
Total	473,519	447,379	277,848	226,833	751,367	674,212

(ii)
Performance obligations for contracts with customers

a)
Sales of goods through online and offline retail platform

The Group sells branded clothing, shoes and accessories to customers through its online and offline retail platform in Hong Kong, the PRC, the US, and other overseas countries.
Taking into consideration of the relevant contract terms that entered into with customers on sales of goods through online and offline retail platform, the Group concluded that the Group does not have an enforceable right to payment prior to the relevant products shipped/delivered to customers.
Revenue from sales of goods through online and offline retail platform is therefore recognised at a point in time when the goods is shipped/delivered to customers, being at the point that the customer obtains the control of the goods and the Group has present right to payment and collection of the consideration is probable.
The Group typically receive payment in full before the sales orders processed. When the Group receives the payment in full before the goods is shipped/delivered to customers, this will give rise to contract liabilities at the start of a contract, until the revenue recognised when the goods is shipped/delivered to the customers.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
5.
REVENUE (continued)

b)
Commission fee from consignment sales

Commission fee from consignment sales represents commission received by the Group when the Group acts as consignee for certain suppliers on selling their clothing, shoes and accessories to customers through its online retail platform on consignment basis.
The Group is an agent under the consignment sales contracts as its performance obligation is to sell the products supplied by another party. In this regards, the Group does not control the products provided by another party before those goods sold and shipped/ delivered to customers. Accordingly, the Group recognises revenue in the amount of commission to be received pursuant to the consignment sales contracts and is therefore recognised at a point in time when the goods is shipped/delivered to customers, being at the point that the customer obtains the control of the goods and the Group has present right to payment and collection of the consideration is probable.
The Group typically receives payment in full before the consignment sales orders processed. When the Group receives the payment in full before the consignment goods is shipped/delivered to customers, this will give rise to contract liabilities and payable to consignor at the start of the contract, until the commission fee income recognised when the consignment goods is shipped/delivered to customers.
c)
Provision of advertising spaces

Revenue from provision of advertising spaces is recognised over time because the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs. Revenue is recognised for provision of advertising spaces based on insertion order agreed by both parties using output method over the period that the advertisement launched. The normal credit term is 30 to 60 days in accordance with the invoice date.
The insertion order includes total contract value, period of advertisement launched in the online platform or social media platform and the target impression rate or click rate required by customers.
The Group receives 50% of the contract value as deposits from new customers when they sign the contracts for provision of advertising spaces. The deposits and advance payment schemes result in contract liabilities being recognised until the advertisement launched in relevant spaces and relevant benefits received by the customers.
d)
Provision of services for creative agency projects

Creative agency projects consist of project-based production of advertisement (including photo shooting, video production and editorial work prior to the publishing on advertising spaces). The relevant deliverables (i.e. completed advertisement) specified in the contracts are based on customer’s specifications with no alternative use. Creative agency projects comprise of large-scale projects and small-scale projects.
For large-scale projects, the Group will typically sign a service contract with the customer, taking into consideration of the relevant contract terms, the Group concluded that the Group has an enforceable right to payment prior to the completion of the relevant services and delivered to customers. Accordingly, revenue from the provision of services for large-scale projects is therefore recognised based on the agreed payment schedule pursuant to the contracts using output method over the period of the projects.
For small-scale projects, the Group will typically issue the insertion order to the customer. There is no contract terms to mention an enforceable right to payment prior to the completion of relevant services

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
5.
REVENUE (continued)

and delivered to customers. Accordingly, revenue from the provision of services for small-scale projects is therefore recognised at a point in time when the completed advertisement is delivered to customers, being at the point that the customer obtains the control of the advertisement and the Group has present right to payment and collection of the consideration is probable.
The normal credit term is 30 to 60 days in accordance with the invoice date for both large-scale and small-scale projects.
e)
Publication of magazines

The Group publishes its own magazine every quarter and delivers to its customers upon subscription made. Taking into consideration of the relevant contract terms that entered into with customers on the subscription of magazines, the Group concludes that the Group does not have an enforceable right to payment prior to the magazines published and shipped/delivered to customers. Revenue from publication of magazines is therefore recognised at a point in time when the published magazines is shipped/delivered to customers, being at the point that the customer obtains the control of the magazines and the Group has present right to payment and collection of the consideration is probable. The Group typically receive payment in full upon the subscription of magazines by the customers.
(iii)
Transaction price allocated to the remaining performance obligation for contracts with customers

All of the Group’s remaining performance obligations for contracts with customers are for periods of one year or less. As permitted under IFRS 15, the transaction price allocated to these unsatisfied contracts is not disclosed.
6.
SEGMENT INFORMATION

Information reported to the Chief Executive Officer (“CEO”) of the Group, being the chief operating decision maker (“CODM”) for the purpose of resource allocation and assessment of segment performance focuses on types of goods delivered, or service provided. The CODM has chosen to organise the Group’s results according to the category of the business segment and differences in nature of the goods and services that each segment delivers. No operating segments identified by CODM have been aggregated in arriving at the reportable segments of the Group.
Specifically, the Group’s reportable and operating segments under IFRS 8 are as follows:
Media segment	—	Provision of advertising spaces, provision of services for creative agency projects and publication of magazines
E-commerce and retail segment	—	Operation of online and offline retail platform for the sale of third-party branded clothing, shoes and accessories and commission fee from consignment sales

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
6.
SEGMENT INFORMATION (continued)

The following is an analysis of the Group’s revenue and results by operating and reportable segments:
Year ended 31 March 2020
	Media	E-commerce and retail	Consolidated
	HK$’000	HK$’000	HK$’000
Total segment revenue	473,519	277,848	751,367
Segment results	154,608	5,331	159,939
Finance costs			(1,356)
Share of result of a joint venture			(1,333)
Share-based payment expense			(6,413)
Central administration costs			(22,813)
Unallocated expenses			(41,647)
Profit before tax			86,377
Year ended 31 March 2021
	Media	E-commerce and retail	Consolidated
	HK$’000	HK$’000	HK$’000
Total segment revenue	447,379	226,833	674,212
Segment results	144,798	7,947	152,745
Finance costs			(1,622)
Share-based payment expense			(7,003)
Impairment loss recognised on amount due from a joint venture			(4,019)
Central administration costs			(23,396)
Unallocated expenses			(23,614)
Profit before tax			93,091
The accounting policies of the operating segments are the same as the Group’s accounting policies described in note 3. Segment results represent the profit earned by each segment without allocation of finance costs, share of result of a joint venture, share-based payment expense, central administration costs including directors’ emoluments, legal and professional fees and other operating expenses and other unallocated expenses that are not directly attributable to respective segments as disclosed in the above table. This is the measure reported to the CODM for the purposes of resource allocation and performance assessment.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
6.
SEGMENT INFORMATION (continued)

Segment assets and liabilities
The following is an analysis of the Group’s assets and liabilities by operating and reportable segments:
	2020	2021
	HK$’000	HK$’000
Reportable segment assets
Media	194,937	209,155
E-commerce and retail	126,064	98,910
Total segment assets	321,001	308,065
Reconciliation of reportable segment total to group total:
Segment assets	321,001	308,065
Unallocated assets:
Property, plant and equipment	12,238	22,590
Intangible assets	17	16
Right-of-use assets	13,394	6,691
Financial assets at FVTPL	—	1,647
Amount due from a joint venture	11,870	9,101
Deferred tax assets	—	479
Deposits and other receivables	12,791	13,421
Pledged bank deposits	15,603	10,000
Bank balances and cash	67,251	209,575
Consolidated total assets	454,165	581,585
Reportable segment liabilities
Media	76,714	138,249
E-commerce and retail	39,985	45,559
Total segment liabilities	116,699	183,808
Reconciliation of reportable segment total to group total:
Segment liabilities	116,699	183,808
Unallocated liabilities:
Other payables and accrued expenses	10,577	18,285
Bank borrowings	32,836	5,996
Tax payables	5,976	5,661
Deferred tax liabilities	74	—
Lease liabilities	12,808	6,592
Consolidated total liabilities	178,970	220,342

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
6.
SEGMENT INFORMATION (continued)

For the purposes of monitoring segment performances and collecting resources between segments:
•
all assets are allocated to operating segments other than certain property, plant and equipment, certain right-of-use assets, certain intangible assets, interest in a joint venture, certain deposits and other receivables, financial assets at FVTPL, amount due from a joint venture, deferred tax assets, pledged bank deposits and bank balances and cash that are not attributable to respective segment.

•
all liabilities are allocated to operating segments other than certain other payables and accrued expenses, certain lease liabilities, bank borrowings, current and deferred tax liabilities that are not attributable to respective segment.

Other segment information
2020
Amounts included in the measure of segment profit or loss and segment assets:
	Media	E-commerce and retail	Segment total	Unallocated	Consolidated
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Impairment losses under ECL model, net of reversal	973	—	973	—	973
Share-based payment expense	—	—	—	6,413	6,413
Write-down of inventories	—	1,042	1,042	—	1,042
Depreciation of right-of-use assets	4,806	3,986	8,792	4,555	13,347
Amortisation of intangible assets	—	24	24	1	25
Addition to non-current assets	8,004	29,066	37,070	8,291	45,361
Amounts regularly provided to the CODM but not included in the measure of segment profit or loss and segment assets:
HK$’000
Share of result of a joint venture	(1,333)
Loss on disposal of property, plant and equipment	(84)
Depreciation of property, plant and equipment	(4,606)

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
6.
SEGMENT INFORMATION (continued)

2021
Amounts included in the measure of segment profit or loss and segment assets:
	Media	E-commerce and retail	Segment total	Unallocated	Consolidated
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Impairment losses under ECL model, net of reversal	776	—	776	4,019	4,795
Share-based payment expense	—	—	—	7,003	7,003
Write-down of inventories	—	1,038	1,038	—	1,038
Depreciation of right-of-use assets	8,974	6,105	15,079	6,174	21,253
Amortisation of intangible assets	1	104	105	—	105
Addition to non-current assets	36,678	19,168	55,846	17,325	73,171
Amounts regularly provided to the CODM but not included in the measure of segment profit or loss and segment assets:
HK$’000
Loss on disposal of property, plant and equipment	(146)
Depreciation of property, plant and equipment	(6,525)
Geographical information
Analysis of the Group’s revenue from external customers by geographic location, determine based on the location of the online and offline sales request for E-commerce and retail segment and the location of customers for media segment are set out in Note 5. An analysis of the Group’s non-current assets by geographical location of the assets are detailed below:
	Non-current assets (Note ii)
	2020	2021
	HK$’000	HK$’000
US	1,063	59,118
Hong Kong	50,785	39,418
The PRC	1,167	2,862
Others (Note i)	6,465	1,105
	59,480	102,503

Notes:
(i)
Including other countries which individually contributing less than 10% of the total revenue of the Group for each respective reporting period.

(ii)
Rental deposits, financial assets at FVTPL, deferred tax assets and amount due from a joint venture were excluded from the presentation of information of non-current assets by geographical locations.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
6.
SEGMENT INFORMATION (continued)

Information about major customer
No single customer has been accounted for 10% or more of the total revenue of the Group for the year ended 31 March 2020. Revenue from the Company’s largest customer contributed approximately 17% of the total revenue of the Group for the year ended 31 March 2021.
7.
FINANCE COSTS

	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Interests on:
Bank borrowings	947	493
Lease liabilities	409	1,129
	1,356	1,622

8.
OTHER INCOME, OTHER GAINS AND LOSSES

	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Net exchange losses(gain)	5,392	(1,722)
Loss on disposal of property, plant and equipment	84	146
Penalty on customers for overdue settlement	(948)	(1,065)
Bank interest income	(78)	(361)
Others	—	(175)
	4,450	(3,177)

9.
INCOME TAX EXPENSE

	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Current tax:
Hong Kong Profits Tax
− Current year	7,999	9,240
− Overprovision in prior year	(273)	(132)
The PRC Enterprise Income Tax (“EIT”)	11,993	12,274
Other jurisdictions	1,162	1,678
	20,881	23,060
Deferred tax (note 27):
Credit for the year	(279)	(553)
	20,602	22,507

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
9.
INCOME TAX EXPENSE (continued)

Income tax expense at concessionary rate
On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.
Accordingly, the Hong Kong Profits Tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.
Under the notice of the Ministry of Finance and the State Taxation Administration (2019) No.13, certain PRC subsidiaries are qualified as a small-scale and low-profit enterprise in calendar year 2019. Accordingly, 25% of the first RMB1 million of assessable profits would be assessed for EIT at 20, 50% of assessable profits between RMB1 million to RMB3 millions would be assessed for the EIT at 20% and the remaining assessable profits above RMB3 millions would continue to be assessed for the EIT at the basis tax rate of 25%.
Basic income tax expense
The basic tax rate of the Company’s PRC subsidiaries is 25% for both years under the Law of the PRC on Enterprise Income Tax (the “EIT Law”) and Implementation Regulations of the EIT Law.
Taxation arising in other jurisdictions is calculated at the rates prevailing in the relevant jurisdiction.
The income tax expense for the year can be reconciled to the profit before tax per the consolidated statements of profit or loss and other comprehensive income as follows:
	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Profit before tax	86,377	93,091
Tax at the Hong Kong Profits Tax rate of 16.5%	14,252	15,360
Tax effect of share of result of a joint venture	220	—
Tax effect of income not taxable for tax purpose	—	(114)
Tax effect of expenses not deductible for tax purpose	2,178	2,084
Tax effect of tax losses not recognised	650	1,439
Income tax at concessionary rate	(1,259)	(165)
Effect of different tax rates of subsidiaries operating in other jurisdictions	4,591	3,834
Overprovision in prior year	(273)	(132)
Others	243	201
Income tax expense for the year	20,602	22,507

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
10.
PROFIT FOR THE YEAR

	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Profit for the year has been arrived at after charging:
Directors’ remuneration	6,865	2,582
Other staff costs
− salaries and allowances	159,638	130,215
− discretionary bonus	1,181	97
− retirement benefits scheme contribution	6,069	5,609
− share-based payment expense	3,545	6,545
Total directors and other staff costs	177,298	145,048
Auditor’s remuneration	1,350	1,385
Cost of inventories recognised as an expense (included in cost of revenue)	157,662	128,929
Depreciation of property, plant and equipment	4,606	6,525
Depreciation of right-of-use assets	13,347	21,253
Amortisation of intangible assets	25	105
Website content update expense (Note)	2,682	1,706
Write-down of inventories	1,042	1,038

Note:
Amounts represent expenses incurred and paid to freelance bloggers for content update in the web pages and were recorded in “administrative and operating expenses”.

11.
DIVIDENDS

No dividend was proposed for ordinary shareholders of the Company during both years, nor has any dividend been proposed since the end of each reporting period.
During the year ended 31 March 2020, a special dividend of HK0.242 cents per ordinary share, in an aggregate amount of HK$4,896,000 that proposed in 2019 were settled.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
12.
EARNINGS PER SHARE

The calculation of the basic and diluted earnings per share for the years ended 31 March 2020 and 2021 is based on the following data:
	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Earnings
Earnings for the purpose of basic earnings per share (profit for the year attributable to owners of the Company)	65,775	70,584
	Year ended 31 March
	2020	2021
Number of shares	‘000	‘000
Weighted average number of ordinary shares for the purpose of basic earnings per share	2,017,703	2,035,502
Effect of dilutive potential ordinary shares:
Share options issued by the Company	29,268	11,790
Weighted average number of ordinary shares for the purpose of diluted earnings per share	2,046,971	2,047,292
Diluted earnings per share for the years ended 31 March 2020 and 2021 did not assume the exercise of 18,200,000 and 55,800,000 share options, respectively, granted by the Company since the exercise would increase the earnings per share for the respective years.
13.
PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Furnitures and fixtures	Office equipment	Motor vehicles	Construction in progress	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
COST
At 1 April 2019	8,649	2,605	7,711	—	—	18,965
Additions	3,955	656	2,524	—	—	7,135
Disposals	—	(43)	(146)	—	—	(189)
Exchange translation	—	(5)	(24)	—	—	(29)
At 31 March 2020	12,604	3,213	10,065	—	—	25,882
Additions	5,184	999	848	661	9,240	16,932
Disposals	—	(41)	(140)	—	—	(181)
Exchange translation	—	67	75	(26)	—	116
At 31 March 2021	17,788	4,238	10,848	635	9,240	42,749

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
13.
PROPERTY, PLANT AND EQUIPMENT (continued)

	Leasehold improvements	Furnitures and fixtures	Office equipment	Motor vehicles	Construction in progress	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
ACCUMULATED DEPRECIATION
At 1 April 2019	3,865	1,339	3,924	—	—	9,128
Provided for the year	2,607	528	1,471	—	—	4,606
Eliminated on disposals	—	(17)	(67)	—	—	(84)
Exchange translation	—	(1)	(5)	—	—	(6)
At 31 March 2020	6,472	1,849	5,323	—	—	13,644
Provided for the year	4,062	846	1,617	—	—	6,525
Eliminated on disposals	—	(15)	(20)	—	—	(35)
Exchange translation	—	5	20	—	—	25
At 31 March 2021	10,534	2,685	6,940	—	—	20,159
CARRYING VALUES
At 31 March 2020	6,132	1,364	4,742	—	—	12,238
At 31 March 2021	7,254	1,553	3,908	635	9,240	22,590

The above items of property, plant and equipment after taking into account the residual values, are depreciated on a straight-line basis at the following rates per annum:
Leasehold improvements	25%, or over the lease terms, whichever is shorter
Furnitures and fixtures	20%
Office equipment	20%
Motor vehicles	20%

14.
INTANGIBLE ASSETS

Website Domain Name
HK$’000
COST
At 1 April 2019	—
Additions	1,013
At 31 March 2020	1,013
Additions	—
Exchange translation	83
At 31 March 2021	1,096
ACCUMULATED AMORTISATION
At 1 April 2019	—
Provided for the year	25
At 31 March 2020	25
Provided for the year	105

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
14.
INTANGIBLE ASSETS (continued)

Website Domain Name
HK$’000
Exchange translation	4
At 31 March 2021	134
CARRYING VALUES
At 31 March 2020	988
At 31 March 2021	962

The above intangible assets have finite useful lives. Such intangible assets are amortised on a straight-line basis over 10 years.
15.
RIGHT-OF-USE ASSETS

	Leased properties	Motor vehicle	Total
	HK$’000	HK$’000	HK$’000
As at 1 April 2019
Carrying amount	22,432	—	22,432
As at 31 March 2020 and 1 April 2020
Carrying amount	45,431	823	46,254
As at 31 March 2021
Carrying amount	78,951	—	78,951
For the year ended 31 March 2020
Depreciation charge	13,031	316	13,347
For the year ended 31 March 2021
Depreciation charge	20,974	279	21,253
	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Expenses relating to leases with lease terms end within 12 months of the date of initial application of IFRS 16	5,055	N/A
Expenses relating short-term leases	2,162	5,006
Variable lease payments not included in the measurement of lease liabilities (Note)	912	1,100
Total cash outflow for leases	21,380	26,327
Additions to right-of-use assets	37,213	56,239

Note:
As at 31 March 2020 and 2021, leases of a retail store contain variable lease payment that are based on 12% and 12.5% of sales over the lease term. The amount of variable lease payments paid/payable to relevant lessor for the year ended 31 March 2020 and 31 March 2021 amounted to HK$912,000 and HK$1,100,000. The overall financial effect of using variable payment term is that higher rental costs are incurred by the store with higher sales. Variable rent expenses are expected to continue to represent a similar proportion of store sales in future years.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
15.
RIGHT-OF-USE ASSETS (continued)

The above right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the respective lease terms ranging from 1 to 7 years.
During the year ended 31 March 2020, the Group leases offices and a motor vehicle for its operations. Lease contracts are entered into for fixed term of 1 to 5 years.
During the year ended 31 March 2021, the Group leases offices and warehouses for its operations. Lease contracts are entered into for fixed term of 1 to 7 years.
Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. In determining the lease term and assessing the length of the non-cancellable period, the Group applies the definition of a contract and determines the period for which the contract is enforceable.
The Group regularly entered into short-term leases for properties. As at 31 March 2020 and 31 March 2021, the portfolio of short-term leases is similar to the portfolio of short-term leases to which the short-term lease expense disclosed above.
As at 31 March 2020, the Group entered into a new lease for an office property with non-cancellable period of 7 years that had not yet commenced. The total future undiscounted cash flows over the non-cancellable period amounted to HK$68,216,000. During the year ended 31 March 2021, the Group agreed the commencement date of the abovementioned lease to be on 1 August 2020. Accordingly, addition to right-of-use assets of HK$53,968,000 was recognised.
16.
INTEREST IN A JOINT VENTURE

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Cost of investment in a joint venture – unlisted investment	5,887	5,887
Share of post-acquisition results and other comprehensive income	(5,887)	(5,887)
	—	—
Details of the Group’s joint venture at the end of the reporting period are as follows:
Name of entity	Country of incorporation	Principal place of business	Percentage of interest in ownership held by the Group		Principal activities
			2020	2021
			%	%
The Berrics Company, LLC (“The Berrics”)	US	US	51	51	Provision of skateboarding related digital content and advertising and offline event organisation services
Pursuant to certain terms and conditions stated in the joint venture agreement, the financial and operating policies of The Berrics require unanimous approval from both joint venture partners. The Berrics was jointly controlled by the Group and another joint venture partner and, as such, it was accounted for as a joint venture of the Group.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
16.
INTEREST IN A JOINT VENTURE (continued)

Summarised financial information of joint venture
Summarised financial information of The Berrics is set out below. The summarised financial information below represents amounts shown in the joint venture’s financial statements prepared in accordance with IFRSs.
The joint venture is accounted for using the equity method in these consolidated financial statements.
	As of 31 March
	2020	2021
	HK$’000	HK$’000
Current assets	7,123	4,746
Non-current assets
− Property, plant and equipment	11,856	11,895
− Others	518	520
Total non-current assets	12,374	12,415
Current liabilities	20,090	21,553
The above amounts of assets and liabilities include the following:
	As of 31 March
	2020	2021
	HK$’000	HK$’000
Cash and cash equivalents	2,425	750
Current financial liabilities	14,969	15,059
	Year ended 31 March
	2020	2021
	HK$’000	HK$’000
Revenue	16,407	11,458
Loss and total comprehensive expense	(3,206)	(3,799)
	As of 31 March
	2020	2021
	HK$’000	HK$’000
The unrecognised share of loss of the joint venture for the year and cumulative unrecognised share of loss of the joint venture	302	2,240

17.
FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

The financial assets represent Group’s equity interest in a private entity established in the US. This investment is not held for trading, instead, they are held for long-term strategic purposes.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
18.
AMOUNT DUE FROM A JOINT VENTURE

During the year ended 31 March 2020 and 2021, the Group has advanced the joint venture an amount of HK$5,155,000 and HK$1,250,000 respectively. The amount was non-trade nature, unsecured and non-interest bearing. The amount was with an original term of 2 years and will be due in May 2022 and was therefore classified as non-current.
Details of impairment assessment of amount due from a joint venture are set out in note 31.
19.
INVENTORIES

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Finished goods	71,408	42,389
	As of 31 March
	2020	2021
	HK$’000	HK$’000
Inventories	73,964	45,228
Less: Accumulated write-down of inventories	(2,556)	(2,839)
Inventories (net carrying amounts)	71,408	42,389

20.
TRADE AND OTHER RECEIVABLES

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Trade receivables	118,376	83,793
Unbilled receivables (Note)	70,904	89,876
Trade and unbilled receivables	189,280	173,669
Less: allowance for credit losses	(894)	(928)
Trade and unbilled receivables (net carrying amount)	188,386	172,741
Advance to staff	1,679	410
Rental and utilities deposits	10,887	9,101
Prepayments	24,732	21,284
Other receivables	1,014	871
Total	226,698	204,407
Analysed as:
Current	221,400	196,942
Non-current	5,298	7,465
Total	226,698	204,407

Note:
Certain tax bureaus in the PRC have set monthly quotas on the aggregate invoice amounts for transactions in the media segment. The unbilled receivables represent the amount of unconditional right to the consideration for completed performance obligations but the related invoices have

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
20.
TRADE AND OTHER RECEIVABLES (continued)

not yet been issued as at year end as the quota limit has been exceeded in 2020 and 2021 and delay in issuing invoices to customers due to special working arrangement under COVID-19 in 2020.
As at 1 April 2019, trade and unbilled receivables from contracts with customers amounted to HK$130,745,000.
The Group allows credit periods ranging from 30 to 60 days to its trade customers derived from provision of advertising spaces and creative agency projects, whereas no credit period is granted to customers from online and offline retail platforms, consignor from consignment sales commission income and subscribers of magazines.
As at 31 March 2020 and 2021, included in the Group’s trade and unbilled receivables balance are debtors with aggregate gross carrying amount of HK$48,393,000 and HK$23,786,000 which are past due as at the reporting date respectively. Out of the past due balances, HK$6,256,000 as at 31 March 2020 and HK$5,349,000 as at 31 March 2021 have been past due 90 days or more and is not considered as in default as there had not been a significant change in credit quality and the amounts were still considered recoverable based on historical experience. The Group does not hold any collateral over these balances and the Group will further charge at 1.5% on overdue balances of certain customers pursuant to the contracts upon negotiation as a penalty of overdue settlement.
Details of impairment assessment of trade and other receivables are set out in note 31.
21.
CONTRACT ASSETS

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Provision of advertising spaces	1,855	1,484
The contract assets primarily relate to the Group’s right to consideration for the advertisement launched in the online platform or social media platform but not billed because the right are conditioned on the satisfaction of the target impression rate or click rate pursuant to the contract. The contract assets are transferred to trade and unbilled receivables upon the satisfaction of the target impression rate or click rate and the end of advertising period.
As at 31 March 2020 and 2021, all contract assets are expected to be settled within 1 year, and accordingly classified as current.
Details of the impairment assessment of contract assets are set out in note 31.
22.
PLEDGED BANK DEPOSITS/BANK BALANCES AND CASH

As of 31 March 2020 and 2021, deposits amounting to HK$15,603,000 and HK$10,000,000 have been pledged to secure bank borrowings and the banking facilities which carry interest at prevailing market rates at 0.1% to 1.95% and 1.85% per annum respectively.
As of 31 March 2020 and 2021, bank balances carry interest at prevailing market rates at 0.01% per annum.
Details of impairment assessment of pledged bank deposits and bank balances are set out in note 31.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
23.
TRADE AND OTHER PAYABLES

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Trade payables	30,443	18,669
Commission payable to staff	11,087	20,312
Accrual for campaign cost (Note)	36,991	61,880
Other payables and accrued expenses	10,373	17,025
	88,894	117,886

Notes:
Accrual for campaign cost represents the accrual for expenses incurred for rendering the creative agency campaign and media project which include video shooting and photography.

The average credit period on purchases of goods is 30 days.
24.
CONTRACT LIABILITIES

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Provision of advertising spaces (Note a)	3,701	7,694
Sales of goods through online retail platform (Note b)	728	1,326
	4,429	9,020

Notes:
a)
The Group receives 50% of the contract value as deposits from new customers when they sign the contracts for provision of advertising spaces and services for creative agency projects. The deposits and advance payment schemes result in contract liabilities being recognised until the advertisement launched in relevant spaces and relevant benefits received by the customers. During the year ended 31 March 2020 and 2021, the Group has recognised revenue of HK$2,229,000 and HK$3,701,000 that were included in the contract liabilities balance at the beginning of the respective years. All contract liabilities attributable to the provision of advertising spaces and services for creative agency projects as at 31 March 2020 and 2021 are expected to be recognised as revenue within one year.

b)
When the Group receives the payment in full before the goods is shipped/delivered, this will give rise to contract liabilities at the start of a contract, until the revenue recognised when the goods is shipped/delivered to the customers. During the year ended 31 March 2020 and 2021, the Group has recognised revenue of HK$728,000 and HK$986,000 that were included in the contract liabilities balance at the beginning of the respective years. All contract liabilities attributable to the sales of goods through online retail platform as at 31 March 2020 and 2021 are expected to be recognised as revenue within one year.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
25.
BANK BORROWINGS

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Bank loans, secured with variable rate	32,836	5,996
Carrying amount repayable (according to scheduled repayment term):
− Within one year	27,448	2,636
− In more than one year but not more than two years	2,028	2,100
− In more than two years but not more than five years	3,360	1,260
	32,836	5,996
Carrying amount that contain a repayment on demand clause (shown under current liabilities)	32,836	5,996
As at 31 March 2020 and 2021, one of the borrowings was secured by the pledge of the Group’s bank deposits with carrying amount of HK$15,603,000 and HK$10,000,000. As at 31 March 2020 and 2021, the unutilised bank facilities were HK$70,500,000 and HK$ 69,000,000 respectively.
The range of effective interest rates (which are also equalled to contractual interest rates) on the Group’s borrowings are as follows:
	Year ended 31 March
	2020	2021
Effective interest rate (per annum):
Variable-rate borrowings	3.00% to 3.50%	2.26% to 3.50%

26.
LEASE LIABILITIES

	As of 31 March
	2020	2021
	HK$’000	HK$’000
Lease liabilities payable:
Within one year	15,862	15,763
In more than one year but not more than two years	13,951	14,408
In more than two years but not more than five years	16,948	37,926
More than five years	—	13,682
	46,761	81,779
Less: Amount due for settlement with 12 months shown under current liabilities	(15,862)	(15,763)
Amount due for settlement after 12 months shown under non-current liabilities	30,899	66,016

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
27.
DEFERRED TAX ASSETS (LIABILITIES)

The following is the major deferred tax assets (liabilities) recognised by the Group and movements thereon during the years ended 31 March 2020 and 2021:
Accelerated tax depreciation
HK$’000
At 1 April 2019	(353)
Credit to profit or loss	279
At 31 March 2020	(74)
Credit to profit or loss	553
At 31 March 2021	479
As at 31 March 2020 and 2021, the Group has unused tax losses of HK$3,939,000 and HK$9,766,000 available for offset against future profits. No deferred tax asset has been recognised in respect of the tax losses due to the unpredictability of future profit streams. The unrecognised tax losses are carried forward indefinitely.
Under the EIT Law of PRC, withholding tax is imposed on dividends declared in respect of profits earned by PRC subsidiaries from 1 January 2008 onwards. As at 31 March 2020 and 2021, deferred taxation has not been provided for in the consolidated financial statements in respect of temporary differences attributable to accumulated profits of the PRC subsidiaries amounting to HK$46,408,000 and HK$69,569,000 as the Group is able to control the timing of the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future.
28.
SHARE CAPITAL

The movements in the Company’s authorised and issued ordinary share capital are as follows:
	Number of shares	Share capital
		HK$
Ordinary shares of HK$0.01 each
Authorised:
As 1 April 2019, 31 March 2020 and 31 March 2021	6,000,000,000	60,000,000
Issued:
At 1 April 2019	2,000,000,000	20,000,000
Exercise of share options	23,062,500	230,625
At 31 March 2020	2,023,062,500	20,230,625
Exercise of share options	22,866,667	228,667
At 31 March 2021	2,045,929,167	20,459,292
The new shares rank pari passu with the existing shares in all respect.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES

On 18 March 2016, the Company conditionally approved and adopted the pre-IPO share option scheme (the “Pre-IPO Scheme”) and the post-IPO share option scheme (the “Post-IPO Scheme”) where eligible participants may be granted options entitling them to subscribe for the Company’s shares (the “Share” or “Shares”). The purpose of the share option schemes is to enable the Company to grant share options to selected participants as incentives or rewards for their contributions. The principal terms of the share option schemes are summarised below:
(a)
Pre-IPO Scheme

(i)
Purpose of the schemes

To motivate eligible persons to optimise their future contributions to the Group and/or to reward them for their past contributions, to attract and retain or otherwise maintain on- going relationships with eligible persons who are significant to and/or whose contributions are or will be beneficial to the performance, growth or success of the Group.
(ii)
Participants of the schemes

Any Director or proposed Director (including an independent non-executive director) of any member of the Group, any executive director of, manager of, or other employee holding an executive, managerial, supervisory or similar position in, any member of the Group, any proposed employee, any full-time or part-time employee, or a person for the time being seconded to work full-time or part-time for any member of the Group, a consultant, business or joint venture partner, franchisee, contractor, agent or representative of any member of the Group, a person or entity that provides research, development or other technological support or any advisory, consultancy, professional or other services to any member of the Group, or a close associate (as defined under the Listing Rules) of any of the foregoing persons.
(iii)
Total number of Shares available for issue under the schemes

No further options can be granted under the Pre-IPO Scheme.
(iv)
Maximum entitlement of each participant under the schemes

As determined by the board of directors (the “Board”).
(v)
The period within which the Shares must be taken up under an option

An option may be exercised within a period to be determined and notified by the Board to each grantee, but shall not be more than 10 years from the date of grant of options subject to the provisions for early termination set out in the share option schemes.
(vi)
The minimum period for which an option must be held before it can be exercised

As determined by the Board upon the grant of an option.
(vii)
The amount payable on acceptance of an option and the period within which payments shall be made

A letter comprising acceptance of the share option duly signed by the grantee together with a remittance in favour of the Company of HK$1.00 by way of consideration for the grant thereof is received by the Company within the period specified in the letter containing the offer of the grant of the share option.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

(viii)
The basis of determining the exercise price

As determined by the Board.
(ix)
The remaining life of the schemes

The Pre-IPO Scheme has been expired on 11 April 2016. No further options would be granted under the Pre-IPO Scheme.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

Details of the movements within Pre-IPO Scheme of the Company for the years ended 31 March 2020 and 2021 are set out below:
	Number of share options
Category of participants	Outstanding at 1.4.2019	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 31.3.2020 & 1.4.2020	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 31.3.2021	Date of grant of share options	Exercise period	Share price at the date of grant of share options	Exercise price of share options
									HK$
Under the Pre-IPO Scheme
Employees(1)(2)	750,000	—	(750,000)	—	—	—	—	—	—	18.03.2016	From 18.3.2018 to 17.3.2026	N/A	0.026
Employees(1)(2)	8,250,000	—	(7,500,000)	—	750,000	—	—	—	750,000	18.03.2016	From 18.3.2019 to 17.3.2026	N/A	0.026
Employees(1)(2)	3,500,000	—	(3,000,000)	—	500,000	—	—	—	500,000	18.03.2016	From 18.3.2019 to 17.3.2026	N/A	0.052
Employees(1)(2)	6,000,000	—	(6,000,000)	—	—	—	—	—	—	18.03.2016	From 18.3.2019 to 17.3.2026	N/A	0.078
Total	18,500,000	—	(17,250,000)	—	1,250,000	—	—	—	1,250,000
Share options exercisable at the end of respective years	18,500,000				1,250,000				1,250,000
Weighted average exercise price	0.05	—	0.05	—	0.04	—	—	—	0.04
Weighted average remaining contractual lives					5.96				4.96

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

Notes:
(1)
The vesting period of the share options is from the date of grant until the commencement of the exercise period.

(2)
The share options granted on 18 March 2016 are divided into 4 tranches exercisable from 18 March 2018, 18 March 2019, 18 March 2019 and 18 March 2019 respectively to 17 March 2026. During the years ended 31 March 2020 and 31 March 2021, none of the share options were lapsed.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

(b)
Post-IPO Scheme

(i)
Purpose of the schemes

To motivate eligible persons to optimise their future contributions to the Group and/or to reward them for their past contributions, to attract and retain or otherwise maintain on- going relationships with eligible persons who are significant to and/or whose contributions are or will be beneficial to the performance, growth or success of the Group, and to enable the Group to attract and retain individuals with experience and ability and/or to reward them for their past contributions.
(ii)
Participants of the schemes

Any Director or proposed Director (including an independent non-executive director) of any member of the Group, any executive director of, manager of, or other employee holding an executive, managerial, supervisory or similar position in, any member of the Group, any proposed employee, any full-time or part-time employee, or a person for the time being seconded to work full-time or part-time for any member of the Group, a consultant, business or joint venture partner, franchisee, contractor, agent or representative of any member of the Group, a person or entity that provides research, development or other technological support or any advisory, consultancy, professional or other services to any member of the Group, or a close associate (as defined under the Listing Rules) of any of the foregoing persons.
(iii)
Total number of Shares available for issue under the schemes

133,854,167 shares (31 March 2021: 106,487,500 shares) (being 5.2% of the issued share capital as at the date of this accountants’ report).
(iv)
Maximum entitlement of each participant under the schemes

Substantial shareholders/independent non-executive directors: 0.1% of the issued Shares/ aggregate value not exceeding HK$5 million in the 12-month period up to and including the date of such grant.
Other participants: in any 12-month period shall not exceed 1% of the issued Shares from time to time.
(v)
The period within which the Shares must be taken up under an option

An option may be exercised within a period to be determined and notified by the Board to each grantee, but shall not be more than 10 years from the date of grant of options subject to the provisions for early termination set out in the share option schemes.
(vi)
The minimum period for which an option must be held before it can be exercised

As determined by the Board upon the grant of an option.
(vii)
The amount payable on acceptance of an option and the period within which payments shall be made

A letter comprising acceptance of the share option duly signed by the grantee together with a remittance in favour of the Company of HK$1.00 by way of consideration for the grant thereof is received by the Company within the period specified in the letter containing the offer of the grant of the share option.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

(viii)
The basis of determining the exercise price

As determined by the Board but shall not be less than whichever is the highest of (i) the closing price of the Shares as stated in the Stock Exchange’s daily quotations sheet on the date of offer of the grant of options; (ii) the average of the closing prices of the Shares as stated in the Stock Exchange’s daily quotations sheets for the five business days immediately preceding the date of offer of the grant of options; and (iii) the nominal value of the Share.
(ix)
The remaining life of the schemes

The Post-IPO Scheme is valid and effective for a period of 10 years commencing on 11 April 2016.
Details of the movements within the Post-IPO Scheme of the Company for the years ended 31 March 2020 and 2021 are set out below:

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

	Number of share options				Number of share options
Category of participants	Outstanding at 1.4.2019	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 31.3.2020 & 1.4.2020	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 31.3.2021	Date of grant of share options	Exercise period	Share price at the date of grant of share options	Exercise price of share options
									HK$
Directors(1)(4)	—	9,600,000	—	—	9,600,000	—	—	—	9,600,000	28.06.2019	From 28.6.2019 to 27.6.2029	1.04	1.04
Directors(1)(5)	—	—	—	—	—	9,600,000	—	—	9,600,000	08.12.2020	From 08.12.2024 to 07.12.2030	0.788	0.788
	—	9,600,000	—	—	9,600,000	9,600,000	—	—	19,200,000
Employees(1)(2)	5,812,500	—	(5,812,500)	—	—	—	—	—	—	06.07.2017	From 6.7.2019 to 5.7.2027	0.198	0.198
Employees(1)(2)	24,450,000	—	—	(1,250,000)	23,200,000	—	(22,866,667)	—	333,333	06.07.2017	From 6.7.2020 to 5.7.2027	0.198	0.198
Employees(1)(3)	10,000,000	—	—	(266,667)	9,733,333	—	—	(133,333)	9,600,000	10.08.2018	From 10.8.2021 to 9.8.2028	0.62	0.62
Employees(1)(4)	—	3,700,000	—	(400,000)	3,300,000	—	—	—	3,300,000	28.06.2019	From 28.6.2022 to 27.6.2029	1.04	1.04
Employees(1)(4)	—	14,500,000	—	—	14,500,000	—	—	(900,000)	13,600,000	28.06.2019	From 28.6.2023 to 27.6.2029	1.04	1.04
Employees(1)(5)	—	—	—	—	—	10,600,000	—	—	10,600,000	08.12.2020	From 08.12.2023 to 07.12.2030	0.788	0.788
Employees(1)(5)	—	—	—	—	—	8,200,000	—	—	8,200,000	08.12.2020	From 08.12.2024 to 07.12.2030	0.788	0.788
	40,262,500	18,200,000	(5,812,500)	(1,916,667)	50,733,333	18,800,000	(22,866,667)	(1,033,333)	45,633,333
Total	40,262,500	27,800,000	(5,812,500)	(1,916,667)	60,333,333	28,400,000	(22,866,667)	(1,033,333)	64,833,333

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

	Number of share options				Number of share options
Category of participants	Outstanding at 1.4.2019	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 31.3.2020 & 1.4.2020	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 31.3.2021	Date of grant of share options	Exercise period	Share price at the date of grant of share options	Exercise price of share options
									HK$
Share options exercisable at the end of respective years	—				9,600,000				9,933,333
Weighted average exercise price	0.30	1.04	0.198	0.43	0.64	0.788	0.198	0.986	0.86
Weighted average remaining contractual lives					8.16				8.74

Notes:
(1)
The vesting period of the share options is from the date of grant until the commencement of the exercise period.

(2)
The share options granted on 6 July 2017 are divided into 2 tranches exercisable from 6 July 2019 and 6 July 2020 respectively to 5 July 2027. During the years ended 31 March 2020 and 31 March 2021, none of the share options were lapsed.

(3)
The share options granted on 10 August 2018 are exercisable from 10 August 2021 to 9 August 2028.

(4)
The share options granted on 28 June 2019 are divided into 3 tranches exercisable from 28 June 2019, 28 June 2022 and 28 June 2023 respectively to 27 June 2029.

(5)
The share options granted on 8 December 2020 are divided into 2 tranches exercisable from 8 December 2023 and 8 December 2024 respectively to 7 December 2030.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
29.
SHARE OPTION SCHEMES (continued)

On 28 June 2019, the Company granted a total of 27,800,000 share options to its Directors and employees, which entitle them to subscribe for a total of 27,800,000 Shares at an exercise price of HK$1.04 per Share. The validity period of the options is ten years, from 28 June 2019 to 27 June 2029. The closing price of the Shares of the Company immediately before the date on which the options were granted was HK$1.02.
The estimated fair values of the 27,800,000 share options granted on 28 June 2019 was approximately HK$17,192,000. The fair value per option granted on 28 June 2019 was HK$0.6184.
On 8 December 2020, the Company granted a total of 28,400,000 share options to its Directors and employees, which entitle them to subscribe for a total of 28,400,000 Shares at an exercise price of HK$0.788 per Share. The validity period of the options is ten years, from 8 December 2020 to 7 December 2030. The closing price of the Shares of the Company immediately before the date on which the options were granted was HK$0.77.
The estimated fair values of the 28,400,000 share options granted on 8 December 2020 was approximately HK$13,611,000. The fair value per option granted on 8 December 2020 range from HK$0.4592 to HK$0.4912.
The Black-Scholes Option Pricing Model has been used to estimate the fair value of the share options. The variables and assumptions used in computing the fair value of the share options are based on the Directors’ best estimate. The value of a share option varies with different variables of certain subjective assumptions. The inputs into the model are as follows:
	8 December 2020	28 June 2019
Share price at date of grant of share options	HK$0.788	HK$1.04
Exercise price	HK$0.788	HK$1.04
Expected life	5 – 6 years	4 years
Expected volatility	76.89%	81.11%
Expected dividend yield	0%	0%
Risk-free rate	0.33%	1.43%
Expected volatility was determined by using the historical volatility of the Company’s share price over the previous years. The expected life used in the model has been adjusted as appropriate, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations.
For the years ended 31 March 2020 and 2021, the Group recognised total expenses of HK$6,413,000 and HK$7,003,000 in relation to the share options granted by the Company.
30.
CAPITAL RISK MANAGEMENT

The Directors manage its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to shareholders through the optimisation of the debt and equity balance. The Group’s overall strategy remains unchanged from prior year.
The capital structure of the Group consists of net debt, which includes bank borrowings and lease liabilities as disclosed in notes 25 and 26 respectively, net of cash and cash equivalents and equity.
The Directors review the capital structure from time to time. As a part of this review, the Directors consider the cost of capital and the risks associated with each class of capital. Based on recommendations

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
30.
CAPITAL RISK MANAGEMENT (continued)

of the Directors, the Group will balance its overall capital structure through the payment of dividends, the issue of new shares, new debts or the redemption of existing debts.
31.
FINANCIAL INSTRUMENTS

Categories of financial instruments
	As of 31 March
	2020	2021
	HK$’000	HK$’000
Financial assets
Financial assets at amortised cost	296,690	411,799
Financial asset at fair value through profit or loss	—	1,647
Financial liabilities
At amortised cost	76,172	53,356
Financial risk management objectives and policies
The Group’s major financial instruments include trade and other receivables and deposits, amount due from a joint venture, pledged bank deposits, bank balances and cash, financial asset at fair value through profit or loss, trade and other payables, bank borrowings and lease liabilities. Details of these financial instruments are disclosed in respective notes. The risks associated with these financial instruments include market risk (interest rate risk and foreign currency risk), credit risk and liquidity risk. The policies on how to mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.
Market risk
The Group is primarily exposed to the financial risks of changes in interest rates and foreign currency exchange rates. Details of each type of market risks are described as follows:
(i)
Interest rate risk

The Group is exposed to fair value interest rate risk in relation to lease liabilities. The Group is also exposed to cash flow interest rate risk in relation to variable-rate bank borrowings and bank balances. The Company currently does not enter into any hedging instrument for cash flow interest rate risk.
The Group’s exposures to interest rates on financial liabilities are detailed in the liquidity risk management section of this note. The Group’s cash flow interest rate risk is mainly concentrated on the fluctuation of Hong Kong Dollar Best Lending Rate arising from the Group’s Hong Kong dollars denominated borrowings.
The sensitivity analysis below has been determined based on the exposure to interest rates for bank borrowings at the end of the reporting period. The analysis is prepared assuming amounts of these financial instruments outstanding at the end of each reporting period were outstanding for the whole year. A 50 basis points increase or decrease in the prevailing rates of relevant banks is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.
If interest rates had been 50 basis points higher/lower for variable rate bank borrowings, with all other

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

variables held constant, the Group’s post-tax profit for the year ended 31 March 2020 and 2021 would decrease/increase by HK$137,000 and HK$25,000, respectively.
(ii)
Foreign currency risk

The Group undertakes certain operating transactions in foreign currency, which exposes the Group to foreign currency risk. The Group currently does not have a foreign currency hedging policy. However, the Directors monitor foreign exchange exposure and will consider hedging significant foreign currency exposure should such need arise.
The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities as at the end of each reporting period are as follows:
	2020		2021
	Assets	Liabilities	Assets	Liabilities
	HK$’000	HK$’000	HK$’000	HK$’000
United States Dollar (“US$”)	66,421	5,654	148,539	4,351
Euro Dollar (“EURO”)	14,832	4,669	18,243	3,338
Renminbi (“RMB”)	5,213	1,206	6,583	1,828
Sensitivity analysis
The Group is mainly exposed to the risk of fluctuation against US$, EURO and RMB during the years ended 31 March 2020 and 2021.
The following table details the sensitivity to a 2%, 5% and 5% increase and decrease in HK$ against US$, EURO and RMB, respectively. These rates are the sensitivity rates used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year end for a change in foreign currency rates. The negative number below indicates a decrease in the post-tax profit where HK$ strengthens 2%, 5% and 5% against US$, EURO and RMB, respectively. For a 2%, 5% and 5% weakening of HK$ against US$, EURO and RMB, there would be an equal and opposite impact on the profit or loss for the year.
	US$		EURO		RMB
	2020	2021	2020	2021	2020	2021
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Profit for the year	(1,015)	(2,408)	(424)	(622)	(167)	(199)
Credit risk and impairment provision
As at 31 March 2020 and 2021, the Group’s maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties is arising from the carrying amount of respective financial assets as stated in the consolidated statements of financial position. The Group does not hold any collateral or other credit enhancements to cover its credit risks associated with its financial assets. The Group would charge penalty on certain customers for overdue settlement according to the sales agreement.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

Trade and unbilled receivables and contract assets arising from contracts with customers
As at 31 March 2020 and 2021, the Group has concentration of credit risk as 37% and 60% and 53% and 71% of the trade and unbilled receivables was due from the Group’s largest customer and the five largest customers respectively.
As at 31 March 2020 and 2021, the Group’s concentration of credit risk by geographical locations which accounted for 49% and 68%, representing in Hong Kong and in the PRC for the trade and unbilled receivables.
In order to minimise the credit risk, the management of the Group has delegated a team responsible for determination of credit limits and credit approvals. Before accepting any new customer, the Group uses an internal credit scoring system to assess the potential customer’s credit quality and defines credit limits by customer. Limits and scoring attributed to customers are reviewed once a year. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Trade and unbilled receivables and contract assets that with significant balances or credit-impaired are assessed for ECL individually. The management of the Group estimates the amount of lifetime ECL of the remaining trade and unbilled receivables and contract assets using a collective basis grouped by geographical locations, and then further grouped by past due status of respective trade receivables. Estimated loss rates are based on historical observed default rates over the expected life of the debtors and forward-looking information that is reasonable and supportable available without undue costs or effort. Details of the quantitative disclosures are set out below in this note.
In relation to contract assets arisen from provision of advertising spaces, the management performs impairment assessment on a periodic basis. Based on the assessment, the management is of the opinion that the probability of defaults of the relevant counterparties are insignificant since the counterparties are either listed or multinational companies with continuing business relationship. In addition, the management is confident that the target impression rate or click rate stipulated in the contracts will be satisfied in due course and the accrued revenue on the advertising spaces are fully recoverable but only subject to timing of satisfying the target impression rate or click rate pursuant to the contracts. Accordingly, the credit risk regarding contract assets is limited.
Amount due from a joint venture
As at 31 March 2020 and 2021, the gross carrying amount of amount due from a joint venture is HK$11,870,000 and HK$13,120,000. For the purpose of impairment assessment for amount due from a joint venture, exposure to credit risk for this balance is assessed individually with lifetime ECL. Impairment of HK$4,019,000 on amount due from a joint venture with a loss rate of 30.6% was provided by the Group as at 31 March 2021.
Other receivables and deposits, pledged bank deposits and bank balances
The Group performs impairment assessment under ECL model on other receivables and deposit, pledged bank deposits and bank balances based on 12m ECL as no significant increase in credit risk since initial recognition.
The credit risk on other receivables and deposits is limited because the counterparties have no historical default record and the Directors expect that the general economic conditions will not significantly changed for the 12 months after the reporting date.
The credit risk on pledged bank deposits and bank balances is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

Based on the Group’s internal credit rating, no material impairment loss allowance is recognised for other receivables. No material impairment loss allowance is recognised for pledged bank deposits and bank balances based on external credit rating.
The Group is exposed to concentration of credit risk on:
•
Liquid funds which are deposited with several banks with high credit ratings; and

•
Amount due from a joint venture with no history of default.

Other than above, the Group does not have any other significant concentration of credit risk. The tables below is the internal credit policy of the Group:
Internal credit rating	Description	Trade and unbilled receivables/ contract assets	Other financial assets/other items
Low risk	The counterparty has a low risk of default and does not have any past-due amounts	Lifetime ECL — not credit-impaired	12m ECL
High risk	There have been significant increases in credit risk since initial recognition through information developed internally or external resources	Lifetime ECL — not credit-impaired	Lifetime ECL — not credit-impaired
Loss	There is evidence indicating the asset is credit-impaired	Lifetime ECL — credit-impaired	Lifetime ECL — credit-impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Group has no realistic prospect of recovery	Amount is written off	Amount is written off
The tables below detail the credit risk exposures of the Group’s financial assets and contract assets, which are subject to ECL assessment:
					2020		2021
	Notes	Credit rating	Credit rating	12-month or lifetime ECL	Gross carrying amounts		Gross carrying amounts
					HK’000	HK’000	HK’000	HK’000
Financial assets at amortised cost
Trade and unbilled receivables	20	N/A	(Note)	Lifetime ECL (collective assessment)	123,401		134,776
			Low risk	Lifetime ECL (not credit-impaired)	65,879	189,280	38,893	173,669
Other receivables and deposits	20	N/A	Low risk	12m ECL		13,580		10,382
Amount due from a joint venture	18	N/A	High risk	Lifetime ECL (not credit-impaired)		11,870		13,120
Pledged bank deposits	22	AA+	N/A	12m ECL		15,603		10,000
Bank balances	22	AA+	N/A	12m ECL		67,251		209,575
Contract assets	21	N/A	Low risk	Lifetime ECL (collective assessment)		1,855		1,484

Note:
The following table provides information about the exposure to credit risk for trade and unbilled

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

receivables which are assessed based on collective assessment as at 31 March 2021 within lifetime ECL. As at 31 March 2020 and 2021, trade and unbilled receivables with significant outstanding balances with gross carrying amounts of HK$65,879,000 and HK$38,893,000 were assessed individually. As all these debtors with significant balances are either listed or multinational companies with good financial position and without recent default history, they are all classified as low risk and loss rate of 0.16% in 2020 and 0.10% to 0.20% in 2021 is applied.
Gross carrying amount of trade and unbilled receivables assessed collectively:
	2020			2021
	Average loss rate	Gross trade receivables	ECL	Average loss rate	Gross trade receivables	ECL
	(Note)	HK$’000	HK$’000	(Note)	HK$’000	HK$’000
Current (not past due)	0.4%	99,051	427	0.4%	118,007	443
1 – 30 days past due	0.5%	14,025	63	0.7%	10,510	74
31 – 60 days past due	1.0%	2,788	28	1.3%	2,786	36
61 – 90 days past due	1.5%	3,826	57	2.5%	2,102	53
91 – 180 days past due	2.0%	833	16	5.0%	316	16
181 – 365 days past due	5.0%	1,758	88	7.5%	670	50
More than 365 days past due	10.0%	1,120	112	12.5%	385	48
		123,401	791		134,776	720

Note:
The average loss rate is calculated as average loss rate of corresponding past due aging from various geographic locations.

The estimated loss rates are estimated based on historical observed default rates over the expected life of the trade and unbilled receivables and are adjusted for forward-looking information that is available without undue cost or effort. The Group determines the average loss rate by considering the geographic locations of trade receivables, after considering aging, repayment history and/or past due status of respective trade receivables. The grouping is regularly reviewed by management to ensure relevant information about specific trade receivable is updated.
During the years 31 March 2020 and 2021, the Group provided impairment losses under ECL model for trade and unbilled receivables of HK$870,000 and HK$720,000 based on the collective assessment and HK$103,000 and HK$56,000 based on significant balances.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

The following table shows the movement in lifetime ECL that has been recognised for trade and unbilled receivables under the simplified approach.
	Lifetime ECL (not credit- impaired)	Lifetime ECL (credit- impaired)	Total
	HK$’000	HK$’000	HK$’000
As at 1 April 2019	261	—	261
Changes due to financial instruments recognised as at 1 April 2019:
– impairment losses reversed	(261)	—	(261)
New financial assets originated:
– impairment losses recognised	894	340	1,234
– write-offs	—	(340)	(340)
As at 31 March 2020	894	—	894
Changes due to financial instruments recognised as at 1 April 2020:
– transfer to credit-impaired	(776)	776	—
– impairment losses reversed	(118)	—	(118)
– write-offs	—	(776)	(776)
New financial assets originated:
– impairment losses recognised	894	—	894
– Exchange adjustments	34	—	34
As at 31 March 2021	928	—	928
Liquidity risk
In the management of the liquidity risk, the Group monitors and maintains a level of cash and cash equivalents as well as undrawn banking facilities deemed adequate by the Directors to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. The Directors monitor the utilisation of bank borrowings.
The following table details the Group’s remaining contractual maturity for its financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. Specifically, bank borrowings with a repayment on demand clause are included in the earliest time band regardless of the probability of the banks choosing to exercise their rights. The table includes both interest and principal cash flows. To the extent that interest flows are variable rate, the undiscounted amount is derived from weighted average interest rate at the end of the reporting period.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

	Weighted average effective interest rate	Repayable on demand or less than 1 year	1 to 2 years	2 to 5 years	Total undiscounted cash flows	Carrying amount
	%	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
As at 31 March 2020
Non-derivative financial liabilities
Trade and other payables	—	44,078	—	—	44,078	43,336
Bank borrowings	3.13	32,836	—	—	32,836	32,836
Lease liabilities	3.20	17,333	15,476	20,238	53,047	46,761
		94,247	15,476	20,238	129,961	122,933
	Weighted average effective interest rate	Repayable on demand or less than 1 year	1 to 2 years	2 to 5 years	More than 5 years	Total undiscounted cash flows	Carrying amount
	%	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
As at 31 March 2021
Non-derivative financial liabilities
Trade and other payables	—	47,360	—	—	—	47,360	47,360
Bank borrowings	3.37	5,996	—	—	—	5,996	5,996
Lease liabilities	3.20	20,432	16,927	43,268	14,027	94,654	81,779
		73,788	16,927	43,268	14,027	148,010	135,135
Bank borrowings with a repayment on demand clause are included in the “repayable on demand or less than 1 year” time band in the above maturity analysis. As at 31 March 2020 and 2021, the aggregate carrying amounts of these bank borrowings amounted to HK$32,836,000 and HK$5,996,000. Taking into account the Group’s financial position, the Directors do not believe that it is probable that the banks will exercise their discretionary rights to demand immediate repayment. The Directors believe that these bank borrowings will be repaid in accordance with the scheduled repayment dates set out in the loan agreements.
The following table details the Group’s aggregate principal and interest cash outflows for bank borrowings with a repayment on demand clause. To the extent that interest flows are variable rate, the undiscounted amount is derived from weighted average interest rate at the end of the reporting period.
	Weighted average effective interest rate	Less than 1 year	1 to 2 years	2 to 5 years	Total undiscounted cash flows	Carrying amount
	%	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Bank borrowings with repayment on demand clause
As at 31 March 2020	3.14	29,386	2,184	3,640	35,210	32,836
As at 31 March 2021	3.37	2,794	2,184	1,456	6,434	5,996

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
31.
FINANCIAL INSTRUMENTS (continued)

Fair value measurements of financial instruments
The fair values of the financial assets and financial liabilities have been determined in accordance with generally accepted pricing models based on a discounted cash flow analysis.
The Directors consider that the carrying amounts of financial assets and financial liabilities recognised in the consolidated financial statements approximate their fair values.
32.
RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below details changes in the Group’s liabilities arising from financing activities. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statements of cash flows as cash flows from financing activities.
	Bank Borrowings	Lease liabilities	Interest payables	Dividend payable	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
	(note 25)	(note 26)
At 1 April 2019	26,990	22,432	—	—	49,422
Financing cash flows	5,846	(13,249)	(947)	(4,896)	(13,246)
Interest expenses	—	409	947	—	1,356
New leases entered	—	37,213	—	—	37,213
Dividend declared	—	—	—	4,896	4,896
Termination of leases	—	(44)	—	—	(44)
At 31 March 2020	32,836	46,761	—	—	79,597
Financing cash flows	(26,840)	(20,221)	(493)	—	(47,554)
Interest expenses	—	1,129	493	—	1,622
New leases entered	—	56,239	—	—	56,239
Lease termination	—	(2,129)	—	—	(2,129)
At 31 March 2021	5,996	81,779	—	—	87,775

33.
RETIREMENT BENEFITS SCHEMES

The Group participates in MPF Scheme for all its qualifying employees in Hong Kong. The assets of the MPF Scheme are held separately from those of the Group, in funds under the control of an independent trustee.
The employees of the Group’s subsidiaries in US, United Kingdom (“UK”), the PRC and Japan are members of respective state-managed retirement benefit scheme operated by the government of US, UK, the PRC and Japan. The subsidiaries are required to contribute certain percentage of payroll costs to the retirement benefit scheme to fund the benefits respectively. The only obligation of the Group with respect to the retirement benefit scheme is to make the specified contributions.
During the years ended 31 March 2020 and 2021, the total retirement benefits scheme contribution arising from the MPF Scheme and state-managed retirement benefit scheme charged to profit or loss were HK$6,116,000 and HK$5,677,000.

HYPEBEAST LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 MARCH 2020 AND 2021
34.
RELATED PARTY TRANSACTIONS

Apart from details of the balances with related parties disclosed in the consolidated statements of financial position and other details disclosed elsewhere in these consolidated financial statements, the Group also entered into the following significant transactions with related parties during the year:
		As at/ For the year ended 30 March
Name of related party	Nature of transactions	2020	2021
		HK$’000	HK$’000
Mr. Lee Chung Ming and Ms. Chan Lai Kuen	Repayment of lease liabilities for Director’s quarter	210	210
	Interest expense on lease liabilities for Director’s quarter	6	10
	Right-of-use assets for Director’s quarter at year end	172	364
	Lease liability for Director’s quarter at year end	164	363
Compensation of key management personnel
The Directors are identified as key management member of the Group, and their compensation during the years was set out in note 10. The remuneration of key management personnel is determined with regard to the performance of individuals and market trends.
35.
APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the board of directors and authorized for issue on 5 May 2022.

HYPEBEAST LIMITED
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
		For the six months ended 30 September
	NOTES	2020	2021
		HK$’000	HK$’000
Revenue	4	285,452	440,837
Cost of revenue		(157,556)	(182,475)
Gross profit		127,896	258,362
Other income, other gains and losses	5	3,597	219
Selling and marketing expenses		(49,695)	(71,427)
Administrative and operating expenses		(53,581)	(93,465)
Impairment losses under expected credit losses model, net of reversal	6	(162)	(11,870)
Finance costs		(921)	(2,281)
Profit before tax		27,134	79,538
Income tax expense	7	(6,245)	(16,564)
Profit for the period	9	20,889	62,974
Other comprehensive income:
Item that may be reclassified subsequently to profit or loss:
− Exchange differences on translation of foreign operations		47	901
Total comprehensive income for the period		20,936	63,875
Earnings per share	10
− Basic (HK cents)		1.03	3.07
− Diluted (HK cents)		1.02	3.06

HYPEBEAST LIMITED
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT 31 MARCH 2021 AND 30 SEPTEMBER 2021
	NOTES	As at 31 March 2021	As at 30 September 2021
		HK$’000	HK$’000
ASSETS
Non-current assets:
Property, plant and equipment	11	22,590	40,105
Intangible assets		962	922
Right-of-use assets	12	78,951	71,032
Rental deposits	13	7,465	5,811
Interest in a joint venture		—	—
Financial assets at fair value through profit or loss	19	1,647	3,980
Amount due from a joint venture		9,101	—
Deferred tax assets		479	479
		121,195	122,329
Current assets:
Inventories		42,389	54,263
Trade and other receivables	13	196,942	236,054
Contract assets	14	1,484	5,429
Pledged bank deposits	15	10,000	10,000
Bank balances and cash	15	209,575	254,719
Total current assets		460,390	560,465
Total assets		581,585	682,794
EQUITY AND LIABILITIES
Current liabilities:
Trade and other payables	16	117,886	136,857
Contract liabilities		9,020	14,260
Bank borrowings	17	5,996	8,787
Lease liabilities		15,763	13,986
Tax payables		5,661	13,227
Total current liabilities		154,326	187,117
Non-current liabilities:
Lease liabilities		66,016	60,167
Total liabilities		220,342	247,284
Capital and reserves
Share capital	18	20,459	20,533
Reserves		340,784	414,977
Total equity		361,243	435,510
Total equity and liabilities		581,585	682,794

HYPEBEAST LIMITED
UNAUDITED INTERIM CONDENSED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
	Share capital	Share premium	Translation reserve	Share option reserve	Accumulated profits	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
At 1 April 2020	20,231	29,579	(42)	8,524	216,903	275,195
Profit for the period	—	—	—	—	20,889	20,889
Exchange difference arising on translation of foreign operations	—	—	47	—	—	47
Total comprehensive income for the period	—	—	47	—	20,889	20,936
Exercise of share options	154	4,439	—	(1,946)	—	2,647
Recognition of equity-settled share-based payments	—	—	—	1,536	—	1,536
At 30 September 2020	20,385	34,018	5	8,114	237,792	300,314
At 1 April 2021	20,459	36,773	3,892	12,632	287,487	361,243
Profit for the period	—	—	—	—	62,974	62,974
Exchange difference arising on translation of foreign operations	—	—	901	—	—	901
Total comprehensive income for the period	—	—	901	—	62,974	63,875
Issuance of ordinary shares	65	6,855	—	—	—	6,920
Transaction costs attributable to issuance of new shares	—	(300)	—	—	—	(300)
Exercise of share options	9	927	—	(378)	—	558
Recognition of equity-settled share-based payments	—	—	—	3,214	—	3,214
At 30 September 2021	20,533	44,255	4,793	15,468	350,461	435,510

HYPEBEAST LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
NET CASH GENERATED FROM OPERATING ACTIVITIES	103,643	69,632
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(6,348)	(21,274)
Proceeds from disposal of property, plant and equipment	—	1,316
Payments of rental deposits	—	(1,219)
Refund of rental deposits	503	924
Investments in financial assets at fair value through profit or loss	—	(2,333)
Withdrawal of pledged bank deposits	5,603	—
Bank interest received	176	125
NET CASH USED IN INVESTING ACTIVITIES	(66)	(22,461)
FINANCING ACTIVITIES
Proceeds from bank borrowings	7,278	4,405
Repayments of bank borrowings	(26,564)	(1,614)
Interest paid for bank borrowings	(354)	(97)
Proceeds from issuance of ordinary shares upon exercise of share options	2,647	558
Proceeds from issuance of ordinary shares under a share subscription agreement	—	6,920
Payment of transaction costs attributable to issuance of new shares	—	(300)
Interest paid for lease liabilities	(566)	(2,184)
Repayments of lease liabilities	(9,077)	(10,416)
NET CASH USED IN FINANCING ACTIVITIES	(26,636)	(2,728)
NET INCREASE IN CASH AND CASH EQUIVALENTS	76,941	44,443
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	67,251	209,575
EFFECT OF FOREIGN EXCHANGE RATE CHANGES	35	701
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD, represented by bank balances and cash	144,227	254,719

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
1.
GENERAL INFORMATION

The Company was incorporated in the Cayman Islands as an exempted company and registered in the Cayman Islands with limited liability under the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands on 25 September 2015. The Company’s shares were listed on Main Board of the Stock Exchange of Hong Kong Limited (the “Stock Exchange”).
Its registered office is located at Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands. The address of its principal place of business is 10/F, KC100, 100 Kwai Cheong Road, Kwai Chung, Hong Kong.
The Company and its subsidiaries (the “Group”) are principally engaged in the provision of advertising spaces services, provision of services for creative agency projects, publication of magazines and operation of online and offline retail platform. Its parent and ultimate holding company is CORE Capital Group Limited, a private company incorporated in the British Virgin Islands. Its ultimate controlling party is Mr. Ma Pak Wing Kevin (“Mr. Ma”).
Consolidation of Variable Interest Entity
The following table sets forth the assets, liabilities, results of operations and changes in cash, cash equivalents of the Hypebeast Cultural (the “VIE”) structured by the VIE Agreements, which have eliminated the intercompany transactions:
	As at 31 March 2021	As at 30 September 2021
	HK$’000	HK$$’000
Trade and other receivables	10,756	19,813
Bank balances and cash	14,661	25,045
Other assets	972	431
Total assets	26,389	45,289
Trade and other payables	11,027	19,635
Total liabilities	11,027	19,635
	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Total revenues	17,041	32,375
Profit for the period	8,234	12,994
	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Net cash generated from operating activities	487	7,381
Net cash generated from investing activities	13	25
As of 31 March 2021 and 30 September 2021, the total assets of the Group’s consolidated VIE after eliminating the intra-company balances and transactions within the Group were HK$26,389,000 and HK$45,289,000 respectively, which were mainly consisting of bank balance and cash, trade and other receivables, and other assets. As of 31 March 2021 and 30 September 2021, the total liabilities of the consolidated VIE after eliminating the intra-company transactions within the Group were HK$11,027,000 and HK$19,635,000 respectively, which were mainly consisting of trade and other payables.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
1.
GENERAL INFORMATION (continued)

For the six months ended 30 September 2020 and 2021, the total net revenues of the Group’s consolidated VIE were HK$17,041,000 and HK$32,375,000, respectively, which have been reflected in the Group’s consolidated financial statements with the intra-company transactions within the Group eliminated.
There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests that require the Company to provide financial support to the VIE. However, if the VIE was ever to need financial support, the Company may, at its option and subject to statutory limits and restrictions, provide financial support to the VIE through loans to the shareholders of the VIE or entrustment loans to the VIE.
The Company believes that there are no assets held in the consolidated VIE that can be used only to settle obligations of the VIE, except for registered capital and the PRC statutory reserves. As the consolidated VIE is incorporated as a limited liability company under the PRC Company Law, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the consolidated VIE.
Relevant PRC laws and regulations restrict the VIE from transferring a portion of their net assets, equivalent to the balance of its registered capital and the PRC statutory reserves, to the Company in the form of loans and advances or cash dividends.
2.
PRINCIPAL ACCOUNTING POLICIES

The Group’s unaudited interim condensed consolidated financial statements have been prepared in accordance with International Accounting Standard 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”). Other than additional accounting policies resulting from application of amendments to International Financial Reporting Standards (“IFRSs”), the accounting policies and basis of preparation adopted in the preparation of these unaudited interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s audit consolidated financial statements for the year ended 31 March 2020 and 31 March 2021. The notes presented in these unaudited interim condensed consolidated financial statements include only significant events and transactions occurring since the Company’s last fiscal year end and are not fully inclusive of all matters required to be disclosed by IFRS in the Company’s annual consolidated financial statements. As a result, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended 31 March 2020 and 31 March 2021.
3.
APPLICATION OF AMENDMENTS TO IFRSs

In the six months ended 30 September 2021, the Group has applied the following amendments to IFRSs issued by International Accounting Standards Board (“IASB”), for the first time, which are mandatorily effective for the annual periods beginning on or after 1 April 2021 for the preparation of the Group’s unaudited interim condensed consolidated financial statements:
Amendment to IFRS 16	Covid-19-Related Rent Concessions
Amendment to IFRS 16	Covid-19-Related Rent Concessions beyond 30 June 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	Interest Rate Benchmark Reform — Phase 2
Except as disclosed below, the application of the amendments to IFRSs in the current period has had no material impact on the Group’s financial positions and performance for the current and prior periods and/or on the disclosures set out in these unaudited interim condensed consolidated financial statements.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
3.
APPLICATION OF AMENDMENTS TO IFRSs (continued)

In June 2021, the IFRS Interpretations Committee (“Committee”), through its agenda decision, clarified the costs an entity should include as “estimated costs necessary to make the sale” when determining the net realisable value of inventories. In particular, whether such costs should be limited to those that are incremental to the sale. The Committee concluded that the estimated costs necessary to make the sale should not be limited to those that are incremental but should also include costs that an entity must incur to sell its inventories including those that are not incremental to a particular sale. The Group’s existing accounting policy is to determine net realisable value taking into consideration incremental costs only. As at 30 September 2021, the Group is still in the process of assessing the potential impact and has yet to implement the change in accounting policy based on the Committee’s agenda decision. The impacts on such change, if any, will be disclosed in the Group’s future consolidated financial statements.
4.
REVENUE AND SEGMENT INFORMATION

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods sold and services provided in the normal course of business, net of discounts and sales related taxes.
The Group’s turnover includes revenues from sales of goods through online and offline retail platform, commission fee from consignment sales, provision of advertising spaces, provision of services for creative agency projects and publication of magazines.
Specifically, the Group’s reportable and operating segments under IFRS 8 Operating Segments are as follows:
(i) Media segment	—	Provision of advertising spaces, provision of services for creative agency projects and publication of magazines
(ii) E-Commerce and Retail segment	—	Operation of online and offline retail platform for the sale of third-party branded clothing, shoes and accessories and commission fee from consignment sales
	For the six months ended 30 September
	Media		E-Commerce and Retail		Total
	2020	2021	2020	2021	2020	2021
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Types of goods or services:
Sales of goods through online and offline retail platform	—	—	111,586	111,393	111,586	111,393
Commission fee from consignment sales	—	—	1,229	2,543	1,229	2,543
Provision of advertising spaces	72,947	188,773	—	—	72,947	188,773
Provision of services for creative agency projects	99,456	138,128	—	—	99,456	138,128
Publication of magazines	234	—	—	—	234	—
Total revenue from contracts with customers	172,637	326,901	112,815	113,936	285,452	440,837
Geographical markets:
Hong Kong	17,186	16,444	13,963	17,919	31,149	34,363
The People’s Republic of China (the “PRC”)	51,886	71,724	6,222	11,750	58,108	83,474

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
4.
REVENUE AND SEGMENT INFORMATION (continued)

	For the six months ended 30 September
	Media		E-Commerce and Retail		Total
	2020	2021	2020	2021	2020	2021
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
United States (“US”)	34,996	117,804	34,601	28,819	69,597	146,623
Other countries	68,569	120,929	58,029	55,448	126,598	176,377
Total	172,637	326,901	112,815	113,936	285,452	440,837
Timing of revenue recognition:
A point in time	66,675	113,181	112,815	113,936	179,490	227,117
Over time	105,962	213,720	—	—	105,962	213,720
Total	172,637	326,901	112,815	113,936	285,452	440,837

The following is an analysis of the Group’s revenue and results by operating and reportable segments:
Six months ended 30 September 2020
	Media	E-Commerce and Retail	Consolidated
	HK$’000	HK$’000	HK$’000
Total segment revenue	172,637	112,815	285,452
Segment results	48,934	2,212	51,146
Finance costs			(921)
Share-based payment expense			(1,536)
Central administration costs			(8,543)
Unallocated expenses			(13,012)
Profit before tax			27,134
Six months ended 30 September 2021
	Media	E-Commerce and Retail	Consolidated
	HK$’000	HK$’000	HK$’000
Total segment revenue	326,901	113,936	440,837
Segment results	137,340	1,303	138,643
Finance costs			(2,281)
Share-based payment expense			(3,214)
Impairment loss recognised on amount due from a joint venture			(9,101)
Central administration costs			(26,914)
Unallocated expenses			(17,595)
Profit before tax			79,538

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
4.
REVENUE AND SEGMENT INFORMATION (continued)

Segment assets and liabilities
The following is an analysis of the Group’s assets and liabilities by operating and reportable segments:
	As at 31 March 2021	As at 30 September 2021
	HK$’000	HK$’000
Reportable segment assets
Media	209,155	234,782
E-Commerce and Retail	98,910	120,810
Total segment assets	308,065	355,592
Reconciliation of reportable segment total to group total:
Segment assets	308,065	355,592
Unallocated assets:
Property, plant and equipment	22,590	40,105
Intangible assets	16	16
Right-of-use assets	6,691	5,819
Financial assets at FVTPL	1,647	3,980
Amount due from a joint venture	9,101	—
Deferred tax assets	479	479
Deposits and other receivables	13,421	12,084
Pledged bank deposits	10,000	10,000
Bank balances and cash	209,575	254,719
Consolidated total assets	581,585	682,794
Reportable segment liabilities
Media	138,249	150,644
E-Commerce and Retail	45,559	39,770
Total segment liabilities	183,808	190,414
Reconciliation of reportable segment total to group total:
Segment liabilities	183,808	190,414
Unallocated liabilities:
Other payables and accrued expenses	18,285	31,529
Bank borrowings	5,996	8,787
Tax payables	5,661	13,227
Lease liabilities	6,592	3,327
Consolidated total liabilities	220,342	247,284
For the purposes of monitoring segment performances and collecting resources between segments:
•
all assets are allocated to operating segments other than certain property, plant and equipment, certain right-of-use assets, certain intangible assets, interest in a joint venture, certain deposits and other receivables, financial assets at FVTPL, amount due from a joint venture, deferred tax assets, pledged bank deposits and bank balances and cash that are not attributable to respective segment, and

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
4.
REVENUE AND SEGMENT INFORMATION (continued)

•
all liabilities are allocated to operating segments other than certain other payables and accrued expenses, certain lease liabilities, bank borrowings and tax payable that are not attributable to respective segment.

5.
OTHER INCOME, OTHER GAINS AND LOSSES

	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Net exchange gains (losses)	2,051	(1,420)
(Loss) gain on disposal of property, plant and equipment	(18)	676
Penalty on customers for overdue settlement	948	477
Bank interest income	176	125
Other income	440	361
	3,597	219

6.
IMPAIRMENT LOSSES UNDER EXPECTED CREDIT LOSSES MODEL, NET OF REVERSAL

	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Impairment losses, net of reversal, recognised on:
– Trade and unbilled receivables	162	2,769
– Amount due from a joint venture (Note)	—	9,101
	162	11,870

Note:
The balance is considered as credit-impaired because there is no realistic prospect of recovery after assessing the recent financial information of the joint venture by the management of the Group during the six months ended 30 September 2021.

7.
INCOME TAXEXPENSE

	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Current tax:
– Hong Kong Profits Tax	769	9,951
– The PRC Enterprise Income Tax	4,554	5,404
– Other jurisdictions	922	1,209
	6,245	16,564
The Group is not subject to any income tax in the Cayman Islands and the British Virgin Islands pursuant to the rules and regulations in those jurisdictions.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
7.
INCOME TAXEXPENSE (continued)

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.
Accordingly, the Hong Kong Profits Tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.
The basic tax rate of the Group’s PRC subsidiaries is 25% under the law of the PRC on Enterprise Income Tax (the “EIT Law”) and implementation regulations of the EIT Law.
Taxation arising in other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.
8.
DIVIDEND

No dividends were paid, declared or proposed during the interim period. The directors of the Company (the “Directors”) have determined that no dividend will be paid in respect of the interim period.
9.
PROFIT FOR THE PERIOD

	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Profit for the period has been arrived at after charging:
Cost of inventories recognised as an expense (included in cost of revenue)	67,574	57,346
Depreciation of property, plant and equipment	3,337	3,085
Depreciation of right-of -use assets	9,801	10,342
Amortisation of intangible assets	53	55
Write-down of inventories	128	369

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
10.
EARNINGS PER SHARE

The calculation of basic and diluted earnings per share is based on the following data:
	For the six months ended 30 September
	2020	2021
	HK$’000	HK$’000
Earnings
Earnings for the purpose of calculating basic and diluted earnings per share (profit for the period attributable to owners of the Company)	20,889	62,974
Number of shares
Weighted average number of ordinary shares for the purpose of calculating basic per share	2,027,971	2,052,315
Effect of dilutive potential ordinary shares:
Share options	12,212	5,469
Weighted average number of ordinary shares for the purpose of diluted earnings per share	2,040,183	2,057,784
Earnings per share
– Basic (HK cents)	1.03	3.07
– Diluted (HK cents)	1.02	3.06
The computation of diluted earnings per share for the six months ended 30 September 2020 and 2021 did not assume the exercise of certain share options granted by the Company because the adjusted exercise prices for the computation of diluted earnings per share of those share options were higher than the average market price for shares for the six months ended 30 September 2020 and 2021.
11.
PROPERTY, PLANT AND EQUIPMENT

During the six month ended 30 September 2020 and 2021, the Group disposed of certain office equipment and furniture and fixtures with an aggregate carrying amount of approximately HK$18,000 and HK$640,000 for proceeds of approximately of nil and HK$1,316,000, resulting in a (loss) gain on disposal of approximately HK$18,000 and HK$676,000, respectively.
In addition, leasehold improvement under construction for a leased premises located in the US of HK$19,003,000 during the six months ended 30 September 2021 and plant and equipment of HK$6,348,000 and HK$2,271,000 during the six months ended 30 September 2020 and 2021, respectively were recognised as the addition of property, plant and equipment.
12.
RIGHT-OF-USE ASSETS

	Leased properties	Motor vehicle	Total
	HK$’000	HK$’000	HK$’000
As at 1 April 2021 Carrying amount	78,951	—	78,951
As at 30 September 2021 Carrying amount	71,032	—	71,032
For the six months ended 30 September 2020 Depreciation charge	9,607	194	9,801
For the six months ended 30 September 2021 Depreciation charge	10,342	—	10,342
The above right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the respective lease terms ranging from 1 to 7 years.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
12.
RIGHT-OF-USE ASSETS (continued)

Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. In determining the lease term and assessing the length of the non-cancellable period, the Group applies the definition of a contract and determines the period for which the contract is enforceable.
The Group entered into a new lease agreement with lease terms of 5 to 7 years during the six months ended 30 September 2020 and 2021. On lease commencement, the Group recognised right-of-use assets and lease liabilities of approximately HK$52,349,000 and HK$2,372,000, respectively.
13.
TRADE AND OTHER RECEIVABLES

	As at 31 March 2021	As at 30 September 2021
	HK$’000	HK$’000
Trade receivables	83,793	166,836
Unbilled receivables (Note)	89,876	34,610
Trade and unbilled receivables	173,669	201,446
Less: allowance for credit losses	(928)	(935)
Trade and unbilled receivables (net carrying amount)	172,741	200,511
Advance to staff	410	425
Rental and utilities deposits	9,101	10,165
Prepayments	21,284	30,764
Other receivables	871	—
	204,407	241,865
Analysed as:
Current	196,942	236,054
Non-current	7,465	5,811
	204,407	241,865

Note:
Certain tax bureaus in the PRC have set monthly quotas on the aggregate invoice amounts for transactions in the media segment. The unbilled receivables represent the amount of unconditional right to the consideration for completed performance obligations but the related invoices have not yet been issued as at year end as the quota limit has been exceeded.

The Group allows credit periods ranging from 30 to 60 days to its trade customers derived from provision of advertising spaces and creative agency projects, whereas no credit period is granted to customers from online and offline retail platform, consignor from consignment sales commission income and subscribers of magazines.
14.
CONTRACT ASSETS

	As at 31 March 2021	As at 30 September 2021
	HK$’000	HK$’000
Provision of advertising spaces	1,484	5,429

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
14.
CONTRACT ASSETS (continued)

The contract assets primarily relate to the Group’s right to consideration for the advertisement launched in the online platform or social media platform but not billed because the rights are conditioned on the satisfaction of the target impression rate or click rate pursuant to the contract. The contract assets are transferred to trade and unbilled receivables upon the satisfaction of the target impression rate or click rate and the end of advertising period.
As at 31 March 2021 and 30 September 2021, all contract assets are expected to be settled within 1 year, and accordingly classified as current assets.
15.
PLEDGED BANK DEPOSITS/BANK BALANCES AND CASH

Pledged bank deposits represent deposits pledged to a bank to secure banking facilities granted to the Group, which carry interest at prevailing market rates of 1.85% per annum as at 31 March 2021 and 30 September 2021. Deposits amounting to HK$10,000,000 as at 31 March 2021 and 30 September 2021 have been pledged to secure a bank borrowing and the banking facilities.
Bank balances carry interest at prevailing market rates of 0.01% per annum as at 31 March 2021 and 30 September 2021.
16.
TRADE AND OTHER PAYABLES

	As at 31 March 2021	As at 30 September 2021
	HK$’000	HK$’000
Trade payables	18,669	22,415
Commission payable to staff	20,312	24,738
Accrual for campaign cost (Note)	61,880	58,249
Accrual for staff bonus	—	11,815
Other payables and accrued expenses	17,025	19,640
	117,886	136,857

Note:
Accrual for campaign cost represents the accrual for expenses incurred for rendering the creative agency campaign and media project which include video shooting and photography.

The average credit period on purchases of goods is 30 days.
17.
BANK BORROWINGS

	As at 31 March 2021	As at 30 September 2021
	HK$’000	HK$’000
Bank loans, secured with variable rate	5,996	8,787
Carrying amount repayable (according to scheduled repayment term):
– Within one year	2,636	6,468
– In more than one year but not more than two years	2,100	2,137
– In more than two years but not more than five years	1,260	182
	5,996	8,787
Carrying amount that contain a repayment on demand clause (shown under current liabilities)	5,996	8,787

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
17.
BANK BORROWINGS (continued)

As at 31 March 2021 and 30 September 2021, the borrowings were secured by the pledge of the Group’s bank deposits with carrying amount of HK$10,000,000 for both years.
The range of effective interest rates (which are also equalled to contractual interest rates) on the Group’s borrowings are as follows:
	As at 31 March 2021	As at 30 September 2021
Effective interest rate (per annum):
– variable-rate borrowings	2.26% to 3.50%	1.36% to 3.73%
The interest rates of the variable-rate borrowings are determined with reference to Hong Kong Interbank Offered Rate.
18.
SHARE CAPITAL

	Number of shares	Share capital
	‘000	HK$’000
Ordinary shares of HK$0.01 each
Authorised:
At 1 April 2020, 30 September 2020, 1 April 2021 and 30 September 2021	6,000,000	60,000
Issued:
At 1 April 2020	2,023,063	20,231
Exercise of share options	15,396	154
At 30 September 2020	2,038,459	20,385
At 1 April 2021	2,045,929	20,459
Exercise of share options	900	9
Issuance of ordinary shares (Note)	6,533	65
At 30 September 2021	2,053,362	20,533

The new shares rank pari passu with the existing shares in all respect.
Note:
The Company entered into a subscription agreement with a limited company incorporated in Japan (the “Investor”) on 25 March 2021. Pursuant to the subscription agreement, the Company intended to allot and issue 6,533,397 ordinary shares to the Investor at a subscription price of HK$1.05924 per ordinary shares with a total consideration of approximately HK$6,920,000. On 9 April 2021, such subscription agreement was completed and 6,533,397 ordinary shares was allotted and issued to the Investor.

19.
FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS

Fair value measurements and valuation processes
The management of the Group reviews the appropriateness of the valuation techniques and inputs for fair value measurements regularly.
In estimating the fair value, the Group uses market-observable data to the extent it is available. Where Level 1 inputs are not available, the management of the Group will perform the valuation with reference to the valuation of external qualified valuers.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
19.
FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS (continued)

The fair values of these financial assets are determined (in particular, the valuation technique(s) and inputs used), as well as the level of the fair value hierarchy into which the fair value measurements are categorised (Levels 1 to 3) based on the degree to which the inputs to the fair value measurements is observable.
•
Level 1 fair value measurements are based on quoted prices (unadjusted) in active market for identical assets or liabilities;

•
Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•
Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Fair value as at		Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input(s)
Financial assets	31 March 2021	30 September 2021
	HK$’000	HK$’000
Private equity investment at FVTPL	1,647	1,647	Level 3	Adjusted cost approach, base on market capitalisation (note a)	Market capitalisation: 0%
Convertible promissory note	N/A	2,333	Level 3	Scenario base approach with probability-weighted cash flow method (note b)	Probability of next round of preference equity financing: 70% in Q4 2021, 25% in Q1 2022 and 5% in 2Q 2022, respectively. Discount rate: 0.04% to 0.07% Time to maturity: 0.45 to 0.95 years

Notes:
a.
Adjusted cost approach assumes a reasonable investor will pay no more for an asset than it would cost to replace the same asset, to the extent the existing asset provides less utility than a new asset and adjusted by market capitalisation. It bases on the concept of replacement, less depreciation from physical deterioration and functional obsolescence, as an indication of value.

b.
Scenario base approach with probability-weighted cash flow method is used to compare the net payoff receivables by note holder, i.e. the conversion payoff by note issuer with debt payoff by note issuer, and then estimating their present value in different scenarios.

The financial assets amounting to HK$1,647,000 as at 31 March 2021 and 30 September 2021, represent the Group’s equity interest in a private entity established in the US. This investment is not held for trading, instead, they are held for long-term strategic purposes. The fair value of the investment as at 31 March 2021 and 30 September 2021 were measured using a valuation technique with significant unobservable inputs and hence was classified as Level 3 of the fair value hierarchy.
The financial assets amounting to HK$2,333,000 represent the Group’s investment in convertible promissory note issued by an private entity established in the US. The fair value of the investment as at 30 September 2021 were measured using a valuation technique with significant unobservable inputs and hence was classified as Level 3 of the fair value hierarchy.
The directors of the Company consider that the fair value of these financial assets are approximately to the initial purchase costs.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
19.
FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS (continued)

Reconciliation of Level 3 fair value measurements of financial assets
	Private equity investment at FVTPL	Convertible promissory note	Total
	HK$’000	HK$’000	HK$’000
At 1 April 2021	1,647	—	1,647
Purchased	—	2,333	2,333
At 30 September 2021	1,647	2,333	3,980

20.
SHARE OPTION SCHEMES

On 18 March 2016, the Company conditionally approved and adopted the pre-IPO share option scheme (the “Pre-IPO Scheme”) and the post-IPO share option scheme (the “Post-IPO Scheme”) where eligible participants may be granted options entitling them to subscribe for the Company’s shares (the “Share” or “Shares”). The purpose of the share option schemes is to enable the Company to grant share options to selected participants as incentives or rewards for their contributions. The principal terms of the share option schemes are summarised below:
(a)
Pre-IPO Scheme

(i)
Purpose of the schemes

To motivate eligible persons to optimise their future contributions to the Group and/or to reward them for their past contributions, to attract and retain or otherwise maintain on-going relationships with eligible persons who are significant to and/or whose contributions are or will be beneficial to the performance, growth or success of the Group.
(ii)
Participants of the schemes

Any Director or proposed Director (including an independent non-executive director) of any member of the Group, any executive director of, manager of, or other employee holding an executive, managerial, supervisory or similar position in, any member of the Group, any proposed employee, any full-time or part-time employee, or a person for the time being seconded to work full-time or part-time for any member of the Group, a consultant, business or joint venture partner, franchisee, contractor, agent or representative of any member of the Group, a person or entity that provides research, development or other technological support or any advisory, consultancy, professional or other services to any member of the Group, or a close associate (as defined under the Listing Rules) of any of the foregoing persons.
(iii)
Total number of Shares available for issue under the schemes

No further options can be granted under the Pre-IPO Scheme.
(iv)
Maximum entitlement of each participant under the schemes

As determined by the board of directors (the “Board”).
(v)
The period within which the Shares must be taken up under an option

An option may be exercised within a period to be determined and notified by the Board to each grantee, but shall not be more than 10 years from the date of grant of options subject to the provisions for early termination set out in the share option schemes.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
20.
SHARE OPTION SCHEMES (continued)

(vi)
The minimum period for which an option must be held before it can be exercised

As determined by the Board upon the grant of an option.
(vii)
The amount payable on acceptance of an option and the period within which payments shall be made

A letter comprising acceptance of the share option duly signed by the grantee together with a remittance in favour of the Company of HK$1.00 by way of consideration for the grant thereof is received by the Company within the period specified in the letter containing the offer of the grant of the share option.
(viii)
The basis of determining the exercise price

As determined by the Board.
(ix)
The remaining life of the schemes

The Pre-IPO Scheme has been expired on 11 April 2016. No further options would be granted under the Pre-IPO Scheme.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
20.
SHARE OPTION SCHEMES (continued)

Details of the movements within Pre-IPO Scheme of the Company for the periods ended 30 September 2020 and 2021 are set out below:
	Number of share options
Category of participants	Outstanding at 1 April 2020	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 30 September 2020	Outstanding at 1 April 2021	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 30 September 2021	Date of grant of share options	Exercise period	Share price at the date of grant of share options	Exercise price of share options
														HK$
Under the Pre-IPO Scheme
Employees(1)(2)	750,000	—	—	—	750,000	750,000	—	—	—	750,000	18 March 2016	From 18 March 2019 to 17 March 2026	N/A	0.026
Employees(1)(2)	500,000	—	—	—	500,000	500,000	—	—	—	500,000	18 March 2016	From 18 March 2019 to 17 March 2026	N/A	0.052
Total	1,250,000	—	—	—	1,250,000	1,250,000	—	—	—	1,250,000
Share options exercisable at the end of respective years	1,250,000				1,250,000	1,250,000				1,250,000
Weighted average exercise price (HK$)	0.04	—	—	—	0.04	0.04	—	—	—	0.04

Notes:
(1)
The vesting period of the share options is from the date of grant until the commencement of the exercise period.

(2)
The share options granted on 18 March 2016 are divided into 4 tranches exercisable from 18 March 2018, 18 March 2019, 18 March 2019 and 18 March 2019 respectively to 17 March 2026.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
20.
SHARE OPTION SCHEMES (continued)

(b)
Post-IPO Scheme

(i)
Purpose of the schemes

To motivate eligible persons to optimise their future contributions to the Group and/or to reward them for their past contributions, to attract and retain or otherwise maintain on-going relationships with eligible persons who are significant to and/or whose contributions are or will be beneficial to the performance, growth or success of the Group, and to enable the Group to attract and retain individuals with experience and ability and/or to reward them for their past contributions.
(ii)
Participants of the schemes

Any Director or proposed Director (including an independent non-executive director) of any member of the Group, any executive director of, manager of, or other employee holding an executive, managerial, supervisory or similar position in, any member of the Group, any proposed employee, any full-time or part-time employee, or a person for the time being seconded to work full-time or part-time for any member of the Group, a consultant, business or joint venture partner, franchisee, contractor, agent or representative of any member of the Group, a person or entity that provides research, development or other technological support or any advisory, consultancy, professional or other services to any member of the Group, or a close associate (as defined under the Listing Rules) of any of the foregoing persons.
(iii)
Total number of Shares available for issue under the schemes

106,487,500 and 110,862,500 shares as at 31 March 2021 and 30 September 2021 (being 5.4% of the issued share capital as at the date of this unaudited interim report).
(iv)
Maximum entitlement of each participant under the schemes

Substantial shareholders/independent non-executive directors: 0.1% of the issued Shares/aggregate value not exceeding HK$5 million in the 12-month period up to and including the date of such grant.
Other participants: in any 12-month period shall not exceed 1% of the issued Shares from time to time.
(v)
The period within which the Shares must be taken up under an option

An option may be exercised within a period to be determined and notified by the Board to each grantee, but shall not be more than 10 years from the date of grant of options subject to the provisions for early termination set out in the share option schemes.
(vi)
The minimum period for which an option must be held before it can be exercised

As determined by the Board upon the grant of an option.
(vii)
The amount payable on acceptance of an option and the period within which payments shall be made

A letter comprising acceptance of the share option duly signed by the grantee together with a remittance in favour of the Company of HK$1.00 by way of consideration for the grant thereof is received by the Company within the period specified in the letter containing the offer of the grant of the share option.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
20.
SHARE OPTION SCHEMES (continued)

(viii)
The basis of determining the exercise price

As determined by the Board but shall not be less than whichever is the highest of (i) the closing price of the Shares as stated in the Stock Exchange’s daily quotations sheet on the date of offer of the grant of options; (ii) the average of the closing prices of the Shares as stated in the Stock Exchange’s daily quotations sheets for the five business days immediately preceding the date of offer of the grant of options; and (iii) the nominal value of the Share.
(ix)
The remaining life of the schemes

The Post-IPO Scheme is valid and effective for a period of 10 years commencing on 11 April 2016.
Details of the movements within the Post-IPO Scheme of the Company for the periods ended 30 September 2020 and 2021 are set out below:

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
20.
SHARE OPTION SCHEMES (continued)

	Number of share options					Number of share options					Date of grant of share options	Exercise period	Share price at the date of grant of share options	Exercise price of share options
Category of participants	Outstanding at 1 April 2020	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 30 September 2020	Outstanding at 1 April 2021	Granted during the year	Exercised during the year	Lapsed during the year	Outstanding at 30 September 2021
														HK$
Directors(1)(4)	9,600,000	—	—	—	9,600,000	9,600,000	—	—	—	9,600,000	28 June 2019	From 28 June 2019 to 27 June 2029	1.04	1.04
Directors(1)(5)	—	—	—	—	—	9,600,000	—	—	—	9,600,000	8 December 2020	From 8 December 2024 to 7 December 2030	0.788	0.788
	9,600,000	—	—	—	9,600,000	19,200,000	—	—	—	19,200,000
Employees(1)(2)	23,200,000	—	(15,366,667)	—	7,833,333	333,333	—	—	—	333,333	6 July 2017	From 6 July 2020 to 5 July 2027	0.198	0.198
Employees(1)(3)	9,733,333	—	—	(133,333)	9,600,000	9,600,000	—	(900,000)	(133,333)	8,566,667	10 August 2018	From 10 August 2021 to 9 August 2028	0.62	0.62
Employees(1)(4)	3,300,000	—	—	—	3,300,000	3,300,000	—	—	(533,334)	2,766,666	28 June 2019	From 28 June 2022 to 27 June 2029	1.04	1.04
Employees(1)(4)	14,500,000	—	—	(900,000)	13,600,000	13,600,000	—	—	(2,775,000)	10,825,000	28 June 2019	From 28 June 2023 to 27 June 2029	1.04	1.04
Employees(1)(5)	—	—	—	—	—	10,600,000	—	—	(1,800,000)	8,800,000	8 December 2020	From 8 December 2023 to 7 December 2030	0.788	0.788
Employees(1)(5)	—	—	—	—	—	8,200,000	—	—	—	8,200,000	8 December 2020	From 8 December 2024 to 7 December 2030	0.788	0.788
	50,733,333	—	(15,366,667)	(1,033,333)	34,333,333	45,633,333	—	(900,000)	(5,241,667)	39,491,666
Total	60,333,333	—	(15,366,667)	(1,033,333)	43,933,333	64,833,333	—	(900,000)	(5,241,667)	58,691,666
Share options exercisable at the end ofrespective years	9,600,000				9,933,333	9,333,333				18,500,000
Weighted average exercise price (HK$)	0.64	—	0.20	0.99	0.80	0.86	—	0.62	0.94	0.86

Notes:
(1)
The vesting period of the share options is from the date of grant until the commencement of the exercise period.

(2)
The share options granted on 6 July 2017 are divided into 2 tranches exercisable from 6 July 2019 and 6 July 2020 respectively to 5 July 2027.

(3)
The share options granted on 10 August 2018 are exercisable from 10 August 2021 to 9 August 2028.

(4)
The share options granted on 28 June 2019 are divided into 3 tranches exercisable from 28 June 2019, 28 June 2022 and 28 June 2023 respectively to 27 June 2029.

(5)
The share options granted on 8 December 2020 are divided into 2 tranches exercisable from 8 December 2023 and 8 December 2024 respectively to 7 December 2030.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
20.
SHARE OPTION SCHEMES (continued)

On 28 June 2019, the Company granted a total of 27,800,000 share options to its Directors and employees, which entitle them to subscribe for a total of 27,800,000 Shares at an exercise price of HK$1.04 per Share. The validity period of the options is ten years, from 28 June 2019 to 27 June 2029. The closing price of the Shares of the Company immediately before the date on which the options were granted was HK$1.02.
The estimated fair values of the 27,800,000 share options granted on 28 June 2019 was approximately HK$17,192,000. The fair value per option granted on 28 June 2019 was HK$0.6184.
On 8 December 2020, the Company granted a total of 28,400,000 share options to its Directors and employees, which entitle them to subscribe for a total of 28,400,000 Shares at an exercise price of HK$0.788 per Share. The validity period of the options is ten years, from 8 December 2020 to 7 December 2030. The closing price of the Shares of the Company immediately before the date on which the options were granted was HK$0.788.
The estimated fair values of the 28,400,000 share options granted on 8 December 2020 was approximately HK$13,611,000. The fair value per option granted on 8 December 2020 range from HK$0.4592 to HK$0.4912.
The Black-Scholes Option Pricing Model has been used to estimate the fair value of the share options. The variables and assumptions used in computing the fair value of the share options are based on the Directors’ best estimate. The value of a share option varies with different variables of certain subjective assumptions. The inputs into the model are as follows:
	8 December 2020	28 June 2019
Share price at date of grant of share options	HK$0.788	HK$1.04
Exercise price	HK$0.788	HK$1.04
Expected life	5 – 6 years	4 years
Expected volatility	76.89%	81.11%
Expected dividend yield	0%	0%
Risk-free rate	0.33%	1.43%
Expected volatility was determined by using the historical volatility of the Company’s share price over the previous years. The expected life used in the model has been adjusted as appropriate, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations.
21.
RELATED PARTY TRANSACTIONS

Apart from details of the balances with related parties disclosed in the unaudited interim condensed consolidated statement of financial position and other details disclosed elsewhere in these unaudited interim condensed consolidated financial statements, the Group also entered into the following significant transactions with related parties during the period:

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2020 AND 2021
21.
RELATED PARTY TRANSACTIONS (continued)

		As at/For the six months ended 30 September
Name of related party	Nature of transactions	2020	2021
		HK$’000	HK$’000
Mr. Lee Chung Ming and Ms. Chan Lai Kuen	Repayment of lease liabilities for Director’s quarter	105	105
	Interest expense on lease liabilities for Director’s quarter	3	6
	Lease liability for Director’s quarter at period end	272	264
Compensation of key management personnel
The Directors are identified as key management member of the Group, and their compensation during the period was HK$923,000 and HK$3,030,000 for the six months ended 30 September 2020 and 2021 respectively.
22.
CAPITAL COMMITMENTS

On 14 April 2021, the Group entered into a construction agreement for the renovation work of a lease premises in USA at a total contract sum of US$3,391,468 (equivalent to HK$26,413,000). As at the end of six month period 30 September 2021, the remaining unpaid contract sum was US$1,959,000 (equivalent to HK$15,257,000).
23.
SUBSEQUENT EVENT

On 3 April 2022, the Company, Iron Spark I Inc. (the “Iron Spark”), and Hypebeast WAGMI Inc. (the “Merger Sub”), a wholly-owned subsidiary of the Company, entered into an agreement and plan of merger (the “Merger”) (the “Merger Agreement”), pursuant to which, subject to satisfaction of the conditions precedent stipulated under the Merger Agreement, (a) Merger Sub will merge with and into Iron Spark, with Iron Spark being the surviving entity in the Merger, and after giving effect to the Merger, Iron Spark will become a wholly-owned subsidiary of the Company; and (b) each Iron Spark Share issued and outstanding immediately before completion of the Merger will be cancelled and automatically converted into the right to receive, without interest, one consolidated share at completion of the Merger.
Concurrently with the signing of the Merger Agreement, several investors (the “PIPE Investors”) have entered into the PIPE Share Subscription Agreements with the Company, pursuant to which the PIPE Investors have conditionally agreed to subscribe for, and the Company has conditionally agreed to issue, the subscription shares at the subscription price, being an issue price identical to the consideration share issue price, for an aggregate subscription price of US$13,335,000 (equivalent to approximately HK$104,013,000), substantially concurrently with (and subject to) completion of the Merger.
Details of the above are set out in the announcement of the Company dated 3 April 2022.
24.
APPROVAL OF UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited interim condensed consolidated financial statements were approved by the board of directors and authorized for issue on 5 May, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Iron Spark I Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Iron Spark I Inc. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the period from January 22, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from January 22, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
New York, NY
March 31, 2022

IRON SPARK I INC.
BALANCE SHEET
AS OF DECEMBER 31, 2021
ASSETS
Current assets:
Cash	$494,693
Prepaid expenses and other current assets	281,141
Total current assets	775,834
Investments held in Trust Account	171,811,812
Prepaid expenses, non-current	116,609
Total assets	$172,704,255
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Due to related parties	$163,715
Franchise taxes payable	187,945
Accrued expenses	32,210
Total current liabilities	383,870
Deferred underwriting fee payable	5,838,000
Total liabilities	6,221,870
Commitments (Note 6)
Class A common stock subject to possible redemption, 16,680,000 shares at redemption value	166,800,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 17,870,800 shares issued and 1,190,800 shares outstanding (excluding 16,680,000 shares subject to possible redemption)	119
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,170,000 shares issued and outstanding	417
Additional paid-in capital	2,361,994
Accumulated deficit	(2,680,145)
Total stockholders’ deficit	(317,615)
Total liabilities and stockholders’ deficit	$172,704,255
The accompanying notes are an integral part of the financial statements.

IRON SPARK I INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Operating and formation costs	$894,112
Loss from operations	(894,112)
Interest income on Trust Account	7,812
Change in fair value of over-allotment option	62,100
Franchise taxes expense	(187,945)
Net loss	(1,012,145)
Basic and diluted weighted average shares outstanding	14,672,580
Basic and diluted net loss per share	$(0.07)
The accompanying notes are an integral part of the financial statements.

IRON SPARK I INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM JANUARY 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance at January 22, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Sale of 1,190,800 shares of Class A common stock in private placement to Sponsor, net of offering costs	1,190,800	119	—	—	11,885,126	—	11,885,245
Remeasurement of Class A common stock to redemption amount	—	—	—	—	(9,598,115)	—	(9,598,115)
Reclassification of over-allotment option upon exercise	—	—	—	—	50,400	—	50,400
Payment of dividend to Class A Public Shareholders	—	—	—	—	—	(1,668,000)	(1,668,000)
Forfeiture of Class B common stock			(142,500)	(14)	14	—	—
Net loss	—	—	—	—	—	(1,012,145)	(1,012,145)
Balance at December 31, 2021	1,190,800	$119	4,170,000	$417	$2,361,994	$(2,680,145)	$(317,615)
The accompanying notes are an integral part of the financial statements.

IRON SPARK I INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Cash Flows from Operating Activities:
Net loss	(1,012,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on investments held in Trust Account	(7,812)
Amortization of prepaid expenses and other assets	171,582
Formation and operating costs	7,119
Change in fair value of over-allotment option	(62,100)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(569,332)
Due to related parties	163,715
Accrued expenses	32,210
Franchise taxes payable	187,945
Net cash used in operating activities	(1,088,818)
Cash Flows from Investing Activities:
Cash deposited into Trust Account	(173,472,000)
Net cash used in investing activities	(173,472,000)
Cash Flows from Financing Activities:
Proceeds from sale of common stock to Sponsor	25,000
Proceeds from initial public offering, net of underwriter’s discount paid	163,464,000
Proceeds from sale of Private Placement Shares	11,908,000
Payment of offering costs	(341,489)
Net cash provided by financing activities	175,055,511
Net Change in Cash	494,693
Cash – Beginning of Period	—
Cash – End of Period	$494,693
Supplemental disclosures of investing and financing activities:
Payment of dividend to Class A Public Shareholders from trust account	$1,668,000
Supplemental disclosures of noncash investing and financing activities:
Remeasurement of Class A common stock subject to redemption to redemption value	$9,598,115
Reclassification of over-allotment option upon exercise	$50,400
Forfeiture of Class B common stock	$14
Deferred underwriting fee payable	$5,838,000
The accompanying notes are an integral part of the financial statements.

IRON SPARK I INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN
Iron Spark I Inc. (the “Company”) is a blank check company incorporated in Delaware on January 22, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from January 22, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on June 8, 2021. On June 11, 2021, the Company consummated its Initial Public Offering of 15,000,000 shares of Class A common stock (the “Public Shares”). The Shares were sold at a price of $10.00 per Public Share, generating gross proceeds to the Company of $150,000,000, which is discussed in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,090,000 shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to Iron Spark I LLC (the “Sponsor”), generating gross proceeds of $10,900,000, which is described in Note 4.
The Company granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional Shares to cover over-allotments, if any. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 shares (the “Over-Allotment Shares”), generating gross proceeds of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 100,800 shares (the “Over-Allotment Private Placement Shares”) at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.
Following the closing of the Initial Public Offering on June 11, 2021, an amount of $173,472,000 ($10.40 per Public Share) from the net proceeds of the sale of the Public Shares in the Initial Public Offering, the sale of the Private Placement Shares, the sale of the Over-Allotment Shares, and the exercise of the over-allotment option was placed in a U.S.-based trust account (the “Trust Account”), and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
Transaction costs related to the issuances described above amounted to $9,515,489, consisting of $3,336,000 of cash underwriting fees, $5,838,000 of deferred underwriting fees and $341,489 of other costs. In addition, at December 31, 2021, $494,693 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for $10.00. In addition, concurrently with the release of funds from the Trust Account, non-redeeming stockholders will receive $0.05 per share (assuming that the Company did not previously distribute $0.40 per share in dividends) and the Sponsor will receive amounts remaining in the Trust Account that are in excess of $10.00 per Public Share.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the initial transaction or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until June 11, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period and stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Public Share ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.40 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation excepts, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
As of December 31, 2021, the Company had $494,693 in cash held outside of the Trust Account and working capital of $391,964. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021.
Investments Held in Trust Account
As of December 31, 2021, the Company had $171,811,812 in investments held in the Trust Account. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.
Class A Common Stock Subject to Possible Redemption
All of the 16,680,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A common stock has been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
As of December 31, 2021, the Class A common stock reflected in the balance sheet are reconciled in the following table:
Gross proceeds	$166,800,000
Less:
Issuance costs allocated to Class A common stock	(9,485,615)
Proceeds allocated to over-allotment option	(112,500)
Plus:
Remeasurement of carrying value to redemption value	9,598,115
Class A common stock subject to possible redemption	$166,800,000
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $9,515,489 as a result of the Initial Public Offering (consisting of a $3,336,000 underwriting fee, $5,838,000 of deferred underwriting fees and $341,489 of other offering costs). The Company recorded $9,515,489 of offering costs as a reduction of equity in connection with the shares of Class A common Stock included in the Public Shares.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other stockholders, Class A and Class B common stock are presented as one class of stock in calculating net loss per share. As a result, the calculated net loss per share is the same for Class A and Class B shares of common stock. At December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):
	For the period from January 22, 2021 (inception) through December 31, 2021
	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(729,596)	$(282,549)
Denominator:
Basic and diluted weighted average shares outstanding	10,576,596	4,095,984
Basic and diluted net loss per share	$(0.07)	$(0.07)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for cash, prepaid expenses and other current assets, due to a related party, and accrued expenses approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Assets
Investments held in Trust Account:
Money Market investments	$171,811,812	$171,811,812	$—	$—
The Company utilized a Modified Black-Scholes simulation model to value the over-allotment option at initial measurement, upon partial exercise of the over-allotment option, and each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the over-allotment options are determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the over-allotment option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the over-allotment option. The expected life of the over-allotment option is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The following table provides the significant inputs to the Black-Scholes simulation for the fair value of the over-allotment option:
	At June 11, 2021 (Initial Measurement)	At June 16, 2021 (Partial Exercise)	At June 30, 2021
Stock price	$10.00	$9.95	$9.98
Exercise price	$10.00	$10.00	$10
Dividend yield	—%	—%	—%
Expected term (in years)	0.12	0.11	0.07
Volatility	3.80%	3.89%	3.50%
Risk-free rate	0.01%	0.04%	0.05%
Fair value of over-allotment options	$0.05	$0.03	$0.03

Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 16,680,000 Public Shares, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 1,680,000, at $10.00 per Public Share, generating gross proceeds of $166,800,000.
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 1,090,000 Private Placement Shares at a price of $10.00 per Private Placement Share, generating gross proceeds of $10,900,000. On June 16, 2021,the underwriters notified the Company of their intention to exercise the over-allotment option in part, resulting in the Sponsor paying an aggregate of $1,008,000 in exchange for 100,800 Over-Allotment Private Placement Shares.
The proceeds from the sale of the Private Placement Shares and Over-Allotment Private Placement Shares were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Shares and Over-Allotment Private Placement Shares will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Shares and Over-Allotment Private Placement Shares will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On February 3, 2021, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,031,250 shares of Class B common stock (the “Founder Shares”). The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will own 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. On June 8, 2021, the Sponsor surrendered 718,750 Founder Shares for no consideration. On June 16, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,680,000 shares (see Note 6). On July 26, 2021, 142,500 Founder Shares were forfeited upon the expiration of the underwriters’ over-allotment option, resulting in an aggregate of 4,170,000 Founder Shares outstanding.
The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (a) one year after the completion of a Business Combination or (b) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after a Business Combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property.

Notwithstanding the foregoing, if (i) the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) if the Company consummates a transaction after the Business Combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.
Due to Related Parties
An affiliate of the Sponsor and the Sponsor have paid $71,382 to cover certain operating costs and offering costs on behalf of the Company. A portion of the outstanding balance was paid on January 20, 2022 in the amount of $11,382. As of December 31, 2021, the Company owed $60,000 to the Sponsor and $11,382 to an affiliate of the sponsor.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Sponsor makes any Working Capital Loans, such loans may be converted into shares of Class A common stock, at the price of $10.00 per share at the option of the lender. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds held in the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into shares of Class A common stock at a price of $10.00 per share. As of December 31, 2021, the Company does not have any outstanding related party loans.
Consulting Agreement
The Company entered into an agreement with a related party on January 26, 2021, to pay the related party a total of $25,000 per month for research, financial analysis, due diligence, bookkeeping and other administrative services from formation through the completed business combination. For the period from January 22, 2021 (inception) through December 31, 2021, the Company incurred $280,000 in fees for these services. As of December 31, 2021, $25,000 related to this agreement is recorded in due to related parties on the balance sheet.
Administrative Support Agreement
The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon the completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from January 22, 2021 (inception) through December 31, 2021, the Company incurred $67,333 in fees for these services. As of December 31, 2021, $67,333 related to this agreement is recorded in due to related parties on the balance sheet.
NOTE 6. COMMITMENTS
Registration Rights Agreement
The holders of the Founder Shares and Private Placement Shares are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities.

In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional shares of Class A common stock to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 Over-Allotment Shares for an aggregate purchase price of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
The underwriter was paid a cash underwriting fee of $0.20 per share, or $3,336,000 in the aggregate. In addition, $0.35 per share, or $5,838,000 in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. STOCKHOLDER’S EQUITY
Preferred stock — The Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class A common stock — The Company is authorized to issue up to 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Class A common stock are entitled to one vote for each share. As of December 31, 2021, there were 17,870,800 shares of Class A common stock issued and 1,190,800 shares of Class A common stock outstanding, excluding 16,680,000 shares of Class A common stock subject to possible redemption.
Class B common stock — The Company is authorized to issue up to 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. On February 3, 2021, the Company issued an aggregate of 5,031,250 shares of Class B common stock to the Sponsor. On June 8, 2021, the Sponsor surrendered 718,750 shares of Class B common stock for no consideration. On July 26, 2021, the Sponsor forfeited an additional 142,500 of Class B common stock for no consideration, resulting in an aggregate of 4,170,000 shares of Class B common stock outstanding. Shares and associated amounts have been retroactively restated to reflect the share surrender.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law. Prior to a Business Combination, holders of Class B common stock will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason, and holders of the Class A common stock will not be entitled to vote on the appointment of directors during such time.
The Founder Shares are identical to the shares of Class A common stock sold in the Initial Public Offering, and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, (ii) the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an initial Business Combination, (B) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation (x) to modify the substance or timing of the ability of holders of the Public Shares to seek redemption in connection with an initial Business Combination or the obligation to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within 24 months from the closing of the Initial Public Offering or (y) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an initial Business Combination within 24 months from the closing of the Initial Public Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an initial Business Combination within such time period, (iii) they are entitled to registration rights, and (iv) the anchor investors have agreed to waive their right to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an initial Business Combination within the prescribed time frame, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an initial Business Combination within the prescribed time frame. If the Company submits an initial Business Combination to the public stockholders for a vote, the Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any Founder Shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of an initial Business Combination. Permitted transferees of the Founder Shares held by the Sponsor, officers and directors would be subject to the same restrictions applicable to the Sponsor, officers or directors, respectively.
The Founder Shares will automatically convert into shares of common stock concurrently with or immediately following the consummation of an initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of common stock or equity-linked securities are issued or deemed issued in connection with an initial Business Combination, the number of shares of common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of common stock outstanding after such conversion (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of an initial Business Combination, excluding any shares of common stock or equity-linked securities or rights exercisable for or convertible into shares of common stock issued, or to be issued, to any seller in an initial Business Combination.
With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the officers and directors and other persons or entities affiliated with or related to the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of an initial Business Combination or (B) subsequent to an initial Business Combination, (x) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Until the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company, the Company shall distribute quarterly on a pro-rata basis to the holders of record of the Public Shares within fifteen (15) days from the end of the prior quarter, a dividend in the amount of $0.05 per Public Share out of amount contained in the Trust Account. In addition, at the closing of a Business Combination, holders of Public Shares that have elected to not exercise their Redemption Rights in connection with such Business Combination shall receive a dividend in the amount of $0.05 per Public Share.

NOTE 8. INCOME TAX
For the period from January 22, 2021 (inception) through December 31, 2021 the income tax provision consists of the following:
Federal
Current	$—
Deferred	(225,569)
State
Current	$—
Deferred	—
Change in valuation allowance	225,569
Income tax provision	$—
For the period from January 22, 2021 (inception) through December 31, 2021 a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Other	0.0%
Change in fair value of over-allotment option	1.3%
Change in valuation allowance	(22.3)%
Income tax provision	0.0%
The Company’s effective tax rates for the period presented differ from the expected (statutory) rates due to the recording of full valuation allowances on deferred tax assets and permanent differences.
The Company files income tax returns in the U.S. federal jurisdiction which remain open and subject to examination.
The Company’s net deferred tax assets (liabilities) as of December 31, 2021 is as follows:
Deferred tax assets:
Start-up costs	$187,741
Net operating loss carryforwards	37,828
Total deferred tax assets	225,569
Valuation allowance	(225,569)
Deferred tax assets, net of allowance	$—
As of December 31, 2021, the Company has available U.S. federal operating loss carry forwards of $180,133 that may be carried forward indefinitely.
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period ended December 31, 2021, the change in the valuation allowance was $225,569.

NOTE 9. SUBSEQUENT EVENTS
On January 3, 2022, the Company entered into an arrangement with Morgan Stanley & Co. LLC (“Morgan Stanley”) in which the Company retained Morgan Stanley to provide financial advisory services in connection with the potential business combination. As compensation for such services, the Company is to pay Morgan Stanley a financial advisory fee of $4,250,000, which shall be payable contingent upon the consummation of the business combination.
On January 4, 2022, the Company entered into a letter agreement with BTIG, LLC (“BTIG”) in which the company retains BTIG to provide strategic and capital markets advisory services. As compensation for such services, the Company is to pay BTIG an advisory fee of $2,000,000 which becomes payable upon the consummation of the business combination. However, the fee will not be paid if BTIG receives a fee in connection with its role as a lead placement agent to Hypebeast in a private placement in connection with the business combination. In addition, the Company will reimburse all of BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its activities up to $25,000.
On January 14, 2022, the Company paid a cash dividend to the holders of record of the Public Shares as of January 7, 2022 in the amount of $0.05 per Public Share out of its Trust Account. The Company is obligated to make such dividend payments to holders of Public Shares on a quarterly basis until the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. The next dividend shall be paid to holders of Public Shares in April 2022.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

IRON SPARK I INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
	March 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$286,895	$494,693
Prepaid expenses and other current assets	319,052	281,141
Total current assets	605,947	775,834
Investments held in Trust Account	170,982,036	171,811,812
Prepaid expenses, non-current	48,901	116,609
Total assets	$171,636,884	$172,704,255
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Due to related parties	$159,170	$163,715
Franchise taxes payable	236,712	187,945
Accrued advisory fees	7,000,000	—
Accrued expenses	855,517	32,210
Total current liabilities	8,251,399	383,870
Deferred underwriting fee payable	5,838,000	5,838,000
Total liabilities	14,089,399	6,221,870
Commitments (Note 6)
Class A common stock subject to possible redemption, 16,680,000 shares at redemption value as of March 31, 2022 and December 31, 2021, respectively	166,800,000	166,800,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 17,870,800 shares issued and 1,190,800 shares outstanding (excluding 16,680,000 shares subject to possible redemption) as of March 31, 2022 and December 31, 2021, respectively	119	119
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,170,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	417	417
Additional paid-in capital	2,361,994	2,361,994
Accumulated deficit	(11,615,045)	(2,680,145)
Total stockholders’ deficit	(9,252,515)	(317,615)
Total liabilities and stockholders’ deficit	$171,636,884	$172,704,255
The accompanying notes are an integral part of the unaudited condensed financial statements.

IRON SPARK I INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended March 31, 2022	For the Period from January 22, 2021 (inception) Through March 31, 2021
Operating and formation costs	$8,056,357	$1,300
Loss from operations	(8,056,357)	(1,300)
Interest income on Trust Account	4,224	—
Franchise taxes expense	(48,767)	—
Net loss	(8,100,900)	(1,300)
Basic and diluted weighted average shares outstanding	22,040,800	3,750,000(1)
Basic and diluted net loss per share	$(0.37)	$(0.00)

(1)
This number excludes up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

IRON SPARK I INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
	From January 22, 2021 (inception) through March 31, 2021
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance at January 22, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	—	—	(1,300)	(1,300)
Balance at March 31, 2021	—	$—	4,312,500	$431	$24,569	$(1,300)	$23,700
	Three Months Ended March 31, 2022
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance at January 1, 2022	1,190,800	$119	4,170,000	$417	$2,361,994	$(2,680,145)	$(317,615)
Payment of dividend to Class A Public Shareholders	—	—	—	—	—	(834,000)	(834,000)
Net loss	—	—	—	—	—	(8,100,900)	(8,100,900)
Balance at March 31, 2022	1,190,800	$119	4,170,000	$417	$2,361,994	$(11,615,045)	$(9,252,515)
The accompanying notes are an integral part of the unaudited condensed financial statements.

IRON SPARK I INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Three Months Ended March 31, 2022	For the Period from January 22, 2021 (inception) Through March 31, 2021
Cash Flows from Operating Activities:
Net loss	(8,100,900)	(1,300)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on investments held in Trust Account	(4,224)	—
Amortization of prepaid expenses and other assets	87,485	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(57,688)	(1,812)
Due to related parties	(4,545)	—
Accrued advisory fees	7,000,000	—
Accrued expenses	823,307	1,000
Franchise taxes payable	48,767	—
Net cash used in operating activities	(207,798)	(2,112)
Cash Flows from Financing Activities:
Proceeds from sale of common stock to Sponsor	—	25,000
Proceeds from advance from Sponsor	—	5,000
Payment of offering costs	—	(26,956)
Net cash provided by financing activities	—	3,044
Net Change in Cash	(207,798)	932
Cash — Beginning of Period	494,693	—
Cash — End of Period	$286,895	$932
Supplemental disclosures of investing and financing activities:
Payment of dividend to Class A Public Shareholders from trust account	$834,000	$—
Supplemental disclosures of noncash investing and financing activities:
Deferred offering costs included in due to Sponsor	$—	$74,250
Deferred offering costs included in accrued offering costs	$—	$25,000
The accompanying notes are an integral part of the unaudited condensed financial statements.

IRON SPARK I INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN
Iron Spark I Inc. (the “Company”) is a blank check company incorporated in Delaware on January 22, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2022, the Company had not commenced any operations. All activity for the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on June 8, 2021. On June 11, 2021, the Company consummated its Initial Public Offering of 15,000,000 shares of Class A common stock (the “Public Shares”). The Shares were sold at a price of $10.00 per Public Share, generating gross proceeds to the Company of $150,000,000, which is discussed in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,090,000 shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to Iron Spark I LLC (the “Sponsor”), generating gross proceeds of $10,900,000, which is described in Note 4.
The Company granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional Shares to cover over-allotments, if any. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 shares (the “Over-Allotment Shares”), generating gross proceeds of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 100,800 shares (the “Over-Allotment Private Placement Shares”) at a purchase price of $10.00 per share in a private placement to the Sponsor, generating gross proceeds of $1,008,000.
Following the closing of the Initial Public Offering on June 11, 2021, an amount of $173,472,000 ($10.40 per Public Share) from the net proceeds of the sale of the Public Shares in the Initial Public Offering, the sale of the Private Placement Shares, the sale of the Over-Allotment Shares, and the exercise of the over-allotment option was placed in a U.S.-based trust account (the “Trust Account”), and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
Transaction costs related to the issuances described above amounted to $9,515,489, consisting of $3,336,000 of cash underwriting fees, $5,838,000 of deferred underwriting fees and $341,489 of other costs. In addition, at March 31, 2022, $286,895 of cash was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for $10.00. In addition, concurrently with the release of funds from the Trust Account, non-redeeming stockholders will receive $0.05 per share (assuming that the Company did not previously distribute $0.40 per share in dividends) and the Sponsor will receive amounts remaining in the Trust Account that are in excess of $10.00 per Public Share.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the initial transaction or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until June 11, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period and stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation

to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Public Share ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.40 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation excepts, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Business Combination Agreement
On April 3, 2022, the Company entered in an Agreement and Plan of Merger (the “Business Combination Agreement”) with Hypebeast Limited, a Cayman Islands exempted company with its shares publicly traded with stock code “00150” on the Main Board of the Stock Exchange of the Hong Kong Limited (the “HKSE”) and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast Limited (the “Merger Sub”). In accordance with the terms and subject to the conditions of the Business Combination Agreement the Company will conduct a consolidation of its outstanding ordinary shares such that 30,000,000 ordinary shares of the Company (each a “Consolidated Share”) remain issued and outstanding immediately after such share consolidation with a price of $10.00 per share immediately following such share consolidation (the “Recapitalization”).
Following the Recapitalization in accordance with the Companies Act (as amended) of the Cayman Islands, the Merger Sub will merge with and into the Special-purpose acquisition company (“SPAC”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “Merger”), with the SPAC being the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Surviving

Corporation”). The Merger will become effective at the time when the Certificate of Merger becomes effective under the Delaware General Corporation Law (the “Effective Time”). Upon closing of the Business Combination, the Consolidated Shares will be dual listed for trading on both the HKSE and the Nasdaq Capital Market LLC (“Nasdaq”).
At the Effective Time, each share of Class A common stock of the SPAC, par value $0.0001 per share (each a “SPAC Class A Share”) and each share of Class B common stock of the SPAC, par value $0.0001 per share (each a “SPAC Class B Share;” and each SPAC Class A Share and SPAC Class B Share is referred to as a “SPAC Share”) (other than the SPAC Shares owned by the SPAC as treasury shares, the SPAC Shares owned by any of SPAC’s direct or indirect wholly-owned subsidiaries, and any SPAC Redeeming Shares (as defined below)) will cease to be outstanding and will automatically be converted into the right to receive, without interest, one Consolidated Share. The holders of the SPAC Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such the SPAC Shares, except as provided by the Business Combination Agreement or by law. The “SPAC Redeeming Shares” means any SPAC Class A Shares in respect of which the eligible holder (as determined in accordance with the Amended and Restated Certificate of Incorporation and the By-Laws of the SPAC (the “SPAC Charter”), which shall not include Iron Spark I LLC (the “Sponsor”) or any other holder of SPAC Class B Shares) thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its redemption right. Holders of SPAC Redeeming Shares will receive $10.00 per SPAC Share at the closing of the Merger (the “Closing”).
At Closing, each eligible stockholder of SPAC (which shall not include Sponsor or any other holder of SPAC Class B Shares) who has not exercised his, her or its redemption right shall receive a cash dividend in the amount of $0.05, without interest, with respect to each SPAC Non-Redeeming Share (as defined below) (collectively, the “SPAC Closing Dividends”); and following the payment of SPAC Closing Dividends, the Sponsor shall receive an amount in cash equal to all amounts in the trust account established for the purpose of holding the net proceeds of SPAC’s initial public offering (the “Trust Account”) in excess of $10.00 per SPAC Non-Redeeming Share prior to the payment of any transaction expenses and, for avoidance of doubt, without taking into account any proceeds from the PIPE Transaction and/or the Permitted Equity Financing.
All shares of capital stock of the Merger Sub that are issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the Company, be automatically converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation issued in the name of the Company, which share of common stock will be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time. Each certificate evidencing ownership of shares of Merger Sub common stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.
Going Concern Consideration
As of March 31, 2022, the Company had $286,895 in cash held outside of the Trust Account and working capital deficit of $7,645,452. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the condensed financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Form 10-K as filed with the SEC on March 31, 2022. The interim results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2022 and December 31, 2021.
Investments Held in Trust Account
As of March 31, 2022 and December 31, 2021, the Company had $170,982,036 and $171,811,812 in investments held in the Trust Account, respectively. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.
Class A Common Stock Subject to Possible Redemption
All of the 16,680,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in Accounting Standards Codification (“ASC”) 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A common stock has been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
As of March 31, 2022 and December 31, 2021, the Class A common stock subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:
Gross proceeds	$166,800,000
Less:
Issuance costs allocated to Class A common stock	(9,485,615)
Proceeds allocated to over-allotment option	(112,500)
Plus:
Remeasurement of carrying value to redemption value	9,598,115
Class A common stock subject to possible redemption	$166,800,000
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $9,515,489 as a result of the Initial Public Offering (consisting of a $3,336,000 underwriting fee, $5,838,000 of deferred underwriting fees and $341,489 of other offering costs). The Company recorded $9,515,489 of offering costs as a reduction of equity in connection with the shares of Class A common Stock included in the Public Shares.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the condensed financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other stockholders, Class A and Class B common stock are presented as one class of stock in calculating net loss per share. As a result, the calculated net loss per share is the same for Class A and Class B shares of common stock. At March 31, 2022 and December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):
	For the three months ended March 31, 2022		For the period from January 22, 2021 (inception) through March 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(6,568,254)	$(1,532,646)	$—	$(1,300)
Denominator:
Basic and diluted weighted average shares outstanding	17,870,800	4,170,000	—	3,750,000(1)
Basic and diluted net loss per share	$(0.37)	$(0.37)	$0.00	$(0.00)

(1)
This number excludes up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for cash, prepaid expenses and other current assets, due to a related party, and accrued expenses approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2022
Assets
Investments held in Trust Account:
Money Market investments	$170,982,036	$170,982,036	$—	$—
Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Assets
Investments held in Trust Account:
Money Market investments	$171,811,812	$171,811,812	$—	$—
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 16,680,000 Public Shares, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 1,680,000, at $10.00 per Public Share, generating gross proceeds of $166,800,000.
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 1,090,000 Private Placement Shares at a price of $10.00 per Private Placement Share, generating gross proceeds of $10,900,000. On June 16, 2021,the underwriters notified the Company of their intention to exercise the over-allotment option in part, resulting in the Sponsor paying an aggregate of $1,008,000 in exchange for 100,800 Over-Allotment Private Placement Shares.
The proceeds from the sale of the Private Placement Shares and Over-Allotment Private Placement Shares were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Shares and Over-Allotment Private Placement Shares will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Shares and Over-Allotment Private Placement Shares will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On February 3, 2021, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,031,250 shares of Class B common stock (the “Founder Shares”). The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will own 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. On June 8, 2021, the Sponsor surrendered 718,750 Founder Shares for no consideration. On June 16, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 1,680,000 shares (see Note 6). On July 26, 2021, 142,500 Founder Shares were forfeited upon the expiration of the underwriters’ over-allotment option, resulting in an aggregate of 4,170,000 Founder Shares outstanding.
The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (a) one year after the completion of a Business Combination or (b) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after a Business Combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property. Notwithstanding the foregoing, if (i) the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) if the Company consummates a transaction after the Business Combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.
Due to Related Parties
An affiliate of the Sponsor and the Sponsor have paid $61,837 and $71,382 to cover certain operating costs and offering costs on behalf of the Company as of March 31, 2022 and December 31, 2021, respectively.

As of March 31, 2022 and December 31, 2021, the Company owed $60,000 to the Sponsor. As of March 31, 2022 and December 31, 2021, the Company owed $1,837 and $11,382 to an affiliate of the Sponsor, respectively.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”).
If the Sponsor makes any Working Capital Loans, such loans may be converted into shares of Class A common stock, at the price of $10.00 per share at the option of the lender. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds held in the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into shares of Class A common stock at a price of $10.00 per share. As of March 31, 2022 and December 31, 2021, the Company did not have any outstanding related party loans.
Consulting Agreement
The Company entered into an agreement with a related party on January 26, 2021, to pay the related party a total of $25,000 per month for research, financial analysis, due diligence, bookkeeping and other administrative services from formation through the completed business combination. For the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021, the Company incurred $75,000 and $55,000 in fees for these services, respectively. As of December 31, 2021, $25,000 related to this agreement is recorded in due to related parties on the condensed balance sheets. As of March 31, 2022, these amounts were fully paid by the Company.
Administrative Support Agreement
The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon the completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2022 and for the period from January 22, 2021 (inception) through March 31, 2021, the Company incurred $30,000 and $0 in fees for these services, respectively. As of March 31, 2022 and December 31, 2021, $97,333 and $67,333 related to this agreement is recorded in due to related parties on the condensed balance sheets, respectively.
NOTE 6. COMMITMENTS
Registration Rights Agreement
The holders of the Founder Shares and Private Placement Shares are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement
The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional shares of Class A common stock to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On June 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 1,680,000 Over-Allotment Shares for an aggregate purchase price of $16,800,000. The remaining 570,000 shares were not exercised by the underwriter and expired on July 26, 2021.
The underwriter was paid a cash underwriting fee of $0.20 per share, or $3,336,000 in the aggregate. In addition, $0.35 per share, or $5,838,000 in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Advisory Fees
On January 3, 2022, the Company entered into an arrangement with Morgan Stanley & Co. LLC (“Morgan Stanley”) in which the Company retained Morgan Stanley to provide financial advisory services in connection with the potential business combination. As compensation for such services, the Company is to pay Morgan Stanley a financial advisory fee of $4,250,000, which shall be payable contingent upon the consummation of the business combination.
On January 4, 2022, the Company entered into a letter agreement with BTIG, LLC (“BTIG”) in which the Company retains BTIG to provide strategic and capital markets advisory services. As compensation for such services, the Company is to pay BTIG an advisory fee of $2,000,000 which becomes payable upon the consummation of the business combination. However, the fee will not be paid if BTIG receives a fee in connection with its role as a lead placement agent to Hypebeast in a private placement in connection with the business combination. In addition, the Company will reimburse all of BTIG’s reasonable out-of-pocket costs and expenses incurred in connection with its activities up to $25,000.
The advisory fees are recorded in accrued advisory fees on the condensed balance sheets. As of March 31, 2022, these fees were $7,000,000.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred stock — The Company is authorized to issue up to 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. March 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class A common stock — The Company is authorized to issue up to 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Class A common stock are entitled to one vote for each share. As of March 31, 2022 and December 31, 2021, there were 17,870,800 shares of Class A common stock issued and 1,190,800 shares of Class A common stock outstanding, excluding 16,680,000 shares of Class A common stock subject to possible redemption.
Class B common stock — The Company is authorized to issue up to 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. On February 3, 2021, the Company issued an aggregate of 5,031,250 shares of Class B common stock to the Sponsor. On June 8, 2021, the Sponsor surrendered 718,750 shares of Class B common stock for no consideration. On July 26, 2021, the Sponsor forfeited an additional 142,500 of Class B common stock for no consideration, resulting in an aggregate of 4,170,000 shares of Class B common stock outstanding as of March 31, 2022 and December 31, 2021. Shares and associated amounts have been retroactively restated to reflect the share surrender.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law. Prior to a Business Combination, holders of Class B common stock will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason, and holders of the Class A common stock will not be entitled to vote on the appointment of directors during such time.
The Founder Shares are identical to the shares of Class A common stock sold in the Initial Public Offering, and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, (ii) the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an initial Business Combination, (B) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation (x) to modify the substance or timing of the ability of holders of the Public Shares to seek redemption in connection with an initial Business Combination or the obligation to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within 24 months from the closing of the Initial Public Offering or (y) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an initial Business Combination within 24 months from the closing of the Initial Public Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an initial Business Combination within such time period, (iii) they are entitled to registration rights, and (iv) the anchor investors have agreed to waive their right to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an initial Business Combination within the prescribed time frame, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an initial Business Combination within the prescribed time frame. If the Company submits an initial Business Combination to the public stockholders for a vote, the Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any Founder Shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of an initial Business Combination. Permitted transferees of the Founder Shares held by the Sponsor, officers and directors would be subject to the same restrictions applicable to the Sponsor, officers or directors, respectively.
The Founder Shares will automatically convert into shares of common stock concurrently with or immediately following the consummation of an initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of common stock or equity-linked securities are issued or deemed issued in connection with an initial Business Combination, the number of shares of common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of common stock outstanding after such conversion (after giving effect to any redemptions of shares of common stock by public stockholders), including the total number of shares of common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of an initial Business Combination, excluding any shares of common stock or equity-linked securities or rights exercisable for or convertible into shares of common stock issued, or to be issued, to any seller in an initial Business Combination.
With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the officers and directors and other persons or entities affiliated with or related to the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of an initial Business Combination or (B) subsequent to an initial Business Combination, (x) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Until the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company, the Company shall distribute quarterly on a pro-rata basis to the holders of record of the Public

Shares within fifteen (15) days from the end of the prior quarter, a dividend in the amount of $0.05 per Public Share out of amount contained in the Trust Account. In addition, at the closing of a Business Combination, holders of Public Shares that have elected to not exercise their Redemption Rights in connection with such Business Combination shall receive a dividend in the amount of $0.05 per Public Share.
NOTE 8. SUBSEQUENT EVENTS
On April 3, 2022, the Company entered in a Business Combination Agreement with Hypebeast Limited, a Cayman Islands exempted company with its shares publicly traded with stock code “00150” on the Main Board of the HKSE and Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast Limited.
On April 15, 2022, the Company paid a cash dividend to the holders of record of the Public Shares as of April 8, 2022 in the amount of $0.05 per Public Share out of its Trust Account. The Company is obligated to make such dividend payments to holders of Public Shares on a quarterly basis until the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. The next dividend shall be paid to holders of Public Shares in July 2022.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed financial statements.

Annex A
AGREEMENT AND PLAN OF MERGER
dated
April 3, 2022
by and among
Hypebeast Limited,
Hypebeast WAGMI Inc., and
Iron Spark I Inc.

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of April 3, 2022 (the “Signing Date”), by and among Hypebeast Limited, a Cayman Islands exempted company (the “Company”), Hypebeast WAGMI Inc., a Delaware corporation and wholly owned subsidiary of Hypebeast (the “Merger Sub”), and Iron Spark I Inc., a Delaware corporation (the “SPAC”).
W I T N E S E T H :
A.   SPAC is a blank check company formed for the sole purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.
B.   The Company and the SPAC desire that, following the Recapitalization, upon the terms and subject to the conditions hereof and in accordance with the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Law”), the Merger Sub shall merge with and into the SPAC, upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL (the “Merger”), with the SPAC being the surviving entity and becoming a wholly-owned subsidiary of the Company, and the SPAC is hereinafter referred to for the periods from and after the Effective Time as the “Surviving Corporation.”
C.   Upon the terms and subject to the conditions set forth herein, upon consummation of the Merger, the Company Shares issued and outstanding as of immediately prior to the Merger (but in any event after the Recapitalization) are being valued based on the Company Equity Value.
D.   For United States federal income tax purposes, the parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368 of the Code, and the Treasury Regulations promulgated thereunder, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a).
E.   Concurrently with the execution of this Agreement, each of certain investors (each a “PIPE Investor,” and collectively, the “PIPE Investors”) is entering into a subscription agreement substantially in the form attached hereto as Exhibit A (together with all exhibits (including documents attached as exhibits), schedules, annexes and other attachments thereto, each a “PIPE Subscription Agreement,” and collectively, the “PIPE Subscription Agreements”), pursuant to which the PIPE Investors have agreed to make a private investment in the Company in the aggregate amount of US$ 13,335,000 on the Closing Date and concurrently with the Closing (and in any event after the Recapitalization) by way of subscribing for an aggregate of 1,333,500 Company Shares at US$10 per share pursuant to the PIPE Subscription Agreements (the “PIPE Transaction”).
F.   Concurrently with the execution of this Agreement, the Company, the SPAC, Iron Spark I LLC, a Delaware limited liability company (the “Sponsor”) and certain other parties thereto are entering into a Sponsor Support Agreement substantially in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor agrees (a) to vote all SPAC Shares held by Sponsor in favor of (i) the Transactions and (ii) the other Transaction Proposals; (b) to waive the anti-dilution rights or any other similar right that would require the SPAC to issue additional SPAC Shares pursuant to the SPAC Charter; (c) to appear at the SPAC Special Meeting in person or by proxy for purposes of counting towards a quorum; (d) to vote all SPAC Shares held by Sponsor against any proposals that would or would be reasonably likely to in any material respect impede the Transactions or any other Transaction Proposal; (e) not to redeem any SPAC Shares held by Sponsor; (f) not to amend that certain letter agreement between the SPAC and Sponsor dated as of June 8, 2021; (g) not to transfer any SPAC Shares held by Sponsor; and (h) to unconditionally and irrevocably waive the appraisal rights under Section 262 of the DGCL in respect to all SPAC Shares held by Sponsor with respect to the Merger, to the extent applicable.
G.   Concurrently with the execution of this Agreement, the Company, the SPAC, Sponsor and certain other parties thereto are entering into a Sponsor Lock-Up Agreement substantially in the form attached hereto as Exhibit C (the “Sponsor Lock-Up Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, the Sponsor agrees not to transfer the Company Shares held by Sponsor for the period after the Closing as specified therein, subject to certain exceptions;
H.   Concurrently with the execution of this Agreement, the Company, the SPAC and CORE Capital Group Limited, a private company incorporated in the British Virgin Islands and a controlling shareholder of the Company (“CORE Capital”) are entering into a Company Shareholder Support Agreement substantially in the form attached hereto as Exhibit D (the “Company Shareholder Support Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, CORE Capital agrees (a) to vote all Pre-Consolidation Shares held by it in favor of the Transactions; (b) to appear at the Company Special Meeting in person or by proxy for purposes of counting towards a quorum; (c) to vote all Pre-Consolidation Shares held by it against any proposals that would or would be reasonably likely to in any material respect impede the Transactions; and (d) not to transfer any Pre-Consolidation Shares held by it for the period as set forth therein.
I.   Concurrently with the execution of this Agreement, the Company and CORE Capital are entering into a Company Shareholder Lock-Up Agreement substantially in the form attached hereto as Exhibit E (the “Company Shareholder Lock-Up Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, CORE Capital agrees not to transfer any Company Shares held by it for the period after the Closing as specified therein, subject to certain exceptions.
J.   Concurrently with the execution and delivery of this Agreement, the Company, Sponsor and the SPAC are entering into a registration rights agreement substantially in the form attached hereto as Exhibit F effective upon the Closing (the “Registration Rights Agreement”) pursuant to which, among other things, the Company commits to file the applicable registration statements following the Closing that includes, among other things and subject to certain exceptions, the relevant portion of the Merger Consideration held by signatories to the Registration Rights Agreement.
K.   The board of directors of the SPAC (the “SPAC Board”) has unanimously (a) determined that (i) it is fair to, advisable and in the best interests of the SPAC to enter into this Agreement, and to consummate the Merger and the other Transactions, and (ii) the Transactions constitute a “Business Combination” as such term is defined in the SPAC Charter, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable each of the Additional Agreements to which the SPAC is a party and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement by the SPAC Stockholders, and (d) directed that this Agreement be submitted to the SPAC Stockholders for their adoption.
L.   The sole director of Merger Sub has (a) determined that it is fair to, advisable and in the best interests of Merger Sub to enter into this Agreement and to consummate the Merger and the other Transactions, and (b) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions.
M.   The board of directors of the Company (the “Company Board”) has unanimously (a) approved and confirmed that it is fair to, advisable and in the best interests of the Company to enter into this Agreement and to consummate the Merger and the other Transactions; (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Recapitalization and (ii) approved and declared advisable each of the Additional Agreements to which the Company is a party and the execution, delivery and performance thereof, including the issuance of Company Shares pursuant to the terms and conditions of the respective PIPE Subscription Agreements and Permitted Equity Subscription Agreements; (c) resolved to recommend the adoption of this Agreement by the Company Shareholders; (d) directed that the Merger be submitted to the Company Shareholders for their adoption and (e) approved the contents and the publication of such announcement (as a part of the Required Company Shareholder Communications) by the Company upon signing of this Agreement.
NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS
1.1   Definitions.   The following terms, as used herein, have the following meanings:
“Action” means any legal action, suit, claim, investigation, hearing or proceeding.
“Additional Agreements” means, collectively, the Registration Rights Agreement, the PIPE Subscription Agreements, the Permitted Equity Subscription Agreements, the Sponsor Support Agreement, the Sponsor Lock-Up Agreement, the Company Shareholder Support Agreement, the Company Shareholder Lock-Up Agreement, the Merger Filing Documents, and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Additional Agreement” means any one of them.
“Advisory Fee” means the compensation being paid to the advisors of the SPAC listed in Section 1.1(b) of the SPAC Disclosure Letter.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
“Alternative Transaction” means (a) with respect to the Company, any Company Acquisition Transaction; and (b) with respect to the SPAC, any SPAC Acquisition Transaction.
“Applicable Taxes” mean such Taxes as defined in IRS Notice 2020-65 (and any corresponding Taxes under state or local Tax applicable Law).
“Applicable Wages” mean such wages as defined in IRS Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).
“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.
“Available Closing Cash Amount” means, without duplication, an amount equal to (a) the lower of (i) all amounts in the Trust Account immediately prior to the Closing or (ii) the product of US$10 multiplied by the aggregate number of all SPAC Non-Redeeming Shares, plus (b) the aggregate amount of cash that has been funded to, or that will be funded immediately prior to or concurrently with the Closing to, the Company pursuant to the PIPE Subscription Agreements, plus (c) the Permitted Equity Financing Proceeds.
“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.
“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, the Cayman Islands or Hong Kong are authorized to close for business.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Acquisition Transaction” means (a) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of the Company or of more than 5% of the consolidated total assets, Equity Securities or businesses of the Company and its Controlled Affiliates taken as a whole (whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise) other than the Transactions; (b) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of voting Equity Securities representing more than 5%, by voting power, of (x) the Company (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (y) the Company’s Controlled Affiliates which comprise more than 5% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole, in each case, other than the Transactions; (c) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of more than 5% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole, other than pursuant to the Transactions or (d) the issuance by the Company of more than 5% of its voting Equity Securities as consideration for the assets or securities of a third party (whether an entity, business or otherwise), other than pursuant to the Transactions or as permitted under Section 6.1(b)(iv).
“Company Charter” means the memorandum and articles of association of the Company, as may be amended and/or restated from time to time.
“Company Equity Value” means a pre-Merger consolidated equity value of the Company of US$300,000,000.
“Company Group” means, collectively, the Company, its Subsidiaries and Controlled entities (including the Merger Sub), and a “Group Company” means any of them.
“Company HKSE Filings” means all statements, prospectuses, announcements, circulars, forms, reports and documents required to be filed or furnished by the Company with the HKSE pursuant to the Listing Rules and the SFO and/or as requested by the HKSE.
“Company Intellectual Property Rights” means the Intellectual Property Rights owned by the Company Group.
“Company Listing Approvals” means, collectively, the Company HK Listing Approval and the Company US Listing Approval.
“Company Material Adverse Effect” or “Company Material Adverse Change” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse change or a material adverse effect upon (i) the assets, liabilities, condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of the Company Group, taken as a whole or (ii) the ability of the Company or Merger Sub to consummate the Transactions; provided, however, that a “Company Material Adverse Effect” or “Company Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) any change in general economic or political conditions; (b) any Events generally affecting the industries in which the Company or any other Group Company operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) any acts of war (whether or not declared), armed hostilities or terrorism, geopolitical conditions, local, national or international political conditions, riots or insurrections, and any pandemic, epidemics or human health crises, including COVID-19; (e) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the SPAC; (f) any changes in applicable Laws or accounting rules (including the U.S. GAAP, HKFRSs and IFRSs) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the Transactions, including the losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with any Group Company to the extent proximately caused by such announcement, pendency or completion; (h) any natural or man-made disaster or acts of God; (i) any failure in and of itself of the Company and any other Group Company to meet any projections or forecasts, provided that the exception in this sub-clause (i) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect or a Company Material Adverse Change; (j) any matter set forth on or incorporated in the Company Disclosure Letter; or (k) any Events that are cured by the Company prior to the Closing.
“Company Plan” means, collectively, the Pre-IPO Share Option Scheme of the Company and the Post-IPO Share Option Scheme of the Company, each approved and adopted on March 18, 2016 and as may be amended and/or restated from time to time.

“Company Shareholder” means any holder of any Pre-Consolidation Share as of any determination time prior to the Recapitalization (or any holder of any issued and outstanding Company Share immediately after the Recapitalization and immediately prior to the Effective Time).
“Company Share Rights” means all options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Pre-Consolidation Share, including the Company Options.
“Company Shares” means the ordinary shares of the Company, with par value and other terms as further described in the Company Charter in effect immediately prior to the Effective Time.
“Company Special Meeting” means an extraordinary general meeting of the Company Shareholders duly convened for, among other things, approval of this Agreement, the Merger and other transactions contemplated hereby (including any adjournment or postponement thereof taken in accordance with the Company Charter and/or this Agreement).
“Company Transaction Expenses” means all the legal and audit fees, costs and expenses incurred in connection with the Merger prior to and through the Closing by the Company.
“Consolidation Factor” means the quotient obtained by dividing (a) the total number of Pre-Consolidation Shares issued and outstanding as of the close of business in Hong Kong on the Business Day prior to the date on which the Share Consolidation occurs by (b) the Company Equity Value divided by US$10. As of the date hereof, solely for purpose of illustration and on the basis that the total number of Pre-Consolidation Shares issued and outstanding as of the Specified Time is 2,053,629,231 , the Consolidation Factor is 68.4543077 .
“Contract” means any legally binding contract, agreement, lease (including equipment lease, car lease and capital lease), license, commitment, statement of work (SOW), sales and purchase order and similar instrument, oral or written, insurance policy or undertaking of any nature that has any outstanding rights or obligations.
“Control” means the ownership of a majority of the voting securities of the applicable Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means (a) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, Order, directive, guidelines or recommendations promulgated by any Authority, including the Hong Kong Department of Health, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies, and (b) any action reasonably taken or refrained from being taken in response to COVID-19.
“Depositary Bank” means The Bank of New York Mellon or its Affiliate.
“DGCL” means the Delaware General Corporation Law.
“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the SPAC Disclosure Letter.
“Environmental Laws” means all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Securities” means, with respect to any Person, any capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).
“ERISA Affiliate” means any other Person that, together with such Person, is, or within the past six (6) years was, required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Event” means any event, state of facts, development, change, circumstance, occurrence or effect.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing ADR Facility” means one or more American depositary receipt facilities established with the Depositary Bank for the Existing ADSs.
“Existing ADSs” means the American depositary shares representing the Company Shares and registered pursuant to the Registration Statement on Form F-6 (333-252769), declared effective by the SEC on February 16, 2021.
“Existing Depositary Agreement” means the deposit agreement dated as of February 16, 2021 by and among the Company, the Depositary Bank and other parties named therein with respect to the Existing ADSs, as may be amended and/or restated from time to time.
“Hazardous Material” means any material, emission, chemical, substance or waste that has been designated by any governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.
“Hazardous Material Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.
“HKFRSs” means the Hong Kong Financial Reporting Standards issued by the Hong Kong Institute of Certified Public Accountants.
“HK Prospectus Registration” means the registration of the Registration Statement as a prospectus in Hong Kong pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong).
“HKSE” means The Stock Exchange of Hong Kong Limited.
“HK$” means Hong Kong dollars, the legal currency of Hong Kong.
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.
“IFRSs” means the International Financial Reporting Standards issued by the International Accounting Standards Board.
“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interest, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the Ordinary Course), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, HKFRSs or IFRSs (as applicable), (g) all guarantees by such Person and (h) any agreement to incur any of the same.
“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, domain names, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration and any other type of proprietary intellectual property right, in each case, which is owned or licensed or filed by the Company, and used or held for use in the business of the Company Group, whether registered or unregistered or domestic or foreign.
“Inventory” has the meaning set forth in the UCC.
“Investment Management Trust Agreement” means the investment management trust agreement made as of June 8, 2021 by and between the SPAC and Continental.
“IPO” means the initial public offering of SPAC pursuant to the Prospectus.
“IT Systems” means all computer hardware, data processing systems, software and all other information technology equipment owned or controlled by the Company Group and used in the operation of its business.
“Knowledge” means (a) with respect to the Company, the knowledge that each of the individuals listed in Section 1.1 of the Company Disclosure Letter actually has; and (b) with respect to the SPAC, the knowledge that each of the individuals listed in Section 1.1(a) of the SPAC Disclosure Letter actually has.
“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Authority, including rule or regulation promulgated thereunder.
“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due).
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.
“Listing Rules” means the Rules Governing the Listing of Securities on the HKSE.
“LOI” means the Letter of Intent and Summary of Key Terms for the Proposed Transaction between the SPAC and the Company, dated as of October 12, 2021.
“Merger Consideration” means the sum of all Company Shares receivable by the SPAC Stockholders pursuant to Section 3.1(a).
“NDA” means the non-disclosure and confidentiality agreement dated as of September 8, 2021 by and between the Company and the SPAC.
“Open Source Software” means any software that is or that contains or is a derivative work based upon any software that is licensed under any license that has been approved by the Open Source Initiative (and listed at opensource.org/licenses) or that is based on any substantially similar licensing or distribution model.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.
“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the operations of such Person, including any COVID-19 Measures and any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement.
“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association, constitution, limited liability company agreement, or similar organizational documents, in each case, as amended or restated.
“PCAOB Audited Financial Statements” means the Company’s audited consolidated balance sheet as of March 31, 2019, 2020 and 2021 and statements of income, changes in shareholder equity and cash flows for the twelve (12)-month periods then ended respectively, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.
“Permitted Equity Financing” means the purchases of Company Shares on the Closing Date and concurrently with the Closing by one or more investors pursuant to the respective Permitted Equity Subscription Agreements.
“Permitted Equity Financing Proceeds” means cash proceeds to be funded immediately prior to or concurrently with the Closing to the Company pursuant to the Permitted Equity Subscription Agreements.
“Permitted Equity Subscription Agreement” means a subscription agreement entered into by and between an investor and the Company after the date hereof in substantially the same form as the PIPE Subscription Agreements, pursuant to which such investor agrees to purchase for cash the Company Shares from the Company on the Closing Date and concurrently with the Closing.
“Permitted Liens” means (a) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course; (b) Liens arising under this Agreement or any Additional Agreement; (c) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance with IFRSs, HKFRSs or U.S. GAAP, as applicable); (d) encumbrances and restrictions on Real Property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Company’s use or occupancy of such Real Property for the operation of their business; (e) Liens, defects or imperfections on title, encumbrances and restrictions on Real Property (including easements, covenants, rights of way and similar restrictions of record) that are matters of record or would be discovered by a current, accurate survey or physical inspection of such Real Property, in all cases, that do not materially impair the value or materially interfere with the present uses of such Real Property; (f) licenses of Intellectual Property Rights in the Ordinary Course; (g) with respect to the Company Group, Liens that secure obligations that are reflected as Liabilities on the Company Financial Statements (which such Liens are referenced, or the existence of which such Liens is referred to, in the notes to the Company Financial Statements); (h) with respect to the Company Group, Liens securing any Indebtedness of the Company or its Subsidiaries or Controlled entities; (i) Liens arising under applicable securities Laws; (j) with respect to a Person that is not a natural person, Liens arising under the Organizational Documents of such Person; and (k) with respect to the Company Group, Liens described in Section 1.1 of the Company Disclosure Letter.
“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including an Authority or an agency or instrumentality thereof.
“Personal Information” means any personal information that identifies or could reasonably be used to identify a particular natural person or household, including but not limited to, names, addresses, telephone numbers, personal health information, drivers’ license numbers and government-issued identification numbers.

“Pre-Consolidation Share” means the ordinary shares, par value HK$0.01 per share, of the Company.
“Privacy Laws” means any and all Laws applicable to the Company Group relating to the collection, use, storage, safeguarding, disclosure, transfer (including cross-border transfer), and security (both technical and physical) of Personal Information.
“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.
“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates.
“Required Company Shareholder Communications” means, collectively, one or more circulars issued by the Company to the Company Shareholders and such other announcements, reports, documents, notices and communications issued by the Company to the Company Shareholders or otherwise published on the website of the HKSE, in each case required by the Listing Rules, the HKSE and/or the Company Charter in connection with this Agreement, any Additional Agreement and the Transactions.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“SFO” means the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).
“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, software user interfaces, firmware, and software development tools and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.
“SPAC Acquisition Transaction” means (a) any direct or indirect acquisition, merger, domestication, reorganization, business combination, “initial business combination” under SPAC’s IPO prospectus or similar transaction, in one transaction or a series of transactions, involving SPAC or involving all or a material portion of the assets, Equity Securities or businesses of SPAC (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise); or (b) any equity or similar investment in SPAC or any of its Controlled Affiliates, in each case, other than the Transactions;
“SPAC Charter” means the amended and restated certificate of incorporation and by-laws of the SPAC dated June 8, 2021.
“SPAC Class A Shares” means the shares of Class A common stock of the SPAC, par value US$0.0001 per share.
“SPAC Class B Shares” means the shares of Class B common stock of the SPAC, par value US$0.0001 per share.
“SPAC Closing Dividend” means a cash dividend in the amount of US$0.05 per SPAC Non-Redeeming Share, without interest, payable to each holder of SPAC Non-Redeeming Shares at Closing.
“SPAC Financial Statements” means, collectively, the financial statements and notes contained or incorporated by reference in the SPAC SEC Documents and the Additional SPAC SEC Documents.

“SPAC Intervening Event” means any Event (a) that is materially adverse to the business, assets, operations or prospects of the Company Group, taken as a whole, (b) that was not known by, or the consequences of which were not reasonably foreseeable to, the SPAC Board as of the date of this Agreement and that becomes known to, or the consequences of which become reasonably foreseeable to, the SPAC Board after the date of this Agreement and prior to the receipt of the Required SPAC Stockholder Approval and (c) that does not relate to an Alternative Proposal or any SPAC Acquisition Transaction; provided, however, that any Event arising from or related to (i) conditions of the financial, banking, capital or securities markets generally in any country, including changes in interest rates in any country and changes in exchange rates for the currencies of any countries, changes in the general economy, effects arising from or relating to epidemics, pandemics, or disease outbreaks, including COVID-19 or any COVID-19 Measures, or the timing of any approval or clearance of any Authority required for the consummation of the Transactions or (ii) the price or trading volume of SPAC Class A Shares shall, in each case of clauses (a) to (c) of this definition, be excluded for purposes of determining whether a SPAC Intervening Event has occurred.
“SPAC Material Adverse Effect” or “SPAC Material Adverse Change” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse change or a material adverse effect upon the ability of the SPAC to consummate the Transactions; provided, however, that a “SPAC Material Adverse Effect” or “SPAC Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) any change in general economic or political conditions; (b) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (c) any acts of war (whether or not declared), armed hostilities or terrorism, geopolitical conditions, local, national or international political conditions, riots or insurrections, and any pandemic, epidemics or human health crises, including COVID-19; (d) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; (e) any changes in applicable Laws or accounting rules (including the U.S. GAAP) or the enforcement, implementation or interpretation thereof; (f) any natural or man-made disaster or acts of God; (g) any matter set forth on, or deemed to be incorporated in the SPAC Disclosure Letter; or (h) any Events that are cured by the SPAC prior to the Closing.
“SPAC Non-Redeeming Shares” means the SPAC Class A Shares (other than the SPAC Redeeming Shares) issued and outstanding immediately before Closing that were originally issued in the IPO.
“SPAC Redeeming Shares” means SPAC Shares in respect of which the eligible holder (as determined in accordance with the SPAC Charter) thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Stockholder Redemption Right.
“SPAC Shares” means the SPAC Class A Shares and SPAC Class B Shares.
“SPAC Stockholder” means any holder of any SPAC Shares.
“SPAC Stockholder Redemption Amount” means the aggregate amount payable by SPAC with respect to all SPAC Redeeming Shares.
“SPAC Stockholder Redemption Right” means the right of an eligible holder (as determined in accordance with the SPAC Charter) of SPAC Shares to redeem all or a portion of the SPAC Shares held by such holder as set forth in the SPAC Charter in connection with the Transaction Proposals.
“SPAC Transaction Expenses” means all the legal and audit fees, costs and expenses incurred in connection with the Merger prior to and through the Closing by the SPAC with the Company’s prior written approval, including the Advisory Fee.
“Sponsor Closing Payment Amount” means, without duplication, an amount payable by SPAC to the Sponsor equal to (a) all amounts in the Trust Account immediately prior to the Closing, minus (b) the SPAC Shareholder Redemption Amount, minus (c) the SPAC Closing Dividends with respect to all SPAC Non-Redeeming Shares, minus (d) the product of US$10 multiplied by the aggregate number of all SPAC Non-Redeeming Shares, minus (e) to the extent any proceeds from the PIPE Transaction and/or Permitted Equity Financing have been funded to the Trust Account at or before Closing, the amount of all such funded proceeds.
“Subsidiary” means, with respect to a specified Person, any other Person Controlled, directly or indirectly, by such specified Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such Person, respectively.
“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind, in each case, in the nature of a tax imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.
“Taxing Authority” means the United States Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.
“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.
“Transaction Proposals” means the adoption and approval of each proposal reasonably agreed to by the SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions, but in any event including, unless otherwise agreed upon in writing by the SPAC and the Company, (a) the approval and authorization of this Agreement and the Transactions as a Business Combination, (b) the approval and authorization of the Merger, (c) the adoption and approval of a proposal for the adjournment of the SPAC Special Meeting, if necessary, to permit further solicitation and vote of proxies because there are not sufficient votes to approve and adopt any of the foregoing or in order to seek withdrawals from the SPAC Stockholders who have exercised their SPAC Stockholder Redemption Right if the number of SPAC Redeeming Shares is such that the condition in Section 8.3(d) would not be satisfied, and (d) the adoption and approval of each other proposal that Nasdaq or the SEC (or staff members thereof) indicates (i) are necessary in its comments to the Proxy Statement and/or Registration Statement or correspondence related thereto and (ii) are required to be approved by the SPAC Stockholders in order for the Closing to be consummated.
“Transactions” means, collectively, the Merger and each of the other transactions contemplated by this Agreement or any of the Additional Agreements;
“UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.
“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.
“US$” means U.S. dollars, the legal currency of the United States.
“Working Capital Loan” means any loan made to SPAC by any of the Sponsor, an Affiliate of the Sponsor, or any of SPAC’s officers or directors, and evidenced by one or more promissory notes, for the purpose of financing costs incurred in connection with a Business Combination.

1.2   Section References.   The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the corresponding section as set forth below adjacent to such terms:
Term	Section
Additional SPAC SEC Documents	5.11(a)
Alternative Proposal	6.2(c)
Applicable Per Share Merger Consideration	3.1(a)
Balance Sheet Date	4.10(a)
Cayman Companies Law	Recitals
CBA	4.21(e)
Certificate of Merger	2.3
Closing	2.3
Closing Date	2.3
Company Balance Sheet	4.10(a)
Company Counsel	11.16
Company Disclosure Letter	Article IV
Company Financial Statements	4.10(a)
Company HK Listing Approval	8.1(h)
Company Options	4.5(b)
Company Shareholder Lock-Up Agreement	Recitals
Company Shareholder Support Agreement	Recitals
Company US Listing Approval	8.1(f)
Continental	5.9
CORE Capital	Recitals
Designated Person	11.16
D&O Indemnified Person	6.9(a)
D&O Tail Insurance	6.9(b)
Effective Time	2.3
Enforceability Exceptions	4.2(a)
Excluded Shares	3.1(b)
Form F-6	7.3(e)
Insurance Policies	4.30(a)
Intended Tax Treatment	2.11
Interim Period	6.1
Lease	4.13(b)
Long Stop Date	10.1(c)
Material Contracts	4.15(a)
Material Customers	4.19
Merger	Recitals
Merger Filing Documents	2.3
Money Laundering Laws	4.35
PCAOB Financial Statements	6.7
Permits	4.16(a)
PIPE Investors	Recitals
PIPE Subscription Agreement	Recitals

Term	Section
PIPE Transaction	Recitals
Prospectus	11.14.
Proxy Statement	7.3(a)
Recapitalization	2.1
Registration Rights Agreement	7.3(a)
Registration Statement	7.3(a)
Required Company Shareholder Approval	8.1(e)
Required SPAC Stockholder Approval	8.1(d)
Share Consolidation	2.1
Share Consolidation Effective Time	2.1
Signing Date	Preamble
SPAC Board	Recitals
SPAC Change of Recommendation	7.3(a)
SPAC Disclosure Letter	Article V
SPAC Excluded Shares	2.8(b)
SPAC Intervening Event Notice	7.4(a)
SPAC Intervening Event Notice Period	7.4(a)
SPAC SEC Documents	5.11(a)
SPAC Special Meeting	7.3(a)
SPAC Stockholder Approval Matters	7.3(a)
Specified Time	4.5(a)
Sponsor	Recitals
Sponsor Lock-Up Agreement	Recitals
Sponsor Support Agreement	Recitals
Surviving Corporation	Recitals
Surviving Corporation Charter	2.5
Transaction Filings	7.3(c)(i)
Transaction Litigation	7.1(b)
Trust Account	5.9
Trust Fund	5.9
ARTICLE II
THE MERGER
2.1   Share Consolidation.   On the Business Day that is one (1) clear Business Day after the Company Special Meeting and in any event prior to the Effective Time and the closing of any PIPE Transaction or Permitted Equity Financing, the following actions shall take place or be effected (in the order set forth in this Section 2.1): (a) each Pre-Consolidation Share held by the Company or any Subsidiary of the Company (if applicable) as treasury shares immediately prior to the Share Consolidation Effective Time shall be automatically cancelled and extinguished without any redesignation, subdivision or payment therefor, (b) all Pre-Consolidation Shares that are issued and outstanding immediately prior to the Share Consolidation Effective Time shall be consolidated into a number of Company Shares equal to the quotient obtained by dividing (i) the number of all Pre-Consolidation Shares that are issued and outstanding immediately prior to the Share Consolidation Effective Time by (ii) the Consolidation Factor (the “Share Consolidation;” and the time by which such Share Consolidation takes effect, the “Share Consolidation Effective Time”); provided that no fraction of a Company Share will be issued by virtue of the Share Consolidation, and each Company Shareholder that would otherwise be so entitled to a fraction of a Company Share (after aggregating all fractional Company Shares that otherwise would be received by such Company Shareholder) shall instead be entitled to receive such number of Company Shares to which such Company Shareholder would otherwise be entitled, rounded down to the nearest whole number, and (c) any Company Share Rights issued and outstanding immediately prior to the Share Consolidation Effective Time shall be adjusted to give effect to the foregoing transactions (the transactions described in the foregoing sub-clauses (a) through (c) are collectively referred to as the “Recapitalization”). The Consolidation Factor shall be adjusted to reflect appropriately the effect of any share split, split-up, reverse share split, capitalization, share dividend or share distribution (including any dividend or distribution of securities convertible into Pre-Consolidation Shares or Company Shares, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change (in each case, other than the Recapitalization) with respect to Pre-Consolidation Shares or Company Shares occurring on or after the date hereof and prior to the Share Consolidation Effective Time.
2.2   The Merger.   At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the laws of the DGCL, the Merger Sub shall, and the Company shall cause the Merger Sub to, merge with and into the SPAC, the separate corporate existence of the Merger Sub shall cease, and the SPAC shall continue as the Surviving Corporation and become a wholly-owned subsidiary of the Company.
2.3   Closing; Effective Time.   Unless this Agreement is earlier terminated in accordance with Article X, the closing of the Merger (the “Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.8 (Counterparts; Facsimile Signatures) on a date no later than five (5) Business Days after the satisfaction or waiver of all the conditions set forth in this Agreement, or at such other place and time as the Company and the SPAC may mutually agree upon in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing and following the Recapitalization, the parties hereto shall file or cause to be filed a Certificate of Merger (the “Certificate of Merger”) and such other documents as may be required in accordance with the applicable provisions of the DGCL or by any other applicable Law to make the Merger effective (together with the Certificate of Merger, collectively, the “Merger Filing Documents”) with the Delaware Secretary of State in accordance with the requirements of the DGCL. The Merger shall become effective at the time when the Certificate of Merger becomes effective under the DGCL (“Effective Time”).
2.4    Effect of the Merger.   At the Effective Time (and in any event following the Recapitalization), the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (and in any event following the Recapitalization), all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.
2.5   Certificate of Incorporation and By-laws of the Surviving Corporation.   At the Effective Time, the Certificate of Incorporation and By-laws of the Merger Sub shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation (the “Surviving Corporation Charter”) until thereafter amended in accordance with their terms.
2.6   Directors and Officers of the Surviving Corporation.   At the Effective Time, the board of directors and officers of Merger Sub shall cease to hold office, and the board of directors and officers of the Surviving Corporation shall be appointed by the Company, and each such director and officer of the Surviving Corporation shall hold office in accordance with the Surviving Corporation Charter until they are removed or resign in accordance with the Surviving Corporation Charter or until their respective successors are duly elected or appointed and qualified.
2.7   Directors and Officers of the Company.
(a)   At the Effective Time, the Company Board shall consist of seven (7) directors, which shall initially include (a) each director of the Company immediately before the Effective Time and (b) two

(2) Persons designated by the Sponsor pursuant to a written notice to be delivered to the Company sufficiently in advance to allow for inclusion of such Persons in the Registration Statement (subject to each such Person passing customary background checks by the Company, satisfying the relevant qualification and suitability requirements for serving as a director of an issuer listed on the HKSE and Nasdaq, and complying with applicable Laws, including Listing Rules). At the Effective Time, the Company shall have no fewer than three (3) directors that shall qualify as independent directors under the Securities Act, the Nasdaq rules and the Listing Rules. The Company Board will comply with the applicable Laws, including the requirements of Nasdaq and the Listing Rules. Each director of the Company at the Effective Time shall hold his or her office in accordance with the Company Charter until he or she retires, resigns or is removed in accordance with the Company Charter and the Listing Rules or until his or her successor is duly elected or appointed and qualified.
(b)   At the Effective Time, each then existing officer of the Company shall continue to hold his or her office in accordance with the Company Charter until he or she is removed or resign in accordance with the Company Charter or until his or her successor is duly elected or appointed and qualified.
2.8   Effect on Issued Securities of SPAC and Merger Sub.
(a)   Conversion of SPAC Shares.   At the Effective Time, all SPAC Shares (other than any SPAC Excluded Shares and SPAC Redeeming Shares) shall cease to be outstanding and shall automatically be converted or canceled (as the case may be) and shall cease to exist. The holders of SPAC Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such SPAC Shares, except as provided herein or by Law.
(b)   Cancellation of SPAC Shares Owned by SPAC.   At the Effective Time, if there are any SPAC Shares that are owned by the SPAC as treasury shares or any SPAC Shares owned by any direct or indirect wholly owned Subsidiary of the SPAC immediately prior to the Effective Time (the “SPAC Excluded Shares”), such shares shall be canceled without any conversion thereof or payment or other consideration therefor.
(c)   No Liability.   Notwithstanding anything to the contrary in this Section 2.8, none of the Surviving Corporation, Merger Sub or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(d)   Capital Stock of Merger Sub.   All shares of capital stock of the Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the Company, be automatically converted into and become one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation issued in the name of the Company, which share of common stock shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time. Each certificate evidencing ownership of shares of Merger Sub common stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.
2.9   Closing Deliverables.
(a)   At the Closing,
(i)   the Company shall deliver or cause to be delivered to the SPAC, a certificate signed by an authorized director or officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 8.2(a) through 8.2(c) have been fulfilled;
(ii)   the SPAC shall deliver or cause to be delivered to the Company,
(1)   a certificate signed by an authorized director or officer of the SPAC, dated as of the Closing Date, certifying that the conditions specified in Section 8.3 have been fulfilled; and
(2)   a copy of the respective resignation letters, duly executed by each director and officer of the SPAC immediately before the Effective Time, providing for the automatic resignation of such director or officer from the Surviving Corporation upon the Effective Time;

(iii)   the Surviving Corporation shall,
(1)   deliver or cause to be delivered any documents, opinions and notices required to be delivered to Continental pursuant to the Investment Management Trust Agreement; and
(2)   pay, or cause Continental to pay at the direction and on behalf of the Surviving Corporation, by wire transfer of immediately available funds from the Trust Account (A) as and when due all amounts payable on account of the SPAC Stockholder Redemption Amount to former SPAC Stockholders pursuant to their exercise of the SPAC Stockholder Redemption Right; (B) the SPAC Closing Dividends with respect to all SPAC Non-Redeeming Shares; (C) the Sponsor Closing Payment Amount; (D) all accrued and unpaid SPAC Transaction Expenses as set forth on a written statement to be delivered to the Company by or on behalf of the SPAC not less than two (2) Business Days prior to the Closing Date; (E) all accrued and unpaid Company Transaction Expenses as set forth on a written statement to be delivered to the SPAC by or on behalf of the Company not less than two (2) Business Days prior to the Closing Date; and (F) immediately thereafter, all remaining amounts then available in the Trust Account (if any) to a bank account designated by the Surviving Corporation for its immediate use, subject to this Agreement and the Investment Management Trust Agreement.
(b)   Each written statement delivered by the Company or the SPAC (as the case may be) pursuant to the sub-clause (D) or (E) of the foregoing Section 2.9(a)(iii)(2) shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for such SPAC Transaction Expenses or Company Transaction Expenses (as the case may be). The Company shall provide the SPAC and its Representatives and the SPAC shall provide the Company and its Representatives reasonable access to (x) the supporting documentation used by the Company and the SPAC in the preparation of their respective written statements in connection with the Company Transaction Expenses and the SPAC Transaction Expenses (as applicable) and (y) the Company’s Representatives and SPAC’s Representatives, in each case as reasonably requested by SPAC or the Company (as applicable) in connection with SPAC’s or the Company’s review of the written statement in connection with the Company Transaction Expenses or the SPAC Transaction Expenses (as applicable).
2.10   Taking of Necessary Action; Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the SPAC, the officers and directors of the SPAC are fully authorized in the name of their company or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
2.11   Section 368 Reorganization.   For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger for the Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on the qualification of the Merger for the Intended Tax Treatment, and each of the parties acknowledges that qualification for the Intended Tax Treatment is not a condition to Closing. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify for the Intended Tax Treatment.

ARTICLE III
CONSIDERATION
3.1   Conversion of Capital.
(a)   Conversion of SPAC Shares.   At the Effective Time (and in any event following the Recapitalization), by virtue of the Merger and without any action on the part of the SPAC, any SPAC Stockholder, the Company or any Company Shareholder, each SPAC Share issued and outstanding immediately prior to the Effective Time (other than the SPAC Excluded Shares and SPAC Redeeming Shares, each as defined below) shall be canceled and automatically converted into the right to receive, without interest, one (1) newly issued Company Share (the “Applicable Per Share Merger Consideration”). For avoidance of any doubt, each SPAC Stockholder will cease to have any rights with respect to the SPAC Shares, except (i) in the case of holders of SPAC Shares that are issued and outstanding as of immediately prior to the Effective Time (other than any SPAC Excluded Shares and SPAC Redeeming Shares), the right to receive the respective portions of the Merger Consideration in exchange therefor, as provided in this Agreement; and (ii) in the case of any holders of SPAC Redeeming Shares, the SPAC Stockholder Redemption Rights.
(b)   Treatment of Certain SPAC Shares.   At the Effective Time, all SPAC Shares that are owned by the SPAC (as treasury shares or otherwise) or any of its direct or indirect Controlled entities immediately prior to the Effective Time, if any (the “Excluded Shares”) shall be automatically canceled without any consideration delivered in exchange thereof.
(c)   No Liability.   Notwithstanding anything to the contrary in this Section 3.1, none of Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(d)   Surrender of Securities.   All Company Shares issued upon the surrender of SPAC Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such SPAC Shares, provided that, in each case, any restrictions on the sale and transfer of such SPAC Shares shall also apply to the Company Shares so issued as the relevant portion of the Merger Consideration in exchange.
(e)   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding SPAC Shares shall occur (other than the issuance of additional shares of capital stock of the SPAC as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, any amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the SPAC or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
3.2   Withholding.   Each of the parties hereto and each of its Affiliates and any other Person making a payment under this Agreement shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The parties hereto shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure letter dated as of the date of this Agreement delivered to the SPAC by the Company (the “Company Disclosure Letter”), (b) as set forth in any Company HKSE Filings filed or submitted on or prior to the date hereof or (c) as otherwise explicitly contemplated by this Agreement or any of the Additional Agreements, the Company represents and warrants to the SPAC as follows:
4.1   Corporate Existence and Power.   The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on its business as presently conducted, other than as would not have a Company Material Adverse Effect.
4.2   Authorization.
(a)   Other than the Required Company Shareholder Approval, (i) the execution, delivery and performance by the Company and the Merger Sub of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company and the Merger Sub of the transactions contemplated hereby and thereby are within the respective corporate powers of the Company and Merger Sub and have been duly authorized by all necessary action on the part of the Company and Merger Sub, respectively and (ii) no other corporate actions on the part of any Group Company are necessary to authorize the execution and delivery by the Company or Merger Sub of this Agreement, the Additional Agreements to which the Company and/or Merger Sub is a party and the consummation by the Company and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by the Company and Merger Sub and constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company and/or the Merger Sub (as applicable) enforceable against such Group Company in accordance with their respective terms to which it is a party, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally and (y) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (collectively, the “Enforceability Exceptions”).
(b)   The Company Board (including any required committee or subgroup thereof) has, as of the date of this Agreement, unanimously(i) approved and confirmed the advisability of the transactions contemplated by this Agreement, and (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of the Company.
4.3   Governmental Authorization; Consents.   Assuming the representations and warranties in Article V are true and correct and except (a) for the Required Company Shareholder Approval, (b) for the registration or filing with the Secretary of State of the State of Delaware, the SEC, the HKSE, the SFC, or the applicable state blue sky or other securities Laws filings with respect to the Transactions (including the Company Listing Approvals), and (c) for such other filings, notifications, notices, submissions, applications or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, neither the execution, delivery nor performance by the Company or the Merger Sub of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority or any Person.
4.4   Non-Contravention.   Assuming the representations and warranties in Article V are true and correct, and except for the matters referred to in Sections 4.3(a) through 4.3 (c), none of the execution, delivery or performance by the Company or the Merger Sub of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the business of the Company Group to which the Company Group are entitled under any provision of any Permit, Material Contract or other instrument or obligations binding upon any Group Company or by which any of the Pre-Consolidation Shares or any of the Company Group’s assets is or may be bound, (d) result in the creation or imposition of any Lien on any of the Pre-Consolidation Shares (other than Permitted Liens and those, if any, imposed by the Organizational Documents of the Company, this Agreement, any of the Additional Agreements or the applicable Laws), or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s material assets other than, with respect to the foregoing clauses (b) and (c), as would not have a Company Material Adverse Effect.
4.5   Capital Structure.
(a)   As of the close of business in Hong Kong on the Business Day prior to the date hereof (the “Specified Time”), the authorized share capital of the Company consists solely of 6,000,000,000 ordinary shares, par value HK$0.01 per share, of which 2,053,629,231 shares are issued and outstanding (including Pre-Consolidation Shares represented by the Existing ADSs). The Company has no preferred shares or other class of shares authorized, issued or outstanding. As of the Specified Time, (i) no Pre-Consolidation Shares are held as treasury shares and (ii) all of the issued and outstanding Pre-Consolidation Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not (x) subject to any preemptive or similar rights of any Person under any provision of any applicable Law, the Company Charter or any Contract to which the Company is a party, except preemptive rights under the Listing Rules; or (y) otherwise bound or have been issued in violation of applicable Law in any material respect.
(b)   As of the Specified Time, 170,537,499 Pre-Consolidation Shares were reserved for issuance under the Company Plan and 57,808,332 Pre-Consolidation Shares were subject to issuance pursuant to issued and outstanding options under the Company Plan (the “Company Options”). Each Company Option was granted in material compliance with all applicable Laws and all of the terms and conditions of the Company Plan to which it was issued and solely with respect to each Company Option granted to an individual subject to Taxes in the United States, has an exercise price that is equal or greater than the fair market value of the underlying Pre-Consolidation Shares on the applicable grant date.
(c)   Other than as set forth in this Section 4.5 (Capital Structure) or otherwise contemplated in this Agreement or any of the Additional Agreements, there are no: (a) outstanding Company Share Rights; (b) outstanding subscriptions, options, warrants, rights (including phantom interests), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the issuance of any share of the Company; or (c) to the Knowledge of the Company, disputes, controversies, demands or claims as to any Pre-Consolidation Shares.
4.6   Issuance of Shares.   The Company Shares to be issued as the Merger Consideration, when allotted and issued in accordance with this Agreement, will be duly authorized and validly allotted and issued, and will be credited as fully paid and non-assessable.
4.7   Charter Documents.   Section 4.7 of the Company Disclosure Letter sets forth a list of the copies of Organizational Documents of certain Group Companies that have heretofore been made available to the SPAC, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Each Group Company has not taken any action in violation or derogation of its Organizational Documents, except as would not have a Company Material Adverse Effect.
4.8   Corporate Records.   Records of the proceedings of the board of directors of each Group Company, and of any committees thereof, and all consents to actions taken thereby, occurring since December 31, 2019, have been maintained in the Ordinary Course, and in accordance with applicable Law and the Organizational Documents of each such Group Company in all material respects. The register of members or the equivalent documents of the Company Group are complete and accurate, except any incompleteness or inaccuracy that as would not have a Company Material Adverse Effect. The minute book and similar records of the Company relating to all issuances and transfers of stock or shares by the Company, and all proceedings of the board of directors, including committees thereof, and stockholders or shareholders, as the case may be, of the Company since December 31, 2019, have been made available to the SPAC, and accurately and completely reflect such issuances, transfers and proceedings in all material respects.
4.9   Subsidiaries and Controlled Entities.
(a)   Section 4.9(a) of the Company Disclosure Letter sets forth the name of each Subsidiary and Controlled entity of the Company, and with respect to each Subsidiary and Controlled entity, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof, in each case as of the date hereof. Each Subsidiary and Controlled entity of the Company has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation (to the extent such concept is applicable in such Group Company’s jurisdiction of formation) and has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on its business as presently conducted, other than as would not have a Company Material Adverse Effect.
(b)   Other than as set forth in the Company Disclosure Letter, (i) all of the outstanding Equity Securities of each Subsidiary and Controlled entity of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company Group free and clear of all Liens (other than the Permitted Liens and those, if any, imposed by the Organizational Documents of the relevant Group Company, this Agreement or any of the Additional Agreements and the applicable Laws); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary or Controlled entity of the Company other than the Organizational Documents of any such Subsidiary or Controlled entity; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary or Controlled entity of the Company is a party or which are binding upon any Subsidiary or Controlled entity of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary or Controlled entity of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary or Controlled entity of the Company; (v) no Subsidiary or Controlled entity of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company, its Subsidiaries or Controlled entities is a participant in any joint venture, partnership or similar arrangement, and (viii) there are no outstanding contractual obligations of the Company, its Subsidiaries or Controlled entities to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.
4.10   Company Financial Statements.
(a)   Section 4.10(a) of the Company Disclosure Letter includes (i) the audited consolidated financial statements of the Company Group as of and for the fiscal years ended March 31, 2020 and 2021, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (audited in accordance with the requirements of the HKFRSs and applicable Law), and (ii) unaudited consolidated financial statements of the Company Group as of and for the six (6)-month period ended September 30, 2021 (the “Balance Sheet Date”), consisting of the unaudited consolidated balance sheets as of such date (the “Company Balance Sheet”), the unaudited consolidated income statement for the six (6)-month periods ended on such date, and the unaudited consolidated cash flow statements for the six-(6) month periods ended on such date (collectively, the “Company Financial Statements”).
(b)   The Company Financial Statements fairly present, in all material respects and in conformity with its applicable accounting standards applied on a consistent basis throughout the periods involved,

the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The unaudited Company Financial Statements (i) were prepared from the Books and Records of the Company Group and (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied throughout the periods involved (except for the absence of footnotes and other presentation items and for normal year-end adjustments). Since the Balance Sheet Date, the Company has not made any material change in the accounting practices or policies applied in the preparation of the Company Financial Statements, except as required by applicable Law, IFRSs or HKFRSs.
(c)   Except for Liabilities (i) as specifically disclosed, reflected or fully reserved against on the Company Balance Sheet, (ii) that are Liabilities incurred since the Balance Sheet Date in the Ordinary Course, (iii) that are executory obligations under any Contract to which any Group Company is a party or by which it is bound, (iv) set forth in Section 4.10(c) of the Company Disclosure Letter, (v) arising under this Agreement or any of the Additional Agreements, (vi) that will be discharged or paid off prior to the Closing or (vii) which would not be material to the business of the Company Group, taken as a whole, as of the date of this Agreement neither the Company nor any of its Subsidiaries or Controlled entities has any Liability, debt, or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected or reserved for on a balance sheet prepared in accordance with IFRSs or HKFRSs.
(d)   Since December 31, 2019, the Company (including the Company’s personnel and independent accountants who participated in the preparation or review of financial statements or the internal accounting controls employed by the Company) has not identified nor been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves management of the Company or any personnel involved in financial reporting or (iii) any written claim or allegation regarding any of the foregoing.
(e)   Merger Sub was formed solely for the purpose of engaging in the Merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.
4.11   Books and Records.   The Company (i) maintains a system of internal accounting controls sufficient to provide reasonable assurance with respect to the preparation of financial statements in conformity with the Company’s historical practices; (ii) permits access to financial systems and bank accounts only in accordance with management’s general or specific authorization; and (iii) compare recorded assets with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences. All accounts, books and ledgers of the Company Group have been properly and accurately kept and completed in all material respects, and, to the Knowledge of the Company, there are no material inaccuracies or discrepancies of any kind contained or reflected therein.
4.12   Absence of Certain Changes.   Except as set forth in Section 4.12 of the Company Disclosure Letter, since the Balance Sheet Date to the Signing Date the Company Group has operated its business in the Ordinary Course.
4.13   Properties; Title to the Company Group’s Assets.
(a)   Other than Intellectual Property Rights, which are addressed exclusively by Section 4.18, the Company Group has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts to which any Group Company is a party, a valid leasehold interest or license in or a right to use, all of their material assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, other than as would not have a Company Material Adverse Effect. Except as set forth in Section 4.13(a) of the Company Disclosure Letter, no such material asset is subject to any Liens other than Permitted Liens.
(b)   The Company Group does not own any Real Property (other than the leasehold interests in the Company Leased Properties). Section 4.13(b) of the Company Disclosure Letter contains a complete and accurate list by property, city, state and country, of all real property leasehold or subleasehold estates and other rights to use or occupy any interest in Real Property held by the Company Group as of the date of this Agreement (the “Company Leased Properties,” and each Contract evidencing the respective Group Company’s interest in the relevant Company Leased Property, a “Lease”). The Leases are valid, binding and enforceable against the respective Group Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms, and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Group Company or any other party under any of the Leases, and no Group Company has received any written notice of any such condition.
4.14   Litigation.   Except as set forth in Section 4.14 of the Company Disclosure Letter, there is no Action (or any basis therefore) pending against, or, to the Knowledge of the Company as of the date of this Agreement, threatened against or affecting, the Company Group, any of its officers or directors, the business of the Company Group, or any Pre-Consolidation Shares, or any of the Company Group’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Transactions, other than as would not have a Company Material Adverse Effect. There are no outstanding judgments against the Company Group that have had, or would reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement. Each Group Company is not, and has not been in the past two (2) years, subject to any Order with or by any Authority, other than as would not have a Company Material Adverse Effect. As of the date hereof, no Group Company is, nor, to the Knowledge of the Company, any of its respective officers, directors, agents or employees, in their capacities as such is, subject to any settlement agreements or arrangements, whether written or oral, or is in discussions for a settlement or arrangement, regarding any material Actions.
4.15   Contracts.
(a)   Other than material Contracts that the Company has disclosed elsewhere in the Company Disclosure Letter that it plans to enter into or the entry into of which has been agreed to by the SPAC after the date hereof, Section 4.15 of the Company Disclosure Letter sets forth a true and complete list of all material Contracts (collectively, the “Material Contracts”) to which the Company Group is a party and which are currently in effect and constitute the following:
(i)   all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of US$1,000,000 or more (other than standard Contracts entered into in the Ordinary Course, Contracts between any Group Company and its independent auditors, and Contracts between any Group Company and any of its professional service providers engaged in connection with the Transactions);
(ii)   all sales, advertising, agency or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group to any third party (except any employee of any Group Company) in excess of US$1,000,000 annually;
(iii)   all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group has material severance or post termination obligations to such Person, other than assignments of Intellectual Property Rights to any Group Company under Contracts entered into in the Ordinary Course;
(iv)   all Contracts creating a material joint venture, material strategic alliance, material limited liability company and partnership agreements to which the Company Group is a party;
(v)   all Contracts relating to any acquisitions or dispositions of assets by the Company Group in excess of US$1,000,000 individually or US$5,000,000 in the aggregate;
(vi)  all Contracts for material licensing agreements licensing material Intellectual Property Rights, other than (x) “shrink wrap,” “click wrap,” “off-the-shelf” or other commercially available Software licenses, and (y) licenses granted in the Ordinary Course;

(vii) all Contracts substantially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area, other than Contracts relating to confidentiality or non-disclosure obligations;
(viii) all Contracts providing for material indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, other than standard commercial Contracts entered into in the Ordinary Course and Contracts relating to confidentiality or non-disclosure obligations;
(ix)   all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding US$10,000,000; and
(x)   any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company to which any Group Company is a party (other than the Organizational Documents of the Company Group).
(b)   (i) Each Material Contract is a valid and binding agreement, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) neither the Company Group nor, to the Knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, and (iii) no Event has occurred that with notice or lapse of time, or both, would entitle any third party to prematurely terminate any Material Contract, except, with respect to the foregoing sub-clauses (i) through (iii), as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company previously provided to the SPAC true and correct fully executed copies of each written Material Contract.
(c)   Each of the transactions material to the Company Group between any Group Company and any shareholder, officer, employee or director of such Group Company or any Affiliate of any such Person (if any) entered into or occurring prior to the Closing is transaction duly approved by the board of directors of the relevant Group Company in accordance with the Organizational Documents of such Group Company, to the extent such approval is required pursuant to the Listing Rules.
4.16   Licenses and Permits.
(a)   Except for the lack of which would not have a Company Material Adverse Effect, each Group Company has all license, franchise, permit, certificate, order, approval, exemption of, filing or registration or other similar authorization required by, affecting, or relating in any way to, the business of the Company Group or ownership and use of the assets of the Company Group under any applicable Laws (the “Permits”).
(b)   Except as would not have a Company Material Adverse Effect, (i) the Permits are valid and in full force and effect, (ii) there are no lawsuits or other proceedings pending or, to the Knowledge of the Company, threatened before any Authority that seek the revocation, cancellation, suspension or adverse material modification of any of the Permits, (iii) no Company Group is in default, and, to the Knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default, under the Permits, and (iv) none of the Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby.
4.17   Compliance with Laws
(a)   Except as would not have a Company Material Adverse Effect, the Company Group is conducting and, since December 31, 2019, has conducted its business in material compliance with all Laws applicable to it and the Company Group’s business, properties or other assets.
(b)   Except as would not have a Company Material Adverse Effect, the Company Group is not in violation of, has not violated, and to the Knowledge of the Company, is not under investigation with respect to, and nor, to the Knowledge of the Company, has the Company Group been threatened to be charged with or given notice (i) of any violation or alleged violation of, any applicable Law or Order, domestic or foreign, nor is there any basis for any such charge, or (ii) requiring any Group Company to take or omit any action to ensure compliance with any such applicable Law or Order.
4.18   Intellectual Property.
(a)   Section 4.18 of the Company Disclosure Letter sets forth a true, correct and complete list of all material registered, patented or applied-for Company Intellectual Property Rights as of the date hereof, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right (i.e., whether patent, trademark, copyright or domain name); (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) the registration or application number. To the Knowledge of the Company, the registered Company Intellectual Property Rights are subsisting and, excluding any Intellectual Property Rights which are the subject of an application for registration or issuance, are valid and enforceable, in each case, except as would not have a Company Material Adverse Effect.
(b)   Except as would not have a Company Material Adverse Effect, the Company Group owns free and clear of all Liens (except for Permitted Liens), or has the valid right or license to use, all Intellectual Property Rights that are used in its business as currently conducted.
(c)   Except as would not have a Company Material Adverse Effect, (i) the Company Group is not sued, charged, threatened in writing (including “cease and desist” letters), as a defendant in any pending proceeding before an Authority that (A) challenges the ownership, validity, registrability, patentability, or enforceability of any Company Intellectual Property Rights or (B) asserts that any Group Company has infringed, misappropriated, diluted or otherwise violated any third-party intellectual property since December 31, 2019, and (ii) the Company has no Knowledge of any other pending written claim against the Company Group of infringement of third-party intellectual property by the Company Group, and no Knowledge of any currently continuing infringement by any other Person of any Company Intellectual Property Rights.
(d)   To the Knowledge of the Company, the current use by the Company Group of the Company Intellectual Property Rights is not infringing the intellectual property rights of any other Person, except as would not have a Company Material Adverse Effect.
(e)   Except as would not have a Company Material Adverse Effect, all employees, agents, consultants or contractors of the Company Group who have contributed to or participated in the creation or development of any material copyrights, patents or trade secrets on behalf of and for the sole benefit of the Company Group (excluding, for the avoidance of doubt, any creation or development of copyrights, patents or trade secrets relating to any marketing or media campaign or any services provided by a Group Company to a customer or any other Person) either: (i) is a party to a “work-for-hire” agreement under which a Group Company is deemed to be the original owner/author of such copyrights; or (ii) has executed an assignment or an agreement to assign in favor of a Group Company all of such Person’s right, title and interest in such copyrights, patents or trade secrets.
(f)   None of the execution, delivery or performance by the Company or the Merger Sub of this Agreement or any of the Additional Agreements to which such Group Company is a party or the consummation by such Group Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on similar or substantially the same terms and conditions immediately following the Closing, except as would not have a Company Material Adverse Effect.
(g)   Except as would not have a Company Material Adverse Effect, since December 31, 2019, (i) the Company Group has taken reasonable measures to safeguard and maintain the confidentiality of trade secrets and other material confidential information included in the Company Intellectual Property Rights and (ii) to the Knowledge of the Company, there has been no theft, unauthorized access to or disclosure of any trade secret or material confidential information included in the Company Intellectual Property Rights.

(h)   Except as would not have a Company Material Adverse Effect, no Group Company or, to the Knowledge of the Company, any other Person acting on behalf of any Group Company has disclosed, licensed, released or delivered to any third party, or agreed to disclose, license, release or deliver to any third party, including any escrow agent, any source code of any Software owned by the Company Group, other than disclosures to employees, consultants and independent contractors of the Company Group involved in the development and maintenance of, or providing services relating to, such Software who are subject to binding, written confidentiality obligations with respect thereto.
(i)   Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no Open Source Software has been distributed by or on behalf of any Group Company in such a manner as would require any Group Company to (i) license, distribute, or make available any source code for any Company-owned Software or (ii) be restricted from charging for distribution of any of the Company-owned Software.
(j)   Section 4.15(a)(vi) and this Section 4.18 set forth the sole and exclusive representations and warranties relating to Intellectual Property Rights or intellectual property.
4.19   Material Customers.   An accurate list of the top five (5) customers (in terms of media and creative agency income) of the Company Group for the fiscal year ended March 31, 2021 and for the six (6) months ended September 30, 2021, respectively (each a “Material Customer,” and collectively, the “Material Customers”), and the aggregate amount of consideration paid to the Company Group by each Material Customer during each such period, is set forth in Section 4.19 of the Company Disclosure Letter. Except as set forth in Section 4.19 of the Company Disclosure Letter, as of the Signing Date, no such Material Customer has expressed to the Company Group in writing, and the Company has no Knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with Company Group or of a material breach of the terms of any Contract with such Material Customer.
4.20   Employees.   (a) The Company Group is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company Group, non-competition agreement restricting the activities of the Company Group, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group; and (b) there are no pending or, to the Knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.
4.21   Employment and Employee Benefit Matters.
(a)    Section 4.21(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan. “Company Benefit Plan” shall mean (i) the form of employment agreement and if applicable, commission agreement, and (ii) each material medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group that is sponsored or maintained by a Group Company or to which a Group Company contributes or is obligated to contribute, now in effect or under which the Company Group has any material obligation, whether or not written. The Company Group has previously delivered to the SPAC true and complete copies of such forms of employment agreements and each generally applicable employee handbook of the Company Group.
(b)   Except as disclosed in Section 4.21(b) of the Company Disclosure Letter:
(i)    to the Knowledge of the Company and except as would not result in material Liability for the Company Group, no current employee of the Company Group, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer;
(ii)    except as would not result in material liability for the Company Group, the Company Group has fully and timely paid all (i) wages, salaries, wage premiums, commissions, bonuses,

severance and termination payments, fees, and other compensation that has come due and payable to its current or former employees and independent contractors under applicable Laws, Contract or Company policy, and (ii) fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation;
(iii)    neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will (either alone or in conjunction with any other event) result in, cause the accelerated vesting of, funding of, or increase the amount or value of, any compensatory payment or benefit to any current or former employee, officer or director of any Company Group (other than payment of Ordinary Course compensation to current employees, officers or directors, in each case, for services performed for any Company Group in the Ordinary Course); and
(iv)    since December 31, 2019 (x) no employee of the Company Group has made written allegations of sexual harassment against any officer or director of any Group Company, and (y) no Company Group has entered into any settlement agreement related to sexual harassment or sexual misconduct by an employee, independent contractor, director or officer of any Group Company.
(c)    With respect to each material Company Benefit Plan, the Company has made available to the SPAC true, correct and complete copies of, as applicable: (i) such Company Benefit Plan document (or, if not written, a written summary of its material terms) including any amendments thereto; (ii) the summary plan description and all summaries of material modifications (in each case, whether or not required to be furnished under applicable Law); (iii) any trust agreements, insurance contracts and other funding vehicles; (iv) the most recent actuarial report, if any; (v) the most recent financial report, if any; (vi) the most recent IRS determination or opinion letter, if any; and (vii) the most recent IRS Form 5500 annual report (and all schedules thereto), if any. Except as would not reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans are and have been established, registered (where required) and administered, in each case in accordance with all applicable Laws and in accordance with their terms. To the Company’s Knowledge, no fact or circumstance exists which could adversely affect the tax-preferred or tax-exempt status (if there is any such tax-preferred or tax-exempt status) of any such Company Benefit Plan. With respect to each Company Benefit Plan, all material contributions or payments (including all employer contributions, employee contributions or premium payments) required to be made by the terms of each such Company Benefit Plan and applicable Law have been made in accordance with applicable Law, and all such material contributions or payments that are not yet due have been made, paid or properly accrued in the Company Financial Statements in accordance with HKFRSs applied on a consistent basis. Except as would not reasonably be expected to result in a Company Material Adverse Effect, (a) other than routine claims for benefits, there are no pending or, to the Company’s Knowledge, threatened claims by or on behalf of any participant or any Authority in any of the Company Benefit Plans, or otherwise involving any Company Benefit Plan or the assets of any Company Benefit Plan and (b) there have been no breaches of fiduciary duty with respect to any Company Benefit Plan. None of the Company Benefit Plans is presently under audit or examination (nor has notice been received by the Company of a potential audit or examination) by any Authority.
(d)    No Company Benefit Plan is, and no Group Company nor any of its ERISA Affiliates has any current or contingent liability or obligation under or with respect to: (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject thereto) or that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has promised to provide, any post-termination, post-ownership or retiree health or welfare benefits to any Person, other than as required under Section 4980B of the Code or similar applicable Law. Since December 31, 2019, no Company Group has any current or contingent liability by reason of being treated as a single employer with any other Person under Section 414 of the Code.
(e)    No Company Group is a party to or bound by any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization (each, a “CBA”) (including agreements with works councils and trade unions and side letters), and no employees of the Company Group are represented by any labor union, works council, or other labor organization with respect to their employment with a Group Company. Since December 31, 2019, no labor union, works council, other labor organization, or group of employees of the Company Group has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, since December 31, 2019, there have been no actual or threatened organizing activities with respect to any employees of the Company Group, and no such activities are currently pending or, to the Knowledge of the Company, threatened. Since December 31, 2019, there has been no actual or, to the Knowledge of the Company, threatened strike, lockout, work stoppage, slowdown, picketing, hand billing, unfair labor practice charge, material labor grievance, material labor arbitration or other material labor dispute against or affecting the Company Group, and no such dispute is currently pending or to the Knowledge of the Company, threatened. With respect to the transactions contemplated hereunder, each Group Company has satisfied all notice, bargaining, consent, consultation or other obligations to its employees and employees’ representatives under applicable Law and any CBA.
4.22    Withholding.    All obligations of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Company Financial Statements, other than as would not have a Company Material Adverse Effect. Except as disclosed in Section 4.22 of the Company Disclosure Letter, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the Ordinary Course), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date, other than as would not have a Company Material Adverse Effect.
4.23    Tax Matters.
(a)    Except in each case as to matters that would not have a Company Material Adverse Effect or as set forth in Section 4.23(a) of the Company Disclosure Letter, (i) the Company Group has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) there is no Action, pending or proposed in writing or, to the Knowledge of the Company, threatened, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the Ordinary Course; (v) to the Knowledge of the Company, the Company Group has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) the Company has (a) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (b) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company Group; (ix) no claim has been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction; (x) there is no outstanding power of attorney from the Company Group authorizing anyone to act on behalf of the Company Group in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company Group; (xi) the Company Group is not a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; (xii) the Company Group is not currently and has never been included in any tax group that files a consolidated, combined or unitary Tax Return other than a group the common parent of which was a Group Company; and (xiii) the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).
(b)   To the Knowledge of the Company, there is no fact or circumstance that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
(c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company Group has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance of any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding IRS Notice 2020-65 (or any comparable regime for state or local Tax purposes).
4.24    Environmental Laws.
(a)    Since December 31, 2019 the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining Liability or (ii) entered into any Contract that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws of the Company Group, except in each case of the foregoing sub-clauses (i) through (ii), as would not have a Company Material Adverse Effect.
(b)    To the Knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company Group such as could give rise to any material Liability or corrective or remedial obligation of the Company Group under any Environmental Laws.
4.25    Finders’ Fees.   Except as set forth in Section 4.25 of the Company Disclosure Letter, with respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of its Affiliates who might be entitled to any fee or commission from the SPAC or any of its Affiliates (including the Company Group following the Closing) upon consummation of the transactions contemplated by this Agreement.
4.26   Powers of Attorney and Suretyships.   The Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company Group.
4.27   Information Supplied.   The information supplied in writing by the Company expressly for inclusion in the Registration Statement and the Proxy Statement will not (a) in the case of the Registration Statement, at the time the Registration Statement is declared effective under the Securities Act and (b) in the case of the Proxy Statement, as of the date the Proxy Statement is first mailed to the SPAC Stockholders and at the time of any general meeting of the SPAC Stockholders to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or in the Company HKSE Filings). Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to statements made or incorporated by reference therein in any of the foregoing documents based on information supplied by the SPAC for inclusion therein.

4.28   Data Protection.
(a)   Except as would not have a Company Material Adverse Effect, since December 31, 2019, the Company Group (i) has been in compliance with Privacy Laws relating to the Company Group’s collection, use, storage, safeguarding, disclosure, transfer, and security of Personal Information; (ii) to the Knowledge of the Company, has not been subject to any regulatory audits or investigations by any Authority relating to Privacy Laws; and (iii) has taken commercially reasonable steps designed to ensure that all Personal Information in its possession and control is protected in all material respects against loss and against unauthorized access, use, modification, disclosure or misuse. To the Knowledge of the Company, since December 31, 2019, there has been no loss, theft or unauthorized access to or misuse of any Personal Information in its possession and control, in each case, except as would not have a Company Material Adverse Effect.
(b)   Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, since December 31, 2019, the Company Group has not received from any Authority or third party (including data subjects) any written requests, complaints, notices or objections that remain unresolved, alleging non-compliance with applicable Privacy Laws by the Company Group.
(c)   Except as would not have a Company Material Adverse Effect, (i) the Company Group does not sell or rent to any Person any Personal Information, except in a manner that complies with the applicable Privacy Laws; and (ii) the execution, delivery and performance of this Agreement and the transactions contemplated herein comply with all Privacy Laws related to the privacy and security of Personal Information to which the Company Group is bound.
4.29   Information Technology.
(a)   The IT Systems operate as required by the Company Group for the operation of its business as currently conducted, except as would not have a Company Material Adverse Effect.
(b)   Since December 31, 2019, the Company Group has implemented with respect to its material IT Systems commercially reasonable backup, security and disaster recovery technology, except as would not have a Company Material Adverse Effect.
(c)   To the Knowledge of the Company and except as set forth in Section 4.29(c) of the Company Disclosure Letter, since December 31, 2019, there has been no security breach or unauthorized access to the IT Systems, which resulted in the unauthorized use, misappropriation, modification, encryption, corruption, disclosure, or transfer of any information or data contained therein, in each case, except as would not have a Company Material Adverse Effect.
4.30   Insurance.
(a)   Section 4.30 of the Company Disclosure Letter sets forth a true and complete list of the material current insurance policies maintained by the Company Group as of the date hereof (the “Insurance Policies”). To the Company’s Knowledge, there are no events, circumstances or other liabilities that give rise to a material claim under the Insurance Policies.
(b)   Except as would not have a Company Material Adverse Effect, the Insurance Policies are in full force and effect in accordance with their terms as of the date of this Agreement with respect to the Company Group, and the limits thereunder have not been impaired, exhausted or materially diminished.
(c)   As of the date hereof, the Company Group has not received any written notice of cancellation of, of a material premium increase (relative to others in the industry in which the Company operates) with respect to, or of a material alteration of coverage under, any Insurance Policy.
4.31   Competition and Trade Regulation.   Since December 31, 2019, to the Knowledge of the Company, the Company Group has been and currently is in compliance with relevant sanctions and export control Laws and regulations in jurisdictions in which the Company Group does business or to which the Company Group is otherwise subject, including the United States International Traffic in Arms Regulations, the Export Administration Regulations and United States sanctions Laws and regulations administered by the United States Department of the Treasury’s Office of Foreign Assets Control, except as would not have a Company Material Adverse Effect. The Company Group also has policies and guidance in place designed to ensure compliance with the applicable trade sanctions Laws and are following such policies and procedures in all material respects.
4.32   Affiliate Agreements.   No Group Company is a party to any transaction or Contract with any (a) present or former executive officer or director of the Company Group, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any Group Company or (c) to the best of the Company’s Knowledge, Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing, except in each case, (i) employment agreements, fringe benefits and other compensation paid to directors, officers and employees, (ii) reimbursements of expenses incurred in connection with their employment or service in the Ordinary Course, (iii) any award, payment or other transactions pursuant to the Company Plan, (iv) powers of attorney and similar grants of authority made in the Ordinary Course and (v) as set forth in Section 4.32 of the Company Disclosure Letter.
4.33   COVID-19.   Except as set forth in Section 4.33 of the Company Disclosure Letter, as of the date hereof the Company Group has not participated in any COVID-19-related programs (including the federal Paycheck Protection Program) or sought material benefits or relief thereunder or under any other COVID-19-related Laws.
4.34   Certain Business Practices.   Neither the Company Group, nor any director, officer, nor to the Knowledge of the Company, any agent or employee of the Company Group (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977. Neither the Company Group, nor any director, officer, nor to the Knowledge of the Company, any agent or employee of the Company Group (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company Group) has, since September 2015, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Company Material Adverse Effect on the Company Group, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company Group that could reasonably be expected to subject the Company Group to suit or penalty in any private or governmental litigation or proceeding.
4.35   Money Laundering Laws.   Since December 31, 2019 the operations of the Company Group are and have been conducted at all times in compliance with applicable money laundering Law in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental Authority (collectively, the “Money Laundering Laws”) in all material respects, and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
4.36   Not an Investment Company.   The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
4.37   No Company Acquisition Transactions.   The Company Group is not engaged in negotiations or discussions with respect to any Company Acquisition Transactions, and all negotiations and discussions relating to potential Company Acquisition Transactions have been terminated.
4.38   No Additional Representation or Warranties.   Except as set forth in Article V, the Company acknowledges and agrees that SPAC is not making any representation or warranty whatsoever to the Company pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SPAC
Except (a) as set forth in the disclosure letter dated as of the date of this Agreement and delivered to the Company by the SPAC (the “SPAC Disclosure Letter”), (b) as set forth in any SPAC SEC Documents filed or submitted on or prior to the date hereof or (c) as otherwise explicitly contemplated by this Agreement or any of the Additional Agreements, the SPAC represents and warrants to the Company as follows:
5.1   Corporate Existence and Power.   The SPAC is a corporation duly incorporated, validly existing and in good standing under Delaware Law. The SPAC has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.
5.2   Corporate Authorization.
(a)   The execution, delivery and performance by the SPAC of this Agreement and the Additional Agreements (to which it is a party) and the consummation by the SPAC of the transactions contemplated hereby and thereby are within the corporate powers of the SPAC and have been duly authorized by all necessary corporate action on the part of SPAC to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound, other than the Required SPAC Stockholder Approval. This Agreement has been duly executed and delivered by the SPAC and it constitutes, and upon their execution and delivery, the Additional Agreements (to which it is a party) will constitute, a valid and legally binding agreement of the SPAC, enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.
(b)   The SPAC Board (including any required committee or subgroup thereof) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the SPAC Stockholders and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in the SPAC Charter.
5.3   Corporate Structure; Subsidiaries.   The SPAC has no Subsidiary, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. The SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.
5.4   Governmental Authorization.   Other than as required under applicable Laws, neither the execution, delivery nor performance by the SPAC of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.
5.5   Non-Contravention.   The execution, delivery and performance by the SPAC of this Agreement or any Additional Agreements do not and will not (i) provide that holders of fewer than the number of SPAC Shares specified in the SPAC Charter exercise their redemption rights with respect to such transaction, contravene or conflict with the SPAC Charter, or (ii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon the SPAC, except, in each case of the foregoing clauses (i) and (ii), for any contravention or conflicts that would not reasonably be expected to have a SPAC Material Adverse Effect.
5.6   Finders’ Fees.   Except for the Advisory Fee, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SPAC or its Affiliates who might be entitled to any fee or commission from any Group Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.
5.7   Capitalization.
(a)   The authorized capital stock of the SPAC consists of (i) 100,000,000 SPAC Class A Shares, of which 17,870,800 shares are issued and outstanding and (ii) 10,000,000 SPAC Class B Shares, of which 4,312,500 shares are issued and outstanding, as of the date hereof. No other shares of capital stock or other voting securities of SPAC are issued, reserved for issuance or outstanding. All issued and outstanding SPAC Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the SPAC’s Organizational Documents or any contract to which the SPAC is a party or by which the SPAC is bound. Except as set forth in the SPAC Charter, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Shares or any capital equity of SPAC. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.
(b)   There are no (i) outstanding subscriptions, options, warrants, preemptive rights, calls, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the SPAC; (ii) agreements with respect to any of the SPAC Shares, including any voting trust, other voting agreement or proxy with respect thereto; (iii) to the Knowledge of the SPAC, disputes, controversies, demands or claims as to any SPAC Shares. The SPAC is not party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights.
5.8   Information Supplied.   None of the information supplied or to be supplied by the SPAC expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to the SPAC Stockholders with respect to the solicitation of proxies to approve the transactions contemplated hereby (including the Proxy Statement and the Registration Statement) will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the SPAC or in the SPAC SEC Documents).
5.9   Trust Fund.   As of the date of this Agreement, the SPAC has at least US$170,981,800 (including an aggregate of approximately US$5,838,000 of deferred underwriting commissions and other fees payable by the SPAC) in the trust fund established by the SPAC for the benefit of its public stockholders (the “Trust Fund”) in a United States-based account at First Republic, maintained by Continental Stock Transfer & Trust Company, LLC (“Continental”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental pursuant to the Investment Management Trust Agreement. As of the date of this Agreement, there are no separate Contracts or side letters that would cause the description of the Investment Management Trust Agreement in the SPAC SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than SPAC Stockholders holding SPAC Shares (prior to the Effective Time) sold in the IPO who shall have elected to redeem their SPAC Shares (prior to the Effective Time) pursuant to the SPAC Charter and the underwriters of the IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes, make dividends, and to make payment to SPAC Stockholders who have validly exercised their SPAC Stockholder Redemption Right. There are no Actions pending or, to the Knowledge of the SPAC, threatened with respect to the Trust Account. The SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Investment Management Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of Closing, the obligations of the SPAC to dissolve or liquidate pursuant to the SPAC Charter shall terminate and the SPAC shall have no obligation whatsoever pursuant to the SPAC Charter to dissolve and liquidate the assets of the SPAC by reason of the consummation of the Transactions. To the Knowledge of SPAC, as of the Signing Date and following the Closing no SPAC Stockholder is entitled to receive any amount from the Trust Account except to the extent such SPAC Stockholder has exercised his, her or its SPAC Stockholder Redemption Right. As of the Signing Date and assuming the accuracy of the representations and warranties contained in Article IV and the compliance by the Company with its obligations hereunder, the SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the SPAC on the Closing Date.

5.10   Listing.   As of the date hereof, the SPAC Shares are listed on the Nasdaq Capital Market, with trading symbol “ISAA”. The SPAC is in compliance with the rules of Nasdaq and the rules and regulations of the SEC related to such listing and there is no Action pending or, to the Knowledge of the SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Shares or terminate the listing thereof on Nasdaq. The SPAC has not taken any action in an attempt to terminate the registration of SPAC Class A Shares under the Exchange Act except as contemplated by this Agreement.
5.11   SPAC SEC Documents and Financial Statements.
(a)   SPAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the SPAC with the SEC since the SPAC’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Signing Date (the “Additional SPAC SEC Documents”). SPAC has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) SPAC’s Annual Reports on Form 10-K for each fiscal year of SPAC beginning with the first year SPAC was required to file such a form, (ii) SPAC’s Quarterly Reports on Form 10-Q for each fiscal quarter of SPAC beginning with the first quarter SPAC was required to file such a form, (iii) all proxy statements relating to SPAC’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.11) filed by SPAC with the SEC since SPAC’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “SPAC SEC Documents”). The SPAC SEC Documents were, and the Additional SPAC SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The SPAC SEC Documents did not, and the Additional SPAC SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any SPAC SEC Document or Additional SPAC SEC Document has been or is revised or superseded by a later filed SPAC SEC Document or Additional SPAC SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the Signing Date, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Document. To the Knowledge of the SPAC, none of the SPAC SEC Document filed on or prior to the Signing Date is subject to ongoing SEC review or investigation as of the Signing Date.
(b)    The SPAC Financial Statements are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the SPAC as of the dates thereof and the results of operations and cash flows of the SPAC for the periods reflected therein. The SPAC Financial Statements (i) were prepared from the Books and Records of the SPAC; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the SPAC’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the SPAC with respect to the periods then ended.
(c)   Except as specifically disclosed, reflected or fully reserved against in the SPAC Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the Ordinary Course since the SPAC’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the SPAC. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the SPAC Financial Statements.
(d)   The SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to the SPAC is made known to the management of the SPAC by others within the SPAC; and (ii) effective in all material respects to perform the functions for which they were established. The SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with the U.S. GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e)   Since the incorporation of the SPAC, none of the SPAC’s directors have been made aware in writing of (i) any fraud that involves the SPAC’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by the SPAC or (ii) any allegation, assertion or claim that the SPAC has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since the incorporation of the SPAC, no attorney representing the SPAC, whether or not employed by the SPAC, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by the SPAC to the SPAC Board or any committee thereof or to any director or officer of the SPAC.
5.12   Litigation.   There is no Action (or any basis therefore) pending or, to the Knowledge of the SPAC as of the date of this Agreement, threatened against the SPAC, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding Order against the SPAC. The SPAC is not, and has not previously been, subject to any Action with any Authority. To the Knowledge of the SPAC, (i) no Order has been made, petition presented, resolution passed or meeting convened for the purpose of considering a resolution for the dissolution and liquidation of the SPAC or the establishment of a liquidation group, (ii) no administrator has been appointed for SPAC nor steps taken to appoint an administrator, and (iii) there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning the SPAC.
5.13   Absence of Certain Changes.   Since the incorporation of the SPAC, (a) to the Signing Date SPAC has operated its business in the Ordinary Course, and (b) there has not been any occurrence of any SPAC Material Adverse Effect.
5.14   Business Activities.
(a)   Since its incorporation, the SPAC has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination (as such term is defined in the SPAC Charter). Except as set forth in the SPAC Charter or as otherwise contemplated by this Agreement and the Additional Agreements (including the Transactions), there is no Contract to which the SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the SPAC or any acquisition of property by the SPAC or the conduct of business by the SPAC as currently conducted or as contemplated to be conducted as of the Closing.
(b)   Except for the Transactions, the SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby, the SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c)   Except as set forth in Section 5.14 of the SPAC Disclosure Letter and except for this Agreement and the Additional Agreements to which it is party and the transactions contemplated hereby and thereby (including with respect to SPAC Transaction Expenses), any promissory note or agreements it may enter into to pay for SPAC Transaction Expenses and Contracts with the underwriters of the IPO, the SPAC is not party to any Contract with any other Person that would require payments by the SPAC after the date hereof in excess of US$100,000 in the aggregate.
5.15   Affiliate Agreements.   The SPAC has not engaged in any transactions with any (a) present or former executive officer or director of the SPAC or the Sponsor, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of the SPAC or Sponsor or (c) to the Knowledge of the SPAC, Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.
5.16   Compliance with Laws.   The SPAC is not in violation of, has not violated, nor is it under investigation with respect to any violation or alleged violation of, any Law or Order entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and the SPAC has not previously received any subpoenas by any Authority.
5.17   Certain Business Practices.   Neither the SPAC, nor any director, officer, nor to the Knowledge of the SPAC, any agent or employee of the SPAC (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977. Neither the SPAC, nor any director, officer, nor to the Knowledge of the SPAC, any agent or employee of the SPAC (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the SPAC) has, since the incorporation of the SPAC, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the SPAC or assist the SPAC in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a SPAC Material Adverse Effect on the SPAC, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the SPAC that could reasonably be expected to subject the SPAC to suit or penalty in any private or governmental litigation or proceeding.
5.18   Money Laundering Laws.   The operations of the SPAC are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the SPAC with respect to the Money Laundering Laws is pending or, to the Knowledge of the SPAC, threatened.
5.19   Not an Investment Company; JOBS Act.   The SPAC is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. The SPAC qualifies as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012.
5.20   Tax Matters.
(a)   Except in each case as to matters that would not have a SPAC Material Adverse Effect, (i) the SPAC has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) there is no Action, pending or proposed in writing or, to the Knowledge of the SPAC, threatened, with respect to Taxes of the SPAC; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the SPAC for which a Lien may be imposed on any of the SPAC’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the Ordinary Course; (v) to the Knowledge of the SPAC, the SPAC has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the SPAC; (vi) the SPAC has (a) properly collected all sales Taxes required to be collected in the time and manner required by applicable

Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (b) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the SPAC; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law), with respect to the SPAC; (ix) no claim has been made by a Taxing Authority in a jurisdiction where the SPAC has not paid any tax or filed Tax Returns, asserting that the SPAC is or may be subject to Tax in such jurisdiction; (x) there is no outstanding power of attorney from the SPAC authorizing anyone to act on behalf of the SPAC in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of that party; (xi) the SPAC is not a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; (xii) the SPAC is not currently nor has ever been included in any tax group that files a consolidated, combined or unitary Tax Return; and (xiii) the SPAC has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).
(b)   To the Knowledge of SPAC, there is no fact or circumstance that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
(c)   Except as would not reasonably be expected to have a SPAC Material Adverse Effect, the SPAC has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance of any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding IRS Notice 2020-65 (or any comparable regime for state or local Tax purposes).
5.21   Contracts.   Section 5.21 of the SPAC Disclosure Letter lists all material Contracts, oral or written to which the SPAC is a party other than those available in full without redaction on the SEC’s website through EDGAR.
5.22   No SPAC Acquisition Transactions.   The SPAC is not engaged in negotiations or discussions with respect to any SPAC Acquisition Transactions, and all negotiations and discussions relating to potential SPAC Acquisition Transactions have been terminated.
5.23   No Additional Representation or Warranties.   Except as set forth in Article IV, the SPAC acknowledges and agrees that the Company is not making any representation or warranty whatsoever to the SPAC pursuant to this Agreement.
ARTICLE VI
COVENANTS OF THE COMPANY AND/OR THE SPAC PENDING CLOSING
6.1   Conduct of Business of the Company.   Except (w) as contemplated or permitted by this Agreement or any of the Additional Agreements (including as contemplated by the Recapitalization, any PIPE Transaction and Permitted Equity Financing), (x) as required by applicable Law (including for this purpose any COVID-19 Measures), (y) as set forth in Section 6.1 of the Company Disclosure Letter or (z) as consented to by the SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), from the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”),
(a)   the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries and Controlled entities to use commercially reasonable efforts to, (i) conduct their respective business only in the Ordinary Course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and (ii) preserve intact its business relationships with employees, clients, suppliers and other third parties having business relationship with the Company Group that are material to the Company Group, in each case where commercially reasonable to do so; and

(b)   without limiting the generality of the foregoing of this Section 6.1, the Company shall not, and shall cause its Subsidiaries and Controlled entities not to,
(i)   amend, modify or supplement its Organizational Documents, except in the case of any of the Company’s Subsidiaries or Controlled entities only, for any such amendment which is not material to the business of the Company Group, taken as a whole;
(ii)   enter into, amend, modify, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company Group which involve payments in excess of US$1,000,000 individually or US$5,000,000 in the aggregate, in each case other than in the Ordinary Course;
(iii)   make any capital expenditures in excess of US$3,000,000 individually or US$12,000,000 in the aggregate, other than in the Ordinary Course;
(iv)   sell, lease, license or otherwise dispose of any of the Company Group’s assets in excess of US$2,000,000 individually or US$6,000,000 in the aggregate, except (1) pursuant to existing Contracts or commitments disclosed herein, (2) sales of Inventory in the Ordinary Course, (3) in the Ordinary Course or (4) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company Group;
(v)   pay, declare or promise to pay any cash, dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay cash or any other payments to any stockholder or shareholder, other than (1) in the case of any stockholder or shareholder that is an employee, payments of Ordinary Course compensation; or (2) dividends or distributions by any Subsidiary or Controlled entity of the Company on a pro rata basis to its shareholders;
(vi)   except in the Ordinary Course or disclosed in Section 6.1(b)(vi) of the Company Disclosure Letter, (1) authorize any salary increase (x) of more than 40% or in excess of US$400,000 for any employee, whichever is higher or (y) in excess of US$5,000,000 in the aggregate on an annual basis, or (2) change the bonus or profit sharing policies of the Company Group;
(vii)   obtain or incur any loan or other Indebtedness in excess of US$10,000,000 individually or US$50,000,000 in the aggregate, including drawings under the Company Group’s existing lines of credit, except for borrowings disclosed in Section 6.1(b)(vii) of the Company Disclosure Letter or as otherwise required in order to consummate the Transactions;
(viii)   suffer or incur any Lien on the Company Group’s assets in excess of US$10,000,000 individually or US$50,000,000 in the aggregate, except for Permitted Liens or the Liens incurred in the Ordinary Course;
(ix)   merge or consolidate with or acquire any other Person or be acquired by any other Person, except among the Company and any wholly-owned Subsidiary of the Company;
(x)   make any change in its accounting principles other than in accordance with the applicable accounting policies, IFRSs, HKFRSs, methods or write down the value of any Inventory or assets in the Ordinary Course or applicable Laws (including the Listing Rules);
(xi)   change the principal place of business or jurisdiction of organization of the Company or the Merger Sub;
(xii)   extend any loans to any Person outside of the Company Group, other than (1) travel or other expense advances to employees, directors or officers of any Group Company in the Ordinary Course, (2) prepayments and deposits paid to suppliers of any Group Company in the Ordinary Course and (3) trade credit extended to customers of any Group Company in the Ordinary Course;
(xiii)   issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock, other than pursuant to the Company Plan, the PIPE Subscription Agreements or the Permitted Equity Subscription Agreements;

(xiv)   make or change any material Tax election or change any annual Tax accounting periods;
(xv)   take any action that would reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment; or
(xvi)   undertake any legally binding obligation to do any of the foregoing.
6.2   Conduct of Business of the SPAC.   Except (w) as contemplated or permitted by this Agreement or any of the Additional Agreements, (x) as required by applicable Law (including for this purpose any COVID-19 Measures), (y) as set forth in Section 6.2 of the SPAC Disclosure Letter or (z) as consented to by the Company in writing (which consent with respect to the matters set forth in sub-clauses (viii) and (x) shall not be unreasonably conditioned, withheld, delayed or denied), during the Interim Period,
(a)   the SPAC shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby; and
(b)   without limiting the generality of the foregoing of this Section 6.2, the SPAC shall not,
(i)   except as contemplated by the Transaction Proposals, (1) seek any approval from SPAC Stockholders to change, modify or amend the Investment Management Trust Agreement or the SPAC Charter or (2) change, modify or amend the Investment Management Trust Agreement;
(ii)   amend, waive or otherwise change the Investment Management Trust Agreement in any manner adverse to the SPAC;
(iii)   except as described in the Prospectus, pay, declare or promise to pay any cash, dividends or other distributions with respect to its share capital, or pay, declare or promise to pay cash or any other payments to any SPAC Stockholder;
(iv)   split, combine, subdivide, reclassify or amend any terms of SPAC Shares or its other Equity Securities, or otherwise acquire any of its Equity Securities, other than a redemption of SPAC Class A Shares in connection with the exercise of any SPAC Stockholder Redemption Right by any SPAC Stockholder or upon conversion of SPAC Class B Shares in accordance with the SPAC Charter;
(v)   merge or consolidate with or acquire any other Person or be acquired by any other Person;
(vi)   make or change any material Tax election or change any annual Tax accounting periods;
(vii)   take any action that would reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment;
(viii)   enter into, amend, modify, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the SPAC which involve payments in excess of US$75,000 individually or US$250,000 in the aggregate, in each case other than in the Ordinary Course;
(ix)   obtain or incur any loan or other Indebtedness in excess of US$75,000 individually or US$250,000 in the aggregate, including drawings under the SPAC’s existing lines of credit, other than Indebtedness set forth in Section 6.2 of the SPAC Disclosure Letter;
(x)   make any change in its accounting principles other than in accordance with the applicable accounting policies, accounting principles or methods;
(xi)   issue any Equity Securities or issue or grant any options, warrants or other rights to purchase or obtain any Equity Securities of the SPAC, other than the issuance of SPAC Class A Shares upon conversion of SPAC Class B Shares in accordance with the SPAC Charter;

(xii)   form any Subsidiary;
(xiii)   liquidate, dissolve, reorganize or otherwise wind-up the business and operations of the SPAC or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of the SPAC; or
(xiv)   undertake any legally binding obligation to do any of the foregoing.
(c)   During the Interim Period, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the SPAC, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations or discussions with any Person concerning, or make any offers or proposals related to, any Alternative Transaction or Alternative Proposal, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or Alternative Proposal, (iii) enter into, engage in or continue any discussions or negotiations with respect to any Alternative Transaction or Alternative Proposal with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction (including any Alternative Proposal) or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction or Alternative Proposal. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the SPAC or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and the SPAC shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.
6.3   Access to Information.   During the Interim Period, the Company and the SPAC shall use commercially reasonable efforts to, upon reasonable advance notice by the Company or the SPAC (as the case may be), (a) continue to give the other party and such party’s Representatives full access to the offices, properties, and Books and Records; (b) furnish to the other party and its Representatives such information relating to the business of the Company Group or the SPAC (as the case may be) as such party or its Representatives may reasonably request; and (c) cause its respective Representatives to cooperate with the other party in such other party’s investigation of its business; provided that (i) no investigation pursuant to this Section 6.3 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company, Merger Sub or the SPAC, and (ii) any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company Group or the SPAC (as the case may be). Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information which (x) is reasonably likely to result in a waiver of attorney-client privilege, work product doctrine or similar privilege; or (y) is prohibited from being disclosed by applicable Law; provided that the non-disclosing party shall, to the extent legally permissible and reasonably practicable, advise the other party that it is withholding such access and/or information and provide a description of the access not granted and/or information not disclosed.
6.4   Notices of Certain Events.   During the Interim Period, each party shall as promptly as commercially practicable notify the other party of:
(a)   the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied;
(b)   any notice or other communication from any Authority which is reasonably likely to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof;

(c)   any Actions commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements; and
(d)   the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Company Material Adverse Change or a SPAC Material Adverse Change (as applicable);
provided, that the delivery of any notice pursuant to this Section 6.4 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Additional Agreement or otherwise limit or affect the rights of, or the remedies available to, SPAC or the Company, as applicable.
6.5   SEC Filings.
(a)   The Company acknowledges that:
(i)   the SPAC Stockholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, the SPAC must call the SPAC Special Meeting, which requires SPAC to prepare and file with the SEC a Proxy Statement;
(ii)   the SPAC will be required to file quarterly and annual reports that may be required to contain information about the transactions contemplated by this Agreement; and
(iii)   the SPAC will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.
(b)   In connection with any filing the SPAC makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use the commercially reasonable efforts to (i) cooperate with the SPAC, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any information reasonably requested by the SPAC in connection with any filing with the SEC.
6.6   Required Company Shareholder Communications.
(a)   The SPAC acknowledges that:
(i)   the Company Shareholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, the Company must call the Company Special Meeting, which requires the Company to prepare and file with the HKSE and/or publish the relevant Required Company Shareholder Communications; and
(ii)   the Company will be required to file the relevant Required Company Shareholder Communications to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.
(b)   In connection with any filing the Company makes with the SEC, the HKSE and/or any other Authority that requires information about the transactions contemplated by this Agreement to be included, the SPAC will, and will cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC, the HKSE and/or such other Authority in connection with the comments by the SEC, the HKSE or such other Authority to a filing, use the commercially reasonable efforts to (i) cooperate with the Company, (ii) respond to questions about the SPAC required in any filing or requested by the SEC, the HKSE or such other Authority, and (iii) provide any information (including financial information of SPAC) reasonably requested by the Company in connection with any filing with the SEC, the HKSE and/or any other Authority.

6.7   Financial Information.   As promptly as reasonably practicable following the date hereof, the Company will deliver to the SPAC audited consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2020 and 2021, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates prepared in conformity with IFRSs (the “PCAOB Financial Statements”). The PCAOB Financial Statements shall be (i) prepared from the Books and Records of the Company Group and (ii) prepared on an accrual basis in accordance with IFRSs. The PCAOB Financial Statements will fairly present in all material respects, in conformity with IFRSs applied on a consistent basis throughout the periods involved in all material respects, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The Company Group will provide additional financial information as reasonably requested by the SPAC in writing to the extent required for inclusion in any filings to be made by the SPAC with the SEC. To the extent required by the applicable SEC rules or regulations for inclusion to the Proxy Statement or Registration Statement and upon reasonable request of the SPAC in writing, the Company shall use its commercially reasonable efforts to cause such information reviewed or audited by the Company Group’s auditors.
6.8   Trust Account.   Each of the Company and Merger Sub acknowledges that the SPAC shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and be paid in sequence of (i) all amounts payable to SPAC Stockholders holding SPAC Shares who shall have validly exercise their SPAC Stockholder Redemption Rights, upon acceptance by the SPAC of the SPAC Shares held by such SPAC Stockholders, (ii) the SPAC Transaction Expenses, (iii) any amounts payable in accordance with any Working Capital Loan incurred prior to the Closing, and (iv) the remaining monies in the Trust Account to the Surviving Corporation or otherwise for the use as contemplated by this Agreement. Except as otherwise expressly provided in the Investment Management Trust Agreement, SPAC shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.
6.9   Directors’ and Officers’ Indemnification and Insurance.
(a)   The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the respective current or former directors and officers of the SPAC and the respective Group Companies (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the respective Group Companies or the SPAC, respectively) (each a “D&O Indemnified Person,” and collectively, the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the SPAC or the respective Group Companies, as the case may be, in effect on the date hereof, shall survive the Closing and continue in full force and effect in accordance with their respective terms for a period of six (6) years from the Closing Date to the extent permitted by applicable Law. The provisions of this Section 6.9 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.
(b)   The Company shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for the benefit of the respective current or former directors and officers of the SPAC (solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the SPAC) (the “D&O Tail Insurance”) for anytime starting from the Closing Date to the sixth (6th) anniversary of the Closing Date, that is substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company be required to expend for such policies pursuant to this Section 6.9(b) in excess of US$1.6 million. The Surviving Corporation shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term.

6.10   Reporting and Compliance with Laws.
(a)   During the Interim Period, the SPAC shall accurately and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, during the Interim Period, the Company shall, and shall cause its Subsidiaries and Controlled entities to, duly and timely file all material Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all material Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all material applicable Laws and Orders.
6.11   Section 16 Matters.   Prior to the Closing Date, SPAC shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of the SPAC Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is, will be, or may become subject to Section 16 of the Exchange Act with respect to SPAC, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
6.12   Financial Statements.   As promptly as reasonably practicable after the date of this Agreement, and in any case prior to the date of first filing of the Proxy Statement, the Company shall deliver to SPAC the PCAOB Audited Financial Statements and any other audited and unaudited consolidated balance sheets and the related audited or unaudited consolidated accounts of the Company that are required to be included in the Proxy Statement. Upon delivery of the PCAOB Audited Financial Statements, the representations and warranties set forth in Section 4.10 shall be deemed to apply to the PCAOB Audited Financial Statements in the same manner as the Company Financial Statements, mutatis mutandis, with the same force and effect as if included in Section 4.10 as of the date of this Agreement. Each Party shall each use its commercially reasonable efforts (a) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company or SPAC, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy Statement and any other filings to be made by the Company with the HKSE and/or to be made by SPAC with the SEC in connection with the Transactions and (b) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC and/or HKSE in connection therewith.
6.13   Existing ADR Facility.   The Company shall use reasonable best efforts to cause the Existing ADR Facility and the Existing Depositary Agreement to be terminated before Closing.
ARTICLE VII
COVENANTS OF ALL PARTIES HERETO
The parties hereto covenant and agree that:
7.1   Reasonable Best Efforts; Further Assurances.
(a)   Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.
(b)   During the Interim Period, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to this Agreement, any other Additional Agreements or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, SPAC or any of its Representatives (in their capacity as a representative of SPAC) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of the relevant Group Company). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, (x) SPAC and the Company shall jointly control the negotiation, defense and settlement of any such Transaction Litigation and (y) in no event shall SPAC (or any of its Representatives), on the one hand, or the Company (or any of its Representatives), on the other hand, settle or compromise any Transaction Litigation brought without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).
7.2   Tax Matters.   Each of the SPAC and the Company shall use its commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or take any action which to its Knowledge would reasonably be expected to prevent, impair or impede the Transactions from qualifying, for the Intended Tax Treatment. The SPAC and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger in accordance with the Intended Tax Treatment, unless otherwise required by applicable Law.
7.3   Registration Statement, Proxy Statement and Required Company Shareholder Communications.
(a)   As promptly as reasonably practicable after the date hereof, the Company and SPAC shall prepare, and the Company shall file with the SEC (on a confidential basis), a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Company Shares to be issued in the Merger, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from SPAC Stockholders for the matters to be acted upon at the SPAC Special Meeting, providing the public stockholders of SPAC an opportunity in accordance with the SPAC Charter and the Prospectus to exercise their SPAC Stockholder Redemption Rights and such other matters as may be mutually agreed in writing by SPAC and the Company. Unless otherwise agreed in writing by the Company and SPAC, the Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC Stockholders to vote, at an extraordinary general meeting of SPAC Stockholders to be called and held for such purpose (the “SPAC Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Merger and the Transactions, by the holders of SPAC Shares in accordance with the SPAC Charter, Delaware Law and the rules and regulations of the SEC and Nasdaq, and (ii) such other matters as the Company and the SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) and (ii), collectively, the “SPAC Stockholder Approval Matters”); and (iii) the adjournment of the SPAC Special Meeting, if necessary or desirable in the reasonable determination of SPAC. In connection with the Registration Statement, SPAC and the Company will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the SPAC Charter, Delaware Law and the rules and regulations of the SEC and Nasdaq. The Proxy Statement shall include a statement to the effect that SPAC Board has unanimously recommended that the SPAC Stockholders vote in favor of the Transaction Proposals at the SPAC Special Meeting (such statement, the “SPAC Board Recommendation”) and, except as permitted by Section 7.4, neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation (each a “SPAC Change of Recommendation”). SPAC shall, with the agreement of the Company prior to filing any such amendment or supplement, amend or supplement the Registration Statement (including the Proxy Statement) and cause the Registration Statement (including the Proxy Statement), as so amended or supplemented, to be filed with the SEC and the SPAC shall cause the Proxy Statement to be disseminated to the SPAC Stockholders after the Registration Statement is approved by the HKSE, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC Charter.

(b)   As promptly as reasonably practicable after the date hereof, the Company shall submit the Registration Statement to the HKSE (on a confidential basis) for purpose of the HK Prospectus Registration, in which connection the Company and SPAC will file with the HKSE financial and other information about the transactions contemplated by this Agreement in accordance with applicable Laws, the Listing Rules and the Company Charter. The Company and SPAC shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be submitted to and approved by the HKSE and registered as a prospectus in Hong Kong, as and to the extent required by applicable Laws (including the Listing Rules) and subject to the terms and conditions of this Agreement and the Company Charter.
(c)   In furtherance and not in limitation of the foregoing Section 7.3(a) and Section 7.3(b),
(i)   each of the Company and SPAC agrees to furnish to the other party and its Representatives all information concerning itself, its Subsidiaries, Affiliates, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, the Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, the Required Company Shareholder Communications, or any other statement, filing, notice or application made by or on behalf of the Company or SPAC to any regulatory Authority (including Nasdaq and the HKSE) in connection with this Agreement, any Additional Agreement and the Transactions (the collectively, “Transaction Filings”);
(ii)   each party shall, and shall cause each of its Subsidiaries and Controlled entities to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, SPAC and their respective Representatives in connection with the preparation of the Transaction Filings;
(iii)   each party shall, as promptly as reasonably practicable, correct any information provided by it for use in the relevant Transaction Filings (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws;
(iv)   to the extent not prohibited by applicable Law, the Company, on the one hand, and SPAC, on the other hand, shall provide the other party and its counsel with (1) any comments or other communications, whether written or oral, that SPAC or its counsel or the Company or its counsel, as the case may be, may receive from time to time from the SEC, HKSE or their respective staffs with respect to the Registration Statement, the Proxy Statement or any other Transaction Filings promptly after receipt of those comments or other communications and (2) a reasonable opportunity to participate in the response of the Company or SPAC, as applicable, to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including, to the extent reasonably practicable, by participating with SPAC or its counsel or the Company or its counsel, as the case may be, in any discussions or meetings with the SEC and/or HKSE; and
(v)   for the avoidance of doubt, each of the Company and SPAC shall cooperate and provide the other party (and its counsel) with a reasonable opportunity to review and agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) the Registration Statement and any other Transaction Filings (including any amendment or supplement thereto) before the same is filed with and/or submitted to the SEC and/or HKSE.
(d)   As soon as practicable following the Registration Statement (x) “clearing” comments from the SEC and the HKSE and (y) being declared effective by the SEC after it is approved by the HKSE, SPAC shall (except as otherwise agreed in writing by the parties hereto) (i) within ten (10) Business Days of such clearance, effectiveness and approval, distribute the Proxy Statement to the SPAC Stockholders, (ii) pursuant to the Proxy Statement, call the SPAC Special Meeting in accordance with Delaware Law for a date no later than thirty (30) days following the effectiveness of the Registration Statement and (iii) not adjourn the SPAC Special Meeting without the prior written consent of the Company;

provided, however, that SPAC shall adjourn the SPAC Special Meeting (1) if, as of the time that the SPAC Special Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Special Meeting, (2) if, as of the time that the SPAC Special Meeting is originally scheduled, adjournment of the SPAC Special Meeting is necessary to enable the SPAC to solicit additional proxies required to obtain the Required SPAC Stockholder Approval, or (3) to comply with applicable Law; provided further, that for both prior clauses (1) and (2), SPAC shall not adjourn or postpone on more than two (2) occasions and the date of the SPAC Special Meeting is not adjourned or postponed more than an aggregate of thirty (30) consecutive days.
(e)   Prior to the Closing, the Company shall prepare and use commercially reasonable efforts to cause the Depositary Bank to file with the SEC a registration statement on Form F-6 relating to the registration under the Securities Act for the issuance of the Company Shares (the “Form F-6”).
7.4   SPAC Change of Recommendation.
(a)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Required SPAC Stockholder Approval, the SPAC Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that in response to a SPAC Intervening Event, to make a SPAC Change of Recommendation is necessary for the SPAC Board to comply with its fiduciary duties under applicable Law, the SPAC Board may, prior to obtaining the Required SPAC Stockholder Approval, make a SPAC Change of Recommendation; provided, however, that SPAC shall not be entitled to make, or agree or resolve to make, a SPAC Change of Recommendation unless (i) SPAC delivers to the Company a written notice (a “SPAC Intervening Event Notice”) advising the Company that the SPAC Board proposes to take such action and containing the material facts underlying the SPAC Board’s determination that a SPAC Intervening Event has occurred and that to make a SPAC Change of Recommendation is necessary for the SPAC Board to comply with its fiduciary duties under applicable Law and (ii) at or after 5:00 p.m., New York time, on the fourth (4th) Business Day immediately following the day on which SPAC delivered the SPAC Intervening Event Notice (such period from the time the SPAC Intervening Event Notice is provided until 5:00 p.m., New York time, on the fourth (4th) Business Day immediately following the day on which SPAC delivered the SPAC Intervening Event Notice (it being understood that any material development with respect to a SPAC Intervening Event shall require a new notice but with an additional three (3) Business Day (instead of four (4) Business Day) period from the date of such notice), the “SPAC Intervening Event Notice Period”), the SPAC Board reaffirms in good faith (after consultation with its outside legal counsel and financial advisor) that to make a SPAC Change of Recommendation is necessary for the SPAC Board to comply with its fiduciary duties under applicable Law. If requested by the Company, SPAC shall, and shall use its reasonable best efforts to cause its Representatives to, during the SPAC Intervening Event Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so that to make a SPAC Change of Recommendation is not necessary for SPAC Board to comply with the SPAC Board’s fiduciary duties under applicable Law.
(b)   SPAC agrees that, unless this Agreement is terminated in accordance with Article X, its obligation to establish a record date for, duly call, give notice of, convene and hold the SPAC Special Meeting for the purpose of obtaining the approval from the SPAC Stockholders shall not be affected by any SPAC Change of Recommendation, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement (including the SPAC Stockholder Approval Matters), regardless of whether or not there shall be any SPAC Change of Recommendation. For the avoidance of doubt, a SPAC Change of Recommendation will not limit or otherwise affect the agreements and covenants set forth in the Sponsor Support Agreement.
7.5   Permitted Equity Financing.   During the Interim Period and subject to compliance with the Listing Rules and the Company Charter, the Company may enter into one or more Permitted Equity Subscription Agreements that would constitute a Permitted Equity Financing; provided that unless otherwise agreed by SPAC and the Company in writing, (i) each Permitted Equity Subscription Agreement shall be in substantially the same form as the PIPE Subscription Agreements, (ii) no such Permitted Equity Subscription Agreement shall provide for a purchase price per Company Share of less than US$10 (including any discounts, rebates, equity kickers or promote), and (iii) no such Permitted Equity Subscription Agreement shall provide for the issuance of any Equity Securities of the Company other than the Company Shares.
7.6   Available Funding; Company Capitalization Matters.
(a)   Concurrently with the Closing, each party will use its commercially reasonable efforts to procure that (i) the PIPE Transaction (including the Permitted Equity Financing, if any) is consummated pursuant to the terms and conditions of the PIPE Subscription Agreements and the Permitted Equity Subscription Agreements and (ii) holders of the SPAC Shares do not elect to exercise their SPAC Stockholder Redemption Rights as provided for in the SPAC Charter and the Prospectus, such that the condition precedent to Closing under Section 8.3(f) shall be satisfied.
(b)   Without limiting Section 7.6(a) above, the SPAC and the Company shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the PIPE Transaction (including the Permitted Equity Financing, if any) on the terms set forth in the PIPE Subscription Agreements and the Permitted Equity Subscription Agreements, as applicable, including using the SPAC’s and the Company’s commercially reasonable efforts to (i) maintain in full force and effect the PIPE Subscription Agreements and the Permitted Equity Subscription Agreements in accordance with their respective terms, (ii) satisfy on a timely basis all conditions precedent to the closing of PIPE Transaction and the Permitted Equity Financing set forth in the respective PIPE Subscription Agreements and Permitted Subscription Agreements that are applicable to the Company or any of its Subsidiaries and within the control of the Company or any of its Subsidiaries, and to consummate the PIPE Transaction and the Permitted Equity Financing concurrently with the Closing, (iii) comply on a timely basis with the Company’s obligations under the PIPE Subscription Agreements and the Permitted Subscription Agreements, and (iv) enforce SPAC’s and the Company’s rights under the PIPE Subscription Agreements and the Permitted Subscription Agreements. The Company shall provide the SPAC with copies of all the PIPE Subscription Agreements (including the Permitted Subscription Agreements, if any) and shall give the SPAC prompt written notice upon becoming aware of (A) any breach or default (or any event or circumstance which, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any of the PIPE Subscription Agreements and Permitted Subscription Agreements known to the Company, (B) any actual or potential failure to carry out any of the terms of any of the PIPE Subscription Agreements and the Permitted Subscription Agreements, (C) any actual or, to the Knowledge of the Company, threatened termination or repudiation of any of the PIPE Subscription Agreements and the Permitted Subscription Agreements by any party thereto, or (D) any material dispute or disagreement between or among any of the parties to any of the PIPE Subscription Agreements and the Permitted Subscription Agreements known to the Company or (E) the occurrence of an event or development that the Company reasonably expects to have a material and adverse impact on the ability of the Company to consummate all or any portion of the PIPE Transaction and the Permitted Equity Financing. Without the prior written consent of the SPAC, the Company shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, any of the PIPE Subscription Agreements or Permitted Subscription Agreements (including, without limitation, any amendment, modification or waiver that (v) adversely affects the availability of all or any portion of the PIPE Transaction and the Permitted Equity Financing, (w) adversely affects the termination provisions of, or would result in the termination of, any of the PIPE Subscription Agreements or Permitted Subscription Agreements, (x) reduces the aggregate amount of the PIPE Transaction and the Permitted Equity Financing, (y) imposes additional conditions precedent to the availability of the PIPE Transaction and the Permitted Equity Financing or amends or modifies any of the existing conditions to the funding of the PIPE Transaction and the Permitted Equity Financing, or (z) adversely impacts the ability of the SPAC or the Company to enforce its rights against any PIPE Investors or any investors in the Permitted Equity Financing under any of the PIPE Subscription Agreements or Permitted Subscription Agreements), or release or consent to the termination of the obligations of any PIPE Investor or any investors in the Permitted Equity Financing under any of the PIPE Subscription Agreements or Permitted Subscription Agreements known to the Company.

ARTICLE VIII
CONDITIONS TO CLOSING
8.1   Conditions to the Obligations of Each Party to Effect the Merger.   The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions, any one or more of which may be waived (if legally permitted) in writing by the party or parties whose obligations are conditioned thereupon:
(a)   No provisions of any applicable Law, and no Order shall prohibit or prevent the consummation of the Closing.
(b)   There shall not be any Action brought by a third party that is not an Affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the Closing.
(c)   The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.
(d)   The SPAC Stockholder Approval Matters that are submitted to the vote of the SPAC Stockholders at the SPAC Special Meeting in accordance with the Proxy Statement and the SPAC Charter shall have been approved by the requisite vote of the SPAC Stockholders at such SPAC Special Meeting in accordance with the SPAC Charter, applicable Law and the Proxy Statement (the “Required SPAC Stockholder Approval”).
(e)   This Agreement, the Merger and other transactions contemplated hereby (including the Recapitalization), that are submitted to the vote of the Company Shareholders at the Company Special Meeting in accordance with the Cayman Companies Law, the Company Charter and the Listing Rules shall have been approved by the requisite vote of the Company Shareholders at such Company Special Meeting in accordance with the Cayman Companies Law, the Company Charter and the Listing Rules (the “Required Company Shareholder Approval”).
(f)   (i) The Company’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Closing, the Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq and the Company shall not have received any notice of non-compliance therewith, and (ii) the Company Shares to be issued as the Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance (collectively, the “Company US Listing Approval”).
(g)   The Registration Statement shall have been approved by the HKSE and registered as a prospectus in Hong Kong pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong).
(h)   The Listing Committee of the HKSE shall have granted the approval for the listing of and the permission to deal in all the Company Shares to be issued as the Merger Consideration, and such approval shall remain valid and effective (the “Company HK Listing Approval”).
(i)   After deducting the SPAC Stockholder Redemption Amount, the SPAC shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).
(j)   The Recapitalization shall have been completed in accordance with the terms hereof and the Company Charter.
(k)   The Existing ADR Facility shall have been terminated.
8.2   Additional Conditions to Obligations of the SPAC.   The obligation of the SPAC to consummate the Closing is subject to the satisfaction, or the waiver at the SPAC’s sole and absolute discretion, of all the following further conditions:
(a)   The Company and Merger Sub shall have duly performed all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b)   All of the representations and warranties of the Company contained in Article IV of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall (i) be true and correct at and as of the date of this Agreement except as provided in the Company Disclosure Letter pursuant to Article IV, and (ii) be true and correct as of the Closing Date except as provided in the Company Disclosure Letter (except with respect to the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), in each case of the foregoing sub-clauses (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.
(c)   No Company Material Adverse Effect shall have occurred since the Signing Date which is continuing.
8.3   Additional Conditions to Obligations of the Company.   The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s sole and absolute discretion, of all of the following further conditions:
(a)   The SPAC shall have duly performed all of its obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.
(b)   All of the representations and warranties of the SPAC contained in Article V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or SPAC Material Adverse Effect, regardless of whether it involved a known risk, shall (i) be true and correct at and as of the date of this Agreement except as provided in the SPAC Disclosure Letter pursuant to Article V, and (ii) be true and correct as of the Closing Date except as provided in the SPAC Disclosure Letter (except with respect to the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), in each case of the foregoing sub-clauses (i) and (ii), other than as would not in the aggregate reasonably be expected to have a SPAC Material Adverse Effect.
(c)   No SPAC Material Adverse Effect shall have occurred since the Signing Date which is continuing.
(d)   From the date hereof until the Closing, the SPAC shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the SPAC.
(e)   SPAC shall remain listed on Nasdaq through the Closing Date.
(f)   The Available Closing Cash Amount shall not be less than US$35,000,000.
ARTICLE IX
GOVERNING LAW AND DISPUTE RESOLUTION
9.1   Governing Law.   This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and enforced in accordance with the Laws (both substantive and procedural) of the State of New York applicable to contracts made and to be performed in that State, without regard to the conflict of laws principles thereof that would apply the laws of any other jurisdiction.
9.2   Jurisdiction.   The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York in New York County in respect of any matter or dispute resulting from or arising out of the execution, performance, interpretation, enforcement, breach or termination of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined by such a New York State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 11.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
9.3   Waiver of Jury Trial; Exemplary Damages.
(a)   THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.
(b)   Each of the parties acknowledges that it has been represented in connection with the signing of this waiver by independent legal counsel selected by such party and that such party has discussed the legal consequences and import of this waiver with its legal counsel. Each of the parties further acknowledges that it has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with its legal counsel.
ARTICLE X
TERMINATION
10.1   Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing only as follows:
(a)   by mutual written consent of the Company and the SPAC;
(b)   by written notice from the Company or the SPAC to the other if any Authority shall have enacted, issued, promulgated, enforced or entered any Order which has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;
(c)   by written notice from the Company or the SPAC to the other if the Closing has not occurred by the date that is the end of a nine (9)-month period from the date hereof (the “Long Stop Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made; provided that the Long Stop Date may be extended to a later date by mutual written consent of the Company and SPAC, in which case such later date shall be deemed the Long Stop Date for purposes of this Agreement;
(d)   by written notice from the Company to the SPAC, without prejudice to any rights or obligations the Company may have, if the SPAC shall have materially breached any of its covenants, agreements, representations and warranties contained herein or in any Additional Agreement to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by the SPAC of a notice describing in reasonable detail the nature of such breach, which termination right shall not be exercisable by the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;
(e)   by written notice from the Company to the SPAC, if the Required SPAC Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC

Special Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement;
(f)   by written notice from the Company to the SPAC if there has been a SPAC Change of Recommendation;
(g)   by written notice from the SPAC to the Company, without prejudice to any rights or obligations the SPAC may have, if the Company or Merger Sub shall have materially breached any of its representations, warranties, agreements or covenants contained herein or in any Additional Agreement to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach, which termination right shall not be exercisable by the SPAC if the SPAC is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; or
(h)   by written notice from the SPAC to the Company if the Required Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Special Meeting.
10.2   Effect of Termination.   Except as otherwise set forth in this Section 10.2 or Section 11.12 (Further Assurance; Enforcement), in the event of the valid termination of this Agreement pursuant to Section 10.1 (Termination), this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its Affiliates, or its and Affiliates’ Representatives, other than liability of any party for any fraud or any intentional and willful breach of this Agreement by such party occurring prior to such termination. The provisions of Article IX (Governing Law and Dispute Resolution) through Article XI (Miscellaneous), inclusive, shall survive any termination hereof (collectively, the” Surviving Provisions “) and any other Section or Article of this Agreement referenced in the Surviving Provisions to the extent required to survive in order to give effect to the Surviving Provisions, and the NDA, shall in each case survive any termination of this Agreement pursuant to the terms and conditions of this Agreement and the NDA, respectively.
ARTICLE XI
MISCELLANEOUS
11.1   Notices.   Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:
if to the Company or Merger Sub, to:
Hypebeast Limited
40/F, Cable TV Tower
No. 9 Hoi Shing Road, Tsuen Wan
New Territories, Hong Kong
Attn: Patrick Wong
Email: patrick.wong@101medialab.com
with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attn: Daniel Dusek, Nicholas Norris, Joey Chau, Joseph Raymond Casey
Email: daniel.dusek@kirkland.com, nicholas.norris@kirkland.com, joey.chau@kirkland.com, joseph.casey@kirkland.com if to SPAC:
Iron Spark I Inc.
125 N Cache St.
Second Floor
Jackson, Wyoming 83001
Attn: Joshua L. Spear
Email: josh@ironspark.com
with a copy to (which shall not constitute notice):
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso
Email: gcaruso@loeb.com
11.2   Amendments; No Waivers; Remedies.
(a)   This Agreement cannot be amended, except by a writing signed by each of the SPAC and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.
(b)   Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.
(c)   Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.
(d)   Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.
11.3   Arm’s Length Bargaining; No Presumption Against Drafter.   This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between or among the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.
11.4   Publicity.   Except as required by Law (including the Listing Rules) and except with respect to the SPAC SEC Documents, the Company HKSE Filings (including the Required Company Shareholder Communications), the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by Law (including the Listing Rules), the parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.
11.5   Expenses.   Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein. Notwithstanding the foregoing,

(a) any filing fees with respect to any regulatory or governmental filings shall be shared equally by the Company and the SPAC; (b) in the event that this Agreement is terminated pursuant to Section 10.1(a), Section 10.1(d) or Section 10.1(e), the SPAC shall pay or reimburse or shall cause to be paid or reimbursed the Company for all fees and expenses incurred by the Company in connection with the preparation and delivery of the PCAOB Financial Statements; and (c) in no event shall any SPAC Stockholder be entitled in its capacity as a stockholder of SPAC to reimbursement or repayment of any costs or expenses incurred in respect of the transactions contemplated by this Agreement or any Additional Agreement.
11.6   No Assignment or Delegation.   No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.
11.7   Non-Survival of Representations, Warranties and Covenants.   Except for those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Closing, and then only with respect to any breaches occurring after the Closing or as otherwise contemplated by Section 10.2 (Effect of Termination), the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including any confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof).
11.8   Counterparts; Facsimile Signatures.   This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages (including by email or in .pdf format) that together (but need not individually) bear the signatures of all other parties.
11.9   Entire Agreement.   This Agreement together with the Additional Agreements and the NDA, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), including the LOI, all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.
11.10   Severability.   A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.
11.11   Construction of Certain Terms and References; Captions.   In this Agreement and unless the context of this Agreement otherwise requires or unless otherwise specified:
(a)   References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.
(b)   (i) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) “party” means a party signatory hereto; (iii) any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others; “including” means “including without limitation;” (iv) “or” means “and/or;” (v) “any” means “any one, more than one, or all;” (vi) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (vii) the word “will” shall be construed to have the same meaning as the word “shall”; (viii) each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (ix) references to “written” or “in writing” include in electronic form; (x) any financial or accounting term has the meaning of the term under IFRSs or HKFRSs (as applicable) as consistently applied heretofore by the Company Group throughout the respective periods involved; and (xi) a reference to any Person includes such Person’s predecessors, successors and permitted assigns.
(c)   Any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered section in the relevant Disclosure Letter means the same-numbered section of such Disclosure Letter.
(d)   If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.
(e)   Captions, headings and the table of contents contained in this Agreement are not a part of this Agreement, but are included for convenience only.
(f)   Capitalized terms used in the Exhibits and the Disclosure Letter and not otherwise defined therein have the meanings given to them in this Agreement.
11.12   Further Assurances; Enforcement.   Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement. Each party agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.
11.13   Third Party Beneficiaries.   Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto; provided that (a) the D&O Indemnified Persons (and their successors, heirs and Representatives) are intended third-party beneficiaries of, and may enforce, Section 6.9(a); and (b) each Company Counsel (and their respective successors, heirs and Representatives) is an intended third-party beneficiary of, and may enforce, Section 11.16 (Conflicts and Privilege).
11.14   Waiver.   Reference is made to the final IPO prospectus of the SPAC, dated June 8, 2021 (the “Prospectus”). The Company has read the Prospectus and understand that the SPAC has established the Trust Account for the benefit of the public stockholders of the SPAC and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the SPAC may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of the SPAC agreeing to enter into this Agreement, the Company hereby agrees, notwithstanding any other provision of this Agreement or otherwise, that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, Contracts or agreements with the SPAC.
11.15   Disclosure Letters.   The Company Disclosure Letter and the SPAC Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter or the SPAC Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter to which it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality or that the facts underlying such information constitute a Company Material Adverse Effect or a SPAC Material Adverse Effect, as applicable.
11.16   Conflicts and Privilege.   The parties agree that, notwithstanding the fact that Kirkland & Ellis LLP (the “Company Counsel”) may have, prior to the Closing, represented the Company and Merger Sub in connection with this Agreement, the Additional Agreements and the Transactions, and has also represented the Company, the Merger Sub and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, the Company Counsel will be permitted in the future, after the Closing, to represent the shareholders or holders of other equity interests of the Company on or prior to the Closing or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (each a “Designated Person”) in connection with matters in which such Persons are adverse to the Surviving Corporation, including any disputes arising out of, or related to, this Agreement. The Company and the Merger Sub hereby agree, in advance, to waive (and to cause their respective Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with the Company Counsel’s future representation of any Designated Person in which the interests of such Person are adverse to the interests of the Company and/or the Merger Sub or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by the Company Counsel of any Designated Person. The parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company and each other Designated Person shall be deemed the client of the Company Counsel with respect to the negotiation, execution and performance of this Agreement and the Additional Agreements. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the relevant Designated Person, shall be controlled by such Designated Person and shall not pass to or be claimed by the Surviving Corporation.
[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
SPAC: IRON SPARK I INC.
By: /s/ Joshua L. Spear Name: Joshua L. Spear Title: Chief Executive Officer and Director
Signature Page to Merger Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
Company: HYPEBEAST LIMITED
By: /s/ Kevin Ma Name: Kevin Ma Title: Authorized Signatory
Signature Page to Merger Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
Merger Sub: HYPEBEAST WAGMI INC.
By: /s/ Kevin Ma Name: Kevin Ma Title: President
Signature Page to Merger Agreement

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.
The memorandum and articles of association of Hypebeast that will become effective immediately prior to the completion of Business Combination provide that we shall indemnify our directors and officers (each, an “indemnified person”) to the maximum extent permitted by law against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his/her duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21.   Exhibits and Financial Statement Schedules.
Exhibit Number	Description
2.1+	Agreement and Plan of Merger by and among ISAA, Hypebeast Limited, and Merger Sub (included as Annex A to the proxy statement/prospectus)
3.1**	ISAA Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)
3.2**	Memorandum and Articles of Association of Hypebeast Limited
4.1*	Specimen Ordinary Share Certificate of Hypebeast Limited
5.1*	Opinion of Kirkland & Ellis LLP
10.1**
Letter Agreements, dated June 8, 2021, by and among ISAA and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)

10.2**	Investment Management Trust Agreement, dated June 8, 2021, by and between ISAA and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)
10.3**
Registration Rights Agreement, dated June 8, 2021 by and among ISAA and certain security holders (incorporated by reference to Exhibit 10.3 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)

10.4**
Administrative Support Agreement, dated June 8, 2021, by and between ISAA and the Sponsor (incorporated by reference to Exhibit 10.4 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)

10.5**
Indemnity Agreement, dated June 8, 202, by and between ISAA and each of the officers and directors of ISAA (incorporated by reference to Exhibit 10.5 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)

10.6**
Private Placement Shares Subscription Agreement, dated June 8, 2021, by and between ISAA and the Sponsor (incorporated by reference to Exhibit 10.6 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 14, 2021)

10.5**
Registration Rights Agreement, dated April 3, 2022, by and among Hypebeast Limited and the Investors named therein (incorporated by reference to Exhibit 10.6 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2022)

10.6**	Sponsor Support Agreement, dated April 3, 2022, by and among Hypebeast Limited, ISAA, the Sponsor, and the other parties named therein (incorporated by reference to Exhibit 10.2 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2022)
10.7**	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2022)
10.8**	Sponsor Lock-up Agreement, dated April 3, 2022, by and among Hypebeast Limited, the Sponsor, and the other parties named therein (incorporated by reference to Exhibit 10.3 to ISAA’s Current Report on Form 8- K filed with the Securities & Exchange Commission on April 4, 2022)
10.9**	Company Shareholder Support Agreement, dated Apil 3, 2022, by and among Hypebeast Limited, ISAA, and CORE Capital Group Limited (incorporated by reference to Exhibit 10.4 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2022)
10.10**	Company Shareholder Lock-up Agrement, dated April 3, 2022, by and among Hypebeast Limited and CORE Capital Group Limited (incorporated by reference to Exhibit 10.5 to ISAA’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 4, 2022)
21.1**	Subsidiaries of Registrant

Exhibit Number	Description
23.1	Consent of Deloitte Touche Tohmatsu
23.2	Consent of Marcum LLP
23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.4**	Consent of Joshua L. Spear to be named as a director nominee.
23.5**	Consent of Trevor A. Edwards to be named as a director nominee.
24.1**	Power of Attorney (included on signature page hereto)
99.1*	Form of Proxy for Special Meeting
99.2	Annual Results for the Year Ended March 31, 2022 of Hypebeast Limited
107**	Filing Fee Table

*
To be filed by Amendment

**
Previously filed

+
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22.   Undertakings
A.
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)
For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.
The undersigned registrant hereby undertakes:

(1)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)
that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

A.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.
The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 29, 2022.
Hypebeast Limited
By:
/s/ Kevin Ma

Name: Kevin Ma
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2022.
Signature	Title
/s/ Kevin Ma Kevin Ma	Chairman, Director and Chief Executive Officer
/s/ Janice Lee Janice Lee	Director
/s/ Susanna Kwan Susanna Kwan	Director
/s/ Carmen Poon Carmen Poon	Director
/s/ Henry Wong Henry Wong	Director
/s/ Patrick Wong Patrick Wong	Chief Financial Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE
IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Hypebeast Limited, has signed this registration statement or amendment thereto on June 29, 2022.
Authorized U.S. Representative
By:
/s/ Huan Nguyen

Name: Huan Nguyen
Title:  Chief Revenue Officer